FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-206677-13

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated February 22, 2017, may be amended or completed prior to time of sale.

$525,510,000 (Approximate)

WELLS FARGO COMMERCIAL MORTGAGE TRUST 2017-RC1
(Central Index Key Number 0001695924)
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)

as Depositor

Rialto Mortgage Finance, LLC
(Central Index Key Number 0001592182)

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)

Argentic Real Estate Finance LLC
(Central Index Key Number 0001624053)

National Cooperative Bank, N.A.
(Central Index Key Number 0001577313)

C-III Commercial Mortgage LLC
(Central Index Key Number 0001541214)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2017-RC1

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2017-RC1 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class D, Class X-E, Class E, Class X-F, Class F, Class X-G, Class G and Class R certificates and the RR Interest) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named Wells Fargo Commercial Mortgage Trust 2017-RC1. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in April 2017. The rated final distribution date for the certificates is January 2060.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$20,099,000%		(5)	December 2021
Class A-2	$73,875,000%		(5)	February 2022
Class A-3	$100,000,000%		(5)	January 2027
Class A-4	$201,209,000%		(5)	February 2027
Class A-SB	$27,034,000%		(5)	December 2025
Class A-S	$46,746,000%		(5)	February 2027
Class X-A	$422,217,000	(6)%	Variable(7)	NAP
Class X-B	$103,293,000	(8)%	Variable(9)	NAP
Class B	$29,404,000%		(5)	February 2027
Class C	$27,143,000%		(5)	March 2027

(Footnotes on table on pages 3 and 4)

You should carefully consider the risk factors beginning on page 57 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.
The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, Academy Securities, Inc. and Citigroup Global Markets Inc. will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC is acting as lead manager and sole bookrunner with respect to 100% of each class of offered certificates. Academy Securities, Inc. and Citigroup Global Markets Inc. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about March 14, 2017. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately         % of the aggregate certificate balance of the offered certificates, plus accrued interest from March 1, 2017, before deducting expenses payable by the depositor.

Wells Fargo Securities Lead Manager and Sole Bookrunner
Academy Securities Co-Manager		Citigroup Co-Manager

                , 2017

Wells Fargo Commercial Mortgage Trust 2017-RC1

Commercial Mortgage Pass-Through Certificates, Series 2017-RC1

Kansas
1 property
$7,000,000
1.1% of total
Missouri
1 property
$5,991,406
0.9% of total
Illinois
1 property
$3,000,000
0.5% of total
Indiana
10 properties
$38,736,064
6.1% of total
Michigan
6 properties
$26,021,686
4.1% of total
New York
16 properties
$58,216,353
9.2% of total
Oregon
1 property
$1,421,701
0.2% of total
Ohio
4 properties
$35,685,747
5.6% of total
Virginia
2 properties
$57,300,000
9.0% of total
California
6 properties
$89,996,591
14.2% of total
North Carolina
4 properties
$46,394,342
7.3% of total
South Carolina
1 property
$11,550,000
1.8% of total
Arizona
1 property
$9,569,103
1.5% of total
Colorado
1 property
$2,450,000
0.4% of total
Georgia
3 properties
$23,545,922
3.7% of total
Oklahoma
1 property
$5,662,000
0.9% of total
Louisiana
1 property
$22,000,000
3.5% of total
Tennessee
1 property
$38,350,000
6.0% of total
Florida
4 properties
$47,699,237
7.5% of total
Texas
12 properties
$76,623,579
12.1% of total
Alabama
1 property
$27,700,000
4.4% of total
Percentage of Cut-Off Date Balance
<1.0%
1.0% – 5.0%
5.1% – 14.2%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass- Through Rate	Pass- Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$20,099,000		30.000%	%	(5)	December 2021	2.69	04/17 – 12/21
A-2	$73,875,000		30.000%	%	(5)	February 2022	4.81	12/21 – 02/22
A-3	$100,000,000		30.000%	%	(5)	January 2027	9.64	12/25 – 01/27
A-4	$201,209,000		30.000%	%	(5)	February 2027	9.85	01/27 – 02/27
A-SB	$27,034,000		30.000%	%	(5)	December 2025	6.89	02/22 – 12/25
A-S	$46,746,000		22.250%	%	(5)	February 2027	9.92	02/27 – 02/27
X-A	$422,217,000	(6)	NAP	%	Variable(7)	NAP	NAP	NAP
X-B	$103,293,000	(8)	NAP	%	Variable(9)	NAP	NAP	NAP
B	$29,404,000		17.375%	%	(5)	February 2027	9.92	02/27 – 02/27
C	$27,143,000		12.875%	%	(5)	March 2027	9.99	02/27 – 03/27
Non-Offered Certificates
X-D	$30,912,000	(10)	NAP	%	Variable(11)	NAP	NAP	NAP
D	$30,912,000		7.750%	%	(5)	March 2027	10.00	03/27 – 03/27
X-E	$23,373,000	(12)	NAP	%	Variable(13)	NAP	NAP	NAP
E	$23,373,000		3.875%	%	(5)	March 2027	10.00	03/27 – 03/27
X-F	$8,293,000	(14)	NAP	%	Variable(15)	NAP	NAP	NAP
F	$8,293,000		2.500%	%	(5)	March 2027	10.00	03/27 – 03/27
X-G	$15,080,045	(16)	NAP	%	Variable(17)	NAP	NAP	NAP
G	$15,080,045		0.000%	%	(5)	March 2027	10.00	03/27 – 03/27
R(18)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Non-Offered Eligibile Vertical Interest
RR Interest	$31,745,686.60		NAP	%	WAC(19)	March 2027	8.86	04/17 – 03/27

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, are represented in the aggregate. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-retained certificates, on the other hand, pro rata, in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(6)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates. The Class X-A certificates will not be entitled to distributions of principal.

(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

3

(8)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.

(11)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The Class X-E certificates are notional amount certificates. The notional amount of the Class X-E certificates will be equal to the certificate balance of the Class E certificates outstanding from time to time. The Class X-E certificates will not be entitled to distributions of principal.

(13)	The pass-through rate for the Class X-E certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(14)	The Class X-F certificates are notional amount certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates outstanding from time to time. The Class X-F certificates will not be entitled to distributions of principal.

(15)	The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(16)	The Class X-G certificates are notional amount certificates. The notional amount of the Class X-G certificates will be equal to the certificate balance of the Class G certificates outstanding from time to time. The Class X-G certificates will not be entitled to distributions of principal.

(17)	The pass-through rate for the Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(18)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(19)	The effective interest rate for the RR Interest will be the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date.

The Class X-D, Class D, Class X-E, Class E, Class X-F, Class F, Class X-G, Class G and Class R certificates and the RR Interest are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

4

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	23
Risk Factors	57
The Certificates May Not Be a Suitable Investment for You	57
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	57
Risks Related to Market Conditions and Other External Factors	57
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	57
Other Events May Affect the Value and Liquidity of Your Investment	58
Risks Relating to the Mortgage Loans	58
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	58
Risks of Commercial and Multifamily Lending Generally	59
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	61
General	61
A Tenant Concentration May Result in Increased Losses	61
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	62
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	62
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	63
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	63
Early Lease Termination Options May Reduce Cash Flow	64
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	65
Retail Properties Have Special Risks	65
Multifamily Properties Have Special Risks	67
Residential Cooperative Properties Have Special Risks	70
Hotel Properties Have Special Risks	74
Risks Relating to Affiliation with a Franchise or Hotel Management Company	76
Office Properties Have Special Risks	77
Self Storage Properties Have Special Risks	78
Industrial Properties Have Special Risks	79
Cold Storage Properties Have Special Risks	80
Data Center Properties Have Special Risks	81
Manufactured Housing Community Properties Have Special Risks	81
Condominium Ownership May Limit Use and Improvements	83
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	84
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	85
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	86
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	87
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	88
Risks Related to Zoning Non-Compliance and Use Restrictions	91
Risks Relating to Inspections of Properties	92
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	92

5

Insurance May Not Be Available or Adequate	93
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	94
Terrorism Insurance May Not Be Available for All Mortgaged Properties	94
Risks Associated with Blanket Insurance Policies or Self-Insurance	96
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	96
Limited Information Causes Uncertainty	96
Historical Information	96
Ongoing Information	97
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	97
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	98
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	99
Static Pool Data Would Not Be Indicative of the Performance of this Pool	100
Appraisals May Not Reflect Current or Future Market Value of Each Property	100
Seasoned Mortgage Loans Present Additional Risk of Repayment	102
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	103
The Borrower’s Form of Entity May Cause Special Risks	103
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	106
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	107
Other Financings or Ability to Incur Other Indebtedness Entails Risk	108
Tenancies-in-Common May Hinder Recovery	110
Risks Relating to Enforceability of Cross-Collateralization	110
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	111
Risks Associated with One Action Rules	111
State Law Limitations on Assignments of Leases and Rents May Entail Risks	112
Various Other Laws Could Affect the Exercise of Lender’s Rights	112
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	112
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	113
Leased Fee Properties Have Special Risks	114
Increases in Real Estate Taxes May Reduce Available Funds	115
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	115
Risks Relating to Shari’ah Compliant Loans	115
Risks Related to Conflicts of Interest	116
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	116
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	119
Potential Conflicts of Interest of the Master Servicers and the Special Servicers	122
Potential Conflicts of Interest of the Operating Advisor	126
Potential Conflicts of Interest of the Asset Representations Reviewer	127

6

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	127
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	130
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Special Servicer of the Applicable Whole Loan	131
Other Potential Conflicts of Interest May Affect Your Investment	131
Other Risks Relating to the Certificates	131
The Certificates Are Limited Obligations	131
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	132
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	132
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	135
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	138
General	138
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	139
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	141
Losses and Shortfalls May Change Your Anticipated Yield	141
Risk of Early Termination	142
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	142
Payments Allocated to the RR Interest or the Non-Retained Certificates Will Not Be Available to the Non-Retained Certificates or the RR Interest, Respectively	142
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	143
You Have Limited Voting Rights	143
The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment	144
You Have Limited Rights to Replace the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	146
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	147
Risks Relating to Modifications of the Mortgage Loans	148
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	149
Risks Relating to Interest on Advances and Special Servicing Compensation	150
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	150
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	150
The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	151

7

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	152
Tax Considerations Relating to Foreclosure	152
REMIC Status	152
Material Federal Tax Considerations Regarding Original Issue Discount	153
Description of the Mortgage Pool	153
General	153
Certain Calculations and Definitions	154
Definitions	155
Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives	167
Mortgage Pool Characteristics	170
Overview	170
Property Types	172
Retail Properties	172
Multifamily Properties	173
Hospitality Properties	174
Office Properties	175
Manufactured Housing Community Properties	175
Industrial Properties	176
Self Storage Properties	176
Leased Fee Properties	176
Data Center Properties	176
Specialty Use Concentrations	176
Mortgage Loan Concentrations	178
Top Fifteen Mortgage Loans	178
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	178
Geographic Concentrations	180
Mortgaged Properties with Limited Prior Operating History	181
Tenancies-in-Common or Diversified Ownership	181
Shari’ah Compliant Loan	182
Condominium Interests	182
Residential Cooperatives	183
Fee & Leasehold Estates; Ground Leases	184
Environmental Considerations	184
Redevelopment, Renovation and Expansion	187
Assessment of Property Value and Condition	188
Litigation and Other Considerations	189
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	190
Tenant Issues	192
Tenant Concentrations	192
Lease Expirations and Terminations	192
Expirations	192
Terminations	193
Other	193
Purchase Options and Rights of First Refusal	195
Affiliated Leases	196
Insurance Considerations	196
Use Restrictions	198
Appraised Value	198
Non-Recourse Carveout Limitations	199
Real Estate and Other Tax Considerations	200
Delinquency Information	201
Certain Terms of the Mortgage Loans	201

8

Amortization of Principal	201
Due Dates; Mortgage Rates; Calculations of Interest	202
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	202
Voluntary Prepayments	204
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	205
Defeasance	206
Releases; Partial Releases	207
Escrows	208
Mortgaged Property Accounts	209
Exceptions to Underwriting Guidelines	211
Additional Indebtedness	213
General	213
Whole Loans	214
Mezzanine Indebtedness	214
Preferred Equity	217
Other Unsecured Indebtedness	217
Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives	217
The Whole Loans	220
General	220
The Non-Serviced Whole Loans	222
The Peachtree Mall Whole Loan	222
The DoubleTree by Hilton Tempe Whole Loan	226
Additional Information	230
Transaction Parties	231
The Sponsors and Mortgage Loan Sellers	231
Rialto Mortgage Finance, LLC	231
General	231
Rialto Mortgage’s Securitization Program	231
Rialto Mortgage’s Underwriting Standards and Loan Analysis	232
Review of Mortgage Loans for Which Rialto Mortgage is the Sponsor	236
Compliance with Rule 15Ga-1 under the Exchange Act	238
Retained Interests in This Securitization	238
Wells Fargo Bank, National Association	238
General	238
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	239
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	240
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	245
Compliance with Rule 15Ga-1 under the Exchange Act	247
Retained Interests in This Securitization	250
Argentic Real Estate Finance LLC	250
General	250
Argentic’s Securitization Program	250
Argentic’s Underwriting Standards and Processes	251
Review of Mortgage Loans for Which Argentic is the Sponsor	257
Compliance with Rule 15Ga-1 under the Exchange Act	258
Retained Interests in This Securitization	259
National Cooperative Bank, N.A.	259
General	259
National Cooperative Bank, N.A.’s Securitization Program	260
National Cooperative Bank, N.A.’s Underwriting Standards and Processes	260

9

Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor	265
Compliance with Rule 15Ga-1 under the Exchange Act	267
Retained Interests in This Securitization	267
C-III Commercial Mortgage LLC	267
General	267
C3CM’s Underwriting Guidelines and Processes	269
C3CM Mortgage Loan Originated by Parties Other Than C3CM	276
Exceptions	276
Review of Mortgage Loans for Which C3CM is the Sponsor	276
Compliance with Rule 15Ga-1 under the Exchange Act	278
Retained Interests in This Securitization	278
The Depositor	279
The Issuing Entity	279
The Trustee	280
The Certificate Administrator	281
The Master Servicers	284
Wells Fargo Bank, National Association	284
National Cooperative Bank, N.A.	288
The Special Servicers	292
LNR Partners, LLC.	292
National Cooperative Bank, N.A.	296
Affiliated Servicer	299
The Operating Advisor and Asset Representations Reviewer	303
The Initial Controlling Class Certificateholder	304
Credit risk retention	306
General	306
RR Interest	306
Retained Certificate Available Funds	306
Priority of Distributions	306
Allocation of Retained Certificate Realized Losses	308
Qualifying CRE Loans	308
Description of the Certificates	308
General	308
Distributions	310
Method, Timing and Amount	310
Available Funds	311
Priority of Distributions	313
Pass-Through Rates	316
Interest Distribution Amount	318
Principal Distribution Amount	319
Certain Calculations with Respect to Individual Mortgage Loans	321
Application Priority of Mortgage Loan Collections or Whole Loan Collections	322
Allocation of Yield Maintenance Charges and Prepayment Premiums	325
Assumed Final Distribution Date; Rated Final Distribution Date	326
Prepayment Interest Shortfalls	327
Subordination; Allocation of Realized Losses	329
Reports to Certificateholders; Certain Available Information	331
Certificate Administrator Reports	331
Information Available Electronically	338
Voting Rights	343
Delivery, Form, Transfer and Denomination	343
Book-Entry Registration	343

10

Definitive Certificates	347
Certificateholder Communication	347
Access to Certificateholders’ Names and Addresses	347
Requests to Communicate	347
List of Certificateholders	348
Description of the Mortgage Loan Purchase Agreements	348
General	348
Dispute Resolution Provisions	358
Asset Review Obligations	358
Pooling and Servicing Agreement	358
General	358
Assignment of the Mortgage Loans	359
Servicing Standard	359
Subservicing	361
Advances	362
P&I Advances	362
Servicing Advances	363
Nonrecoverable Advances	364
Recovery of Advances	365
Accounts	366
Withdrawals from the Collection Accounts	368
Servicing and Other Compensation and Payment of Expenses	371
General	371
Master Servicing Compensation	375
Special Servicing Compensation	377
Disclosable Special Servicer Fees	381
Certificate Administrator and Trustee Compensation	382
Operating Advisor Compensation	382
Asset Representations Reviewer Compensation	383
CREFC® Intellectual Property Royalty License Fee	384
Appraisal Reduction Amounts	384
Maintenance of Insurance	391
Modifications, Waivers and Amendments	394
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	399
Inspections	401
Collection of Operating Information	402
Special Servicing Transfer Event	402
Asset Status Report	405
Realization Upon Mortgage Loans	408
Sale of Defaulted Loans and REO Properties	411
The Directing Certificateholder	413
General	413
Major Decisions	415
Asset Status Report	418
Replacement of a Special Servicer	418
Control Termination Event and Consultation Termination Event	418
Servicing Override	421
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans	421
Limitation on Liability of Directing Certificateholder	422
The Operating Advisor	423
General	423

11

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	423
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	424
Recommendation of the Replacement of a Special Servicer	426
Eligibility of Operating Advisor	427
Other Obligations of Operating Advisor	427
Delegation of Operating Advisor’s Duties	428
Termination of the Operating Advisor With Cause	428
Rights Upon Operating Advisor Termination Event	429
Waiver of Operating Advisor Termination Event	430
Termination of the Operating Advisor Without Cause	430
Resignation of the Operating Advisor	431
Operating Advisor Compensation	431
The Asset Representations Reviewer	431
Asset Review	431
Asset Review Trigger	431
Asset Review Vote	433
Review Materials	433
Asset Review	435
Eligibility of Asset Representations Reviewer	437
Other Obligations of Asset Representations Reviewer	437
Delegation of Asset Representations Reviewer’s Duties	438
Asset Representations Reviewer Termination Events	438
Rights Upon Asset Representations Reviewer Termination Event	439
Termination of the Asset Representations Reviewer Without Cause	439
Resignation of Asset Representations Reviewer	440
Asset Representations Reviewer Compensation	440
Limitation on Liability of Risk Retention Consultation Party	440
Replacement of a Special Servicer Without Cause	441
Termination of a Master Servicer or Special Servicer for Cause	444
Servicer Termination Events	444
Rights Upon Servicer Termination Event	445
Waiver of Servicer Termination Event	446
Resignation of a Master Servicer or Special Servicer	447
Limitation on Liability; Indemnification	447
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	450
Dispute Resolution Provisions	451
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	451
Repurchase Request Delivered by a Party to the PSA	451
Resolution of a Repurchase Request	452
Mediation and Arbitration Provisions	455
Servicing of the Non-Serviced Mortgage Loans	456
Servicing of the Peachtree Mall Mortgage Loan	456
Servicing of the DoubleTree by Hilton Tempe Mortgage Loan	459
Rating Agency Confirmations	462
Evidence as to Compliance	464
Limitation on Rights of Certificateholders to Institute a Proceeding	465
Termination; Retirement of Certificates	466
Amendment	468
Resignation and Removal of the Trustee and the Certificate Administrator	470
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	472

12

Certain Legal Aspects of Mortgage Loans	472
General	474
Types of Mortgage Instruments	474
Leases and Rents	474
Personalty	475
Foreclosure	475
General	475
Foreclosure Procedures Vary from State to State	475
Judicial Foreclosure	476
Equitable and Other Limitations on Enforceability of Certain Provisions	476
Nonjudicial Foreclosure/Power of Sale	476
Public Sale	477
Rights of Redemption	478
Anti-Deficiency Legislation	478
Leasehold Considerations	479
Cooperative Shares	479
Bankruptcy Laws	480
Environmental Considerations	486
General	486
Superlien Laws	486
CERCLA	486
Certain Other Federal and State Laws	487
Additional Considerations	488
Due-on-Sale and Due-on-Encumbrance Provisions	488
Subordinate Financing	488
Default Interest and Limitations on Prepayments	489
Applicability of Usury Laws	489
Americans with Disabilities Act	489
Servicemembers Civil Relief Act	490
Anti-Money Laundering, Economic Sanctions and Bribery	490
Potential Forfeiture of Assets	491
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	491
Pending Legal Proceedings Involving Transaction Parties	494
Use of Proceeds	494
Yield and Maturity Considerations	494
Yield Considerations	494
General	494
Rate and Timing of Principal Payments	494
Losses and Shortfalls	496
Certain Relevant Factors Affecting Loan Payments and Defaults	496
Delay in Payment of Distributions	497
Yield on the Certificates with Notional Amounts	498
Weighted Average Life	498
Pre-Tax Yield to Maturity Tables	503
Material Federal Income Tax Considerations	506
General	506
Qualification as a REMIC	507
Status of Offered Certificates	509
Taxation of Regular Interests	510
General	510
Original Issue Discount	510
Acquisition Premium	512

13

Market Discount	512
Premium	513
Election To Treat All Interest Under the Constant Yield Method	514
Treatment of Losses	514
Yield Maintenance Charges and Prepayment Premiums	515
Sale or Exchange of Regular Interests	515
Taxes That May Be Imposed on a REMIC	516
Prohibited Transactions	516
Contributions to a REMIC After the Startup Day	516
Net Income from Foreclosure Property	517
Bipartisan Budget Act of 2015	517
Taxation of Certain Foreign Investors	518
FATCA	519
Backup Withholding	519
Information Reporting	519
3.8% Medicare Tax on “Net Investment Income”	520
Reporting Requirements	520
Certain State and Local Tax Considerations	521
Method of Distribution (Underwriter)	521
Incorporation of Certain Information by Reference	523
Where You Can Find More Information	524
Financial Information	524
Certain ERISA Considerations	525
General	525
Plan Asset Regulations	525
Administrative Exemptions	526
Insurance Company General Accounts	528
Legal Investment	529
Legal Matters	530
Ratings	530
Index of Defined Terms	533

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1

Annex B:	Form of Distribution Date Statement	B-1

Annex C:	Form of Operating Advisor Annual Report	C-1

Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

14

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, EITHER MASTER SERVICER, EITHER SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR

15

INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on page 23 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, commencing on page 57 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 533 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the applicable master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS

16

FOR OFFERS OF CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A) TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B) TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE DEPOSITOR FOR ANY SUCH OFFER; OR

(C) IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

17

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”)) RECEIVED BY IT IN CONNECTION

18

WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE

19

CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN

20

CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

SOUTH KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR A PUBLIC OFFERING IN KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE KOREAN LAWS AND REGULATIONS, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE

21

SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

22

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2017-RC1.

Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28288–0166 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.

Issuing Entity	Wells Fargo Commercial Mortgage Trust 2017-RC1, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are:

●	Rialto Mortgage Finance, LLC, a Delaware limited liability company

●	Wells Fargo Bank, National Association, a national banking association

●	Argentic Real Estate Finance LLC, a Delaware limited liability company

●	National Cooperative Bank, N.A., a national banking association

●	C-III Commercial Mortgage LLC, a Delaware limited liability company

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

23

The sponsors originated, co-originated or acquired, and will transfer to the depositor, the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans
Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Rialto Mortgage Finance, LLC	15	$195,679,959	30.8%
Wells Fargo Bank, National Association	11	189,611,681	29.9
Argentic Real Estate Finance LLC	13	171,940,926	27.1
National Cooperative Bank, N.A.(1).	15	49,229,160	7.8
C-III Commercial Mortgage LLC(2)	7	28,452,006	4.5
Total	61	$634,913,732	100.0%

(1)	Thirteen (13) of the fifteen (15) mortgage loans for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such mortgage loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

(2)	The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Airport Landing Apartments, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, for which C-III Commercial Mortgage LLC is the mortgage loan seller, was originated by PNC Bank, National Association in May 2001, included in the CSFB 2001-CP4 commercial mortgage securitization and acquired by C-III Commercial Mortgage LLC through an affiliate as part of a “clean-up call” of that securitization in November 2016. In connection with its acquisition of such mortgage loan, C-III Commercial Mortgage LLC performed a limited re-underwriting of such mortgage loan to confirm whether it complied, as of the date of acquisition, with the underwriting guidelines of C-III Commercial Mortgage LLC.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicers	Wells Fargo Bank, National Association will be the master servicer with respect to forty-six (46) of the mortgage loans, representing 92.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. National Cooperative Bank, N.A. will act as the master servicer under the pooling and servicing agreement with respect to fifteen (15) of the mortgage loans (namely, those mortgage loans that are expected to be sold to the depositor by National Cooperative Bank, N.A.), representing 7.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each master servicer will be responsible for the master servicing and administration of the applicable mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—

24

Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Master Servicers” and “Pooling and Servicing Agreement”.

The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicers	LNR Partners, LLC, a Florida limited liability company is expected to be the special servicer with respect to forty-six (46) of the mortgage loans, representing 92.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. National Cooperative Bank, N.A. will act as the special servicer under the pooling and servicing agreement with respect to fifteen (15) of the mortgage loans (namely, those mortgage loans that are secured by residential cooperative properties and are expected to be sold to the depositor by National Cooperative Bank, N.A.), representing 7.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. LNR Partners, LLC and National Cooperative Bank, N.A. will each act as special servicer with respect to the applicable mortgage loans (other than any excluded special servicer loans) and any related companion loan. LNR Partners, LLC and National Cooperative Bank, N.A., in their respective capacities as special servicers, will be responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating and providing or withholding consent as to certain major decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing offices of LNR Partners, LLC are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, and its

25

telephone number is (305) 695-5600. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Special Servicers” and “Pooling and Servicing Agreement”.

If the applicable special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder. For the avoidance of doubt, with respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a borrower party solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s). After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer; provided that if the resigning special servicer fails to appoint the related excluded special servicer within 30 days of the special servicer’s notice of resignation, such resigning special servicer will, at its own expense, petition any court of competent jurisdiction for the appointment of an excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

26

LNR Partners, LLC is expected to be appointed to be a special servicer by Argentic Investment Management, LLC, a Delaware limited liability company, which, on the closing date, is expected to be appointed as the initial directing certificateholder. Argentic Investment Management, LLC also consented to the appointment of National Cooperative Bank, N.A. as special servicer with respect to fifteen (15) mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A., and may replace National Cooperative Bank, N.A. in such capacity pursuant to the terms of the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: WFCM 2017-RC1. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55479. See “Transaction Parties—The

27

Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicers, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement).

With respect to the directing certificateholder or the holder of the majority of the controlling class

28

certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof. However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The controlling class will be the most subordinate class of the Class E, Class F and Class G certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that during such time as the Class E certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that on the closing date, Argentic Investment Management, LLC will be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan or (ii) any excluded loan with respect to the directing certificateholder).

Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling

29

and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention Consultation Party	The risk retention consultation party will have certain non-binding consultation rights in certain circumstances with respect to any specially serviced loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will generally be the party selected by the holder or holders of more than 50% of the RR Interest (by certificate balance). Wells Fargo Bank, National Association is expected to be appointed as the initial risk retention consultation party.

With respect to the risk retention consultation party or the holder of the majority of the RR Interest, an “excluded loan” is a mortgage loan or whole loan with respect to which the risk retention consultation party or the holder of the majority of the RR Interest is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Initial Controlling Class Certificateholder	It is anticipated that on the closing date, Argentic Securities I Cayman Limited (“ASI”), a majority owned affiliate of Argentic Securities Holdings Cayman Limited (“ASH”) will purchase the Class X-E, Class E, Class X-F, Class F, Class X-G and Class G certificates and will hold, in accordance with an agreement with the depositor (directly and/or through one or more majority-owned affiliates), such certificates until the earliest of (i) the fifth anniversary of the closing date, (ii) the date that is the later of (A) the date on which the total unpaid principal balance of the mortgage loans has been reduced to 33% of the total unpaid principal balance of the mortgage loans as of the cut-off date and (B) the date on which the total outstanding certificate balance of the certificates has been reduced to 33% of the total outstanding certificate balance of the certificates as of the closing date, (iii) the date on which all of the mortgage loans have been defeased, and (iv) the date on which the U.S. credit risk retention requirements have been effectively abolished or officially determined by the applicable regulatory agencies to be no longer applicable to this securitization. It is expected that ASH and ASI generally will agree not to enter into certain financing, hedging, pledging or hypothecation or similar

30

transactions during such holding period if such transaction would be prohibited under the U.S. credit risk retention requirements if ASI’s purchase of such certificates were intended to satisfy the U.S. credit risk retention requirements. However, investors should note that the foregoing arrangement will be between ASH, ASI and the depositor and neither ASH nor ASI has agreed to comply with all the rules applicable to a “third party purchaser” under the U.S. credit risk retention requirements. The expected retention by ASI is not intended to satisfy the U.S. credit risk retention requirements. No assurance can be given that the depositor will not waive one or more of the requirements in that agreement.

Certain Affiliations and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in March 2017 (or, in the case of any mortgage loan that has its first due date in April 2017, the date that would have been its due date in March 2017 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about March 14, 2017.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in April 2017.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

31

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in Florida, Maryland, North Carolina, New York, California or any of the jurisdictions in which the respective primary servicing offices of either master servicer or either special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution Date; Rated
Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	December 2021
Class A-2	February 2022
Class A-3	January 2027
Class A-4	February 2027
Class A-SB	December 2025
Class A-S	February 2027
Class X-A	NAP
Class X-B	NAP
Class B	February 2027
Class C	March 2027

The rated final distribution date will be the distribution date in January 2060.

32

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2017-RC1:

●	Class A-1

●	Class A-2

●	Class A-3

●	Class A-4

●	Class A-SB

●	Class A-S

●	Class X-A

●	Class X-B

●	Class B

●	Class C

The certificates of this Series will consist of the above classes and the RR Interest and the following classes that are not being offered by this prospectus: Class X-

33

D, Class D, Class X-E, Class E, Class X-F, Class F, Class X-G, Class G and Class R. The RR Interest is not being offered by this prospectus.

Certificate Balances and Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$ 20,099,000	3.166%	30.000%
Class A-2	$ 73,875,000	11.635%	30.000%
Class A-3	$ 100,000,000	15.750%	30.000%
Class A-4	$ 201,209,000	31.691%	30.000%
Class A-SB	$ 27,034,000	4.258%	30.000%
Class A-S	$ 46,746,000	7.363%	22.250%
Class X-A	$ 422,217,000	NAP	NAP
Class X-B	$ 103,293,000	NAP	NAP
Class B	$ 29,404,000	4.631%	17.375%
Class C	$ 27,143,000	4.275%	12.875%

(1)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates in the aggregate. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-retained certificates, on the other hand, pro rata, in accordance with their respective percentage allocation entitlement. See “Credit Risk Retention”.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approx. Initial Pass-Through Rate(1)
Class A-1%
Class A-2%
Class A-3%
Class A-4%
Class A-SB	%
Class A-S	%
Class X-A	%
Class X-B	%
Class B	%
Class C	%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B and Class C certificates will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted

34

average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by either special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and Administration Fees	Each of the master servicers and the special servicers is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only) and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

35

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) at a servicing fee rate equal to a per annum rate ranging from 0.00500% to 0.08250%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to (i) with respect to LNR Partners, LLC, the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of $3,500 for the related month and (ii) with respect to National Cooperative Bank, N.A., the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of $1,000 for the related month. Neither special servicer will be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) will be paid by the applicable master servicer or special servicer, respectively, out of the fees described above.

The master servicers and special servicers are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.01030%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $290 per month.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any non-serviced mortgage loan and any related companion loan) at a per annum rate equal to

36

0.00240%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00043%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Termination of a Master Servicer or Special Servicer For Cause—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be

37

entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS
Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
Peachtree Mall	0.0025% per annum	0.25%
DoubleTree by Hilton Tempe	0.0025% per annum	0.25%

(1)	Included as part of the Servicing Fee Rate.

Distributions

A. Allocation between RR Interest and Non-Retained Certificates

The aggregate amount available for distributions to holders of the certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and for distribution to all other certificates, on the other hand. The certificates other than the RR Interest are referred to in this prospectus as the “non-retained certificates”. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the non-retained certificates will at all times be the product of such amount multiplied by 95%, in each case such percentages being referred to in this

38

prospectus as their respective “percentage allocation entitlement”.

B. Amount and Order of Distributions on Non-Retained Certificates

On each distribution date, funds available for distribution to the non-retained certificates (other than any yield maintenance charges and prepayment premiums) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero, and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and other than the RR Interest has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, for any previously unreimbursed losses on the

39

mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-D and Class R certificates and the RR Interest) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

40

For more detailed information regarding distributions on the non-retained certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) and the RR Interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—RR Interest—Priority of Distributions”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

D. Yield Maintenance Charges, Prepayment Premiums

Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the RR Interest, on the one hand, and the non-retained certificates, on the other hand, in accordance with their respective percentage allocation entitlements. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the non-retained certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E. Subordination, Allocation of Losses and Certain Expenses

The chart below describes the manner in which the payment rights of certain classes of non-retained certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-retained certificates. The chart also shows the allocation between the RR Interest and the non-retained certificates and the corresponding entitlement to receive principal and/or interest of certain classes of non-retained certificates on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated between the RR Interest and the non-retained certificates and the

41

manner in which losses allocated to the non-retained certificates are further allocated to certain classes of those certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D, Class X-E, Class X-F, Class X-G and Class R certificates and other than the RR Interest) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A, Class X-B and Class X-D certificates are interest-only certificates.

(2)	The Class X-D certificates and RR Interest are non-offered certificates.

(3)	Other than the Class X-D and Class R certificates and RR Interest. The Class X-E, Class X-F and Class X-G certificates are interest-only certificates.

Other than the subordination of certain classes of non-retained certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2,

42

Class A-3, Class A-4 and Class A-SB certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—RR Interest—Allocation of Retained Certificate Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

F. Shortfalls in Available Funds	Shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the RR Interest and non-retained certificates. The reduction in amounts available for distribution to the non-retained certificates will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that either special servicer is entitled to receive;

●	interest on advances made by either master servicer, either special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by either master

43

servicer will be allocated between the RR Interest, on the one hand, and the non-retained certificates, on the other hand, in accordance with their respective percentage allocation entitlement. The prepayment interest shortfalls allocated to the non-retained certificates are required to be further allocated among the classes of non-retained certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances	Each master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan) serviced by that master servicer, unless in each case, such master servicer or the applicable special servicer determines that the advance would be nonrecoverable. None of the master servicers or the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which a master servicer will not be required to advance a full month of principal and/or interest. If either master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by either master servicer, such master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

None of the master servicers, the special servicers, or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

See “Pooling and Servicing Agreement—Advances”.

44

B. Property Protection

Advances	Each master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicers will have no obligation to make any property protection advances (although they may elect to make them in an emergency circumstance). If either special servicer makes a property protection advance, the applicable master servicer will be required to reimburse such special servicer for that advance (unless the applicable master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the related collection account) and such master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.

If either master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicers, the special servicers or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicers, the special servicers and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable

45

on the certificates. Neither the master servicers nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 61 fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee estate of the related borrower in 78 commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $634,913,732.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 61 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

46

Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(2)	Whole Loan LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(2)
Peachtree Mall	$11,352,804	1.8%	$67,543,696	N/A	56.4%	56.4%	1.85x	1.85x
DoubleTree by Hilton Tempe	$9,569,103	1.5%	$10,964,598	N/A	63.6%	63.6%	1.69x	1.69x

(1)	Any unsecuritized pari passu companion loan may be further split.

(2)	Calculated including any related pari passu companion loans.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Peachtree Mall	CSAIL 2016-C7	1.8%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
DoubleTree by Hilton Tempe	WFCM 2016-C37	1.5%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Certificateholder
Peachtree Mall	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III Debt AIV, LP
DoubleTree by Hilton Tempe	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Trimont Real Estate Advisors, LLC	Prime Finance CMBS B-Piece Holdco VI, L.P.

(1)	As of the closing date of the related securitization.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically

47

provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$634,913,732
Number of mortgage loans	61
Number of mortgaged properties	78
Number of crossed loans	0
Crossed loans as a percentage	0.0%
Range of Cut-off Date Balances	$1,000,000 to $55,000,000
Average Cut-off Date Balance	$10,408,422
Range of Mortgage Rates	3.620% to 8.040%
Weighted average Mortgage Rate	4.992%
Range of original terms to maturity	60 months to 240 months
Weighted average original term to maturity	113 months
Range of remaining terms to maturity	51 months to 120 months
Weighted average remaining term to	111 months

48

maturity
Range of original amortization terms(2)	120 months to 480 months
Weighted average original amortization term(2)	360 months
Range of remaining amortization terms(2)	51 months to 479 months
Weighted average remaining amortization term(2)	359 months
Range of Cut-off Date LTV Ratios(3)(4)(6)	2.4% to 73.8%
Weighted average Cut-off Date LTV Ratio(3)(4)(6)	58.2%
Range of LTV Ratios as of the maturity date(3)(4)(6)	0.0% to 64.4%
Weighted average LTV Ratio as of the maturity date(3)(4)(6)	52.7%
Range of U/W NCF DSCRs(4)(5)(6)	1.15x to 22.85x
Weighted average U/W NCF DSCR(4)(5)(6)	2.18x
Range of U/W NOI Debt Yields(4)(6)	7.6% to 246.1%
Weighted average U/W NOI Debt Yield(4)(6)	13.7%
Percentage of Initial Pool Balance consisting of:
Interest-only, Amortizing Balloon	36.9%
Interest-only, Balloon	33.1%
Amortizing Balloon	29.5%
Fully Amortizing	0.5%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Excludes eleven (11) mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus as McLean Data Center Portfolio, Preferred Freezer Vernon, Promenade at Tutwiler Farm, Jamboree Business Center, Cleveland Technology Center, Palms of Carrollwood, 9 Barrow Owners Corp., Grinnell Water Works, Little York Plaza Shopping Center, West Wind Shopping Center and 140 Sullivan Cooperative Corp., representing approximately 33.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that are interest-only for the entire term.

(3)	With respect to the mortgaged properties identified on Annex A-1 to this prospectus as Whitehall Corporate Center VI and Holiday Inn Express & Suites Riverhead, securing approximately 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan-to-value ratio was calculated based upon a hypothetical valuation other than an “as-is” value. The remaining mortgage loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(4)	In the case of two (2) mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus as Peachtree Mall and DoubleTree by Hilton Tempe, representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each of which has one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s).

(5)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to and

49

provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

(6)	For mortgage loans secured by residential cooperative properties, debt service coverage ratios and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date assuming such mortgaged property is operated as a rental property. The loan-to-value ratio information for residential cooperative mortgage loans is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this prospectus.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loan.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Properties with Limited

Operating History	With respect to three (3) of the mortgaged properties, securing approximately 7.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related

50

mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

With respect to one (1) mortgage loan representing approximately 3.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there was an exception from the applicable mortgage loan seller’s underwriting guidelines with respect to the underwritten vacancy assumption.

With respect to one (1) mortgage loan representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there was an exception from the applicable mortgage loan seller’s underwriting guidelines with respect to the debt service coverage ratio.

With respect to one (1) mortgage loan representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there was an exception from the applicable mortgage loan seller’s underwriting guidelines with respect to the due diligence performed.

With respect to one (1) mortgage loan representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there was an exception from the applicable mortgage loan seller’s underwriting guidelines with respect to the requirement that the borrower furnish audited financial statements.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”; “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and

51

Processes” and “—C-III Commercial Mortgage LLC—C3CM’s Underwriting Guidelines and Processes”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Wells Fargo Bank, National Association, as retaining sponsor, see “Credit Risk Retention”.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU risk retention and due diligence requirements or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions

52

Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics and Thomson Reuters Corporation;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicers’ websites initially located at www.wellsfargo.com/com (with respect to Wells Fargo Bank, National Association) and www.ncb.coop (with respect to National Cooperative Bank, N.A.).

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class R certificates and the RR Interest) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates and the RR Interest), (iii) such holder (or holders) pay an

53

amount equal to the RR Interest’s proportionate share of the price specified in this prospectus and (iv) the master servicers consent to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to use reasonable efforts to solicit offers for defaulted mortgage loans (other than non-serviced mortgage loans) and/or related REO properties and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders

54

(as a collective whole as if such certificateholders constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class [ ] and Class [_] certificates will be issued with original issue discount and that the Class [ ] certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital

55

requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

56

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result,

57

distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan, except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally fully recourse to the borrower but do not have separate guarantors for non-recourse carveouts. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans (except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally full recourse to the related borrower but do not have separate guarantors for non-recourse carveouts) generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related

58

mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

59

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur;

●	with respect to residential cooperative loans, the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

60

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to

61

pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to

62

perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “—Hotel Properties Have Special Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

63

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

64

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and/or operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is often required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in

65

attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or the termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	an anchor tenant’s or shadow anchor tenant’s decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if an anchor or shadow anchor tenant goes dark or otherwise is no longer in occupancy. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

In addition, because anchor tenants and shadow anchors are often large national retailers, any bankruptcy, store closings or other economic decline impacting any such anchor or shadow anchor may affect multiple mortgaged properties in a pool of mortgage loans, and such impacts can be compounded by co-tenancy clauses and /or operating covenants related to such anchor or shadow anchor.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor tenants of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor tenants to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

66

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans that may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants or that potential disputes do not exist with tenants who did not provide estoppels prior to origination. We cannot assure you that the failure to have obtained related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or remain consistent with past levels.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

67

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord

68

may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses;

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates; and

●	with respect to residential cooperative properties, restrictions on the sale price for which units may be re-sold.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under any such building is owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. See “—Residential Cooperative Properties Have Special Risks” below.

69

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Residential Cooperative Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of residential cooperative properties, including:

●	the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable rent control and stabilization laws;

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;

●	the concentration of shares relating to units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” in any one or more years, which may reduce the cash flow available to make payments on the related mortgage loan; and

●	that, upon foreclosure, in the event a cooperative property becomes a rental property, all or certain units at that rental property could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

The value and successful operation of a residential cooperative property may be impacted by the same factors which may impact the economic performance of a multifamily property; see “—Multifamily Properties Have Special Risks” in this prospectus.

A residential cooperative building and the land under the building are owned or leased by a non-profit residential cooperative corporation. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

With respect to the residential cooperative mortgage loans sold to the trust by National Cooperative Bank, N.A., due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans differs from that presented for other mortgage loans included in the trust. Several of these differences are

70

particularly relevant to your consideration of an investment in the offered certificates. In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for the residential cooperative mortgage loans sold to the trust by National Cooperative Bank, N.A. differs from the manner in which such calculations are made for other mortgage loans included in the trust. For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related mortgage loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent-regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. For any residential cooperative mortgage loans sold to the trust by National Cooperative Bank, N.A., this value, based upon the most recent appraisal as of the cut-off date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1 to this prospectus. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross share value referenced above in this paragraph is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable mortgaged property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1 to this prospectus. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In addition, for purposes of determining the debt service coverage ratio and debt yield for a residential cooperative mortgage loan and for the purpose of determining the value for a residential cooperative property as a multifamily rental property, the “underwritten net cash flow” for a residential cooperative property and the “underwritten net operating income” for a residential cooperative property are determined by the appraiser and, in general, equal projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent-regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, in the case of “underwritten net cash flow,” further reduced by projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to a residential cooperative mortgage loan may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for any such residential cooperative

71

mortgage loan had a different methodology (including the methodology used for calculating such values with respect to the other mortgage loans sold to the depositor) been used.

With respect to information presented in Annex A-1 to this prospectus with respect to mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness in the form of a second priority line of credit (each, a “Subordinate LOC”), (1) the Coop – Committed Secondary Debt equals the balance of such Subordinate LOC, based on the full face amount of such Subordinate LOC, (2) the Whole Loan Cut-off Date Balance is calculated assuming the Subordinate LOC loan amount is fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (3) the Subordinate Secured Debt Original Balance is calculated assuming the Subordinate LOC is fully advanced on the date of closing of said Subordinate LOC, (4) the Subordinate Secured Debt Cut-off Date Balance indicates the balance of the Subordinate LOC as of February 10, 2017, (5) the Whole Loan Cut-off Date LTV Ratio, Whole Loan Cut-off Date U/W NOI Debt Yield and Whole Loan Cut-off Date U/W NCF Debt Yield are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (6) the Whole Loan Debt Service, Whole Loan U/W NOI DSCR and Whole Loan U/W NCF DSCR are calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable mortgage loan document (with the applicable interest rate determined using 1-month LIBOR in effect as of February 10, 2017 and giving effect to any applicable interest rate floor) and (C) that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 to this prospectus with respect to the residential cooperative mortgage loans sold to the depositor by National Cooperative Bank, N.A. for inclusion in the trust. In addition, with respect to information presented in Annex A-1 to this prospectus with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 to this prospectus with respect to mortgage loans (other than such residential cooperative mortgage loans) is not presented with respect to the residential cooperative mortgage loans sold to the depositor by National

72

Cooperative Bank, N.A. for inclusion in the trust and is, instead, reflected as not applicable (NAP). See “—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in this prospectus.

In addition, mortgage loans secured by residential cooperative properties are uniquely structured and, in certain cases, permit the borrower to incur (1) one or more loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the trust and (2) unsecured loans to the related borrower. National Cooperative Bank, N.A. commonly acts as the lender in such arrangements and is permitted pursuant to the pooling and servicing agreement to engage in such lending with respect to the residential cooperative mortgage loans included in the trust. Each of the mortgage loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares” in this prospectus.

In certain instances, a residential cooperative borrower may not own the entire apartment building and the land under the building, but rather owns a condominium unit that is generally comprised of the residential portions of that apartment building. The other condominium units in that apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the residential cooperative borrower. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in that building may be owned by the residential cooperative borrower and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the residential cooperative borrower and the owners of the other condominium units. Where the apartment building is subject to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on that owner’s unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the residential cooperative borrower but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. As with other condominium structures, with respect to any such mortgage loan, the borrower may not control the appointment and voting of the condominium board or the condominium owners may be able to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent. Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.

In the case of the residential cooperative properties included in the trust, information regarding the five largest tenants has not been reflected on Annex A-1 to this prospectus or

73

otherwise reflected in the portions of this prospectus that discuss characteristics of the five largest tenants at each mortgaged property. Notwithstanding the exclusion of the residential cooperative properties from such discussion, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus. To the extent that a residential cooperative property is dependent upon income from the operation of commercial spaces, the value and successful operation of such residential cooperative property may be impacted by the same factors which may impact the economic performance of a retail property or office property. See “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” in this prospectus.

Certain of the residential cooperative properties securing mortgage loans included in the trust may be operated as limited equity cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units. Such restrictions may negatively impact the value and operation of such a mortgaged property.

In addition, certain of the residential cooperative properties are also subject to government rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” in this prospectus.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and

●	competition.

74

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the applicable special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel

75

property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further,

76

may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor or franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

77

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

78

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

79

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. See “—Cold Storage Properties Have Special Risks”.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Cold Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties that operate as refrigerated distribution/warehouse facilities, which we refer to as “cold storage properties”, including:

Cold storage properties are part of the supply chain linking producers, distributors and retailers of refrigerated, frozen and perishable food products. These temperature-controlled warehouses are generally production facilities, distribution centers, “public” or port warehouses. Production warehouses typically serve one or a small number of tenants and customers and are generally used by food processors located nearby. The production warehouse tenants and customers store large quantities of ingredients or partially processed or finished products in the warehouses until they are shipped to the next stage of production or distributed to end-markets. Distribution center warehouses primarily store a wide variety of tenants’ and customers’ finished products until future shipment to end-users. Each distribution center is typically located in a key distribution hub that services the surrounding regional market. Distribution centers also include “retail” warehouses, which generally store finished products specifically for distribution to one or a small number of local or regional retailers. Public warehouses generally serve the needs of local and regional warehouse tenants and customers. Food manufacturers, processors and retailers use these warehouses to store capacity overflow from their production warehouses or to facilitate cost-effective distribution. Port warehouses primarily store goods that are being imported and exported.

Significant factors determining the value of cold storage properties include the quality and mix of customers, the location of the property, availability of labor sources, the age, design and construction quality of the facilities, energy costs, proximity to customers and accessibility of rail lines, major roadways and other distribution channels. Site characteristics which are valuable to such a property include high ceiling-clear heights, wide column spacing, a large number of bays and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility. Warehousing sales can be seasonal, depending on the timing and availability of livestock, seafood and crops grown for frozen food production and the seasonal build-up of certain products for holiday consumption, and this seasonality can be expected to cause periodic fluctuations in a cold storage property’s revenues and operating expenses.

Substantially all of the customers at the related mortgaged property are in the food industry. The food industry may be affected by outbreaks of diseases among crops or livestock that could have a negative effect on the supply of the affected products. Livestock diseases such as Asian bird flu may adversely affect consumer demand for related products. Declines in domestic consumption or foreign exports of various foods could lead to a

80

reduced demand for cold storage facilities and negatively impact the related mortgaged properties.

An interruption or reduction in demand for a customer’s products or a decline in a particular industry segment could result in a decrease of sales and overall profitability at a cold storage facility. A facility that suited the needs of its original customer may be difficult to relet to another customer, or may become functionally obsolete relative to newer properties. In addition, in certain locations, customers depend upon shipping products in pooled shipments with products of other customers going to the same markets. In these cases, the mix of customers in a cold storage property can significantly influence the cost of delivering products to markets.

Cold storage properties, in particular production facilities dedicated to a single customer, may not be easily convertible to an alternate use and if not used as a cold storage facility, the actual market value of such properties may be substantially lower than its current appraised value.

Cold storage properties are also subject to certain risks specific to industrial properties. See “—Industrial Properties Have Special Risks”.

Data Center Properties Have Special Risks

The primary function of a data center is to provide a secure location for back-up data storage. Data centers are subject to similar risks as office buildings. The value of a data center will be affected by its telecommunications capacity, availability of sufficient power, and availability of support systems including environmental, temperature and hazard risk control, physical security, and redundant backup systems. As data centers contain sensitive and highly costly equipment and connections, they are subject to heightened risk in the event of fire, natural disaster or terrorism. In addition, data centers can be the subject of build-to-suit construction to specific user requirements. As such, if the lease with a data center user is terminated for any reason, the cost and time to adapt the space to other users may be considerable. Further, data center properties may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or if the leased spaces were to become vacant, for any reason. See “—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as other manufactured housing community properties apartment buildings and site-built single family homes;

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing community property;

●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing

81

community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);

●	the type of services or amenities it provides;

●	any age restrictions;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

82

In addition, certain of the manufactured housing community properties may be subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

83

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage

84

loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, multifamily, hospitality, office, other, self storage and industrial properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, Texas, New York, Virginia, Florida, North Carolina, Indiana, Tennessee and Ohio. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates,

85

lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the applicable master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

86

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the applicable special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”; “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”; “—C-III Commercial Mortgage LLC—C3CM’s Underwriting Guidelines and Processes”; “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

87

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 to this prospectus for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

88

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location,

89

clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office

90

building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. For loans secured by residential cooperative

91

properties, for example, the zoning diligence is typically limited to appraisals, available zoning comfort letters from the jurisdiction, certificates of occupancy and/or review of the municipal reports accompanying the title insurance commitment, and third party-prepared zoning reports are not customarily obtained. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

92

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the applicable special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such

93

insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 85% (subject to annual 1% decreases beginning in 2016 until such percentage equals 80%) of the portion of such

94

insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $100 million (subject to annual $20 million increases beginning in 2016 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 to this prospectus for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 31 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

95

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Additionally, the risks related to blanket insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged

96

properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. In addition, the “underwritten net cash flow” for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent-regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each

97

case as determined by the appraiser. As a result, the projected rental income used to determine underwritten net cash flow for a residential cooperative property may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the applicable master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for either master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if

98

losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”; “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” and “—C-III Commercial Mortgage LLC—C3CM’s Underwriting Guidelines and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

99

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the

100

past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect both “as-stabilized”, “as-renovated” or “as-complete” and “as-is” values. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the “as-stabilized” value, the “as-renovated” or the “as-complete” value as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such “as-stabilized” value, “as-renovated” value or “as-complete” value may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” value and “as-stabilized”, “as-renovated” or “as-complete” value, we cannot assure you that those assumptions are or will be accurate or that any such “as-stabilized”, “as-renovated” or “as-complete” value will be the value of the related mortgaged property at maturity or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”; “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”; “and “—C-III Commercial Mortgage LLC—C3CM’s Underwriting Guidelines and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value

101

ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

In addition, with respect to each mortgage loan secured by a residential cooperative property, the “Appraised Value” presented on Annex A-1 to this prospectus is the appraised value of such property assuming such property is operated as a residential cooperative and, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. The “Coop-Rental Value” of a residential cooperative property presented on Annex A-1 to this prospectus is the appraised value of such property assuming such property is operated as a multifamily rental property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property. Such underwritten net cash flow is the projected net cash flow reflected in such appraisal and, in general, equals projected operating income at the property assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and further reduced by projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Except where otherwise specified, all relevant loan-to-value information with respect to mortgage loans secured by residential cooperative properties is based on the “Appraisal Value” of such property as described above, and assumes that such property is operated as a residential cooperative. See the footnotes to Annex A-1 to this prospectus and see “—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in this prospectus.

Seasoned Mortgage Loans Present Additional Risk of Repayment

One of the mortgage loans is a seasoned mortgage loan and was originated 189 months prior to the cut-off date. There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans. For example:

102

●	property values and surrounding areas have likely changed since origination; origination standards at the time the mortgage loans were originated may have been different than current origination standards;

●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;

●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;

●	the physical condition of the mortgaged properties or improvements may have changed since origination; and

●	the circumstances of the mortgaged properties, the borrowers and the tenants may have changed in other respects since.

In addition, any seasoned mortgage loan may not satisfy all of the related sponsor’s underwriting standards. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

In addition, the mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A. generally do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units. For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

103

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers (including each of the borrowers with respect to the residential cooperative loans expected to be sold to the depositor by National Cooperative Bank, N.A. included in the trust) are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even

104

if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also

105

“Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the

106

circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or

107

borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

108

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Additionally, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A., an affiliate thereof, or a third-party lender may be the lender, now or in the future, with respect to one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness”, “—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships And Related

109

Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares” in this prospectus. In addition to being the lender under certain such arrangements, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence such additional secured and/or other indebtedness by the borrowers under residential cooperative mortgage loans expected to be sold to the depositor by National Cooperative Bank, N.A. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers” in this prospectus.

In addition, with respect to certain additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above, such additional secured indebtedness bears interest at a floating rate based on the London Interbank Offered Rate (commonly referred to as “LIBOR”). Similarly, future additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above may also bear interest at a floating rate based on LIBOR. Accordingly, debt service for such additional secured indebtedness will generally increase as LIBOR rises and the debt service coverage ratio of such additional secured indebtedness may be adversely affected by rising interest rates, and the related borrower’s ability to make all payments due on their respective obligations, including those related to the mortgage loans included in the trust, may be adversely affected.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements

110

whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial

111

foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

112

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

113

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicers (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

None of the master servicers or the special servicers will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks

114

associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Leased Fee Properties”. See also representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to Shari’ah Compliant Loans

Certain of the mortgage loans may be structured to comply with Islamic law (Shari’ah). The related borrower holds the fee interest in the mortgaged property and is owned by a U.S. division of the borrower sponsor. The related borrower has master leased the related mortgaged property to a master lessee, which is indirectly owned in part by certain investors of the Islamic faith. The rent payable pursuant to the applicable master lease is intended to cover the debt service payments required under the related mortgage loan, as well as reserve payments and any other sums due under the mortgage loan. By its terms, the master lease is expressly subordinate to the related mortgage loan.

There is a risk that in a bankruptcy case of a master lessee, the master lease could be recharacterized as a financing lease in connection with an acquisition of the mortgaged property by the master lessee. If such recharacterization occurred, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. In Shari’ah compliant mortgage loans, the master lessee typically does not grant a leasehold mortgage to the lender. Therefore, there is a risk that if the master lease were recharacterized as a financing lease, the lender could lose its mortgage on the property. To mitigate the effect of such recharacterization, (i) each master lessee has been formed and is obligated to continue as a single purpose entity, (ii) a bankruptcy by a master lessee is a “bad act” that would trigger guarantor liability under the recourse carveout guaranty for the related mortgage loan, (iii) the master lease is expressly subordinate to the related mortgage loan, and (iv) title insurance was obtained insuring that the related borrower is the fee owner of the related mortgaged property.

115

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, one of the sponsors and originators, one of the master servicers, the certificate administrator, the custodian and the anticipated initial risk retention consultation party, and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the

116

offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Wells Fargo Bank, National Association, a sponsor and an originator, is expected to hold the RR Interest as described in “Credit Risk Retention”, and is expected (in its capacity as the holder of the majority of the RR Interest) to appoint itself as the initial risk retention consultation party. The risk retention consultation party may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the holder of the majority of the RR Interest may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or such certificateholder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is the risk retention consultation party or the holder of the majority of the RR Interest (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

117

In addition, for so long as Wells Fargo Bank, National Association (as holder of the RR Interest) or the risk retention consultation party is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, any of such party’s employees, personnel or affiliates, in each case, involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. For the avoidance of doubt, the above covenants and restrictions will not apply to Wells Fargo Bank, National Association, in its capacity as master servicer or certificate administrator. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Notwithstanding such restriction, there can be no assurance that Wells Fargo Bank, National Association (as holder of the RR Interest) or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

In addition, Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator, is an affiliate of Rialto Capital Advisors, LLC, the special servicer under the CSAIL 2016-C7 pooling and servicing agreement, which governs the servicing of the Peachtree Mall whole loan. Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC are also affiliates of the entity that is the initial directing holder under the CSAIL 2016-C7 Pooling and Servicing Agreement.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

118

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other

119

relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

Similarly, there can be no assurance that any actions Wells Fargo Bank, National Association (an Underwriter Entity) takes in its capacity as the holder of the RR Interest or as the risk retention consultation party will necessarily be aligned with the interests of the holders of other classes of certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

One of the Underwriter Entities, Wells Fargo Securities, LLC, together with its affiliates, is playing several roles in this transaction. Wells Fargo Securities, LLC, is an affiliate of the depositor and Wells Fargo Bank, National Association, a sponsor, an originator, a mortgage loan seller, a master servicer, the certificate administrator, the custodian and the anticipated initial risk retention consultation party under this securitization. Wells Fargo Bank, National Association is also the master servicer, the certificate administrator and the custodian under the CSAIL 2016-C7 pooling and servicing agreement, which governs the servicing and administration of the Peachtree Mall whole loan and is the master servicer, the certificate administrator and the custodian under the WFCM 2016-C37 pooling and servicing agreement, which governs the servicing and administration of the DoubleTree by Hilton Tempe whole loan.

Wells Fargo Bank, National Association is the purchaser under separate repurchase agreements with each of Rialto Mortgage Finance, LLC, Argentic Real Estate Finance LLC, National Cooperative Bank, N.A. and C-III Commercial Mortgage LLC, respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each such mortgage loan seller and/or its respective affiliates.

In the case of the repurchase facility provided to Rialto Mortgage Finance, LLC, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Rialto Mortgage Finance, LLC on a revolving basis. The dollar amount of the mortgage loans that are expected to be subject to the repurchase facility that will be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $195,679,959. Proceeds received by Rialto Mortgage Finance, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association each of the mortgage loans subject to that repurchase facility that are to be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

120

In the case of the repurchase facility provided to Argentic Real Estate Finance LLC, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Argentic Real Estate Finance LLC on a revolving basis. The dollar amount of the mortgage loans that are expected to be subject to the repurchase facility that will be sold by Argentic Real Estate Finance LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut off date, approximately $150,617,478. Proceeds received by Argentic Real Estate Finance LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association each of the mortgage loans subject to that repurchase facility that are to be sold by Argentic Real Estate Finance LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to National Cooperative Bank, N.A., for which that mortgage loan seller’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from the subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. None of the mortgage loans that will be sold by National Cooperative Bank, N.A. to the depositor in connection with this securitization transaction are subject to such repurchase facility or interim custodial arrangement.

In the case of the repurchase facility provided to C-III Commercial Mortgage LLC, for which that mortgage loan seller’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from the subsidiary on a revolving basis. C-III Commercial Mortgage LLC guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. The aggregate cut-off date balance of the mortgage loans that (i) are (or, as of the securitization closing date, are expected to be) subject to the repurchase facility and (ii) will be sold by C-III Commercial Mortgage LLC to the depositor in connection with this securitization transaction, is projected to equal approximately $27,041,927. Proceeds received by C-III Commercial Mortgage LLC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from Wells Fargo Bank, National Association, each of the mortgage loans subject to that repurchase facility that are to be sold by C-III Commercial Mortgage LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

Additionally, each of National Cooperative Bank, N.A. and C-III Commercial Mortgage LLC or, in each case, a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to some or all of the mortgage loans that National Cooperative Bank, N.A. and C-III Commercial Mortgage LLC, respectively, will transfer to the depositor in connection with this securitization transaction. In each instance, those hedging arrangements will terminate in connection with the contribution of those mortgage loans to this securitization transaction.

As a result of the matters discussed in the preceding paragraphs, this securitization transaction will reduce the economic exposure of Wells Fargo Bank, National Association to the mortgage loans that are to be transferred by Rialto Mortgage Finance, LLC, Argentic Real Estate Finance LLC, National Cooperative Bank, N.A. and C-III Commercial Mortgage LLC, respectively, to the depositor.

121

In addition, Wells Fargo Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank, National Association, Wells Fargo Commercial Mortgage Securities, Inc. and Wells Fargo Securities, LLC, holds a less than 10% indirect equity interest in C-III Commercial Mortgage LLC, which is a sponsor and mortgage loan seller.

Wells Fargo Bank, National Association is (or, as of the closing date, is expected to be) the interim custodian of the loan files for some or all of the mortgage loans that Rialto Mortgage Finance, LLC, Argentic Real Estate Finance LLC, and C-III Commercial Mortgage LLC will transfer to the depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and Rialto Mortgage Finance, LLC, each a sponsor, an originator and a mortgage loan seller, or certain affiliates of Rialto Mortgage Finance, LLC, Wells Fargo Bank, National Association acts, from time to time, as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage Finance, LLC or such affiliates (subject, in some cases, to the repurchase facility described above), including, prior to their inclusion in the trust fund, some or all of the mortgage loans that Rialto Mortgage Finance, LLC will transfer to the depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and Argentic Real Estate Finance LLC, each a sponsor, an originator and a mortgage loan seller, or certain affiliates of Argentic Real Estate Finance LLC, Wells Fargo Bank, National Association acts, from time to time, as primary servicer with respect to certain mortgage loans owned by Argentic Real Estate Finance LLC or such affiliates (subject, in some cases, to the repurchase facility described above), including, prior to their inclusion in the trust fund, some or all of the mortgage loans that Argentic Real Estate Finance LLC will transfer to the depositor.

Wells Fargo Bank, National Association acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the mortgage loans to be transferred to this securitization transaction by Wells Fargo Bank, National Association.

Wells Fargo Bank, National Association is expected to enter into one or more agreements with the other sponsors (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans and to purchase the primary servicing rights to certain of the mortgage loans.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicers and the Special Servicers

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the applicable master servicer, the applicable special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing

122

standard that is substantially similar in all material respect but not necessary identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, each master servicer, each sub-servicer and each special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

National Cooperative Bank, N.A. is a mortgage loan seller and also will act as the master servicer with respect to the mortgage loans sold to the trust by National Cooperative Bank, N.A. and as the special servicer responsible for servicing the mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. Under these circumstances, because it is both a master servicer and special servicer and also a mortgage loan seller, National Cooperative Bank, N.A. may have interests that conflict with the interests of the holders of the certificates. However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of a representation or warranty or repurchase any mortgage loan.

In addition, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may hold, now or in the future, one or more (a) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (b) unsecured loans to the related mortgage borrower and/or (c) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness”, “—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares” in this prospectus. Additionally, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence of additional and/or other additional secured indebtedness by the borrowers under residential cooperative mortgage loans expected to be sold to the depositor by National Cooperative Bank, N.A. only, and if it so elects, to act as lender in such instances.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit a master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans for which it is acting as master servicer or special servicer. In the event that a master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

123

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicers, for so long as any special servicer obtains knowledge that it has become a borrower party with respect to a mortgage loan (each such mortgage loan referred to herein as an “excluded special servicer loan”), such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the excluded special servicer; provided that if the resigning special servicer fails to appoint the related excluded special servicer within 30 days of such special servicer’s notice of resignation, such resigning special servicer will, at its own expense, petition any court of competent jurisdiction for the appointment of an excluded special servicer. See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if any special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the WFCM 2017-RC1 non-offered certificates.

The master servicers and the special servicers service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicers or the special servicers, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing

124

the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the applicable master servicer or the applicable special servicer under the pooling and servicing agreement including, among other things, the manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for such master servicer or special servicer.

Each special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although each master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the applicable master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the applicable master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

In addition, Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator, is an affiliate of Rialto Capital Advisors, LLC, the special servicer under the CSAIL 2016-C7 pooling and servicing agreement, which governs the servicing of the Peachtree Mall whole loan. Rialto Capital Advisors and Rialto Mortgage Finance, LLC are also affiliates of the entity that is the initial directing holder under the CSAIL 2016-C7 Pooling and Servicing Agreement.

LNR Partners, LLC is expected to act as a special servicer, and it or an affiliate assisted Argentic Securities I Cayman Limited and/or one of its affiliates with its due diligence of the mortgage loans prior to the closing date. LNR Partners is also the special servicer under the WFCM 2016-C37 pooling and servicing agreement, which governs the servicing and administration of the DoubleTree by Hilton Tempe whole loan.

It is expected that Wells Fargo Bank, National Association, a sponsor, an originator and a mortgage loan seller, will be the initial holder of the RR Interest and the initial risk retention consultation party. In addition, Wells Fargo Bank, National Association is a master servicer, the certificate administrator and the custodian under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank, National Association is also the master servicer, the certificate administrator and the custodian under the CSAIL 2016-C7 pooling and servicing agreement, which governs the servicing and administration of the Peachtree Mall whole loan and is the master servicer, the certificate administrator and the custodian under the WFCM 2016-C37 pooling and servicing

125

agreement, which governs the servicing and administration of the DoubleTree by Hilton Tempe whole loan.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than the non-serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers, the directing certificateholder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts of interest for the initial operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

126

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers or the directing certificateholder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts of interest for the initial asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Argentic Investment Management, LLC will be appointed as the initial directing certificateholder. The special servicers may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan with respect to the directing certificateholder), take actions with respect to the specially serviced loans for which it acts as special servicer under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

127

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any applicable excluded loan or non-serviced whole loan) or (ii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the applicable special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth below is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement under which it is being serviced.

Whole Loan	Trust/Pooling and Servicing Agreement	Controlling Noteholder	Initial Directing Certificateholder
Peachtree Mall	CSAIL 2016-C7	CSAIL 2016-C7 Commercial Mortgage Trust	RREF III Debt AIV, LP
DoubleTree by Hilton Tempe	WFCM 2016-C37	Wells Fargo Commercial Mortgage Trust 2016-C37	Prime Finance CMBS B-Piece Holdco VI, L.P.

The controlling noteholder or directing certificateholder indicated in the chart above has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder with or without cause at any time, for so long as a control termination event (or its equivalent) does not exist. See “—Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, either special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. With respect to the right of the directing certificateholder to replace each special servicer under certain circumstances, investors should consider that National Cooperative Bank, N.A., the initial special servicer with respect to each of the mortgage loans included in the pool that are

128

secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A., is experienced in acting as a lender and a servicer with respect to residential cooperative mortgage loans. Should the directing certificateholder elect to replace such special servicer, we cannot assure you that any successor special servicer selected pursuant to the terms of the pooling and servicing agreement would have the same familiarity or experience with the servicing of residential cooperative mortgage loans.

Similarly, each controlling noteholder or directing certificateholder related to the securitization trust indicated in the chart above has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (and other than in respect of any excluded loan with respect to the directing certificateholder). See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such excluded loan or otherwise seek to exert its influence over the applicable special servicer in the event any such excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports

129

to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class X-E, Class E, Class X-F, Class F, Class X-G and Class G certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

Argentic Investment Management, LLC is expected to constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with each special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Peachtree Mall Whole Loan—Consultation and Control” and “—The DoubleTree by Hilton Tempe Whole Loan—Consultation and Control”.

130

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the

131

issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the RR Interest, on one hand, and the non-retained certificates, on the other hand, as described in “Credit Risk Retention—RR Interest”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of

132

limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware of the risk retention and due diligence requirements in Europe (the “EU Risk Retention and Due Diligence Requirements”) which currently apply, or are expected to apply in the future, in respect of various types of European Union regulated investors including credit institutions, authorized alternative investment fund managers, investment firms, insurance and reinsurance undertakings and UCITS funds/management companies. Amongst other things, such requirements restrict an investor who is subject to the EU Risk Retention and Due Diligence Requirements from investing in securitizations unless: (i) the originator, sponsor or original lender in respect of the relevant securitization has explicitly disclosed that it will retain, on an on-going basis, a net economic interest of not less than five percent in respect of certain specified credit risk tranches or securitized exposures; and (ii) such investor is able to demonstrate that they have undertaken certain due diligence in respect of various matters including but not limited to its note position, the underlying assets and (in the case of certain types of investors) the relevant sponsor or originator. Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the Certificates acquired by the relevant investor.

On 30 September 2015, the European Commission published a proposal to amend the EU Risk Retention and Due Diligence Requirements (the “Draft CRR Amendment Regulation”) and a proposed regulation relating to a European framework for simple, transparent and standardized securitization (such proposed regulation, including any implementing regulation, technical standards and official guidelines related thereto, the “Securitization Framework” and, together with the Draft CRR Amendment Regulation, the “Securitization Regulation”) which would, amongst other things, re-cast the European Union risk retention rules as part of wider changes to establish a “Capital Markets Union” in Europe. The Presidency of the Council of the European Union has also published compromise proposals concerning the Securitization Regulation. The Securitization Regulation will need to be considered, finalized and adopted by the European Parliament and Council. It is unclear at this time when the Securitization Regulation will become effective. Investors should be aware that there are material differences between the current EU Risk Retention and Due Diligence Requirements and the Securitization Regulation. The Securitization Regulation may also enter into force in a form that differs from the published proposals and drafts. Prospective investors are themselves responsible for monitoring and assessing changes to the EU Risk Retention and Due Diligence Requirements.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence Requirements or similar requirements. Consequently, the offered certificates may not be a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates

133

for investment. None of the Issuing Entity, the Depositor, the Underwriters and any other party to the transaction makes any representation to any prospective investor or purchaser of the Offered Certificates regarding the regulatory treatment of their investment in the Offered Certificates on the Closing Date or at any time in the future.

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, and other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Banking entities are required to be in conformance with the Volcker Rule by July 21, 2015 (with two one-year extensions granted with respect to those banking entity ownership interests or sponsorships in place prior to December 31, 2013, thereby extending the required conformance date for such preexisting arrangements until July 21, 2017). During any applicable conformance period, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in

134

the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

135

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected four of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity

136

will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates.

In August 2011, S&P Global Ratings downgraded the U.S. Government’s credit rating from “AAA” to “AA+”. In the event that S&P Global Ratings is engaged by the depositor and thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining a rating agency confirmation from S&P Global Ratings. Subsequent to any such defeasance(s), there can be no assurance that S&P Global Ratings would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

137

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

138

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the applicable master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the applicable special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the applicable special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity, or that the applicable special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment

139

Protections and Certain Involuntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

140

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the applicable master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the non-retained certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if either master servicer, either special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of non-retained certificates and the RR Interest, pro rata, based on the percentage allocation entitlements of the non-retained certificates and the RR Interest as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if either master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the non-retained certificates and the RR Interest, pro rata, based on their respective percentage allocation entitlement as described in this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent of the portion of losses that are realized on the mortgage loans and allocated to the non-retained certificates, first the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the

141

Class A-1, Class A-2, Class A-3, Class A-4 or Class A-SB certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest in respect of the non-retained certificates otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the non-retained certificates will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-D certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Payments Allocated to the RR Interest or the Non-Retained Certificates Will Not Be Available to the Non-Retained Certificates or the RR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-retained certificates and the RR Interest, pro rata, based upon their respective percentage allocation entitlement. Amounts received and allocated to the non-retained certificates will not be available to satisfy any amounts due and payable to the RR Interest. Likewise, amounts received and allocated to the RR Interest will not be available to satisfy any amounts due and payable to the non-retained certificates. As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the non-retained certificates and the RR Interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

142

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of a special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, any master servicer, any special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The RR Interest will not have any voting rights; however, the holders of the RR Interest will be entitled to consent to amendments to the pooling and servicing agreement that would adversely affect the rights of such certificateholders.

143

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded loan and, with respect to any non-serviced mortgage loan, will have limited consultation rights) and the right to replace each special servicer (other than with respect to a non-serviced mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace each special servicer, but will retain consultation rights, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or the equivalent), of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the operating advisor if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

144

Although the special servicers under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation party, the controlling companion loan holder, and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii) may act solely in the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or (in the case of a controlling companion loan holder) in its own best interests;

(iii) does not have any duties to the holders of any class of certificates other than the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or (in the case of a controlling companion loan holder) to any other person;

(iv) may take actions that favor the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or (in the case of a controlling companion loan holder) may take actions that favor only its own interests; and

(v) will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans. Further, if a consultation termination event has occurred and is continuing,

145

the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if the certificateholders constituted a single lender). We cannot assure you that any actions taken by the applicable special servicer or the applicable master servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to the non-serviced mortgage loans, the operating advisor, if any, appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such trust and servicing agreement or pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property.

You Have Limited Rights to Replace the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace each special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loan as described in this prospectus. After the occurrence and during continuance of a control termination event under the pooling and servicing agreement, each special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances). See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate any of the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace either master servicer, either special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace such master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace such master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of

146

the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust (or the holder of the related controlling companion loan) may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

147

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the applicable special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicers may be limited by several factors. First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicers in maximizing collections for the transaction and the impediments the special servicers may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts

148

available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicers not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicers may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the applicable special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

149

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, each master servicer, each special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

Each master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the applicable master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the applicable master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the applicable master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of a master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the applicable master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

150

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value

151

determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated

152

portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of sixty-one (61) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $634,913,732 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in March 2017 (or, in the case of any Mortgage Loan that has its first due date in April 2017, the date that would have been its due date in March 2017 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Two (2) of the Mortgage Loans, representing approximately 3.3% of the Initial Pool Balance, are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans” or “Companion Loans”). Each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

153

Sellers of the Mortgage Loans

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Rialto Mortgage Finance, LLC	15	29	$195,679,959	30.8%
Wells Fargo Bank, National Association	11	11	189,611,681	29.9
Argentic Real Estate Finance LLC	13	13	171,940,926	27.1
National Cooperative Bank, N.A.(1)	15	15	49,229,160	7.8
C-III Commercial Mortgage LLC(2)	7	10	28,452,006	4.5
Total	61	78	$634,913,732	100.0%

(1)	Thirteen (13) of the fifteen (15) Mortgage Loans for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such Mortgage Loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

(2)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Airport Landing Apartments, representing approximately 0.2% of the Initial Pool Balance, for which C-III Commercial Mortgage LLC is the mortgage loan seller, was originated by PNC Bank, National Association in May 2001, included in the CSFB 2001-CP4 commercial mortgage securitization and acquired by C-III Commercial Mortgage LLC through an affiliate as part of a “clean-up call” of that securitization in November 2016. In connection with its acquisition of such Mortgage Loan, C-III Commercial Mortgage LLC performed a limited re-underwriting of such Mortgage Loan to confirm whether it complied, as of the date of acquisition, with the underwriting guidelines of C-III Commercial Mortgage LLC.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily, manufactured housing community or residential cooperative real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on March 14, 2017 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

154

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings (with respect to the Mortgage Loans secured by residential cooperative properties, the following is supplemented and modified as provided in “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below):

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state an “as-stabilized”, “as-complete”, “as-repaired”, “hypothetical”, or “as-renovated” value as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the related mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient

155

amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to Mortgage Loans secured by portfolios of Mortgaged Properties, the Appraised Value may represent the “as-is”, “as-complete”, “as-renovated” or “as-stabilized” value for the related portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is”, “as-complete”, “as-renovated” or “as-stabilized” appraised values of the related individual Mortgaged Properties. In the case of certain of the Mortgage Loans, the LTV Ratio for such Mortgage Loans has been calculated based on the “as-complete” or “as-stabilized” Appraised Value of the related Mortgaged Property, and in certain other cases, based on an Appraised Value that includes certain property that does not qualify as real property. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. For additional information related to calculation of “Appraised Value” for Mortgage Loans secured by residential cooperatives see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental

156

revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

“Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of the Mortgage Loans shown in the table below, the “as-complete” or “as-stabilized” value).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As- Is”)	Maturity Date LTV Ratio (Other Than “As- Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Whitehall Corporate Center VI(1)	2.3%	70.1%	58.1%	$20,500,000	76.4%	63.3%	$18,800,000
Holiday Inn Express & Suites Riverhead(2)	1.4%	54.5%	45.3%	$16,500,000	61.6%	51.2%	$14,600,000

(1)	The “As Is” Appraised Value of $18,800,000 assumes the outstanding tenant improvement and leasing commissions have not been paid and the mortgaged property is not stabilized. The appraised value of $20,000,000 assumes the outstanding tenant improvements and leasing commissions have been paid but the mortgaged property is not stabilized. The appraised value of $20,500,000 reflects an “as stabilized value” basis which assumes that the outstanding tenant improvements and leasing commissions have been paid and the mortgaged property is stabilized at full market rents as of September 1, 2017. As of the Cut-Off Date the outstanding tenant improvements and leasing commissions have been paid but the mortgaged property is not stabilized. The Cut-Off Date LTV Ratio and the LTV Ratio at Maturity based on the $20,000,000 appraised value are 71.8% and 59.5%, respectively.

(2)	Reflects an appraisal on an “as-complete” basis, subject to an anticipated completion date of January 1, 2018.

The LTV Ratio as of the related maturity date set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date

157

assuming all principal payments required to be made on or prior to the related maturity date (not including the Maturity Date Balloon Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

158

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan.

“LTV Ratio at Maturity”, “LTV Ratio at Maturity ” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a

159

Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s).

“Maturity Date Balloon Payment” or “Balloon Payment” means, for any Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties (other than residential cooperative properties) and manufactured housing community properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting; and (v) in the case of residential cooperative properties, the property vacancy assumption reflected in the related appraisal for purposes of determining the appraised value of the related Mortgaged Property as a multifamily rental property (i.e., the “Coop-Rental Value” reflected in Annex A-1 to this prospectus); such vacancy assumption for residential cooperative properties does not reflect actual occupancy. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

160

“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property. With respect to a Mortgage Loan secured by a residential cooperative property, the Occupancy As Of Date is the date of the related appraisal from which the Occupancy Rate is derived.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●	“D or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield

161

Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●	“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity ” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses. For certain additional information related to calculation of “Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in this prospectus.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property (other than a residential cooperative property), the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a

162

minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties

163

were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in

164

fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto and “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

No Mortgage Loan included in the Trust has an Underwritten NCF Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve.

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. For certain additional information related to calculation of “Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

165

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms” or “Pads” means (a) in the case of certain Mortgaged Properties operated as multifamily housing or as residential cooperative properties, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, or (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 to this prospectus may not equal the indicated total due to rounding.

166

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives

With respect to any Mortgage Loans secured by residential cooperative properties that are sold to the Trust by National Cooperative Bank, N.A., due to attributes particular to residential housing cooperatives, certain information presented in this prospectus and in Annex A-1 to this prospectus differs from that presented for other Mortgage Loans included in the Trust. Several of these differences are particularly relevant to your consideration of an investment in the Offered Certificates.

In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for Mortgage Loans secured by residential cooperative properties sold to the Trust by National Cooperative Bank, N.A. differs from the manner in which such calculations are made for other Mortgage Loans included in the Trust.

For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1 to this prospectus. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross share value referenced above in this paragraph is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1 to this prospectus. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives).

167

In addition, for purposes of determining the debt service coverage ratio and debt yield for a Mortgage Loan secured by a residential cooperative property and for the purpose of determining the value of a residential cooperative property as a multifamily rental property, the “U/W Net Cash Flow” or “U/W NCF” for a residential cooperative property and the “U/W Net Operating Income” or “U/W NOI” for a residential cooperative property, in each case as set forth on Annex A-1 to this prospectus, is the projected operating income of such residential cooperative property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, in the case of “U/W Net Cash Flow” or “U/W NCF”, further reduced by projected replacement reserves for capital expenditures, in each case as determined by the appraiser. Accordingly, U/W Revenues, U/W Expenses, U/W Net Operating Income, U/W Replacement and U/W Net Cash Flow, in each case as set forth on Annex A-1 to this prospectus, are derived from the appraisal. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.

The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to Mortgage Loans secured by residential cooperative properties may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for such Mortgage Loans secured by residential cooperative properties had a different methodology (including the methodology used for calculating such values with respect to the other Mortgage Loans sold to the depositor) been used.

With respect to information presented in Annex A-1 to this prospectus with respect to mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness in the form of a second priority line of credit (each, a “Subordinate LOC”), (1) the Coop – Committed Secondary Debt equals the balance of such Subordinate LOC, based on the full face amount of such Subordinate LOC, (2) the Whole Loan Cut-off Date Balance is calculated assuming the Subordinate LOC loan amount is fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (3) the Subordinate Secured Debt Original Balance is calculated assuming the Subordinate LOC is fully advanced on the date of closing of said Subordinate LOC, (4) the Subordinate Secured Debt Cut-off Date Balance indicates the balance of the Subordinate LOC as of February 10, 2017, (5) the Whole Loan Cut-off Date LTV Ratio, Whole Loan Cut-off Date U/W NOI Debt Yield and Whole Loan Cut-off Date U/W NCF Debt Yield are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (6) the Whole Loan Debt Service, Whole Loan U/W NOI DSCR and Whole Loan U/W NCF DSCR are calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable mortgage loan document (with the applicable interest rate determined using 1-month LIBOR in effect as of February 10, 2017 and giving effect to any applicable interest rate floor) and (C) that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

With respect to the Mortgage Loans secured by residential cooperative properties, each related Mortgaged Property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity.

168

Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 to this prospectus with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust. In addition, with respect to information presented in Annex A-1 to this prospectus with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 to this prospectus with respect to Mortgage Loans (other than such Mortgage Loans secured by residential cooperative properties) is not presented on Annex A-1 to this prospectus with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust. For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 to this prospectus for the Mortgage Loans secured by residential cooperative properties are not presented on Annex A-1 to this prospectus with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust.

169

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$634,913,732
Number of Mortgage Loans	61
Number of Mortgaged Properties	78
Number of crossed loans	0
Crossed loans as a percentage	0.0%
Range of Cut-off Date Balances	$1,000,000 to $55,000,000
Average Cut-off Date Balance	$10,408,422
Range of Mortgage Rates	3.620% to 8.040%
Weighted average Mortgage Rate	4.992%
Range of original terms to maturity	60 months to 240 months
Weighted average original term to maturity	113 months
Range of remaining terms to maturity	51 months to 120 months
Weighted average remaining term to maturity	111 months
Range of original amortization terms(2)	120 months to 480 months
Weighted average original amortization term(2)	360 months
Range of remaining amortization terms(2)	51 months to 479 months
Weighted average remaining amortization term(2)	359 months
Range of Cut-off Date LTV Ratios(3)(4)(6)	2.4% to 73.8%
Weighted average Cut-off Date LTV Ratio(3)(4)(6)	58.2%
Range of LTV Ratios as of the maturity date(3)(4)(6)	0.0% to 64.4%
Weighted average LTV Ratio as of the maturity date(3)(4)(6)	52.7%
Range of U/W NCF DSCRs(4)(5)(6)	1.15x to 22.85x
Weighted average U/W NCF DSCR(4)(5)(6)	2.18x
Range of U/W NOI Debt Yields(4)(6)	7.6% to 246.1%
Weighted average U/W NOI Debt Yield(4)(6)	13.7%
Percentage of Initial Pool Balance consisting of:
Interest-only, Amortizing Balloon	36.9%
Interest-only, Balloon	33.1%
Amortizing Balloon	29.5%
Fully Amortizing	0.5%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Excludes eleven (11) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as McLean Data Center Portfolio, Preferred Freezer Vernon, Promenade at Tutwiler Farm, Jamboree Business Center, Cleveland Technology Center, Palms of Carrollwood, 9 Barrow Owners Corp., Grinnell Water Works, Little York Plaza Shopping Center, West Wind Shopping Center and 140 Sullivan Cooperative Corp., representing approximately 33.1% of the Initial Pool Balance by allocated loan amount, that are interest-only for the entire term, as applicable.

(3)	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Whitehall Corporate Center VI and Holiday Inn Express & Suites Riverhead, securing approximately 3.7% of the Initial Pool Balance, the LTV Ratio was calculated based upon a hypothetical valuation other than an “as-is” value. The remaining mortgage loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(4)	In the case of two (2) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Peachtree Mall and DoubleTree by Hilton Tempe, representing approximately 3.3% of the Initial Pool Balance, each of which has one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated including the related pari passu companion loan(s).

170

(5)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the Cut-off Date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the Cut-off Date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

(6)	For Mortgage Loans secured by residential cooperative properties, the debt service coverage ratio and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date assuming such Mortgaged Property is operated as a rental property. The loan-to-value ratio information for Mortgage Loans secured by residential cooperative properties is based upon the Appraised Value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in this prospectus.

The issuing entity will include seven (7) Mortgage Loans, representing approximately 31.7% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

171

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Retail	16	$147,534,018	23.2%
Anchored	8	97,899,214	15.4
Unanchored	3	26,957,000	4.2
Regional Mall	1	11,352,804	1.8
Shadow Anchored	3	8,350,000	1.3
Single Tenant	1	2,975,000	0.5
Multifamily	24	$124,150,614	19.6%
Garden	8	65,485,079	10.3
Cooperative	15	49,229,160	7.8
Student Housing	1	9,436,374	1.5
Hospitality	11	$96,038,611	15.1%
Limited Service	9	76,469,507	12.0
Full Service	2	19,569,103	3.1
Office	6	$93,947,461	14.8%
Suburban	5	91,054,342	14.3
Medical	1	2,893,118	0.5
Other	4	$77,918,000	12.3%
Data Center	2	76,300,000	12.0
Leased Fee(2)	2	1,618,000	0.3
Self Storage	11	$48,779,971	7.7%
Self Storage	11	48,779,971	7.7
Industrial	1	$33,000,000	5.2%
Cold Storage	1	33,000,000	5.2
Manufactured Housing Community	5	$13,545,058	2.1%
Manufactured Housing Community	5	13,545,058	2.1
Total	78	$634,913,732	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

(2)	The Mortgaged Properties identified on Annex A-1 to this prospectus as Tharp Portfolio III – Fifth Third – Land Lease and Tharp Portfolio III – Dunkin Donuts – Land Lease, collectively securing approximately 0.3% of the Initial Pool Balance by allocated loan amount, are operated as stand-alone, single-tenant retail properties.

Retail Properties

In the case of the retail properties set forth in the above chart, we note the following:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Peachtree Mall, representing approximately 1.8% of the Initial Pool Balance, the Mortgaged Property has been the site of three unrelated shootings on March 4, 2016, March 26, 2016, and June 5, 2016 with the March 26 shooting resulting in a fatality. We cannot assure you that such activity will not adversely impact occupancy or rental payments at the Mortgaged Property based on prospective tenants’ or customers’ perception of the Mortgaged Property or that additional similar incidents will not occur in the future.

●	Also, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Peachtree Mall, representing approximately 1.8% of the Initial Pool Balance, the Mortgaged Property is located within 12 miles of Fort Benning, which employs over 35,000 people and has a total population of

172

approximately 108,000. The U.S. Army recently announced a reduction of 3,402 troops at Fort Benning by fiscal year 2017. We cannot assure you that such reduction in troops (or any further reductions in troops or a permanent closing of the base) will not have a material adverse effect on revenues or net operating income at the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Multifamily Properties

In the case of the multifamily properties set forth in the above chart, we note the following:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Brownstone Terrace, representing approximately 1.5% of the Initial Pool Balance, the related Mortgaged Property is 100% occupied by student tenants.

●	Certain of the residential cooperative properties securing mortgage loans included in the Trust may be operated as limited equity cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units. Such restrictions may negatively impact the value and operation of such a mortgaged property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this prospectus.

●	In addition, certain of the residential cooperative properties are subject to government rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this prospectus.

●	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Biltmore Apartments and The Rochester Apartments, collectively securing Mortgage Loans representing approximately 2.5% of the Initial Pool Balance, each such Mortgaged Property has some of its rents subsidized under, or certain related tenants receive rental assistance through, the Section 8 tenant-based assistance program of the U.S. Department of Housing and Urban Development (“HUD”) or another federal, state or local tenant-based assistance program. We cannot assure you that any such program will be continued in its present form or that the level of assistance provided thereby will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

173

Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

●	All such hospitality properties are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Country Inn & Suites – Dearborn, representing approximately 1.0% of the Initial Pool Balance, the appraisal concluded that (i) a 96-room Hampton Inn, recently opened in December 2016; (ii) a 107-room Holiday Inn Express & Suites, recently opened in June 2016; and (iii) a 99-room Staybridge Suites, recently opened in April 2016, are expected to directly compete with the Mortgaged Property.

●	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Holiday Inn Beaumont and DoubleTree by Hilton Tempe, representing approximately 1.6% and 1.5% of the Initial Pool Balance, respectively, approximately 28.4% and 28.0% of the underwritten revenue, respectively, are attributed to food and beverage sales.

●	With respect to the Mortgage Loan secured by the portfolio Mortgaged Properties identified on Annex A-1 to this prospectus as Hyatt Place Portfolio, representing approximately 8.7% of the Initial Pool Balance, the related appraisals concluded that (i) a 111-room hotel property, Aloft Hotel, currently under construction and expected to open in March 2018, is expected to directly compete with the Hyatt Place Alpharetta; (ii) a 121-room Hilton Garden Inn hotel, currently under construction and scheduled to open in the fourth quarter of 2017, is expected to directly compete with the Hyatt Place Topeka; and (iii) a 126-room SpringHill Suites by Marriott hotel, currently under construction and scheduled to open in October 2017, and a 124-room Hampton Inn & Suites by Hilton hotel, scheduled to open in January 2017, are expected to be directly competitive with the Hyatt Place Dallas.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Hyatt Place Portfolio	$55,000,000	8.7%	1/23/2028	2/6/2027
Holiday Inn Beaumont	$10,000,000	1.6%	1/9/2030	3/6/2027
DoubleTree by Hilton Tempe	$9,569,103	1.5%	6/30/2033	12/6/2026
Holiday Inn Express & Suites Riverhead	$8,987,193	1.4%	3/4/2026	2/6/2027
Country Inn & Suites - Dearborn	$6,490,909	1.0%	9/30/2033	2/6/2027
Holiday Inn Express & Suites Sedalia	$5,991,406	0.9%	2/9/2032	2/6/2027

174

See “Risk Factors—Risks Relating to the Mortgage Loans— Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Office Properties

In the case of the office properties set forth above, we note the following:

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Whitehall Corporate Center VI, securing approximately 2.3% of the Initial Pool Balance, the Mortgaged Property is included within a suburban office development comprised of six office buildings and other undeveloped parcels, all of which are owned by affiliates of the related sponsor. At least one of the other buildings has substantially greater current vacancy than the Mortgaged Property. While the loan documents contain covenants prohibiting the borrower from allowing related parties to solicit, steer or incentivize any tenant at the Mortgaged Property to lease space at another property owned or otherwise operated by a related party (except under specified tenant-initiated or other tenant need-based circumstances), we cannot assure you that leasing activity by the sponsor within the related office development will not adversely affect the performance of the Mortgaged Property as a result.

See “Risk Factors—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, we note the following:

•	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Cypress Gardens MHC, Leopard Mobile Home Park, and Highland MHP, collectively securing approximately 1.4% of the Initial Pool Balance, 126 of the 269 Cypress Gardens MHC pad sites (approximately 32.0% of underwritten income), 66 of the 184 Leopard Mobile Home Park pad sites (approximately 30.6% of the underwritten income), and 21 of the 74 Highland MHP pad sites (approximately 24.0% of the underwritten income) are intended for use by recreational vehicles. In addition, with respect to the Leopard Mobile Home Park Mortgaged Property, rental income is derived, in part, from the leasing of two single-family residences located at such Mortgaged Property.

•	In the case of one (1) portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Indiana MHC Portfolio, securing approximately 0.7% of the Initial Pool Balance, over 10.0% of the pad sites at such portfolio of Mortgaged Properties is known to be occupied by “park-owned homes” or is, in whole or in part, occupied by homes owned by an affiliate of the related borrower and rented out like apartments or subject to installment sales contracts.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

175

Industrial Properties

In the case of the industrial properties set forth above, see “Risk Factors—Industrial Properties Have Special Risks”, “—Cold Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self Storage Properties

In the case of the self storage properties set forth above , we note the following:

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as StaxUp Storage Homeland, securing approximately 1.3% of the Initial Pool Balance, approximately 40% of the underwritten revenues are derived from recreational vehicle parking and a leased car and recreational vehicle wash facility and café area. In addition, approximately 24 of the 285 recreational vehicle parking spaces (representing 8.4% of the total spaces) encroach into a state right of way. However, there would be minimal cost to move the parking spaces if required, the loss of the parking spaces would not impact the Mortgaged Property’s legal conforming zoning determination (as the Mortgaged Property would still have sufficient parking) and the Mortgaged Property has used these spaces for the past nine years without issue or complaint from the state. Moreover, if the income from these spaces were excluded from the underwriting, the related debt yield and debt service coverage ratio would still be approximately 8.9% and 1.35x, respectively.

See “Risk Factors—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Leased Fee Properties

In the case of the leased fee properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Leased Fee Properties Have Special Risks”, and “—Retail Properties Have Special Risks” in this prospectus.

Data Center Properties

In the case of the data center properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Data Center Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

176

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Data Center(1)	2	12.0%
Restaurant(2)	10	11.0%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(3)	4	6.2%
Cold Storage(4)	1	5.2%
Theater/entertainment facility(5)	1	1.8%
Student Housing(6)	1	1.5%
Gym, fitness center or a health club(7)	1	0.9%
Bank branch(8)	2	0.6%

(1)	Includes the Mortgaged Properties identified on Annex A-1 to this Prospectus as McLean Data Center Portfolio and Cleveland Technology Center.

(2)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as The Strand on Ocean Drive, Palms of Carrollwood, Crossroads Shopping Center, Tri Retail Portfolio – Target Shadow Anchored Outlot, Tri Retail Portfolio – Promenade at Castle Rock, Tharp Portfolio III – Southeastern & English, Tharp Portfolio III – Dunkin Donuts - Land Lease, Victoria Place – CA, West Wind Shopping Center and Lithia Square. Excludes any hotel properties that may have a restaurant on-site.

(3)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Carrollton Avenue Shopping Center, Crossroads Shopping Center, Victoria Place – CA and The Offices at Johns Creek.

(4)	Includes the Mortgaged Property identified on Annex A-1 to this Prospectus as Preferred Freezer Vernon.

(5)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Peachtree Mall.

(6)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Brownstone Terrace.

(7)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Tulsa Shops.

(8)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Tri Retail Portfolio – Sherwin Williams Anchored and Tharp Portfolio III – Fifth Third - Land Lease.

In addition, with respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Carrollton Avenue Shopping Center and Tharp Portfolio III – Southeastern & English, representing approximately 3.8% of the Initial Pool Balance by allocated loan amount, each such Mortgaged Property includes one or more tenants that operate an on-site gas station at the Mortgaged Property. See “Risk Factors – Risks Relating to the Mortgage Loans – Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” in this prospectus.

With respect to the residential cooperative properties included in the Trust, information regarding the 5 largest tenants has not been reflected on Annex A-1 to this prospectus or in the preceding chart. Notwithstanding the exclusion of the residential cooperative properties from the statistics presented in the preceding chart and bullets, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices or clinics, data centers, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperatives Properties Have Special Risks”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

177

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)		Cut-off Date LTV Ratio(1)	Property Type
Hyatt Place Portfolio	$55,000,000	8.7%	$72,944	1.78	x	64.6%	Hospitality
McLean Data Center Portfolio	$51,000,000	8.0%	$399	2.32	x	60.0%	Other
International Paper Global HQ	$38,350,000	6.0%	$179	1.52	x	65.8%	Office
Preferred Freezer Vernon	$33,000,000	5.2%	$179	1.94	x	56.9%	Industrial
Promenade at Tutwiler Farm	$27,700,000	4.4%	$124	1.76	x	64.4%	Retail
Jamboree Business Center	$25,800,000	4.1%	$165	2.06	x	61.0%	Office
Cleveland Technology Center	$25,300,000	4.0%	$94	3.46	x	41.5%	Other
Five Star Self-Storage Portfolio	$24,466,524	3.9%	$62	1.37	x	64.2%	Self Storage
Carrollton Avenue Shopping Center	$22,000,000	3.5%	$107	1.38	x	57.4%	Retail
The Strand on Ocean Drive	$20,000,000	3.2%	$1,580	1.15	x	60.6%	Retail
Palms of Carrollwood	$18,720,000	2.9%	$112	2.05	x	56.7%	Retail
Whitehall Corporate Center VI	$14,364,342	2.3%	$123	1.27	x	70.1%	Office
Britt Lakes	$13,600,000	2.1%	$62,963	1.35	x	73.8%	Multifamily
Peachtree Mall	$11,352,804	1.8%	$147	1.85	x	56.4%	Retail
Summercrest Apartments	$11,350,000	1.8%	$31,972	1.59	x	66.3%	Multifamily
Top 3 Total/Weighted Average	$144,350,000	22.7%		1.90	x	63.3%
Top 5 Total/Weighted Average	$205,050,000	32.3%		1.89	x	62.4%
Top 15 Total/Weighted Average	$392,003,670	61.7%		1.86	x	61.1%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 1.7% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans”, representing approximately 15.6% of the Initial Pool Balance are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of

178

indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Hyatt Place Portfolio	Multi-Property	$55,000,000	8.7%
Five Star Self-Storage Portfolio	Multi-Property	24,466,524	3.9
Tri Retail Portfolio	Multi-Property	8,350,000	1.3
Tharp Portfolio III	Multi-Property	6,750,000	1.1
Indiana MHC Portfolio	Multi-Property	4,689,690	0.7
Total		$99,256,214	15.6%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers. For example:

●	With respect to the Mortgaged Property identified on Annex A-1 as McLean Data Center Portfolio, securing approximately 8.0% of the Initial Pool Balance by allocated loan amount, such Mortgaged Property is comprised of two separate parcels, which are non-contiguous and/or each of which is owned by a separate borrower.

Two (2) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans”, representing approximately 5.6% of the Initial Pool Balance, are not cross-collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrower sponsors that are related to each other represents more than approximately 3.1% of the Initial Pool Balance. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

179

The following table shows each group of Mortgage Loans having borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan/Mortgaged Property Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Summercrest Apartments	1	$11,350,000	1.8%
Raghu Apartments	1	8,425,000	1.3
Total for Group 1:	2	$19,775,000	3.1%
Group 2:
Biltmore Apartments	1	$8,500,000	1.3%
The Rochester Apartments	1	7,250,000	1.1
Total for Group 2:	2	$15,750,000	2.5%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

See also representation and warranty no. 42 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	6	$89,996,591	14.2%
Texas	12	$76,623,579	12.1%
New York	16	$58,216,353	9.2%
Virginia	2	$57,300,000	9.0%
Florida	4	$47,699,237	7.5%
North Carolina	4	$46,394,342	7.3%
Indiana	10	$38,736,064	6.1%
Tennessee	1	$38,350,000	6.0%
Ohio	4	$35,685,747	5.6%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-2.

The remaining Mortgaged Properties are located throughout 12 other states, with no more than 4.4% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

180

●	Twenty-six (26) Mortgaged Properties identified on Annex A-1 to this prospectus as Hyatt Place Portfolio – Hyatt Place Roanoke, Carrollton Avenue Shopping Center, The Strand on Ocean Drive, Palms of Carrollwood, Summercrest Apartments, 9 Barrow Owners Corp., Holiday Inn Beaumont, Holiday Inn Express & Suites Riverhead, Raghu Apartments, Oceanview Towers Inc., Cypress Gardens MHC, Lithia Square, Rockville Tudor Apt. Corp., 60-104 Owners Corp., 55 Lenox Tenants Corporation, Sunset Green Housing Corporation, Westbrook Tenants Corporation, Beach 124 Apt. Inc. a/k/a Beach 124 Apt Inc., 345 Bronx River Road Owners, Inc., Leopard Mobile Home Park, Brigham Shellbank Cooperative, Inc. a/k/a Brigham Shellbank Cooperative, Inc., Shore Road Apartment Corporation, Southridge Cooperative, Section 1, Inc., 323-325-327 West 11th Street Owners Corp., 156-168 East 3rd Street Owners, Inc. and 140 Sullivan Cooperative Corp., securing approximately 26.2% of the Initial Pool Balance by allocated loan amount, are each located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean, and, therefore, are more susceptible to hurricanes. See representation and warranty nos. 18 and 26 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

●	Eight (8) Mortgaged Properties identified on Annex A-1 to this prospectus as International Paper Global HQ, Preferred Freezer Vernon, Jamboree Business Center, Crossroads Shopping Center, StaxUp Storage Homeland, Security Public Storage-Brea, Victoria Place – CA and Highland MHP, securing approximately 20.4% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 15.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

Mortgaged Properties with Limited Prior Operating History

Three (3) of the Mortgaged Properties, securing approximately 7.4% of the Initial Pool Balance by allocated loan amount (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

Three (3) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Preferred Freezer Vernon, Cleveland Technology Center and Palms of Carrollwood representing approximately 12.1% of the Initial Pool Balance, each have two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of

181

partition. “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as American Storage of Rockwall, representing approximately 0.5% of the Initial Pool Balance, the related borrower is a Colorado limited liability limited partnership that is approximately (a) 17% directly owned by 2 general partners and (b) 83% directly owned by 19 limited partners. The non-recourse carveout guarantor of the subject Mortgage Loan is both a general partner and a limited partner (owning approximately 16.0% and 8.3%, respectively, of the related borrower in those capacities). No other investor owns more than approximately 9.2516% of the related borrower.

Shari’ah Compliant Loan

The Mortgage Loan identified on Annex A-1 as Grinnell Water Works, representing approximately 1.1% of the Initial Pool Balance, was structured as a Shari’ah compliant loan. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans”.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with Shari’ah laws. Although there are many requirements under Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah laws prohibit transaction involving the payment of interest. This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person. To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent. This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase at the end of the term of the Mortgage Loan).

Condominium Interests

Three (3) of the Mortgage Loans secured by Mortgaged Properties identified on Annex A-1 to this prospectus as The Strand on Ocean Drive, 9 Barrow Owners Corp. and The Offices at Johns Creek, representing approximately 5.3%, of the Initial Pool Balance, are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Strand on Ocean Drive, representing approximately 3.2% of the Initial Pool Balance, the collateral for the Mortgage Loan consists of two condominium units. The borrower does not control or appoint members to the condominium association’s board of managers, nor does it control the voting of the condominium board. However, the board of managers is prohibited from adopting any amendment that would adversely affect any rights, benefits, privileges or priorities granted or reserved to mortgagees of units without the consent of such mortgagees. In addition, the Condominium Declaration controls the use of condemnation proceeds and states that condemnation proceeds will be used

182

to repair and restore the affected property unless 75% of such property is substantially damaged, destroyed or taken, provided that if unit owners owning at least 80% of the applicable interests in the common elements of the condominium resolve (with the approval of a majority of the institutional mortgagees) not to repair or restore the affected property, then such property will not be repaired and will be subject to an action for partition.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 9 Barrow Owners Corp., representing approximately 1.7% of the Initial Pool Balance, the related Mortgaged Property consists of one condominium unit in an apartment building that is comprised of two condominium units. The residential condominium unit, which comprises the Mortgaged Property, consists of 80 residential apartment units with allocated cooperative shares, and one (1) superintendent’s unit for which cooperative shares have not been allocated. The commercial condominium unit, which is owned separately and is not a part the Mortgaged Property, may be used for any purpose permitted by law. Each condominium unit is taxed separately. The ordinary affairs of the condominium are governed by the condominium board which is comprised of six (6) members appointed by the related borrower and one (1) member appointed by the commercial unit owner. While the related borrower controls the condominium board, thereby controlling the day-to-day operation of the condominium, certain specified decisions require the consent of both condominium board members and, accordingly, with respect to such decisions the consent of the condominium board member appointed by the commercial unit owner will be required. In addition, when any unit is to be sold, upon acceptance by the unit owner of any offer, the condominium board must be notified of the proposed offer and has thirty (30) days to purchase the unit in accordance with the offer made.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Offices at Johns Creek, representing approximately 0.5% of the Initial Pool Balance, the Mortgaged Property is comprised of two freestanding buildings that are part of a six-building land condominium. The borrower has 30.82% of the voting rights in the related owners’ association (70.00% required for major decisions). The association’s responsibilities are limited, and each building owner is responsible for its own maintenance. The loan documents provide for personal liability to the borrower and guarantor for losses related to the termination or amendment of the condominium regime without Lender’s consent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 8 in Annex D-1 to this prospectus and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Residential Cooperatives

Fifteen (15) of the Mortgage Loans, collectively representing approximately 7.8% of the Initial Pool Balance, are secured by Mortgaged Properties structured as residential cooperatives. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this prospectus.

183

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	78	$634,913,732	100.0%
Total	78	$634,913,732	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan (other than the Mortgaged Property identified on Annex A-1 to this prospectus as The Office at Johns Creek) no more than 17 months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 to this prospectus and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as McLean Data Center Portfolio, securing approximately 8.0% of the Initial Pool Balance, with respect to the Polk Annex Building only, the Phase I environmental site assessment obtained at loan origination identified a recognized environmental condition (“REC”) associated with two 10,000 gallon diesel underground storage tanks (“UST’s”) installed in 1991 that are currently in use on-site. The UST’s are double-walled fiberglass tanks and utilize fiberglass piping, and are monitored by an automatic inventory/leak detection system that is ostensibly functioning. Based on

184

the age of the UST’s, the environmental consultant recommended a Phase II ESA for tank tightness testing. In lieu of a Phase II ESA, the lender obtained a $2,000,000 real estate lenders pollution policy from Indian Harbor Insurance Company with an 8-year term (loan term is 5 years) and having a $25,000 deductible. The policy premium was pre-paid at closing. Indian Harbor Insurance Company has an S&P rating of “A+”. In addition, with respect to the Roosevelt Building only, in the Phase I ESA dated July 27, 2016 the Phase I environmental consultant noted a prior 1997 ESA, which identified paint and solvent storage near a floor drain. Although no further action was conducted in 1997, a soil and groundwater investigation was conducted at the Roosevelt Building based on these former concerns, which identified trichloroethene concentrations in groundwater and as such, additional investigation was recommend by the Phase I environmental consultant. A limited Phase II ESA dated September 22, 2016 recommended no further action.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Cleveland Technology Center, securing approximately 4.0% of the Initial Pool Balance, the Phase I ESA dated December 21, 2016, indicated historical RECs related to the historical use of the Mortgaged Property for industrial and auto repair purposes since at least the 1930s until the mid-1980s. The Phase I ESA recommended further investigation of the property to determine if the historical RECs resulted in any subsurface impact or vapor concern. A REC relating to a leaking underground storage tank case that achieved “no further action” status but for which closure documents were unavailable was also identified in the Phase I ESA. In lieu of subsurface investigation, the lender obtained a premises environmental liability insurance policy issued by Steadfast Insurance Company, a member company of Zurich North America (rated “AA-” by S&P) with coverage of $5 million per claim and $5 million in the aggregate and a self-insured retention of $25,000. The policy runs through January 25, 2025 and the policy premium has been paid in full.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Five Star Self-Storage Portfolio, representing approximately 3.9% of the Initial Pool Balance, the Phase I ESAs for two of the Mortgaged Properties in the portfolio identified environmental conditions. With respect to the Mortgaged Property identified as Five Star Self-Storage Portfolio – Ferndale, the Phase I ESA dated December 12, 2016 identified a recognized environmental condition related to a former tenant’s (Reichhold Chemical Company (“Reichhold”)) use or generation of certain compounds from early 1950 through 1997. Pursuant to a consent order between Reichhold and the State of Michigan Department of Environmental Quality (“MDEQ”) in 1994, the site has undergone extensive groundwater remediation activities and is currently under an ongoing groundwater monitoring program. The site is listed on various state and federal databases and the MDEQ required Reichhold to implement a workplan and to post a $719,000 financial assurance related to the continued remediation of the Mortgaged Property. Reichhold failed to complete the workplan and filed for bankruptcy in 2014. The MDEQ has drawn on and holds the financial assurance from Reichhold. The borrower has proposed a Corrective Action Long Term Agreement (“CALTA”) which includes a form of workplan for ongoing monitoring, operations and maintenance of engineering controls and implementation of institutional controls. Pending approval by MDEQ of the CALTA, the borrower has posted a mirror financial assurance with the lender in the amount of $719,000. With respect to the Mortgaged Property identified as Five Star Self-Storage Portfolio – Lansing, the Phase I ESA dated December 12, 2016 noted a controlled recognized environmental

185

condition (“CREC”) due to contamination from an offsite source. The Phase I ESA recommended no further action with regard to the CREC. The borrower obtained an environmental impairment liability insurance policy from Beazley (Lloyd’s of London 623/2623) with a policy limit of $2 million per incident and in the aggregate, a deductible of $100,000 and a 121 month term with a 36-month extended reporting period listing both the Ferndale and Lansing properties as covered locations. The lender with its successors, assigns and/or affiliates is named as an additional named insured under the policy. The policy premium was paid in full at closing. Lloyds Syndicates has an A.M. Best Rating of “A”.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Carrollton Avenue Shopping Center, securing approximately 3.5% of the Initial Pool Balance, the Phase I ESA obtained at loan origination identified the following RECs related to the following: (i) with respect to the Firestone Auto Center site, (A) an oil spill in September of 2005 caused by flooding at the site as a result of Hurricane Katrina which is reflected as “closed” but for which the details and confirmatory soil sampling were not found in the file, (B) the potential impact of four USTs which were removed in 1991 but for which certain groundwater sampling was not performed at the time of closure, and (C) long-term automotive repair/service use (1950s to present), and (ii) with respect to the retail strip site, a prior on-site dry cleaners use. In addition, the Phase I ESA identified a controlled recognized environmental condition with respect to the prior on-site gas station use and prior on-site dry cleaner use at the CVS site was granted regulatory closure subject to maintenance of a containment cap and the requirement that no soils may be removed other than for disposal at a permanent facility without prior approval of the Louisiana Department of Environmental Quality (LDEQ). The Phase I ESA recommended (i) a Phase II ESA to determine the presence or absence of soil and/or groundwater contamination in connection with the prior auto service and dry cleaner use and the USTs at the Firestone/retail sites, and (ii) continued compliance with the controls and restrictions issued by the LDEQ for the CVS site. In lieu of a Phase II ESA, the lender obtained a $2 million lender environmental collateral protection and liability-type environmental insurance policy from Great American Insurance Group with a 13-year term and having a $25,000 deductible. The policy premium was pre-paid at closing. Great American Insurance Group has an S&P rating of “A+”.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Crossroads Shopping Center, securing approximately 1.6% of the Initial Pool Balance, the Phase I ESA identified the prior use of a tenant as a dry cleaner at the Mortgaged Property as a REC. However, as tests conducted in 1997 and 2016 showed concentrations of chemicals used in dry cleaning to be below environmental screening levels, and the likely source of such chemicals to be off-site, the ESA did not recommend any further action. Environmental insurance has been obtained for the Mortgaged Property. The lender obtained a premises environmental liability insurance policy issued by Beazley (Lloyd’s of London 623/2623) (rated A by A.M. Best) with coverage of $5 million per claim and $5 million in the aggregate and a self-insured retention of $25,000. The policy runs through January 1, 2027 and the policy premium has been paid in full.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Brownstone Terrace, securing approximately 1.5% of the Initial Pool Balance, the Phase I ESA indicated that, while there are no RECs at the Mortgaged Property, a previous site investigation found petroleum contamination from activities on a neighboring property. The Phase I ESA further indicated that the levels of

186

contamination found at the Mortgaged Property were below regulatory action levels and did not recommend any further action with respect to such contamination, but did recommend additional investigation to determine if the historical usage of the Mortgaged Property has resulted in sub-surface contamination or vapors that would be in excess of regulatory action levels. Additionally, the state minimum regulatory action levels have been reduced such that if the Mortgaged Property is retested under the current state guidelines remediation would be required. The lender obtained a premises environmental liability insurance policy issued by Great American E&S Insurance Company (rated A+: XV by A.M. Best and “A+” by S&P) with coverage of $1 million per claim and $1 million in the aggregate and a self-insured retention of $25,000. The policy runs through February 3, 2030 and the policy premium has been paid in full.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Tharp Portfolio III – Southeastern & English, securing approximately 0.3% of the Initial Pool Balance by allocated loan amount, the related borrower obtained a Lender Environmental Collateral Protection and Liability Insurance policy on such Mortgaged Property for the benefit of the lender due to the presence of an on-site gas station. Such policy was issued by Steadfast Insurance Company, only covers the Mortgaged Property identified on Annex A-1 to this prospectus as Tharp Portfolio III – Southeastern & English and has a $1 million limit per claim and in the aggregate, a self-insured retention of $50,000 and a policy period that runs through February 14, 2030. As of December 1, 2016, A.M. Best Rating Services confirmed a financial strength rating of A+ (Negative Outlook) for Steadfast Insurance Company.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Little York Plaza Shopping Center, securing approximately 0.9% of the Initial Pool Balance, the Phase I ESA obtained at loan origination identified a REC associated with a former dry cleaner tenant which occupied the mortgaged property between 1971 and 1986. The mortgaged property was enrolled in the TCEQ Dry Cleaner Remediation Program (the “DCRP”). The State of Texas is performing the remediation which will include injections of solutions into the ground at the mortgaged property. The environmental consultant estimated that remediation costs, if necessary, would range from $80,000 to $100,000. A $125,000 letter of credit required at closing as additional collateral for the Mortgage Loan, subject to release upon the borrower delivering satisfactory evidence that a recommendation of “no further action” has been made with respect to the REC. The borrower has registered with the DCRP and shall pay $1,500 annual property owner participation fee to remain in the DCRP commencing in March 2017.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as The Offices at Johns Creek, securing approximately 0.5% of the Initial Pool Balance, in lieu of obtaining a Phase I ESA, the lender obtained a $3,143,118 group lender environmental collateral protection and liability-type environmental insurance policy with $3,143,118 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10 year term (equal to the loan term) and a 3 year policy tail and having no deductible. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-”.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with

187

respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Hyatt Place Portfolio, representing approximately 8.7% of the Initial Pool Balance, the borrower has commenced a franchisor-mandated PIP at the Mortgaged Properties that includes, among other things, renovations to the public areas and guestrooms. At origination, the borrower reserved $3,557,583, which amount represents approximately 115% of the estimated cost to complete the PIP. The PIP is expected to be completed by June 2018.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn Beaumont, securing approximately 1.6% of the Initial Pool Balance, the Mortgaged Property is currently undergoing a franchise required PIP. An amount equal to 125% of the budgeted cost of the remaining renovations ($678,863) was reserved at origination and the remaining renovations are expected to be completed by the end of the second quarter of 2017.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn Express & Suites Riverhead, representing approximately 1.4% of the Initial Pool Balance, the borrower has commenced a franchisor-mandated PIP at the Mortgaged Property that includes, among other things, renovations to the public areas, recreational areas and guestrooms. At origination, the borrower reserved $1,500,000, which amount represents the estimated cost to complete the PIP. The PIP is expected to be completed by May 2018.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Holiday Inn Express & Suites Sedalia, representing approximately 0.9% of the Initial Pool Balance, the borrower has commenced a franchisor-mandated PIP at the Mortgaged Property that includes, among other things, renovations to the public areas, recreational areas and guestrooms. At origination, the borrower reserved $1,758,247, which amount represents approximately 110% of the estimated cost to complete the PIP. The PIP is expected to be completed by March 2018.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case,

188

the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 17 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Carrollton Avenue Shopping Center, securing approximately 3.5% of the Initial Pool Balance, the loan guarantor (Jeffrey J. Feil) is named as defendant in a lawsuit initiated by various family members/shareholders alleging mismanagement of certain family businesses and trusts and seeking dissolution and liquidation of the related business assets. Mr. Feil assumed control of the businesses following the death of his parents. Specifically, the plaintiffs’ claims include that Mr. Feil, using his voting control, engaged in a scheme to restrict cash distributions and coerce the family members to sell their interests in the family businesses to Mr. Feil on below-market terms. Additional claims include Mr. Feil’s misappropriation of insurance proceeds following Hurricane Katrina. Certain information concerning the related proceedings is under seal because of existing confidentiality agreements. We cannot assure you that such litigation will not be adversely adjudicated, or that there will not be any material adverse effects on Mr. Feil’s business or on the operation of the Mortgaged Property as a result. The loan documents include requirements for hard/ springing cash management (default, less than 0.7x Assumed DSCR (based on 10% constant), Costco lease events triggers) and minimum guarantor net worth/liquidity requirements, among other things.

189

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Forty-five (45) of the Mortgage Loans, representing approximately 57.9% of the Initial Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

●	Sixteen (16) of the Mortgage Loans, representing approximately 42.1% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to fourteen (14) Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Hyatt Place Portfolio, Palms of Carrollwood, Whitehall Corporate Center VI, Peachtree Mall, Crossroads Shopping Center, Beech Meadow Apartments, StaxUp Storage Homeland, Biltmore Apartments, The Rochester Apartments, Grinnell Water Works, Country Inn & Suites – Dearborn, Cypress Gardens MHC , Your Place Storage and Sunset Green Housing Corporation, representing approximately 26.7% of the Initial Pool Balance, (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans we note the following:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Hyatt Place Portfolio, representing approximately 8.7% of the Initial Pool Balance, one of the guarantors of the

190

borrower, William Lee Nelson, caused two separate borrowers to go into bankruptcy in 2005 (one borrower owned a non-branded hotel in Fayetteville, North Carolina that was collateral for a $3.0 million loan and the other owned a Clarion Inn located in San Angelo, Texas that was collateral for a $4.0 million loan). The related lenders foreclosed on both properties in unopposed foreclosure actions. In addition, Mr. Nelson was pursued by the State of Texas for outstanding state and hotel taxes and penalties and the Internal Revenue Service for unpaid employee withholding taxes. All such claims have been paid in full. Mr. Nelson was also sued by the line of credit lender related to the above hotel properties and has fully satisfied the related judgment. Additionally, Mr. Nelson was the subject of a foreclosure proceeding related to a residence owned by him. The related lender was paid in full upon the sale of the residence.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Peachtree Mall, representing approximately 1.8% of the Initial Pool Balance, the borrower and the related guarantor, GGP Limited Partnership, filed for Chapter 11 Bankruptcy on April 16, 2009. The borrower emerged from bankruptcy in December 2009 and the sponsor emerged from bankruptcy on November 8, 2010. In addition, GGP Limited Partnership has been involved in several foreclosures within the past seven years.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Palms of Carrollwood, representing approximately 2.9% of the Initial Pool Balance, the principal of one of the related sponsors provided guaranties on two loans that resulted in foreclosure and was involved in another loan that resulted in a discounted pay-off.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Whitehall Corporate Center VI, securing approximately 2.3% of the Initial Pool Balance, 10 affiliates of the sponsor (American Asset Corporation (“AAC”)), including one entity that owned the Mortgaged Property at the time, filed for bankruptcy in 2012 in connection with failed loan workout negotiations with Bank of America (“BOA”). In late 2008, the affected AAC affiliates had 11 individual loans with BOA related to projects that were in various stages of development or lease-up, including the Mortgaged Property. As a result of the economic downturn, the parties entered into debt restructuring discussions. BOA ordered new appraisals that resulted in reduced values on some of the properties, such that certain of the loans breached maximum LTV covenants in the related loan documents. BOA thereafter categorized the loans as “non-performing” and began to market the portfolio of loans for sale. After preliminary legal conflicts with AAC, BOA commenced foreclosure proceedings, and AAC filed the previously mentioned bankruptcies in response. In May 2013, the affected AAC entities obtained bankruptcy court-approved financing upon market terms for all loans involved in the dispute and exited bankruptcy; 8 of the individual loans have since been refinanced with a CMBS loan and the remaining entities operate under a confirmed plan of reorganization. In addition, various AAC affiliates have been involved in prior foreclosures, discounted payoffs or loan workouts unrelated to the Mortgaged Property.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 41 and no. 42 in Annex D-1 to

191

this prospectus and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Five (5) of the Mortgaged Properties identified on Annex A-1 to this prospectus as International Paper Global HQ, Preferred Freezer Vernon, Tharp Portfolio III – CVS Triangle Center, Tharp Portfolio III – Fifth Third - Land Lease and Tharp Portfolio III – Dunkin Donuts - Land Lease, securing approximately 12.0% of the Initial Pool Balance by allocated loan amount, are leased to a single tenant.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in this prospectus.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as International Paper Global HQ, Promenade at Tutwiler Farm, Jamboree Business Center, Cleveland Technology Center, The Strand on Ocean Drive, Palms of Carrollwood, Whitehall Corporate Center VI and Peachtree Mall.

With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or within 12 months after, the maturity date of the related Mortgage Loan.

192

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
International Paper Global HQ	6.0%	No	4/30/2027	1/11/2027
Tharp Portfolio III – Fifth Third - Land Lease	0.2%	No	1/31/2025	3/11/2027
Tharp Portfolio III – Dunkin Donuts - Land Lease	0.1%	No	10/31/2027	3/11/2027

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Peachtree Mall, representing approximately 1.8% of the Initial Pool Balance, Macy’s, Inc. is a tenant at the Mortgaged Property. On January 4, 2017, Macy’s, Inc. announced that it will close 68 stores in fiscal year 2017. While the Macy’s at the Mortgaged Property is not currently scheduled to be closed, we cannot assure you that it will remain open for business.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as Jamboree Business Center, Cleveland Technology Center, Carrollton Avenue Shopping Center, Palms of Carrollwood, Whitehall Corporate Center VI and Peachtree Mall.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example:

193

●	Two (2) of the Mortgaged Properties identified on Annex A-1 to this prospectus as The Strand on Ocean Drive and Tharp Portfolio III – Southeastern & English, securing approximately 3.5% of the Initial Pool Balance by allocated loan amount, have, among the 5 largest tenants at such Mortgaged Property (by net rentable area leased), tenants that have renewed leases or have taken possession of the space demised under the related lease with the related borrower, but have not yet commenced payments of rent or are in a rent abatement period under the related lease, or have tenants that have executed leases, but have not taken possession or commenced payment of rent, have tenants that are in a buildout phase and have not taken occupancy, have tenants that are expanding their space but have not commenced payment of the additional rent, have tenants that renewed leases that provide free rent and have not commenced payment of rent, have tenants that are entitled to free rent periods or rent abatement in the future, or have subleases in place that can increase vacancy risks. In certain circumstances, an escrow reserve related to free rent periods and tenant improvement costs and leasing commissions due in connection with such leases was funded at closing. See Annex A-1 to this prospectus and the accompanying footnotes for additional information with respect to these Mortgage Loans.

In particular, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent as set forth below:

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as McLean Data Center Portfolio, securing 8.0% of the Initial Pool Balance, PAETEC Communications, the second largest tenant, representing 48.5% of the net rentable area, is not currently fully utilizing its leased square footage; however, the tenant is currently operating at above breakeven at the facility.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Jamboree Business Center, securing approximately 4.1% of the Initial Pool Balance, the largest tenant, representing 24.4% of the net rentable area, is currently in a rent abatement period that ends in April of 2017. Additionally, the third largest tenant, representing 12.9% of the net rentable area, is currently in a rent abatement period that ends in March of 2017.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Cleveland Technology Center, securing approximately 4.0% of the Initial Pool Balance, the largest tenant is currently utilizing 40% of its leased space. Additionally, the fourth largest tenant, representing approximately 6.2% of the net rentable area, has entered into a lease related to the installation and use of an antenna, which lease is not effective until April of 2017. The tenant has not commenced paying rent with respect to such lease. The antenna will occupy 0% of the net rentable area and accounts for approximately 0.9% of the total underwritten rent

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as The Strand on Ocean Drive, securing approximately 3.2% of the Initial Pool Balance, the largest tenant is not yet in operation. The tenant will commence the build-out of its suite upon receipt of plan approval and issuance of related permits. The tenant is required to complete such build-out by August 31, 2017. The fourth largest tenant is also not yet in operation. Both tenants are expected to commence paying rent in September of 2017.

194

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	Nine (9) of the Mortgaged Properties identified on Annex A-1 to this prospectus as Preferred Freezer Vernon, Jamboree Business Center, Carrollton Avenue Shopping Center, 9 Barrow Owners Corp., Tharp Portfolio III – Fifth Third – Land Lease, Tharp Portfolio III – Dunkin Donuts – Land Lease, Victoria Place – CA, Lithia Square and The Offices at Johns Creek, securing approximately 16.6% of the Initial Pool Balance by allocated loan amount, are each subject to a purchase option, right of first refusal or right of first offer to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, a condominium board of managers, a ground tenant, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 8 in Annex D-1 to this prospectus and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

In addition, with respect to the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, we note the following:

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Jamboree Business Center, securing approximately 4.1% of the Initial Pool Balance, the Mortgaged Property is subject to a Declaration of Special Land Use Restrictions, under which the declarant has a right of first offer to purchase the Mortgaged Property in the event that the borrower seeks to sell or otherwise transfer some or all of the Mortgaged Property. The right of first offer was waived in connection with the borrower’s acquisition of the Mortgaged Property, but applies to future proposed sales of the Mortgaged Property. This right does not apply to foreclosures or the first transfer thereafter.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Preferred Freezer Vernon, representing approximately 5.2% of the Initial Pool Balance, the single tenant (Preferred Freezer) has a right of first offer to purchase the subject property if borrower decides to market the property for sale. The right of first offer is not extinguished by foreclosure; however, the right of first offer does not apply to foreclosure or deed in lieu thereof.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Carrollton Avenue Shopping Center, securing approximately 3.5% of the Initial Pool Balance, Costco (a leased fee site tenant) has a right of first offer (ROFO) to purchase the subject property if the borrower decides to market the Mortgaged Property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to a foreclosure or deed in lieu thereof. Further, CVS (also a leased

195

fee site tenant) has a ROFO to purchase its related property if borrower decides to market the CVS leased fee site only for sale. The ROFO is not extinguished by foreclosure, however, the lease expressly provides that the ROFO would not apply to the sale of the CVS leased fee site in conjunction with other property owned by the borrower; as such, the ROFO would not apply to a foreclosure or deed-in-lieu thereof as affecting the entirety of the Mortgaged Property. The loan documents do not permit the partial release of the related CVS leased fee site and a title endorsement was obtained insuring that the ROFO does not apply to foreclosure of the mortgage and that the exercise of the ROFO would not impair or extinguish the lien of the mortgage.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as The Strand on Ocean Drive, securing approximately 3.2% of the Initial Pool Balance, the largest tenant, Ocean Drive Food Court LLC (“ODFC”) is in a rent abatement period until September, 2017. An affiliate of the borrower executed a five-year master lease on the same rental terms as the ODFC lease. Such master lease will terminate when ODFC has completed the build-out of its leased space and (a) ODFC’s gross annual sales after year two is at least $4,500,000, or (b) the ODFC lease is guaranteed by an individual with financial statements acceptable to the lender.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn Beaumont, securing approximately 1.6% of the Initial Pool Balance, the Mortgage Loan is subject to a master lease structure. Both the master lessor and the master lessee are borrowers who are jointly and severally liable under the Mortgage Loan documents.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain

196

of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Eight (8) of the Mortgaged Properties identified on Annex A-1 to this prospectus as International Paper Global HQ, Preferred Freezer Vernon, Jamboree Business Center, Crossroads Shopping Center, StaxUp Storage Homeland, Security Public Storage - Brea, Victoria Place – CA and Highland MHP, securing approximately 20.4% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 15.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

●	With respect to forty-two (42) Mortgaged Properties, securing approximately 65.2% of the Initial Pool Balance by allocated loan amount, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representation and warranty nos. 18 and 31 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager as described below:

●	With respect to three (3) Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Preferred Freezer Vernon, Carrollton Avenue Shopping Center and Victoria Place – CA, representing approximately 9.4% of the Initial Pool Balance, the related borrower may rely on the single tenant’s, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-insurance, so long as the single tenant’s or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

197

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In the case of such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions thereto on Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. For example:

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as 323-325-327 West 11th Street Owners Corp. and 9 Barrow Owners Corp., representing approximately 2.0% of the Initial Pool Balance, the related Mortgaged Properties are located in The New York City Greenwich Village Historic District and are therefore subject to certain oversight by the New York City Landmarks Preservation Commission with respect to physical changes to the property.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Grinnell Water Works, representing approximately 1.1% of the Initial Pool Balance, in 1995, the neighborhood in which the Mortgaged Property is located was designated as both a National Register Historic District and a Local Historic District. The Mortgaged Property has a historic designation and tenants must adhere to guidelines applicable to the surrounding vicinity as part of their respective leases. These designations govern all additions, improvements or alterations to the leased premises.

Appraised Value

In certain cases, appraisals may reflect both “as-stabilized”, “as-complete” or “as-renovated” values, and “as-is” values. However, the Appraised Value reflected in this

198

prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table below. The “as-stabilized”, “as-complete” or “as-renovated” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. The table below shows the LTV Ratio and appraised value for Mortgage Loans using “as-stabilized”, “as-complete” or “as-renovated” values, as well as the corresponding LTV Ratio and appraised value for such Mortgage Loans using “as-is” values. In the case of residential cooperative mortgage loans expected to be sold to the depositor by National Cooperative Bank, N.A., information regarding the value of such Mortgaged Properties is based upon the appraised value of such property assuming such property is operated as a residential cooperative which value, in general, equals the sum of (x) the gross share value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this prospectus.

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Other than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Whitehall Corporate Center VI(1)	2.3%	70.1%	$20,500,000	76.4%	$18,800,000
Holiday Inn Express & Suites Riverhead(2)	1.4%	54.5%	$16,500,000	61.6%	$14,600,000

(1)	Reflects an appraisal on an “as-stabilized” basis, subject to an anticipated stabilization date of September 1, 2017.

(2)	Reflects an appraisal on an “as-complete” basis, subject to an anticipated completion date of January 1, 2018.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as International Paper Global HQ, securing approximately 6.0% of the Initial Pool Balance, each guarantor is severally liable (and not jointly) for its allocable share (based on then current ownership percentage) of any claims made. The loan documents permit allocable liability of any one guarantor to be diluted to zero (and release of such guarantor) if an approved replacement guarantor is substituted and guarantors in the aggregate satisfy the minimum net worth requirement above. AG Net Lease III Corp. has a 92.66% indirect ownership in the borrower and a net worth of $347.2 million as of June 30, 2016; and AG Net Lease III (SO) Corp. has a 7.34%

199

indirect ownership interest in borrower and a net worth of $25.0 million as of June 30, 2016.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Little York Plaza Shopping Center securing approximately 0.9% of the Initial Pool Balance, a $1,168,500 Loan Enhancement Funds letter of credit was required at closing as additional collateral for the loan, subject to release upon the guarantor’s satisfying a minimum net worth requirement of $5.58 million and a liquidity requirement of $250,000 on or before July 24, 2018. If the release condition is not satisfied, the borrower has no further right to disbursement of funds and the lender may, at its option, either hold funds as additional collateral for the loan or apply to loan balance, including applicable costs, fees and yield maintenance premium. If the release condition is satisfied, then guarantor is thereafter required to satisfy a minimum net worth of $5.58 million and a liquidity of $250,000.

●	Fifteen (15) of the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. are generally full recourse to the related borrower but do not have separate guarantors for non-recourse carveouts or separate environmental guarantors.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as International Paper Global HQ, securing approximately 6.0% of the Initial Pool Balance, the Mortgaged Property is subject to a 15-year ground lease (the “Ground Lease”) with the Economic Development Growth Engine Industrial Development Board of Memphis (“EDGE”) through 2030. The Ground Lease was created to provide a real estate tax abatement in the form of a payment in lieu of taxes (“PILOT”) program. Pursuant to the Ground Lease, International Paper must fulfill job and investment requirements: retaining at least 2,274 employees in Memphis and adding 101 new jobs by February 2017. There are currently approximately 2,300 employees at the International Paper campus and an additional 700 employees at International Paper’s other Memphis facilities (recycling plant, box design facility, data center, and aircraft hangar). While currently satisfied, if employment were to fall below the required levels, the tax abatement is subject to adjustment on a going forward-basis (but without claw-back for prior abatements). In addition, the PILOT program requires International Paper to invest (or cause to be invested) approximately $115.0 million of capital into the International Paper campus, which has also been satisfied. The PILOT program is co-terminous with the Ground Lease, and real estate taxes will revert to fully unabated real estate taxes when the Ground Lease expires. The Ground Lease is fully subordinate to the Mortgage Loan and the fee interest in the Mortgaged Property has been pledged by

200

EDGE as security for the Mortgage Loan. The borrower has prepaid a $1,000 purchase option under the Ground Lease, whereby the borrower has the option to purchase the fee interest in the Mortgaged Property at any time during the term of the Ground Lease, subject to certain limitations set forth in the Ground Lease. If the purchase option were to be exercised, fully unabated real estate taxes would resume. The loan was underwritten on the basis of the PILOT-abated taxes.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 118 Flats Oval, representing approximately 0.9% of the Initial Pool Balance, the related improvements benefit from an ordinance that grants tax abatements on new construction if such construction meets certain environmental standards. The abatement applies during the period between January 1, 2016 and December 31, 2031. The taxes on the underlying land remain in place.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Eighteen (18) Mortgage Loans, representing approximately 36.9% of the Initial Pool Balance, provide for an initial interest-only period that expires between twelve (12) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Eleven (11) Mortgage Loans, representing approximately 33.1% of the Initial Pool Balance, provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Thirty (30) Mortgage Loans, representing approximately 29.5% of the Initial Pool Balance, require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

Two (2) Mortgage Loans, representing approximately 0.5% of the Initial Pool Balance, require monthly payments of principal and interest for the entire term to stated maturity.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Approx. % of Initial Pool Balance (%)
Interest-only, Amortizing Balloon	18	$234,029,500	36.9%
Interest-only, Balloon	11	210,456,000	33.1
Amortizing Balloon	30	187,018,153	29.5
Fully Amortizing	2	3,410,079	0.5
Total:	61	$634,913,732	100.0%

201

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	16	$50,639,240	8.0%
6	28	367,620,884	57.9
11	17	216,653,608	34.1
Total:	61	$634,913,732	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0(1)	45	$584,274,492	92.0%
5	1	1,410,079	0.2
10	15	49,229,160	7.8
Total:	61	$634,913,732	100.0%

(1)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Peachtree Mall, representing approximately 1.8% of the Initial Pool Balance, permits a one-time grace period default of two business days during the loan term.

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately one to seven months) up to

202

and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

With respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., which are described as being encumbered by subordinate mortgage liens under “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”, each such Mortgage Loan is cross-defaulted with such subordinate mortgage lien(s) in the amounts described in this prospectus under “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”. In each case, the subordinate lender is subject to a subordination agreement, which generally subordinates the subordinate lender’s rights and remedies to those of the lender under the Mortgage Loan; however, the subordinate lender is generally not subject to a standstill agreement. We cannot assure you that the foregoing circumstances, including with respect to the subordinate lender’s right to independently pursue a foreclosure action, will not result in a prepayment of the Mortgage Loan at a time when the applicable special servicer might otherwise have elected to modify the related Mortgage Loan or take other action with respect to the Mortgage Loan. In addition, we cannot assure you that foreclosure by the subordinate lender will not result in a material reduction in the liquidation proceeds that otherwise might have been realized by the applicable special servicer if such special servicer were able to elect a different course of action.

203

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Thirty-seven (37) of the Mortgage Loans, representing approximately 67.7% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Eight (8) of the Mortgage Loans, representing approximately 23.3% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

●	Fifteen (15) of the Mortgage Loans, representing approximately 7.8% of the Initial Pool Balance, each permit voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a period and thereafter permit prepayment upon the payment of a Prepayment Premium for a period and thereafter such Mortgage Loan is freely prepayable.

●	One (1) Mortgage Loan representing approximately 1.2% of the Initial Pool Balance, prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the maturity date or make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1 to this prospectus, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

204

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	10	11.1%
4-6	49	79.0
7	2	9.9
Total	61	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not (i) prohibit transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. Additionally, with respect to the Mortgage Loans included in the Trust that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower.

Additionally, certain of the Mortgage Loans (excluding the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A.) provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

205

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

In addition, with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., the applicable master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related mortgaged property subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA. See “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in this prospectus.

Defeasance

The terms of thirty-eight (38) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 68.9% of the Initial Pool Balance, permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, the related balloon payment, and (y) pay any costs and expenses incurred in

206

connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the applicable master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Hyatt Place Portfolio, representing approximately 8.7% of the Initial Pool Balance, the borrowers may obtain the release of an individual Mortgaged Property after the expiration of the lockout period, provided, among other conditions, (i) the borrowers deliver a payment of the release price in an amount equal to 115% of the allocated loan amount of the Mortgaged Property to be released, together with the applicable yield maintenance or prepayment premium; (ii) following such release, (A) the loan-to-value ratio with respect to the remaining properties after giving effect to the release is no greater than the lesser of (a) the loan-to-value ratio of the individual Mortgaged Properties subject to the Hyatt Place Portfolio Mortgage Loan immediately prior to the release (based on a ratio of the outstanding principal balance to the aggregate original appraised values of such properties) and the then outstanding principal balance of the individual Mortgaged Properties subject to the Hyatt Place Portfolio Mortgage Loan prior to the release, and (b) the loan-to-value ratio of the individual Mortgaged Properties subject to the Hyatt Place Portfolio Mortgage Loan immediately prior to the release (based on current appraisals and the then outstanding principal balance), and (B) the debt service coverage ratio with respect to the remaining Mortgaged Properties is no less than the greater of (a) 1.78x and (b) the debt service coverage ratio immediately prior to such release; (iii) the lender receives a rating agency confirmation in connection with such release; and (iv) the borrowers deliver an opinion of counsel that the Trust will not fail to maintain its status as a REMIC trust as a result of such release.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Peachtree Mall, representing approximately 1.8% of

207

the Initial Pool Balance, the Mortgage Loan documents permit the borrower to substitute one or more parcels for release parcels subject to the satisfaction of certain conditions as set forth in the Mortgage Loan documents, including among others, (i) no event of default under the Mortgage Loan is then continuing; (ii) the exchanged parcel is vacant, non-income producing and unimproved and is reasonably equivalent in use, value and condition to such release parcel; (iii) after giving effect to such substitution, the loan-to-value ratio of the remaining Mortgaged Property is equal to or less than 125%; and (iv) delivery of other documents as the lender may reasonably require in connection with such exchange. In addition, the borrower may at any time and at its sole expense, acquire certain additional parcels, subject to the satisfaction of certain conditions as set forth in the Mortgage Loan documents, including among others, (i) no event of default under the Mortgage Loan is then continuing; (ii) delivery of an environmental report; (iii) if the expansion parcels are improved upon, delivery of an engineering report; and (iv) delivery of other documents as the lender may reasonably require in connection with such acquisition.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the applicable special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Forty-two (42) of the Mortgage Loans, representing approximately 70% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Forty-one (41) of the Mortgage Loans, representing approximately 73.6% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Thirty-three (33) of the Mortgage Loans, representing approximately 41.5% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Fifteen (15) of the Mortgage Loans, representing approximately 46.5% of the portion of the Initial Pool Balance that is secured in whole or in part by office, retail, other and industrial properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or

208

occupancy issues. Such escrows are typically considered for office, retail, other and industrial properties only.

Ten (10) of the Mortgage Loans, representing approximately 16.9% of the Initial Pool Balance, provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

One (1) of the Mortgage Loans, representing approximately 0.8% of the Initial Pool Balance, provide for monthly or upfront escrows to cover certain performance requirements.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Victoria Place – CA, securing approximately 0.8% of the Initial Pool Balance, a $240,000 vacancy reserve was required at closing for the In Transit Shipping Space, subject to release upon the earlier to occur of: (i) tenant’s occupying space, being open for business, having delivered estoppel and paying full, unabated rent or (ii) minimum debt yield being 9.47% (calculated based on the current, in-place rent roll, trailing 12-month expenses and vacancy equal to the greater of (x) actual vacancy and (y) 8.0%). If such release conditions are not satisfied by December 1, 2018 (the second anniversary of loan origination), the borrower has no further right to disbursement of funds and the lender may, at its option, either hold the funds as additional collateral for the Mortgage Loan or apply the funds to the Mortgage Loan balance, including applicable costs, fees and yield maintenance premium.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	11	$184,171,744	29.0%
Springing	23	182,805,543	28.8
Hard/Upfront Cash Management	5	161,180,866	25.4
Soft/Springing Cash Management	1	22,000,000	3.5
None	21	84,755,578	13.3
Total:	61	$634,913,732	100.0%

209

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Soft/Upfront Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current

210

debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Argentic Real Estate Finance LLC —Argentic’s Underwriting Standards and Processes”; “—National Cooperative Bank N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” and “—C-III Commercial Mortgage LLC—C3CM’s Underwriting Guidelines and Processes”.

Four (4) Mortgage Loans, representing approximately 7.0% of the Initial Pool Balance, were originated or acquired by Wells Fargo Bank, National Association, Argentic Real Estate Finance LLC, National Cooperative Bank, N.A. and C-III Commercial Mortgage LLC with exceptions to the related mortgage loan seller’s underwriting guidelines as described in the following bullet points:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Carrollton Avenue Shopping Center, representing approximately 3.5% of the Initial Pool Balance, the underwritten vacancy for the tenant CVS (1.0%) is less than 3.0% (minimum vacancy required for a BBB+ rated

211

tenant), which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) CVS is rated Baa1/BBB+ by Moody’s/S&P, respectively, on a long term lease maturing on January 31, 2036 with five 5-year renewal options; (b) the Mortgaged Property is 100.0% leased with approximately 62.0% of underwritten rent derived from two investment grade tenants (CVS and Costco (rated A+/A1/A+ by Fitch/Moody’s/S&P, respectively)) on long term leases that mature in 2033 (Costco) and 2036 (CVS); (c) both CVS and Costco represent leased fees and are each responsible for maintenance of their respective improvements; (d) the U/W LTV and U/W NCF DSCR is 57.4% and 1.38x, respectively, and if the Mortgage Loan underwriting utilized a 3.0% vacancy for CVS, the U/W NCF DSCR would still be approximately 1.37x; and (e) the guarantor, Jeffrey J. Feil, has served as the CEO of The Feil Organization for over 20 years, which includes a diverse commercial real estate portfolio of apartments, retail office and industrial properties. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as The Strand on Ocean Drive, securing approximately 3.2% of the Initial Pool Balance, the underwritten debt service coverage ratio is less than 1.20x. Argentic Real Estate Finance LLC’s decision to include the Mortgage Loan, notwithstanding this exception was supported by the following: (i) an affiliate of the borrower executed a master lease on the same terms as those of the largest tenant’s lease; (ii) the lender reserved $3.1 million, which will be released once the tenant is open for business, paying rent and has delivered an estoppel acceptable to the lender; (iii) a cash management period is in effect until the tenant takes occupancy; and (iv) the sponsors have a substantial net worth and liquidity of approximately $590.3 million and $26.8 million, respectively. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Airport Landing Apartments, representing approximately 0.2% of the Initial Pool Balance, such Mortgage Loan was originated by PNC Bank, National Association in May 2001, included in the CSFB 2001-CP4 commercial mortgage securitization and acquired by C-III Commercial Mortgage LLC through an affiliate as part of a “clean-up call” of that securitization in November 2016. In connection with its acquisition of such Mortgage Loan, C-III Commercial Mortgage LLC performed a limited re-underwriting of such Mortgage Loan to confirm whether it complied, as of the date of acquisition, with the underwriting guidelines of C-III Commercial Mortgage LLC. However, with respect to such Mortgage Loan, C-III Commercial Mortgage LLC did not: (i) order credit reports (although it did review public record searches and a LEXIS/NEXIS report); (ii) obtain a new survey; or (iii) obtain a title bring-down (although it did commission a title search). In addition, although it does not constitute an exception to the underwriting guidelines of C-III Commercial Mortgage LLC, such Mortgage Loan does not expressly require terrorism insurance coverage. C-III Commercial Mortgage LLC is not aware of any payment delinquencies of 30 days or more with respect to such Mortgage Loan since origination, and such Mortgage Loan is fully-amortizing and has a Cut-off Date Balance of approximately $1,410,079, a Cut-off Date LTV Ratio of 14.5% and an LTV Ratio at Maturity of 1.6%. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the above-referenced loan-to-value

212

ratios, C-III Commercial Mortgage LLC approved inclusion of such Mortgage Loan in this transaction.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 140 Sullivan Cooperative Corp., representing approximately 0.2% of the Initial Pool Balance, the financial statements received from the borrower are on a compiled basis. National Cooperative Bank, N.A.’s underwriting criteria, as prescribed by the underwriting standards and procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—National Cooperative Bank, N.A.” in this prospectus, requires audited financial statements for all loans greater than or equal to $1,000,000. National Cooperative Bank, N.A.’s decision to include the mortgage loan notwithstanding this exception was supported by the following: (a) the Cut-off Date LTV Ratio and Coop – LTV as Rental are 3.4% and 6.2%, respectively; and (b) the U/W NCF DSCR and Cut-off Date U/W NCF Debt Yield are 22.85x and 105.0%, respectively. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, National Cooperative Bank, N.A. approved inclusion of the mortgage loan into this transaction.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower;

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests;

213

●	with respect to the Mortgage Loans secured by residential cooperative properties, the related borrower may have incurred, be permitted in the future to incur, or in the future be granted consent to incur, additional indebtedness secured by the related Mortgaged Property as further described in “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in this prospectus; and

●	with respect to the Mortgage Loans secured by residential cooperative properties, the owners of cooperative units underlying the residential cooperative properties are permitted, generally without restriction, to obtain loans secured by a pledge of such owner’s interest in the respective cooperative units underlying the cooperative properties.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR		Cut-off Date Total Debt Underwritten NCF DSCR(1)
Five Star Self-Storage Portfolio	$24,466,524	3.9%	$1,500,000	N/A	$25,966,524	6.092%	64.2%	68.2%	1.37	x	1.24	x
Whitehall Corporate Center VI	$14,364,342	2.3%	$850,000	N/A	$15,214,342	5.663%	70.1%	80.9%	1.27	x	1.13	x
DoubleTree by Hilton Tempe	$9,569,103	1.5%	$2,198,500	$10,964,598	$22,732,201	6.340%	63.6%	70.4%	1.69	x	1.41	x

(1)	Calculated including the mezzanine debt. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

Each of the mezzanine loans related to the Mortgage Loan secured by the Mortgaged Property identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan

214

and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default (taking into account the cure rights exercised by the mezzanine lender) under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights exercised by the mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above.

Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

215

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)		Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
International Paper Global HQ	$38,350,000	N/A	65%	1.20	x	8.5%	Yes	Yes
Jamboree Business Center	$25,800,000	N/A	70%	1.50	x	N/A	Yes	Yes
Cleveland Technology Center	$25,300,000	N/A	65%	1.55	x	10.3%	Yes	Yes
Peachtree Mall	$11,352,804	N/A	63.8%	1.86	x	N/A	Yes	Yes
Holiday Inn Express & Suites Riverhead	$8,987,193	N/A	55%	1.70	x	N/A	Yes	Yes

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” above. In addition, the Mortgage Loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this prospectus.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain

216

limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Preferred Equity

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as International Paper Global HQ, securing approximately 6.0% of the Initial Pool Balance, the borrower has incurred existing unsecured subordinate debt in an original amount of $11,650,000 which is payable to an affiliate (AGNL Pulp Holdco, L.L.C.) out of excess cash flow only. A subordination and standstill agreement was obtained from and executed by the unsecured lender.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives

With respect to Mortgage Loans secured by residential cooperative properties, many of the related borrowers have incurred additional indebtedness secured by the related Mortgaged Property. Such additional secured indebtedness in existence as of the Cut-off Date is expressly subordinate to the related cooperative Mortgage Loan included in the Trust and is described on Annex A-1 to this prospectus. The following table presents certain information with respect to existing subordinate mortgage indebtedness encumbering residential cooperative properties securing Mortgage Loans included in the Trust.

217

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	Non-Trust Mortgage Loan Maximum Balance Allowed ($)(1)	Non-Trust Mortgage Loan Balance as of 2/10/2017 ($)	Total Cut-off Date Debt Balance ($)(2)	Total Maximum Debt Balance ($)(3)	Total Maximum Debt LTV Ratio (%)(3)	Non-Trust Mortgage Loan Interest Rate	Total Maximum Debt U/W NCF DSCR(4)
9 Barrow Owners Corp.	$11,000,000	$750,000	$0	$11,000,000	$11,750,000	14.1%	greater of 3.90% or 1MO LIBOR+3.75%	6.30	x
Rockville Tudor Apt. Corp.	$3,800,000	$500,000	$0	$3,800,000	$4,300,000	32.6%	greater of 3.90% or 1MO LIBOR+3.75%	3.60	x
60-104 Owners Corp.	$3,344,361	$500,000	$264	$3,344,625	$3,844,361	18.7%	greater of 3.90% or 1MO LIBOR+3.75%	5.38	x
Sunset Green Housing Corporation	$2,991,381	$500,000	$0	$2,991,381	$3,491,381	32.3%	greater of 3.90% or 1MO LIBOR+3.75%	3.47	x
Westbrook Tenants Corporation	$2,991,111	$250,000	$0	$2,991,111	$3,241,111	16.0%	greater of 3.90% or 1MO LIBOR+3.75%	6.33	x
Beach 124 Apt. Inc. a/k/a Beach 124 Apt Inc.	$2,836,811	$250,000	$0	$2,836,811	$3,086,811	18.9%	greater of 3.90% or 1MO LIBOR+3.75%	4.71	x
345 Bronx River Road Owners, Inc.	$2,500,000	$500,000	$0	$2,500,000	$3,000,000	23.7%	greater of 3.90% or 1MO LIBOR+3.75%	3.79	x
Brigham Shellbank Cooperative Inc. a/k/a Brigham Shellbank Cooperative, Inc.	$2,097,823	$500,000	$0	$2,097,823	$2,597,823	15.0%	greater of 3.90% or 1MO LIBOR+3.75%	5.94	x
Shore Road Apartment Corporation.	$2,093,717	$500,000	$0	$2,093,717	$2,593,717	29.5%	greater of 3.90% or 1MO LIBOR+3.75%	3.79	x
323-325-327 West 11th Street Owners Corp.	$1,597,415	$500,000	$0	$1,597,415	$2,097,415	6.4%	greater of 3.90% or 1MO LIBOR+3.75%	6.78	x
140 Sullivan Cooperative Corp.	$1,000,000	$500,000	$0	$1,000,000	$1,500,000	5.1%	greater of 3.90% or 1MO LIBOR+3.75%	15.24	x

(1)	For Subordinate LOC non-trust mortgage loans, the Non-Trust Mortgage Loan Maximum Balance Allowed assumes that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.

(2)	The Total Cut-off Date Debt Balance is calculated using the Cut-off Date Principal Balance of the Mortgage Loan and the actual outstanding balance of the non-trust mortgage loan(s) as of February 10, 2017.

(3)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt Balance and the Total Maximum Debt LTV Ratio are calculated (i) using the Cut-off Date Principal Balance of the Mortgage Loan and (ii) assuming that the corresponding non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as the Cut-off Date.

(4)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt U/W NCF DSCR is calculated (i) assuming that interest on the nontrust mortgage loan is accruing pursuant to the applicable loan document (with the applicable interest rate determined using LIBOR in effect as of February 10, 2017 and giving effect to any applicable interest rate floor), (ii) assuming that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (iii) assuming that any initial interest-only period for such non-trust mortgage loan has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 323-325-327 West 11th Street Owners Corp., representing approximately 0.3% of the Initial Pool Balance, the related borrower is permitted to incur additional future indebtedness secured by the related Mortgaged Property, subject to the satisfaction of various conditions, including that (a) the combined loan-to-value ratio of the

218

Mortgage Loan included in the trust and the total of such additional secured indebtedness does not exceed the lesser of (x) twenty (20%) percent of the value of the Mortgaged Property as a residential cooperatively owned apartment building and (y) thirty-five (35%) percent of the value of the Mortgaged Property as a multi-family residential rental apartment building and (b) such additional secured indebtedness be expressly subordinate to the related Mortgage Loan included in the trust.

In addition, with respect to each of the Mortgage Loans sold by National Cooperative Bank, N.A. and secured by residential cooperative properties, the PSA permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if such subordinate financing is prohibited by the terms of the related Mortgage Loan documents), subject to the satisfaction of certain conditions, including that (i) the maximum combined loan-to-value ratio not exceed 40% (based on the Value Co-op Basis of the related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness), (ii) the aggregate of proposed and existing subordinate financing secured by the related Mortgaged Property must not exceed $7.5 million, (iii) the net proceeds of the subordinate debt must be used principally for funding capital expenditures, major repairs or reserves, (iv) the subordinate mortgage loan is not permitted to have a stated maturity date that is prior to the maturity date of the related Mortgage Loan if the subordinate mortgage loan is not fully amortizing and (v) National Cooperative Bank, N.A. or any affiliate thereof that originates (in accordance with its underwriting standards for such loans) the subordinate mortgage loan, executes and delivers to the Custodian (on behalf of the Trustee) for inclusion in the Mortgage File an intercreditor and subordination agreement with respect to such subordinate mortgage. “Value Co-op Basis” means, with respect to any residential cooperative property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the applicable master servicer determined as if the related Mortgaged Property is operated as a residential cooperative; in general, such value equals the gross share value of all cooperative units in the related Mortgaged Property (applying a discount as determined by the appraiser for rent regulated and rent controlled units), based in part on various comparable sales of cooperative apartment units in the market, plus the amount of the underlying debt encumbering the related Mortgaged Property. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered.

However, the intercreditor agreements that in each instance govern the interaction between the mortgagee under the Mortgage Loan and the lender with respect to any such additional secured debt do not (as to existing additional subordinate debt) and are not likely to (as to future additional secured debt) contain “standstill” provisions in favor of the mortgagee under the Mortgage Loan. As a result, the lender under any such permitted additional debt could foreclose upon its lien and cause a default on the related Mortgage Loan, regardless of whether such Mortgage Loan was otherwise in default. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk” in this prospectus.

219

In each of the aforementioned cases with respect to future subordinate financing, National Cooperative Bank, N.A. or one of its affiliates is likely to be the lender on such subordinate financing, although it is not obligated to provide such financing. In addition, the Mortgage Loans secured by residential cooperative properties do not restrict the pledge of direct equity interests in the related cooperative borrower in connection with the financing of cooperative apartment units. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers” in this prospectus. For example:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Whitehall Corporate Center VI, securing approximately 2.3% of the Initial Pool Balance, the loan documents permit the pledge of indirect ownership interests in the borrower, provided that the holder of the related debt facility is a qualified equityholder (financial institution or intermediary with assets in excess of $450 million and capital surplus or shareholder equity in excess of $150 million inter alia), the related debt facility is secured by a pledge of substantially all assets of pledgor and repayment of the debt facility is not tied specifically to cash flow from the Mortgaged Property.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Little York Plaza Shopping Center, securing approximately 0.9% of the Initial Pool Balance, the loan documents permit the pledge of direct or indirect ownership interests in the borrower so long as the transfer resulting from the exercise of such pledge would be permitted under the loan documents without lender’s consent.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Peachtree Mall and DoubleTree by Hilton Tempe is part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“CSAIL 2016-C7 Pooling and Servicing Agreement” means the pooling and servicing agreement relating to the securitization of the Peachtree Mall Controlling Companion Loan.

“Non-Serviced Certificate Administrator” means with respect to (i) the Peachtree Mall Whole Loan, the certificate administrator under the CSAIL 2016-C7 Pooling and Servicing Agreement and (ii) the DoubleTree by Hilton Tempe Whole Loan, the certificate administrator under the WFCM 2016-C37 Pooling and Servicing Agreement.

“Non-Serviced Companion Loan” means each of the Peachtree Mall Companion Loans and the DoubleTree by Hilton Tempe Companion Loans.

220

“Non-Serviced Directing Certificateholder” means with respect to (i) the Peachtree Mall Whole Loan, the directing certificateholder (or the equivalent) under the CSAIL 2016-C7 Pooling and Servicing Agreement and (ii) the DoubleTree by Hilton Tempe Whole Loan, the directing certificateholder (or the equivalent) under the WFCM 2016-C37 Pooling and Servicing Agreement.

“Non-Serviced Master Servicer” means with respect to (i)  the Peachtree Mall Whole Loan, the servicer under the CSAIL 2016-C7 Pooling and Servicing Agreement and (ii) the DoubleTree by Hilton Tempe Whole Loan, the master servicer under the WFCM 2016-C37 Pooling and Servicing Agreement.

“Non-Serviced Mortgage Loan” means each of the Peachtree Mall Mortgage Loan and the DoubleTree by Hilton Tempe Mortgage Loan.

“Non-Serviced PSA” means with respect to (i) the Peachtree Mall Whole Loan, the CSAIL 2016-C7 Pooling and Servicing Agreement and (ii) the DoubleTree by Hilton Tempe Whole Loan, the WFCM 2016-C37 Pooling and Servicing Agreement.

“Non-Serviced Special Servicer” means with respect to (i) the Peachtree Mall Whole Loan, the special servicer under the CSAIL 2016-C7 Pooling and Servicing Agreement and (ii) the DoubleTree by Hilton Tempe Whole Loan, the special servicer under the WFCM 2016-C37 Pooling and Servicing Agreement.

“Non-Serviced Trustee” means with respect to (i) the Peachtree Mall Whole Loan, the trustee under the CSAIL 2016-C7 Pooling and Servicing Agreement and (ii) the DoubleTree by Hilton Tempe Whole Loan, the trustee under the WFCM 2016-C37 Pooling and Servicing Agreement.

“Non-Serviced Whole Loan” means each of the Peachtree Mall Whole Loan and the DoubleTree by Hilton Tempe Whole Loan.

“Pari Passu Mortgage Loan” means any of the Non-Serviced Mortgage Loans.

“WFCM 2016-C37 Pooling and Servicing Agreement” means the pooling and servicing agreement relating to the securitization of the DoubleTree by Hilton Tempe Companion Loan.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Whole Loan LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)		Whole Loan Underwritten NCF DSCR(2)
Peachtree Mall	$11,352,804	1.8%	$67,543,696	N/A	56.4%	56.4%	1.85	x	1.85	x
DoubleTree by Hilton Tempe	$9,569,103	1.5%	$10,964,598	N/A	63.6%	63.6%	1.69	x	1.69	x

(1)	Any unsecuritized pari passu companion loan may be further split.

(2)	Calculated including any related Companion Loans.

221

The Non-Serviced Whole Loans

The Peachtree Mall Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Peachtree Mall (the “Peachtree Mall Mortgage Loan”), representing approximately 1.8% of the Initial Pool Balance, with an outstanding principal balance as of the Cut-off Date of $11,352,804, is part of a split loan structure comprised of four promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Peachtree Mall Whole Loan (as defined below) is evidenced by (i) one promissory note designated as Note A-4 that evidences the Peachtree Mall Mortgage Loan, (ii) one promissory note designated as Note A-1 having an original principal balance of $23,750,000, (iii) one promissory note designated as Note A-2 having an original principal balance of $20,000,000, and (iv) one promissory note designated as Note A-3 having an original principal balance of $25,000,000 (the “Peachtree Mall Controlling Companion Loan”) (each of Note A-1 and Note A-2, a “Peachtree Mall Non-Controlling Companion Loan”, and together with the Peachtree Mall Controlling Companion Loan, the “Peachtree Mall Companion Loans”). Each Peachtree Mall Companion Loan is generally pari passu in right of payment with the Peachtree Mall Mortgage Loan. The Peachtree Mall Mortgage Loan and the Peachtree Mall Companion Loans are collectively referred to as the “Peachtree Mall Whole Loan” and the “Peachtree Mall Notes”. The non-controlling Note A-1 was contributed to the SGCMS 2016-C5 Trust; the non-controlling Note A-2 was contributed to the WFCM 2016-NXS6 Trust; and the controlling Note A-3 was contributed to the CSAIL 2016-C7 Trust. The rights of the issuing entity as the holder of the Peachtree Mall Mortgage Loan and the rights of the holders of the Peachtree Mall Companion Loans (the “Peachtree Mall Noteholders”) are subject to a co-lender agreement (the “Peachtree Mall Intercreditor Agreement”).

Servicing

The Peachtree Mall Whole Loan is currently being serviced and administered pursuant to the pooling and servicing agreement among Credit Suisse Commercial Mortgage Securities Corp., as depositor, Wells Fargo Bank, National Association, as master servicer (in such capacity, the “CSAIL 2016-C7 Master Servicer”), Rialto Capital Advisors, LLC, as special servicer (in such capacity, the “CSAIL 2016-C7 Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “CSAIL 2016-C7 Certificate Administrator”), Wilmington Trust, National Association, as trustee (the “CSAIL 2016-C7 Trustee”), and Park Bridge Lender Services LLC, as operating advisor and asset representations reviewer, in connection with the CSAIL 2016-C7 trust (the “CSAIL 2016-C7 Pooling and Servicing Agreement”), and, subject to the terms of the Peachtree Mall Intercreditor Agreement. All decisions, consents, waivers, approvals and other actions on the part of any Peachtree Mall Noteholder will be effected in accordance with the CSAIL 2016-C7 Pooling and Servicing Agreement and the Peachtree Mall Intercreditor Agreement.

Advancing

The applicable master servicer or the trustee, as applicable, will be responsible for making P&I Advances on the Peachtree Mall Mortgage Loan (but not on the Peachtree Mall Companion Loans) pursuant to the PSA, in each case, unless the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance. Reimbursement of any such P&I Advance,

222

and any interest thereon, is payable only from payments and other collections received in respect of the Peachtree Mall Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments and other collections received in respect of the Peachtree Mall Companion Loans.

The CSAIL 2016-C7 Pooling and Servicing Agreement Master Servicer or CSAIL 2016-C7 Trustee, as applicable, will be obligated to make property protection advances with respect to the Peachtree Mall Whole Loan, in each case, unless a similar determination of nonrecoverability is made under the CSAIL 2016-C7 Pooling and Servicing Agreement. Reimbursement of any such property protection advance, any interest thereon, and certain fees and expenses are payable from payments and other collections received by the CSAIL 2016-C7 securitization, and certain costs and expenses allocable to the Peachtree Mall Mortgage Loan or the Peachtree Mall Non-Controlling Companion Loans may be paid or reimbursed out of payments and other collections received with respect to the mortgage loans in the CSAIL 2016-C7 securitization, subject to such securitization’s right to reimbursement from future payments and collections with respect to the Peachtree Mall Mortgage Loan and the Peachtree Mall Non-Controlling Companion Loans.

Distributions

The Peachtree Mall Intercreditor Agreement sets forth the respective rights of the Peachtree Mall Noteholders with respect to distributions of funds received in respect of the Peachtree Mall Whole Loan, and provides, in general, that:

●	the Peachtree Mall Mortgage Loan and the Peachtree Mall Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the others or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the Peachtree Mall Whole Loan or the related Mortgaged Property will be applied to the Peachtree Mall Mortgage Loan and the Peachtree Mall Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of any master servicer, special servicer, operating advisor, asset representations reviewer, certificate administrator, depositor and trustee) in accordance with the terms of the Peachtree Mall Intercreditor Agreement and, the CSAIL 2016-C7 Pooling and Servicing Agreement; and

●	expenses, losses and shortfalls relating to the Peachtree Mall Whole Loan will, in general, be allocated on a pro rata and pari passu basis, to the Peachtree Mall Mortgage Loan and the Peachtree Mall Companion Loans.

Application of Penalty Charges

Pursuant to the Peachtree Mall Intercreditor Agreement and the CSAIL 2016-C7 Pooling and Servicing Agreement, payments of late payment charges or default interest on or in respect of the Peachtree Mall Whole Loan will be applied to the Peachtree Mall Mortgage Loan and the Peachtree Mall Companion Loans on a pro rata and pari passu basis and applied first, to reduce, on a pro rata basis, the amounts payable on each of the Peachtree Mall Notes by the amount necessary to reimburse the CSAIL 2016-C7 Master Servicer or the CSAIL 2016-C7 Trustee or the CSAIL 2016-C7 Special Servicer, for any property protection advances and interest thereon, second, to reduce the respective amounts payable on each

223

Peachtree Mall Note by the amount necessary to pay the applicable master servicer or trustee for any interest accrued on any P&I advance made with respect to such Peachtree Mall Note by such party (in accordance with any applicable securitization servicing agreement), third, to reduce, on a pro rata basis, the amounts payable on each Peachtree Mall Note by the amount necessary to pay “additional trust fund expenses” (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the Peachtree Mall Whole Loan (as specified in the CSAIL 2016-C7 Pooling and Servicing Agreement) and, finally, to be paid to the CSAIL 2016-C7 Master Servicer or the CSAIL 2016-C7 Special Servicer, as additional servicing compensation as provided in the CSAIL 2016-C7 Pooling and Servicing Agreement.

Consultation and Control

The controlling note holder under the Peachtree Mall Intercreditor Agreement with respect to the Peachtree Mall Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an Asset Status Report, will be the CSAIL 2016-C7 Trustee, as holder of the Peachtree Mall Controlling Companion Loan (such party, the “Peachtree Mall Directing Holder”) (provided that, pursuant to the CSAIL 2016-C7 Pooling and Servicing Agreement, unless a Consultation Termination Event has occurred and is continuing or the Peachtree Mall Mortgage Loan is an excluded loan, the directing certificateholder under the CSAIL 2016-C7 Pooling and Servicing Agreement (the “CSAIL 2016-C7 Directing Certificateholder”) will be entitled to exercise the rights of the Peachtree Mall Directing Holder). As such, pursuant to the terms of the Peachtree Mall Intercreditor Agreement, certain decisions to be made with respect to the Peachtree Mall Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an Asset Status Report will require the approval of the Peachtree Mall Directing Holder. Generally, if the Peachtree Mall Directing Holder fails to notify the special servicer of its approval or disapproval of any such decisions or actions within 10 business days (or 30 days with respect to an acceptable insurance default) of notice thereof, such decisions or actions will be deemed approved.

Notwithstanding the Peachtree Mall Directing Holder’s consent and/or consultation rights described above, the CSAIL 2016-C7 Master Servicer or CSAIL 2016-C7 Special Servicer, as applicable, is permitted to implement any Major Decision before the expiration of the aforementioned 10 business-day (or, in connection with an Acceptable Insurance Default, 30 day) period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Peachtree Mall Mortgage Loan and the Peachtree Mall Companion Loans.

Pursuant to the terms of the Peachtree Mall Intercreditor Agreement, the issuing entity, as holder of the Peachtree Mall Mortgage Loan, and the holder of each other Peachtree Mall Non-Controlling Companion Loan (each such party, a “Peachtree Mall Non-Directing Holder”) will have the right to (i) receive copies of all notices, information and reports that the CSAIL 2016-C7 Master Servicer or CSAIL 2016-C7 Special Servicer, as applicable, is required to provide to the CSAIL 2016-C7 Directing Certificateholder within the same time frame it is required to provide such notices, information and reports to the holder of the Peachtree Mall Controlling Companion Loan (without regard to whether such items are actually required to be provided to the CSAIL 2016-C7 Directing Certificateholder due to the expiration of a control termination event or a consultation termination event under the CSAIL 2016-C7 Pooling and Servicing Agreement) and (ii) consult on a strictly non-binding basis with respect to certain major decisions set forth in the Peachtree Mall Intercreditor Agreement and the implementation of any recommended actions outlined in an Asset Status Report. The consultation right of the Peachtree Mall Non-Directing Holder will expire 10 business days after the delivery of notice and information relating to the matter subject to

224

consultation, whether or not the Peachtree Mall Non-Directing Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the Peachtree Mall Non-Directing Holder’s consultation rights described above, the CSAIL 2016-C7 Special Servicer is permitted to make any major decision or take any action set forth in an Asset Status Report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Peachtree Mall Mortgage Loan and the Peachtree Mall Companion Loans. In no event will the Peachtree Mall Directing Holder be obligated to follow or take any alternative actions recommended by a Peachtree Mall Non-Directing Holder.

In addition to the consultation rights of the Peachtree Mall Non-Directing Holders described above, each will have the right to attend annual meetings (which may be held telephonically or in person, in the discretion of the CSAIL 2016-C7 Master Servicer) with the CSAIL 2016-C7 Master Servicer or CSAIL 2016-C7 Special Servicer, upon reasonable notice and at times reasonably acceptable to the CSAIL 2016-C7 Master Servicer or CSAIL 2016-C7 Special Servicer, as applicable, in which servicing issues related to the Peachtree Mall Whole Loan are discussed.

Sale of Defaulted Mortgage Loan

Pursuant to the terms of the Peachtree Mall Intercreditor Agreement and the CSAIL 2016-C7 Pooling and Servicing Agreement, if the Peachtree Mall Loan becomes a defaulted mortgage loan and thereafter the CSAIL 2016-C7 Special Servicer determines pursuant to the CSAIL 2016-C7 Pooling and Servicing Agreement, and the Peachtree Mall Intercreditor Agreement to pursue a sale of the Peachtree Mall Controlling Companion Loan, the CSAIL 2016-C7 Special Servicer will be required to sell the Peachtree Mall Mortgage Loan together with the Peachtree Mall Companion Loans as a single whole loan, in accordance with the provisions of the CSAIL 2016-C7 Pooling and Servicing Agreement and the Peachtree Mall Intercreditor Agreement, subject to certain notice and information delivery requirements.

Notwithstanding the foregoing, the CSAIL 2016-C7 Special Servicer, may not sell the Peachtree Mall Whole Loan if it becomes a defaulted mortgage loan without the written consent of the issuing entity (or its representative) or the holders of the Peachtree Mall Non-Controlling Companion Loans unless the CSAIL 2016-C7 Special Servicer has delivered: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Peachtree Mall Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the CSAIL 2016-C7 Special Servicer, as applicable, in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Peachtree Mall Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity (or its representative) or the holders of the Peachtree Mall Non-Controlling Companion Loans; and (d) until the sale is completed, a reasonable period of time (but no less time than is afforded to other offerors and the CSAIL 2016-C7 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CSAIL 2016-C7 Master Servicer and the CSAIL 2016-C7 Special Servicer, in connection with the proposed sale; provided, that the issuing entity (or its representative) or each holder of a Peachtree Mall Companion Loan (or its representatives) may waive as to itself any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative), the holders of the Peachtree Mall Companion Loans (or their representatives), the Trustee and the directing holder (or its representative) will be

225

permitted to submit an offer at any sale of the Peachtree Mall Whole Loan unless it is the borrower or an agent or affiliate of the borrower.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Replacement of Special Servicer

The Peachtree Mall Directing Holder will have the right, with or without cause, to replace the CSAIL 2016-C7 Special Servicer and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity as long as such replacement special servicer satisfies the conditions set forth in the CSAIL 2016-C7 Pooling and Servicing Agreement.

The DoubleTree by Hilton Tempe Whole Loan

General

The Mortgage Loan, secured by the Mortgaged Property identified on Annex A-1 to this prospectus as DoubleTree by Hilton Tempe (the “DoubleTree by Hilton Tempe Mortgage Loan”), representing approximately 1.5% of the Initial Pool Balance, with an outstanding principal balance as of the Cut-off Date of $9,569,103, is part of a split loan structure comprised of two promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The DoubleTree by Hilton Tempe Whole Loan (as defined below) is evidenced by (i) one mortgage note designated as Note A-2 that evidences the DoubleTree by Hilton Tempe Mortgage Loan, and (ii) one mortgage note designated as Note A-1 having an original principal balance $11,000,000 (the “DoubleTree by Hilton Tempe Companion Loan”). The DoubleTree by Hilton Tempe Mortgage Loan and the DoubleTree by Hilton Tempe Companion Loan are collectively referred to as the “DoubleTree by Hilton Tempe Whole Loan”. The DoubleTree by Hilton Tempe Companion Loan was contributed to the WFCM 2016-C37 securitization. The rights of the issuing entity as the holder of the DoubleTree by Hilton Tempe Mortgage Loan and the rights of the holders of the DoubleTree by Hilton Tempe Companion Loan (the “DoubleTree by Hilton Tempe Noteholders”) are subject to a co-lender agreement (the “DoubleTree by Hilton Tempe Intercreditor Agreement”).

Servicing

The DoubleTree by Hilton Tempe Whole Loan is currently being serviced and administered pursuant to the pooling and servicing agreement among Wells Fargo Commercial Mortgage Securities, Inc., as depositor, Wells Fargo Bank, National Association, as master servicer (in such capacity, the “WFCM 2016-C37 Master Servicer”), LNR Partners, LLC, as special servicer, (in such capacity, the “WFCM 2016-C37 Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “WFCM 2016-C37 Certificate Administrator”), Wilmington Trust, National Association, as trustee (the “WFCM 2016-C37 Trustee”), and Trimont Real Estate Advisors, LLC, as operating advisor and as asset representations reviewer, in connection with the WFCM 2016-C37 trust (the “WFCM 2016-C37 Pooling and Servicing Agreement”), and, subject to the terms of the DoubleTree by Hilton Tempe Intercreditor Agreement. All decisions, consents, waivers, approvals and other actions on the part of any DoubleTree by Hilton Tempe Noteholder will be effected in accordance with the WFCM 2016-C37 Pooling and Servicing Agreement and the DoubleTree by Hilton Tempe Intercreditor Agreement.

226

Advances

The applicable master servicer or the trustee, as applicable, will be responsible for making P&I Advances on the DoubleTree by Hilton Tempe Mortgage Loan (but not on the DoubleTree by Hilton Tempe Companion Loan) pursuant to the PSA, in each case, unless the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance. Reimbursement of any such P&I Advance, and any interest thereon, is payable only from payments and other collections received in respect of the DoubleTree by Hilton Tempe Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments and other collections received in respect of the DoubleTree by Hilton Tempe Companion Loan.

The WFCM 2016-C37 Pooling and Servicing Agreement Master Servicer or Trustee, as applicable, will be obligated to make property protection advances with respect to the DoubleTree by Hilton Tempe Whole Loan, in each case, unless a similar determination of nonrecoverability is made under the WFCM 2016-C37 Pooling and Servicing Agreement. Reimbursement of any such property protection advance, any interest thereon, and certain fees and expenses are payable from payments and other collections received by the WFCM 2016-C37 securitization, and certain costs and expenses (such a pro rata share of any property protection advance) allocable to the DoubleTree by Hilton Tempe Mortgage Loan or the DoubleTree by Hilton Tempe Companion Loans may be paid or reimbursed out of payments and other collections received with respect to the mortgage loans in the WFCM 2016-C37 securitization, subject to such securitization’s right to reimbursement from future payments and collections with respect to the DoubleTree by Hilton Tempe Mortgage Loan and the DoubleTree by Hilton Tempe Companion Loan.

Distributions

The terms of the DoubleTree by Hilton Tempe Intercreditor Agreement sets forth the respective rights of the DoubleTree by Hilton Tempe Noteholders with respect to distributions of funds received in respect of the DoubleTree by Hilton Tempe Whole Loan, and provides, in general, that:

●	the DoubleTree by Hilton Tempe Mortgage Loan and the DoubleTree by Hilton Tempe Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the others or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the DoubleTree by Hilton Tempe Whole Loan or the related Mortgaged Property will be applied to the DoubleTree by Hilton Tempe Mortgage Loan and the DoubleTree by Hilton Tempe Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of any master servicer, special servicer, operating advisor, asset representations reviewer, certificate administrator, depositor and trustee) in accordance with the terms of the DoubleTree by Hilton Tempe Intercreditor Agreement and the WFCM 2016-C37 Pooling and Servicing Agreement; and

●	expenses, losses and shortfalls relating to the DoubleTree by Hilton Tempe Whole Loan will, in general, be allocated on a pro rata and pari passu basis, to the

227

DoubleTree by Hilton Tempe Mortgage Loan and the DoubleTree by Hilton Tempe Companion Loan.

Application of Penalty Charges

Pursuant to the DoubleTree by Hilton Tempe Intercreditor Agreement and the WFCM 2016-C37 Pooling and Servicing Agreement, payments of late payment charges or default interest on or in respect of the DoubleTree by Hilton Tempe Whole Loan will be applied to the DoubleTree by Hilton Tempe Mortgage Loan and the DoubleTree by Hilton Tempe Companion Loan on a pro rata and pari passu basis and applied first, to reduce, on a pro rata basis, the amounts payable on each of the DoubleTree by Hilton Tempe Notes by the amount necessary to reimburse the WFCM 2016-C37 Master Servicer, the WFCM 2016-C37 Trustee or the WFCM 2016-C37 Special Servicer, for any property protection advances and interest thereon, second, to reduce the respective amounts payable on each DoubleTree by Hilton Tempe Note by the amount necessary to pay the applicable master servicer or trustee for any interest accrued on any P&I advance made with respect to such DoubleTree by Hilton Tempe Note by such party (in accordance with any applicable securitization servicing agreement); third, to reduce, on a pro rata basis, the amounts payable on each DoubleTree by Hilton Tempe Note by the amount necessary to pay “additional trust fund expenses” (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the DoubleTree by Hilton Tempe Whole Loan (as specified in the WFCM 2016-C37 Pooling and Servicing Agreement) and, finally, to be paid to the WFCM 2016-C37 Master Servicer or the WFCM 2016-C37 Special Servicer, as additional servicing compensation as provided in the WFCM 2016-C37 Pooling and Servicing Agreement.

Consultation and Control

The controlling note holder under the DoubleTree by Hilton Tempe Intercreditor Agreement with respect to the DoubleTree by Hilton Tempe Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an Asset Status Report, will be the WFCM 2016-C37 Trustee, as holder of the DoubleTree by Hilton Tempe Controlling Companion Loan (such party, the “DoubleTree by Hilton Tempe Directing Holder”) (provided that, pursuant to the WFCM 2016-C37 Pooling and Servicing Agreement, unless a Consultation Termination Event has occurred and is continuing or the DoubleTree by Hilton Tempe Mortgage Loan is an excluded loan, the directing certificateholder under the WFCM 2016-C37 Pooling and Servicing Agreement (the “WFCM 2016-C37 Directing Certificateholder”) will be entitled to exercise the rights of the DoubleTree by Hilton Tempe Directing Holder). As such, pursuant to the terms of the DoubleTree by Hilton Tempe Intercreditor Agreement, certain decisions to be made with respect to the DoubleTree by Hilton Tempe Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an Asset Status Report will require the approval of the DoubleTree by Hilton Tempe Directing Holder. Generally, if the DoubleTree by Hilton Tempe Directing Holder fails to notify the special servicer of its approval or disapproval of any such decisions or actions within 10 business days (or 30 days with respect to an acceptable insurance default) of notice thereof, such decisions or actions will be deemed approved.

Notwithstanding the DoubleTree by Hilton Tempe Directing Holder’s consent and/or consultation rights described above, the WFCM 2016-C37 Master Servicer or WFCM 2016-C37 Special Servicer, as applicable, is permitted to implement any Major Decision before the expiration of the aforementioned 10 business-day (or in connection with an Acceptable Insurance Default, 30 day) period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the DoubleTree by Hilton Tempe Mortgage Loan and the DoubleTree by Hilton Tempe Companion Loan.

228

Pursuant to the terms of the DoubleTree by Hilton Tempe Intercreditor Agreement, the issuing entity, as holder of the DoubleTree by Hilton Companion Loan (the “DoubleTree by Hilton Tempe Non-Directing Holder”) will have the right to (i) receive copies of all notices, information and reports that the WFCM 2016-C37 Master Servicer or WFCM 2016-C37 Special Servicer, as applicable, is required to provide to the WFCM 2016-C37 Directing Certificateholder within the same time frame it is required to provide such notices, information and reports to the WFCM 2016-C37 Directing Certificateholder (without regard to whether such items are actually required to be provided to the WFCM 2016-C37 Directing Certificateholder due to the expiration of a control termination event or a consultation termination event under the WFCM 2016-C37 Pooling and Servicing Agreement) and (ii) consult on a strictly non-binding basis with respect to certain major decisions set forth in the DoubleTree by Hilton Tempe Intercreditor Agreement and the implementation of any recommended actions outlined in an Asset Status Report. The consultation right of the DoubleTree by Hilton Tempe Non-Directing Holder will expire 10 business days after the delivery of notice and information relating to the matter subject to consultation, whether or not the DoubleTree by Hilton Tempe Non-Directing Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the DoubleTree by Hilton Tempe Non-Directing Holder’s consultation rights described above, the WFCM 2016-C37 Master Servicer or WFCM 2016-C37 Special Servicer, as applicable, is permitted to make any major decision or take any action set forth in an Asset Status Report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the DoubleTree by Hilton Tempe Mortgage Loan and the DoubleTree by Hilton Tempe Companion Loan. In no event will the DoubleTree by Hilton Tempe Directing Holder be obligated to follow or take any alternative actions recommended by a DoubleTree by Hilton Tempe Non-Directing Holder.

In addition to the consultation rights of the DoubleTree by Hilton Tempe Non-Directing Holder described above, it will have the right to attend annual meetings (which may be held telephonically or in person, in the discretion of the WFCM 2016-C37 Master Servicer) with the WFCM 2016-C37 Master Servicer or WFCM 2016-C37 Special Servicer, upon reasonable notice and at times reasonably acceptable to the WFCM 2016-C37 Master Servicer or WFCM 2016-C37 Special Servicer, as applicable, in which servicing issues related to the Peachtree Mall Whole Loan are discussed.

Sale of Defaulted Mortgage Loan

Pursuant to the terms of the DoubleTree by Hilton Tempe Intercreditor Agreement and the WFCM 2016-C37 Pooling and Servicing Agreement, if the DoubleTree by Hilton Tempe Loan becomes a defaulted mortgage loan and thereafter the WFCM 2016-C37 Special Servicer determines pursuant to the WFCM 2016-C37 Pooling and Servicing Agreement, and the DoubleTree by Hilton Tempe Intercreditor Agreement to pursue a sale of the DoubleTree by Hilton Tempe Companion Loan, the WFCM 2016-C37 Special Servicer will be required to sell the DoubleTree by Hilton Tempe Mortgage Loan together with the DoubleTree by Hilton Tempe Companion Loan as a single whole loan, in accordance with the provisions of the WFCM 2016-C37 Pooling and Servicing Agreement and the DoubleTree by Hilton Tempe Intercreditor Agreement, subject to certain notice and information delivery requirements.

Notwithstanding the foregoing, the WFCM 2016-C37 Special Servicer, may not sell the DoubleTree by Hilton Tempe Whole Loan if it becomes a defaulted mortgage loan without the written consent of the issuing entity (or its representative) or the holders of the DoubleTree by Hilton Tempe Non-Controlling Companion Loan unless the WFCM 2016-C37 Special Servicer, has delivered: (a) at least 15 business days’ prior written notice of any

229

decision to attempt to sell the DoubleTree by Hilton Tempe Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the WFCM 2016-C37 Special Servicer, as applicable, in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the DoubleTree by Hilton Tempe Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity (or its representative) or the holders of the DoubleTree by Hilton Tempe Non-Controlling Companion Loan; and (d) until the sale is completed, a reasonable period of time (but no less time than is afforded to other offerors and the WFCM 2016-C37 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the WFCM 2016-C37 Master Servicer, the WFCM 2016-C37 Special Servicer, in connection with the proposed sale; provided, that the issuing entity (or its representative) or the holders of the DoubleTree by Hilton Tempe Companion Loan (or their representatives) may waive as to itself any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative) and the holder of the DoubleTree by Hilton Tempe Companion Loan (or its representatives) will be permitted to submit an offer at any sale of the DoubleTree by Hilton Tempe Whole Loan unless it is the borrower or an agent or affiliate of the borrower. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Replacement of Special Servicer

The DoubleTree by Hilton Tempe Directing Holder will have the right, with or without cause, to replace the WFCM 2016-C37 Special Servicer and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity as long as such replacement special servicer satisfies the other conditions set forth in the WFCM 2016-C37 Pooling and Servicing Agreement.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. § 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in February 2017 and ending on the hypothetical Determination Date in March 2017. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed

230

pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Rialto Mortgage Finance, LLC, Wells Fargo Bank, National Association, Argentic Real Estate Finance LLC, National Cooperative Bank, N.A., National Consumer Cooperative Bank. C-III Commercial Mortgage LLC and PNC Bank, National Association are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Rialto Mortgage Finance, LLC, Wells Fargo Bank, National Association, Argentic Real Estate Finance LLC, National Cooperative Bank, N.A. and C-III Commercial Mortgage LLC on or about March 14, 2017 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Rialto Mortgage Finance, LLC

General

Rialto Mortgage Finance, LLC, a Delaware limited liability company formed in April 2013 (“Rialto Mortgage”), is wholly-owned by Rialto Capital Management, LLC, a Delaware limited liability company that was formed in January 2009. The executive offices of Rialto Mortgage are located at 600 Madison Avenue, 12th Floor, New York, New York 10022.

Wells Fargo Bank is the purchaser under a repurchase agreement with Rialto Mortgage Finance, LLC or with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each such mortgage loan seller and/or its respective affiliates. In the case of the repurchase facility provided to Rialto Mortgage Finance, LLC, Wells Fargo Bank has agreed to purchase mortgage loans from Rialto Mortgage Finance, LLC on a revolving basis. The dollar amount of the mortgage loans that are expected to be subject to the repurchase facility that will be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the Cut-off Date, approximately $195,679,959. Proceeds received by Rialto Mortgage Finance, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank each of the mortgage loans subject to that repurchase facility that are to be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In addition, Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian with respect to the loan files for all of the Rialto Mortgage Loans.

Rialto Mortgage’s Securitization Program

As a sponsor and mortgage loan seller, Rialto Mortgage originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by Rialto Mortgage (the “Rialto Mortgage Loans”) were originated or co-originated by Rialto Mortgage. This is the thirty-eighth (38th) commercial real estate debt investment securitization to which Rialto Mortgage is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by Rialto Mortgage may include mortgage

231

loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. Rialto Mortgage securitized approximately $712 million, $1.49 billion, $2.41 billion and $1.93 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014, 2015 and 2016 respectively.

Neither Rialto Mortgage nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against Rialto Mortgage for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by Rialto Mortgage in the applicable MLPA as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

Rialto Mortgage’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated by Rialto Mortgage was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, Rialto Mortgage performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of Rialto Mortgage. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of Rialto Mortgage and one officer of Lennar Corporation. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Rialto Mortgage typically performs, or causes to be performed, site inspections at each property. Depending on the property type,

232

such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. Rialto Mortgage typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, Rialto Mortgage will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

●	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, Rialto Mortgage may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, Rialto Mortgage may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

233

Loan-to-Value Ratio. Rialto Mortgage also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, Rialto Mortgage may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, Rialto Mortgage will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that Rialto Mortgage or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, Rialto Mortgage will analyze the condition of the real property for a prospective asset. To aid in that analysis, Rialto Mortgage may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. Rialto Mortgage will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

234

Environmental Report. Rialto Mortgage requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, Rialto Mortgage may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, Rialto Mortgage may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. Rialto Mortgage generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. Rialto Mortgage will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, Rialto Mortgage uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, Rialto Mortgage generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, Rialto Mortgage may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, Rialto Mortgage will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, Rialto Mortgage may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in Rialto Mortgage’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance

235

proceeds together with the value of any additional collateral are expected to be available in an amount estimated by Rialto Mortgage to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, Rialto Mortgage may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. Rialto Mortgage conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, Rialto Mortgage may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Rialto Mortgage may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Rialto Mortgage’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, Rialto Mortgage may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, Rialto Mortgage’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time Rialto Mortgage or its affiliates originated or acquired certain assets. In addition, in some cases, Rialto Mortgage may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above, one or more of the Rialto Mortgage Loans may vary from, or not comply with, Rialto Mortgage’s underwriting policies and guidelines described above. In addition, in the case of one or more of the Rialto Mortgage Loans, Rialto Mortgage or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the Rialto Mortgage Loans were originated with any material exceptions to Rialto Mortgage’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which Rialto Mortgage is the Sponsor

Overview. Rialto Mortgage has conducted a review of each of the Rialto Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of Rialto Mortgage or one or more of its affiliates (the “Rialto Mortgage Review Team”). The review procedures described below were employed with respect to the Rialto Mortgage Loans. No sampling procedures were used in the review process. Rialto Mortgage is the mortgage loan seller with respect to fifteen (15) Mortgage Loans.

Set forth below is a discussion of certain current general guidelines of Rialto Mortgage generally applicable with respect to Rialto Mortgage’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of

236

repayment for commercial real estate debt originated by Rialto Mortgage. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by Rialto Mortgage.

Database. To prepare for securitization, members of the Rialto Mortgage Review Team reviewed a database of loan-level and property-level information relating to the Rialto Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Rialto Mortgage Review Team during the underwriting process. Prior to securitization of the Rialto Mortgage Loans, the Rialto Mortgage Review Team may have updated the information in the database with respect to the Rialto Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Rialto Mortgage Review Team, to the extent such updates were provided to, and deemed material by, the Rialto Mortgage Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the Rialto Mortgage Loans. A data tape (the “Rialto Mortgage Data Tape”) containing detailed information regarding the Rialto Mortgage Loans was created from the information in the database referred to above. The Rialto Mortgage Data Tape was used to provide the numerical information regarding the Rialto Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Rialto Mortgage, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Rialto Mortgage and relating to information in this prospectus regarding the Rialto Mortgage Loans. These procedures included:

●	comparing the information in the Rialto Mortgage Data Tape against various source documents provided by Rialto Mortgage;

●	comparing numerical information regarding the Rialto Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Rialto Mortgage Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Rialto Mortgage Loans disclosed in this prospectus.

Legal Review. Rialto Mortgage engaged legal counsel to conduct certain legal reviews of the Rialto Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, Rialto Mortgage’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Rialto Mortgage’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Rialto Mortgage Loans. Such assistance included, among other things, (i) a review of certain of Rialto Mortgage’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the Rialto Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the Rialto Mortgage Review Team of, a due diligence questionnaire relating to the Rialto Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the Rialto Mortgage Loans.

237

Other Review Procedures. The Rialto Mortgage Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each Rialto Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, Rialto Mortgage determined that the disclosure regarding the Rialto Mortgage Loans in this prospectus is accurate in all material respects. Rialto Mortgage also determined that the Rialto Mortgage Loans were not originated with any material exceptions from Rialto Mortgage’s underwriting guidelines and procedures, except as described above under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis—Exceptions” above. Rialto Mortgage attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Rialto Mortgage will perform a review of any Rialto Mortgage Loan that it elects to substitute for a Rialto Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. Rialto Mortgage, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Rialto Mortgage will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Rialto Mortgage and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Rialto Mortgage to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

Rialto Mortgage most recently filed a Form ABS-15G on February 1, 2017. Rialto Mortgage’s Central Index Key number is 0001592182. With respect to the period from and including January 1, 2014 to and including December 31, 2016, Rialto Mortgage does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Rialto Mortgage nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Rialto Mortgage or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Rialto Mortgage Finance, LLC” has been provided by Rialto Mortgage.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 4150 E 42nd Street, 38th Floor, New York, New York 10017, and its telephone number is (212) 214-7468. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international,

238

financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2016, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $3.63 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 1,569 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $28.3 billion, which were included in 80 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates

239

have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property

240

condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect

241

or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

242

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

243

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. No Wells Fargo Bank Mortgage Loan to be included in the trust fund has been co-originated as described in this paragraph.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may

244

not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

245

●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting,” as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in

246

accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from January 1, 2014 to December 31, 2016 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

247

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)
Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C28	X	Wachovia Bank, National Association	113	2,502,246,884.83	69.60	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 0001376448		Nomura Credit & Capital, Inc.	44	823,722,922.57	22.91	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation(10)	50	269,226,893.21	7.49	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	13,687,005.00	3.24	0	0.00	0.00

Issuing Entity Subtotal			207	3,595,196,700.61	100.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	13,687,005.00	3.24	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C33	X	Wachovia Bank, National Association	88	2,043,814,381.00	56.74	0	0.00	0	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,085,982.00	4.49
CIK #: 0001406873		Barclays Capital Real Estate Inc.	33	724,003,952.00	20.10	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	17	639,286,752.00	17.75	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation	28	195,018,502.00	5.41	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			166	3,602,123,586.00	100.00	0	0.00	0	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,085,982.00	4.49

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(11)	39	503,900,454.00	55.11	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	1	23,000,000.00	2.54	0	0.00	0.00	0	0.00	0.00
CIK #: 0001643873		Wells Fargo Bank, National Association	14	293,066,224.00	32.05	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC	10	117,394,863.00	12.84	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			63	914,361,541.00	100.00	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	1	23,000,000.00	2.54	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			555	8,113,681,827.61		1	23,000,000.00		0	0.00		0	0.00		1	23,000,000.00		1	13,687,005.00		1	87,085,982.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)

(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–l)

(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

248

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)

(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)

(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)

(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(10)	U.S. Bank National Association, as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28 (“U.S. Bank”) v. Dexia Real Estate Capital Markets (“Dexia”), Case No. 12 Civ 9412, filed in the United States District Court for the Southern District of New York. U.S. Bank filed its complaint against Dexia (on December 27, 2012) arguing that Dexia had breached the terms of the related mortgage loan purchase agreement in light of the determination in a Minnesota enforcement action against the guarantors of Loan #58 Marketplace Retail and Office Center (“Loan #58”) that the form of the guaranty sold to U.S. Bank pursuant to the mortgage loan purchase agreement had not been signed by the guarantors. U.S. Bank, in its complaint, seeks a judgment requiring Dexia to repurchase Loan #58 for approximately $16.5 million. Dexia filed a Notice of Motion to Dismiss and a Memorandum in Support of its Motion to Dismiss on January 25, 2013. Judge Shira A. Scheindlin entered an order denying Dexia’s motion on June 6, 2013. After completion of discovery, U.S. Bank and Dexia filed cross-motions for summary judgment, and on July 9, 2014 Judge Scheindlin entered an Opinion and Order granting the summary judgment motion of U.S. Bank and denying the summary judgment motion of Dexia. On September 12, 2014, the Court entered its judgment directing that Dexia repurchase Loan #58 for $19,627,961.66. On March 16, 2016, the United States Court of Appeals for the Second Circuit reversed, and ordered that judgment be entered in Dexia’s favor. On April 11, 2016, the United States District Court for the Southern District of New York entered judgment for Dexia and against U.S. Bank on U.S. Bank’s claims in the case. Because U.S. Bank did not appeal the District Court’s decision within the required 90-day period, this demand has been classified as “withdrawn”.

(11)	Rialto Capital Advisors, LLC, as special servicer for Loan #8 88 Hamilton Avenue (in such capacity, the “NXS2 Special Servicer”), claimed in a letter dated March 16, 2016, that NREC breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a prior $4,000,000 mortgage on the related mortgaged property. On March 31, 2016, NREC rejected the claim for breach of representation or warranty and noted that a title insurance policy was obtained from Chicago Title Insurance Company, which insures the first lien status of such loan. The NXS2 Special Servicer is continuing to pursue its repurchase demand.

249

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from October 1, 2016 through December 31, 2016 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC in February 13, 2017, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC in February 13, 2017, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain 100% of the RR Interest. However, Wells Fargo Bank or its affiliates may retain or own in the future certain other classes of certificates. Any such party will have the right to dispose of any such certificates (other than the RR Interest) at any time. Wells Fargo Bank will be required to retain the RR Interest (or any portion thereof) for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Argentic Real Estate Finance LLC

General

Argentic Real Estate Finance LLC (“Argentic”) (formerly known as Silverpeak Real Estate Finance LLC) is a sponsor of, and a seller of certain mortgage loans (the “Argentic Mortgage Loans”) into, the securitization described in this prospectus. Argentic is a limited liability company organized under the laws of the State of Delaware. The primary offices of Argentic are located at 40 West 57th Street, 29th Floor, New York, New York 10019.

Argentic’s Securitization Program

Argentic began originating and acquiring loans in 2014 and has not been involved in the securitization of any other types of financial assets. Argentic originates and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States. Since 2014, Argentic has securitized approximately 162 commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $2,208,878,037.

In connection with this commercial mortgage securitization transaction, Argentic will transfer the Argentic Mortgage Loans to the depositor, who will then transfer the Argentic Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Argentic Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash

250

flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Argentic will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a MLPA, Argentic will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Argentic Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Argentic will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Argentic does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that Argentic originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, Argentic sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Argentic’s Underwriting Standards and Processes

Each of the Argentic Mortgage Loans was originated or acquired by Argentic. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by Argentic.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial, multifamily or manufactured housing community mortgage loan originated or acquired by Argentic may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular Argentic Mortgage Loans, see “—Argentic’s Underwriting Standards and Processes—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, Argentic also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to

251

assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel of Argentic Investment Management LLC, the investment advisor of Argentic Real Estate Finance LLC. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. Argentic’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Argentic and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Argentic or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the

252

value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●	Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

●	Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Argentic typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance

253

proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

●	Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

●	The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

●	Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

●	Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

●	Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, Argentic will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Argentic may require an endorsement to the title insurance policy

254

or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Argentic may require the borrower to remediate such violation and, subject to the discussion under “—Argentic’s Underwriting Standards and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on Argentic’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, Argentic may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by Argentic are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

255

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Argentic

256

determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Argentic Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. One or more of the Argentic Mortgage Loans may vary from the specific Argentic underwriting guidelines described above when additional credit positive characteristics are present as discussed above. Except for one Argentic Mortgage Loan, none of the Argentic Mortgage Loans was originated with any material exceptions from Argentic’s underwriting guidelines described above. For any material exceptions to Argentic’s underwriting guidelines described above in respect of the Argentic Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Argentic is the Sponsor

Overview. Argentic has conducted a review of the Argentic Mortgage Loans in connection with the securitization described in this prospectus. The review of the Argentic Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Argentic Review Team”). The review procedures described below were employed with respect to all of the Argentic Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the Argentic Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Argentic Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Argentic Team during the underwriting process. After origination of each Argentic Mortgage Loan, the Argentic Review Team updated the information in the database and the related asset summary report with respect to such Argentic Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Argentic Review Team.

A data tape (the “Argentic Data Tape”) containing detailed information regarding each Argentic Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Argentic Data Tape was used to provide the numerical information regarding the Argentic Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Argentic, engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by Argentic, relating to information in this prospectus regarding the Argentic Mortgage Loans. These procedures included:

●	comparing the information in the Argentic Data Tape against various source documents provided by Argentic that are described under “—Review of Argentic Mortgage Loans—Database” above;

257

●	comparing numerical information regarding the Argentic Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Argentic Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Argentic Mortgage Loans disclosed in this prospectus.

Legal Review. Argentic engaged various law firms to conduct certain legal reviews of the Argentic Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Argentic Mortgage Loan, Argentic’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each Argentic Mortgage Loan reviewed Argentic’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Argentic Mortgage Loans. Such assistance included, among other things, (i) a review of Argentic’s asset summary report, and its origination counsel’s due diligence questionnaire, for each Argentic Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Argentic Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Argentic Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which Argentic was aware at the origination of any Argentic Mortgage Loan, the Argentic Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. Argentic conducted a search with respect to each borrower under the related Argentic Mortgage Loan to determine whether it filed for bankruptcy. If the Argentic Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Argentic Mortgage Loan, the Argentic Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Argentic Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Argentic Mortgage Loans to determine whether any Argentic Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Argentic’s Underwriting Standards and Processes” above. See “—Argentic’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the Argentic Review Team determined that the disclosure regarding the Argentic Mortgage Loans in this prospectus is accurate in all material respects. The Argentic Review Team also determined that the Argentic Mortgage Loans were originated in accordance with Argentic’s origination procedures and underwriting criteria, except as described under “—Argentic’s Underwriting Standard and Processes—Exceptions” above. Argentic attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Argentic most recently filed a Form ABS-15G on January 17, 2017. Argentic’s Central Index Key is 0001624053. With respect to the period from and including September 29, 2014 (the date of the first securitization into which Argentic sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an

258

underlying asset for breach of a representation or warranty) to and including December 31, 2016, Argentic does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Argentic is an affiliate of (i) the entity that is anticipated to purchase the Class X-E, Class E, Class X-F, Class F, Class X-G and Class G Certificates on the Closing Date and (ii) is an affiliate of Argentic Investment Management, LLC, the entity that is expected to be appointed as the initial Directing Certificateholder. Except as described above, neither Argentic nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Argentic or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Argentic Real Estate Finance LLC” has been provided by Argentic Real Estate Finance LLC.

National Cooperative Bank, N.A.

General

National Cooperative Bank, N.A. is a national banking association regulated by the Office of the Comptroller of the Currency. National Cooperative Bank, N.A. is wholly-owned by National Consumer Cooperative Bank, a federally chartered corporation. The executive offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. is engaged in a wide range of banking, financial and finance-related activities throughout the United States.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

In connection with providing representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties, National Cooperative Bank, N.A. will conduct its own due diligence review. In addition, mortgage loan seller’s counsel will prepare, among other things, initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by National Cooperative Bank, N.A. in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, National Cooperative Bank, N.A. will be the sole party responsible for any repurchase or substitution. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” in this prospectus. In addition, National Cooperative Bank, N.A. has agreed to

259

indemnify the depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

Neither National Cooperative Bank, N.A. nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against National Cooperative Bank, N.A. for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by National Cooperative Bank, N.A. in the related MLPA as described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” in this prospectus.

A wholly-owned subsidiary of National Cooperative Bank, N.A. is a party to a repurchase facility with Wells Fargo Bank pursuant to which Wells Fargo Bank has agreed to purchase mortgage loans from such subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under that repurchase facility. None of the National Cooperative Bank, N.A. Mortgage Loans are subject to such repurchase facility or interim custodial arrangement. In addition, National Cooperative Bank, N.A. is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to certain of the National Cooperative Bank, N.A. Mortgage Loans, which have an aggregate Cut-off Date Balance of $20,456,530, representing approximately 3.2% of the Initial Pool Balance, and such hedging arrangements will terminate with respect to such loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with the transfer of those Mortgage Loans pursuant to this securitization transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A.’s Securitization Program

National Cooperative Bank, N.A. has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor since 2002. Its parent, National Consumer Cooperative Bank, has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller since 1992. This is the 50th commercial mortgage loan securitization to which National Cooperative Bank, N.A. and its affiliates are contributing loans. During the period commencing on January 1, 1992 and ending on December 31, 2016, National Cooperative Bank, N.A. and its affiliates sold approximately $5.5 billion of commercial and multifamily mortgage loans into commercial mortgage-backed securitization transactions. Since 1998, National Cooperative Bank, N.A. together with its parent National Consumer Cooperative Bank securitized approximately $3.4 billion of multifamily loans in agency mortgage security backed transactions.

In addition to commercial and multifamily mortgage loans, National Cooperative Bank, N.A. has securitized residential mortgage loans.

National Cooperative Bank, N.A.’s Underwriting Standards and Processes

General. All of the mortgage loans sold to the depositor by National Cooperative Bank, N.A. (the “National Cooperative Bank, N.A. Mortgage Loans”) were originated by National Cooperative Bank, N.A. or an affiliate of National Cooperative Bank, N.A., generally in accordance with the underwriting guidelines described below. Thirteen (13) of the fifteen (15) Mortgage Loans that National Cooperative Bank, N.A. will transfer to the depositor were originated by its parent company, National Consumer Cooperative Bank. National

260

Cooperative Bank, N.A. has implemented general loan policies and guidelines establishing certain procedures with respect to underwriting its mortgage loans. The underwriting and origination procedures and the credit analysis with respect to any particular mortgage loan may significantly differ from one mortgage loan to another, and will be driven by circumstances particular to that mortgage loan and the related mortgaged real property, including, among others, its type, physical quality, size, environmental condition, location, market conditions, reserve requirements and other factors. Accordingly, there is no assurance that every loan will comply in all respects with National Cooperative Bank, N.A.’s general guidelines.

Loan Analysis. In connection with the origination of mortgage loans, National Cooperative Bank, N.A. conducts an extensive review of the related mortgaged real property, which includes an analysis of the appraisal, environmental report, property condition report, seismic reports (where applicable), historical operating statements, ground lease (where applicable), leases, maintenance schedules and rent rolls (where applicable), budgets, sources and uses and related information provided by the borrower. The credit of the borrower and, generally for loans other than those secured by residential cooperative properties, certain of its key principals, are examined for financial strength and character prior to origination of the mortgage loan, which may include a review of annual financial statements and judgment, lien, bankruptcy and outstanding litigation searches. As part of the underwriting process, a site inspection of each mortgaged real property is conducted by National Cooperative Bank, N.A., an affiliate or a third-party engineering firm.

Loan Approval. Prior to commitment, all mortgage loans must be approved by National Cooperative Bank, N.A.’s credit committee (the make-up of which varies by loan size and type) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Environmental Assessments. An environmental site assessment (generally a Phase I environmental site assessment) is performed on all mortgaged properties. The environmental assessments are performed during the 12-month period preceding origination of the related mortgage loan. Depending on the findings of the environmental site assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; obligating the related borrower to perform remediation as a condition to the closing of such mortgage loan or within a period following the closing of such mortgage loan; and/or the posting of cash reserves, letters of credit or guaranties to secure the performance of any recommended remediation action. Additionally, all borrowers are required to provide customary environmental representations, warranties, covenants and indemnities relating to the existence and use of hazardous substances on the mortgaged properties.

Property Condition Assessments. Independent engineering firms conduct inspections with respect to each mortgaged real property generally within the twelve-month period preceding the origination of the related mortgage loan. The resulting reports on some of the properties may indicate a variety of deferred maintenance items, recommended capital expenditures and/or building code violations. In some instances where deferred maintenance items, recommended capital expenditures and/or building code violations are identified, repairs or maintenance are required to be completed before closing or after closing and, in certain instances, cash reserves, letters of credit or guaranties to secure the performance of the repairs or maintenance items are required or obtained.

Appraisals. An appraisal of each of the mortgaged properties is performed prior to the origination of each such loan. Independent MAI appraisers performed the appraisals. Such

261

appraisals generally complied with (or the appraiser certified that such appraisal complied with) the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Seismic Report. If the property consists of improvements located in seismic zone 3 or 4, National Cooperative Bank, N.A. typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.

Title Insurance. The borrower is required to provide, and National Cooperative Bank, N.A.’s origination counsel reviews, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Additional Debt. Certain of the residential cooperative mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. The mortgage loans that are other than residential cooperative mortgage loans will generally prohibit additional indebtedness secured by the related mortgaged property, but may have or permit additional unsecured indebtedness and trade payables. In many cases, National Cooperative Bank, N.A. or one of its affiliates is and/or will be the lender on that additional debt. The debt service coverage ratios described herein would be lower if the payments related to such additional debt were included in the calculation of such debt service coverage ratios and the loan-to-value ratios described herein would be higher if the amount of any such additional subordinate debt were included in the calculation of such loan-to-value ratios.

Debt Service Coverage Ratio and LTV Ratio. National Cooperative Bank, N.A. evaluates debt service coverage ratios and loan-to-value ratios when underwriting a mortgage loan. Generally, the debt service coverage ratio for mortgage loans (other than residential cooperative mortgage loans) originated or acquired by National Cooperative Bank, N.A. will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans (other than residential cooperative mortgage loans) originated or acquired by National Cooperative Bank, N.A. will be equal to or less than 75%; provided, however, that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. Underwritten Net Cash Flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. In the case of a residential cooperative property, Underwritten Net Cash Flow is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, equals projected

262

operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. Except in certain limited instances where a residential cooperative property is valued solely as a multifamily rental property (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property is calculated using the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative. This value, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering the related Mortgaged Property. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restriction. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. National Cooperative Bank, N.A. will also calculate a loan-to-value ratio for each residential cooperative mortgage loan based upon the value of such residential cooperative property as a multifamily rental property. The value of a residential cooperative property as a multifamily rental property is reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In certain limited instances (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), National Cooperative Bank, N.A. will not determine a value of such a mortgaged property as if operated as a residential cooperative and will instead only calculate the value of such residential cooperative property as a multifamily rental property. In those instances, the “Appraised Value” reflected on Annex A-1 to this prospectus will be the value of such Mortgaged Property as a multifamily rental property and the loan-to-value ratio for such a residential cooperative mortgage loan will be based upon the value of such residential cooperative property as a multifamily rental property.

Zoning and Building Code Compliance. With respect to each mortgage loan, National Cooperative Bank, N.A. will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use and building rules,

263

regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; information set forth in the appraisal of the related property; and/or representations by the related borrower. In limited instances, National Cooperative Bank, N.A. may obtain third party prepared zoning reports. National Cooperative Bank, N.A. generally requires borrowers to obtain law and ordinance coverage. If a material violation exists with respect to a mortgaged property, National Cooperative Bank, N.A. may require the borrower to remediate such violation and/or to establish a reserve to cover the cost of such remediation.

Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan or 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation. Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified by the Federal Emergency Management Agency as being situated in a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration and be provided by a generally acceptable insurance carrier in an amount not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, and (iii) the maximum amount of insurance available under the National Flood Insurance Program. The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions of coverage, including exclusions related to acts of terrorism.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for bodily injury or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or loss of income insurance in an amount not less than 100% of the projected shareholder or unit owner maintenance income for the related property (in the case of a residential cooperative mortgage loan) or projected rental income (in the case of a mortgage loan other than a residential cooperative mortgage loan) for a period of not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

Escrow Requirements. National Cooperative Bank, N.A. may require a borrower to fund various escrows. Such escrows may include escrows for taxes and insurance premiums (to cover amounts due prior to their respective due dates), reserves to cover the cost of repairs recommended pursuant to a building condition report prepared for National Cooperative Bank, N.A. or an affiliate that originated the loan, and/or reserves to secure the performance of environmental or other remediation work. In the case of mortgage loans that are other than residential cooperative mortgage loans, such escrows may also include replacement reserves, reserves to cover the costs of tenant improvements, leasing commissions and other re-tenanting expenses and reserves to cure deficiencies in debt

264

service coverage ratios. In some cases such reserves may only be required upon the occurrence of certain events. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. National Cooperative Bank, N.A. may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and National Cooperative Bank, N.A.’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. Notwithstanding the discussion under “National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above, one or more of National Cooperative Bank, N.A.’s mortgage loans may vary from, or not comply with, National Cooperative Bank, N.A.’s underwriting policies and guidelines described above. In addition, in the case of one or more of National Cooperative Bank, N.A.’s mortgage loans, National Cooperative Bank, N.A. or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the National Cooperative Bank, N.A. Mortgage Loans were originated with any material exceptions to National Cooperative Bank, N.A.’s underwriting guidelines and procedures except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor

Overview. National Cooperative Bank, N.A., in its capacity as the sponsor of the National Cooperative Bank, N.A. Mortgage Loans, has conducted a review of the National Cooperative Bank, N.A. Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the National Cooperative Bank, N.A. Mortgage Loans is accurate in all material respects. National Cooperative Bank, N.A. determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the National Cooperative Bank, N.A. Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of National Cooperative Bank, N.A. (collectively, the “National Cooperative Bank, N.A. Deal Team”) with the assistance of certain third parties. National Cooperative Bank, N.A. has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the National Cooperative Bank, N.A. Mortgage Loans (rather than relying on sampling procedures).

Database. To prepare for securitization, members of the National Cooperative Bank, N.A. Deal Team created a database of loan-level and property-level information relating to each National Cooperative Bank, N.A. Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments and property condition reports), insurance policies, borrower-supplied information (including, to the extent available, maintenance schedules and rent rolls (if applicable), leases and financial or operating statements) and information collected by National Cooperative Bank, N.A. during the underwriting process. Prior to securitization of each National Cooperative Bank, N.A. Mortgage Loan, the National Cooperative Bank, N.A. Deal Team may have updated the information in the database with respect to such National Cooperative Bank, N.A. Mortgage Loan based on current information brought to the attention of the National Cooperative Bank, N.A. Deal Team relating to loan payment status and escrows, updated operating statements, maintenance schedules and rent rolls (if applicable), leasing activity, and other relevant information.

265

Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “National Cooperative Bank, N.A. Data Tape”) containing detailed information regarding each National Cooperative Bank, N.A. Mortgage Loan was created from, among other sources, the information in the database referred to in the prior paragraph. The National Cooperative Bank, N.A. Data Tape was used by the National Cooperative Bank, N.A. Deal Team to provide the numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of National Cooperative Bank, N.A., engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by National Cooperative Bank, N.A. relating to information in this prospectus regarding the National Cooperative Bank, N.A. Mortgage Loans. These procedures included:

●	comparing the information in the National Cooperative Bank, N.A. Data Tape against various source documents provided by National Cooperative Bank, N.A.;

●	comparing numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the National Cooperative Bank, N.A. Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the National Cooperative Bank, N.A. Mortgage Loans disclosed in this prospectus.

Legal Review. National Cooperative Bank, N.A. engaged counsel to conduct certain legal reviews of the National Cooperative Bank, N.A. Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each National Cooperative Bank, N.A. Mortgage Loan, counsel reviewed the principal loan documents for each mortgage loan to identify material deviations from National Cooperative Bank, N.A.’s standard form loan documents. In addition, counsel reviewed National Cooperative Bank, N.A.’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Other Review Procedures. National Cooperative Bank, N.A. has serviced each National Cooperative Bank, N.A. mortgage loan since origination and has confirmed that it is not aware of any material events, except as previously identified, concerning the related Mortgage Loan, the Mortgaged Property and the borrower occurring since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property or borrower, or notice of non-compliance with environmental laws; (iv) bankruptcies involving any borrower; and (v) any existing or incipient material defaults.

The National Cooperative Bank, N.A. Deal Team also reviewed the National Cooperative Bank, N.A. Mortgage Loans to confirm, with the assistance of counsel, whether any National Cooperative Bank, N.A. Mortgage Loan materially deviated from the underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

266

Findings and Conclusions. National Cooperative Bank, N.A. found and concluded with reasonable assurance that the disclosure regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus is accurate in all material respects. National Cooperative Bank, N.A. also found and concluded with reasonable assurance that the National Cooperative Bank, N.A. Mortgage Loans were originated in accordance with National Cooperative Bank, N.A.’s origination policies, procedures and underwriting guidelines set forth “under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review Procedures in the Event of a Mortgage Loan Substitution. National Cooperative Bank, N.A. will perform a review of any National Cooperative Bank, N.A. Mortgage Loan that it elects to substitute for a National Cooperative Bank, N.A. Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. National Cooperative Bank, N.A., and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA. National Cooperative Bank, N.A. may engage a third party accounting firm to compare the such criteria against the underlying source documentation to verify the accuracy of the review by National Cooperative Bank, N.A. and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by National Cooperative Bank, N.A. to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, National Cooperative Bank, N.A. filed its most recent Form ABS-15G with the SEC on January 18, 2017. Such Form ABS-15G is available electronically though the SEC’s EDGAR system. The Central Index Key number of National Cooperative Bank, N.A. is 0001577313. With respect to the period from and including January 1, 2014 to and including December 31, 2016, National Cooperative Bank, N.A. does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither National Cooperative Bank, N.A. nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—National Cooperative Bank, N.A.” has been provided by National Cooperative Bank, N.A.

C-III Commercial Mortgage LLC

General

C-III Commercial Mortgage LLC (“C3CM”) is a sponsor of, and a seller of certain Mortgage Loans (the “C3CM Mortgage Loans”) into, the securitization described in this prospectus. C3CM is a limited liability company organized under the laws of the State of

267

Delaware on June 9, 2010. C-III Capital Partners LLC (“C-III Parent”), a Delaware limited liability company, is the sole member of C3CM.

C-III Parent is a privately-held commercial real estate company that commenced operations in March of 2010. C-III Parent, together with its direct and indirect subsidiaries, including C3CM, are collectively referred to herein as the “C-III Capital Group”. The C-III Capital Group is engaged in a broad range of activities, including principal investment, loan origination, CDO management, fund management and primary and special loan servicing. The principal place of business of the C-III Capital Group is located at 5221 N. O’Connor Blvd., Suite 600, Irving, Texas 75039.

C3CM originates, and acquires from unaffiliated third party originators, multifamily, manufactured housing community and commercial mortgage loans and mezzanine loans throughout the United States. Acquired loans may have been originated using underwriting guidelines not established by C3CM.

The following tables set forth information with respect to originations and securitizations of fixed-rate multifamily, manufactured housing community and commercial mortgage loans by C3CM during the calendar years 2010, 2011, 2012, 2013, 2014, 2015 and 2016.

Originations and Securitizations of Fixed-Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans

	Originations(1)		Securitizations(2)
	No. of Loans	Approximate Aggregate Principal Balance at Origination	No. of Loans	Approximate Aggregate Principal Balance at Securitization
2010(3)	5	$ 30,090,000	0	$ 0
2011	35	$ 195,668,500	30	$ 181,834,330
2012	79	$ 365,601,000	72	$ 326,672,918
2013	117	$ 505,529,000	122	$ 540,435,224
2014	114	$ 539,760,700	97	$ 508,254,819
2015	138	$ 679,606,000	139	$ 629,232,102
2016	57	$ 254,050,500	68	$ 367,678,223

(1)	Includes mortgage loans that were originated by a correspondent, re-underwritten by C3CM and acquired by C3CM at or about the time of origination.

(2)	Excludes mortgage loans sold to issuers of collateralized debt obligations managed or administered by an affiliate of C3CM.

(3)	C3CM was organized on June 9, 2010.

C-III Asset Management LLC, a wholly-owned subsidiary of C-III Parent, acts as the servicer of the multifamily, manufactured housing community and commercial mortgage loans that C3CM and C3MF (as defined below) own pending the securitization or other disposition of those loans.

Wells Fargo Central Pacific Holdings, Inc. (which is an affiliate of Wells Fargo Bank, Wells Fargo Commercial Mortgage Securities, Inc. and Wells Fargo Securities, LLC) is an investor in C-III Parent and, as such, holds a less than 10% indirect equity interest in C3CM. In addition, Wells Fargo Bank provides short-term warehousing of mortgage loans originated or acquired by C3CM, indirectly through a repurchase facility between Wells Fargo Bank and a wholly-owned subsidiary of C3CM, C-III Mortgage Funding LLC (“C3MF”). C3CM guarantees the performance by its wholly-owned subsidiary of certain obligations under that

268

repurchase facility. Six (6) of the C3CM Mortgage Loans, with an aggregate Cut-off Date Balance of approximately $27,041,927, representing approximately 4.3% of the Initial Pool Balance, are currently (or, as of the Closing Date for this securitization, are expected to be) subject to such repurchase facility. C3CM intends to use the proceeds from its sale of the C3CM Mortgage Loans to the depositor to, among other things, reacquire the warehoused C3CM Mortgage Loans through its wholly-owned subsidiary from Wells Fargo Bank, free and clear of any liens. Wells Fargo Bank acts (or, as of the Closing Date, is expected to act) as interim custodian for the loan files with respect to all of the C3CM Mortgage Loans prior to securitization.

In addition, C3CM or C3MF is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to six (6) of the C3CM Mortgage Loans, which have an aggregate Cut-off Date Balance of approximately $27,041,927, representing approximately 4.3% of the Initial Pool Balance. Those hedging arrangements will terminate upon the pricing of such Mortgage Loans in connection with the transfer thereof to this securitization transaction.

Based on an unaudited Statement of Assets, Liabilities and Member’s Equity – Income Tax Basis, as of September 30, 2016, C3CM and its wholly-owned subsidiaries had combined total assets of approximately $508.4 million, combined total liabilities of approximately $353.2 million and combined total member’s equity of approximately $155.1 million.

In connection with commercial mortgage securitization transactions, C3CM will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer by the applicable depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the applicable depositor, C3CM works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria. In connection with contributing mortgage loans to a securitization, C3CM will make certain loan-level representations and warranties, will undertake certain loan document delivery requirements and will undertake certain obligations to repurchase or replace mortgage loans affected by uncured material breaches of those representations and warranties and/or document delivery requirements or make loss of value payments in connection therewith.

C3CM’s Underwriting Guidelines and Processes

Set forth below is a discussion of general underwriting guidelines and processes with respect to multifamily, manufactured housing community and commercial mortgage loans originated by C3CM for securitization.

Notwithstanding the discussion below, given the unique nature of multifamily, manufactured housing community and commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily, manufactured housing community or commercial mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship,

269

performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily, manufactured housing community or commercial mortgage loan originated by C3CM will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular C3CM Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus. In certain circumstances, due diligence reports and assessments of the type described below that were obtained with respect to any C3CM Mortgage Loan may have been prepared by an affiliate of C3CM (e.g., an affiliate that is in the business of being a title agent or a zoning consultant).

A.       Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each multifamily, manufactured housing community and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

B.       Loan Approval. Prior to commitment, each multifamily, manufactured housing community and commercial mortgage loan to be originated must be approved by a loan committee that includes senior executives of C-III Parent. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

C.       Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, C3CM’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by C3CM and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily, manufactured housing community or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or for an interest-only period during a portion of the term of the mortgage loan. A loan-to-value ratio, in general, is the ratio,

270

expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

D.       Additional Debt. Certain mortgage loans originated by C3CM may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that a member of the C-III Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

E.       Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective multifamily, manufactured housing community or commercial mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective multifamily, manufactured housing community or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and

271

recommended capital expenditures. In some instances, the repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both. An engineering assessment may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4. A seismic study may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by C3CM in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

F.       Title Insurance. The borrower is required to provide, and C3CM or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey. In some cases, the title insurance agent may be an affiliate of C3CM.

G.       Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or may self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or unaffiliated property manager, if applicable) is permitted to obtain insurance, or where the subject mortgaged property may be covered by a blanket policy (which may be provided by an affiliate), C3CM typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material borrower-owned improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the material borrower owned improvements at the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the material borrower-owned improvements on the portion of the property contained in the flood zone, and (iii) the

272

maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.

Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or may self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or unaffiliated property manager, if applicable) is permitted to obtain insurance, or where the subject mortgaged property may be covered by a blanket policy (which may be provided by an affiliate), each mortgage instrument typically also requires the borrower to maintain: (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months; and (iii) insurance coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates (although in all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance).

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material borrower-owned improvements and the seismic report indicates that the probable maximum loss (“PML”) is greater than 20%.

H.       Zoning and Building Code Compliance. In connection with the origination of a multifamily, manufactured housing community or commercial mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower. In some circumstances, zoning reports may be provided by an affiliate of C3CM.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, C3CM may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless: (a) it determines that (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable, or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (b) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses. In general, C3CM does not require zoning protection insurance.

If a material violation exists with respect to a mortgaged property, C3CM may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a

273

cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

I.       Escrow Requirements. Generally, C3CM requires most borrowers to fund escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions (depending on the property type), deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily, manufactured housing community and commercial mortgage loan originated by C3CM. In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the mortgage loan documents which may include, but not be limited to, achieving of leasing goals, achieving a specified debt service coverage ratio or satisfying other conditions.

Furthermore, C3CM may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, C3CM may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, C3CM may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by C3CM are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the borrower for the payment of taxes, or (iii) in the case of hospitality properties, the escrow or reserve is being maintained by a franchisor or unaffiliated property manager.

●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy that covers the related mortgaged property, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iv) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, franchisor or unaffiliated property manager, if applicable) is obligated to maintain the insurance, (v) in the case of hospitality properties, the escrow or reserve is being maintained by a franchisor or

274

unaffiliated property manager, or (vi) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of insurance premiums.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if and to the extent a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve, or (iv) in the case of hospitality properties, the escrow or reserve is being maintained by a franchisor or unaffiliated property manager.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or upon the occurrence or during the continuance of a specified trigger event to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the rent for the space in question is considered below market, or (iv) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property,

275

the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the C3CM Mortgage Loans, please see Annex A-1 to this prospectus.

C3CM Mortgage Loan Originated by Parties Other Than C3CM

The C3CM Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Airport Landing Apartments (such C3CM Mortgage Loan, the “Airport Landing Apartments Mortgage Loan”), representing approximately 0.2% of the Initial Pool Balance, was originated by PNC Bank, National Association in May 2001, included in the CSFB 2001-CP4 commercial mortgage securitization and acquired by C3CM through an affiliate as part of a “clean-up call” of that securitization in November 2016. In connection with its acquisition thereof, C3CM performed a limited re-underwriting of such Mortgage Loan to confirm whether it complied with the underwriting guidelines described above at the time of acquisition. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. However, with respect to such Mortgage Loan, C3CM did not: (i) order credit reports (although it did review public record searches and a LEXIS/NEXIS report); (ii) obtain a new survey; or (iii) obtain a title bring-down (although it did commission a title search).

C3CM originated each of the other C3CM Mortgage Loans.

Exceptions

Notwithstanding the discussion under “—C3CM’s Underwriting Guidelines and Processes” above, one or more of the C3CM Mortgage Loans may vary from, or do not comply with, C3CM’s underwriting guidelines described above. In addition, in the case of one or more of the C3CM Mortgage Loans, C3CM or another originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. For any material exceptions to C3CM’s underwriting guidelines described above in respect of the C3CM Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which C3CM is the Sponsor

A.       Overview. C3CM has conducted a review of the C3CM Mortgage Loans in connection with the securitization described in this prospectus. C3CM determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The

276

review of the C3CM Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of C3CM with the assistance of certain third parties. C3CM has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the C3CM Mortgage Loans that are being sold to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the C3CM Mortgage Loans (rather than relying on sampling procedures).

B.       Data Tape. To prepare for securitization, C3CM created a data tape of loan-level and property-level information, and prepared an asset summary report, relating to each C3CM Mortgage Loan. The data tape and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by C3CM or a third party originator during the underwriting process. After origination of each C3CM Mortgage Loan, C3CM may have updated the information in the data tape and the related asset summary report with respect to such C3CM Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of C3CM. Such updates were not intended to be, and do not serve as, a re-underwriting of any C3CM Mortgage Loan. The C3CM data tape was used by C3CM to provide the numerical information regarding the C3CM Mortgage Loans in this prospectus.

C.       Data Comparisons and Recalculation. The depositor, on behalf of C3CM, engaged a third party accounting firm to perform certain data comparison and recalculation procedures that were designed or provided by C3CM, relating to information in this prospectus regarding the C3CM Mortgage Loans. These procedures included:

●	comparing the information in the C3CM data tape against various source documents obtained or provided by C3CM;

●	comparing numerical information regarding the C3CM Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the C3CM data tape; and

●	recalculating certain percentages, ratios and other formulae relating to the C3CM Mortgage Loans disclosed in this prospectus.

D.       Legal Review. C3CM engaged various law firms to conduct certain legal reviews of the C3CM Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization, lender’s origination counsel for each C3CM Mortgage Loan (other than the Airport Landing Apartments Mortgage Loan) reviewed a set of securitization representations and warranties provided by C3CM and, if applicable, identified exceptions to those representations and warranties. With respect to the Airport Landing Apartments Mortgage Loan, C3CM did an internal analysis of the applicability of such representations and warranties with the assistance of the counsel that represented it in connection with the acquisition of such Mortgage Loan.

Legal counsel was also engaged in connection with this securitization to assist in the review of the C3CM Mortgage Loans. Such assistance included, among other things, a review of (i) the C3CM data tape, (ii) C3CM’s asset summary report or credit memorandum for each C3CM Mortgage Loan, (iii) certain reports or other written confirmations from

277

origination or other counsel identifying the existence, or confirming the absence, of representation and warranty exceptions relating to certain C3CM Mortgage Loans, (iv) a due diligence questionnaire completed by C3CM with respect to the C3CM Mortgage Loans, and (v) select provisions in certain mortgage loan documents with respect to certain of the C3CM Mortgage Loans.

E.       Other Review Procedures. With respect to any material pending litigation of which C3CM was aware at the origination or acquisition, as applicable, of any C3CM Mortgage Loan, C3CM requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If C3CM became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any C3CM Mortgage Loan, C3CM obtained information on the status of the related Mortgaged Property from the related borrower to confirm no material damage to the related Mortgaged Property.

C3CM also reviewed the C3CM Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any C3CM Mortgage Loan materially deviated from the underwriting guidelines set forth under “—C3CM’s Underwriting Guidelines and Processes” above. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

F.       Findings and Conclusions. C3CM found and concluded with reasonable assurance that the disclosure regarding the C3CM Mortgage Loans in this prospectus is accurate in all material respects. C3CM also found and concluded with reasonable assurance that, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus, none of the C3CM Mortgage Loans were originated with any material exceptions to C3CM’s origination procedures and underwriting criteria described above.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, C3CM filed its most recent Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on January 20, 2017. Such Form ABS-15G is available electronically through the SEC’s EDGAR system. The Central Index Key number of C3CM is 0001541214. For the period from and including January 1, 2014 to and including December 31, 2016, C3CM does not have any activity to report as required by Rule 15Ga-1, with respect to the repurchase and replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the date of this prospectus, neither C3CM nor any of its affiliates has committed or is required to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, C3CM and its affiliates are not restricted from retaining any certificates and may, prior to the Closing Date, determine that they wish to acquire certificates in connection with the initial issuance thereof. In addition, C3CM and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates (whether acquired on or after the Closing Date) at any time.

The information set forth under this “—C-III Commercial Mortgage LLC” subsection has been provided by C3CM.

278

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, a master servicer, the certificate administrator, the tax administrator, the custodian and the certificate registrar and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, Wells Fargo Commercial Mortgage Trust 2017-RC1 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Accounts and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicers, the special servicers and the trustee may make Advances of delinquent monthly debt service

279

payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicers and the special servicers. A discussion of the duties of the trustee, the certificate administrator, the master servicers and the special servicers, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “―The Certificate Administrator”, “—The Master Servicers” and “—The Special Servicers” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Accounts and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Accounts and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicers, the special servicers and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicers and the special servicers.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of December 31, 2016, WTNA served as trustee on over 1,500 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $200 billion, of which approximately 227 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $144 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

280

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: 1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, 2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Wells Fargo Bank will act as certificate administrator, REMIC administrator, certificate registrar, and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 269,000 employees as of September 30, 2016, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicers, the special servicers, the trustee, the operating advisor, the asset representations reviewer and the mortgage loan sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th floor, MAC: N9300-070, Minneapolis, Minnesota 55479.

281

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to Certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of September 30, 2016, Wells Fargo Bank was acting as securities administrator with respect to more than $410 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of September 30, 2016, Wells Fargo Bank was acting as custodian of more than 202,000 commercial mortgage files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For three CMBS transactions in its portfolio, the Corporate Trust Services group of Wells Fargo Bank disclosed material noncompliance on its related 2016 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients for the transactions. For one CMBS transaction, an administrative error caused an overpayment to a certain class and a correlating underpayment to a certain class for two consecutive distributions. Each of the affected distributions was revised the next month to correct the error. For two CMBS transactions, distributions for one month were paid one day late as a result of an inadvertent payment systems error that occurred in connection with a conversion to a new payment system. For one of these two CMBS transactions, distributions were one day late for the next month due to an unrelated delay in posting funds received from the servicer to the appropriate account.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, in its capacity as trustee under 276 residential mortgage-backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a putative class action complaint in the United States District Court for the Southern District of New York (the “District Court”) against Wells Fargo Bank, alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Federal Court Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Federal Court Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank,

282

Citibank, HSBC, Bank of New York Mellon and US Bank) by a group of institutional investor plaintiffs. The Federal Court Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees in the District Court by RMBS investors in these and other transactions, and these cases against Wells Fargo Bank are proceeding before the same District Court judge. A similar complaint was also filed May 27, 2016 in New York state court by a different plaintiff investor. On January 19, 2016, an order was entered in connection with the Federal Court Complaint in which the District Court declined to exercise jurisdiction over 261 trusts at issue in the Federal Court Complaint; the District Court also allowed plaintiffs to file amended complaints as to the remaining, non-dismissed trusts, if they so chose, and three amended complaints have been filed. On December 17, 2016, the investor plaintiffs in the 261 trusts dismissed from the Federal Court Complaint filed a new complaint in New York state court (the “State Court Complaint”). Motions to dismiss all of the actions are pending except for the recently filed State Court Complaint. There can be no assurances as to the outcome of the litigations, or the possible impact of the litigations on the trustee or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of any losses to investors, and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

Neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain 100% of the RR Interest. However, Wells Fargo Bank or its affiliates may retain or own in the future certain other classes of certificates. Any such party will have the right to dispose of any such certificates (other than the RR Interest) at any time. Wells Fargo Bank will be required to retain the RR Interest (or any portion thereof) for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

283

The Master Servicers

Wells Fargo Bank, National Association

Wells Fargo Bank will act as the master servicer under the PSA for all of the Mortgage Loans to be deposited into the trust fund other than the National Cooperative Bank, N.A. Mortgage Loans. Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank. Like Wells Fargo Bank, Wachovia Bank acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo Bank and Wachovia Bank integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo Bank managers and legacy Wachovia Bank managers.

Wells Fargo Bank is also a sponsor, an originator, a mortgage loan seller, the certificate administrator and the custodian, and is expected to be the initial risk retention consultation party, under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, an underwriter. In addition, Wells Fargo Bank is (i) the master servicer, the certificate administrator and the custodian under the CSAIL 2016-C7 Pooling and Servicing Agreement, which governs the servicing and administration of the Peachtree Mall Whole Loan and (ii) the master servicer, the certificate administrator and the custodian under the WFCM 2016-C37 Pooling and Servicing Agreement, which governs the servicing and administration of the DoubleTree by Hilton Tempe Whole Loan. Wells Fargo Bank is the purchaser under repurchase agreements with each of Rialto Mortgage, Argentic, National Cooperative Bank, N.A and C3CM, respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each of Rialto Mortgage, Argentic, National Cooperative Bank, N.A and C3CM, respectively, or in any such case by its respective affiliates. Pursuant to certain interim servicing agreements between Wells Fargo Bank and Rialto Mortgage, a sponsor, an originator and a mortgage loan seller, or certain affiliates of Rialto Mortgage, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage or such affiliates (subject, in some cases, to the repurchase facility described above in this paragraph), including, prior to their inclusion in the trust fund, some or all of the Rialto Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Rialto Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Pursuant to certain interim servicing agreements between Wells Fargo Bank and Argentic, a sponsor, an originator, and a mortgage loan seller, or certain affiliates of Argentic, Wells Fargo Bank acts as primary servicer, from time to time, with respect to certain mortgage loans owned by Argentic or such affiliates of Argentic (subject, in some cases, to the repurchase facility described above in this paragraph) including, prior to their inclusion in the trust fund, some or all of the Argentic Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Argentic Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans to be transferred by Wells Fargo Bank. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank expects to enter into one or

284

more agreements with the other sponsors (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2014	As of 12/31/2015	As of 12/31/2016
By Approximate Number:	33,605	32,716	31,128
By Approximate Aggregate Unpaid Principal Balance (in billions):	$475.4	$503.3	$506.8

Within this portfolio, as of December 31, 2016, are approximately 22,027 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $395.9 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of December 31, 2016, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. Also included in the above portfolio are commercial mortgage loans that Wells Fargo Bank services in Europe through its London Branch. Wells Fargo Bank has been servicing commercial mortgage loans in Europe through its London Branch for more than ten years. Through affiliated entities formerly known as Wachovia Bank, N.A., London Branch and Wachovia Bank International, and as a result of its acquisition of commercial mortgage servicing rights from Hypothekenbank Frankfurt AG, formerly Eurohypo AG, in 2013, it has serviced loans secured by properties in Germany, Ireland, the Netherlands, and the UK. As of December 31, 2016, its European third party servicing portfolio, which is included in the above table, is approximately $1.4 billion.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and

285

multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master- Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.46%
Calendar Year 2015	$401,673,056,650	$1,600,995,208	0.40%
Calendar Year 2016	$385,516,905,565	$1,113,577,583	0.29%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo Bank is rated by Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer and a master servicer of commercial mortgage loans. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1

UK Servicer Ratings	Fitch	S&P
Primary Servicer:	CPS2	Average

The long-term issuer ratings of Wells Fargo Bank are “AA-” by S&P, “Aa2” by Moody’s Investors Service Inc. (“Moody’s”) and “AA” by Fitch. The short-term issuer ratings of Wells Fargo Bank are “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, Wells Fargo Bank, as the master servicer, will remain responsible for its duties under the PSA. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in mortgage loan documents;

286

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo Bank;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code (“UCC”) searches and filings.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

In its capacity as a master servicer, Wells Fargo Bank will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain 100% of the RR Interest. However, Wells Fargo Bank or its affiliates may retain or own in the future certain other classes of certificates. Any such party will have the right to dispose of any such certificates (other than the RR Interest) at any time. Wells Fargo Bank will be required to retain the RR Interest (or any portion thereof) for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

287

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicers’ obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicers’ removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicers’ rights and obligations with respect to indemnification, and certain limitations on the master servicers’ liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will act as master servicer with respect to fifteen (15) of the Mortgage Loans, representing 7.8% of Initial Pool Balance. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the special servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990. As of January 31, 2017, National Cooperative Bank, N.A. was the primary or master servicer of a portfolio of multifamily and commercial mortgage loans in commercial mortgage-backed securities transactions and in agency mortgage-backed security and cash sale transactions in the United States totaling approximately $3.8 billion in aggregate outstanding principal balance. There are currently no outstanding servicing advances made by National Cooperative Bank, N.A. in regards to any Mortgage Loan being transferred by it for inclusion in the Trust Fund.

As of September 30, 2016, National Cooperative Bank, N.A. had total assets of $2,201.8 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk-Weighted Assets ratio of 13.4%. For the nine months ended September 30, 2016, National Cooperative Bank, N.A. reported net income of $14.6 million (unaudited). As of December 31, 2015, National Cooperative Bank, N.A. had total assets of $2,176.2 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk-weighted Assets ratio of 12.8%. For the year ended December 31, 2015, National Cooperative Bank, N.A. reported net income of $13.3 million.

288

National Cooperative Bank, N.A. is rated by Fitch and S&P as master, primary and special commercial mortgage servicers. Current ratings are shown below:

Servicer Rating Type	Fitch	S&P
Master Servicer	CMS2-	Average
Primary Servicer	CPS1-	Above Average
Special Servicer	CSS2-	Average

National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2014(1)	2015(1)	2016(1)	2017(2)
By Approximate Number:	3,945	3,858	3,718	3,698
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.7 billion	$5.8 billion	$5.5 billion	$5.5 billion

(1)	As of the last day of the calendar year indicated.

(2)	As of January 31, 2017.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of January 31, 2017, are approximately 1,360 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $3.8 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of January 31, 2017, were located in 44 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has detailed operating policies and procedures for the performance of its master servicing obligations. National Cooperative Bank, N.A. servicing policies and procedures are updated periodically to keep pace with changes in the commercial mortgage-backed securities industry generally and have been generally consistent for the last three years in all material respects. The only significant changes in National Cooperative Bank, N.A.’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae.

National Cooperative Bank, N.A. utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of mortgage servicing activities. Among other functions, this platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, tracks loan prepayments and payoffs, updates transaction data and generates various account reports. National Cooperative Bank, N.A.’s primary servicing system runs on McCracken Financial Solutions Corp. Strategy CS software. National Cooperative Bank, N.A. reports to trustees and certificate administrators in the CREFC® format. National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

289

The table below sets forth information regarding principal and interest advances and servicing advances made by National Cooperative Bank, N.A., as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth is the amount of such advances as of the last day of the period indicated (expressed as a dollar amount and as a percentage of National Cooperative Bank, N.A.’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2014	$1,650,576,224	$7,200,000	0.44%
Calendar Year 2015	$1,534,626,850	$4,889,654	0.31%
Calendar Year 2016	$1,635,314,153	$1,818,975	0.11%
Calendar Year 2017(1)	$1,617,429,689	$1,701,192	0.11%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

(1)	As of January 31, 2017.

National Cooperative Bank, N.A. may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, National Cooperative Bank, N.A., as a master servicer, will remain responsible for its duties under the PSA. National Cooperative Bank, N.A. may engage third-party vendors to provide technology or process efficiencies. National Cooperative Bank, N.A. monitors its third-party vendors in compliance with its internal vendor management procedures and applicable law. National Cooperative Bank, N.A. has entered into contracts with third party vendors for the following functions:

●	provision of loan servicing software – McCracken/Strategy CS;

●	tracking and reporting of flood zone changes;

●	legal representation;

●	performance of ongoing property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Generally, all amounts received by National Cooperative Bank, N.A. on the mortgage loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by National Cooperative Bank, N.A. Funds are then transferred to segregated investor specific accounts pursuant to the servicing agreements.

Via a password-protected website, for commercial mortgage-backed securitization transactions for which National Cooperative Bank, N.A. is master servicer, National Cooperative Bank, N.A. provides its commercial mortgage-backed securities investors with access to data and reports.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the

290

Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as master servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as master servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as master servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as master servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as master servicer.

National Cooperative Bank, N.A., as a master servicer, will be required to pay all expenses incurred by it in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

In its capacity as master servicer, National Cooperative Bank, N.A. will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, National Cooperative Bank, N.A. may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent National Cooperative Bank, N.A. performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

Neither National Cooperative Bank, N.A. nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-

291

Encumbrance’ Provisions” in this prospectus. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus. The master servicers’ obligations to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a master servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. A master servicer’s rights and obligations with respect to indemnification, and certain limitations on a master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The Special Servicers

LNR Partners, LLC.

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, will initially be appointed to act as special servicer for the Mortgage Loans to be deposited into the issuing entity (other than the National Cooperative Bank, N.A. Mortgage Loans secured by residential cooperative properties and any Non-Serviced Mortgage Loan). The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

● acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

● investing in high-yielding real estate-related debt and equity, and

● investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the PSA, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 155 as of September 30, 2016. More

292

specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;

●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;

●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;

●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;

●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;

●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;

●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;

●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;

●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;

●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;

●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;

●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;

●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion; and

●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion.

As of December 31, 2016, LNR Partners has resolved approximately $67.3 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and

293

multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015 and approximately $3.9 billion of U.S. commercial and multifamily mortgage loans through December 31, 2016.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina. As of December 31, 2016, LNR Partners had approximately 226 employees responsible for the special servicing of commercial real estate assets. As of December 31, 2016, LNR Partners and its affiliates specially service a portfolio, which included approximately 6,247 assets across the United States and various international properties with a then current face value of approximately $87 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does

294

not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as a special servicer.

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor, any originator or any significant obligor.

295

Except as disclosed in this prospectus and except for LNR Partners acting as special servicer for this securitization transaction there are no specific relationships that are material involving or relating to this securitization transaction or the Mortgage Loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

Neither LNR Partners nor any of its affiliates intends to retain on the Closing Date any Certificates issued by the issuing entity or any other economic interest in this securitization (although for the avoidance of doubt LNR Partners will be entitled to special servicing fees and certain other fees described in this prospectus with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loan and any Excluded Special Servicer Loan). However, LNR Partners or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

The information set forth under this sub-heading “The Special Servicers—LNR Partners, LLC” has been provided by LNR Partners.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, with respect to fifteen (15) of the Mortgage Loans, representing 7.8% of the Initial Pool Balance, will initially be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties and, with respect to the applicable mortgage loans that are non-Specially Serviced Loans, reviewing and evaluating certain borrower requests and applicable master servicer’s written analysis and recommendations. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the master servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990.

As of September 30, 2016, National Cooperative Bank, N.A. had total assets of $2,201.8 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk-weighted Assets ratio of 13.4%. For the nine months ended September 30, 2016, National Cooperative Bank, N.A. reported net income of $14.6 million (unaudited). As of December 31, 2015, National Cooperative Bank, N.A. had total assets of $2,176.2 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk-weighted Assets ratio of 12.8%. For the year ended December 31, 2015, National Cooperative Bank, N.A. reported net income of $13.3 million.

296

National Cooperative Bank, N.A. is approved as a special servicer by Fitch and S&P and currently has a special servicer rating of “CSS2-” by Fitch and “Average” by S&P. National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2014(1)	2015(1)	2016(1)	2017(2)
By Approximate Number:	3,945	3,858	3,718	3,698
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.7 billion	$5.8 billion	$5.5 billion	$5.5 billion

(1)	As of the last day of the calendar year indicated.

(2)	As of January 31, 2017.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of January 31, 2017, are approximately 1,360 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $3.8 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of January 31, 2017, were located in 44 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has been acting as a special servicer of mortgage loans in CMBS transactions since 2010. National Cooperative Bank, N.A.’s parent, National Consumer Cooperative Bank, has acted as a special servicer of mortgage loans in CMBS transactions since 1998. In 2010, National Consumer Cooperative Bank transferred its CMBS special servicing operations to National Cooperative Bank, N.A. As of January 31, 2017, National Cooperative Bank, N.A. was named the special servicer in approximately 36 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $1.4 billion. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO Properties that have been referred to National Cooperative Bank, N.A. as special servicer in CMBS transactions from 2010 to January 31, 2017.

Portfolio Size – CMBS Special Servicing	2014(1)	2015(1)	2016(1)	2017(2)
Total	$37,525,431	$49,310,253	$25,939,525	$25,911,405

(1)	Size of portfolio for which National Cooperative Bank, N.A. acted as special servicer as of the last day of the calendar year indicated.

(2)	As of January 31, 2017.

National Cooperative Bank, N.A. has detailed servicing policies and procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under National Cooperative Bank, N.A.’s servicing agreements, including procedures for managing delinquent and specially serviced loans and loans subject to the bankruptcy of the borrower. These policies and procedures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance. National Cooperative Bank, N.A. periodically updates its servicing policies and procedures to keep pace with

297

changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements. These policies and procedures are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB.

National Cooperative Bank, N.A.’s servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification. National Cooperative Bank, N.A. takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the holder of such specially serviced loan. Default resolution strategies are determined in accordance with the respective pooling and servicing agreement and the terms of the related mortgage loan documents.

National Cooperative Bank, N.A. has not engaged and does not currently intend to engage any third party servicers to perform on its behalf any of its special servicing duties with respect to the trust mortgage loans for which National Cooperative Bank, N.A. acts as special servicer.

National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as special servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as special servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as special servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as special servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as special servicer.

National Cooperative Bank, N.A., as a special servicer, will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

Although National Cooperative Bank, N.A. does not presently intend to enter into any such arrangement, National Cooperative Bank, N.A. may, in the future, enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, National Cooperative Bank, N.A.’s appointment as special servicer under the PSA and limitations on such person’s right to replace National Cooperative Bank, N.A. as a special servicer.

298

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

Neither National Cooperative Bank, N.A. nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a special servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a special servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. National Cooperative Bank, N.A.’s, as a special servicer’s, rights and obligations with respect to indemnification, and certain limitations under the PSA on the its liability as a special servicer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

Affiliated Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), was appointed to act as the CSAIL 2016-C7 Special Servicer and in this capacity will initially be responsible for the servicing and administration of the Peachtree Mall Whole Loan and any associated REO Property pursuant to the CSAIL 2016-C7 Pooling and Servicing Agreement, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and special servicer decisions and other transactions relating to the Peachtree Mall Whole Loan. Rialto maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

299

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. Rialto currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar.

Rialto is a wholly-owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B). As of December 31, 2016, RCM was the sponsor of, and certain of its affiliates were investors in, nine private equity funds (collectively, the “Funds”) with an aggregate of approximately $3.9 billion of equity under management and RCM also advised four separately managed account with $600 million of committed capital. Four of such funds are focused on distressed and value-add real estate related investments and commercial mortgage-backed securities, three of such funds are focused on investments in commercial mortgage-backed securities and the other two funds and the separately managed account are focused on mezzanine debt and credit investments. To date, RCM has acquired and/or is managing over $7.3 billion of non- and sub-performing real estate assets, representing approximately 11,467 loans. Included in this number are approximately $3 billion in structured transactions with the FDIC. RCM was also a sub-advisor and investor in an approximately $4.6 billion Public-Private Investment Fund with the U.S. Department of the Treasury which was liquidated in October of 2012.

In addition, RCM has underwritten and purchased, primarily for the Funds, over $4.7 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in 71 different securitizations totaling approximately $76.4 billion in overall transaction size. RCM has the right to appoint the special servicer for each of these transactions.

RCM has over 365 employees and is headquartered in Miami with two other main offices located in New York City and Atlanta. In addition, the asset management platform utilizes seven satellite offices located in Nevada, Arizona, California, Colorado, North Carolina and Florida. It is also supported in local markets by the Lennar infrastructure which provides access to over 6,800 employees across the country’s largest real estate markets.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB. Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews. Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. Rialto is

300

also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Funds. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of December 31, 2016, Rialto and its affiliates were actively special servicing approximately 800 portfolio loans with a principal balance of approximately $273 million and were responsible for approximately 700 portfolio PEO assets with a principal balance of $890 million.

Rialto is also currently performing special servicing for 75 commercial real estate securitizations. With respect to such securitization transactions, Rialto is administering approximately 5,037 assets with an original principal balance at securitization of approximately $79 billion. The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about Rialto’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 9/30/2016
Number of CMBS Pools Named Special Servicer	16	27	45	59	75
Approximate Aggregate Unpaid Principal Balance(1)	$18.9 billion	$32.4 billion	$49.2 billion	$63.6 billion	$79 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	19	27	28	17	37
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$21 million	$101 million	$127 million	$142 million	$320 million

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by Rialto.

(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer that are, as of the specified date, specially serviced by Rialto. Does not include any resolutions during the specified year.

In its capacity as the CSAIL 2016-C7 Special Servicer, Rialto will not have primary responsibility for custody services of original documents evidencing the Peachtree Mall Whole Loan. Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving the Peachtree Mall Whole Loan or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard under the CSAIL 2016-C7 Pooling and Servicing Agreement.

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In

301

certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the Peachtree Mall Whole Loan, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally.

There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform under the CSAIL 2016-C7 Pooling and Servicing Agreement for assets of the same type included in the CSAIL 2016-C7 Securitization, including the Peachtree Mall Whole Loan. No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction. Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer. Rialto does not believe that its financial condition will have any adverse effect on the performance of its duties under the CSAIL 2016-C7 Pooling and Servicing Agreement and, accordingly, Rialto believes that its financial condition will not have any material impact on the performance of the Peachtree Mall Whole Loan or the performance of the certificates.

From time to time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Peachtree Mall Whole Loan pursuant to the CSAIL 2016-C7 Pooling and Servicing Agreement.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, which are material to Certificateholders. Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace Rialto as the special servicer.

302

Rialto is an affiliate of Rialto Mortgage, a sponsor, mortgage loan seller and originator. Rialto and Rialto Mortgage are also affiliates of the entity that is the initial directing holder under the CSAIL 2016-C7 Pooling and Servicing Agreement.

Except as described herein, neither Rialto nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. From time to time, Rialto and/or its affiliates may purchase securities, including CMBS certificates. Rialto and/or its affiliates may review this prospectus and purchase certificates issued in this offering or in the secondary market. Any such party will have the right to dispose of such certificates at any time.

The information set forth under this sub-heading “—Affiliated Servicer” regarding Rialto has been provided by Rialto.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC (“Pentalpha Surveillance”), a Delaware limited liability company, will act as the operating advisor under the PSA with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans). The operating advisor will have certain review and consultation duties with respect to activities of the special servicers. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and upon notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located in Greenwich, Connecticut. Pentalpha Surveillance is privately held (founded in 2005) and is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance maintains proprietary compliance checking software and a team of industry operations veterans focused on independently investigating and resolving loan origination and servicing flaws. This includes, but is not limited to, collections optimization, representation and warranty settlements, derivative contract errors and transaction party disputes. Loans collateralized by commercial and residential real estate debt represent the majority of its focus. More than $500 billion of residential, commercial and other income producing loans have been boarded to the Pentalpha Surveillance system in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. As of December 31, 2016, Pentalpha Surveillance has acted as operating advisor or trust advisor in approximately 98 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $105 billion since October 2010. As of December 31, 2016, Pentalpha Surveillance has acted as asset representations reviewer in 17 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $16 billion.

Pentalpha Surveillance also has been engaged as an independent representation and warranty reviewer on numerous residential mortgage-backed securitizations across multiple issuer platforms. In that role, Pentalpha Surveillance has been integrally involved in the design and development of specific operational protocols and testing methodologies in connection with the breach review process related to representations and warranties. In addition, Pentalpha Surveillance has been a leader in the concept, design and

303

implementation of the asset representations reviewer role in commercial mortgage-backed securitizations both during its consideration and after its adoption by the Securities and Exchange Commission in September 2014.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, either master servicer, either special servicer, the directing certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

From time to time, Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on Pentalpha Surveillance’s business or its ability to serve as operating advisor or asset representations reviewer pursuant to the PSA or that is material to the holders of the certificates.

For a description of any material affiliations, relationships and related transactions between the operating advisor, asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “Pooling and Servicing Agreement—The Asset Representations Reviewer” and “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “Pooling and Servicing Agreement—The Asset Representations Reviewer” in this prospectus.

The information set forth above in this section “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance LLC.

The Initial Controlling Class Certificateholder

It is anticipated that on the closing date, Argentic Securities I Cayman Limited (“ASI”), a majority owned affiliate of Argentic Securities Holdings Cayman Limited (“ASH”) will purchase the Class X-E, Class E, Class X-F, Class F, Class X-G and Class G Certificates and will hold, in accordance with an agreement with the depositor (directly and/or through one or more majority-owned affiliates), such Certificates until the earliest of (i) the fifth anniversary of the Closing Date, (ii) the date that is the later of (A) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the Initial Pool Balance and (B) the date on which the total outstanding Certificate Balance of the Certificates has been reduced to 33% of the total outstanding Certificate Balance of the Certificates as of the Closing Date, (iii) the date on which all of the Mortgage Loans have been defeased, and (iv) the date on which the Credit Risk Retention Rules have been effectively abolished or officially determined by the applicable regulatory agencies to be no

304

longer applicable to this securitization. It is expected that ASH and ASI generally will agree not to enter into certain financing, hedging, pledging or hypothecation or similar transactions during such holding period if such transaction would be prohibited under the Credit Risk Retention Rules if ASI’s purchase of such certificates were intended to satisfy the Credit Risk Retention Rules. However, investors should note that the foregoing arrangement will be between ASH, ASI and the depositor and neither ASH nor ASI has agreed to comply with all the rules applicable to a “third party purchaser” under the Credit Risk Retention Rules. The expected retention by ASI is not intended to satisfy the Credit Risk Retention Rules and no assurance can be given that the depositor will not waive one or more of the requirements in that agreement.

ASH and ASI were formed primarily to invest in junior tranches of commercial mortgage-backed securities (“CMBS B-piece Securities”). This is expected to be ASI’s first purchase of CMBS B-piece Securities.

ASH and ASI are managed by Argentic Investment Management LLC (“Argentic Investment Management”). Argentic Investment Management is an experienced commercial real estate debt investor. Certain senior members of Argentic Investment Management’s real estate credit team have over 20 years of CMBS experience as of February 21, 2017. Investment vehicles managed by Argentic Investment Management have made investments in fixed and floating rate whole loans, subordinate debt, preferred equity and commercial mortgage-backed securities.

ASH, ASI and Argentic Investment Management are affiliates of Argentic, which is a sponsor, a mortgage loan seller and an originator.

The information set forth above in the foregoing three paragraphs in this section “Transaction Parties—The Initial Controlling Class Certificateholder” has been provided by ASH.

ASH has represented to the depositor that it has conducted an independent review of the credit risk of each Mortgage Loan that included a review of the sponsors’ underwriting standards, the collateral securing each Mortgage Loan, and expected cash flows of each Mortgage Loan, and such review was based on the Mortgage Loan files and information regarding the Mortgage Loans provided by or on behalf of the sponsors. ASH’s review is solely for its own benefit, may not be relied upon by anyone else, is not intended to be, and may not be construed as an approval or endorsement of the sponsors’ underwriting standards or any loan level disclosure in this prospectus or any other offering materials relating to this securitization transaction, and ASH has made no representations or warranties with respect to any such underwriting standards or disclosure and ASH has had no obligation to independently verify the truth or accuracy of any representations and warranties made by the sponsors or any other party to the transaction or any related documents.

305

Credit risk retention

General

Regulation RR implementing the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) will apply to this securitization. The RR Interest is intended to meet the definition of a “single vertical security” that is an “eligible vertical interest” (as such terms are defined in the Credit Risk Retention Rules) and Wells Fargo Bank is acting as the retaining sponsor under the Credit Risk Retention Rules. Wells Fargo Bank (the “Retaining Party”) will retain the RR Interest.

The RR Interest will have an aggregate Certificate Balance as of the Closing Date of approximately $31,745,686.60 and an effective interest rate equal to the WAC Rate. On the Closing Date, Wells Fargo Bank, a national banking association, will purchase for cash from the Depositor and retain the RR Interest.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence requirements or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the retaining sponsor, the Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the retaining sponsor, the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

RR Interest

Retained Certificate Available Funds

The amount available for distribution to the holders of the RR Interest on each Distribution Date will, in general, equal the sum of (i) the Required Credit Risk Retention Percentage of the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the Retained Certificate Gain-on-Sale Remittance Amount for such Distribution Date (such amount, the “Retained Certificate Available Funds”).

The “Retained Certificate Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Retained Certificate Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Required Credit Risk Retention Percentage of the Aggregate Gain-on-Sale Entitlement Amount (described under “Description of the Certificates—Distributions—Available Funds”).

Priority of Distributions

On each Distribution Date, for so long as the aggregate Certificate Balance of the RR Interest has not been reduced to zero, the certificate administrator is required to apply

306

amounts on deposit in the Distribution Account, to the extent of the Retained Certificate Available Funds, in the following order of priority:

First, to the RR Interest, in respect of interest, up to an amount equal to the Retained Certificate Interest Distribution Amount for such Distribution Date;

Second, to the RR Interest, in reduction of the Certificate Balance thereof, an amount equal to the Retained Certificate Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the RR Interest has been reduced to zero; and

Third, to the RR Interest, up to an amount equal to the unreimbursed Retained Certificate Realized Losses previously allocated to such class, plus interest in an amount equal to the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of interest on reimbursed Realized Losses distributed to the holders of the Regular Certificates (other than the RR Interest) pursuant to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first and Twenty-fourth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus;

provided, however, that to the extent any Retained Certificate Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, as the REMIC residual interest, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur any tax liability of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

The effective interest rate on the RR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-Retained Percentage” is 95%.

The “Retained Certificate Interest Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Regular Certificates (other than the RR Interest) according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth and Twenty-second in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Retained Certificate Principal Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (a) the Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Regular Certificates (other than the RR Interest) according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth and Twenty-third in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Risk Retention Allocation Percentage” will equal the Required Credit Risk Retention Percentage divided by the Non-Retained Percentage.

307

Allocation of Retained Certificate Realized Losses

The certificate administrator will be required to allocate any Retained Certificate Realized Losses to the RR Interest.

The “Retained Certificate Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Required Credit Risk Retention Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any REO Loans (excluding any portion allocable to any related Companion Loan, if applicable) expected to be outstanding immediately following such Distribution Date, is less than (ii) the Certificate Balance of the RR Interest after giving effect to distributions of principal on such Distribution Date.

Qualifying CRE Loans

The Retaining Parties have determined that 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in §___.17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2017-RC1 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-

308

B, Class X-D certificates, Class A-S, Class B, Class C, Class D, Class X-E, Class E, Class X-F, Class F, Class X-G, Class G and Class R certificates and a REMIC regular interest in certificated form representing the RR Interest (the “RR Interest”).

The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates are referred to collectively in this prospectus as the “Class X Certificates”. The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates (other than the Class X-E, Class X-F and Class X-G certificates) are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class X-E, Class E, Class X-F, Class F, Class X-G and Class G certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates, the Subordinate Certificates and the RR Interest are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A, Class X-B and Class X-D certificates), the Subordinate Certificates (other than the Class X-E, Class X-F and Class X-G certificates) and the RR Interest are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Non-Retained Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$20,099,000
A-2	$73,875,000
A-3	$100,000,000
A-4	$201,209,000
A-SB	$27,034,000
A-S	$46,746,000
X-A	$422,217,000
X-B	$103,293,000
B	$29,404,000
C	$27,143,000

Non-Offered Certificates
X-D	$30,912,000
D	$30,912,000
X-E	$23,373,000
E	$23,373,000
X-F	$8,293,000
F	$8,293,000
X-G	$15,080,045
G	$15,080,045
R	NAP

Non-Offered Eligible Vertical Interest
RR Interest	$31,745,686.60

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any

309

distributions of principal actually made on, and by any Realized Losses or Retained Certificate Realized Losses, as applicable, actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses or Retained Certificate Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below and “Credit Risk Retention—RR Interest—Priority of Distributions”.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates (other than the Class A-S certificates) outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $422,217,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $103,293,000. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $30,912,000. The Notional Amount of the Class X-E certificates will equal the Certificate Balance of the Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-E certificates will be approximately $23,373,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time. The initial Notional Amount of the Class X-F certificates will be approximately $8,293,000. The Notional Amount of the Class X-G certificates will equal the Certificate Balance of the Class G certificates outstanding from time to time. The initial Notional Amount of the Class X-G certificates will be approximately $15,080,045.

The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in April 2017.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in

310

immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

Each master servicer is authorized but not required to direct the investment of funds held in any Collection Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicers will be entitled to retain any interest or other income earned on such funds and the master servicers will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the Retained Certificate Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates (including the RR Interest) on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)     the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Accounts (in each case, exclusive of any amount on deposit in or credited to any portion of a Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

311

●	all amounts in the Collection Accounts that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Accounts;

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in a Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)     if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the applicable Collection Account for such Distribution Date;

(c)     all Compensating Interest Payments made by either master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by either master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)     with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The amount available for distribution to holders of the Regular Certificates (other than the RR Interest) on each Distribution Date will, in general, equal the sum of (i) the Non-Retained Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Gain-on-Sale Remittance Amount for such Distribution Date (the “Available Funds”).

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) (x) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates (other than the RR Interest) that would remain unpaid as of the close of business on such Distribution Date, divided by (y) the Non-Retained Percentage, and (b) (x) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, divided by (y) the Non-Retained Percentage, and (ii) any Realized Losses and Retained Certificate Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds and the Retained Certificate Gain-on-Sale Remittance Amount as part of the definition of Retained Certificate Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the

312

Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-Retained Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates (other than the RR Interest) have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)   prior to the Cross-Over Date:

(a)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)  to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)  to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)  to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero;

313

(e)  to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero; and

(f)   to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii) on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their

314

Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class X-E and Class E certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class X-F and Class F certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

315

Twenty-second, to the Class X-G and Class G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-fifth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses or Retained Certificate Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Regular Certificates (other than the RR Interest) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to [_]%.

316

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-E certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class E certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-G certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class G certificates for the related Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion

317

Loan) is equal to the related Mortgage Rate then in effect, minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the applicable master servicer, the applicable special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates (other than the RR Interest) will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates (other than the RR Interest) will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates (other than the RR Interest) will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount

318

remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)     the Scheduled Principal Distribution Amount for that Distribution Date, and

(b)     the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)       Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)       Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates (other than the RR Interest) will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the P&I Advance Date) or advanced by the applicable master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to

319

the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the applicable master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by either master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into a Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set

320

forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)     the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the applicable master servicer;

(ii)    all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)   the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)   any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)     the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

321

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses and Retained Certificate Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to either master servicer, either special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to either master servicer or either special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by such master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

322

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and,

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related

323

Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan) in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

324

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and,

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium in the following manner: (x)(1) to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the RR Interest) for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the RR Interest) for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates as described above, and (3) to the Class X-B certificates, any remaining portion of the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above; and (y) to the RR Interest, the Required Credit Risk Retention Percentage of such Yield Maintenance Charge or Prepayment Premium.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

325

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or

●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-D, Class X-E, Class E, Class X-F, Class F, Class X-G, Class G or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

326

Class	Assumed Final Distribution Date
Class A-1	December 2021
Class A-2	February 2022
Class A-3	January 2027
Class A-4	February 2027
Class A-SB	December 2025
Class A-S	February 2027
Class X-A	NAP
Class X-B	NAP
Class B	February 2027
Class C	March 2027

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in January 2060. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), will be retained by the applicable master servicer as additional servicing compensation.

Each master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

327

(i)     the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) for which it is acting as master servicer (in each case other than a Specially Serviced Loan or a Mortgage Loan on which the applicable special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)   the aggregate of (A) that portion of such master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Loan for which such Servicing Fees are being paid to such master servicer in such Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by such master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to such master servicer for such Collection Period received by such master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than a Non-Serviced Mortgage Loan) subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the applicable master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the applicable master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the applicable special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the applicable master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. No master servicer will be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the master servicers’ Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Aggregate Excess Prepayment Interest Shortfall”. The “Excess Prepayment Interest Shortfall” for any Distribution Date will be the Non-Retained Percentage of the Aggregate Excess Prepayment Interest Shortfall and will be allocated on that Distribution Date among each class of Regular Certificates (other than the RR Interest), pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

328

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Non-Retained Certificates will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class X-E, Class E, Class X-F, Class F, Class X-G and Class G certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class X-E, Class E, Class X-F, Class F, Class X-G and Class G certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class X-E, Class E, Class X-F, Class F, Class X-G and Class G certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class X-E, Class E, Class X-F, Class F, Class X-G and Class G certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Non-Retained Certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the Non-Retained Certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Non-Retained Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Non-Retained Certificates on any Distribution Date will be made first, to the Class A-SB certificates, until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates, until their Certificate Balance has been reduced to zero and sixth, to the Class A-SB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates by the Subordinate Certificates.

329

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class G certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss and Retained Certificate Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicers, the special servicers or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates (other than the RR Interest) after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than the RR Interest) in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class G certificates;

second, to the Class F certificates;

third, to the Class E certificates;

fourth, to the Class D certificates;

fifth, to the Class C certificates;

sixth, to the Class B certificates; and

seventh, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X-A, Class X-B, and Class X-D Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the RR Interest or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses and Retained Certificate Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans,

330

including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicers of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses or Retained Certificate Realized Losses, as applicable, are required thereafter to be made to a class of Principal Balance Certificates (other than the RR Interest) in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above, and to the RR Interest in accordance with the payment priorities set forth in “Credit Risk Retention—RR Interest—Priority of Distributions”.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicers or special servicers, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

331

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by either master servicer, the certificate administrator or either special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)     a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)     a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)     a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)     a CREFC® advance recovery report;

(5)     a CREFC® total loan report;

(6)     a CREFC® operating statement analysis report;

(7)     a CREFC® comparative financial status report;

(8)     a CREFC® net operating income adjustment worksheet;

(9)     a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)   a CREFC® loan periodic update file.

Each master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicers, the special servicers, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

332

Before each Distribution Date, each master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA); and

●	a CREFC® loan periodic update file.

In addition, each master servicer (with respect to a Mortgage Loan that is not a Non-Serviced Mortgage Loan) or special servicer (with respect to REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property for which it acts as master servicer or special servicer, as applicable:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending June 30 2017, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt by the applicable special servicer (with respect to REO Properties) or the applicable master servicer (with respect to a Mortgage Loan that is not a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2017, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the applicable master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

333

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicers, the special servicers (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by either master servicer or either special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any person (including the Directing Certificateholder and the Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if a special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that each special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website). Notwithstanding any provision to the contrary herein, none of the master servicers or the certificate administrator will have any obligation to restrict access by a special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by a master servicer, a special servicer, a mortgage loan seller or the operating advisor, as the case may be.

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the RR Interest by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of a replacement of Risk Retention

334

Consultation Party from a party holding the requisite interest in the RR Interest (as confirmed by the certificate registrar). The initial Risk Retention Consultation Party is expected to be Wells Fargo Bank.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. For the avoidance of doubt, with respect to a Mortgage Loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related Mortgaged Property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the applicable special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the RR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through

335

confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder, the Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA, (2) if such person is the Risk Retention Consultation Party, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA or (3) if such person is not the Directing Certificateholder, a Controlling Class Certificateholder or the Risk Retention Consultation Party, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the Certificate Administrator’s Website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate (including the RR Interest) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the RR Interest) registered in the name of or beneficially owned by a master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by a special servicer or an affiliate thereof will not be deemed to be outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicers, the special servicers (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a

336

Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the applicable master servicer or the applicable special servicers, as applicable, such master servicer or special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of either special servicer’s, either master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, either master servicer, either special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Moody’s Analytics and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the applicable master servicer or special servicer, as applicable, such master servicer (with respect to non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the applicable master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules) either collected by the applicable master servicer or the applicable special servicer or caused to be prepared by the applicable special servicer in respect of each REO Property, the applicable master servicer or the applicable special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator

337

to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

o	this prospectus;

o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

o	the CREFC® loan setup file delivered to the certificate administrator by a master servicer;

●	the following “SEC EDGAR filings”:

o	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

o	the Distribution Date Statements;

o	the CREFC® bond level files;

o	the CREFC® collateral summary files;

o	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator); and

o	the annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

o	the summary of any Final Asset Status Report as provided by a special servicer; and

o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

o	any appraisals delivered in connection with any Asset Status Report;

o	any CREFC appraisal reduction template received by the certificate administrator;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

338

o	notice of any release based on an environmental release under the PSA;

o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

o	notice of final payment on the certificates;

o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of a master servicer or special servicer;

o	any notice of resignation or termination of a master servicer or special servicer;

o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;

o	any notice to Certificateholders of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;

o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

o	any notice of the termination of the issuing entity;

o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);

o	any notice of the occurrence of an Operating Advisor Termination Event;

o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

o	any Proposed Course of Action Notice;

o	any assessment of compliance delivered to the certificate administrator;

339

o	any Attestation Reports delivered to the certificate administrator; and

o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “Risk Retention” tab.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other

340

information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) either master servicer or either special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by either special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicers, the special servicers or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party (in its capacity as Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

341

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit each master servicer and each special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information such master servicer or such special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided such master servicer or such special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicers, the special servicers, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those

342

persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1) 2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2) in the case of any Principal Balance Certificates (other than the RR Interest), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer, operating advisor or asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer, the operating advisor or the asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates (other than the RR Interest), each determined as of the prior Distribution Date;

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

Neither the Class R certificates nor the RR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will

343

refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

344

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicers or the master servicers as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of a Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take

345

conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicers, the special servicers or the underwriters will have any responsibility for the performance by DTC,

346

Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The RR Interest will be evidenced by one or more certificates and is expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the RR Interest for so long as the Retaining Party requires and in accordance with the PSA.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

347

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – WFCM 2017-RC1

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things,

348

generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)          the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)         the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)        an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)        the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)         an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)        the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)       originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)       the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)        any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

349

(x)         an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)        the original or a copy of any intercreditor agreement relating to existing debt of the borrower;

(xii)       the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan;

(xiii)      the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan;

(xiv)      other than with respect to the Mortgage Loans secured by residential cooperative properties, the original or a copy of any property management agreement relating to a Mortgage Loan;

(xv)       the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)      the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan;

(xvii)     the original or a copy of any related mezzanine intercreditor agreement;

(xviii)    the original or a copy of all related environmental insurance policies; and

(xix)     a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)	A copy of each of the following documents:

(i)       the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the

350

original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)        the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)       any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)       all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)       the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)       any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)      any intercreditor agreement relating to permitted debt of the mortgagor, including any related mezzanine intercreditor agreement;

(viii)     any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan;

(ix)       any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan;

(x)        other than with respect to the Mortgage Loans secured by residential cooperative properties, any property management agreement relating to a Mortgage Loan;

(xi)       any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan;

(xii)      any lock-box or cash management agreement relating to a Mortgage Loan;

(xiii)     all related environmental reports; and

(xiv)     all related environmental insurance policies;

(b)	a copy of any engineering reports or property condition reports;

351

(c)	other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property) or a residential cooperative property, copies of a rent roll;

(d)	for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)	a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)	a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)	a copy of the appraisal for the related Mortgaged Property(ies);

(h)	for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)	a copy of the applicable mortgage loan seller’s asset summary;

(j)	a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)	a copy of all zoning reports;

(l)	a copy of financial statements of the related mortgagor;

(m)	a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)	a copy of all UCC searches;

(o)	a copy of all litigation searches;

(p)	a copy of all bankruptcy searches;

(q)	a copy of any origination settlement statement;

(r)	a copy of the insurance summary report;

(s)	a copy of organizational documents of the related mortgagor and any guarantor;

(t)	a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)	a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)	a copy of any closure letter (environmental); and

(w)	a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

352

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)	such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y)	in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)	cure such Material Defect in all material respects, at its own expense,

(B)	repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C)	substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

353

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the applicable master servicer, the applicable special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the applicable master servicer, the applicable special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay precludes the mortgage loan seller from curing such Material Defect. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that

354

such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the applicable special servicer (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related seller repurchases the related Non-Serviced Companion Loan from the related Non-Serviced Securitization Trust, such mortgage loan seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related Non-Serviced Securitization Trust.

With respect to any Mortgage Loan, the “Purchase Price” equals to the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased during the initial 90-day period or, if applicable, prior to the expiration

355

of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)     have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)     have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)     have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)     accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)     have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)      have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)     comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)     have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)      have a then-current debt service coverage ratio at least equal to (A) with respect to any Mortgage Loan other than a Mortgage Loan secured by a residential cooperative property, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x, or (B) in the case of a Mortgage Loan secured by a residential cooperative property, the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date;

(j)      constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

356

(k)     not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)      have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)    not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)     have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)     prohibit defeasance within two years of the Closing Date;

(p)     not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)     have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)     be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear

357

the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related REO Properties will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

358

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan). The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

Each master servicer and each special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent

359

consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)     any relationship that the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)     the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)     the obligation, if any, of the applicable master servicer to make advances;

(D)     the right of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)     the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)     any debt that the applicable master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)     any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)     any obligation of the applicable master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if such master servicer or special servicer or any of their

360

respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or sale by the applicable special servicer of a Defaulted Loan, the highest of (1) the rate determined by the applicable master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, each master servicer and each special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

Each master servicer and each special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) for which it is responsible to one or more third-party sub-servicers, provided that each master servicer and each special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, either master servicer or either special servicer. Notwithstanding the foregoing, neither special servicer may enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder, the consent of the Directing Certificateholder, except to the extent necessary for the applicable special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between a master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the applicable master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. Each master servicer or special servicer, as applicable, will be

361

required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the applicable master servicer or special servicer, as applicable.

Generally, each master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the applicable master servicer for certain expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, each master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in its Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1) all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2) in the case of each Mortgage Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

Each master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. To the extent that either master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the

362

interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

None of the master servicers or the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, each master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer and any related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that either master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

The special servicers will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the applicable special servicer, in its sole discretion, may make such Servicing Advance, and the applicable master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the applicable master servicer in its reasonable judgment (in which case it will be reimbursed out of the applicable Collection Account). Once the applicable special servicer is reimbursed, the applicable master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of either master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to

363

such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicers, the special servicers or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, each special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the applicable master servicer (and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, but will not be binding upon, the applicable master servicer and the trustee. Each special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by such special servicer that such an Advance is nonrecoverable, each such decision will remain with the applicable master servicer or the trustee, as applicable. If either special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the applicable master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the applicable master servicer and the trustee. Each master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the applicable special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the applicable master servicer and the trustee as it relates to any

364

proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the applicable master servicer or the applicable special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

Each master servicer, each special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each master servicer, each special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts (first from principal collections and then from any other collections).

If the funds in the Collection Accounts relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by either master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, such master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time a master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Accounts for such Distribution Date, then such master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect

365

or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of a master servicer, it has not timely received from the trustee information required by such master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the applicable master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the applicable master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

Each master servicer, each special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Accounts.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each master servicer, each special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Accounts, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the applicable master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

Each master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (each, a “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. Each master servicer is required to deposit in its Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in

366

connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

With respect to each Distribution Date, each master servicer will be required to disburse from its Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in such Collection Account and in respect of the Mortgage Loans for which it acts as master servicer, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicers from the Collection Accounts, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates (other than the RR Interest) and to make distributions of interest and principal from Retained Certificate Available Funds to the holders of the RR Interest, as described under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”, respectively.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicers or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain two accounts (the “Gain-on-Sale Reserve Account” and the “Retained Certificate Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name

367

on behalf of the trustee for the benefit of the Certificateholders of the Non-Retained Certificate and of the RR Interest, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account in an amount equal to the Non-Retained Percentage multiplied by such gains and into the Retained Certificate Gain-on-Sale Reserve Account in an amount equal to the Retained Certificate Risk Retention Percentage multiplied by such amounts. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (other than the RR Interest)(including to reimburse for Realized Losses previously allocated to such certificates), and, amounts in the Retained Certificate Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of the Retained Certificate Available Funds to all amounts due and payable on the RR Interest (including to reimburse for Retained Certificate Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and the Retained Certificate Gain-on-Sale Reserve Account, as applicable, and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which each special servicer is responsible. Each REO Account will be maintained by the applicable special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Accounts, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account, the Retained Certificate Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by either master servicer, the certificate administrator or either special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Accounts

Each master servicer may, from time to time, make withdrawals from its Collection Account (or the applicable subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)     to remit on each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans for which it acts as master servicer on the related Distribution Date;

368

(ii)    to pay or reimburse the applicable master servicer, the applicable special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (such master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”);

(iii)   to pay to the applicable master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)   to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)    to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)   to reimburse the trustee, the applicable special servicer and the applicable master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)  to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii) to reimburse the applicable master servicer or the applicable special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)   to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)    to pay itself and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in its Collection Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)   to recoup any amounts deposited in its Collection Account in error;

(xii)  to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the applicable master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)  to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)  to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the applicable master servicer, the applicable special servicer, the certificate administrator or the trustee is liable under the PSA;

369

(xv)   to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)  to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii) to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii) to remit to the certificate administrator for deposit into the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)  in accordance with the terms of the PSA, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other master servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject master servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject master servicer’s Collection Account pursuant to any of clauses (i)-(xviii) above; and

(xx)   to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

As used in clause (xix) above, “Uncovered Amount” means, with respect to any master servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the PSA, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

Each master servicer will also be entitled to make withdrawals, from time to time, from the applicable Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans. Likewise, the Certificate Administrator/Trustee Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally.

370

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees

Master Servicing Fee / Master Servicers	With respect to the Mortgage Loans, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan.	Out of recoveries of interest with respect to the related Mortgage Loan or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly

Special Servicing Fee / Special Servicers	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is a Specially Serviced Loan, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan, and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly

Workout Fee / Special Servicers(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Time to time

Liquidation Fee /Special Servicers(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is a Specially Serviced Loan (or REO Property) for which the applicable special servicer obtains (i) a full, partial or discounted payoff, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (iii) Loss of Value Payments, an amount calculated by application of a Liquidation Fee Rate to the	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Time to time

371

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
related payment or proceeds (exclusive of default interest).

Additional Servicing Compensation / Master Servicers and/or Special Servicers(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan).	Related payments made by borrowers with respect to the related Mortgage Loans.	Time to time

Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account.	Monthly

Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account.	Monthly

Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan and each related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly

Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan and each related Companion Loan) or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan.	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Accounts.	Time to time

Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each	Out of general collections on deposit in the Collection Accounts.	Monthly

372

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).

Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

Asset Representations Reviewer Asset Review Fee	(a) for each Delinquent Loan identified on Annex A-1 as not being secured by a residential cooperative property, the sum of (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000, or (b) for each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, $10,000.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90-days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Accounts.	In connection with each Asset Review with respect to a Delinquent Loan.

Servicing Advances / Master Servicers, Special Servicers or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan, and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts, subject to certain limitations.	Time to time

Interest on Servicing Advances / Master Servicers, Special Servicers or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan, and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Accounts, subject to certain limitations.	Time to time

P&I Advances / Master Servicers and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Accounts.	Time to time

373

Interest on P&I Advances / Master Servicers and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly

Indemnification Expenses
/ Trustee, Certificate
Administrator,
Depositor, Master
Servicers, Special
Servicers, Operating
Advisor or Asset
Representations
Reviewer and any
director, officer,
employee or agent of
any of the foregoing
parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account	Time to time

CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts.	Monthly

Expenses of the issuing
entity not advanced
(which may include
reimbursable expenses
incurred by the
operating advisor or
asset representations
reviewer, expenses
relating to
environmental
remediation or
appraisals, expenses of
operating REO Property
and expenses incurred
by any independent
contractor hired to
operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Accounts, subject to certain limitations.

(1)	With respect to any Mortgage Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan and Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

374

Master Servicing Compensation

The fee of each master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA) for which it acts as master servicer, and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or REO Loan, equal to a per annum rate ranging from 0.00500% to 0.08250%.

In addition to the Servicing Fee, each master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from a borrower relating to a Mortgage Loan for which it acts as master servicer:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans to the extent not prohibited by the related Intercreditor Agreement that are Master Servicer Decisions; provided that if any such matter involves a Major Decision, then such master servicer will be entitled to 50% of such Excess Modification Fees;

●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are non-Specially Serviced Loans to the extent such applicable master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the applicable special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans relating to Master Servicer Decisions; provided that if any such matter involves a Major Decision, then such master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;

●	with respect to accounts held by such applicable master servicer, 100% of charges by such master servicer collected for checks returned for insufficient funds;

●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans that are not Specially Serviced Loans;

●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans; and

●	late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan since the Closing Date.

Notwithstanding anything to the contrary, (A) each master servicer shall be entitled to that portion, if any, of a penalty charge collected on a Specially Serviced Loan to the extent

375

accrued prior to the related special servicing transfer event and (B) if the a special servicer has partially waived any penalty charge (part of which accrued prior to the related special servicing transfer event), any collections in respect of such penalty charge shall be shared pro rata by the related master servicer and such special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

Notwithstanding anything to the contrary, the applicable master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, each master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account in Permitted Investments, and such master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. Each master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by such master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents (as evidenced by a signed writing) agreed to by the applicable master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan) in the same manner as interest is calculated on such Mortgage Loans. The Servicing Fee for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day

376

months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank and National Cooperative Bank, N.A. will each be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer, notwithstanding any termination or resignation of such party as master servicer; provided that Wells Fargo Bank and National Cooperative Bank, N.A. may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank and National Cooperative Bank, N.A. will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Each master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. Each master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to (i) 0.0025% per annum with respect to the Peachtree Mall Mortgage Loan and (ii) 0.0025% per annum with respect to the DoubleTree by Hilton Tempe Mortgage Loan. In each of the foregoing cases, such primary servicing fee rate is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to (i) with respect to LNR Partners, LLC, the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of $3,500 for the related month and (ii) with respect to National Cooperative Bank, N.A., the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of $1,000 for the related month (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon

377

payments and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the applicable special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan equal to $25,000. The “Excess Modification Fee Amount” with respect to any master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan and received and retained by the applicable master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. Each Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If either special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If either special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the applicable special servicer with respect to each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which such special servicer obtains (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds or (iii) Loss of Value Payments (including with respect to the related Companion Loan, if applicable). The Liquidation Fee for each Specially Serviced Loan and REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of

378

1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan or REO Property and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)       (A) the repurchase of, or substitution for, any Mortgage Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)      the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)      the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)      the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the applicable special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(v)       if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90-days following the related maturity date as a result of the related Mortgage Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the applicable special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related

379

Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

Each special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan for which it acts as special servicer in the form of:

(i)  100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii) 100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) that are not Specially Serviced Loans to the extent the applicable special servicer is processing the underlying transaction,

(iii) 100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv) 100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans, and

(v) 50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision.

Notwithstanding anything to the contrary, (A) each special servicer shall be entitled to that portion, if any, of a penalty charge collected on a Mortgage Loan to the extent accrued subsequent to a special servicing transfer event and prior to the date such Mortgage Loan became a Corrected Loan and (B) if a master servicer has partially waived any penalty charge (part of which accrued subsequent to the occurrence of a special servicing transfer event and prior to the date such Mortgage Loan became a Corrected Loan), any collections in respect of such penalty charge shall be shared pro rata by such related master servicer and the related special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

For the avoidance of doubt, with respect to any fee split (other than a fee split with respect to penalty charges) between the applicable master servicer and the applicable special servicer pursuant to the terms of the PSA, the applicable master servicer and the applicable special servicer will each have the right, but not any obligation, to reduce or elect not to charge its respective percentage interest in any such fee; provided, however, that (x) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the percentage interest of any fee due to the other and (y) to the extent either of the applicable master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective percentage interest in any fee, the party that reduced or elected not to charge such fee will not have any right to share in any portion of the other party’s fee. For the avoidance of doubt, if the applicable master servicer decides not to charge any fee (other than penalty charges), the applicable special servicer will still be entitled to charge the portion of the related fee the applicable special servicer would have been entitled to if the applicable master servicer had charged a fee and the applicable master servicer will not be entitled to any of such fee charged by the applicable special servicer. Similarly, if the applicable special servicer decides not to charge any fee (other than penalty charges), the applicable master servicer will still be entitled to charge the portion of the related fee the applicable master servicer would have been

380

entitled to if the applicable special servicer had charged a fee and the applicable special servicer will not be entitled to any of such fee charged by the applicable master servicer.

Each special servicer will also be entitled to 100% of any late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. Each special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any Loss of Value reserve fund in Permitted Investments, and each special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, neither special servicer will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the applicable master servicer within two (2) business days following the Determination Date, and such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by a special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan and any purchaser of such Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA.

381

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by either special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) (including any related REO Property) in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $290 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.01030% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan and any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00240% per annum (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the applicable master servicer or special servicer, as

382

applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The applicable master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00043% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to (a) each Delinquent Loan identified on Annex A-1 as not being secured by a residential cooperative property, the asset representations reviewer will be required to be paid a fee equal to (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000, and (b) each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, the asset representations reviewer will be required to be paid a fee equal to $10,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the applicable master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset

383

representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the applicable special servicer (in the case of a Specially Serviced Loan) or the applicable master servicer (in the case of a non-Specially Serviced Loan) will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan), an Appraisal Reduction Amount and an Allocated Cumulative Appraisal Reduction Amount are required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by either special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

384

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to any such Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the applicable special servicer receives an appraisal (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)       the Stated Principal Balance of that Mortgage Loan, over

(b)       the excess of

1.       the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer (or at the applicable special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; in the case of a residential cooperative property, such appraised value will be determined (i) except as provided in clause (ii) below, assuming such Mortgaged Property is operated as a residential cooperative with such value, in general, to equal the sum of (x) the gross share value of all cooperative units in such residential

385

cooperative property (applying a discount for units that are subject to existing rent regulated or rent controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property and (ii) if the applicable special servicer determines, in accordance with the Servicing Standard, that there is no reasonable expectation that the related Mortgaged Property will be operated as a residential cooperative following any work-out or liquidation of the related Mortgage Loan, assuming such Mortgaged Property is operated as a multifamily rental property; and,

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan as of the date of calculation; over

2.       the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest due on that Mortgage Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan not reimbursed from the proceeds of such Mortgage Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable master servicer, the applicable special servicer or the trustee, as applicable).

The applicable special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, such special servicer will be required to calculate and report to the applicable master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by such special servicer from such master servicer reasonably necessary to calculate the Appraisal Reduction Amount.

Following the applicable master servicer’s receipt from the applicable special servicer of the calculation of the Appraisal Reduction Amounts, such master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file, and the certificate administrator will calculate the Allocated Cumulative Appraisal Reduction Amount.

In the event that the applicable special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the

386

definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until an MAI appraisal is received by such special servicer and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after such special servicer’s receipt of such MAI appraisal or completion of its internal valuation. The applicable master servicer will provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of such special servicer’s reasonable request; provided, however, that the applicable special servicer’s failure to timely make such a request will not relieve the applicable master servicer of its obligation to use reasonable efforts to provide such information to such special servicer within 4 business days following such special servicer’s reasonable request. The master servicers will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan)), the applicable special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the applicable master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Accounts), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the applicable special servicer from the applicable master servicer necessary to calculate the Appraisal Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan. Prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the applicable special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan, provided that such special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

387

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the applicable master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and Non-Serviced Pari Passu Companion Loan(s), on a pro rata basis based upon their respective Stated Principal Balances.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class X-G and Class G certificates, pro rata based on their respective interest entitlements, second, to the Class X-F and Class F certificates, pro rata based on their respective interest entitlements, third, to the Class X-E and Class E certificates, pro rata based on their respective interest entitlements, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”. The resulting reduction of interest entitlements will also result in a corresponding reduction in any amount of the interest entitlement of the RR Interest.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the applicable special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the applicable special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the applicable master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the applicable master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by such master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the applicable master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that such master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual

388

knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the applicable master servicer thereof. None of the master servicers (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the special servicers (with respect to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

“Allocated Cumulative Appraisal Reduction Amount” means an amount equal to the Non-Retained Percentage of the Cumulative Appraisal Reduction Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the applicable special servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation of any Appraisal Reduction Amount with respect to such Mortgage Loan and on the applicable master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to such Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The applicable special servicer or the applicable master servicer, as the case may be, the operating advisor and the certificate administrator will be entitled to conclusively rely on the applicable master servicer’s or the applicable special servicer’s, as the case may be, calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Allocated Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates

389

(other than the RR Interest) in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class G certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X-A, Class X-B and Class X-D Certificates)).

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The applicable special servicer (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan) or the applicable master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the applicable special servicer or the applicable master servicer, as the case may be, and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the applicable master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any such Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan), such special servicer will use commercially reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the applicable master servicer shall use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the applicable special servicer. Upon receipt of such supplemental appraisal, the applicable master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the applicable Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the applicable special servicer (for Mortgage Loans other than Non-Serviced Mortgage Loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental

390

appraisal and (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan) receipt of information requested by such special servicer from the applicable master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging a master servicer’s or special servicer’s, as applicable, Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the applicable master servicer (with respect to the Mortgage Loans, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that such master servicer (with respect to Mortgage Loans) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the applicable master servicer (with respect to such Mortgage Loans) or the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by such master servicer (with respect to the Mortgage Loans) or such special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the applicable master servicer or, with respect to REO Property, the applicable special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the applicable master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting

391

from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the applicable master servicer (with respect to a non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder. In addition, upon request of the Risk Retention Consultation Party, the applicable special servicer (with respect to a Specially Serviced Loan) will be required to consult on a non-binding basis with the Risk Retention Consultation Party (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party) in connection with any determination, by such special servicer, of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicers will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicers and special servicers will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the applicable master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan reasonably requires from time to time in order to protect its interests, the applicable master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that such master servicer and such special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the

392

applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above. If the applicable master servicer (with respect to a non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer (with regard to such determination made by such special servicer) will be required to notify the applicable master servicer and such master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the applicable master servicer or special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to the Specially Serviced Loans), the applicable master servicer (with respect to a non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the applicable master servicer or the applicable special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or, (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the applicable master servicer nor the applicable special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

Each special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the

393

related Mortgage Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that each master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and each master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by either master servicer or either special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicers will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the applicable special servicer will be paid out of the applicable REO Account or advanced by the applicable master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by either special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the applicable special servicer from general collections in the applicable Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The applicable master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder or consultation with the Risk Retention Consultation Party (except as specified in the definition of “Master Servicer Decisions”) or the consent or approval of the applicable special servicer. The applicable special servicer will be responsible for processing waivers, modifications, amendments and

394

consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan). However, except as otherwise set forth in this paragraph, no special servicer or master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC, or the Trust or any Trust REMIC to be subject to tax. Prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the applicable special servicer will only be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions with the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder) within 10 business days of the Directing Certificateholder’s receipt from the applicable special servicer of such special servicer’s recommendation and analysis with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the applicable special servicer will not be permitted to agree to any such matter without such special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus; and provided, further, that upon the request of the Risk Retention Consultation Party, the applicable special servicer will be required to consult (on a non-binding basis) with the Risk Retention Consultation Party regarding any such matter.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision with respect to a Mortgage Loan that is not a Specially Serviced Loan, the applicable master servicer will be required to promptly forward such request to the applicable special servicer and such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the applicable master servicer will have no further obligation with respect to such request or the Major Decision. The applicable master servicer will deliver any additional information in such master servicer’s possession to the applicable special servicer requested by such special servicer relating to such Major Decision. The applicable master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision.

In connection with the processing by the applicable master servicer of the matters described in the second preceding paragraph, such master servicer will deliver notice thereof to the applicable special servicer after completion (and such special servicer will promptly, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan with respect to the Directing Certificateholder, deliver notice thereof to the Directing Certificateholder), except to the extent that the applicable special servicer notifies such master servicer that such special servicer does not desire to receive copies of such items.

With respect to a Mortgage Loan that is not a Specially Serviced Loan, the following actions will be performed by the applicable master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the applicable master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the

395

consent or approval of (or consult with) the Directing Certificateholder, the related special servicer or the Risk Retention Consultation Party: (i) grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or any Mortgage Loan secured by a residential cooperative property, and prior to the occurrence and continuance of a Control Termination Event) the Directing Certificateholder’s consent (or deemed consent) shall be required to grant waivers of more than three consecutive late deliveries of financial statements; (ii) consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents; (iii) approve or consent to grants of easements or rights of way (including, without limitation for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder’s consent (or deemed consent) shall be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan; (iv) grant other routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities that do not involve a ground lease (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder’s consent (or deemed consent) shall be required for leasing activities that affect an area greater than the lesser of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property), including approval of new leases and amendments to current leases; (v) consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder’s consent (or deemed consent) shall be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due); (vi) consent to a change in property management relating to any Mortgage Loan or any related Companion Loan if the replacement property manager is not a Borrower Party (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder, or any Mortgage Loan secured by a residential cooperative property, the Directing Certificateholder’s consent (or deemed consent) shall be required for any Mortgage Loan (including any related Companion Loans) that has an outstanding principal balance equal to or greater than $5,000,000); (vii) approve annual operating budgets for Mortgage Loans; (viii) consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder, or any Mortgage Loan secured by a residential cooperative property, and prior to the occurrence and continuance of a Control Termination Event) the Directing Certificateholder’s consent (or deemed consent) shall be required for earnout or performance reserve releases specifically scheduled in the PSA; (ix) grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity

396

date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower has delivered documentation reasonably satisfactory in form and substance to the applicable master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due; (x) any modification, amendment, consent to a modification or waiver of any term of any Intercreditor Agreement, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder) the Directing Certificateholder’s consent (or deemed consent) shall be required for any such modification to an Intercreditor Agreement other than during a Control Termination Event and if any such modification or amendment would adversely impact the applicable master servicer or the applicable special servicer, such modification or amendment will additionally require the consent of such master servicer or special servicer, as applicable, as a condition to its effectiveness; (xi) any determination of Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder’s consent (or deemed consent) shall be required in accordance with the terms of the PSA for any such determination; (xii) approve or consent to any defeasance of the related Mortgage Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan documents do not otherwise permit such principal prepayment; (xiii) any determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property subject, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder, to the consent (or deemed consent) of the Directing Certificateholder, (xiv) any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied, (xv) with respect to a Mortgage Loan secured by a residential cooperative property, consent to the related borrower incurring subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions with respect to such subordinate debt and (xvi) grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement. In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent shall be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the applicable master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the applicable master servicer in order to grant or withhold such consent; provided, that in the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, after the occurrence and during the continuance of a Control Termination

397

Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder shall be entitled to consult with the master servicer on a non-binding basis.

If, and only if, the applicable special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, (a) other than with respect to any Excluded Loan with respect to the Directing Certificateholder, and prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party), non-binding consultation with the Risk Retention Consultation Party, in each case, as provided in the PSA and described in this prospectus, and (z) with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the applicable master servicer or the applicable special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

Each special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. Neither special servicer may agree to a modification, waiver or amendment of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

(1)       extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, (a) prior to the occurrence and continuance of a Control Termination, with the consent of the Directing Certificateholder, and (b) upon the request of the Risk Retention

398

Consultation Party, after non-binding consultation with the Risk Retention Consultation Party (in either case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)       provide for the deferral of interest unless interest accrues on the Mortgage Loan, generally, at the related Mortgage Rate.

If either special servicer agrees to any modification, waiver or amendment of any term of any Specially Serviced Loan, such special servicer will be required to notify the applicable master servicer, the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party ), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If either master servicer agrees to any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, such master servicer will be required to notify the certificate administrator, the trustee, the applicable special servicer (and, unless a Consultation Termination Event has occurred and is continuing, such special servicer will be required to forward any such notice to the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)), the Risk Retention Consultation Party (other than with respect to an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiv) of the definition thereof, the applicable special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that (i) (x)the applicable special servicer, prior to the occurrence

399

and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent shall be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent) or, (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the applicable special servicer has consulted with the Directing Certificateholder, and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the applicable special servicer from each Rating Agency.

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) with a “due-on-encumbrance” clause, the applicable special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) (x) the applicable special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder and other than with respect to any waiver of a “due-on-encumbrance” clause, which such waiver constitutes a Master Servicer Decision pursuant to clause  (xiv) or clause (xv) of the definition thereof, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent shall be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent) or, (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the applicable special servicer has consulted with the Directing Certificateholder, and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, the applicable special servicer has received a Rating Agency Confirmation from each Rating Agency.

Upon receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers or assumptions provided for in clause (xiv) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiv) or clause (xv) of the definition thereof, the applicable master servicer will be required to promptly forward such request to the applicable special servicer and such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the related master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. The

400

applicable master servicer will continue to cooperate with the applicable special servicer by delivering any additional information in such master servicer’s possession to such special servicer requested by such special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. The applicable master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause (other than any transfers or assumptions provided for in clause (xiv) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiv) or clause (xv) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request.

For the avoidance of doubt, with respect to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to the above described “due-on-sale” and “due-on-encumbrance” matters in relation to (i) prior to the occurrence and continuance of a Consultation Termination Event, Specially Serviced Loans; and (ii) following the occurrence and during the continuance of a Consultation Termination Event, all Mortage Loans (for the avoidance of doubt, other than with respect to any transfers or assumptions provided for in clause (xiv) of the definition of “Master Servicer Decision” or any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiv) or clause (xv) of the definition thereof).

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Notwithstanding the foregoing, with respect to the Mortgage Loans secured by residential cooperative properties, the related master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related Mortgaged Property without the consent of the applicable special servicer or any other person (and without the need to obtain a Rating Agency Confirmation), but subject to the satisfaction of various conditions set forth in the related PSA. The Mortgage Loans secured by residential cooperative properties do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units.

Inspections

Each master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2018 (and each Mortgaged Property shall be inspected on or prior to December 31, 2019) unless a physical inspection has been performed by the applicable special servicer within the

401

previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the applicable special servicer on the related Mortgage Loan and then from the Collection Accounts as an expense of the issuing entity. The applicable special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the applicable master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the applicable master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the applicable special servicer or the applicable master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual (or in the case of Mortgage Loans secured by residential cooperative properties, annual only) operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on June 30, 2017 and the calendar year ending on December 31, 2017. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the applicable special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by either special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. Each master servicer will be required to transfer its servicing responsibilities to the applicable special servicer with respect to any Mortgage Loan

402

(including any related Companion Loan) for which such master servicer is responsible for servicing if:

(1)       the related borrower fails to make when due any balloon payment, and the borrower has not delivered to the applicable master servicer, on or before the date on which the subject balloon payment was due, documentation reasonably satisfactory in form and substance to the applicable master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the applicable master servicer is required during that time to make any P&I Advance in respect of the Mortgage Loan at any time prior to such a refinancing or sale, a special servicing transfer event will occur immediately);

(2)       the related borrower fails to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)       the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered, on or prior to the date on which the balloon payment will become due, documentation reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the applicable master servicer determines (in accordance with the Servicing Standard) or

403

receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) such refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)       there has occurred a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the applicable master servicer or the applicable special servicer (and, in the case of the applicable special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to the Directing Certificateholder), unless a Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or otherwise materially and adversely affect the interests of Certificateholders, which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan (or, if no cure period is specified, 60 days);

(5)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)       the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)       the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)       the applicable master servicer or the applicable special servicer, as applicable, receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

404

(9)       the applicable master servicer or the applicable special servicer (and in the case of the applicable special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing) determines that (i) a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affect the interests of Certificateholders and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the applicable master servicer will be required to continue to (x) receive payments on the Mortgage Loans (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans. Additionally, such master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the applicable special servicer will continue to be responsible for its operation and management. Neither master servicer will have any responsibility for the performance by a special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the applicable master servicer.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as special servicer that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to such special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);

●	the Risk Retention Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party)

405

●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder, only after the occurrence and during the continuance of a Control Termination Event);

●	the applicable master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll (or, with respect to residential cooperative properties, maintenance schedule) and income or operating statement available for the related Mortgaged Property;

●	(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the applicable master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;

406

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and

●	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Holder, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to such special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole, such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer may act upon the direction of the Directing Certificateholder, if consistent with the Servicing Standard.

If a Control Termination Event has occurred and is continuing, the applicable special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)). The operating advisor will be required to provide comments to the applicable special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The applicable special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)) in connection with such special servicer’s preparation of any Asset Status Report. The applicable special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent

407

with the Servicing Standard and in the best interest of the Certificateholders as a collective whole).

The applicable special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to the Directing Certificateholder) and the operating advisor will be entitled to consult with the applicable special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders, as a collective whole as if such

408

Certificateholders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders, as a collective whole as if such Certificateholders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The applicable special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the applicable special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but

409

do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the applicable special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders for the retention of revenues and insurance proceeds derived from each REO Property. Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the applicable master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the applicable special servicer is required to deposit (or remit to the applicable master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the applicable Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

410

Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) and such special servicer attempts to sell such Defaulted Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for such Defaulted Loan on behalf of the Certificateholders in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the event that any Non-Serviced Special Servicer fails to comply with the terms of the related Intercreditor Agreement requiring the sale of the related Non-Serviced Mortgage Loan with each related Companion Loan, as a collective whole, under certain limited circumstances to the extent permitted under the related Intercreditor Agreement, the applicable special servicer will be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and, subject to the terms of the related Intercreditor Agreement (and provided that the related Non-Serviced Special Servicer will not be entitled to a liquidation fee with respect to liquidation of such Non-Serviced Mortgage Loan), the applicable special servicer will be entitled to the liquidation fee that the related Non-Serviced Special Servicer would have otherwise been entitled to in connection with the sale of such Non-Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the applicable special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer is required to give the trustee, the certificate administrator, the applicable master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder and the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the applicable master servicer or special servicer, as applicable, with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to such master servicer or special servicer, as applicable; and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an

411

Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the applicable master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines, in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing and other than with respect to any Excluded Loan as to such party) and the Risk Retention Consultation Party (other than with respect to any Excluded Loan as to such party)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender). In addition, the applicable special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable judgment consistent with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender). The special

412

servicers will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the applicable master servicer, the applicable special servicer (or any independent contractor engaged by the applicable special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the operating advisor will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the applicable master servicer, the applicable special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the applicable special servicer, with respect to all Major Decisions for Specially Serviced Loans (other than any Excluded Loan with respect to the Directing

413

Certificateholder), and will have the right to replace such special servicer with or without cause and have certain other rights under the PSA, each as described below, (2) the applicable special servicer, with respect to all non-Specially Serviced Loans (other than any Excluded Loan with respect to the Directing Certificateholder), as to all Major Decisions and (3) the applicable master servicer to the extent the Directing Certificateholder’s consent is required by clauses (i), (iii), (iv), (v), (vi), (viii), (x), (xi) and (xiii) of the definition of “Master Servicer Decision”. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder, provided, however, that (i) in the case of clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder is expected to be Argentic Investment Management, LLC.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class G certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F or Class G certificates.

Any master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate

414

registrar must thereafter provide such information to the requesting party. The depositor, the trustee, any master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicers, the special servicers and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to either master servicer or either special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to such master servicer and special servicer, such master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicers will only be permitted to take any of the following actions as to which the Directing Certificateholder has consented in writing within 10 business days after receipt of the applicable special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the applicable special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within such 10 business day period, the Directing Certificateholder will be deemed to have approved such action); provided that the foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to such party; and provided, further, that upon request, the applicable special servicer (other than with respect to an Excluded Loan as to the Risk Retention Consultation Party) will also be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to such Major Decision (1) prior to the occurrence and continuance of a Consultation Termination Event, in respect of a Specially Serviced Loan, and (2) after the occurrence and during the continuance of a Consultation Termination Event, in respect of any Mortgage Loan.

Each of the following is a “Major Decision”:

(i)       any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that comes into and continues in default;

(ii)      any modification, consent to a modification or waiver of any monetary term (other than late fees and (if not more than once in any 12 month period for such Mortgage Loan) default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any extension of the maturity date of such Mortgage Loan other than in connection with a maturity default if a

415

refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of “Master Servicer Decisions”;

(iii)     following a default or an event of default with respect to a Mortgage Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)     any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”), in each case, for less than the applicable Purchase Price;

(v)      any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(vi)     any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents;

(vii)     any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than (A) any such transfer or incurrence of debt as described under clause (xiv) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, or (II) pursuant to the specific terms of such Mortgage Loan (III) for which there is no lender discretion, or (B), solely with respect to a Mortgage Loan secured by a residential cooperative property, subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in this prospectus, (a) the waiver of a “due-on-encumbrance” clause with respect to a mortgage loan secured by a residential cooperative property to permit subordinate debt secured by the related mortgaged property and (b) the incurrence of additional indebtedness by a residential cooperative borrower;

(viii)    other than in the case of a Mortgage Loan secured by a residential cooperative property, any property management company changes with respect to a Mortgage Loan, including, without limitation, approval of the termination of a manager and appointment of a new property manager, in each case, if the replacement property manager is a Borrower Party or, other than in the case of a non-Specially Serviced Loan, such Mortgage Loan has an outstanding principal balance equal to or greater than $5,000,000;

(ix)     any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(x)      other than in the case of any non-Specially Serviced Loan or any Mortgage Loan secured by a residential cooperative property, releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or

416

reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(xi)     any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) other than pursuant to the specific terms of such Mortgage Loan and for which there is no lender discretion;

(xii)    other than in the case of any non-Specially Serviced Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the applicable master servicer will additionally require the consent of such master servicer as a condition to its effectiveness;

(xiii)   any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, other than with respect to a residential cooperative mortgage loan as to which certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in this prospectus) have been satisfied;

(xiv)    agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xv)    determining whether to cure any default by a borrower under a Ground Lease or permit any Ground Lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new Ground Lease;

(xvi)    other than in the case of any non-Specially Serviced Loan, and other than with respect to a Ground Lease, any modification, waiver or amendment of any lease, the execution of a new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease at a Mortgaged Property or REO Property if the lease affects an area greater than the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet of the improvements at the Mortgaged Property; and

(xvii)   other than in the case of any non-Specially Serviced Loan or any Mortgage Loan secured by a residential cooperative property, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements.

Subject to the terms and conditions of this section, the applicable special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with

417

respect to all Mortgage Loans (other than any Non-Serviced Mortgage Loans). Further, upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the applicable master servicer will be required to promptly forward such request to the applicable special servicer and such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, the applicable master servicer will continue to cooperate with the applicable special servicer by delivering any additional information in such master servicer’s possession requested by such special servicer relating to such Major Decision to such special servicer. The master servicers will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party), each special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the applicable special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of a Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace either special servicer with or without cause as described under “—Replacement of a Special Servicer Without Cause” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan as to the Directing Certificateholder), if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the applicable special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset

418

Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the applicable special servicer. In the event such special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, such special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve such special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan as to the Directing Certificateholder). With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan with respect to the Directing Certificateholder), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event such special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, such special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve such special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan as to the Directing Certificateholder (regardless of whether a Control Termination Event has occurred and is continuing), the applicable special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The

419

applicable special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class E certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class E certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class E certificates and the Class E certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicers, special servicers and operating advisor. During such time, the applicable special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace such special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of

420

Class E certificates, the successor Class E certificateholder that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the Controlling Class Certificateholder. The successor Class E certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class E certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class E certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class E certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to such party, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders as a collective whole, such master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the applicable master servicer nor the applicable special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder or the Risk Retention Consultation Party that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of a master servicer or special servicer, as applicable, under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans

With respect to any Non-Serviced Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or

421

rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan and, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)       may act solely in the interests of the holders of the Controlling Class;

(c)       does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)       may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)       will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by either master servicer or either special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the controlling noteholders of any Non-Serviced Whole Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations

422

on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent, and in accordance with the standard of care, set forth in the PSA, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicers’ compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. In addition, the operating advisors or equivalent parties under the CSAIL 2016-C7 Pooling and Servicing Agreement and the WFCM 2016-C37 Pooling and Servicing Agreement have certain obligations and consultation rights with respect to the Peachtree Mall Whole Loan and the DoubleTree by Hilton Tempe Whole Loan, respectively, which are substantially similar to those of the operating advisor under the PSA for this transaction.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan), unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of either special servicer:

(a)       promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)       promptly reviewing each Final Asset Status Report; and

(c)       reviewing any Cumulative Appraisal Reduction Amount and net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan

423

(after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Cumulative Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify such special servicer and the Directing Certificateholder of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the applicable special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with such special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means the final iteration of the related Asset Status Report, together with such other data or supporting information provided by the applicable special servicer to the Directing Certificateholder or the Risk Retention Consultation Party which does not include any communication (other than the related Asset Status Report) between such special servicer and Directing Certificateholder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the applicable special servicer in accordance with the terms of the PSA. The operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicer; provided that the operating advisor will be required to request delivery of a Final Asset Status Report to the extent it has actual knowledge of such Final Asset Status Report.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan), while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)      the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)      the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)      the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than any Non-Serviced Mortgage Loan) was a Specially Serviced Loan during the prior calendar year) in the form attached to this prospectus as Annex C to be provided to the trustee, the applicable master servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

424

(d)     the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Cumulative Appraisal Reduction Amount or (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by such special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)       after the calculation but prior to the utilization by the applicable special servicer, such special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)      if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the applicable special servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)     if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by such special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, any master servicer, any special servicer, the asset representations reviewer, the Directing Certificateholder, the Risk Retention Consultation Party, or any of their affiliates.

Annual Report. After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the applicable special servicer that would be Privileged Information) delivered to the operating advisor by the applicable special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the

425

certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of such special servicer’s performance of its duties under the PSA during the prior calendar year on a “platform-level basis” with respect to the resolution and/or liquidation of Specially Serviced Loans that such special servicer is responsible for servicing under the PSA; provided, however, that in the event such special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the operating advisor’s annual report, the term “platform-level basis” refers to the applicable special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account such special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information delivered to the operating advisor by such special servicer (other than any communications between the Directing Certificateholder and such special servicer that would be Privileged Information) pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to a special servicer if, during the prior calendar year, no Asset Status Report was prepared by such special servicer in connection with a Specially Serviced Loan or REO Property.

The applicable special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by such special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that such special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of a Special Servicer

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing

426

Standard, the operating advisor may recommend the replacement of such special servicer in the manner described in “—Replacement of a Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)       that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)      that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)     that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, a master servicer, a special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party, or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)     that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)      that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled “Privileged Information” received from a special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and a special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including any such information contained within any Asset Status Report) that the applicable special servicer has reasonably

427

determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

428

(a)     any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)     any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)     any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)     the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)      the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will,

429

promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicers, the master servicers, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan as to such party and only for so long as no Consultation Termination Event has occurred), the Risk Retention Consultation Party, any Companion Holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

430

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the RR Interest and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by each master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by a master servicer or a special servicer, will be required to determine

431

whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicers, the special servicers, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2) at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the applicable special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to such special servicer, such special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the applicable special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to the 79 prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2007 (excluding three of such 79 pools with an outstanding balance that is equal to or less than 20% of the initial pool balance), the highest percentage of mortgage loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2011 and December 31, 2016, was 34.3%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage

432

loans in the reviewed transactions was 3.6%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was 30.2% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was 2.6%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Accounts.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the applicable master servicer (with respect to clause (vi) for non-Specially Serviced Loans for which it acts as master servicer) and the applicable special servicer (with respect to clause (vi) for Specially Serviced Loans) will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate

433

administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)       a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)      a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)     a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)     copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)      a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)     copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the applicable master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be

434

relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, however, the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable master servicer (with respect to non-Specially Serviced Loans), the applicable special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the applicable master servicer or applicable special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the applicable master servicer, the applicable special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations

435

reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the applicable special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from a master servicer (with respect to non-Specially Serviced Loans), a special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

436

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicers, the special servicers, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Fitch, Kroll Bond Rating Agency, Moody’s, Morningstar or S&P and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Fitch, Kroll Bond Rating Agency, Moody’s, Morningstar or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, any master servicer, any special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset

437

representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)       any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)      any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)     any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future

438

federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)      the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)     the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and

439

obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the RR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the RR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)     may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)     may act solely in the interests of the holders of the RR Interest;

(c)     does not have any liability or duties to the holders of any class of certificates other than the RR Interest;

440

(d)     may take actions that favor the interests of the holders of one or more classes including the RR Interest over the interests of the holders of one or more other classes of certificates; and

(e)     will have no liability whatsoever (other than to a holder of the RR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, either special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates (other than the RR Interest) requesting a vote to replace the applicable special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access

441

such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if a special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan (any such Mortgage Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer; provided that if the resigning special servicer fails to appoint an Excluded Special Servicer within 30 days of such special servicer’s notice of resignation, such resigning special servicer will, at its own expense, petition any court of competent jurisdiction for the appointment of an Excluded Special Servicer. The applicable special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the applicable special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan earned during such time on and after such Mortgage Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Loan (provided that the applicable special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans that are not Excluded Special Servicer Loans during such time).

442

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a CMBS transaction rated by Moody’s on a transaction-level basis (as to which CMBS transaction there are outstanding CMBS rated by Moody’s), (viii) is currently acting as a special servicer in a CMBS transaction rated by DBRS (as to which CMBS transaction there are outstanding CMBS rated by DBRS), (ix) is not a special servicer that has been cited by Moody’s or DBRS as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination and (x) is included on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer.

In addition, after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the applicable special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the applicable special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace a special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the applicable special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of such special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification,

443

payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the applicable special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of a Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to either master servicer or either special servicer, as the case may be, will include, without limitation:

(a)     (i) any failure by such master servicer to make a required deposit to the applicable Collection Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)     any failure by the applicable special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the applicable master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by such special servicer pursuant to, and at the time specified by, the PSA;

(c)     any failure by such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to such master servicer or special servicer, as the case may be, by any other party to the PSA,

444

or to such master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights; provided, however, that if that failure is capable of being cured and such master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)     any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights; provided, however, that if that breach is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)     certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)      such master servicer or such special servicer, as applicable, is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within sixty (60) days; or

(g)     any of DBRS, Fitch or Moody’s has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or (ii) placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such action has not been withdrawn by DBRS, Fitch or Moody’s, as applicable within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to any master servicer or any special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to more than 25% of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to a special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of

445

Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Master Servicer or Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Master Servicer or Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if a master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the applicable master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the applicable master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the applicable master servicer, such master servicer will be replaced by the trustee as described above.

Further, if replaced as a result of a Servicer Termination Event, the applicable master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f) or (g) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover

446

all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits the master servicers and the special servicers to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies; and, as to a special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to a master servicer or a special servicer, as the case may be, under applicable law. In the event that a master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the applicable master servicer or the applicable special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to a master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicers, the special servicers, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of any master servicer or any special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct

447

or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC or (ii) cause a tax to be imposed on the trust or any Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i) or (ii), the applicable master servicer and the applicable special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicers, the special servicers, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicers, the special servicers, the depositor, the operating

448

advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders under the PSA. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the applicable master servicer (including in its capacity as the paying agent for any Companion Loan), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

Pursuant to the PSA, each master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, each master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which any master servicer, any special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicers, the special servicers, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, either master servicer, either special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition,

449

neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Accounts or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to each other capacity in which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the applicable master servicer and special servicer, and such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The applicable master servicer (in the case of Mortgage Loans that are not Specially Serviced Loans) and the applicable special servicer (in the case of Specially Serviced Loans) will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the applicable master servicer (in the case of Mortgage Loans that are not Specially Serviced Loans) and the applicable special servicer (in the case of Specially Serviced Loans) will be required to determine, based on the Servicing Standard, whether there exists a

450

Material Defect with respect to such Mortgage Loan. If the applicable master servicer or the applicable special servicer, as applicable, determines that a Material Defect exists, such master servicer or such special servicer, as applicable, will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by a master servicer or a special servicer, as applicable, with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the applicable master servicer or the applicable special servicer, as applicable, and such party will be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than of the RR Interest) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the applicable special servicer (the “Enforcing Servicer”) will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, any master servicer, any special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder for this securitization has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

451

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the applicable master servicer (in the case of non-Specially Serviced Loans) or the applicable special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will, within 15 business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt,

452

the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (in either case, other than of the RR Interest)(each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the

453

Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including nonbinding arbitration) or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was delivered to the Enforcing Servicer and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

454

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection

455

with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

Each master servicer, each special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of each master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Servicing of the Peachtree Mall Mortgage Loan

The Peachtree Mall Mortgage Loan, together with the Peachtree Mall Companion Loans, and any related REO Property, are serviced under the CSAIL 2016-C7 Pooling and Servicing Agreement.

The servicing arrangements under the CSAIL 2016-C7 Pooling and Servicing Agreement are generally similar to, but may differ in certain respects from, the servicing arrangements under the PSA. The CSAIL 2016-C7 Pooling and Servicing Agreement contains terms and conditions that are customary for securitization transactions involving assets similar to the Peachtree Mall Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the Trust and the trust funds for the Peachtree Mall Companion Loans, (ii) required by law or changes in any law, rule or regulation or (iii) generally required by the rating agencies in connection with the issuance of ratings in securitizations similar to this securitization as well as the securitizations related to the Peachtree Mall Companion Loans. Such terms include, without limitation:

●	The CSAIL 2016-C7 Master Servicer earns a primary servicing fee with respect to the Peachtree Mall Whole Loan that is to be calculated at 0.0025% per annum.

●	Upon the Peachtree Mall Whole Loan becoming a specially serviced loan under the CSAIL 2016-C7 Pooling and Servicing Agreement, the CSAIL 2016-C7 Special Servicer will earn a special servicing fee payable monthly with respect to the Peachtree Mall Mortgage Loan accruing at a rate equal to the greater of (i) 0.25% per annum and (ii) such rate as would result in a special servicing fee of $5,000 for

456

the related month, until such time as the Peachtree Mall Whole Loan is no longer specially serviced.

●	The CSAIL 2016-C7 Special Servicer will be entitled to a workout fee equal to the lesser of (i) 1.0% of each payment of principal and interest (other than default interest) and (ii) $1,000,000 but not less than $25,000 made by the related borrower after any workout of the Peachtree Mall Whole Loan. The workout fee is generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA.

●	The CSAIL 2016-C7 Special Servicer will be entitled to a liquidation fee at a rate equal to the lesser of (i) 1.0% and (ii) such rate as will result in a liquidation fee of $1,000,000, provided that the liquidation fee shall not be less than $25,000. The liquidation fee is generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA.

●	Each of the CSAIL 2016-C7 Master Servicer or CSAIL 2016-C7 Trustee, as applicable, is required to make advances of principal and interest and advances of certain administrative expenses with respect to the Peachtree Mall Controlling Companion Loan (but not with respect to the Peachtree Mall Mortgage Loan or the other Peachtree Mall Companion Loans), unless the CSAIL 2016-C7 Master Servicer or CSAIL 2016-C7 Trustee, as applicable, has determined that any such advance and interest thereon would not be recoverable from collections thereon. Reimbursement of such amounts and interest thereon are payable only from proceeds of the Peachtree Mall Controlling Companion Loan as described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Peachtree Mall Whole Loan” in this prospectus.

●	Each of the CSAIL 2016-C7 Master Servicer or CSAIL 2016-C7 Trustee, as applicable, is obligated to make property protection advances with respect to the Peachtree Mall Whole Loan, unless a determination is made by the CSAIL 2016-C7 Master Servicer the CSAIL 2016-C7 Trustee, as applicable, that any such advance and interest thereon would not be recoverable from collections on the Peachtree Mall Whole Loan. If it is determined that a property protection advance made with respect to the Peachtree Mall Whole Loan or the related Mortgaged Property is nonrecoverable, the party that made such nonrecoverable advance will be entitled to be reimbursed for such advance and interest thereon, first, out of the principal portion of general collections on the CSAIL 2016-C7 mortgage loans and REO properties and second, out of other collections on the CSAIL 2016-C7 mortgage loans and REO properties, to the extent the principal portion of the general collections is insufficient and with respect to such excess only, subject to any election in the CSAIL 2016-C7 Master Servicer’s or the CSAIL 2016-C7 Trustee’s, as applicable, sole discretion to defer reimbursement pursuant to the CSAIL 2016-C7 Pooling and Servicing Agreement.

●	Amounts payable with respect to the Peachtree Mall Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation under the CSAIL 2016-C7 Pooling and Servicing Agreement may be allocated between the CSAIL 2016-C7 Master Servicer and the CSAIL 2016-C7 Special Servicer in proportions that are different from the proportions of similar fees allocated between the applicable master servicer and the applicable special servicer with respect to Mortgage Loans serviced under the PSA.

457

●	The CSAIL 2016-C7 Special Servicer will be required to take actions with respect to the Peachtree Mall Whole Loan if it becomes a defaulted loan, which actions are similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties” in this prospectus.

●	The servicing provisions relating to performing inspections and collecting operating information are similar, but not necessarily identical, to those of the PSA.

●	The requirement of the CSAIL 2016-C7 Master Servicer to make compensating interest payments in respect of the Peachtree Mall Whole Loan is similar, but not necessarily identical, to the requirement of the master servicers to make Compensating Interest Payments in respect of the Mortgage Loans serviced under the PSA.

●	The CSAIL 2016-C7 Master Servicer and the CSAIL 2016-C7 Special Servicer (a) have rights related to resignation similar to those of the master servicers and the special servicers under the PSA and (b) are subject to servicer termination events similar, but not necessarily identical, to those in the PSA.

●	The servicing transfer events of the CSAIL 2016-C7 Pooling and Servicing Agreement that would cause the Peachtree Mall Whole Loan to become specially serviced are similar, but not necessarily identical, to those of the PSA.

●	The specific types of actions constituting major decisions under the CSAIL 2016-C7 Pooling and Servicing Agreement may differ in certain respects from those actions that constitute Major Decisions under the PSA, and, therefore, the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ.

●	The liability of the parties to the CSAIL 2016-C7 Pooling and Servicing Agreement will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

●	Collections on the Peachtree Mall Mortgage Loan are required, within two (2) business days following receipt of properly identified funds by the CSAIL 2016-C7 Master Servicer to be deposited and maintained in a separate account in the name of the CSAIL 2016-C7 Master Servicer for the benefit of the holders of Peachtree Mall Whole Loan until transferred (after payment of certain amounts under the CSAIL 2016-C7 Pooling and Servicing Agreement) on a monthly basis prior to the related master servicer remittance date to the collection account by the CSAIL 2016-C7 Master Servicer for distribution in accordance with the PSA.

●	The CSAIL 2016-C7 Pooling and Servicing Agreement may differ from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

●	The CSAIL 2016-C7 operating advisor or equivalent party will be entitled to a 0.0075% per annum operating advisor fee rate with respect to the Peachtree Mall Whole Loan. The operating advisor fee is generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA.

458

The CSAIL 2016-C7 Special Servicer and the CSAIL 2016-C7 Master Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Peachtree Mall Whole Loan—Replacement of Special Servicer” in this prospectus.

The CSAIL 2016-C7 depositor, the CSAIL 2016-C7 Master Servicer, the CSAIL 2016-C7 Special Servicer, the CSAIL 2016-C7 Certificate Administrator, the CSAIL 2016-C7 Trustee and various related persons and entities will be entitled to be indemnified by the issuing entity (as and to the same extent the CSAIL 2016-C7 trust is required to indemnify such parties pursuant to the terms of the CSAIL 2016-C7 Pooling and Servicing Agreement) for certain losses and liabilities incurred by any such party in accordance with the terms and conditions of the related Intercreditor Agreement and the CSAIL 2016-C7 Pooling and Servicing Agreement. To the extent funds on collections from the Peachtree Mall Whole Loan are insufficient to satisfy such indemnification obligations, the issuing entity will be required to reimburse the applicable indemnified parties for its pro rata share of the insufficiency, including from general collections on deposit in the collection accounts.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Peachtree Mall Whole Loan” in this prospectus.

Servicing of the DoubleTree by Hilton Tempe Mortgage Loan

The DoubleTree by Hilton Tempe Mortgage Loan, together with the DoubleTree by Hilton Tempe Companion Loan, and any related REO Property, are serviced under the WFCM 2016-C37 Pooling and Servicing Agreement.

The servicing arrangements under the WFCM 2016-C37 Pooling and Servicing Agreement are generally similar to, but may differ in certain respects from, the servicing arrangements under the PSA. The WFCM 2016-C37 Pooling and Servicing Agreement contains terms and conditions that are customary for securitization transactions involving assets similar to the DoubleTree by Hilton Tempe Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the Trust and the trust fund for the DoubleTree by Hilton Tempe Companion Loan, (ii) required by law or changes in any law, rule or regulation or (iii) generally required by the rating agencies in connection with the issuance of ratings in securitizations similar to this securitization as well as the securitization related to the DoubleTree by Hilton Tempe Companion Loan. Such terms include, without limitation:

●	The WFCM 2016-C37 Master Servicer earns a primary servicing fee with respect to the DoubleTree by Hilton Tempe Whole Loan that is to be calculated at 0.0025% per annum.

●	Upon the DoubleTree by Hilton Tempe Whole Loan becoming a specially serviced loan under the WFCM 2016-C37 Pooling and Servicing Agreement, the WFCM 2016-C37 Special Servicer will earn a special servicing fee payable monthly with respect to the DoubleTree by Hilton Tempe Mortgage Loan accruing at a rate equal to the greater of (i) 0.25% per annum and (ii) such rate as would result in a special servicing fee of $3,500 for the related month, until such time as the DoubleTree by Hilton Tempe Whole Loan is no longer specially serviced.

●	The WFCM 2016-C37 Special Servicer will be entitled to a workout fee equal to 1.0% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the DoubleTree by Hilton Tempe Whole Loan, provided that if the workout fee calculated at this rate is less than

459

$25,000, then the WFCM 2016-C37 Special Servicer will be entitled to an amount from the final payment on the corrected DoubleTree by Hilton Tempe Whole Loan that would result in a workout fee of $25,000. The workout fee is generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA.

●	The WFCM 2016-C37 Special Servicer will be entitled to a liquidation fee at a rate equal to 1.0%, provided that the liquidation fee shall not be less than $25,000. The liquidation fee is generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA.

●	Each of the WFCM 2016-C37 Master Servicer or WFCM 2016-C37 Trustee, as applicable, is required to make advances of principal and interest and advances of certain administrative expenses with respect to the DoubleTree by Hilton Tempe Controlling Companion Loan (but not with respect to the DoubleTree by Hilton Tempe Mortgage Loan), unless the WFCM 2016-C37 Master Servicer or WFCM 2016-C37 Trustee, as applicable, has determined that any such advance and interest thereon would not be recoverable from collections thereon. Reimbursement of such amounts and interest thereon are payable only from proceeds of the DoubleTree by Hilton Tempe Controlling Companion Loan as described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The DoubleTree by Hilton Tempe Whole Loan” in this prospectus.

●	Each of the WFCM 2016-C37 Master Servicer or WFCM 2016-C37 Trustee, as applicable, is obligated to make property protection advances with respect to the DoubleTree by Hilton Tempe Whole Loan, unless a determination is made by the WFCM 2016-C37 Master Servicer the WFCM 2016-C37 Trustee, as applicable, that any such advance and interest thereon would not be recoverable from collections on the DoubleTree by Hilton Tempe Whole Loan. If it is determined that a property protection advance made with respect to the DoubleTree by Hilton Tempe Whole Loan or the related Mortgaged Property is nonrecoverable, the party that made such nonrecoverable advance will be entitled to be reimbursed for such advance and interest thereon, first, out of the principal portion of general collections on the WFCM 2016-C37 mortgage loans and REO properties and second, out of other collections on the WFCM 2016-C37 mortgage loans and REO properties, to the extent the principal portion of the general collections is insufficient and with respect to such excess only, subject to any election in the WFCM 2016-C37 Master Servicer’s or the WFCM 2016-C37 Trustee’s, as applicable, sole discretion to defer reimbursement pursuant to the WFCM 2016-C37 Pooling and Servicing Agreement.

●	Amounts payable with respect to the DoubleTree by Hilton Tempe Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation under the WFCM 2016-C37 Pooling and Servicing Agreement may be allocated between the WFCM 2016-C37 Master Servicer and the WFCM 2016-C37 Special Servicer in proportions that are different from the proportions of similar fees allocated between the applicable master servicer and the applicable special servicer with respect to Mortgage Loans serviced under the PSA.

●	The WFCM 2016-C37 Special Servicer will be required to take actions with respect to the DoubleTree by Hilton Tempe Whole Loan if it becomes a defaulted loan, which actions are similar, but not necessarily identical, to the actions

460

described under “—Sale of Defaulted Loans and REO Properties” in this prospectus.

●	The servicing provisions relating to performing inspections and collecting operating information are similar, but not necessarily identical, to those of the PSA.

●	The requirement of the WFCM 2016-C37 Master Servicer to make compensating interest payments in respect of the DoubleTree by Hilton Tempe Whole Loan is similar, but not necessarily identical, to the requirement of the master servicer’s to make Compensating Interest Payments in respect of the Mortgage Loans serviced under the PSA.

●	The WFCM 2016-C37 Master Servicer and the WFCM 2016-C37 Special Servicer (a) have rights related to resignation similar to those of the master servicers and the special servicers under the PSA and (b) are subject to servicer termination events similar, but not necessarily identical, to those in the PSA.

●	The servicing transfer events of the WFCM 2016-C37 Pooling and Servicing Agreement that would cause the DoubleTree by Hilton Tempe Whole Loan to become specially serviced are similar, but not necessarily identical, to those of the PSA.

●	The specific types of actions constituting major decisions under the WFCM 2016-C37 Pooling and Servicing Agreement may differ in certain respects from those actions that constitute Major Decisions under the PSA, and, therefore, the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ.

●	The liability of the parties to the WFCM 2016-C37 Pooling and Servicing Agreement will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

●	Collections on the DoubleTree by Hilton Tempe Mortgage Loan are required, within two (2) business days following receipt of properly identified funds by the WFCM 2016-C37 Master Servicer to be deposited and maintained in a separate account in the name of the WFCM 2016-C37 Master Servicer for the benefit of the holders of DoubleTree by Hilton Tempe Whole Loan until transferred (after payment of certain amounts under the WFCM 2016-C37 Pooling and Servicing Agreement) on a monthly basis prior to the related master servicer remittance date to the collection account by the WFCM 2016-C37 Master Servicer for distribution in accordance with the PSA.

●	The WFCM 2016-C37 Pooling and Servicing Agreement may differ from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

●	The WFCM 2016-C37 operating advisor or equivalent party will be entitled to a 0.0075% per annum operating advisor fee rate with respect to the DoubleTree by Hilton Tempe Whole Loan. The operating advisor fee is generally calculated in a

461

manner similar, but not necessarily identical, to the corresponding fee under the PSA.

The WFCM 2016-C37 Special Servicer and the WFCM 2016-C37 Master Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The DoubleTree by Hilton Tempe Whole Loan—Replacement of Special Servicer” in this prospectus.

The WFCM 2016-C37 depositor, the WFCM 2016-C37 Master Servicer, the WFCM 2016-C37 Special Servicer, the WFCM 2016-C37 Certificate Administrator, the WFCM 2016-C37 Trustee and various related persons and entities will be entitled to be indemnified by the issuing entity (as and to the same extent the WFCM 2016-C37 trust is required to indemnify such parties pursuant to the terms of the WFCM 2016-C37 Pooling and Servicing Agreement) for certain losses and liabilities incurred by any such party in accordance with the terms and conditions of the related Intercreditor Agreement and the WFCM 2016-C37 Pooling and Servicing Agreement. To the extent funds on collections from the DoubleTree by Hilton Tempe Whole Loan are insufficient to satisfy such indemnification obligations, the issuing entity will be required to reimburse the applicable indemnified parties for its pro rata share of the insufficiency, including from general collections on deposit in the collection accounts. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The DoubleTree by Hilton Tempe Whole Loan” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the applicable master servicer or the applicable special servicer, as the case may be, may then take such action if such master servicer or such special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of either master servicer or either special servicer, such

462

condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or replacement special servicer has been appointed and currently serves as a master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the replacement master servicer or special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency, (iii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iv) DBRS has not cited servicing concerns with respect to such replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if DBRS is the non-responding Rating Agency. Promptly following the applicable master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the applicable master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean DBRS, Inc. (“DBRS”), Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and S&P Global Ratings (“S&P”).

Any Rating Agency Confirmation requests made by any master servicer, any special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material

463

necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

Evidence as to Compliance

Each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the

464

certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to either special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates

465

of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Non-Retained Certificates (other than the Class R certificates) and the deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, of which (a) an amount equal to the product of (i) the Required Credit Risk Retention Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the RR Interest in exchange for the surrender of the RR Interest, and (b) an amount equal to the product of (i) the Non-Retained Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (B) below in exchange for the then-outstanding Non-Retained Certificates (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding Non-Retained Certificates (other than the Class R certificates) and (c) the master servicers consent to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by

466

the special servicer and approved by the master servicer and the Controlling Class and (3)  if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b)  the reasonable out-of-pocket expenses of the applicable master servicer and the applicable special servicer related to such purchase, unless such master servicer or such special servicer, as applicable, is the purchaser less (c) solely in the case where the applicable master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class R certificates and the RR Interest), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

If any party above, other than National Cooperative Bank, N.A. as the master servicer of the National Cooperative Bank, N.A. Mortgage Loans, exercises such purchase option, National Cooperative Bank, N.A., so long as National Cooperative Bank, N.A. is a master servicer or a special servicer under the PSA, will be entitled to purchase the remaining National Cooperative Bank, N.A. Mortgage Loans and any related REO Property, and if National Cooperative Bank, N.A. elects to purchase such Mortgage Loans and REO Properties that other party will then purchase only the remaining Mortgage Loans and REO Property that are not being purchased by National Cooperative Bank, N.A.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the special servicers or, if neither special servicer exercises its option, both of the master servicers wish to elect to exercise such rights, then the special servicer or master servicer, as applicable, servicing the greater principal balance of Mortgage Loans will be entitled to exercise such a right, subject to National Cooperative Bank, N.A.’s prior right to acquire the National Cooperative Bank, N.A. Mortgage Loans.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Accounts and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

467

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)       to correct any defect or ambiguity in the PSA;

(b)       to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Accounts, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)       to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) or holder of a Companion Loan;

(e)       to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)        to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)       to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating

468

Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)       to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicers, the trustee and, (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency has been received;

(i)        to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest), as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)        to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in 17 C.F.R. § 239.45(b)(1)(ii), (iii) or (iv); or

(k) to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that

469

class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as a third-party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third-party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicers, the special servicers, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicers, the special servicers, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of either master servicer or either special servicer (except during any period when the trustee is acting as, or has become successor to, either master servicer or either special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “BBB+” by S&P, “A2” by Moody’s and “A-” by Fitch and “A” by DBRS (or in the case of the trustee, a long-term unsecured debt rating of “A(low)” by DBRS if each master servicer maintains a rating of at least “A” by DBRS (provided that nothing in this parenthetical will impose on either master servicer any obligation to maintain such rating)); provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s, (b) its short-term debt

470

obligations have a short-term rating of not less than “P-2” from Moody’s, “F1” by Fitch and “A-2” by S&P and (c) each master servicer maintains a long-term unsecured debt rating of at least “A2” by Moody’s and “A+” by Fitch; provided that nothing in this proviso will impose on either master servicer any obligation to maintain such rating; provided, further, that if any such institution is not rated by DBRS, it maintains an equivalent (or higher) rating by any two other NRSROs (which may include S&P, Moody’s and/or Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicers, the special servicers, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicers and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or either master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicers. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee

471

or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

472

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action.  It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

473

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional

474

security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

475

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more

476

newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the

477

mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

478

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

479

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the

480

debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room

481

rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for

482

the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A

483

lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less

484

than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company

485

or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute

486

to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While

487

it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the

488

senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the

489

requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

490

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a sponsor, an originator and a mortgage loan seller, is also a master servicer, the certificate administrator, the custodian, and is expected to be the initial Risk Retention Consultation Party under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is (i) the master servicer, the certificate administrator and the custodian under the CSAIL 2016-C7 Pooling and Servicing Agreement, which governs the servicing and administration of the Peachtree Mall Whole Loan, and (ii) the master servicer, the certificate administrator and the custodian under the WFCM 2016-C37 Pooling and Servicing Agreement, which governs the servicing and administration of the DoubleTree by Hilton Tempe Whole Loan.

In addition, Wells Fargo Bank is the purchaser under separate repurchase agreements with each of Rialto Mortgage, Argentic, National Cooperative Bank, N.A. and C3CM, respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each of Rialto Mortgage, Argentic, National Cooperative Bank, N.A and C3CM, respectively, or in any such case by its respective affiliates.

In the case of the repurchase facility provided by Wells Fargo Bank to Rialto Mortgage, Wells Fargo Bank has agreed to purchase mortgage loans from Rialto Mortgage on a revolving basis. The aggregate Cut-off Date Balance of the Rialto Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to that repurchase facility is projected to equal approximately $195,679,959. Proceeds received by Rialto Mortgage in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the Rialto Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

491

In the case of the repurchase facility provided to Argentic, Wells Fargo Bank has agreed to purchase mortgage loans from Argentic on a revolving basis. The dollar amount of the Argentic Mortgage Loans expected to be subject to that repurchase facility is projected to equal, as of the Cut-off Date, approximately $150,617,478. Proceeds received by Argentic in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the Argentic Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to National Cooperative Bank, N.A., for which National Cooperative Bank, N.A.’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from such subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. None of the National Cooperative Bank, N.A. Mortgage Loans are subject to such repurchase facility or interim custodian arrangement.

In the case of the repurchase facility provided to C3CM, for which C3CM’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from such subsidiary on a revolving basis. C3CM guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. The aggregate Cut-off Date Balance of the C3CM Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to that repurchase facility is projected to equal approximately $27,041,927. Proceeds received by C3CM in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from Wells Fargo Bank, each of the C3CM Mortgage Loans subject to such repurchase facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In addition, Wells Fargo Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank, National Association, Wells Fargo Commercial Mortgage Securities, Inc. and Wells Fargo Securities, LLC, holds a less than 10% indirect equity interest in C3CM, which is a sponsor and mortgage loan seller.

Additionally, each of National Cooperative Bank, N.A. and C3CM or, in each case, a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to some or all of the Mortgage Loans that National Cooperative Bank, N.A. and C3CM, respectively, will transfer to the depositor. This hedging arrangement will terminate in connection with the contribution of those Mortgage Loans to this securitization transaction.

As a result of the matters discussed above, this securitization transaction will reduce the economic exposure of Wells Fargo Bank to the Mortgage Loans that are to be transferred by Rialto Mortgage, Argentic, National Cooperative Bank, N.A. and C3CM, respectively, to the depositor.

Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for some or all of the Rialto Mortgage Loans, the Argentic Mortgage Loans, and the C3CM Mortgage Loans.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated or acquired by such mortgage loan sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if

492

undertaken, any such review was limited in scope to that specific purpose. The related mortgage loan sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and Rialto Mortgage, each a sponsor, an originator and a mortgage loan seller, or certain affiliates of Rialto Mortgage, Wells Fargo Bank acts, from time to time, as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage or such affiliates (subject, in some cases, to the repurchase facility described above), including, prior to their inclusion in the trust fund, some or all of the Rialto Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and Argentic, each a sponsor, an originator and a mortgage loan seller, or certain affiliates of Argentic, Wells Fargo Bank acts, from time to time, as primary servicer with respect to certain mortgage loans owned by Argentic or such affiliates of Argentic (subject, in some cases, to the repurchase facility described above), including, prior to their inclusion in the trust fund, some or all of the Argentic Mortgage Loans.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the Mortgage Loans to be transferred to this securitization transaction by Wells Fargo Bank.

Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

With respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may, now or in the future, hold one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower.

Wilmington Trust, National Association, the trustee, is also the trustee under the CSAIL 2016-C7 Pooling and Servicing Agreement and the WFCM 2016-C37 Pooling and Servicing Agreement, which govern the servicing of the Peachtree Mall Whole Loan and the DoubleTree by Hilton Tempe Whole Loan, respectively.

LNR Partners (a special servicer) or an affiliate of LNR Partners assisted Argentic Securities I Cayman Limited or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date. LNR Partners is also the special servicer under the WFCM 2016-C37 Pooling and Servicing Agreement, which governs the servicing of the DoubleTree by Hilton Tempe Whole Loan.

Rialto Mortgage, a sponsor, mortgage loan seller and originator, is an affiliate of Rialto, the special servicer under the CSAIL 2016-C7 Pooling and Servicing Agreement, which governs the servicing of the Peachtree Mall Whole Loan. Rialto and Rialto Mortgage are also affiliates of the entity that is the initial directing holder under the CSAIL 2016-C7 Pooling and Servicing Agreement.

493

Argentic Real Estate Finance LLC, a sponsor, a mortgage loan seller and an originator is affiliated with (i) Argentic Securities I Cayman Limited, which is expected to purchase the Class X-E, Class E, Class X-F, Class F, Class X-G and Class G Certificates and (ii) Argentic Investment Management, LLC, which is expected to be appointed as the initial directing certificateholder.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal

494

(both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, , property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the applicable master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Non-Retained Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans allocated to the Non-Retained Certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans allocated to the Non-Retained Certificates than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the Non-Retained Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the

495

earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Non-Retained Certificates, on the one hand, and the RR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the applicable master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 422,217,000	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates
Class X-B	$ 103,293,000	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield

496

Maintenance Charges, release of property provisions and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

497

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Non-Retained Certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$422,217,000	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates
Class X-B	$103,293,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot

498

assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 to this prospectus and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the applicable master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

499

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in April 2017; and

●	the Offered Certificates are settled with investors on March 14, 2017.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
March 2018	85%	85%	85%	85%	85%
March 2019	68%	68%	68%	68%	68%
March 2020	45%	45%	45%	45%	45%
March 2021	18%	18%	18%	18%	17%
March 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.69	2.69	2.69	2.69	2.69

500

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.81	4.80	4.78	4.76	4.56

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024	100%	100%	100%	100%	100%
March 2025	100%	100%	100%	100%	100%
March 2026	89%	89%	89%	89%	89%
March 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.64	9.59	9.55	9.49	9.34

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024	100%	100%	100%	100%	100%
March 2025	100%	100%	100%	100%	100%
March 2026	100%	100%	100%	100%	100%
March 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.85	9.85	9.83	9.80	9.58

501

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	98%	98%	98%	98%	98%
March 2023	73%	73%	73%	73%	73%
March 2024	47%	47%	47%	47%	47%
March 2025	19%	19%	19%	19%	19%
March 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.89	6.89	6.89	6.89	6.89

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024	100%	100%	100%	100%	100%
March 2025	100%	100%	100%	100%	100%
March 2026	100%	100%	100%	100%	100%
March 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.88	9.67

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024	100%	100%	100%	100%	100%
March 2025	100%	100%	100%	100%	100%
March 2026	100%	100%	100%	100%	100%
March 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.67

502

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024	100%	100%	100%	100%	100%
March 2025	100%	100%	100%	100%	100%
March 2026	100%	100%	100%	100%	100%
March 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.99	9.97	9.94	9.92	9.68

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from March 1, 2017 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

503

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

504

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

505

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D,

506

Class A-S, Class B, Class C, Class D, Class X-E , Class E, Class X-F, Class F, Class X-G and Class G certificates and the RR Interest (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder. In the opinion of Sidley Austin llp, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a

507

qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or

508

Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, twenty-four (24) of the Mortgaged Properties securing twenty-four (24) Mortgage Loans representing 19.6% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

509

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on

510

any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [__] certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [__] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests,

511

assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury

512

regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code

513

Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [__] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do

514

not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an

515

investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of an RR Interest, the related Certificateholder must separately account for the sale or exchange of the related “regular interest” in the Upper Tier REMIC.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash

516

contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The applicable special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS

517

regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

518

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds from the sale, exchange, redemption, receipt of principal on or other disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

519

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

520

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-4
Wells Fargo Securities, LLC	$ [_]	$ [_]	$ [_]	$ [_]
Academy Securities, Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Citigroup Global Markets Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Total	$ [_]	$ [_]	$ [_]	$ [_]

Underwriter	Class A-SB	Class A-S	Class X-A	Class X-B
Wells Fargo Securities, LLC	$ [_]	$ [_]	$ [_]	$ [_]
Academy Securities, Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Citigroup Global Markets Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Total	$ [_]	$ [_]	$ [_]	$ [_]

Underwriter	Class B	Class C
Wells Fargo Securities, LLC	$ [_]	$ [_]
Academy Securities, Inc.	$ [_]	$ [_]
Citigroup Global Markets Inc.	$ [_]	$ [_]
Total	$ [_]	$ [_]

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

521

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from March 1, 2017, before deducting expenses payable by the depositor (estimated at $[__], excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, a mortgage loan seller, a master servicer, the certificate administrator, the custodian, the certificate registrar and the Risk Retention Consultation Party under this securitization.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, the lead manager and sole bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1)       the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank;

522

(2)       the payment by Rialto Mortgage or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with Rialto Mortgage or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by Rialto Mortgage or an affiliate thereof under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to Rialto Mortgage in connection with the sale of those Mortgage Loans to the depositor by Rialto Mortgage;

(3)       the payment by Argentic or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with Argentic or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by Argentic or an affiliate thereof under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to Argentic in connection with the sale of those Mortgage Loans to the depositor by Argentic; and

(4)       the payment by C3CM or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with C3CM or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by C3CM or an affiliate thereof under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to C3CM in connection with the sale of those Mortgage Loans to the depositor by C3CM.

As a result of the circumstances described above in this paragraph and the prior paragraph, Wells Fargo Securities, LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the Depositor with respect to the Issuing Entity (file number 333-206677-12)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the

523

Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-206677) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

524

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity

525

interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC an individual prohibited transaction exemption, PTE 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,091 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, either master servicer, either special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market

526

value of the mortgage loans and the sum of all payments made to and retained by the master servicers, the special servicers and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, either master servicer, either special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the

527

direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment

528

of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

529

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Sidley Austin llp, New York, New York, and certain other legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class A-S, Class B and Class C certificates) receive investment grade credit ratings from the four (4) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class A-S, Class B and Class C certificates receive investment grade credit ratings from the three (3) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in January 2060. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might

530

suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, or (i) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

531

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on final feedback from those six NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other three NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

532

INDEX OF DEFINED TERMS

1

17g-5 Information Provider	342
1986 Act	509
1996 Act	487

2

2015 Budget Act	517

3

30/360 Basis	377

4

401(c) Regulations	528

A

AB Modified Loan	389
Accelerated Mezzanine Loan Lender	335
Acceptable Insurance Default	393
Acting General Counsel’s Letter	151
Actual/360 Basis	202
Actual/360 Loans	367
ADA	489
Additional Exclusions	392
Administrative Cost Rate	318
ADR	155
Advances	363
Affirmative Asset Review Vote	433
Aggregate Available Funds	311
Aggregate Excess Prepayment Interest Shortfall	328
Aggregate Gain-on-Sale Entitlement Amount	312
Aggregate Principal Distribution Amount	319
Allocated Cumulative Appraisal Reduction Amount	389
Annual Debt Service	155
Appraisal Institute	242
Appraisal Reduction Amount	385
Appraisal Reduction Event	384
Appraised Value	155
Appraised-Out Class	390
Argentic	250
Argentic Data Tape	257
Argentic Investment Management	305
Argentic Mortgage Loans	250
Argentic Review Team	257
ASH	30, 304
ASI	30, 304

Assessment of Compliance	465
Asset Representations Reviewer Asset Review Fee	383
Asset Representations Reviewer Fee	383
Asset Representations Reviewer Fee Rate	383
Asset Representations Reviewer Termination Event	438
Asset Representations Reviewer Upfront Fee	383
Asset Review	435
Asset Review Notice	433
Asset Review Quorum	433
Asset Review Report	436
Asset Review Report Summary	436
Asset Review Standard	435
Asset Review Trigger	432
Asset Review Vote Election	433
Asset Status Report	405
Assumed Final Distribution Date	326
Assumed Scheduled Payment	320
Attestation Report	465
Available Funds	312

B

Balloon LTV Ratio	159
Balloon Payment	160
Bankruptcy Code	480
Base Interest Fraction	325
Borrower Party	335
Borrower Party Affiliate	335
Breach Notice	353

C

C(WUMP)O	19
C3CM	267
C3CM Mortgage Loans	267
C3MF	268
Cash Flow Analysis	156
CERCLA	486
Certificate Administrator/Trustee Fee	382
Certificate Administrator/Trustee Fee Rate	382
Certificate Balance	309
Certificate Owners	345
Certificateholder	336
Certificateholder Quorum	442
Certificateholder Repurchase Request	451
Certifying Certificateholder	347
C-III Capital Group	268
C-III Parent	268

533

Class A Certificates	308
Class A-SB Planned Principal Balance	320
Class X Certificates	309
Clearstream	343
Clearstream Participants	346
Closing Date	154, 231
CMBS	57
CMBS B-piece Securities	305
Code	506
Collateral Deficiency Amount	389
Collection Account	366
Collection Period	312
Communication Request	348
Companion Holder	220
Companion Holders	220
Companion Loans	153
Compensating Interest Payment	327
Constant Prepayment Rate	498
Consultation Termination Event	420
Control Eligible Certificates	414
Control Termination Event	420
Controlling Class	414
Controlling Class Certificateholder	414
Corrected Loan	405
CPP	498
CPR	498
CPY	498
CRE Loans	247
Credit Risk Retention Rules	306
CREFC®	332
CREFC® Intellectual Property Royalty License Fee	384
CREFC® Intellectual Property Royalty License Fee Rate	384
CREFC® Reports	332
Cross-Over Date	316
CSAIL 2016-C7 Certificate Administrator	222
CSAIL 2016-C7 Directing Certificateholder	224
CSAIL 2016-C7 Master Servicer	222
CSAIL 2016-C7 Pooling and Servicing Agreement	220
CSAIL 2016-C7 Pooling and Servicing Agreement	222
CSAIL 2016-C7 Special Servicer	222
CSAIL 2016-C7 Trustee	222
Cumulative Appraisal Reduction Amount	389
Cure/Contest Period	436
Custodian	282
Cut-off Date	153
Cut-off Date Balance	157

Cut-off Date Loan-to-Value Ratio	158
Cut-off Date LTV Ratio	158

D

D or @%(#)	161
D or GRTR of @% or YM(#)	161
D or YM(#)	161
D(#)	161
DBRS	463
Debt Service Coverage Ratio	158
Defaulted Loan	411
Defeasance Deposit	206
Defeasance Loans	206
Defeasance Lock-Out Period	206
Defeasance Option	206
Definitive Certificate	343
Delinquent Loan	433
Depositories	344
Determination Date	310
Diligence File	350
Directing Certificateholder	414
Disclosable Special Servicer Fees	381
Discount Rate	326
Dispute Resolution Consultation	453
Dispute Resolution Cut-off Date	453
Distribution Accounts	367
Distribution Date	310
Distribution Date Statement	332
Dodd-Frank Act	134
DOL	525
DoubleTree by Hilton Tempe Companion Loan	226
DoubleTree by Hilton Tempe Directing Holder	228
DoubleTree by Hilton Tempe Intercreditor Agreement	226
DoubleTree by Hilton Tempe Mortgage Loan	226
DoubleTree by Hilton Tempe Non-Directing Holder	229
DoubleTree by Hilton Tempe Noteholders	226
DoubleTree by Hilton Tempe Whole Loan	226
Draft CRR Amendment Regulation	133
DSCR	158
DTC	343
DTC Participants	344
DTC Rules	345
Due Date	202, 313

534

E

EDGAR	524
Effective Gross Income	156
Eligible Asset Representations Reviewer	437
Eligible Operating Advisor	427
Enforcing Party	451
Enforcing Servicer	451
ESA	184
EU Risk Retention and Due Diligence Requirements	133
Euroclear	343
Euroclear Operator	346
Euroclear Participants	346
Excess Modification Fee Amount	378
Excess Modification Fees	376
Excess Prepayment Interest Shortfall	328
Excluded Controlling Class Holder	334
Excluded Controlling Class Loan	335
Excluded Information	335
Excluded Loan	335
Excluded Plan	527
Excluded Special Servicer	442
Excluded Special Servicer Loan	442
Exemption	526
Exemption Rating Agency	526

F

FATCA	519
FDIA	150
FDIC	151
FIEL	21
Final Asset Status Report	424
Final Dispute Resolution Election Notice	454
Financial Promotion Order	18
FINRA	523
FIRREA	151
Fitch	286, 463
FPO Persons	18
FSMA	18
Funds	300

G

Gain-on-Sale Remittance Amount	313
Gain-on-Sale Reserve Account	367
Garn Act	488
GLA	159
Government Securities	204
GRTR of @% or YM(#)	162

H

High Net Worth Companies, Unincorporated Associations, Etc.	18

I

Indirect Participants	344
Initial Pool Balance	153
Initial Requesting Certificateholder	451
In-Place Cash Management	159
Insurance and Condemnation Proceeds	366
Intercreditor Agreement	220
Interest Accrual Amount	318
Interest Accrual Period	319
Interest Distribution Amount	318
Interest Reserve Account	367
Interest Shortfall	318
Interested Person	413
Investor Certification	335

L

L(#)	161
Lennar	300
LIBOR	110
Liquidation Fee	378
Liquidation Fee Rate	378
Liquidation Proceeds	367
LNR Partners	292
Loan Per Unit	159
Lock-out Period	204
Loss of Value Payment	355
Lower-Tier Regular Interests	506
Lower-Tier REMIC	310, 506
LTV Ratio	157
LTV Ratio at Maturity	159
LTV Ratio at Maturity	159

M

MAI	356
Major Decision	415
MAS	20
Master Servicer Decision	395
Material Defect	353
Maturity Date Balloon Payment	160
MLPA	348
Modification Fees	376
Moody’s	286, 463
Morningstar	286
Mortgage	154
Mortgage File	349
Mortgage Loans	153
Mortgage Note	154

535

Mortgage Pool	153
Mortgage Rate	318
Mortgaged Property	154

N

National Cooperative Bank, N.A. Data Tape	266
National Cooperative Bank, N.A. Deal Team	265
National Cooperative Bank, N.A. Mortgage Loans	260
Net Mortgage Rate	317
Net Operating Income	160
NFA	523
NI 33-105	22
NOI Date	160
Nonrecoverable Advance	364
non-retained certificates	38
Non-Retained Certificates	309
Non-Retained Percentage	307
Non-Serviced Certificate Administrator	220
non-serviced companion loan	47
Non-Serviced Companion Loan	220
non-serviced companion loans	47
Non-Serviced Directing Certificateholder	221
Non-Serviced Master Servicer	221
non-serviced mortgage loan	47
Non-Serviced Mortgage Loan	221
Non-Serviced PSA	221
Non-Serviced Special Servicer	221
Non-Serviced Trustee	221
non-serviced whole loan	47
Non-Serviced Whole Loan	221
Non-U.S. Person	519
Notional Amount	310
NRA	160
NRSRO	334
NRSRO Certification	337

O

O(#)	161
OCC	239
Occupancy As Of Date	161
Occupancy Rate	160
Offered Certificates	309
OID Regulations	510
OLA	151
Operating Advisor Consulting Fee	382
Operating Advisor Expenses	383
Operating Advisor Fee	382

Operating Advisor Fee Rate	382
Operating Advisor Standard	425
Operating Advisor Termination Event	428

P

P&I	290
P&I Advance	362
P&I Advance Date	362
Pads	166
Par Purchase Price	411
Pari Passu Companion Loans	153
Pari Passu Mortgage Loan	221
Participants	343
Parties in Interest	525
Pass-Through Rate	316
Patriot Act	490
PCIS Persons	18
Peachtree Mall Companion Loans	222
Peachtree Mall Controlling Companion Loan	222
Peachtree Mall Directing Holder	224
Peachtree Mall Intercreditor Agreement	222
Peachtree Mall Mortgage Loan	222
Peachtree Mall Non-Controlling Companion Loan	222
Peachtree Mall Non-Directing Holder	224
Peachtree Mall Noteholders	222
Peachtree Mall Notes	222
Peachtree Mall Whole Loan	222
Pentalpha Surveillance	303
percentage allocation entitlement	39
Percentage Interest	311
Periodic Payments	311
Permitted Investments	311, 368
Permitted Special Servicer/Affiliate Fees	382
PIPs	188
PL	242
Plans	525
PML	242, 273
PRC	19
Preliminary Dispute Resolution Election Notice	453
Prepayment Assumption	511
Prepayment Interest Excess	327
Prepayment Interest Shortfall	327
Prepayment Premium	326
Prepayment Provisions	161
Prime Rate	366
Principal Balance Certificates	309
Principal Distribution Amount	319
Principal Shortfall	320

536

Privileged Information	427
Privileged Information Exception	428
Privileged Person	334
Professional Investors	19, 20
Prohibited Prepayment	328
Promotion of Collective Investment Schemes Exemptions Order	18
Proposed Course of Action	452
Proposed Course of Action Notice	452
Prospectus	19
Prospectus Directive	17
PSA	308
PSA Party Repurchase Request	451
PTCE	528
Purchase Price	355

Q

Qualification Criteria	238, 247
Qualified Investor	17
Qualified Investors	17
Qualified Replacement Special Servicer	443
Qualified Substitute Mortgage Loan	356
Qualifying CRE Loan Percentage	308

R

RAC No-Response Scenario	462
Rated Final Distribution Date	327
Rating Agencies	463
Rating Agency Confirmation	463
RCM	300
REA	65
Realized Loss	330
REC	184
Record Date	310
Registration Statement	524
Regular Certificates	309
Regular Interestholder	510
Regular Interests	507
Regulation AB	465
Reimbursement Rate	366
Related Proceeds	365
Release Date	206
Relevant Member State	16
Relevant Persons	18
Relief Act	490
Remaining Term to Maturity	162
REMIC	506
REMIC Regulations	506
REO Account	368
REO Loan	322
REO Property	405

Repurchase Request	451
Requesting Certificateholder	453
Requesting Holders	390
Requesting Investor	348
Requesting Party	462
Required Credit Risk Retention Percentage	308
Requirements	490
Residual Certificates	309
Resolution Failure	452
Resolved	452
Restricted Group	526
Restricted Party	428
Retained Certificate Available Funds	306
Retained Certificate Gain-on-Sale Remittance Amount	306
Retained Certificate Gain-on-Sale Reserve Account	367
Retained Certificate Interest Distribution Amount	307
Retained Certificate Principal Distribution Amount	307
Retaining Party	306
Review Materials	434
RevPAR	162
Rialto	299
Rialto Mortgage	231
Rialto Mortgage Data Tape	237
Rialto Mortgage Loans	231
Rialto Mortgage Review Team	236
Risk Retention Allocation Percentage	307
Risk Retention Consultation Party	334
Rooms	166
Rule 15Ga-1 Reporting Period	247
Rule 17g-5	337

S

S&P	286, 463
Scheduled Principal Distribution Amount	319
Securities Act	465
Securitization Accounts	308, 368
Securitization Framework	133
Securitization Regulation	133
SEL	242
Senior Certificates	309
Servicer Termination Event	444
Servicing Advances	363
Servicing Fee	375
Servicing Fee Rate	375
Servicing Standard	361
SF	162
SFA	20

537

SFO	19
Similar Law	525
SIPC	523
SMMEA	529
Special Servicing Fee	377
Special Servicing Fee Rate	377
Specially Serviced Loans	402
Sq. Ft.	162
Square Feet	162
Startup Day	507
Stated Principal Balance	321
Structured Product	19
Structuring Assumptions	499
STWD	292
Subordinate Certificates	309
Subordinate LOC	72, 168
Sub-Servicing Agreement	361

T

T-12	162
tax matters persons	517
Term to Maturity	162
Termination Purchase Amount	466
Terms and Conditions	346
Tests	435
Title V	489
TMPs	517
Total Operating Expenses	156
TRIPRA	94
Trust	279
Trust REMICs	310, 506
TTM	162

U

U.S. Person	519
U/W DSCR	158
U/W Expenses	162
U/W NCF	162
U/W NCF Debt Yield	165
U/W NCF DSCR	158
U/W Net Cash Flow	162
U/W Net Operating Income	165
U/W NOI	165
U/W NOI Debt Yield	166
U/W NOI DSCR	165
U/W Revenues	166
UCC	287, 474
Uncovered Amount	370
Underwriter Entities	119
Underwriting Agreement	521
Underwritten Debt Service Coverage Ratio	158

Underwritten Expenses	162
Underwritten NCF	162
Underwritten NCF Debt Yield	165
Underwritten Net Cash Flow	162
Underwritten Net Cash Flow Debt Service Coverage Ratio	158
Underwritten Net Operating Income	165
Underwritten Net Operating Income Debt Service Coverage Ratio	165
Underwritten NOI	165
Underwritten NOI Debt Yield	166
Underwritten Revenues	166
Units	166
Unscheduled Principal Distribution Amount	320
Unsolicited Information	435
UPB	290
Upper-Tier REMIC	310, 506
UST’s	184

V

Value Co-op Basis	219
Volcker Rule	134
Voting Rights	343

W

WAC Rate	317
Wachovia Bank	239
Weighted Average Mortgage Rate	166
weighted averages	166
Wells Fargo Bank	238
Wells Fargo Bank Data Tape	245
Wells Fargo Bank Deal Team	245
WFCM 2016-C37 Certificate Administrator	226
WFCM 2016-C37 Directing Certificateholder	228
WFCM 2016-C37 Master Servicer	226
WFCM 2016-C37 Pooling and Servicing Agreement	221, 226
WFCM 2016-C37 Special Servicer	226
WFCM 2016-C37 Trustee	226
Whole Loan	153
Withheld Amounts	367
Workout Fee	377
Workout Fee Rate	377
Workout-Delayed Reimbursement Amount	366
WTNA	280

Y

Yield Maintenance Charge	326
YM(#)	161

538

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type
1	Hyatt Place Portfolio	RMF		Various	Various	Various	Various	Hospitality
1.01	Hyatt Place Greenville	RMF		40 West Orchard Park Drive	Greenville	SC	29615	Hospitality
1.02	Hyatt Place Charlotte	RMF		7900 Forest Point Boulevard	Charlotte	NC	28217	Hospitality
1.03	Hyatt Place Dallas	RMF		12411 North Central Expressway	Dallas	TX	75243	Hospitality
1.04	Hyatt Place Alpharetta	RMF		7500 North Point Parkway	Alpharetta	GA	30022	Hospitality
1.05	Hyatt Place Topeka	RMF		6021 Southwest 6th Avenue	Topeka	KS	66615	Hospitality
1.06	Hyatt Place Roanoke	RMF		5040 Valley View Boulevard	Roanoke	VA	24012	Hospitality
2	McLean Data Center Portfolio	WFB		1755-1757 Old Meadow Road; 1764A Old Meadow Lane	McLean	VA	22102	Other
3	International Paper Global HQ	WFB		6420 Poplar Avenue	Memphis	TN	38119	Office
4	Preferred Freezer Vernon	WFB		4901 Bandini Boulevard	Vernon	CA	90058	Industrial
5	Promenade at Tutwiler Farm	RMF		1612 Gadsden Highway	Trussville	AL	35235	Retail
6	Jamboree Business Center	AREF		5 Peters Canyon Road	Irvine	CA	92606	Office
7	Cleveland Technology Center	AREF		1425, 1555 & 1625 Rockwell Avenue	Cleveland	OH	44114	Other
8	Five Star Self-Storage Portfolio	RMF		Various	Various	Various	Various	Self Storage
8.01	Lohr Circle	RMF		3060 Lohr Circle	Ann Arbor	MI	48108	Self Storage
8.02	Ferndale	RMF		3101 Bermuda Street	Ferndale	MI	48357	Self Storage
8.03	Airey Court	RMF		2200 Airey Court	Ann Arbor	MI	48103	Self Storage
8.04	Highland	RMF		1555 North Milford Road	Highland Township	MI	48357	Self Storage
8.05	Chesterland	RMF		11695 Chillicothe Road	Chesterland	OH	44026	Self Storage
8.06	Englewood	RMF		7533 Salem Avenue	Clayton	OH	45315	Self Storage
8.07	Lansing	RMF		2715 North Grand River Avenue	Lansing	MI	48906	Self Storage
9	Carrollton Avenue Shopping Center	WFB		3600, 3700 & 3800 South Carrollton Avenue; 8100 Palm Street; 2 & 3900 Dublin Street	New Orleans	LA	70118	Retail
10	The Strand on Ocean Drive	AREF		1052-1060 Ocean Drive	Miami Beach	FL	33139	Retail
11	Palms of Carrollwood	AREF		13121 - 13169 North Dale Mabry Highway	Tampa	FL	33618	Retail
12	Whitehall Corporate Center VI	WFB		3525 Whitehall Park Drive	Charlotte	NC	28273	Office
13	Britt Lakes	AREF		2920 Cosmo Place	Fayetteville	NC	28304	Multifamily
14	Peachtree Mall	AREF		3131 Manchester Expressway	Columbus	GA	31909	Retail
15	Summercrest Apartments	RMF		3950 Hollister	Houston	TX	77080	Multifamily
16	9 Barrow Owners Corp.	NCB		9 Barrow Street	New York	NY	10014	Multifamily
17	Holiday Inn Beaumont	AREF		3950 Interstate 10 South	Beaumont	TX	77705	Hospitality
18	Crossroads Shopping Center	AREF		39405 Fremont Boulevard	Fremont	CA	94538	Retail
19	DoubleTree by Hilton Tempe	AREF		2100 South Priest Drive	Tempe	AZ	85282	Hospitality
20	Beech Meadow Apartments	RMF		147 Diplomat Court	Beech Grove	IN	46107	Multifamily
21	Brownstone Terrace	AREF		301 East Brownstone Drive	Bloomington	IN	47408	Multifamily
22	Holiday Inn Express & Suites Riverhead	RMF		1707 Old Country Road	Riverhead	NY	11901	Hospitality
23	StaxUp Storage Homeland	CIIICM		30630 Highway 74	Homeland	CA	92548	Self Storage
24	Biltmore Apartments	RMF		2300 Misty Ridge Circle	Arlington	TX	76011	Multifamily
25	Raghu Apartments	RMF		8655 Pitner Road	Houston	TX	77080	Multifamily
26	Tri Retail Portfolio	RMF		Various	Various	Various	Various	Retail
26.01	Target Shadow Anchored Outlot	RMF		3871-3875 East Main Street	St. Charles	IL	60174	Retail
26.02	Sherwin Williams Anchored	RMF		1475 Veterans Parkway	Jeffersonville	IN	47130	Retail
26.03	Promenade at Castle Rock	RMF		832 New Memphis Court	Castle Rock	CO	80108	Retail
27	Security Public Storage - Brea	WFB		502 Apollo Street	Brea	CA	92821	Self Storage
28	The Rochester Apartments	RMF		2604 Furrs Street	Arlington	TX	76006	Multifamily
29	Grinnell Water Works	AREF		1435 West Morehead Street	Charlotte	NC	28208	Office
30	Tharp Portfolio III	CIIICM		Various	Various	IN	Various	Various
30.01	CVS Triangle Center	CIIICM		6975 Pendelton Pike	Indianapolis	IN	46201	Retail
30.02	Southeastern & English	CIIICM		3101-3155 English Avenue	Indianapolis	IN	46201	Retail
30.03	Fifth Third - Land Lease	CIIICM		5902 US Highway 52	New Palestine	IN	46163	Other
30.04	Dunkin Donuts - Land Lease	CIIICM		3850 North Shadeland Avenue	Indianapolis	IN	46201	Other
31	Country Inn & Suites - Dearborn	RMF		24555 Michigan Avenue	Dearborn	MI	48124	Hospitality
32	Oceanview Towers Inc.	NCB		2652 Cropsey Avenue a/k/a 2650-2672 Cropsey Avenue a/k/a 267 Bay 44th Street	Brooklyn	NY	11214	Multifamily
33	Holiday Inn Express & Suites Sedalia	RMF		4001 West Broadway Boulevard	Sedalia	MO	65301	Hospitality
34	Tulsa Shops	AREF		6921, 6923, & 6925 East Admiral Place	Tulsa	OK	74115	Retail
35	Little York Plaza Shopping Center	WFB		1409 and 1575 Little York Road	Houston	TX	77093	Retail
36	Haverstick Office Park	WFB		8200 and 8250 Haverstick Road	Indianapolis	IN	46240	Office
37	118 Flats Oval	AREF		1591, 1595, 1599, and 1607 East 118th Street	Cleveland	OH	44106	Multifamily
38	Cypress Gardens MHC	RMF		1951 Lake Daisy Road	Winter Haven	FL	33884	Manufactured Housing Community
39	Victoria Place - CA	WFB		3144-3240 Broadway Street	Eureka	CA	95501	Retail
40	Your Place Storage	CIIICM		11820 Airline Drive	Houston	TX	77037	Self Storage
41	Indiana MHC Portfolio	RMF		Various	Various	IN	Various	Manufactured Housing Community
41.01	Berkshire Pointe	RMF		8000 Berkshire Pointe Drive	New Salisbury	IN	47161	Manufactured Housing Community
41.02	Amberly Pointe	RMF		1232 Birchtree Lane; 1135 South Taylor Mill Road	Scottsburg	IN	47170	Manufactured Housing Community
42	West Wind Shopping Center	WFB		5510 4th Street	Lubbock	TX	79416	Retail
43	Lithia Square	RMF		901 Lithia Pinecrest Road	Brandon	FL	33511	Retail
44	Rockville Tudor Apt. Corp.	NCB		12 Hempstead Avenue	Rockville Centre	NY	11570	Multifamily
45	60-104 Owners Corp.	NCB		60-104 Pinewood Road	Hartsdale	NY	10530	Multifamily
46	55 Lenox Tenants Corporation	NCB		55 Lenox Road	Rockville Centre	NY	11570	Multifamily
47	American Storage of Rockwall	CIIICM		4100 East Interstate 30	Fate	TX	75087	Self Storage
48	Sunset Green Housing Corporation	NCB		159 Hawthorne Avenue	Yonkers	NY	10705	Multifamily
49	Westbrook Tenants Corporation	NCB		10 Franklin Avenue and 22 Franklin Avenue	White Plains	NY	10601	Multifamily
50	The Offices at Johns Creek	WFB		4255 & 4265 Johns Creek Parkway	Suwanee	GA	30024	Office
51	Beach 124 Apt. Inc. a/k/a Beach 124 Apt Inc.	NCB		125 Beach 124th Street	Rockaway Park	NY	11694	Multifamily
52	345 Bronx River Road Owners, Inc.	NCB		345 Bronx River Road	Yonkers	NY	10704	Multifamily
53	Leopard Mobile Home Park	CIIICM		8225 Leopard Street	Corpus Christi	TX	78401	Manufactured Housing Community
54	Brigham Shellbank Cooperative Inc. a/k/a Brigham Shellbank Cooperative, Inc.	NCB		2241/2257 Plumb 1st Street, a/k/a 2234/2364 Gerristen Avenue	Brooklyn	NY	11229	Multifamily
55	Shore Road Apartment Corporation	NCB		485 Pelham Road	New Rochelle	NY	10805	Multifamily
56	Southridge Cooperative, Section 1, Inc.	NCB		33-05 92nd Street, 33-25 92nd Street, 33-45 92nd Street, 33-04 93rd Street, 33-24 93rd Street, 33-44 93rd Street	Jackson Heights	NY	11372	Multifamily
57	323-325-327 West 11th Street Owners Corp.	NCB		323, 325 & 327 West 11th Street	New York	NY	10014	Multifamily
58	156-168 East 3rd Street Owners, Inc.	NCB		156-168 East 3rd Street	New York	NY	10019	Multifamily
59	Highland MHP	CIIICM		3000 Frontage Road	Reedsport	OR	97467	Manufactured Housing Community
60	Airport Landing Apartments	CIIICM		12211 Fondren Road	Houston	TX	77035	Multifamily
61	140 Sullivan Cooperative Corp.	NCB		138-140 Sullivan Street	New York	NY	10012	Multifamily

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Specific Property Type	Year Built	Year Renovated	Number of Units(2)	Unit of Measure(2)	Cut-off Date Balance Per Unit/SF(6)	Original Balance ($)(6)	Cut-off Date Balance ($)(6)	% of Aggregate Cut-off Date Balance	Maturity Date Payment ($)	ARD Loan	Origination Date
1	Hyatt Place Portfolio	Limited Service	Various	2015	754	Rooms	72,944	55,000,000	55,000,000	8.7%	48,103,880	N	1/17/2017
1.01	Hyatt Place Greenville	Limited Service	1997	2015	126	Rooms		11,550,000	11,550,000	1.8%
1.02	Hyatt Place Charlotte	Limited Service	1996	2015	126	Rooms		11,350,000	11,350,000	1.8%
1.03	Hyatt Place Dallas	Limited Service	1996	2015	126	Rooms		9,500,000	9,500,000	1.5%
1.04	Hyatt Place Alpharetta	Limited Service	1995	2015	124	Rooms		9,300,000	9,300,000	1.5%
1.05	Hyatt Place Topeka	Limited Service	1997	2015	126	Rooms		7,000,000	7,000,000	1.1%
1.06	Hyatt Place Roanoke	Limited Service	1997	2015	126	Rooms		6,300,000	6,300,000	1.0%
2	McLean Data Center Portfolio	Data Center	1966	1998	127,796	Sq. Ft.	399	51,000,000	51,000,000	8.0%	51,000,000	N	11/23/2016
3	International Paper Global HQ	Suburban	2002		214,060	Sq. Ft.	179	38,350,000	38,350,000	6.0%	35,225,495	N	12/12/2016
4	Preferred Freezer Vernon	Cold Storage	2007		184,273	Sq. Ft.	179	33,000,000	33,000,000	5.2%	33,000,000	N	12/14/2016
5	Promenade at Tutwiler Farm	Anchored	2000		223,153	Sq. Ft.	124	27,700,000	27,700,000	4.4%	27,700,000	N	12/8/2016
6	Jamboree Business Center	Suburban	2000		156,305	Sq. Ft.	165	25,800,000	25,800,000	4.1%	25,800,000	N	2/14/2017
7	Cleveland Technology Center	Data Center	1920	2015	270,185	Sq. Ft.	94	25,300,000	25,300,000	4.0%	25,300,000	N	1/25/2017
8	Five Star Self-Storage Portfolio	Self Storage	Various	Various	392,102	Sq. Ft.	62	24,500,000	24,466,524	3.9%	20,603,496	N	2/2/2017
8.01	Lohr Circle	Self Storage	1984		70,300	Sq. Ft.		5,272,000	5,264,797	0.8%
8.02	Ferndale	Self Storage	2001		59,163	Sq. Ft.		5,206,100	5,198,987	0.8%
8.03	Airey Court	Self Storage	1995	2014	63,675	Sq. Ft.		4,103,950	4,098,343	0.6%
8.04	Highland	Self Storage	1999	2015	70,864	Sq. Ft.		3,624,500	3,619,548	0.6%
8.05	Chesterland	Self Storage	1999	2016	54,205	Sq. Ft.		2,965,500	2,961,448	0.5%
8.06	Englewood	Self Storage	1987	2015	44,425	Sq. Ft.		1,977,000	1,974,299	0.3%
8.07	Lansing	Self Storage	1985		29,470	Sq. Ft.		1,350,950	1,349,104	0.2%
9	Carrollton Avenue Shopping Center	Anchored	2002		206,069	Sq. Ft.	107	22,000,000	22,000,000	3.5%	20,285,327	N	12/22/2016
10	The Strand on Ocean Drive	Unanchored	1934	2011	12,661	Sq. Ft.	1,580	20,000,000	20,000,000	3.2%	18,492,922	N	2/10/2017
11	Palms of Carrollwood	Anchored	1984	1993	167,887	Sq. Ft.	112	18,720,000	18,720,000	2.9%	18,720,000	N	2/14/2017
12	Whitehall Corporate Center VI	Suburban	2008		116,855	Sq. Ft.	123	14,400,000	14,364,342	2.3%	11,901,762	N	12/19/2016
13	Britt Lakes	Garden	2006		216	Units	62,963	13,600,000	13,600,000	2.1%	11,580,642	N	10/31/2016
14	Peachtree Mall	Regional Mall	1975	1994	536,202	Sq. Ft.	147	11,555,560	11,352,804	1.8%	8,495,891	N	7/1/2016
15	Summercrest Apartments	Garden	1970	2016	355	Units	31,972	11,350,000	11,350,000	1.8%	9,671,282	N	12/23/2016
16	9 Barrow Owners Corp.	Cooperative	1897	2011	80	Units	137,500	11,000,000	11,000,000	1.7%	11,000,000	N	2/9/2017
17	Holiday Inn Beaumont	Full Service	1983	2016	253	Rooms	39,526	10,000,000	10,000,000	1.6%	8,259,430	N	2/10/2017
18	Crossroads Shopping Center	Anchored	1984		36,576	Sq. Ft.	273	10,000,000	9,970,644	1.6%	8,506,891	N	12/2/2016
19	DoubleTree by Hilton Tempe	Full Service	1974	2016	270	Rooms	76,051	9,600,000	9,569,103	1.5%	8,049,589	N	11/21/2016
20	Beech Meadow Apartments	Garden	1971		272	Units	34,926	9,500,000	9,500,000	1.5%	8,342,601	N	2/10/2017
21	Brownstone Terrace	Student Housing	1985		121	Units	77,987	9,450,000	9,436,374	1.5%	7,824,834	N	2/3/2017
22	Holiday Inn Express & Suites Riverhead	Limited Service	2005		89	Rooms	100,980	9,000,000	8,987,193	1.4%	7,480,553	N	2/3/2017
23	StaxUp Storage Homeland	Self Storage	2004		91,354	Sq. Ft.	93	8,550,000	8,537,726	1.3%	7,088,608	N	1/17/2017
24	Biltmore Apartments	Garden	1979		186	Units	45,699	8,500,000	8,500,000	1.3%	7,736,143	N	12/28/2016
25	Raghu Apartments	Garden	1970		234	Units	36,004	8,425,000	8,425,000	1.3%	7,180,905	N	12/23/2016
26	Tri Retail Portfolio	Shadow Anchored	Various		23,807	Sq. Ft.	351	8,350,000	8,350,000	1.3%	7,508,656	N	12/15/2016
26.01	Target Shadow Anchored Outlot	Shadow Anchored	2016		8,486	Sq. Ft.		3,000,000	3,000,000	0.5%
26.02	Sherwin Williams Anchored	Shadow Anchored	2013		9,498	Sq. Ft.		2,900,000	2,900,000	0.5%
26.03	Promenade at Castle Rock	Shadow Anchored	2015		5,823	Sq. Ft.		2,450,000	2,450,000	0.4%
27	Security Public Storage - Brea	Self Storage	1978		77,292	Sq. Ft.	102	7,900,000	7,888,221	1.2%	6,478,283	N	2/1/2017
28	The Rochester Apartments	Garden	1980		168	Units	43,155	7,250,000	7,250,000	1.1%	6,596,152	N	12/28/2016
29	Grinnell Water Works	Suburban	1930	2001	52,377	Sq. Ft.	135	7,080,000	7,080,000	1.1%	7,080,000	N	12/21/2016
30	Tharp Portfolio III	Various	Various	Various	29,826	Sq. Ft.	226	6,750,000	6,750,000	1.1%	5,601,929	N	2/14/2017
30.01	CVS Triangle Center	Single Tenant	2006		12,900	Sq. Ft.		2,975,000	2,975,000	0.5%
30.02	Southeastern & English	Unanchored	1999	2017	16,926	Sq. Ft.		2,157,000	2,157,000	0.3%
30.03	Fifth Third - Land Lease	Leased Fee			0	Sq. Ft.		1,110,000	1,110,000	0.2%
30.04	Dunkin Donuts - Land Lease	Leased Fee			0	Sq. Ft.		508,000	508,000	0.1%
31	Country Inn & Suites - Dearborn	Limited Service	2013		100	Rooms	64,909	6,500,000	6,490,909	1.0%	5,429,623	N	2/9/2017
32	Oceanview Towers Inc.	Cooperative	1967	2014	160	Units	38,061	6,100,000	6,089,709	1.0%	5,430,233	N	12/14/2016
33	Holiday Inn Express & Suites Sedalia	Limited Service	2008		76	Rooms	78,834	6,000,000	5,991,406	0.9%	4,977,612	N	2/9/2017
34	Tulsa Shops	Anchored	1975	2014	91,907	Sq. Ft.	62	5,662,000	5,662,000	0.9%	4,901,665	N	2/9/2017
35	Little York Plaza Shopping Center	Anchored	1968	1993	113,878	Sq. Ft.	49	5,581,000	5,581,000	0.9%	5,581,000	N	1/24/2017
36	Haverstick Office Park	Suburban	1982	2013	80,696	Sq. Ft.	68	5,460,000	5,460,000	0.9%	4,849,189	N	12/22/2016
37	118 Flats Oval	Garden	2016		32	Units	170,313	5,450,000	5,450,000	0.9%	4,861,578	N	2/14/2017
38	Cypress Gardens MHC	Manufactured Housing Community	1971		269	Pads	18,545	5,000,000	4,988,667	0.8%	4,202,681	N	12/22/2016
39	Victoria Place - CA	Unanchored	1989		42,595	Sq. Ft.	113	4,800,000	4,800,000	0.8%	4,129,924	N	12/1/2016
40	Your Place Storage	Self Storage	1973	2015	80,354	Sq. Ft.	59	4,775,000	4,775,000	0.8%	4,158,308	N	12/12/2016
41	Indiana MHC Portfolio	Manufactured Housing Community	Various	Various	230	Pads	20,390	4,700,000	4,689,690	0.7%	3,974,271	N	12/22/2016
41.01	Berkshire Pointe	Manufactured Housing Community	1985	2005	115	Pads		2,467,500	2,462,087	0.4%
41.02	Amberly Pointe	Manufactured Housing Community	1998		115	Pads		2,232,500	2,227,603	0.4%
42	West Wind Shopping Center	Anchored	2005		41,086	Sq. Ft.	104	4,275,000	4,275,000	0.7%	4,275,000	N	2/1/2017
43	Lithia Square	Anchored	1982		69,007	Sq. Ft.	58	4,000,000	3,990,570	0.6%	3,337,484	N	1/11/2017
44	Rockville Tudor Apt. Corp.	Cooperative	1929	2011	78	Units	48,718	3,800,000	3,800,000	0.6%	3,012,093	N	2/10/2017
45	60-104 Owners Corp.	Cooperative	1941	1996	89	Units	37,577	3,350,000	3,344,361	0.5%	2,983,036	N	12/20/2016
46	55 Lenox Tenants Corporation	Cooperative	1961	2016	63	Units	52,214	3,300,000	3,289,484	0.5%	2,584,600	N	12/29/2016
47	American Storage of Rockwall	Self Storage	1999		48,250	Sq. Ft.	65	3,112,500	3,112,500	0.5%	2,721,945	N	12/7/2016
48	Sunset Green Housing Corporation	Cooperative	1960	1996	69	Units	43,353	3,000,000	2,991,381	0.5%	2,404,890	N	12/29/2016
49	Westbrook Tenants Corporation	Cooperative	1952	2011	87	Units	34,381	3,000,000	2,991,111	0.5%	2,388,720	N	12/22/2016
50	The Offices at Johns Creek	Medical	2004		21,947	Sq. Ft.	132	2,900,000	2,893,118	0.5%	2,416,666	N	1/11/2017
51	Beach 124 Apt. Inc. a/k/a Beach 124 Apt Inc.	Cooperative	1960	2013	67	Units	42,340	2,850,000	2,836,811	0.4%	2,233,099	N	11/30/2016
52	345 Bronx River Road Owners, Inc.	Cooperative	1958	2002	87	Units	28,736	2,500,000	2,500,000	0.4%	2,005,893	N	2/8/2017
53	Leopard Mobile Home Park	Manufactured Housing Community	1969	2015	184	Pads	13,288	2,445,000	2,445,000	0.4%	2,095,461	N	2/13/2017
54	Brigham Shellbank Cooperative Inc. a/k/a Brigham Shellbank Cooperative, Inc.	Cooperative	1956	2006	107	Units	19,606	2,100,000	2,097,823	0.3%	1,863,912	N	1/31/2017
55	Shore Road Apartment Corporation	Cooperative	1930	2004	59	Units	35,487	2,100,000	2,093,717	0.3%	1,668,501	N	12/22/2016
56	Southridge Cooperative, Section 1, Inc.	Cooperative	1957	1999	359	Units	5,571	2,000,000	2,000,000	0.3%	9,262	N	2/3/2017
57	323-325-327 West 11th Street Owners Corp.	Cooperative	1900	2006	36	Units	44,373	1,600,000	1,597,415	0.3%	1,281,627	N	1/31/2017
58	156-168 East 3rd Street Owners, Inc.	Cooperative	1940	2012	60	Units	26,622	1,600,000	1,597,349	0.3%	1,272,083	N	1/30/2017
59	Highland MHP	Manufactured Housing Community	1962	2015	74	Pads	19,212	1,425,000	1,421,701	0.2%	1,193,025	N	12/15/2016
60	Airport Landing Apartments	Garden	1983	1998	240	Units	5,875	3,600,000	1,410,079	0.2%	158,742	N	5/31/2001
61	140 Sullivan Cooperative Corp.	Cooperative	1868	2010	9	Units	111,111	1,000,000	1,000,000	0.2%	1,000,000	N	2/1/2017

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Operating Advisor Ongoing Fee Rate	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate
1	Hyatt Place Portfolio	3/6/2017	2/6/2019	3/6/2019	2/6/2027		5.44000%	0.00240%	0.01030%	0.02250%	0.00050%	0.00043%	5.40387%
1.01	Hyatt Place Greenville
1.02	Hyatt Place Charlotte
1.03	Hyatt Place Dallas
1.04	Hyatt Place Alpharetta
1.05	Hyatt Place Topeka
1.06	Hyatt Place Roanoke
2	McLean Data Center Portfolio	1/11/2017	12/11/2021		12/11/2021		4.57000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	4.55137%
3	International Paper Global HQ	2/11/2017	1/11/2022	2/11/2022	1/11/2027		4.74000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	4.72137%
4	Preferred Freezer Vernon	2/11/2017	1/11/2027		1/11/2027		4.89000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	4.87137%
5	Promenade at Tutwiler Farm	1/6/2017	12/6/2026		12/6/2026		4.95000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	4.93137%
6	Jamboree Business Center	4/6/2017	3/6/2027		3/6/2027		4.60500%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	4.58637%
7	Cleveland Technology Center	3/6/2017	2/6/2022		2/6/2022		4.56000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	4.54137%
8	Five Star Self-Storage Portfolio	3/6/2017		3/6/2017	2/6/2027		5.73000%	0.00240%	0.01030%	0.03250%	0.00050%	0.00043%	5.68387%
8.01	Lohr Circle
8.02	Ferndale
8.03	Airey Court
8.04	Highland
8.05	Chesterland
8.06	Englewood
8.07	Lansing
9	Carrollton Avenue Shopping Center	2/11/2017	1/11/2022	2/11/2022	1/11/2027		4.99000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	4.97137%
10	The Strand on Ocean Drive	4/6/2017	3/6/2022	4/6/2022	3/6/2027		5.17000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	5.15137%
11	Palms of Carrollwood	4/6/2017	3/6/2027		3/6/2027		4.73000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	4.71137%
12	Whitehall Corporate Center VI	2/11/2017		2/11/2017	1/11/2027		5.17000%	0.00240%	0.01030%	0.01750%	0.00050%	0.00043%	5.13887%
13	Britt Lakes	12/6/2016	11/6/2018	12/6/2018	11/6/2026		4.39000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	4.37137%
14	Peachtree Mall	7/6/2016		7/6/2016	12/6/2025		3.94400%	0.00000%	0.01030%	0.00500%	0.00050%	0.00043%	3.92777%
15	Summercrest Apartments	2/6/2017	1/6/2018	2/6/2018	1/6/2027		5.33000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	5.31137%
16	9 Barrow Owners Corp.	4/1/2017	3/1/2027		3/1/2027		3.96000%	0.00240%	0.01030%	0.08000%	0.00050%	0.00043%	3.86637%
17	Holiday Inn Beaumont	4/6/2017		4/6/2017	3/6/2027		5.14000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	5.12137%
18	Crossroads Shopping Center	1/6/2017		1/6/2017	12/6/2026		6.11100%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	6.09237%
19	DoubleTree by Hilton Tempe	1/6/2017		1/6/2017	12/6/2026		5.62700%	0.00000%	0.01030%	0.00500%	0.00050%	0.00043%	5.61077%
20	Beech Meadow Apartments	3/6/2017	2/6/2019	3/6/2019	2/6/2027		5.61000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	5.59137%
21	Brownstone Terrace	3/6/2017		3/6/2017	2/6/2027		5.23000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	5.21137%
22	Holiday Inn Express & Suites Riverhead	3/6/2017		3/6/2017	2/6/2027		5.35000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	5.33137%
23	StaxUp Storage Homeland	3/11/2017		3/11/2017	2/11/2027		5.27000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	5.25137%
24	Biltmore Apartments	2/6/2017	1/6/2021	2/6/2021	1/6/2027		5.37000%	0.00240%	0.01030%	0.04250%	0.00050%	0.00043%	5.31387%
25	Raghu Apartments	2/6/2017	1/6/2018	2/6/2018	1/6/2027		5.34000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	5.32137%
26	Tri Retail Portfolio	2/6/2017	1/6/2020	2/6/2020	1/6/2027		5.75000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	5.73137%
26.01	Target Shadow Anchored Outlot
26.02	Sherwin Williams Anchored
26.03	Promenade at Castle Rock
27	Security Public Storage - Brea	3/11/2017		3/11/2017	2/11/2027		4.93000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	4.91137%
28	The Rochester Apartments	2/6/2017	1/6/2021	2/6/2021	1/6/2027		5.35000%	0.00240%	0.01030%	0.04250%	0.00050%	0.00043%	5.29387%
29	Grinnell Water Works	2/6/2017	1/6/2027		1/6/2027		4.98000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	4.96137%
30	Tharp Portfolio III	4/11/2017		4/11/2017	3/11/2027		5.29000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	5.27137%
30.01	CVS Triangle Center
30.02	Southeastern & English
30.03	Fifth Third - Land Lease
30.04	Dunkin Donuts - Land Lease
31	Country Inn & Suites - Dearborn	3/6/2017		3/6/2017	2/6/2027		5.51000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	5.49137%
32	Oceanview Towers Inc.	2/1/2017		2/1/2017	1/1/2027		4.31000%	0.00240%	0.01030%	0.08000%	0.00050%	0.00043%	4.21637%
33	Holiday Inn Express & Suites Sedalia	3/6/2017		3/6/2017	2/6/2027		5.29000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	5.27137%
34	Tulsa Shops	4/6/2017	3/6/2019	4/6/2019	3/6/2027		5.01500%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	4.99637%
35	Little York Plaza Shopping Center	3/11/2017	2/11/2027		2/11/2027		4.79000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	4.77137%
36	Haverstick Office Park	2/11/2017	1/11/2020	2/11/2020	1/11/2027		5.15000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	5.13137%
37	118 Flats Oval	4/6/2017	3/6/2020	4/6/2020	3/6/2027		5.36000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	5.34137%
38	Cypress Gardens MHC	2/6/2017		2/6/2017	1/6/2027		5.71000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	5.69137%
39	Victoria Place - CA	1/11/2017	12/11/2018	1/11/2019	12/11/2026		4.78000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	4.76137%
40	Your Place Storage	2/11/2017	1/11/2019	2/11/2019	1/11/2027		5.26000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	5.24137%
41	Indiana MHC Portfolio	2/6/2017		2/6/2017	1/6/2027		5.91000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	5.89137%
41.01	Berkshire Pointe
41.02	Amberly Pointe
42	West Wind Shopping Center	3/11/2017	2/11/2027		2/11/2027		4.76000%	0.00240%	0.01030%	0.08250%	0.00050%	0.00043%	4.66387%
43	Lithia Square	2/6/2017		2/6/2017	1/6/2027		5.47000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	5.45137%
44	Rockville Tudor Apt. Corp.	4/1/2017		4/1/2017	3/1/2027		3.94000%	0.00240%	0.01030%	0.08000%	0.00050%	0.00043%	3.84637%
45	60-104 Owners Corp.	2/1/2017		2/1/2017	1/1/2027		4.32000%	0.00240%	0.01030%	0.08000%	0.00050%	0.00043%	4.22637%
46	55 Lenox Tenants Corporation	2/1/2017		2/1/2017	1/1/2027		3.62000%	0.00240%	0.01030%	0.08000%	0.00050%	0.00043%	3.52637%
47	American Storage of Rockwall	1/11/2017	12/11/2018	1/11/2019	12/11/2026		5.43000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	5.41137%
48	Sunset Green Housing Corporation	2/1/2017		2/1/2017	1/1/2027		4.26000%	0.00240%	0.01030%	0.08000%	0.00050%	0.00043%	4.16637%
49	Westbrook Tenants Corporation	2/1/2017		2/1/2017	1/1/2027		4.07000%	0.00240%	0.01030%	0.08000%	0.00050%	0.00043%	3.97637%
50	The Offices at Johns Creek	2/11/2017		2/11/2017	1/11/2027		5.43000%	0.00240%	0.01030%	0.08250%	0.00050%	0.00043%	5.33387%
51	Beach 124 Apt. Inc. a/k/a Beach 124 Apt Inc.	1/1/2017		1/1/2017	12/1/2026		3.63000%	0.00240%	0.01030%	0.08000%	0.00050%	0.00043%	3.53637%
52	345 Bronx River Road Owners, Inc.	4/1/2017		4/1/2017	3/1/2027		4.28000%	0.00240%	0.01030%	0.08000%	0.00050%	0.00043%	4.18637%
53	Leopard Mobile Home Park	4/11/2017	3/11/2018	4/11/2018	3/11/2027		5.53000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	5.51137%
54	Brigham Shellbank Cooperative Inc. a/k/a Brigham Shellbank Cooperative, Inc.	3/1/2017		3/1/2017	2/1/2027		4.21000%	0.00240%	0.01030%	0.08000%	0.00050%	0.00043%	4.11637%
55	Shore Road Apartment Corporation	2/1/2017		2/1/2017	1/1/2027		4.01000%	0.00240%	0.01030%	0.08000%	0.00050%	0.00043%	3.91637%
56	Southridge Cooperative, Section 1, Inc.	4/1/2017		4/1/2017	3/1/2027		4.28000%	0.00240%	0.01030%	0.08000%	0.00050%	0.00043%	4.18637%
57	323-325-327 West 11th Street Owners Corp.	3/1/2017		3/1/2017	2/1/2027		4.24000%	0.00240%	0.01030%	0.08000%	0.00050%	0.00043%	4.14637%
58	156-168 East 3rd Street Owners, Inc.	3/1/2017		3/1/2017	2/1/2027		4.03000%	0.00240%	0.01030%	0.08000%	0.00050%	0.00043%	3.93637%
59	Highland MHP	2/11/2017		2/11/2017	1/11/2027		5.58000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	5.56137%
60	Airport Landing Apartments	7/1/2001		7/1/2001	6/1/2021		8.04000%	0.00240%	0.01030%	0.00500%	0.00050%	0.00043%	8.02137%
61	140 Sullivan Cooperative Corp.	3/1/2017	2/1/2027		2/1/2027		4.53000%	0.00240%	0.01030%	0.08000%	0.00050%	0.00043%	4.43637%

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity (Mos.)	Remaining Term to Maturity (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning
1	Hyatt Place Portfolio	Actual/360	310,216.63	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1
1.01	Hyatt Place Greenville
1.02	Hyatt Place Charlotte
1.03	Hyatt Place Dallas
1.04	Hyatt Place Alpharetta
1.05	Hyatt Place Topeka
1.06	Hyatt Place Roanoke
2	McLean Data Center Portfolio	Actual/360	196,922.57	Interest-only, Balloon	Actual/360	60	57	60	57	0	0	3
3	International Paper Global HQ	Actual/360	199,820.66	Interest-only, Amortizing Balloon	Actual/360	120	118	60	58	360	360	2
4	Preferred Freezer Vernon	Actual/360	136,342.71	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2
5	Promenade at Tutwiler Farm	Actual/360	115,849.48	Interest-only, Balloon	Actual/360	120	117	120	117	0	0	3
6	Jamboree Business Center	Actual/360	100,382.60	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0
7	Cleveland Technology Center	Actual/360	97,475.28	Interest-only, Balloon	Actual/360	60	59	60	59	0	0	1
8	Five Star Self-Storage Portfolio	Actual/360	142,664.22	Amortizing Balloon		120	119	0	0	360	359	1
8.01	Lohr Circle
8.02	Ferndale
8.03	Airey Court
8.04	Highland
8.05	Chesterland
8.06	Englewood
8.07	Lansing
9	Carrollton Avenue Shopping Center	Actual/360	117,966.34	Interest-only, Amortizing Balloon	Actual/360	120	118	60	58	360	360	2
10	The Strand on Ocean Drive	Actual/360	109,451.82	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0
11	Palms of Carrollwood	Actual/360	74,812.83	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0
12	Whitehall Corporate Center VI	Actual/360	78,805.31	Amortizing Balloon		120	118	0	0	360	358	2
13	Britt Lakes	Actual/360	68,023.17	Interest-only, Amortizing Balloon	Actual/360	120	116	24	20	360	360	4
14	Peachtree Mall	Actual/360	60,637.77	Amortizing Balloon		114	105	0	0	300	291	9
15	Summercrest Apartments	Actual/360	63,238.69	Interest-only, Amortizing Balloon	Actual/360	120	118	12	10	360	360	2
16	9 Barrow Owners Corp.	Actual/360	36,804.17	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0
17	Holiday Inn Beaumont	Actual/360	54,541.03	Amortizing Balloon		120	120	0	0	360	360	0
18	Crossroads Shopping Center	Actual/360	60,670.55	Amortizing Balloon		120	117	0	0	360	357	3
19	DoubleTree by Hilton Tempe	Actual/360	55,275.14	Amortizing Balloon		120	117	0	0	360	357	3
20	Beech Meadow Apartments	Actual/360	54,597.42	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1
21	Brownstone Terrace	Actual/360	52,066.25	Amortizing Balloon		120	119	0	0	360	359	1
22	Holiday Inn Express & Suites Riverhead	Actual/360	50,257.23	Amortizing Balloon		120	119	0	0	360	359	1
23	StaxUp Storage Homeland	Actual/360	47,319.39	Amortizing Balloon		120	119	0	0	360	359	1
24	Biltmore Apartments	Actual/360	47,571.06	Interest-only, Amortizing Balloon	Actual/360	120	118	48	46	360	360	2
25	Raghu Apartments	Actual/360	46,993.91	Interest-only, Amortizing Balloon	Actual/360	120	118	12	10	360	360	2
26	Tri Retail Portfolio	Actual/360	48,728.33	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2
26.01	Target Shadow Anchored Outlot
26.02	Sherwin Williams Anchored
26.03	Promenade at Castle Rock
27	Security Public Storage - Brea	Actual/360	42,071.58	Amortizing Balloon		120	119	0	0	360	359	1
28	The Rochester Apartments	Actual/360	40,484.99	Interest-only, Amortizing Balloon	Actual/360	120	118	48	46	360	360	2
29	Grinnell Water Works	Actual/360	29,790.08	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2
30	Tharp Portfolio III	Actual/360	37,441.16	Amortizing Balloon		120	120	0	0	360	360	0
30.01	CVS Triangle Center
30.02	Southeastern & English
30.03	Fifth Third - Land Lease
30.04	Dunkin Donuts - Land Lease
31	Country Inn & Suites - Dearborn	Actual/360	36,947.08	Amortizing Balloon		120	119	0	0	360	359	1
32	Oceanview Towers Inc.	Actual/360	26,682.80	Amortizing Balloon		120	118	0	0	480	478	2
33	Holiday Inn Express & Suites Sedalia	Actual/360	33,281.03	Amortizing Balloon		120	119	0	0	360	359	1
34	Tulsa Shops	Actual/360	30,446.77	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0
35	Little York Plaza Shopping Center	Actual/360	22,586.90	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1
36	Haverstick Office Park	Actual/360	29,813.03	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2
37	118 Flats Oval	Actual/360	30,467.49	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0
38	Cypress Gardens MHC	Actual/360	29,051.71	Amortizing Balloon		120	118	0	0	360	358	2
39	Victoria Place - CA	Actual/360	25,125.94	Interest-only, Amortizing Balloon	Actual/360	120	117	24	21	360	360	3
40	Your Place Storage	Actual/360	26,397.31	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360	360	2
41	Indiana MHC Portfolio	Actual/360	27,907.50	Amortizing Balloon		120	118	0	0	360	358	2
41.01	Berkshire Pointe
41.02	Amberly Pointe
42	West Wind Shopping Center	Actual/360	17,193.02	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1
43	Lithia Square	Actual/360	22,636.33	Amortizing Balloon		120	118	0	0	360	358	2
44	Rockville Tudor Apt. Corp.	Actual/360	18,010.58	Amortizing Balloon		120	120	0	0	360	360	0
45	60-104 Owners Corp.	Actual/360	14,674.95	Amortizing Balloon		120	118	0	0	480	478	2
46	55 Lenox Tenants Corporation	Actual/360	15,040.41	Amortizing Balloon		120	118	0	0	360	358	2
47	American Storage of Rockwall	Actual/360	17,535.98	Interest-only, Amortizing Balloon	Actual/360	120	117	24	21	360	360	3
48	Sunset Green Housing Corporation	Actual/360	14,775.76	Amortizing Balloon		120	118	0	0	360	358	2
49	Westbrook Tenants Corporation	Actual/360	14,443.79	Amortizing Balloon		120	118	0	0	360	358	2
50	The Offices at Johns Creek	Actual/360	16,338.74	Amortizing Balloon		120	118	0	0	360	358	2
51	Beach 124 Apt. Inc. a/k/a Beach 124 Apt Inc.	Actual/360	13,005.48	Amortizing Balloon		120	117	0	0	360	357	3
52	345 Bronx River Road Owners, Inc.	Actual/360	12,342.44	Amortizing Balloon		120	120	0	0	360	360	0
53	Leopard Mobile Home Park	Actual/360	13,928.50	Interest-only, Amortizing Balloon	Actual/360	120	120	12	12	360	360	0
54	Brigham Shellbank Cooperative Inc. a/k/a Brigham Shellbank Cooperative, Inc.	Actual/360	9,052.96	Amortizing Balloon		120	119	0	0	480	479	1
55	Shore Road Apartment Corporation	Actual/360	10,037.83	Amortizing Balloon		120	118	0	0	360	358	2
56	Southridge Cooperative, Section 1, Inc.	Actual/360	20,516.24	Fully Amortizing		120	120	0	0	120	120	0
57	323-325-327 West 11th Street Owners Corp.	Actual/360	7,861.67	Amortizing Balloon		120	119	0	0	360	359	1
58	156-168 East 3rd Street Owners, Inc.	Actual/360	7,666.34	Amortizing Balloon		120	119	0	0	360	359	1
59	Highland MHP	Actual/360	8,162.66	Amortizing Balloon		120	118	0	0	360	358	2
60	Airport Landing Apartments	Actual/360	30,201.52	Fully Amortizing		240	51	0	0	240	51	189
61	140 Sullivan Cooperative Corp.	Actual/360	3,827.43	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Prepayment Provisions(3)	Grace Period Default (Days)(4)	Grace Period Late (Days)	Appraised Value ($)(5)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry
1	Hyatt Place Portfolio	L(23),GRTR 1% or YM(90),O(7)	0	0	85,100,000	11/30/2016
1.01	Hyatt Place Greenville				17,600,000	11/30/2016
1.02	Hyatt Place Charlotte				17,700,000	11/30/2016
1.03	Hyatt Place Dallas				15,000,000	11/30/2016
1.04	Hyatt Place Alpharetta				13,900,000	11/30/2016
1.05	Hyatt Place Topeka				10,800,000	11/30/2016
1.06	Hyatt Place Roanoke				10,100,000	11/30/2016
2	McLean Data Center Portfolio	L(27),D(29),O(4)	0	0	85,000,000	11/2/2016
3	International Paper Global HQ	L(26),GRTR 1% or YM(90),O(4)	0	5	58,270,000	10/20/2016
4	Preferred Freezer Vernon	L(26),D(90),O(4)	0	5	58,000,000	10/12/2016
5	Promenade at Tutwiler Farm	L(24),GRTR 1% or YM(92),O(4)	0	0	43,000,000	11/2/2016
6	Jamboree Business Center	L(24),D(91),O(5)	0	0	42,300,000	1/27/2017
7	Cleveland Technology Center	L(25),D(31),O(4)	0	0	61,000,000	12/20/2016
8	Five Star Self-Storage Portfolio	L(25),D(91),O(4)	0	0	38,100,000	Various
8.01	Lohr Circle				8,300,000	11/23/2016
8.02	Ferndale				8,050,000	11/23/2016
8.03	Airey Court				6,450,000	11/23/2016
8.04	Highland				5,700,000	11/23/2016
8.05	Chesterland				4,500,000	11/18/2016
8.06	Englewood				3,000,000	11/15/2016
8.07	Lansing				2,100,000	11/23/2016
9	Carrollton Avenue Shopping Center	L(26),D(90),O(4)	0	0	38,320,000	11/25/2016
10	The Strand on Ocean Drive	L(24),D(92),O(4)	0	0	33,000,000	10/23/2016
11	Palms of Carrollwood	L(24),D(93),O(3)	0	0	33,000,000	12/12/2016
12	Whitehall Corporate Center VI	L(26),D(90),O(4)	0	5	20,500,000	9/1/2017
13	Britt Lakes	L(28),D(87),O(5)	0	15	18,435,000	9/28/2016
14	Peachtree Mall	L(33),D(77),O(4)	0	0	140,000,000	9/1/2016
15	Summercrest Apartments	L(26),D(90),O(4)	0	0	17,130,000	11/2/2016
16	9 Barrow Owners Corp.	GRTR 1% or YM(113),1%(3),O(4)	10	10	83,200,000	12/21/2016	60,000,000	18.3%	7.5%	1	5	0	137,751
17	Holiday Inn Beaumont	L(24),D(92),O(4)	0	0	18,000,000	12/19/2016
18	Crossroads Shopping Center	L(27),D(90),O(3)	0	0	16,000,000	11/8/2016
19	DoubleTree by Hilton Tempe	L(27),D(90),O(3)	0	0	32,300,000	10/25/2016
20	Beech Meadow Apartments	L(25),D(91),O(4)	0	0	14,500,000	1/3/2017
21	Brownstone Terrace	L(25),D(91),O(4)	0	0	13,500,000	9/20/2016
22	Holiday Inn Express & Suites Riverhead	L(25),D(91),O(4)	0	0	16,500,000	1/1/2018
23	StaxUp Storage Homeland	L(25),D(92),O(3)	0	0	15,370,000	11/3/2016
24	Biltmore Apartments	L(23),GRTR 1% or YM(93),O(4)	0	0	13,000,000	12/5/2016
25	Raghu Apartments	L(26),D(90),O(4)	0	0	13,070,000	11/3/2016
26	Tri Retail Portfolio	L(26),D(90),O(4)	0	0	13,110,000	Various
26.01	Target Shadow Anchored Outlot				5,050,000	11/16/2016
26.02	Sherwin Williams Anchored				4,160,000	11/18/2016
26.03	Promenade at Castle Rock				3,900,000	11/15/2016
27	Security Public Storage - Brea	L(25),GRTR 1% or YM or D(88),O(7)	0	0	13,350,000	12/9/2016
28	The Rochester Apartments	L(23),GRTR 1% or YM(93),O(4)	0	0	11,500,000	12/5/2016
29	Grinnell Water Works	L(12),GRTR 1% or YM(104),O(4)	0	0	12,400,000	12/7/2016
30	Tharp Portfolio III	L(24),D(93),O(3)	0	0	10,640,000	Various
30.01	CVS Triangle Center				4,690,000	8/4/2016
30.02	Southeastern & English				3,400,000	11/30/2016
30.03	Fifth Third - Land Lease				1,750,000	7/29/2016
30.04	Dunkin Donuts - Land Lease				800,000	8/4/2016
31	Country Inn & Suites - Dearborn	L(25),D(91),O(4)	0	0	9,300,000	1/1/2017
32	Oceanview Towers Inc.	GRTR 1% or YM(113),1%(3),O(4)	10	10	52,680,000	11/9/2016	49,000,000	12.4%	4.4%	0	0	7
33	Holiday Inn Express & Suites Sedalia	L(25),D(91),O(4)	0	0	8,900,000	11/28/2016
34	Tulsa Shops	L(24),D(92),O(4)	0	0	7,700,000	12/20/2016
35	Little York Plaza Shopping Center	L(25),D(91),O(4)	0	5	9,760,000	11/29/2016
36	Haverstick Office Park	L(26),D(90),O(4)	0	5	7,900,000	11/22/2016
37	118 Flats Oval	L(24),D(93),O(3)	0	0	8,100,000	1/13/2017
38	Cypress Gardens MHC	L(26),D(90),O(4)	0	0	7,910,000	9/29/2016
39	Victoria Place - CA	L(27),D(89),O(4)	0	5	7,100,000	9/17/2016
40	Your Place Storage	L(26),D(91),O(3)	0	0	6,750,000	10/25/2016
41	Indiana MHC Portfolio	L(26),D(90),O(4)	0	0	6,370,000	11/7/2016
41.01	Berkshire Pointe				3,290,000	11/7/2016
41.02	Amberly Pointe				3,080,000	11/7/2016
42	West Wind Shopping Center	L(25),D(91),O(4)	0	0	7,650,000	12/4/2016
43	Lithia Square	L(26),D(89),O(5)	0	0	7,475,000	10/20/2016
44	Rockville Tudor Apt. Corp.	GRTR 1% or YM(113),1%(3),O(4)	10	10	13,200,000	12/5/2016	12,350,000	30.8%	3.8%	3	0	0	(10,878)
45	60-104 Owners Corp.	GRTR 1% or YM(113),1%(3),O(4)	10	10	20,525,000	11/3/2016	20,500,000	16.3%	6.7%	6	0	0	55,962
46	55 Lenox Tenants Corporation	GRTR 1% or YM(113),1%(3),O(4)	10	10	18,000,000	11/2/2016	20,000,000	16.4%	1.6%	1	0	0	3,288
47	American Storage of Rockwall	L(27),D(90),O(3)	0	0	4,350,000	11/2/2016
48	Sunset Green Housing Corporation	GRTR 1% or YM(113),1%(3),O(4)	10	10	10,800,000	7/12/2016	10,000,000	29.9%	5.8%	0	0	4
49	Westbrook Tenants Corporation	GRTR 1% or YM(113),1%(3),O(4)	10	10	20,300,000	10/18/2016	21,300,000	14.0%	19.5%	12	3	2	NAV
50	The Offices at Johns Creek	L(26),GRTR 1% or YM(90),O(4)	0	0	4,150,000	11/18/2016
51	Beach 124 Apt. Inc. a/k/a Beach 124 Apt Inc.	GRTR 1% or YM(113),1%(3),O(4)	10	10	16,340,000	10/13/2016	15,100,000	18.8%	0.0%	0	0	0
52	345 Bronx River Road Owners, Inc.	GRTR 1% or YM(113),1%(3),O(4)	10	10	12,650,000	1/10/2017	10,050,000	24.9%	39.1%	34	0	0	227,602
53	Leopard Mobile Home Park	L(24),D(93),O(3)	0	0	3,920,000	12/15/2016
54	Brigham Shellbank Cooperative Inc. a/k/a Brigham Shellbank Cooperative, Inc.	GRTR 1% or YM(113),1%(3),O(4)	10	10	17,350,000	12/8/2016	12,000,000	17.5%	1.9%	0	0	2
55	Shore Road Apartment Corporation	GRTR 1% or YM(113),1%(3),O(4)	10	10	8,790,000	11/1/2016	8,350,000	25.1%	10.2%	6	0	0	(8,062)
56	Southridge Cooperative, Section 1, Inc.	GRTR 1% or YM(113),1%(3),O(4)	10	10	83,900,000	1/24/2017	80,540,000	2.5%	0.6%	0	0	2
57	323-325-327 West 11th Street Owners Corp.	GRTR 1% or YM(113),1%(3),O(4)	10	10	32,660,000	12/29/2016	20,100,000	7.9%	30.6%	11	0	0	(38,111)
58	156-168 East 3rd Street Owners, Inc.	GRTR 1% or YM(113),1%(3),O(4)	10	10	46,800,000	1/5/2017	28,600,000	5.6%	45.0%	27	0	0	677,697
59	Highland MHP	L(26),D(91),O(3)	0	0	2,000,000	11/8/2016
60	Airport Landing Apartments	L(35),GRTR 1% or YM(201),O(4)	5	5	9,740,000	1/19/2017
61	140 Sullivan Cooperative Corp.	GRTR 1% or YM(113),1%(3),O(4)	10	10	29,400,000	2/16/2016	16,150,000	6.2%	0.0%	0	0	0

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(6)(7)	U/W NCF DSCR (x)(6)(7)	Cut-off Date LTV Ratio(5)(6)(7)	LTV Ratio at Maturity(5)(6)(7)	Cut-off Date U/W NOI Debt Yield(6)(7)	Cut-off Date U/W NCF Debt Yield(6)(7)	U/W Revenues ($)(2)(8)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)
1	Hyatt Place Portfolio		2.03	1.78	64.6%	56.5%	13.7%	12.0%	22,933,298	15,394,999	7,538,300	917,332
1.01	Hyatt Place Greenville								4,028,667	2,474,372	1,554,295	161,147
1.02	Hyatt Place Charlotte								4,184,447	2,673,412	1,511,035	167,378
1.03	Hyatt Place Dallas								4,003,846	2,692,740	1,311,107	160,154
1.04	Hyatt Place Alpharetta								4,060,776	2,706,083	1,354,692	162,431
1.05	Hyatt Place Topeka								3,543,086	2,558,055	985,031	141,723
1.06	Hyatt Place Roanoke								3,112,476	2,290,337	822,139	124,499
2	McLean Data Center Portfolio		2.44	2.32	60.0%	60.0%	11.3%	10.8%	7,292,181	1,524,866	5,767,315	46,150
3	International Paper Global HQ		1.74	1.52	65.8%	60.5%	10.9%	9.5%	5,849,219	1,675,412	4,173,807	42,812
4	Preferred Freezer Vernon		2.02	1.94	56.9%	56.9%	10.0%	9.6%	4,188,461	883,218	3,305,243	27,641
5	Promenade at Tutwiler Farm		1.90	1.76	64.4%	64.4%	9.6%	8.8%	3,528,097	880,094	2,648,003	35,384
6	Jamboree Business Center		2.22	2.06	61.0%	61.0%	10.3%	9.6%	4,273,362	1,603,543	2,669,819	31,261
7	Cleveland Technology Center		3.73	3.46	41.5%	41.5%	17.3%	16.0%	7,621,844	3,254,593	4,367,251	54,037
8	Five Star Self-Storage Portfolio		1.39	1.37	64.2%	54.1%	9.7%	9.6%	3,676,086	1,301,534	2,374,552	23,294
8.01	Lohr Circle								701,802	206,137	495,665	7,030
8.02	Ferndale								783,698	278,514	505,184	2,958
8.03	Airey Court								596,589	195,055	401,534	4,457
8.04	Highland								546,081	146,212	399,869	2,835
8.05	Chesterland								459,818	210,167	249,651	542
8.06	Englewood								327,219	162,626	164,593	3,998
8.07	Lansing								260,879	102,822	158,057	1,474
9	Carrollton Avenue Shopping Center		1.42	1.38	57.4%	52.9%	9.1%	8.9%	2,506,876	503,560	2,003,315	10,303
10	The Strand on Ocean Drive		1.16	1.15	60.6%	56.0%	7.6%	7.6%	1,887,520	361,658	1,525,862	1,899
11	Palms of Carrollwood		2.27	2.05	56.7%	56.7%	10.9%	9.8%	2,968,758	933,165	2,035,593	43,651
12	Whitehall Corporate Center VI		1.43	1.27	70.1%	58.1%	9.4%	8.3%	2,236,437	880,145	1,356,293	23,371
13	Britt Lakes		1.41	1.35	73.8%	62.8%	8.5%	8.1%	1,812,263	659,450	1,152,814	54,000
14	Peachtree Mall		2.00	1.85	56.4%	42.2%	12.8%	11.8%	14,016,078	3,916,454	10,099,623	80,430
15	Summercrest Apartments		1.73	1.59	66.3%	56.5%	11.5%	10.6%	2,831,436	1,520,516	1,310,920	106,500
16	9 Barrow Owners Corp.	750,000	6.83	6.79	13.2%	13.2%	27.4%	27.3%	4,526,085	1,511,585	3,014,500	14,600
17	Holiday Inn Beaumont		2.21	1.79	55.6%	45.9%	14.5%	11.7%	6,955,752	5,506,728	1,449,025	278,230
18	Crossroads Shopping Center		1.34	1.26	62.3%	53.2%	9.8%	9.2%	1,469,187	495,388	973,799	7,315
19	DoubleTree by Hilton Tempe		2.10	1.69	63.6%	53.5%	14.6%	11.7%	11,610,683	8,618,856	2,991,827	580,534
20	Beech Meadow Apartments		1.40	1.30	65.5%	57.5%	9.7%	8.9%	2,009,173	1,091,881	917,293	68,000
21	Brownstone Terrace		1.41	1.35	69.9%	58.0%	9.3%	8.9%	1,369,744	488,986	880,758	36,300
22	Holiday Inn Express & Suites Riverhead		1.95	1.70	54.5%	45.3%	13.1%	11.4%	3,859,686	2,682,157	1,177,529	154,387
23	StaxUp Storage Homeland		1.42	1.40	55.5%	46.1%	9.4%	9.3%	1,146,510	341,573	804,937	9,135
24	Biltmore Apartments		1.41	1.33	65.4%	59.5%	9.5%	8.9%	1,623,886	819,660	804,227	46,500
25	Raghu Apartments		1.74	1.62	64.5%	54.9%	11.7%	10.8%	1,921,265	937,439	983,826	70,200
26	Tri Retail Portfolio		1.28	1.25	63.7%	57.3%	8.9%	8.8%	997,060	249,842	747,218	3,571
26.01	Target Shadow Anchored Outlot								383,368	103,031	280,337	1,273
26.02	Sherwin Williams Anchored								335,085	79,883	255,202	1,425
26.03	Promenade at Castle Rock								278,607	66,928	211,679	873
27	Security Public Storage - Brea		1.55	1.54	59.1%	48.5%	9.9%	9.8%	1,170,218	385,542	784,675	8,646
28	The Rochester Apartments		1.53	1.44	63.0%	57.4%	10.2%	9.6%	1,509,610	768,428	741,182	42,000
29	Grinnell Water Works		2.18	1.98	57.1%	57.1%	11.0%	10.0%	1,200,735	423,002	777,733	18,182
30	Tharp Portfolio III		1.40	1.36	63.4%	52.6%	9.3%	9.0%	772,379	141,393	630,986	7,013
30.01	CVS Triangle Center								329,133	60,949	268,184	1,935
30.02	Southeastern & English								306,436	74,329	232,107	5,078
30.03	Fifth Third - Land Lease								92,369	4,002	88,367	0
30.04	Dunkin Donuts - Land Lease								44,441	2,113	42,328	0
31	Country Inn & Suites - Dearborn		2.00	1.78	69.8%	58.4%	13.7%	12.2%	2,427,722	1,541,320	886,403	97,109
32	Oceanview Towers Inc.		7.02	6.87	11.6%	10.3%	36.9%	36.1%	4,078,191	1,831,196	2,246,995	48,300
33	Holiday Inn Express & Suites Sedalia		2.19	1.98	67.3%	55.9%	14.6%	13.2%	2,096,383	1,222,605	873,778	83,855
34	Tulsa Shops		1.65	1.49	73.5%	63.7%	10.6%	9.6%	761,399	158,896	602,502	13,786
35	Little York Plaza Shopping Center		2.71	2.34	57.2%	57.2%	13.2%	11.4%	1,289,444	554,657	734,787	43,746
36	Haverstick Office Park		1.88	1.46	69.1%	61.4%	12.3%	9.5%	1,316,106	645,237	670,869	17,443
37	118 Flats Oval		1.26	1.24	67.3%	60.0%	8.5%	8.3%	581,910	119,802	462,108	8,000
38	Cypress Gardens MHC		1.53	1.49	63.1%	53.1%	10.7%	10.4%	960,175	427,007	533,168	13,450
39	Victoria Place - CA		1.65	1.51	67.6%	58.2%	10.4%	9.5%	777,511	280,293	497,218	9,371
40	Your Place Storage		1.34	1.31	70.7%	61.6%	8.9%	8.7%	744,797	321,463	423,334	8,035
41	Indiana MHC Portfolio		1.28	1.25	73.6%	62.4%	9.2%	8.9%	661,141	231,611	429,530	12,481
41.01	Berkshire Pointe								397,660	155,566	242,094	6,731
41.02	Amberly Pointe								263,481	76,045	187,436	5,750
42	West Wind Shopping Center		2.70	2.46	55.9%	55.9%	13.0%	11.9%	820,524	263,533	556,991	8,217
43	Lithia Square		1.37	1.31	53.4%	44.6%	9.4%	8.9%	571,326	197,861	373,465	4,193
44	Rockville Tudor Apt. Corp.	500,000	4.07	4.00	28.8%	22.8%	23.2%	22.7%	1,527,137	647,232	879,905	15,800
45	60-104 Owners Corp.	500,000	6.25	6.12	16.3%	14.5%	32.9%	32.2%	2,101,700	1,001,644	1,100,056	22,500
46	55 Lenox Tenants Corporation		6.19	6.08	18.3%	14.4%	34.0%	33.4%	1,644,431	527,197	1,117,234	19,000
47	American Storage of Rockwall		1.35	1.33	71.6%	62.6%	9.1%	9.0%	456,585	171,891	284,694	4,825
48	Sunset Green Housing Corporation	500,000	4.03	3.94	27.7%	22.3%	23.9%	23.4%	1,353,360	639,205	714,155	15,000
49	Westbrook Tenants Corporation	250,000	6.90	6.75	14.7%	11.8%	40.0%	39.1%	1,987,031	791,063	1,195,968	25,700
50	The Offices at Johns Creek		1.53	1.31	69.7%	58.2%	10.3%	8.9%	397,238	98,157	299,082	6,357
51	Beach 124 Apt. Inc. a/k/a Beach 124 Apt Inc.	250,000	5.20	5.09	17.4%	13.7%	28.6%	28.0%	1,335,795	523,646	812,149	17,000
52	345 Bronx River Road Owners, Inc.	500,000	4.59	4.41	19.8%	15.9%	27.2%	26.1%	1,448,412	768,455	679,957	26,400
53	Leopard Mobile Home Park		1.43	1.37	62.4%	53.5%	9.8%	9.4%	701,386	462,499	238,888	9,200
54	Brigham Shellbank Cooperative Inc. a/k/a Brigham Shellbank Cooperative, Inc.	500,000	7.44	7.19	12.1%	10.7%	38.5%	37.2%	2,081,317	1,273,522	807,795	27,000
55	Shore Road Apartment Corporation	500,000	4.66	4.51	23.8%	19.0%	26.8%	25.9%	1,039,957	479,234	560,723	18,000
56	Southridge Cooperative, Section 1, Inc.		20.00	19.63	2.4%	0.0%	246.1%	241.6%	8,403,550	3,480,668	4,922,882	90,250
57	323-325-327 West 11th Street Owners Corp.	500,000	8.69	8.51	4.9%	3.9%	51.3%	50.3%	1,417,940	598,144	819,796	16,800
58	156-168 East 3rd Street Owners, Inc.		19.00	18.66	3.4%	2.7%	109.4%	107.5%	2,632,788	885,253	1,747,535	30,500
59	Highland MHP		1.34	1.30	71.1%	59.7%	9.2%	8.9%	312,872	182,047	130,825	3,700
60	Airport Landing Apartments		1.65	1.45	14.5%	1.6%	42.4%	37.3%	1,677,233	1,079,228	598,006	72,000
61	140 Sullivan Cooperative Corp.	500,000	22.89	22.85	3.4%	3.4%	105.1%	105.0%	1,290,385	239,037	1,051,348	1,800

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR
1	Hyatt Place Portfolio	0	6,620,968	73.6%	11/30/2016	110	79	TTM 11/30/2016	23,570,519	15,587,304	7,983,215	942,002	7,041,213	110
1.01	Hyatt Place Greenville	0	1,393,148	76.1%	11/30/2016	112	83	TTM 11/30/2016	4,151,310	2,518,897	1,632,413	165,233	1,467,180	112
1.02	Hyatt Place Charlotte	0	1,343,657	78.3%	11/30/2016	113	86	TTM 11/30/2016	4,320,758	2,722,526	1,598,232	172,830	1,425,402	113
1.03	Hyatt Place Dallas	0	1,150,953	78.1%	11/30/2016	108	82	TTM 11/30/2016	4,127,287	2,745,182	1,382,105	165,091	1,217,013	108
1.04	Hyatt Place Alpharetta	0	1,192,261	71.8%	11/30/2016	125	86	TTM 11/30/2016	4,238,866	2,748,929	1,489,937	169,555	1,320,382	125
1.05	Hyatt Place Topeka	0	843,308	70.1%	11/30/2016	106	73	TTM 11/30/2016	3,611,295	2,558,271	1,053,023	144,452	908,572	106
1.06	Hyatt Place Roanoke	0	697,640	67.0%	11/30/2016	97	65	TTM 11/30/2016	3,121,003	2,293,499	827,505	124,840	702,665	97
2	McLean Data Center Portfolio	238,200	5,482,965	100.0%	11/14/2016			Annualized 9 9/30/2016	6,842,041	990,915	5,851,127	0	5,851,127
3	International Paper Global HQ	487,734	3,643,261	100.0%	3/1/2017			NAV	NAV	NAV	NAV	NAV	NAV
4	Preferred Freezer Vernon	99,518	3,178,084	100.0%	3/1/2017			Actual 2016	3,240,000	44,797	3,195,203	0	3,195,203
5	Promenade at Tutwiler Farm	167,364	2,445,254	96.8%	11/1/2016			TTM 10/31/2016	3,663,975	819,875	2,844,100	0	2,844,100
6	Jamboree Business Center	156,305	2,482,253	89.8%	11/8/2016			TTM 10/31/2016	1,503,802	1,347,529	156,274	0	156,274
7	Cleveland Technology Center	270,185	4,043,029	75.4%	12/30/2016			TTM 11/30/2016	6,793,503	3,161,185	3,632,318	0	3,632,318
8	Five Star Self-Storage Portfolio	0	2,351,259	90.6%	12/31/2016			Actual 2016	3,516,925	1,123,999	2,392,927	0	2,392,927
8.01	Lohr Circle	0	488,635	91.5%	12/31/2016			Actual 2016	667,654	189,838	477,816	0	477,816
8.02	Ferndale	0	502,226	93.1%	12/31/2016			Actual 2016	768,472	266,319	502,154	0	502,154
8.03	Airey Court	0	397,077	87.9%	12/31/2016			Actual 2016	541,995	173,721	368,273	0	368,273
8.04	Highland	0	397,035	94.9%	12/31/2016			Actual 2016	532,992	138,393	394,599	0	394,599
8.05	Chesterland	0	249,109	83.1%	12/31/2016			Actual 2016	443,086	141,301	301,785	0	301,785
8.06	Englewood	0	160,595	88.6%	12/31/2016			Actual 2016	304,868	114,331	190,537	0	190,537
8.07	Lansing	0	156,583	95.2%	12/31/2016			Actual 2016	257,858	100,095	157,763	0	157,763
9	Carrollton Avenue Shopping Center	40,708	1,952,304	100.0%	1/1/2017			TTM 9/30/2016	2,436,133	464,874	1,971,259	0	1,971,259
10	The Strand on Ocean Drive	12,662	1,511,302	100.0%	12/15/2016			TTM 11/30/2016	1,148,119	393,268	754,852	0	754,852
11	Palms of Carrollwood	150,000	1,841,942	87.9%	1/13/2017			Actual 2016	2,781,099	895,321	1,885,778	0	1,885,778
12	Whitehall Corporate Center VI	134,186	1,198,735	90.7%	11/30/2016			Annualized 9 9/30/2016	1,399,725	742,001	657,724	0	657,724
13	Britt Lakes	0	1,098,814	98.1%	1/25/2017			TTM 1/31/2017	1,794,761	649,067	1,145,694	0	1,145,694
14	Peachtree Mall	670,253	9,348,941	90.7%	11/30/2016			TTM 11/30/2016	13,769,103	3,937,543	9,831,560	0	9,831,560
15	Summercrest Apartments	0	1,204,420	95.2%	12/8/2016			TTM 11/30/2016	2,779,022	1,163,032	1,615,990	0	1,615,990
16	9 Barrow Owners Corp.	0	2,999,900	95.0%	12/21/2016
17	Holiday Inn Beaumont	0	1,170,795	60.1%	12/31/2016	89	54	Actual 2016	6,955,754	5,544,972	1,410,782	0	1,410,782	89
18	Crossroads Shopping Center	45,720	920,764	96.7%	11/1/2016			TTM 10/31/2016	1,412,637	482,127	930,510	0	930,510
19	DoubleTree by Hilton Tempe	0	2,411,292	66.8%	9/30/2016	119	80	TTM 9/30/2016	11,642,493	8,661,172	2,981,321	0	2,981,321	119
20	Beech Meadow Apartments	0	849,293	91.2%	1/17/2017			Actual 2016	1,966,993	1,003,775	963,218	0	963,218
21	Brownstone Terrace	0	844,458	91.7%	1/31/2017			Actual 2016	1,369,744	495,996	873,749	0	873,749
22	Holiday Inn Express & Suites Riverhead	0	1,023,142	77.7%	12/31/2016	148	116	Actual 2016	3,859,686	2,671,373	1,188,313	154,426	1,033,887	148
23	StaxUp Storage Homeland	0	795,802	94.3%	11/30/2016			Annualized 11 11/30/2016	1,149,188	272,357	876,830	0	876,830
24	Biltmore Apartments	0	757,727	93.0%	11/30/2016			Actual 2016	1,594,334	709,420	884,915	0	884,915
25	Raghu Apartments	0	913,626	92.7%	11/1/2016			TTM 11/30/2016	1,912,477	770,042	1,142,435	0	1,142,435
26	Tri Retail Portfolio	12,914	730,733	100.0%	Various			Annualized 9 9/30/2016	397,703	93,137	304,567	0	304,567
26.01	Target Shadow Anchored Outlot	4,582	274,481	100.0%	12/13/2016			Annualized 9 9/30/2016	187,259	13,232	174,028	0	174,028
26.02	Sherwin Williams Anchored	5,129	248,649	100.0%	12/12/2016			NAV	NAV	NAV	NAV	NAV	NAV
26.03	Promenade at Castle Rock	3,203	207,603	100.0%	12/12/2016			Annualized 9 9/30/2016	210,444	79,905	130,539	0	130,539
27	Security Public Storage - Brea	0	776,030	95.4%	12/8/2016			TTM 11/30/2016	1,179,753	382,234	797,519	0	797,519
28	The Rochester Apartments	0	699,182	97.0%	11/30/2016			Actual 2016	1,459,530	736,882	722,648	0	722,648
29	Grinnell Water Works	51,949	707,602	99.2%	12/16/2016			TTM 10/31/2016	1,120,816	416,982	703,834	0	703,834
30	Tharp Portfolio III	15,175	608,798	100.0%	Various			TTM 10/31/2016	729,852	123,833	606,019	0	606,019
30.01	CVS Triangle Center	0	266,249	100.0%	3/1/2017			TTM 10/31/2016	326,688	52,174	274,514	0	274,514
30.02	Southeastern & English	11,848	215,181	100.0%	1/1/2017			TTM 10/31/2016	261,168	67,400	193,768	0	193,768
30.03	Fifth Third - Land Lease	3,327	85,040	100.0%	3/1/2017			TTM 10/31/2016	96,000	2,880	93,120	0	93,120
30.04	Dunkin Donuts - Land Lease	0	42,328	100.0%	3/1/2017			TTM 10/31/2016	45,996	1,380	44,616	0	44,616
31	Country Inn & Suites - Dearborn	0	789,294	72.3%	11/30/2016	94	65	TTM 11/30/2016	2,550,800	1,582,090	968,711	102,032	866,679	94
32	Oceanview Towers Inc.	0	2,198,695	95.0%	11/9/2016
33	Holiday Inn Express & Suites Sedalia	0	789,923	72.0%	11/30/2016	109	75	TTM 11/30/2016	2,193,576	1,253,830	939,745	87,742	852,003	109
34	Tulsa Shops	45,000	543,716	100.0%	12/20/2016			Actual 2016	771,659	166,828	604,832	33,705	571,127
35	Little York Plaza Shopping Center	56,443	634,598	96.0%	11/30/2016			TTM 10/31/2016	1,405,244	545,180	860,064	0	860,064
36	Haverstick Office Park	132,303	521,123	90.1%	10/30/2016			TTM 11/30/2016	1,267,312	646,492	620,820	0	620,820
37	118 Flats Oval	0	454,108	90.6%	1/1/2017			NAV	NAV	NAV	NAV	NAV	NAV
38	Cypress Gardens MHC	0	519,718	92.2%	1/31/2017			TTM 1/31/2017	960,175	359,531	600,644	0	600,644
39	Victoria Place - CA	31,651	456,196	86.7%	11/1/2016			Annualized 10 10/31/2016	696,359	264,565	431,794	0	431,794
40	Your Place Storage	0	415,299	90.1%	10/31/2016			TTM 10/31/2016	744,797	309,767	435,030	0	435,030
41	Indiana MHC Portfolio	0	417,049	83.1%	12/8/2016			TTM 10/31/2016	609,307	217,183	392,124	0	392,124
41.01	Berkshire Pointe	0	235,363	87.0%	12/8/2016			TTM 10/31/2016	384,940	150,948	233,992	0	233,992
41.02	Amberly Pointe	0	181,686	79.1%	12/8/2016			TTM 10/31/2016	224,367	66,235	158,132	0	158,132
42	West Wind Shopping Center	42,000	506,773	95.2%	11/30/2016			Actual 2016	795,385	233,111	562,274	0	562,274
43	Lithia Square	14,125	355,147	83.1%	10/1/2016			TTM 11/30/2016	572,267	201,038	371,229	0	371,229
44	Rockville Tudor Apt. Corp.	0	864,105	96.0%	12/5/2016
45	60-104 Owners Corp.	0	1,077,556	97.0%	11/3/2016
46	55 Lenox Tenants Corporation	0	1,098,234	95.0%	11/2/2016
47	American Storage of Rockwall	0	279,869	92.2%	11/2/2016			Annualized 10 10/31/2016	459,527	144,671	314,856	0	314,856
48	Sunset Green Housing Corporation	0	699,155	96.0%	7/12/2016
49	Westbrook Tenants Corporation	0	1,170,268	95.0%	10/18/2016
50	The Offices at Johns Creek	34,988	257,736	83.5%	1/5/2017			TTM 11/30/2016	346,272	93,430	252,842	0	252,842
51	Beach 124 Apt. Inc. a/k/a Beach 124 Apt Inc.	0	795,149	95.0%	10/13/2016
52	345 Bronx River Road Owners, Inc.	0	653,557	96.0%	1/10/2017
53	Leopard Mobile Home Park	0	229,688	97.3%	11/29/2016			TTM 11/30/2016	701,912	435,130	266,782	0	266,782
54	Brigham Shellbank Cooperative Inc. a/k/a Brigham Shellbank Cooperative, Inc.	0	780,795	96.0%	12/8/2016
55	Shore Road Apartment Corporation	0	542,723	95.0%	11/1/2016
56	Southridge Cooperative, Section 1, Inc.	0	4,832,632	95.0%	1/24/2017
57	323-325-327 West 11th Street Owners Corp.	0	802,996	97.0%	12/29/2016
58	156-168 East 3rd Street Owners, Inc.	0	1,717,035	96.0%	1/5/2017
59	Highland MHP	0	127,125	95.9%	11/1/2016			Annualized 10 10/31/2016	308,114	165,420	142,694	0	142,694
60	Airport Landing Apartments	0	526,006	95.4%	11/30/2016			Annualized 11 11/30/2016	1,685,540	1,063,268	622,273	0	622,273
61	140 Sullivan Cooperative Corp.	0	1,049,548	95.0%	2/16/2016

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)
1	Hyatt Place Portfolio	81	Actual 2015	21,023,872	14,720,877	6,302,995	840,937	5,462,058	106	72	Actual 2014	20,908,500
1.01	Hyatt Place Greenville	86	Actual 2015	3,558,863	2,269,637	1,289,226	142,354	1,146,872	108	73	Actual 2014	3,622,615
1.02	Hyatt Place Charlotte	89	Actual 2015	4,063,063	2,661,343	1,401,720	162,523	1,239,197	109	83	Actual 2014	3,828,430
1.03	Hyatt Place Dallas	84	Actual 2015	3,502,376	2,522,092	980,284	140,095	840,189	99	71	Actual 2014	3,535,084
1.04	Hyatt Place Alpharetta	90	Actual 2015	3,656,045	2,585,386	1,070,659	146,224	924,435	115	78	Actual 2014	3,380,611
1.05	Hyatt Place Topeka	75	Actual 2015	3,057,257	2,365,847	691,410	122,290	569,120	103	63	Actual 2014	3,231,004
1.06	Hyatt Place Roanoke	65	Actual 2015	3,186,268	2,316,572	869,696	127,451	742,245	100	66	Actual 2014	3,310,756
2	McLean Data Center Portfolio		Actual 2015	6,693,779	993,186	5,700,593	0	5,700,593			Actual 2014	6,751,259
3	International Paper Global HQ		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
4	Preferred Freezer Vernon		Actual 2015	3,240,000	43,739	3,196,261	0	3,196,261			Actual 2014	3,240,000
5	Promenade at Tutwiler Farm		Actual 2015	3,796,204	786,510	3,009,694	0	3,009,694			Actual 2014	3,158,042
6	Jamboree Business Center		Actual 2015	1,266,055	1,219,834	46,221	0	46,221			Actual 2014	2,064,679
7	Cleveland Technology Center		Actual 2015	5,365,240	2,815,880	2,549,360	0	2,549,360			Actual 2014	4,421,505
8	Five Star Self-Storage Portfolio		Actual 2015	2,889,477	1,014,926	1,874,551	0	1,874,551			Actual 2014	2,101,118
8.01	Lohr Circle		Actual 2015	568,915	170,453	398,462	0	398,462			Actual 2014	569,947
8.02	Ferndale		Actual 2015	721,609	247,437	474,172	0	474,172			Actual 2014	235,494
8.03	Airey Court		Actual 2015	483,079	166,889	316,190	0	316,190			Actual 2014	428,648
8.04	Highland		Actual 2015	428,755	138,275	290,480	0	290,480			Actual 2014	324,183
8.05	Chesterland		Actual 2015	341,315	120,647	220,668	0	220,668			Actual 2014	184,360
8.06	Englewood		Actual 2015	277,222	128,936	148,287	0	148,287			Actual 2014	130,879
8.07	Lansing		Actual 2015	68,581	42,289	26,292	0	26,292			Actual 2014	227,607
9	Carrollton Avenue Shopping Center		Actual 2015	2,406,941	476,584	1,930,357	0	1,930,357			Actual 2014	2,497,327
10	The Strand on Ocean Drive		Actual 2015	1,138,979	346,332	792,647	0	792,647			Actual 2014	1,108,894
11	Palms of Carrollwood		Actual 2015	2,700,468	887,489	1,812,979	0	1,812,979			Actual 2014	2,524,676
12	Whitehall Corporate Center VI		Actual 2015	1,158,002	737,540	420,462	0	420,462			Actual 2014	1,076,923
13	Britt Lakes		Actual 2015	1,674,190	671,582	1,002,607	0	1,002,607			Actual 2014	1,712,062
14	Peachtree Mall		Actual 2015	13,161,383	3,853,477	9,307,906	0	9,307,906			Actual 2014	13,807,120
15	Summercrest Apartments		Actual 2015	2,545,817	1,340,543	1,205,274	0	1,205,274			Actual 2014	2,295,805
16	9 Barrow Owners Corp.
17	Holiday Inn Beaumont	53	Actual 2015	7,047,038	6,159,796	887,242	0	887,242	83	54	TTM 10/31/2014	7,077,147
18	Crossroads Shopping Center		Actual 2015	1,517,573	444,255	1,073,318	0	1,073,318			Actual 2014	1,404,484
19	DoubleTree by Hilton Tempe	80	Actual 2015	11,134,264	8,465,307	2,668,958	0	2,668,958	120	77	Actual 2014	10,087,165
20	Beech Meadow Apartments		Actual 2015	1,863,221	1,005,090	858,131	0	858,131			Actual 2014	1,861,865
21	Brownstone Terrace		Actual 2015	1,325,419	504,401	821,018	0	821,018			Actual 2014	1,412,981
22	Holiday Inn Express & Suites Riverhead	115	Actual 2015	3,716,025	2,540,470	1,175,555	148,680	1,026,875	151	112	Actual 2014	3,552,563
23	StaxUp Storage Homeland		Actual 2015	954,987	272,631	682,355	0	682,355			Actual 2014	859,009
24	Biltmore Apartments		Actual 2015	1,432,993	677,844	755,150	0	755,150			NAV	NAV
25	Raghu Apartments		Actual 2015	1,695,774	923,864	771,910	0	771,910			Actual 2014	1,526,456
26	Tri Retail Portfolio		Actual 2015	18,937	1,682	17,255	0	17,255			NAV	NAV
26.01	Target Shadow Anchored Outlot		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
26.02	Sherwin Williams Anchored		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
26.03	Promenade at Castle Rock		Actual 2015	18,937	1,682	17,255	0	17,255			NAV	NAV
27	Security Public Storage - Brea		Actual 2015	1,110,321	375,046	735,275	0	735,275			Actual 2014	985,165
28	The Rochester Apartments		Actual 2015	1,344,362	706,214	638,149	0	638,149			NAV	NAV
29	Grinnell Water Works		Actual 2015	1,130,507	434,478	696,029	0	696,029			Actual 2014	1,018,395
30	Tharp Portfolio III		Actual 2015	742,973	126,646	616,327	0	616,327			Actual 2014	923,612
30.01	CVS Triangle Center		Actual 2015	326,806	52,499	274,307	0	274,307			Actual 2014	326,313
30.02	Southeastern & English		Actual 2015	274,667	69,902	204,765	0	204,765			Actual 2014	461,299
30.03	Fifth Third - Land Lease		Actual 2015	95,500	2,865	92,635	0	92,635			Actual 2014	90,000
30.04	Dunkin Donuts - Land Lease		Actual 2015	46,000	1,380	44,620	0	44,620			Actual 2014	46,000
31	Country Inn & Suites - Dearborn	68	Actual 2015	2,381,913	1,436,681	945,231	95,277	849,955	91	63	Actual 2014	1,838,345
32	Oceanview Towers Inc.
33	Holiday Inn Express & Suites Sedalia	78	Actual 2015	2,067,054	1,235,969	831,085	82,694	748,391	105	74	Actual 2014	1,967,688
34	Tulsa Shops		Actual 2015	394,388	130,281	264,108	0	264,108			Actual 2014	261,241
35	Little York Plaza Shopping Center		Actual 2015	1,264,211	458,199	806,012	0	806,012			Actual 2014	1,163,164
36	Haverstick Office Park		Actual 2015	1,130,964	622,570	508,394	0	508,394			Actual 2014	1,115,278
37	118 Flats Oval		NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
38	Cypress Gardens MHC		Actual 2015	878,359	381,593	496,766	0	496,766			Actual 2014	916,447
39	Victoria Place - CA		Actual 2015	851,733	302,213	549,521	0	549,521			Actual 2014	833,970
40	Your Place Storage		Actual 2015	725,493	300,712	424,780	0	424,780			Actual 2014	655,285
41	Indiana MHC Portfolio		Actual 2015	598,926	250,913	348,014	0	348,014			Actual 2014	572,328
41.01	Berkshire Pointe		Actual 2015	375,053	178,087	196,967	0	196,967			Actual 2014	339,248
41.02	Amberly Pointe		Actual 2015	223,873	72,826	151,047	0	151,047			Actual 2014	233,080
42	West Wind Shopping Center		Actual 2015	776,398	236,742	539,656	0	539,656			Actual 2014	710,941
43	Lithia Square		Actual 2015	553,489	194,260	359,229	0	359,229			Actual 2014	653,806
44	Rockville Tudor Apt. Corp.
45	60-104 Owners Corp.
46	55 Lenox Tenants Corporation
47	American Storage of Rockwall		Actual 2015	375,359	125,962	249,398	0	249,398			Actual 2014	287,635
48	Sunset Green Housing Corporation
49	Westbrook Tenants Corporation
50	The Offices at Johns Creek		Actual 2015	399,539	92,306	307,232	0	307,232			Actual 2014	456,741
51	Beach 124 Apt. Inc. a/k/a Beach 124 Apt Inc.
52	345 Bronx River Road Owners, Inc.
53	Leopard Mobile Home Park		Actual 2015	642,792	375,878	266,914	0	266,914			Actual 2014	545,915
54	Brigham Shellbank Cooperative Inc. a/k/a Brigham Shellbank Cooperative, Inc.
55	Shore Road Apartment Corporation
56	Southridge Cooperative, Section 1, Inc.
57	323-325-327 West 11th Street Owners Corp.
58	156-168 East 3rd Street Owners, Inc.
59	Highland MHP		Actual 2015	283,464	157,269	126,194	0	126,194			Actual 2014	272,170
60	Airport Landing Apartments		Actual 2015	1,586,754	1,073,789	512,965	0	512,965			Actual 2014	1,523,944
61	140 Sullivan Cooperative Corp.

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(2)(9)(10)(11)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date
1	Hyatt Place Portfolio	14,777,632	6,130,868	836,339	5,294,529	97	72	N
1.01	Hyatt Place Greenville	2,350,637	1,271,978	144,905	1,127,073	92	74	N
1.02	Hyatt Place Charlotte	2,594,783	1,233,647	153,137	1,080,510	101	79	N
1.03	Hyatt Place Dallas	2,502,842	1,032,242	141,403	890,839	95	71	N
1.04	Hyatt Place Alpharetta	2,529,700	850,911	135,224	715,687	103	72	N
1.05	Hyatt Place Topeka	2,414,084	816,920	129,240	687,680	95	66	N
1.06	Hyatt Place Roanoke	2,385,586	925,170	132,430	792,740	97	68	N
2	McLean Data Center Portfolio	1,267,036	5,484,223	0	5,484,223			N	Level 3 Communications	65,794	51.5%	4/30/2033
3	International Paper Global HQ	NAV	NAV	NAV	NAV			N	International Paper Company	214,060	100.0%	4/30/2027
4	Preferred Freezer Vernon	39,957	3,200,043	0	3,200,043			N	Preferred Freezer	184,273	100.0%	2/28/2042
5	Promenade at Tutwiler Farm	1,034,420	2,123,621	0	2,123,621			Y	Academy Sports	52,500	23.5%	2/28/2021
6	Jamboree Business Center	1,329,953	734,725	0	734,725			N	Medata, Inc.	38,079	24.4%	8/31/2025
7	Cleveland Technology Center	2,142,412	2,279,094	0	2,279,094			N	Qwest/Century Link	68,045	25.2%	2/28/2021
8	Five Star Self-Storage Portfolio	907,128	1,193,990	0	1,193,990			N
8.01	Lohr Circle	180,990	388,957	0	388,957			N
8.02	Ferndale	130,497	104,998	0	104,998			N
8.03	Airey Court	161,219	267,429	0	267,429			N
8.04	Highland	133,093	191,090	0	191,090			N
8.05	Chesterland	139,789	44,571	0	44,571			N
8.06	Englewood	51,046	79,833	0	79,833			N
8.07	Lansing	110,496	117,112	0	117,112			N
9	Carrollton Avenue Shopping Center	489,672	2,007,655	0	2,007,655			N	Costco	150,000	72.8%	5/31/2033
10	The Strand on Ocean Drive	337,443	771,450	0	771,450			Y	Ocean Drive Food Court LLC	5,634	44.5%	8/31/2027
11	Palms of Carrollwood	842,536	1,682,140	0	1,682,140			N	Bed Bath & Beyond	35,931	21.4%	1/31/2021
12	Whitehall Corporate Center VI	726,713	350,210	0	350,210			N	Advantage Sales & Marketing	25,003	21.4%	5/31/2021
13	Britt Lakes	674,190	1,037,872	0	1,037,872			N
14	Peachtree Mall	4,019,990	9,787,129	0	9,787,129			N	Macy’s	139,219	26.0%	9/1/2022
15	Summercrest Apartments	1,309,131	986,674	0	986,674			N
16	9 Barrow Owners Corp.
17	Holiday Inn Beaumont	6,008,585	1,068,562	0	1,068,562	80	57	Y
18	Crossroads Shopping Center	456,736	947,748	0	947,748			N	Partners, LLC dba Peacock India Restaurant	4,400	12.0%	4/14/2018
19	DoubleTree by Hilton Tempe	7,823,739	2,263,426	0	2,263,426	108	68	N
20	Beech Meadow Apartments	1,109,435	752,430	0	752,430			N
21	Brownstone Terrace	439,603	973,378	0	973,378			N
22	Holiday Inn Express & Suites Riverhead	2,504,459	1,048,104	142,144	905,960	145	107	N
23	StaxUp Storage Homeland	260,605	598,403	0	598,403			N
24	Biltmore Apartments	NAV	NAV	NAV	NAV			N
25	Raghu Apartments	823,236	703,220	0	703,220			N
26	Tri Retail Portfolio	NAV	NAV	NAV	NAV			N	Various	Various	Various	Various
26.01	Target Shadow Anchored Outlot	NAV	NAV	NAV	NAV			N	ATI Physical Therapy	3,500	41.2%	10/31/2026
26.02	Sherwin Williams Anchored	NAV	NAV	NAV	NAV			N	Sherwin Williams	2,968	31.2%	3/31/2025
26.03	Promenade at Castle Rock	NAV	NAV	NAV	NAV			N	T-Mobile	2,922	50.2%	4/30/2026
27	Security Public Storage - Brea	322,897	662,268	0	662,268			N
28	The Rochester Apartments	NAV	NAV	NAV	NAV			N
29	Grinnell Water Works	415,591	602,804	0	602,804			Y	GMR Marketing LLC	13,681	26.1%	5/30/2021
30	Tharp Portfolio III	136,685	786,927	0	786,927			N	Various	Various	Various	Various
30.01	CVS Triangle Center	51,070	275,243	0	275,243			N	CVS	12,900	100.0%	9/30/2031
30.02	Southeastern & English	81,535	379,764	0	379,764			N	Cash America, Inc	8,776	51.8%	12/31/2019
30.03	Fifth Third - Land Lease	2,700	87,300	0	87,300			N	Fifth Third Bank	0		1/31/2025
30.04	Dunkin Donuts - Land Lease	1,380	44,620	0	44,620			N	Dunkin’ Donuts	0		10/31/2027
31	Country Inn & Suites - Dearborn	1,267,454	570,891	73,534	497,357	86	48	N
32	Oceanview Towers Inc.
33	Holiday Inn Express & Suites Sedalia	1,069,850	897,838	79,291	818,547	102	70	N
34	Tulsa Shops	171,128	90,113	0	90,113			N	Conns	39,657	43.1%	1/30/2026
35	Little York Plaza Shopping Center	447,904	715,260	0	715,260			N	Sellers Bros	39,108	34.3%	5/31/2019
36	Haverstick Office Park	598,513	516,765	0	516,765			N	Child Advocates, Inc.	15,329	19.0%	3/31/2025
37	118 Flats Oval	NAV	NAV	NAV	NAV			N
38	Cypress Gardens MHC	383,167	533,281	0	533,281			N
39	Victoria Place - CA	297,650	536,320	0	536,320			N	Social Security Admin	10,008	23.5%	3/31/2025
40	Your Place Storage	272,678	382,607	0	382,607			N
41	Indiana MHC Portfolio	236,035	336,293	0	336,293			Y
41.01	Berkshire Pointe	151,779	187,469	0	187,469			Y
41.02	Amberly Pointe	84,256	148,824	0	148,824			Y
42	West Wind Shopping Center	237,796	473,145	0	473,145			N	Dollar Tree	12,009	29.2%	1/31/2026
43	Lithia Square	202,301	451,505	0	451,505			N	Walmart Stores East LP	36,750	53.3%	12/31/2030
44	Rockville Tudor Apt. Corp.
45	60-104 Owners Corp.
46	55 Lenox Tenants Corporation
47	American Storage of Rockwall	101,806	185,830	0	185,830			N
48	Sunset Green Housing Corporation
49	Westbrook Tenants Corporation
50	The Offices at Johns Creek	90,745	365,995	0	365,995			N	Fusion Sleep, LLC	5,859	26.7%	4/30/2022
51	Beach 124 Apt. Inc. a/k/a Beach 124 Apt Inc.
52	345 Bronx River Road Owners, Inc.
53	Leopard Mobile Home Park	356,542	189,373	0	189,373			N
54	Brigham Shellbank Cooperative Inc. a/k/a Brigham Shellbank Cooperative, Inc.
55	Shore Road Apartment Corporation
56	Southridge Cooperative, Section 1, Inc.
57	323-325-327 West 11th Street Owners Corp.
58	156-168 East 3rd Street Owners, Inc.
59	Highland MHP	149,712	122,458	0	122,458			N
60	Airport Landing Apartments	946,772	577,172	0	577,172			N
61	140 Sullivan Cooperative Corp.

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	2nd Largest Tenant Name(2)(10)(11)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(10)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date
1	Hyatt Place Portfolio
1.01	Hyatt Place Greenville
1.02	Hyatt Place Charlotte
1.03	Hyatt Place Dallas
1.04	Hyatt Place Alpharetta
1.05	Hyatt Place Topeka
1.06	Hyatt Place Roanoke
2	McLean Data Center Portfolio	PAETEC Communications	62,002	48.5%	3/31/2024
3	International Paper Global HQ
4	Preferred Freezer Vernon
5	Promenade at Tutwiler Farm	Bed Bath & Beyond	30,525	13.7%	1/31/2021	TJ Maxx	30,000	13.4%	10/31/2020
6	Jamboree Business Center	Black & Veatch Corporation	26,582	17.0%	12/31/2022	TRI Pointe Homes, Inc.	20,132	12.9%	2/28/2022
7	Cleveland Technology Center	DFAS	61,114	22.6%	2/28/2020	Windstream	20,000	7.4%	3/31/2022
8	Five Star Self-Storage Portfolio
8.01	Lohr Circle
8.02	Ferndale
8.03	Airey Court
8.04	Highland
8.05	Chesterland
8.06	Englewood
8.07	Lansing
9	Carrollton Avenue Shopping Center	CVS	13,225	6.4%	1/31/2036	Family Dollar Store	11,880	5.8%	10/15/2019
10	The Strand on Ocean Drive	Amarillo f/k/a Papagayo	5,109	40.4%	5/16/2025	La Baguette	1,714	13.5%	9/30/2022
11	Palms of Carrollwood	Sam Ash Music	24,000	14.3%	9/30/2018	The Fresh Market	21,000	12.5%	5/31/2021
12	Whitehall Corporate Center VI	Direct ChassisLink	23,654	20.2%	5/31/2022	Home Point Financial	23,517	20.1%	12/31/2021
13	Britt Lakes
14	Peachtree Mall	JC Penney	82,320	15.4%	11/30/2019	Peachtree 8	25,439	4.7%	12/31/2018
15	Summercrest Apartments
16	9 Barrow Owners Corp.
17	Holiday Inn Beaumont
18	Crossroads Shopping Center	Nachiket J. Dave, DDS, Inc. dba Bright Now! Dental	3,250	8.9%	2/28/2022	New Dream Pizza, Inc. dba Mountain Mike’s Pizza	2,275	6.2%	12/31/2025
19	DoubleTree by Hilton Tempe
20	Beech Meadow Apartments
21	Brownstone Terrace
22	Holiday Inn Express & Suites Riverhead
23	StaxUp Storage Homeland
24	Biltmore Apartments
25	Raghu Apartments
26	Tri Retail Portfolio	Various	Various	Various	Various	Various	Various	Various	Various
26.01	Target Shadow Anchored Outlot	Noodles & Co.	2,586	30.5%	10/31/2026	Potbelly Sandwich Works	2,400	28.3%	7/31/2026
26.02	Sherwin Williams Anchored	River Valley Financial	2,603	27.4%	1/31/2029	Heine Brother’s Coffee	2,004	21.1%	9/15/2025
26.03	Promenade at Castle Rock	Café Rio	2,901	49.8%	11/30/2025
27	Security Public Storage - Brea
28	The Rochester Apartments
29	Grinnell Water Works	Mountain Khakis Mountain Khakis	7,900	15.1%	4/30/2018	BB&M Architecture PLLC	7,679	14.7%	5/31/2021
30	Tharp Portfolio III	Various	Various	Various	Various	Various	Various	Various	Various
30.01	CVS Triangle Center
30.02	Southeastern & English	Dos Amigos Tienda Mexicana	3,450	20.4%	10/31/2026	Herdrich Petroleum Corp.	2,000	11.8%	5/31/2019
30.03	Fifth Third - Land Lease
30.04	Dunkin Donuts - Land Lease
31	Country Inn & Suites - Dearborn
32	Oceanview Towers Inc.
33	Holiday Inn Express & Suites Sedalia
34	Tulsa Shops	Planet Fitness	27,440	29.9%	5/31/2024	Dollar Tree	24,810	27.0%	3/31/2025
35	Little York Plaza Shopping Center	Fallas Paredes	19,500	17.1%	10/31/2017	Health and Human Services Comm	17,128	15.0%	11/30/2022
36	Haverstick Office Park	Broyles Kight & Ricafort PC	8,215	10.2%	10/31/2021	Driving Ambition, Inc.	7,340	9.1%	7/31/2021
37	118 Flats Oval
38	Cypress Gardens MHC
39	Victoria Place - CA	Big 5 Sporting Goods	10,000	23.5%	1/31/2020	Carls Jr	2,605	6.1%	6/30/2029
40	Your Place Storage
41	Indiana MHC Portfolio
41.01	Berkshire Pointe
41.02	Amberly Pointe
42	West Wind Shopping Center	Cato Fashions	4,185	10.2%	1/31/2022	O’Hana Japanese Restaurant	3,854	9.4%	12/31/2021
43	Lithia Square	Tuesday Morning	10,000	14.5%	7/31/2019	Jo-To Japanese Steakhouse (Chef Ngo, Inc.)	4,020	5.8%	12/31/2020
44	Rockville Tudor Apt. Corp.
45	60-104 Owners Corp.
46	55 Lenox Tenants Corporation
47	American Storage of Rockwall
48	Sunset Green Housing Corporation
49	Westbrook Tenants Corporation
50	The Offices at Johns Creek	Skylark ADH-Johns Creek LLC	5,237	23.9%	7/31/2021	Vein Innovative Therapies LLC	4,001	18.2%	7/31/2018
51	Beach 124 Apt. Inc. a/k/a Beach 124 Apt Inc.
52	345 Bronx River Road Owners, Inc.
53	Leopard Mobile Home Park
54	Brigham Shellbank Cooperative Inc. a/k/a Brigham Shellbank Cooperative, Inc.
55	Shore Road Apartment Corporation
56	Southridge Cooperative, Section 1, Inc.
57	323-325-327 West 11th Street Owners Corp.
58	156-168 East 3rd Street Owners, Inc.
59	Highland MHP
60	Airport Landing Apartments
61	140 Sullivan Cooperative Corp.

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Name(2)(10)(11)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(2)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date
1	Hyatt Place Portfolio
1.01	Hyatt Place Greenville
1.02	Hyatt Place Charlotte
1.03	Hyatt Place Dallas
1.04	Hyatt Place Alpharetta
1.05	Hyatt Place Topeka
1.06	Hyatt Place Roanoke
2	McLean Data Center Portfolio
3	International Paper Global HQ
4	Preferred Freezer Vernon
5	Promenade at Tutwiler Farm	Michaels	23,916	10.7%	2/29/2020	Royal Furniture Company	22,250	10.0%	5/31/2019
6	Jamboree Business Center	Bankruptcy Management Solutions, Inc.	18,270	11.7%	6/30/2025	Starwood Hotels & Resorts Worldwide, Inc.	11,259	7.2%	11/30/2025
7	Cleveland Technology Center	XO Communications	16,800	6.2%	5/31/2020	Sherwin Williams	14,399	5.3%	6/1/2025
8	Five Star Self-Storage Portfolio
8.01	Lohr Circle
8.02	Ferndale
8.03	Airey Court
8.04	Highland
8.05	Chesterland
8.06	Englewood
8.07	Lansing
9	Carrollton Avenue Shopping Center	Bridgestone/Firestone Inc	7,683	3.7%	10/31/2019	Just Kids Dental	6,000	2.9%	7/31/2018
10	The Strand on Ocean Drive	Ocean 11 Ice Cream LLC	204	1.6%	8/31/2026
11	Palms of Carrollwood	PetCo	13,393	8.0%	9/19/2017	Hibachi Buffet	8,587	5.1%	3/31/2022
12	Whitehall Corporate Center VI	Oxner & Permar, PLLC	7,919	6.8%	12/31/2023	Talbert, Bright & Ellington	7,124	6.1%	5/31/2023
13	Britt Lakes
14	Peachtree Mall	H&M	21,210	4.0%	1/31/2026	Encore	13,159	2.5%	7/31/2025
15	Summercrest Apartments
16	9 Barrow Owners Corp.
17	Holiday Inn Beaumont
18	Crossroads Shopping Center	Alejandro Palomarez and Ana M. Palomarez dba Classic Diner	2,119	5.8%	1/31/2022	Jenny Craig Operations, Inc. dba Jenny Craig Weight Loss	2,016	5.5%	6/30/2019
19	DoubleTree by Hilton Tempe
20	Beech Meadow Apartments
21	Brownstone Terrace
22	Holiday Inn Express & Suites Riverhead
23	StaxUp Storage Homeland
24	Biltmore Apartments
25	Raghu Apartments
26	Tri Retail Portfolio	Various	Various	Various	Various
26.01	Target Shadow Anchored Outlot
26.02	Sherwin Williams Anchored	Cellular Advantage	1,923	20.2%	10/14/2023
26.03	Promenade at Castle Rock
27	Security Public Storage - Brea
28	The Rochester Apartments
29	Grinnell Water Works	Starr Design, PLLC	3,768	7.2%	3/31/2019	HMH Advertising & Public Relations	4,614	8.8%	2/28/2017
30	Tharp Portfolio III	Various	Various	Various	Various	Various	Various	Various	Various
30.01	CVS Triangle Center
30.02	Southeastern & English	Ace Cash Express	1,600	9.5%	8/31/2021	Blanca Rosales Velazquez	1,100	6.5%	12/31/2019
30.03	Fifth Third - Land Lease
30.04	Dunkin Donuts - Land Lease
31	Country Inn & Suites - Dearborn
32	Oceanview Towers Inc.
33	Holiday Inn Express & Suites Sedalia
34	Tulsa Shops
35	Little York Plaza Shopping Center	Dollar Tree	12,447	10.9%	7/31/2020	Rent-A-Center	4,500	4.0%	2/28/2018
36	Haverstick Office Park	Highgarden Real Estate	6,996	8.7%	1/31/2019	Fairway Independent Mortgage	6,499	8.1%	7/31/2022
37	118 Flats Oval
38	Cypress Gardens MHC
39	Victoria Place - CA	NTR Life, LLC	2,100	4.9%	6/14/2020	Mohd. Awwad D.D.S	1,675	3.9%	3/31/2019
40	Your Place Storage
41	Indiana MHC Portfolio
41.01	Berkshire Pointe
41.02	Amberly Pointe
42	West Wind Shopping Center	Beef O’ Bradys	3,190	7.8%	10/31/2020	Ace Cash Express	1,706	4.2%	6/30/2018
43	Lithia Square	Party Planet	2,400	3.5%	2/28/2019	Cosmo Prof (Beauty Systems Group)	1,750	2.5%	4/30/2018
44	Rockville Tudor Apt. Corp.
45	60-104 Owners Corp.
46	55 Lenox Tenants Corporation
47	American Storage of Rockwall
48	Sunset Green Housing Corporation
49	Westbrook Tenants Corporation
50	The Offices at Johns Creek	Peachtree Spine Physicians, LLC	2,053	9.4%	12/31/2019	Yellowstone Enterprises LLC	1,181	5.4%	8/31/2020
51	Beach 124 Apt. Inc. a/k/a Beach 124 Apt Inc.
52	345 Bronx River Road Owners, Inc.
53	Leopard Mobile Home Park
54	Brigham Shellbank Cooperative Inc. a/k/a Brigham Shellbank Cooperative, Inc.
55	Shore Road Apartment Corporation
56	Southridge Cooperative, Section 1, Inc.
57	323-325-327 West 11th Street Owners Corp.
58	156-168 East 3rd Street Owners, Inc.
59	Highland MHP
60	Airport Landing Apartments
61	140 Sullivan Cooperative Corp.

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)(10)	Tax Escrow (Initial)	Monthly Tax Escrow ($)
1	Hyatt Place Portfolio	Various	Various				N	Y	Acquisition	39,553	378,415	75,683
1.01	Hyatt Place Greenville	12/13/2016	12/12/2016				N	Y
1.02	Hyatt Place Charlotte	12/13/2016	12/12/2016				N	Y
1.03	Hyatt Place Dallas	12/12/2016	12/9/2016				N	Y
1.04	Hyatt Place Alpharetta	12/13/2016	12/13/2016				N	Y
1.05	Hyatt Place Topeka	12/12/2016	12/13/2016				N	Y
1.06	Hyatt Place Roanoke	12/12/2016	12/13/2016				N	Y
2	McLean Data Center Portfolio	7/28/2016	7/27/2016; 7/29/2016	9/22/2016; NAP			N	Y	Acquisition	408,431	70,962	70,958
3	International Paper Global HQ	9/6/2016	8/31/2016		9/27/2016	9.0%	N	Y	Acquisition	0	0	Springing
4	Preferred Freezer Vernon	10/21/2016	10/20/2016		10/21/2016	11.0%	N	Y	Refinance	0	0	Springing
5	Promenade at Tutwiler Farm	11/22/2016	11/22/2016				N	Y	Refinance	0	0	Springing
6	Jamboree Business Center	12/8/2016	12/8/2016		12/8/2016	7.0%	N	Y	Acquisition	0	36,256	36,256
7	Cleveland Technology Center	12/21/2016	12/21/2016				N	Y	Acquisition	82,000	0	Springing
8	Five Star Self-Storage Portfolio	Various	Various				N	Y	Refinance	506,563	182,742	29,007
8.01	Lohr Circle	12/8/2016	12/9/2016				N	Y
8.02	Ferndale	12/10/2016	12/12/2016				N	Y
8.03	Airey Court	12/11/2016	12/6/2016				N	Y
8.04	Highland	12/10/2016	12/12/2016				N	Y
8.05	Chesterland	12/10/2016	12/12/2016				N	Y
8.06	Englewood	12/7/2016	12/9/2016				N	Y
8.07	Lansing	12/11/2016	12/12/2016				N	Y
9	Carrollton Avenue Shopping Center	11/29/2016	12/1/2016				N	Y	Refinance	0	0	7,934; Springing
10	The Strand on Ocean Drive	11/2/2016	11/2/2016				N	Y	Refinance	0	58,217	11,643
11	Palms of Carrollwood	1/12/2017	1/12/2017				N	Y	Acquisition	49,375	173,328	34,666
12	Whitehall Corporate Center VI	11/14/2016	11/11/2016				N	Y	Refinance	0	14,329	14,330
13	Britt Lakes	9/28/2016	9/27/2016				N	Y	Refinance	13,570	0	14,729
14	Peachtree Mall	10/15/2015	10/16/2015				N	Y	Refinance	0	0	Springing
15	Summercrest Apartments	12/8/2016	12/9/2016				N	Y	Refinance	231,011	35,755	17,026
16	9 Barrow Owners Corp.	12/29/2016	12/29/2016				N	Y	Refinance	0	0	Springing
17	Holiday Inn Beaumont	12/29/2016	12/30/2016				N	Y	Refinance	26,750	40,212	13,404
18	Crossroads Shopping Center	8/1/2016	11/22/2016		8/1/2016	15.0%	N	Y	Refinance	295,625	34,039	11,346
19	DoubleTree by Hilton Tempe	11/2/2016	10/31/2016				N	Y	Refinance	98,625	81,443	27,148
20	Beech Meadow Apartments	1/4/2017	1/5/2017				N	Y	Refinance	34,875	65,350	15,559
21	Brownstone Terrace	9/21/2016	9/26/2016				N	Y	Acquisition	1,750	42,363	10,591
22	Holiday Inn Express & Suites Riverhead	1/9/2017	1/6/2017				N	Y	Refinance	0	71,050	16,917
23	StaxUp Storage Homeland	11/7/2016	11/7/2016		11/7/2016	9.0%	N	Y	Refinance	0	37,307	7,461
24	Biltmore Apartments	12/15/2016	12/14/2016				N	Y	Refinance	4,125	17,590	17,078
25	Raghu Apartments	12/7/2016	12/9/2016				N	Y	Refinance	34,267	22,793	10,854
26	Tri Retail Portfolio	Various	Various				N	Y	Acquisition	0	36,950	11,730
26.01	Target Shadow Anchored Outlot	12/12/2016	12/12/2016				N	Y
26.02	Sherwin Williams Anchored	12/1/2016	12/1/2016				N	Y
26.03	Promenade at Castle Rock	12/1/2016	12/1/2016				N	Y
27	Security Public Storage - Brea	12/14/2016	12/14/2016		12/14/2016	13.0%	N	Y	Refinance	0	0	Springing
28	The Rochester Apartments	12/16/2016	12/14/2016				N	Y	Refinance	172,003	15,831	15,370
29	Grinnell Water Works	11/22/2016	12/20/2016				N	Y	Acquisition	0	5,087	2,544
30	Tharp Portfolio III	Various	Various				N	Y	Refinance	8,356	30,409	6,082
30.01	CVS Triangle Center	12/6/2016	12/7/2016				N	Y
30.02	Southeastern & English	12/6/2016	12/8/2016				N	Y
30.03	Fifth Third - Land Lease		12/7/2016				N	Y
30.04	Dunkin Donuts - Land Lease		12/8/2016				N	Y
31	Country Inn & Suites - Dearborn	10/13/2016	10/7/2016				N	Y	Refinance	0	62,026	11,814
32	Oceanview Towers Inc.	11/17/2016	11/16/2016				N	Y	Refinance	0	0	Springing
33	Holiday Inn Express & Suites Sedalia	12/5/2016	12/5/2016				N	Y	Refinance	0	17,097	4,071
34	Tulsa Shops	12/30/2016	12/29/2016				N	Y	Acquisition	0	25,843	5,169
35	Little York Plaza Shopping Center	1/16/2017	1/16/2017				N	Y	Acquisition	0	37,554	18,777
36	Haverstick Office Park	12/1/2016	12/1/2016				N	Y	Acquisition	0	29,046	9,682
37	118 Flats Oval	1/25/2017	1/24/2017				N	Y	Refinance	0	0	Springing
38	Cypress Gardens MHC	10/7/2016	10/7/2016				N	Y	Refinance	0	0	8,863
39	Victoria Place - CA	10/21/2016	9/14/2016		9/13/2016	13.0%	N	Y	Refinance	0	27,608	6,902
40	Your Place Storage	11/9/2016	11/9/2016				N	Y	Acquisition	10,000	8,772	8,772
41	Indiana MHC Portfolio	Various	Various				N	Y	Refinance	5,500	8,681	2,756
41.01	Berkshire Pointe	12/27/2016	12/5/2016				N	Y
41.02	Amberly Pointe	12/27/2016	11/14/2016				N	Y
42	West Wind Shopping Center	12/21/2016	12/21/2016				N	Y	Refinance	0	15,838	7,919
43	Lithia Square	10/25/2016	10/19/2016				N	Y	Refinance	8,438	26,385	8,376
44	Rockville Tudor Apt. Corp.	12/20/2016	12/19/2016				N	Y	Refinance	0	0	Springing
45	60-104 Owners Corp.	11/15/2016	11/15/2016				N	Y	Refinance	0	116,082	15,337
46	55 Lenox Tenants Corporation	11/17/2016	11/17/2016				N	Y	Refinance	0	0	Springing
47	American Storage of Rockwall	11/4/2016	11/4/2016				N	Y	Acquisition	11,250	3,389	3,389
48	Sunset Green Housing Corporation	7/21/2016	7/21/2016				N	Y	Refinance	0	0	Springing
49	Westbrook Tenants Corporation	10/28/2016	11/11/2016				N	Y	Refinance	0	0	Springing
50	The Offices at Johns Creek	12/20/2016					N	Y	Refinance	0	10,299	3,433
51	Beach 124 Apt. Inc. a/k/a Beach 124 Apt Inc.	10/27/2016	10/27/2016				N	Y	Refinance	0	0	Springing
52	345 Bronx River Road Owners, Inc.	1/23/2017	1/23/2017				N	Y	Refinance	0	0	Springing
53	Leopard Mobile Home Park	1/10/2017	1/10/2017				N	Y	Acquisition	30,813	9,219	4,609
54	Brigham Shellbank Cooperative Inc. a/k/a Brigham Shellbank Cooperative, Inc.	12/20/2016	12/16/2016				N	Y	Refinance	0	57,717	19,239
55	Shore Road Apartment Corporation	11/16/2016	11/15/2016				N	Y	Refinance	0	23,999	7,165
56	Southridge Cooperative, Section 1, Inc.	1/23/2017	1/23/2017				N	Y	Refinance	0	0	Springing
57	323-325-327 West 11th Street Owners Corp.	1/9/2017	1/9/2017				N	Y	Refinance	0	0	Springing
58	156-168 East 3rd Street Owners, Inc.	1/19/2017	1/20/2017				N	Y	Refinance	0	0	Springing
59	Highland MHP	11/17/2016	11/17/2016		11/17/2016	10.0%	N	Y	Acquisition	0	2,975	1,488
60	Airport Landing Apartments	1/30/2017	1/30/2017				N	Y	Refinance	0	43,256	12,601
61	140 Sullivan Cooperative Corp.	3/3/2016	3/1/2016				N	Y	Refinance	0	0	Springing

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(12)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty
1	Hyatt Place Portfolio	Cash		0	Springing			0	76,442	0	Cash
1.01	Hyatt Place Greenville
1.02	Hyatt Place Charlotte
1.03	Hyatt Place Dallas
1.04	Hyatt Place Alpharetta
1.05	Hyatt Place Topeka
1.06	Hyatt Place Roanoke
2	McLean Data Center Portfolio	Cash		0	Springing			0	Springing	0
3	International Paper Global HQ			0	Springing			0	Springing	0
4	Preferred Freezer Vernon			0	Springing			0	Springing	0
5	Promenade at Tutwiler Farm			0	Springing			0	Springing	0
6	Jamboree Business Center	Cash		0	Springing			0	2,605	0	Cash
7	Cleveland Technology Center			0	Springing			0	4,504	0	Cash
8	Five Star Self-Storage Portfolio	Cash		24,956	Springing	Cash		0	1,941	0	Cash
8.01	Lohr Circle
8.02	Ferndale
8.03	Airey Court
8.04	Highland
8.05	Chesterland
8.06	Englewood
8.07	Lansing
9	Carrollton Avenue Shopping Center	Cash		0	Springing			0	859; Springing	0	Cash
10	The Strand on Ocean Drive	Cash		7,107	592	Cash		0	158	0	Cash
11	Palms of Carrollwood	Cash		9,043	9,043	Cash		0	3,638	0	Cash
12	Whitehall Corporate Center VI	Cash		0	Springing			0	1,948	0	Cash
13	Britt Lakes	Cash		37,541	3,128	Cash		0	4,500	162,000	Cash
14	Peachtree Mall			0	Springing			0	Springing	0
15	Summercrest Apartments	Cash		118,044	10,220	Cash		300,000	8,875	500,000	Cash
16	9 Barrow Owners Corp.			0	Springing			0	0	0
17	Holiday Inn Beaumont	Cash		70,026	10,004	Cash		0	23,186	0	Cash
18	Crossroads Shopping Center	Cash		16,438	1,264	Cash		112,500	610	51,206	Cash
19	DoubleTree by Hilton Tempe	Cash		67,366	6,737	Cash		0	1/12 of 5.00% of annual operating income	0	Cash
20	Beech Meadow Apartments	Cash		35,832	5,688	Cash		0	5,667	0	Cash
21	Brownstone Terrace	Cash		14,212	3,553	Cash		0	3,025	0	Cash
22	Holiday Inn Express & Suites Riverhead	Cash		69,096	5,982	Cash		0	12,866	0	Cash
23	StaxUp Storage Homeland	Cash		4,307	538	Cash		0	1,142	0	Cash
24	Biltmore Apartments	Cash		17,104	4,152	Cash		0	3,875	0	Cash
25	Raghu Apartments	Cash		65,048	5,632	Cash		200,000	5,850	400,000	Cash
26	Tri Retail Portfolio	Cash		1,283	611	Cash		0	298	0	Cash
26.01	Target Shadow Anchored Outlot
26.02	Sherwin Williams Anchored
26.03	Promenade at Castle Rock
27	Security Public Storage - Brea			0	Springing			0	Springing	0
28	The Rochester Apartments	Cash		15,466	3,754	Cash		0	3,500	0	Cash
29	Grinnell Water Works	Cash		6,130	2,043	Cash		0	1,515	0	Cash
30	Tharp Portfolio III	Cash		17,261	1,438	Cash		600	600	0	Cash
30.01	CVS Triangle Center
30.02	Southeastern & English
30.03	Fifth Third - Land Lease
30.04	Dunkin Donuts - Land Lease
31	Country Inn & Suites - Dearborn	Cash		16,794	1,999	Cash		0	8,092	485,545	Cash
32	Oceanview Towers Inc.			0	Springing			0	0	0
33	Holiday Inn Express & Suites Sedalia	Cash		30,978	Springing	Cash		0	6,988	0	Cash
34	Tulsa Shops	Cash		4,745	2,373	Cash		0	1,149	0	Cash
35	Little York Plaza Shopping Center	Cash		31,036	3,449	Cash		0	3,646	0	Cash
36	Haverstick Office Park	Cash		1,443	1,443	Cash		0	1,464; Springing	60,000	Cash
37	118 Flats Oval			0	Springing			0	667	0	Cash
38	Cypress Gardens MHC	Cash		25,690	2,447	Cash		0	1,121	0	Cash
39	Victoria Place - CA	Cash		0	Springing			0	791; Springing	18,984	Cash
40	Your Place Storage	Cash		1,830	1,830	Cash		1,004	1,004	0	Cash
41	Indiana MHC Portfolio	Cash		6,170	840	Cash		0	1,040	0	Cash
41.01	Berkshire Pointe
41.02	Amberly Pointe
42	West Wind Shopping Center	Cash		20,115	2,786	Cash		24,660	685	24,660	Cash
43	Lithia Square	Cash		15,392	2,094	Cash		0	1,150	0	Cash
44	Rockville Tudor Apt. Corp.			0	Springing			0	0	0
45	60-104 Owners Corp.	Cash		0	Springing			0	0	0
46	55 Lenox Tenants Corporation			0	Springing			0	0	0
47	American Storage of Rockwall	Cash		1,606	1,606	Cash		603	603	21,708	Cash
48	Sunset Green Housing Corporation			0	Springing			0	0	0
49	Westbrook Tenants Corporation			0	Springing			0	0	0
50	The Offices at Johns Creek	Cash		1,078	538	Cash		0	530	20,000	Cash
51	Beach 124 Apt. Inc. a/k/a Beach 124 Apt Inc.			0	Springing			0	0	0
52	345 Bronx River Road Owners, Inc.			0	Springing			0	0	0
53	Leopard Mobile Home Park	Cash		2,861	1,431	Cash		767	767	0	Cash
54	Brigham Shellbank Cooperative Inc. a/k/a Brigham Shellbank Cooperative, Inc.	Cash		0	Springing			0	0	0
55	Shore Road Apartment Corporation	Cash		0	Springing			0	0	0
56	Southridge Cooperative, Section 1, Inc.			0	Springing			0	0	0
57	323-325-327 West 11th Street Owners Corp.			0	Springing			0	0	0
58	156-168 East 3rd Street Owners, Inc.			0	Springing			0	0	0
59	Highland MHP	Cash		475	475	Cash		308	308	0	Cash
60	Airport Landing Apartments	Cash		33,918	10,542	Cash		0	5,000	120,000	Cash
61	140 Sullivan Cooperative Corp.			0	Springing			0	0	0

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Upfront TI/LC Reserve ($)(11)	Monthly TI/LC Reserve ($)(13)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description
1	Hyatt Place Portfolio	0	0	0			0	0			Property Improvement Plan (PIP) Reserve
1.01	Hyatt Place Greenville
1.02	Hyatt Place Charlotte
1.03	Hyatt Place Dallas
1.04	Hyatt Place Alpharetta
1.05	Hyatt Place Topeka
1.06	Hyatt Place Roanoke
2	McLean Data Center Portfolio	0	Springing	0			0	0
3	International Paper Global HQ	3,662,738	53,515	3,210,900	Cash		0	0
4	Preferred Freezer Vernon	0	0	0			0	0
5	Promenade at Tutwiler Farm	0	Springing	0			0	0
6	Jamboree Business Center	0	Springing	0			0	0			Working Capital Reserve
7	Cleveland Technology Center	0	Springing	0			0	0
8	Five Star Self-Storage Portfolio	0	0	0			0	0
8.01	Lohr Circle
8.02	Ferndale
8.03	Airey Court
8.04	Highland
8.05	Chesterland
8.06	Englewood
8.07	Lansing
9	Carrollton Avenue Shopping Center	0	6,010	216,372	Cash		0	0
10	The Strand on Ocean Drive	250,000	1,055	0	Cash		0	0			Free Rent / Common Charges Reserve
11	Palms of Carrollwood	0	12,500	600,000	Cash		0	0
12	Whitehall Corporate Center VI	0	0	0			0	0			Advantage Sales/ChassisLink/Home Point TILC Reserve
13	Britt Lakes	0	0	0			0	0
14	Peachtree Mall	0	Springing	0			0	0
15	Summercrest Apartments	0	0	0			0	0
16	9 Barrow Owners Corp.	0	0	0			0	0			Collateral Security Agreement for Capital Improvements
17	Holiday Inn Beaumont	0	0	0			0	0			PIP Reserve
18	Crossroads Shopping Center	8,750	3,810	228,600	Cash		0	0
19	DoubleTree by Hilton Tempe	0	0	0			0	0			Carry Cost Reserve
20	Beech Meadow Apartments	0	0	0			0	0
21	Brownstone Terrace	0	0	0			0	0
22	Holiday Inn Express & Suites Riverhead	0	0	0			0	0			PIP Reserve
23	StaxUp Storage Homeland	0	0	0			0	0
24	Biltmore Apartments	0	0	0			0	0
25	Raghu Apartments	0	0	0			0	0
26	Tri Retail Portfolio	0	1,865	0	Cash		0	0
26.01	Target Shadow Anchored Outlot
26.02	Sherwin Williams Anchored
26.03	Promenade at Castle Rock
27	Security Public Storage - Brea	0	0	0			0	0
28	The Rochester Apartments	0	0	0			0	0
29	Grinnell Water Works	100,000	4,329	200,000	Cash		0	0			Interact Skills TI Reserve
30	Tharp Portfolio III	1,265	1,265; Springing	100,000	Cash		0	0			Two Amigos Rent Reserve
30.01	CVS Triangle Center
30.02	Southeastern & English
30.03	Fifth Third - Land Lease
30.04	Dunkin Donuts - Land Lease
31	Country Inn & Suites - Dearborn	0	0	0			0	0
32	Oceanview Towers Inc.	0	0	0			0	0			Collateral Security Agreement for Capital Improvements
33	Holiday Inn Express & Suites Sedalia	0	0	0			0	0			PIP Reserve
34	Tulsa Shops	0	3,753	0	Cash		0	0
35	Little York Plaza Shopping Center	0	7,022	350,000	Cash		0	0
36	Haverstick Office Park	150,000	8,320	350,000	Cash		0	0
37	118 Flats Oval	0	0	0			0	0
38	Cypress Gardens MHC	0	0	0			0	0
39	Victoria Place - CA	0	2,632	63,168	Cash		0	0			Springing Big 5 Sporting Goods/Social Security Administration Reserve
40	Your Place Storage	0	0	0			0	0
41	Indiana MHC Portfolio	0	0	0			0	0
41.01	Berkshire Pointe
41.02	Amberly Pointe
42	West Wind Shopping Center	150,000	3,513	150,000	Cash		0	0
43	Lithia Square	50,000	2,500	150,000	Cash		0	0
44	Rockville Tudor Apt. Corp.	0	0	0			0	0
45	60-104 Owners Corp.	0	0	0			0	0			Collateral Security Agreement for Repair Work
46	55 Lenox Tenants Corporation	0	0	0			0	0
47	American Storage of Rockwall	0	0	0			0	0
48	Sunset Green Housing Corporation	0	0	0			0	0
49	Westbrook Tenants Corporation	0	0	0			0	0
50	The Offices at Johns Creek	0	2,375	110,000	Cash		0	0			Springing Fusion Sleep Reserve
51	Beach 124 Apt. Inc. a/k/a Beach 124 Apt Inc.	0	0	0			0	0			Collateral Security Agreement for Capital Improvements
52	345 Bronx River Road Owners, Inc.	0	0	0			0	0
53	Leopard Mobile Home Park	0	0	0			0	0
54	Brigham Shellbank Cooperative Inc. a/k/a Brigham Shellbank Cooperative, Inc.	0	0	0			0	0			Collateral Security Agreement for Capital Improvements
55	Shore Road Apartment Corporation	0	0	0			0	0
56	Southridge Cooperative, Section 1, Inc.	0	0	0			0	0			Collateral Security Agreement for Capital Improvements
57	323-325-327 West 11th Street Owners Corp.	0	0	0			0	0
58	156-168 East 3rd Street Owners, Inc.	0	0	0			0	0
59	Highland MHP	0	0	0			0	0
60	Airport Landing Apartments	0	0	0			0	0
61	140 Sullivan Cooperative Corp.	0	0	0			0	0

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Initial) ($)(5)(11)	Other Escrow I (Monthly) ($)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)(11)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback(7)
1	Hyatt Place Portfolio	3,557,583	0	0	Cash			0	0	0
1.01	Hyatt Place Greenville
1.02	Hyatt Place Charlotte
1.03	Hyatt Place Dallas
1.04	Hyatt Place Alpharetta
1.05	Hyatt Place Topeka
1.06	Hyatt Place Roanoke
2	McLean Data Center Portfolio	0	0	0				0	0	0
3	International Paper Global HQ	0	0	0				0	0	0
4	Preferred Freezer Vernon	0	0	0				0	0	0
5	Promenade at Tutwiler Farm	0	0	0				0	0	0
6	Jamboree Business Center	900,000	0	0	Cash			0	0	0
7	Cleveland Technology Center	0	0	0				0	0	0
8	Five Star Self-Storage Portfolio	0	0	0				0	0	0
8.01	Lohr Circle
8.02	Ferndale
8.03	Airey Court
8.04	Highland
8.05	Chesterland
8.06	Englewood
8.07	Lansing
9	Carrollton Avenue Shopping Center	0	0	0				0	0	0
10	The Strand on Ocean Drive	566,051	14,531	0	Cash		Food Court Lease Reserve	3,100,000	0	0	Cash
11	Palms of Carrollwood	0	0	0				0	0	0
12	Whitehall Corporate Center VI	0	9,738; Springing	725,000	Cash			0	0	0
13	Britt Lakes	0	0	0				0	0	0
14	Peachtree Mall	0	0	0				0	0	0
15	Summercrest Apartments	0	0	0				0	0	0
16	9 Barrow Owners Corp.	2,500,000	0	0	Cash			0	0	0
17	Holiday Inn Beaumont	678,863	0	0	Cash		Hotel Tax / Seasonality Reserve	0	Springing	0
18	Crossroads Shopping Center	0	0	0				0	0	0
19	DoubleTree by Hilton Tempe	225,210	Springing	225,210	Cash		Seasonal Working Capital Reserve	0	150,000; Springing	0	Cash
20	Beech Meadow Apartments	0	0	0				0	0	0
21	Brownstone Terrace	0	0	0				0	0	0
22	Holiday Inn Express & Suites Riverhead	1,500,000	0	0	Cash			0	0	0
23	StaxUp Storage Homeland	0	0	0				0	0	0
24	Biltmore Apartments	0	0	0				0	0	0
25	Raghu Apartments	0	0	0				0	0	0
26	Tri Retail Portfolio	0	0	0				0	0	0
26.01	Target Shadow Anchored Outlot
26.02	Sherwin Williams Anchored
26.03	Promenade at Castle Rock
27	Security Public Storage - Brea	0	0	0				0	0	0
28	The Rochester Apartments	0	0	0				0	0	0
29	Grinnell Water Works	11,498	0	0	Cash			0	0	0
30	Tharp Portfolio III	11,500	0	0	Cash			0	0	0
30.01	CVS Triangle Center
30.02	Southeastern & English
30.03	Fifth Third - Land Lease
30.04	Dunkin Donuts - Land Lease
31	Country Inn & Suites - Dearborn	0	0	0				0	0	0
32	Oceanview Towers Inc.	500,000	0	0	Cash			0	0	0
33	Holiday Inn Express & Suites Sedalia	1,758,247	0	0	Cash			0	0	0
34	Tulsa Shops	0	0	0				0	0	0
35	Little York Plaza Shopping Center	0	0	0				0	0	0			1,168,500
36	Haverstick Office Park	0	0	0				0	0	0
37	118 Flats Oval	0	0	0				0	0	0
38	Cypress Gardens MHC	0	0	0				0	0	0
39	Victoria Place - CA	0	Springing	0				0	0	0			240,000
40	Your Place Storage	0	0	0				0	0	0
41	Indiana MHC Portfolio	0	0	0				0	0	0
41.01	Berkshire Pointe
41.02	Amberly Pointe
42	West Wind Shopping Center	0	0	0				0	0	0
43	Lithia Square	0	0	0				0	0	0
44	Rockville Tudor Apt. Corp.	0	0	0				0	0	0
45	60-104 Owners Corp.	111,250	0	0	Cash			0	0	0
46	55 Lenox Tenants Corporation	0	0	0				0	0	0
47	American Storage of Rockwall	0	0	0				0	0	0
48	Sunset Green Housing Corporation	0	0	0				0	0	0
49	Westbrook Tenants Corporation	0	0	0				0	0	0
50	The Offices at Johns Creek	0	Springing	0			Springing Skylark Reserve	0	Springing	0
51	Beach 124 Apt. Inc. a/k/a Beach 124 Apt Inc.	500,000	0	0	Cash			0	0	0
52	345 Bronx River Road Owners, Inc.	0	0	0				0	0	0
53	Leopard Mobile Home Park	0	0	0				0	0	0
54	Brigham Shellbank Cooperative Inc. a/k/a Brigham Shellbank Cooperative, Inc.	150,000	0	0	Cash			0	0	0
55	Shore Road Apartment Corporation	0	0	0				0	0	0
56	Southridge Cooperative, Section 1, Inc.	1,000,000	0	0	Cash			0	0	0
57	323-325-327 West 11th Street Owners Corp.	0	0	0				0	0	0
58	156-168 East 3rd Street Owners, Inc.	0	0	0				0	0	0
59	Highland MHP	0	0	0				0	0	0
60	Airport Landing Apartments	0	0	0				0	0	0
61	140 Sullivan Cooperative Corp.	0	0	0				0	0	0

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio
1	Hyatt Place Portfolio	Fee				Hard/Springing Cash Management
1.01	Hyatt Place Greenville	Fee
1.02	Hyatt Place Charlotte	Fee
1.03	Hyatt Place Dallas	Fee
1.04	Hyatt Place Alpharetta	Fee
1.05	Hyatt Place Topeka	Fee
1.06	Hyatt Place Roanoke	Fee
2	McLean Data Center Portfolio	Fee				Hard/Upfront Cash Management
3	International Paper Global HQ	Fee				Hard/Upfront Cash Management
4	Preferred Freezer Vernon	Fee				Hard/Upfront Cash Management
5	Promenade at Tutwiler Farm	Fee				Springing
6	Jamboree Business Center	Fee				Hard/Springing Cash Management
7	Cleveland Technology Center	Fee				Hard/Springing Cash Management
8	Five Star Self-Storage Portfolio	Fee				Hard/Upfront Cash Management
8.01	Lohr Circle	Fee
8.02	Ferndale	Fee
8.03	Airey Court	Fee
8.04	Highland	Fee
8.05	Chesterland	Fee
8.06	Englewood	Fee
8.07	Lansing	Fee
9	Carrollton Avenue Shopping Center	Fee				Soft/Springing Cash Management
10	The Strand on Ocean Drive	Fee				Hard/Springing Cash Management
11	Palms of Carrollwood	Fee				Springing
12	Whitehall Corporate Center VI	Fee				Hard/Upfront Cash Management
13	Britt Lakes	Fee				None
14	Peachtree Mall	Fee				Hard/Springing Cash Management
15	Summercrest Apartments	Fee				Springing
16	9 Barrow Owners Corp.	Fee				None	11,750,000	39,669	750,000	0	6.33	6.30	14.1%
17	Holiday Inn Beaumont	Fee				Springing
18	Crossroads Shopping Center	Fee				Hard/Springing Cash Management
19	DoubleTree by Hilton Tempe	Fee				Hard/Springing Cash Management
20	Beech Meadow Apartments	Fee				Springing
21	Brownstone Terrace	Fee				Springing
22	Holiday Inn Express & Suites Riverhead	Fee				Hard/Springing Cash Management
23	StaxUp Storage Homeland	Fee				Springing
24	Biltmore Apartments	Fee				Springing
25	Raghu Apartments	Fee				Springing
26	Tri Retail Portfolio	Fee				Springing
26.01	Target Shadow Anchored Outlot	Fee
26.02	Sherwin Williams Anchored	Fee
26.03	Promenade at Castle Rock	Fee
27	Security Public Storage - Brea	Fee				None
28	The Rochester Apartments	Fee				Springing
29	Grinnell Water Works	Fee				Hard/Springing Cash Management
30	Tharp Portfolio III	Fee				Springing
30.01	CVS Triangle Center	Fee
30.02	Southeastern & English	Fee
30.03	Fifth Third - Land Lease	Fee
30.04	Dunkin Donuts - Land Lease	Fee
31	Country Inn & Suites - Dearborn	Fee				Springing
32	Oceanview Towers Inc.	Fee				None
33	Holiday Inn Express & Suites Sedalia	Fee				Springing
34	Tulsa Shops	Fee				Hard/Springing Cash Management
35	Little York Plaza Shopping Center	Fee				Springing
36	Haverstick Office Park	Fee				None
37	118 Flats Oval	Fee				Hard/Springing Cash Management
38	Cypress Gardens MHC	Fee				Springing
39	Victoria Place - CA	Fee				Springing
40	Your Place Storage	Fee				Springing
41	Indiana MHC Portfolio	Fee				Springing
41.01	Berkshire Pointe	Fee
41.02	Amberly Pointe	Fee
42	West Wind Shopping Center	Fee				None
43	Lithia Square	Fee				Springing
44	Rockville Tudor Apt. Corp.	Fee				None	4,300,000	20,021	500,000	0	3.66	3.60	32.6%
45	60-104 Owners Corp.	Fee				None	3,844,361	16,685	500,000	264	5.49	5.38	18.7%
46	55 Lenox Tenants Corporation	Fee				None
47	American Storage of Rockwall	Fee				Springing
48	Sunset Green Housing Corporation	Fee				None	3,491,381	16,786	500,000	0	3.55	3.47	32.3%
49	Westbrook Tenants Corporation	Fee				None	3,241,111	15,399	250,000	0	6.47	6.33	16.0%
50	The Offices at Johns Creek	Fee				None
51	Beach 124 Apt. Inc. a/k/a Beach 124 Apt Inc.	Fee				None	3,086,811	14,060	250,000	0	4.81	4.71	18.9%
52	345 Bronx River Road Owners, Inc.	Fee				None	3,000,000	14,352	500,000	0	3.95	3.79	23.7%
53	Leopard Mobile Home Park	Fee				Springing
54	Brigham Shellbank Cooperative Inc. a/k/a Brigham Shellbank Cooperative, Inc.	Fee				None	2,597,823	10,963	500,000	0	6.14	5.94	15.0%
55	Shore Road Apartment Corporation	Fee				None	2,593,717	11,948	500,000	0	3.91	3.79	29.5%
56	Southridge Cooperative, Section 1, Inc.	Fee				None
57	323-325-327 West 11th Street Owners Corp.	Fee				None	2,097,415	9,872	500,000	0	6.92	6.78	6.4%
58	156-168 East 3rd Street Owners, Inc.	Fee				None
59	Highland MHP	Fee				Springing
60	Airport Landing Apartments	Fee				None
61	140 Sullivan Cooperative Corp.	Fee				None	1,500,000	5,737	500,000	0	15.27	15.24	5.1%

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor	Affiliated Sponsors	Mortgage Loan Number
1	Hyatt Place Portfolio				William Lee Nelson; American Hospitality Properties Fund I, LLC; American Hospitality Properties Fund III, LLC		1
1.01	Hyatt Place Greenville						1.01
1.02	Hyatt Place Charlotte						1.02
1.03	Hyatt Place Dallas						1.03
1.04	Hyatt Place Alpharetta						1.04
1.05	Hyatt Place Topeka						1.05
1.06	Hyatt Place Roanoke						1.06
2	McLean Data Center Portfolio				Carter Validus Mission Critical REIT II, Inc.		2
3	International Paper Global HQ				AG Net Lease III Corp.; AG Net Lease III (SO) Corp.		3
4	Preferred Freezer Vernon				Sherwin Jarol		4
5	Promenade at Tutwiler Farm				E. Stanley Kroenke		5
6	Jamboree Business Center				GEM Realty Evergreen Fund, L.P.; Pendulum Property Partners, LLC		6
7	Cleveland Technology Center				H5 Data Centers; Josh Simms		7
8	Five Star Self-Storage Portfolio			1,500,000	Fred Phillip Schwartz; Susan Hoffman; Baruch Chaim Manies		8
8.01	Lohr Circle			322,776			8.01
8.02	Ferndale			318,741			8.02
8.03	Airey Court			251,262			8.03
8.04	Highland			221,908			8.04
8.05	Chesterland			181,561			8.05
8.06	Englewood			121,041			8.06
8.07	Lansing			82,711			8.07
9	Carrollton Avenue Shopping Center				Jeffrey J. Feil		9
10	The Strand on Ocean Drive				Joseph Nakash; Eli Gindi		10
11	Palms of Carrollwood				Wallace Enterprises Inc.; Nina W. Broach; John White-Spunner		11
12	Whitehall Corporate Center VI			850,000	Riprand Count Arco		12
13	Britt Lakes				William O. Richardson; Horace William Miller IV		13
14	Peachtree Mall				General Growth Partners		14
15	Summercrest Apartments				Arun Verma	Y - Group 1	15
16	9 Barrow Owners Corp.	25.7%	25.5%				16
17	Holiday Inn Beaumont				Summit11		17
18	Crossroads Shopping Center				Calvin Phan; Jessica Nguyen		18
19	DoubleTree by Hilton Tempe			2,198,500	Driftwood Hospitality Management, LLC		19
20	Beech Meadow Apartments				Shlomo Tress; Yechezkel Landau		20
21	Brownstone Terrace				David Brecher		21
22	Holiday Inn Express & Suites Riverhead				Albert L. Salvatico		22
23	StaxUp Storage Homeland				Randall Strauss		23
24	Biltmore Apartments				William Ian MacDonald	Y - Group 2	24
25	Raghu Apartments				Arun Verma	Y - Group 1	25
26	Tri Retail Portfolio				Dean Shabbouei		26
26.01	Target Shadow Anchored Outlot						26.01
26.02	Sherwin Williams Anchored						26.02
26.03	Promenade at Castle Rock						26.03
27	Security Public Storage - Brea				Michael B. Eisler; Michael S. Orwitz; The Michael Bradley Eisler Revocable Trust; Michael Orwitz Living Trust; BACO Realty Corporation		27
28	The Rochester Apartments				William Ian MacDonald	Y - Group 2	28
29	Grinnell Water Works				Saturn Property Investments, LLC		29
30	Tharp Portfolio III				Donald J. Tharp; Marsha Tharp		30
30.01	CVS Triangle Center						30.01
30.02	Southeastern & English						30.02
30.03	Fifth Third - Land Lease						30.03
30.04	Dunkin Donuts - Land Lease						30.04
31	Country Inn & Suites - Dearborn				Saad Roumaya		31
32	Oceanview Towers Inc.						32
33	Holiday Inn Express & Suites Sedalia				Larry-Bharat Patel		33
34	Tulsa Shops				Joseph Goldstein		34
35	Little York Plaza Shopping Center				Plaza Fiesta, LLC; Washington State Investment Board		35
36	Haverstick Office Park				Abhishek Mathur; Brian Adams		36
37	118 Flats Oval				James R. Wymer		37
38	Cypress Gardens MHC				Jan-Marie Cassidy; Lee S. Cassidy		38
39	Victoria Place - CA				Stephen B. Jaeger; The Stephen B. Jaeger Living Trust		39
40	Your Place Storage				Daniel A. Myers		40
41	Indiana MHC Portfolio				Kurtis P. Keeney; Nathan G. Smith		41
41.01	Berkshire Pointe						41.01
41.02	Amberly Pointe						41.02
42	West Wind Shopping Center				Martin Hampton; Stacy Hampton		42
43	Lithia Square				Aristides Sideris; Mark Silverman		43
44	Rockville Tudor Apt. Corp.	20.5%	20.1%				44
45	60-104 Owners Corp.	28.6%	28.0%				45
46	55 Lenox Tenants Corporation						46
47	American Storage of Rockwall				William S. Slaughter; Kendra Y. Slaughter		47
48	Sunset Green Housing Corporation	20.5%	20.0%				48
49	Westbrook Tenants Corporation	36.9%	36.1%				49
50	The Offices at Johns Creek				Rembert T. Cribb		50
51	Beach 124 Apt. Inc. a/k/a Beach 124 Apt Inc.	26.3%	25.8%				51
52	345 Bronx River Road Owners, Inc.	22.7%	21.8%				52
53	Leopard Mobile Home Park				Eliot B. Barnett; Ken Bruder; Norman Winton		53
54	Brigham Shellbank Cooperative Inc. a/k/a Brigham Shellbank Cooperative, Inc.	31.1%	30.1%				54
55	Shore Road Apartment Corporation	21.6%	20.9%				55
56	Southridge Cooperative, Section 1, Inc.						56
57	323-325-327 West 11th Street Owners Corp.	39.1%	38.3%				57
58	156-168 East 3rd Street Owners, Inc.						58
59	Highland MHP				Harold Higgins; Gayle E. Pereira		59
60	Airport Landing Apartments				Leon Mucasey		60
61	140 Sullivan Cooperative Corp.	70.1%	70.0%				61

A-1-17

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Preliminary Prospectus for additional information on the 15 largest mortgage loans.

(1)	“AREF” denotes Argentic Real Estate Finance LLC, “RMF” denotes Rialto Mortgage Finance, LLC, “NCB” denotes National Cooperative Bank, N.A., “CIIICM” denotes C-III Commercial Mortgage LLC and “WFB” denotes Wells Fargo Bank, National Association.

(2)	For mortgage loan #7 (Cleveland Technology Center), the Number of Units includes 112,869 square feet of data center space, 61,114 square feet of warehouse space, 25,645 square feet of colocation space, 5,923 square feet of office space, 4,150 square feet of connectivity space and 60,484 square feet of raw space.

For mortgage loan #9 (Carrollton Avenue Shopping Center), the Number of Units includes the largest and second largest tenants (150,000 and 13,225 square feet, respectively), representing 79.2% of net rentable square feet, who lease their collateral pad sites and the improvements built on the pad sites are owned by the tenant.

For mortgage loan #23 (StaxUp Storage Homeland), the Number of Units does not include 285 RV sites that are included in U/W Revenues.

For mortgage loan #30 (Tharp Portfolio III), the Number of Units does not include the fourth largest tenant (Fifth Third Bank) and fifth largest tenant (Dunkin’ Donuts) at the portfolio (4,956 and 3,120 square feet, respectively), who lease their collateral pad sites and own the improvements built on the pad sites.

For mortgage loan #53 (Leopard Mobile Home Park), the Number of Units and U/W Revenues includes 66 RV sites and two single-family homes.

For mortgage loan #59 (Highland MHP), the Number of Units and U/W Revenues includes 21 RV sites.

(3)	For mortgage loan #60 (Airport Landing Apartments), the loan was originated in 2001 and the lockout period has expired.

(4)	For mortgage loan #14 (Peachtree Mall), a one-time grace period default of two business days is permitted during the mortgage loan term.

(5)	For mortgage loan #12 (Whitehall Corporate Center VI), the appraised value of $18,800,000 assumes the outstanding tenant improvement and leasing commissions have not been paid and the mortgaged property is not stabilized. The appraised value of $20,000,000 assumes the outstanding tenant improvements and leasing commissions have been paid but the property is not stabilized. The Appraised Value represents the value given that all tenant improvement and leasing commissions have been paid and the mortgaged property is stabilized at full market rents as of September 1, 2017. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the $20,000,000 appraised value are 71.8% and 59.5%, respectively.

For mortgage loan #17 (Holiday Inn Beaumont), the Appraised Value is based on the assumption that a property improvement plan (“PIP”) has been completed in accordance with the brand requirements. Approximately $3,900,000 of the $4,400,000 PIP has been completed. A $678,863 reserve (125% of the estimated remaining PIP costs) was established at origination for the remaining PIP work, which is expected to be completed by the second quarter of 2017.

For mortgage loan #22 (Holiday Inn Express & Suites Riverhead), the Appraised Value is based on the assumption that capital improvements of $1,500,000 are completed by January 1st, 2018. A $1,500,000 reserve was taken at origination representing the outstanding capital improvements. The appraised value assuming the capital improvements have not been completed is $14,600,000. The

A-1-18

Cut-Off Date LTV Ratio and LTV Ratio at Maturity, assuming the $14,600,000 appraised value, are 61.6% and 51.2%, respectively.

(6)	For mortgage loan #14 (Peachtree Mall), the mortgage loan represents Note A-4 of four pari passu notes, which have a combined Cut-off Date Balance of $78,896,500. Note A-1, Note A-2 and Note A-3 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Note A-1, Note A-2, Note A-3 and Note A-4 in the aggregate (the “Peachtree Mall Whole Loan”). Note A-4 represents a non-controlling interest in the Peachtree Mall Whole Loan.

For mortgage loan #19 (DoubleTree by Hilton Tempe), the mortgage loan represents Note A-2 of two pari passu notes, which have a combined Cut-off Date Balance of $20,533,701. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Note A-1 and Note A-2 in the aggregate (the “DoubleTree by Hilton Tempe Whole Loan”). Note A-2 represents a non-controlling interest in the DoubleTree by Hilton Tempe Whole Loan.

(7)	For mortgage loan #35 (Little York Plaza Shopping Center), All LTVs, DSCRs and Debt Yields are calculated assuming the full loan amount of $5,581,000. Provided there has been no event of default, the Holdback can be disbursed in whole provided that the following conditions are satisfied: (i) the guarantor maintains a minimum net worth of at least $5,581,000; and (ii) the guarantor maintains liquidity of at least $250,000. If the Holdback has not been released by July 24, 2018, the lender may apply the unreleased proceeds to pay down the loan, accompanied by the applicable yield maintenance premium to be paid by the borrower. Assuming the full Holdback balance is applied to the full loan amount of $5,581,000, Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield are 45.2%, 45.2%, 3.43x, 2.96x, 16.7% and 14.4%, respectively.

For mortgage loan #39 (Victoria Place – CA), All LTVs, DSCRs and Debt Yields are calculated assuming the full loan amount of $4,800,000. Provided there has been no event of default, the Holdback can be disbursed in whole provided that the following conditions are satisfied: (i) the fourth largest tenant (2,100 square feet), representing 4.9% of net rentable square feet, is in occupancy, open for business and paying full unabated rent; or (ii) the net cash flow debt yield is at least 9.47%. If the Holdback has not been released by December 1, 2018, the lender may apply the unreleased proceeds to pay down the loan, accompanied by the applicable yield maintenance premium to be paid by the borrower. Assuming the full Holdback balance is applied to the full loan amount of $4,800,000, Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield are 64.2%, 54.8%, 1.74x, 1.59x, 10.9% and 10.0%, respectively.

(8)	For mortgage loan #17 (Holiday Inn Beaumont), food and beverage income accounts for approximately 28.0% of U/W Revenues.

For mortgage loan #19 (DoubleTree by Hilton Tempe), food and beverage income accounts for approximately 28.4% of U/W Revenues.

(9)	For mortgage loan #18 (Crossroads Shopping Center), the largest tenant (4,400 square feet), representing 12.0% of net rentable square feet, occupies a portion of their space (1,200 square feet) on a month to month basis. The tenant has occupied such space since 2009.

(10)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #6 (Jamboree Business Center), the second largest tenant (26,582 square feet), representing 17.0% of the net rentable square feet, has the right to reduce its space by 6,635 square feet on December 31, 2019 by providing nine months’ written notice. If this option is not exercised, the borrower is required to pay the tenant an amount equal to $217,972 by January 31, 2020. The third largest tenant (20,132 square feet), representing 12.9% of the net rentable square feet, may

A-1-19

terminate its lease beginning on February 29, 2020, with 270 days’ written notice and a termination payment equal to the sum of: (i) $114,394; (ii) the sum of the first four months’ rent; and (iii) unamortized tenant improvements and leasing costs. The fourth largest tenant (18,270 square feet), representing 11.7% of the net rentable square feet, may terminate its lease beginning on June 30, 2021, with 365 days’ written notice and a termination payment equal to the sum of: (i) $83,677; and (ii) the sum of eight months’ rent and unamortized tenant improvements and leasing costs, calculated on a straight-line basis.

For mortgage loan #9 (Carrollton Avenue Shopping Center), the largest tenant (150,000 square feet), representing 72.8% of net rentable square feet, may terminate the lease on its gas station parcel if they elect to cease operations of the gas station.

For mortgage loan #11 (Palms of Carrollwood), the largest tenant (35,931 square feet), representing 21.4% of the net rentable area may terminate its lease if the borrower fails to maintain a minimum number of parking spaces in certain defined parking areas by providing 120 days written notice of such failure. No such notice has been received, however, the number of parking spaces in the defined parking areas currently does not meet the minimum threshold by seven total parking spaces (four in the parking area to the west and three in the parking area to the east). The borrower is required to add the additional seven parking spaces within 45 days of origination of the mortgage loan and has deposited $10,000 in an escrow account. Additionally, non-recourse carveouts were expanded to include any loss resulting from the failure to be in compliance with the parking requirements detailed in the lease.

For mortgage loan #12 (Whitehall Corporate Center VI), the largest tenant (25,003 square feet), representing 21.4% of net rentable square feet, may terminate its lease as of November 30, 2019 upon providing written notice by February 28, 2019 and payment of all unamortized tenant improvements, leasing commissions and free rent. The largest tenant also has a one-time right to return up to 25% of its space as of May 31, 2019 upon providing six months’ written notice and payment of all pro rata unamortized tenant improvements, leasing commissions and free rent.

For mortgage loan #14 (Peachtree Mall), the fourth largest tenant (21,210 square feet), representing 4.0% of the net rentable square feet, may terminate its lease if sales for the period beginning January 1, 2019 through December 31, 2019 do not exceed $2,800,000 by providing 365 days’ written notice by June 30, 2020 and paying a termination fee equal to 50% of all unamortized tenant improvements and leasing commissions. The fifth largest tenant (13,159 square feet), representing 2.5% of the net rentable square feet, has the option to terminate its lease if sales for the period beginning July 31, 2019 through June 30, 2020 do not exceed $1,500,000 by providing 90 days’ written notice by August 31, 2020 and paying a termination fee equal to 50% of all unamortized tenant improvements and leasing commissions.

For mortgage loan #26 (Tri Retail Portfolio), the third largest tenant (2,922 square feet), representing 12.3% of net rentable square feet of the entire portfolio, may terminate its lease on May 21st, 2023 upon providing a 180 days’ prior written notice and payment of a termination fee equal to the sum of the then unamortized brokerage commission.

For mortgage loan #30 (Tharp Portfolio III), the largest tenant at the Dunkin Donuts - Land Lease mortgaged property (3,120 square feet, comprising the non-collateral improvements) may terminate its lease upon providing 120 days’ written notice and payment of all remaining rents discounted at 8.0%.

For mortgage loan #39 (Victoria Place – CA), the largest tenant (10,008 square feet), representing 23.5% of net rentable square feet, may terminate its lease at any time after March 31, 2020 upon providing 90 days’ written notice.

(11)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises that were included in the underwriting.

For mortgage loan #6 (Jamboree Business Center), the largest tenant (38,079 square feet), representing 24.4% of the net rentable square feet, is in a free rent period for a portion of its space

A-1-20

(2,063 square feet) through April 2017. The third largest tenant (20,132 square feet), representing 12.9% of the net rentable square feet, is in a free rent period through March 2017.

For mortgage loan #7 (Cleveland Technology Center), the fourth largest tenant (16,800 square feet), representing 6.2% of the net rentable square feet, has executed a new antenna lease as part of their last lease renewal but has not commenced paying rent for the antenna lease. Rent is anticipated to begin April 2017.

For mortgage loan #10 (The Strand on Ocean Drive), the largest tenant (5,634 square feet), representing 44.5% of the net rentable square feet and the fourth largest tenant (204 square feet), representing 1.6% of the net rentable square feet, have executed leases but are not yet in occupancy or paying rent. The tenants are expected to take occupancy by June 2017 and commence paying full, unabated rent by September 2017. Reserves in the amount of $566,051 and $250,000 were established at origination, representing the outstanding rent abatement and tenant improvements, respectively. A reserve in the amount of $3.1 million was established at origination, which will be released once the largest tenant is in occupancy, open for business, paying full unabated rent and has delivered an acceptable estoppel certificate to the lender. Additionally, an affiliate of the borrower executed a five-year master lease on the same rental terms as the largest tenant’s lease. The obligations of the largest tenant under the master lease are guaranteed by the Sponsors of the mortgage loan. The master lease will terminate once the largest tenant has completed its build out and either: (i) the largest tenant’s gross sales after two years of operation are at least $4,500,000 million per annum; or (ii) the largest tenant’s lease is guaranteed by an individual with financial statements acceptable to the lender.

For mortgage loan #30 (Tharp Portfolio III), the second largest tenant at the Southeastern & English mortgaged property (3,450 square feet), representing 11.6% of net rentable square feet of the portfolio, is paying rent, but has yet to open for business. The tenant is anticipated to be open for business by March 1, 2017.

(12)	For mortgage loan #1 (Hyatt Place Portfolio), the Monthly Replacement Reserve is equal to: (A) for the period starting on January 17, 2017 and ending the earlier of: (i) February 5, 2019; and (ii) the date that the performance improvement plan (“PIP”) is completed, the greater of: (1) 1/12 of 2% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs; and (2) the amount required to be reserved under the management agreement and franchise agreement; and (B) for the period starting with the earlier of: (i) February 6, 2019; and (ii) the date that the PIP is completed, the greater of: (1) 1/12 of 4% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs; and (2) the amount required to be reserved under the management agreement and franchise agreement.

For mortgage loan #22 (Holiday Inn Express & Suites Riverhead), the Monthly Replacement Reserve is equal to the greater of: (A) an amount equal to: (i) during the first and second year of the loan term, 1/12 of 3% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs; or (ii) during the third year of the loan term and thereafter, 1/12 of 4% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs; and (B) the amount required to be reserved under the management agreement and franchise agreement.

For mortgage loan #31 (Country Inn & Suites - Dearborn) and mortgage loan #33 (Holiday Inn Express & Suites Sedalia), the Monthly Replacement Reserve will be equal to the greater of: (i) 1/12 of 4% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs; and (ii) the amount required to be reserved under the management agreement and franchise agreement.

(13)	For mortgage loan #3 (International Paper Global HQ), the TI/LC Escrow (Monthly) starts in February 2022.

A-1-21

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Commercial Mortgage Trust 2017-RC1

Annex A-2: Mortgage Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Loan Seller	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Rialto Mortgage Finance, LLC	15	$195,679,959	30.8%	5.424%	118	360	1.60x	11.4%	10.4%	64.3%	56.8%
Wells Fargo Bank, National Association	11	189,611,681	29.9	4.815	102	360	1.81	10.6	9.8	61.5	57.9
Argentic Real Estate Finance LLC	13	171,940,926	27.1	4.880	109	351	1.92	11.5	10.5	59.2	54.0
National Cooperative Bank, N.A.	15	49,229,160	7.8	4.074	119	383	7.31	44.0	43.2	15.5	13.1
C-III Commercial Mortgage LLC	7	28,452,006	4.5	5.466	116	344	1.36	10.9	10.5	61.0	51.2
Total/Weighted Average:	61	$634,913,732	100.0%	4.992%	111	359	2.18x	13.7%	12.8%	58.2%	52.7%

A-2-1

Wells Fargo Commercial Mortgage Trust 2017-RC1

Annex A-2: Mortgage Pool Information

Mortgaged Properties by Property Type(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Property Type	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Retail	16	$147,534,018	23.2%	5.015%	117	351	1.60x	9.9%	9.3%	60.7%	56.0%
Anchored	8	97,899,214	15.4	5.043	118	359	1.71	10.2	9.4	60.4	57.6
Unanchored	3	26,957,000	4.2	5.110	119	360	1.23	8.2	8.1	62.1	56.1
Regional Mall	1	11,352,804	1.8	3.944	105	291	1.85	12.8	11.8	56.4	42.2
Shadow Anchored	3	8,350,000	1.3	5.750	118	360	1.25	8.9	8.8	63.7	57.3
Single Tenant	1	2,975,000	0.5	5.290	120	360	1.36	9.3	9.0	63.4	52.6
Multifamily	24	124,150,614	19.6	4.780	118	364	3.75	23.8	23.0	46.3	39.9
Garden	8	65,485,079	10.3	5.245	116	353	1.42	10.7	9.9	66.0	57.3
Cooperative	15	49,229,160	7.8	4.074	119	383	7.31	44.0	43.2	15.5	13.1
Student Housing	1	9,436,374	1.5	5.230	119	359	1.35	9.3	8.9	69.9	58.0
Hospitality	11	96,038,611	15.1	5.414	119	359	1.78	13.9	12.0	63.1	54.1
Limited Service	9	76,469,507	12.0	5.424	119	360	1.79	13.7	12.0	64.1	55.3
Full Service	2	19,569,103	3.1	5.378	119	359	1.74	14.5	11.7	59.5	49.6
Office	6	93,947,461	14.8	4.832	119	359	1.65	10.6	9.4	64.8	60.0
Suburban	5	91,054,342	14.3	4.813	119	360	1.67	10.6	9.4	64.6	60.1
Medical	1	2,893,118	0.5	5.430	118	358	1.31	10.3	8.9	69.7	58.2
Other	4	77,918,000	12.3	4.582	59	360	2.67	13.2	12.5	54.1	53.8
Data Center	2	76,300,000	12.0	4.567	58	0	2.70	13.3	12.5	53.9	53.9
Leased Fee	2	1,618,000	0.3	5.290	120	360	1.36	9.3	9.0	63.4	52.6
Self Storage	11	48,779,971	7.7	5.455	119	359	1.39	9.6	9.5	63.0	53.1
Self Storage	11	48,779,971	7.7	5.455	119	359	1.39	9.6	9.5	63.0	53.1
Industrial	1	33,000,000	5.2	4.890	118	0	1.94	10.0	9.6	56.9	56.9
Cold Storage	1	33,000,000	5.2	4.890	118	0	1.94	10.0	9.6	56.9	56.9
Manufactured Housing Community	5	13,545,058	2.1	5.733	118	358	1.37	9.9	9.5	67.4	57.1
Manufactured Housing Community	5	13,545,058	2.1	5.733	118	358	1.37	9.9	9.5	67.4	57.1
Total/Weighted Average:	78	$634,913,732	100.0%	4.992%	111	359	2.18x	13.7%	12.8%	58.2%	52.7%

(1)	A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-2

Wells Fargo Commercial Mortgage Trust 2017-RC1

Annex A-2: Mortgage Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
State	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
California	6	$89,996,591	14.2%	4.977%	119	359	1.79x	10.0%	9.5%	59.3%	56.0%
Southern	4	75,225,947	11.8	4.840	119	359	1.88	10.0	9.6	58.4	56.2
Northern	2	14,770,644	2.3	5.678	117	358	1.34	10.0	9.3	64.0	54.8
Texas	12	76,623,579	12.1	5.311	117	353	1.67	12.3	11.1	62.3	54.8
New York	16	58,216,353	9.2	4.271	119	378	6.44	39.3	38.3	21.5	18.1
Virginia	2	57,300,000	9.0	4.666	64	360	2.26	11.6	10.9	60.5	59.6
Florida	4	47,699,237	7.5	5.079	120	359	1.55	9.4	8.9	58.7	55.0
North Carolina	4	46,394,342	7.3	4.978	118	359	1.53	10.4	9.4	67.9	58.9
Indiana	10	38,736,064	6.1	5.444	119	360	1.34	9.8	9.0	67.6	57.9
Tennessee	1	38,350,000	6.0	4.740	118	360	1.52	10.9	9.5	65.8	60.5
Ohio	4	35,685,747	5.6	4.844	77	360	2.83	14.9	13.9	48.6	46.1
Alabama	1	27,700,000	4.4	4.950	117	0	1.76	9.6	8.8	64.4	64.4
Michigan	6	26,021,686	4.1	5.675	119	359	1.47	10.7	10.2	65.6	55.2
Georgia	3	23,545,922	3.7	4.717	112	326	1.76	12.8	11.5	61.3	49.8
Louisiana	1	22,000,000	3.5	4.990	118	360	1.38	9.1	8.9	57.4	52.9
South Carolina	1	11,550,000	1.8	5.440	119	360	1.78	13.7	12.0	64.6	56.5
Arizona	1	9,569,103	1.5	5.627	117	357	1.69	14.6	11.7	63.6	53.5
Kansas	1	7,000,000	1.1	5.440	119	360	1.78	13.7	12.0	64.6	56.5
Missouri	1	5,991,406	0.9	5.290	119	359	1.98	14.6	13.2	67.3	55.9
Oklahoma	1	5,662,000	0.9	5.015	120	360	1.49	10.6	9.6	73.5	63.7
Illinois	1	3,000,000	0.5	5.750	118	360	1.25	8.9	8.8	63.7	57.3
Colorado	1	2,450,000	0.4	5.750	118	360	1.25	8.9	8.8	63.7	57.3
Oregon	1	1,421,701	0.2	5.580	118	358	1.30	9.2	8.9	71.1	59.7
Total/Weighted Average:	78	$634,913,732	100.0%	4.992%	111	359	2.18x	13.7%	12.8%	58.2%	52.7%

(1)	For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-3

Wells Fargo Commercial Mortgage Trust 2017-RC1

Annex A-2: Mortgage Pool Information

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
1,000,000	1	$1,000,000	0.2%	4.530%	119	0	22.85x	105.1%	105.0%	3.4%	3.4%
1,000,001 - 2,000,000	5	8,026,543	1.3	5.113	107	245	10.78	102.4	99.7	17.4	12.2
2,000,001 - 3,000,000	8	20,848,962	3.3	4.431	118	371	4.27	25.5	24.6	31.4	26.0
3,000,001 - 4,000,000	5	17,536,915	2.8	4.565	118	382	3.71	21.4	20.9	37.6	31.7
4,000,001 - 5,000,000	5	23,528,357	3.7	5.296	118	359	1.59	10.4	9.8	66.3	58.2
5,000,001 - 6,000,000	5	28,144,406	4.4	5.122	119	360	1.71	11.9	10.5	66.9	59.6
6,000,001 - 7,000,000	3	19,330,618	3.0	5.055	119	397	3.24	19.5	18.6	49.2	41.2
7,000,001 - 8,000,000	3	22,218,221	3.5	5.083	118	359	1.65	10.3	9.8	59.7	54.1
8,000,001 - 9,000,000	5	42,799,919	6.7	5.414	118	360	1.46	10.6	9.9	60.6	52.5
9,000,001 - 10,000,000	5	48,476,122	7.6	5.545	118	359	1.48	11.6	10.1	63.3	53.5
10,000,001 - 15,000,000	5	61,667,146	9.7	4.586	116	344	2.44	13.4	12.7	57.5	47.9
15,000,001 - 20,000,000	2	38,720,000	6.1	4.957	120	360	1.59	9.2	8.7	58.7	56.3
20,000,001 - 30,000,000	5	125,266,524	19.7	4.960	106	359	2.02	11.2	10.6	57.8	55.0
30,000,001 - 50,000,000	2	71,350,000	11.2	4.809	118	360	1.71	10.5	9.5	61.7	58.8
50,000,001 - 55,000,000	2	106,000,000	16.7	5.021	89	360	2.04	12.5	11.4	62.4	58.2
Total/Weighted Average:	61	$634,913,732	100.0%	4.992%	111	359	2.18x	13.7%	12.8%	58.2%	52.7%

A-2-4

Wells Fargo Commercial Mortgage Trust 2017-RC1

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.15	1	$20,000,000	3.2%	5.170%	120	360	1.15x	7.6%	7.6%	60.6%	56.0%
1.16 - 1.30	7	53,746,377	8.5	5.607	118	359	1.27	9.3	8.7	66.9	57.6
1.31 - 1.40	12	110,506,813	17.4	5.235	118	359	1.36	9.3	9.0	64.1	55.3
1.41 - 1.50	5	24,770,746	3.9	5.455	115	342	1.47	12.7	11.3	64.0	55.7
1.51 - 1.75	7	89,369,517	14.1	5.047	118	359	1.58	11.6	10.2	63.9	56.0
1.76 - 2.00	8	156,615,119	24.7	5.086	117	351	1.83	12.1	10.9	61.8	56.4
2.01 - 2.25	2	44,520,000	7.0	4.658	120	0	2.06	10.6	9.7	59.2	59.2
2.26 - 2.50	3	60,856,000	9.6	4.604	67	0	2.33	11.6	10.9	59.5	59.5
2.51 - 22.85	16	74,529,160	11.7	4.239	99	383	6.00	35.0	34.0	24.3	22.8
Total/Weighted Average:	61	$634,913,732	100.0%	4.992%	111	359	2.18x	13.7%	12.8%	58.2%	52.7%

A-2-5

Wells Fargo Commercial Mortgage Trust 2017-RC1

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.6 - 8.0	1	$20,000,000	3.2%	5.170%	120	360	1.15x	7.6%	7.6%	60.6%	56.0%
8.1 - 9.0	4	32,175,000	5.1	5.036	117	360	1.30	8.7	8.4	69.6	60.7
9.1 - 10.0	17	197,773,292	31.1	5.256	118	359	1.50	9.6	9.1	62.5	56.3
10.1 - 11.0	9	115,543,785	18.2	4.836	119	360	1.74	10.7	9.6	63.0	59.3
11.1 - 12.0	3	70,775,000	11.1	4.784	74	360	2.12	11.4	10.8	61.5	58.8
12.1 - 13.0	3	21,087,804	3.3	4.422	111	313	1.87	12.7	11.2	59.6	49.9
13.1 - 14.0	4	76,059,102	12.0	5.388	119	360	1.81	13.6	11.9	63.3	55.4
14.1 - 15.0	3	25,560,509	4.0	5.357	119	359	1.80	14.6	12.1	61.3	51.1
15.1 - 18.0	1	25,300,000	4.0	4.560	59	0	3.46	17.3	16.0	41.5	41.5
18.1 - 246.1	16	50,639,240	8.0	4.185	117	371	7.14	44.0	43.1	15.5	12.8
Total/Weighted Average:	61	$634,913,732	100.0%	4.992%	111	359	2.18x	13.7%	12.8%	58.2%	52.7%

A-2-6

Wells Fargo Commercial Mortgage Trust 2017-RC1

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.6 - 8.0	1	$20,000,000	3.2%	5.170%	120	360	1.15x	7.6%	7.6%	60.6%	56.0%
8.1 - 9.0	16	146,533,296	23.1	5.168	118	359	1.40	9.2	8.7	65.8	58.8
9.1 - 10.0	14	199,430,115	31.4	5.027	119	359	1.68	10.3	9.6	61.7	57.1
10.1 - 11.0	4	75,763,667	11.9	4.845	77	360	2.08	11.3	10.7	61.6	58.5
11.1 - 12.0	7	104,765,100	16.5	5.196	117	351	1.83	13.7	11.8	61.1	52.7
12.1 - 13.0	1	6,490,909	1.0	5.510	119	359	1.78	13.7	12.2	69.8	58.4
13.1 - 14.0	1	5,991,406	0.9	5.290	119	359	1.98	14.6	13.2	67.3	55.9
14.1 - 16.0	1	25,300,000	4.0	4.560	59	0	3.46	17.3	16.0	41.5	41.5
16.1 - 241.6	16	50,639,240	8.0	4.185	117	371	7.14	44.0	43.1	15.5	12.8
Total/Weighted Average:	61	$634,913,732	100.0%	4.992%	111	359	2.18x	13.7%	12.8%	58.2%	52.7%

A-2-7

Wells Fargo Commercial Mortgage Trust 2017-RC1

Annex A-2: Mortgage Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
2.4 - 20.0	13	$41,754,142	6.6%	4.210%	117	374	7.79x	48.2%	47.2%	12.9%	10.9%
20.1 - 25.0	1	2,093,717	0.3	4.010	118	358	4.51	26.8	25.9	23.8	19.0
25.1 - 30.0	2	6,791,381	1.1	4.081	119	359	3.97	23.5	23.0	28.3	22.6
30.1 - 45.0	1	25,300,000	4.0	4.560	59	0	3.46	17.3	16.0	41.5	41.5
45.1 - 55.0	2	12,977,763	2.0	5.387	119	359	1.58	12.0	10.6	54.2	45.1
55.1 - 60.0	11	179,434,751	28.3	4.766	100	347	1.96	11.0	10.3	57.7	54.8
60.1 - 65.0	13	210,714,939	33.2	5.329	119	359	1.61	10.9	10.0	63.4	57.2
65.1 - 70.0	11	108,221,807	17.0	5.119	118	360	1.50	10.9	9.8	66.9	59.0
70.1 - 73.8	7	47,625,233	7.5	5.040	118	359	1.33	9.2	8.6	72.1	61.2
Total/Weighted Average:	61	$634,913,732	100.0%	4.992%	111	359	2.18x	13.7%	12.8%	58.2%	52.7%

A-2-8

Wells Fargo Commercial Mortgage Trust 2017-RC1

Annex A-2: Mortgage Pool Information

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Balloon or ARD LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
0.0 - 20.0	14	$43,847,859	6.9%	4.201%	117	373	7.63x	47.1%	46.2%	13.5%	11.3%
20.1 - 25.0	2	6,791,381	1.1	4.081	119	359	3.97	23.5	23.0	28.3	22.6
25.1 - 45.0	3	40,643,374	6.4	4.477	78	308	2.80	15.3	14.1	46.8	42.0
45.1 - 50.0	4	35,413,139	5.6	5.178	119	359	1.62	11.9	10.6	56.1	46.4
50.1 - 55.0	8	88,614,939	14.0	5.501	118	359	1.42	10.3	9.7	62.1	53.5
55.1 - 60.0	21	290,453,850	45.7	5.099	108	360	1.78	11.1	10.2	62.5	57.6
60.1 - 64.4	9	129,149,190	20.3	4.829	118	360	1.64	10.1	9.2	66.5	62.0
Total/Weighted Average:	61	$634,913,732	100.0%	4.992%	111	359	2.18x	13.7%	12.8%	58.2%	52.7%

A-2-9

Wells Fargo Commercial Mortgage Trust 2017-RC1

Annex A-2: Mortgage Pool Information

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
3.620 - 3.750	2	$6,126,295	1.0%	3.625%	118	358	5.62x	31.5%	30.9%	17.9%	14.1%
3.751 - 4.000	3	26,152,804	4.1	3.950	113	308	4.24	20.5	19.9	34.2	27.2
4.001 - 4.250	5	10,377,414	1.6	4.106	119	383	8.49	49.5	48.3	12.8	10.4
4.251 - 4.500	6	30,525,451	4.8	4.337	117	381	4.68	35.4	34.6	41.5	35.1
4.501 - 4.750	6	160,170,000	25.2	4.633	90	360	2.36	12.5	11.6	57.9	56.6
4.751 - 5.000	8	112,324,221	17.7	4.918	118	360	1.78	10.1	9.5	59.4	57.4
5.001 - 5.250	6	64,922,717	10.2	5.159	119	359	1.36	10.0	8.9	65.1	56.3
5.251 - 5.500	14	141,012,513	22.2	5.378	119	360	1.60	11.8	10.7	63.8	55.2
5.501 - 5.750	8	67,231,904	10.6	5.668	119	359	1.44	10.8	10.0	64.8	55.3
5.751 - 6.000	1	4,689,690	0.7	5.910	118	358	1.25	9.2	8.9	73.6	62.4
6.001 - 6.250	1	9,970,644	1.6	6.111	117	357	1.26	9.8	9.2	62.3	53.2
6.251 - 8.040	1	1,410,079	0.2	8.040	51	51	1.45	42.4	37.3	14.5	1.6
Total/Weighted Average:	61	$634,913,732	100.0%	4.992%	111	359	2.18x	13.7%	12.8%	58.2%	52.7%

A-2-10

Wells Fargo Commercial Mortgage Trust 2017-RC1

Annex A-2: Mortgage Pool Information

Mortgage Loans by Original Term to Maturity or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
Original Terms to Maturity	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	2	$76,300,000	12.0%	4.567%	58	0	2.70x	13.3%	12.5%	53.9%	53.9%
61 - 120	58	557,203,653	87.8	5.042	118	360	2.11	13.7	12.8	58.8	52.7
121 - 240	1	1,410,079	0.2	8.040	51	51	1.45	42.4	37.3	14.5	1.6
Total/Weighted Average:	61	$634,913,732	100.0%	4.992%	111	359	2.18x	13.7%	12.8%	58.2%	52.7%

A-2-11

Wells Fargo Commercial Mortgage Trust 2017-RC1

Annex A-2: Mortgage Pool Information

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
Range of Remaining Terms	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
51 - 60	3	$77,710,079	12.2%	4.630%	58	51	2.68x	13.8%	13.0%	53.2%	52.9%
61 - 120	58	557,203,653	87.8	5.042	118	360	2.11	13.7	12.8	58.8	52.7
Total/Weighted Average:	61	$634,913,732	100.0%	4.992%	111	359	2.18x	13.7%	12.8%	58.2%	52.7%

A-2-12

Wells Fargo Commercial Mortgage Trust 2017-RC1

Annex A-2: Mortgage Pool Information

Mortgage Loans by Original Amortization Term

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
Original Amortization	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	11	$210,456,000	33.1%	4.679%	97	0	2.59x	12.8%	12.1%	54.7%	54.7%
120	1	2,000,000	0.3	4.280	120	120	19.63	246.1	241.6	2.4	0.0
121 - 240	1	1,410,079	0.2	8.040	51	51	1.45	42.4	37.3	14.5	1.6
241 - 300	1	11,352,804	1.8	3.944	105	291	1.85	12.8	11.8	56.4	42.2
301 - 360	44	398,162,956	62.7	5.200	118	359	1.76	12.3	11.4	61.8	53.6
361 - 480	3	11,531,893	1.8	4.295	118	478	6.71	36.0	35.2	13.1	11.6
Total/Weighted Average:	61	$634,913,732	100.0%	4.992%	111	359	2.18x	13.7%	12.8%	58.2%	52.7%

A-2-13

Wells Fargo Commercial Mortgage Trust 2017-RC1

Annex A-2: Mortgage Pool Information

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
Range of Remaining	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	11	$210,456,000	33.1%	4.679%	97	0	2.59x	12.8%	12.1%	54.7%	54.7%
51 - 60	1	1,410,079	0.2	8.040	51	51	1.45	42.4	37.3	14.5	1.6
61 - 120	1	2,000,000	0.3	4.280	120	120	19.63	246.1	241.6	2.4	0.0
121 - 300	1	11,352,804	1.8	3.944	105	291	1.85	12.8	11.8	56.4	42.2
301 - 360	44	398,162,956	62.7	5.200	118	359	1.76	12.3	11.4	61.8	53.6
361 - 479	3	11,531,893	1.8	4.295	118	478	6.71	36.0	35.2	13.1	11.6
Total/Weighted Average:	61	$634,913,732	100.0%	4.992%	111	359	2.18x	13.7%	12.8%	58.2%	52.7%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

A-2-14

Wells Fargo Commercial Mortgage Trust 2017-RC1

Annex A-2: Mortgage Pool Information

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest-only, Amortizing Balloon	18	$234,029,500	36.9%	5.167%	118	360	1.49x	10.7%	9.8%	65.0%	57.8%
Interest-only, Balloon	11	210,456,000	33.1	4.679	97	0	2.59	12.8	12.1	54.7	54.7
Amortizing Balloon	30	187,018,153	29.5	5.109	118	362	2.41	15.8	14.9	54.3	45.1
Fully Amortizing	2	3,410,079	0.5	5.835	91	91	12.11	161.9	157.1	7.4	0.7
Total/Weighted Average:	61	$634,913,732	100.0%	4.992%	111	359	2.18x	13.7%	12.8%	58.2%	52.7%

A-2-15

Wells Fargo Commercial Mortgage Trust 2017-RC1

Annex A-2: Mortgage Pool Information

Mortgage Loans by Loan Purpose

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	45	$367,420,157	57.9%	5.044%	118	358	2.31x	15.0%	14.2%	56.0%	49.4%
Acquisition	16	267,493,575	42.1	4.920	101	360	2.00	12.0	10.9	61.1	57.3
Total/Weighted Average:	61	$634,913,732	100.0%	4.992%	111	359	2.18x	13.7%	12.8%	58.2%	52.7%

A-2-16

Wells Fargo Commercial Mortgage Trust 2017-RC1

Annex A-2: Mortgage Pool Information

Mortgage Loans by Lockbox Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Hard/Springing Cash Management	11	$184,171,744	29.0%	5.089%	110	353	1.93x	12.5%	11.3%	59.4%	53.6%
Springing	23	182,805,543	28.8	5.235	118	360	1.60	10.6	9.8	63.5	56.9
Hard/Upfront Cash Management	5	161,180,866	25.4	4.906	99	359	1.81	10.5	9.8	62.3	58.4
None	21	84,755,578	13.3	4.421	117	366	4.89	30.4	29.5	36.2	31.0
Soft/Springing Cash Management	1	22,000,000	3.5	4.990	118	360	1.38	9.1	8.9	57.4	52.9
Total/Weighted Average:	61	$634,913,732	100.0%	4.992%	111	359	2.18x	13.7%	12.8%	58.2%	52.7%

A-2-17

Wells Fargo Commercial Mortgage Trust 2017-RC1

Annex A-2: Mortgage Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing
			Percent by			Percent by			Percent by
	Number of		Aggregate	Number of		Aggregate	Number of		Aggregate
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date
Type of Escrow	Loans	Date Balance ($)	Pool Balance (%)	Loans	Date Balance ($)	Pool Balance (%)	Loans	Date Balance ($)	Pool Balance (%)
Tax Escrow	39	$403,590,781	63.6%	42	$444,179,448	70.0%	20	$212,734,284	33.5%
Insurance Escrow	33	$263,679,205	41.5%	31	$233,221,275	36.7%	30	$401,692,457	63.3%
Replacement Reserve	9	$52,524,845	8.3%	40	$416,393,547	65.6%	9	$201,551,024	31.7%
TI/LC Reserve(1)	8	$95,876,214	27.2%	15	$163,882,333	46.5%	6	$147,902,804	42.0%

(1) The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans secured in whole or in part by office, retail, industrial and other properties.

A-2-18

Wells Fargo Commercial Mortgage Trust 2017-RC1

Annex A-2: Mortgage Pool Information

Percentage of Mortgage Pool by Prepayment Restriction(1)(2)

	March	March	March	March	March	March	March	March	March	March	March
Prepayment Restriction	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027
Locked Out	92.02%	91.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00	0.00	67.68	67.73	67.77	63.25	63.26	63.27	63.28	62.66	0.00
Yield Maintenance	7.98	8.99	32.32	32.27	32.19	36.75	36.74	36.73	36.72	37.34	0.00
Prepayment Premium	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Open	0.00	0.00	0.00	0.00	0.04	0.00	0.00	0.00	0.00	0.00	0.00
Total:	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%

Mortgage Pool Balance
Outstanding (in millions)	$634.91	$631.84	$628.15	$623.19	$617.66	$535.31	$528.21	$520.79	$512.92	$496.24	$0.00

Cut-off Date Pool Balance	100.00%	99.52%	98.94%	98.15%	97.28%	84.31%	83.19%	82.03%	80.79%	78.16%	0.00%

(1)	Prepayment provisions in effect as a percentage of outstanding Mortgage Loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.

(2)	Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

A-2-19

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

A-3-1

HYATT PLACE PORTFOLIO

A-3-2

HYATT PLACE PORTFOLIO

APPALACHIAN MTS
Lenoir
Sawmills
Statesville
Morgantown
Hickory
Marion
Newton
Black Mountain
Mooresville
Asheville
NORTH CAROLINA
Lincolnton
Huntersville
Concord
Fletcher
Forest City
Hendersonville
Shelby
CHARLOTTE
Gastonia
Gaffney
Spartanburg
York
Fort Mill
Rock Hill
Greer
Greenville
SOUTH CAROLINA
Simpsonville
Union
Chester
Lancaster
Fountain Inn
Laurens
Clinton
Menoken
TOPEKA
Old Town
East End
Pauline
Berryton
RICHARDSON
Far North Dallas
Addison
Farmers Branch
North Dallas
DALLAS
Preston Hollow
University Park
Lake Highlands
Milton
Alpharetta
Roswell
Johns Creek
Duluth
Chattahoochee Plantation
Sandy Springs
Dunwoody
Norcross
Doraville
Lilburn
Chamblee
Tucker
ATLANTA
ALLEGHENY MOUNTAINS
Laymantown
Cloverdale
Hollins
Hanging Rock
Bonsack
Salem
Avendale
ROANOKE
Vinton
Westland
Downtown
Raleigh Court
Yellowstone
Cave Spring
BLUE RIDGE MOUNTAINS

Hyatt Place Portfolio

1	Hyatt Place Greenville	Greenville, SC
2	Hyatt Place Charlotte	Charlotte, NC
3	Hyatt Place Dallas	Dallas, TX
4	Hyatt Place Alpharetta	Alpharetta, GA
5	Hyatt Place Topeka	Topeka, KS
6	Hyatt Place Roanoke	Roanoke, VA

A-3-3

No. 1 – Hyatt Place Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Portfolio
				Property Type:	Hospitality
Original Principal Balance:	$55,000,000			Specific Property Type:	Limited Service
Cut-off Date Balance:	$55,000,000			Location:	Various
% of Initial Pool Balance:	8.7%			Size:	754 Rooms
Loan Purpose:	Acquistion			Cut-off Date Balance Per Room:	$72,944
Borrowers(1):	Various			Year Built/Renovated:	Various/2015
Borrower Sponsors(2):	Various			Title Vesting:	Fee
Mortgage Rate:	5.440%			Property Manager:	Noble-Interstate Management Group, LLC
Note Date:	January 17, 2017			4th Most Recent Occupancy (As of):	72.8% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	74.5% (12/31/2013)
Maturity Date:	February 6, 2027			2nd Most Recent Occupancy (As of):	73.6% (12/31/2014)
IO Period:	24 months			Most Recent Occupancy (As of):	68.5% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	73.6% (11/30/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon			4th Most Recent NOI (As of):	$5,604,380 (12/31/2013)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of):	$6,130,868 (12/31/2014)
Call Protection:	L(23),GRTR 1% or YM(90),O(7)			2nd Most Recent NOI (As of)(4):	$6,302,995 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of) (4):	$7,983,215 (TTM 11/30/2016)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$22,933,298
				U/W Expenses:	$15,394,999
				U/W NOI:	$7,538,300
				U/W NCF:	$6,620,968
Escrows and Reserves(3):				U/W NOI DSCR:	2.03x
				U/W NCF DSCR:	1.78x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	13.7%
Taxes	$378,415	$75,683	NAP	U/W NCF Debt Yield:	12.0%
Insurance	$0	Springing	NAP	As-Is Appraised Value(5):	$85,100,000
FF&E	$0	$76,442	NAP	As-Is Appraisal Valuation Date(5):	November 30, 2016
PIP Reserve	$3,557,583	NAP	NAP	Cut-off Date LTV Ratio:	64.6%
Deferred Maintenance	$39,553	NAP	NAP	LTV Ratio at Maturity:	56.5%

(1)	See “The Borrowers” section.

(2)	See “The Borrower Sponsors” section.

(3)	See “The Escrows” section.

(4)	See “The Cash Flow Analysis” section.

(5)	See “The Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Hyatt Place Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering six limited service hotel properties located in six states (the “Hyatt Place Portfolio Properties”). The Hyatt Place Porfolio Mortgage Loan was originated on January 17, 2017 by Rialto Mortgage Finance, LLC. The Hyatt Place Portfolio Mortgage Loan had an original principal balance of $55,000,000, has an outstanding principal balance as of the Cut-off Date of $55,000,000 and accrues interest at an interest rate of 5.4400% per annum. The Hyatt Place Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only for the first 24 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The Hyatt Place Portfolio Mortgage Loan matures on February 6, 2027.

Following the lockout period, the borrower has the right to voluntarily prepay the Hyatt Place Portfolio Mortgage Loan in whole, or in part (see “Partial Release” section), on any date before August 6, 2026 provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the then outstanding principal balance. In addition, the Hyatt Place Portfolio Mortgage Loan is prepayable without penalty on or after August 6, 2026.

A-3-4

HYATT PLACE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$55,000,000	64.3%	Purchase price	$80,250,000	93.9%
Borrower Sponsor’s new cash contribution	30,472,542	35.7	Reserves	3,975,551	4.7
			Closing costs	1,246,991	1.5
Total Sources	$85,472,542	100.0%	Total Uses	$85,472,542	100.0%

The Properties. The Hyatt Place Portfolio Properties are comprised of six limited service hotel properties built between 1995 and 1997 totaling 754 rooms that as of November 30, 2016, were 73.6% occupied with occupancies at individual hotel properties ranging from 67.0% to 78.3%.

The following table presents certain information relating to the Hyatt Place Portfolio Properties:

Property	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	No. of Rooms	As-Is Appraised Value	Allocated Cut-off Date LTV
Hyatt Place Greenville	$11,550,000	21.0%	76.1%	1997/2015	126	$17,600,000	65.6%
Hyatt Place Charlotte	$11,350,000	20.6%	78.3%	1996/2015	126	$17,700,000	64.1%
Hyatt Place Dallas	$9,500,000	17.3%	78.1%	1996/2015	126	$15,000,000	63.3%
Hyatt Place Alpharetta	$9,300,000	16.9%	71.8%	1995/2015	124	$13,900,000	66.9%
Hyatt Place Topeka	$7,000,000	12.7%	70.1%	1997/2015	126	$10,800,000	64.8%
Hyatt Place Roanoke	$6,300,000	11.5%	67.0%	1997/2015	126	$10,100,000	62.4%
Total/Weighted Average	$55,000,000	100.0%	73.6%		754	$85,100,000	64.6%

2016 Accommodated Room Night Demand(1)

Property	Group	Leisure	Commercial	Contract
Hyatt Place Greenville	20%	20%	60%	0%
Hyatt Place Charlotte	10%	30%	60%	0%
Hyatt Place Dallas	5%	20%	75%	0%
Hyatt Place Alpharetta	15%	20%	65%	0%
Hyatt Place Topeka	15%	15%	70%	0%
Hyatt Place Roanoke	25%	30%	40%	5%

(1)	Information obtained from the appraisals dated January 13, 2017.

Hyatt Place Greenville

The Hyatt Place Greenville property is a 126-room, six-story, limited-service hotel located in Greenville, South Carolina. The Hyatt Place Greenville property is situated on a 2.7-acre site and has 139 parking spaces, resulting in a parking ratio of approximately 1.1 spaces per room. Hyatt Place Greenville property opened in 1997 as an AmeriSuites and underwent a comprehensive renovation in 2008 when it was converted to a Hyatt Place. The Hyatt Place Greenville property was further renovated in 2015 including renovations of the guestrooms, bathrooms, and public spaces. Capital expenditures since 2013 total $1,537,273 ($12,201 per room). In connection with the acquisition, Hyatt has required a change of ownership property improvement plan (“PIP”) with an estimated cost of $505,450 ($4,012 per room), for which $581,268 was reserved upfront.

The Hyatt Place Greenville property features modified-suite guestrooms, with separate living and sleeping areas. The guestroom configuration includes 62 king rooms, six king handicap accessible rooms, 57 standard double rooms, and one standard double handicap accessible room. The Hyatt Place Greenville property offers a breakfast dining area, lobby bar, and grab-and-go kiosk, collectively known as The Gallery. Additional amenities include complimentary Wi-Fi, a business center, a fitness center, a guest laundry, an outdoor swimming pool, and complimentary shuttle transportation. The Hyatt Place Greenville property also provides a 1,060 square-foot meeting room that can be divided into two meeting rooms.

Hyatt Place Charlotte

The Hyatt Place Charlotte property is a 126-room, six-story, limited-service hotel located in Charlotte, North Carolina. The Hyatt Place Charlotte property is situated on a 2.5-acre site and has 139 parking spaces, resulting in a parking ratio of approximately 1.1 spaces per room. The Hyatt Place Charlotte property opened in 1996 as an AmeriSuites and underwent a comprehensive renovation in 2008 when it was converted to a Hyatt Place. The Hyatt Place Charlotte property was further renovated in 2015 including renovations of the guestrooms, bathrooms, and public spaces. Capital expenditures since 2013 total $1,642,360 ($13,035 per room). In connection with the acquisition, Hyatt has required a change of ownership PIP with an estimated cost of $506,500 ($4,020 per room), for which $582,475 was reserved upfront.

A-3-5

HYATT PLACE PORTFOLIO

Guestrooms feature modified-suite guestrooms with separate living and sleeping areas. The guestroom configuration includes 62 king rooms, six king handicap accessible rooms, 57 standard double rooms and one standard double handicapped accessible room. The Hyatt Place Charlotte property offers a breakfast dining area, lobby bar, and grab-and-go kiosk, collectively known as The Gallery. Additional amenities include complimentary Wi-Fi, a 24/7 e-room with complimentary public computers and remote printing, a guest laundry room, a fitness center, an outdoor swimming pool, and local shuttle service. The Hyatt Place Charlotte property also provides a 1,032 square foot meeting room that can be divided into two separate meeting spaces.

Hyatt Place Dallas

The Hyatt Place Dallas property is a 126-room, six-story, limited-service hotel located in Dallas, Texas. The Hyatt Place Dallas property is situated on a 2.2-acre site and has 101 parking spaces, resulting in a parking ratio of approximately 1.2 spaces per room. The Hyatt Place Dallas property opened in 1996 as an AmeriSuites and underwent a comprehensive renovation in 2008 when it was converted to a Hyatt Place. The Hyatt Place Dallas property was further renovated in 2015 including renovations of the guestrooms, bathrooms, and public spaces. Capital expenditures since 2013 total $1,849,901 ($14,682 per room). In connection with the acquisition, Hyatt has required a change of ownership PIP with an estimated cost of $538,750 ($4,276 per room), for which $619,563 was reserved upfront.

The Hyatt Place Dallas property features modified-suite guestrooms with separate living and sleeping areas. The guestroom configuration includes 68 king rooms and 58 standard double rooms. The Hyatt Place Dallas property offers a breakfast dining area, lobby bar, and grab-and-go kiosk, collectively known as The Gallery. Additional amenities include complimentary Wi-Fi, a 24/7 e-room with complimentary public computers and remote printing, a fitness center, an outdoor swimming pool, and complimentary shuttle transportation within a five-mile radius of the hotel. The Hyatt Place Dallas property also provides a 1,035 square foot meeting room that can be divided into two separate meeting spaces.

Hyatt Place Alpharetta

The Hyatt Place Alpharetta property is a 124-room, six-story, limited-service hotel located in Alpharetta, Georgia. The Hyatt Place Alpharetta property is situated on a 4.6-acre site and has 139 parking spaces, resulting in a parking ratio of approximately 1.1 spaces per room. The Hyatt Place Alpharetta property opened in 1995 as an AmeriSuites and underwent a comprehensive renovation in 2008 when it was converted to a Hyatt Place. The Hyatt Place Alpharetta property was further renovated in 2015 including renovations of the guestrooms, bathrooms, and public spaces. Capital expenditures since 2013 total $1,435,192 ($11,574 per room). In connection with the acquisition, Hyatt has required a change of ownership PIP with an estimated cost of $533,850 ($4,305 per room), for which $613,928 was reserved upfront.

The Hyatt Place Alpharetta property features modified-suite guestrooms with separate living and sleeping areas. The guestroom configuration includes 50 king rooms and 74 standard double rooms. The Hyatt Place Alpharetta property offers a breakfast dining area, lobby bar, and grab-and-go kiosk, collectively known as The Gallery. Additional amenities include complimentary Wi-Fi, a 24/7 e-room with complimentary public computers and remote printing, a fitness center, an outdoor swimming pool and complimentary shuttle transportation within a five-mile radius of the hotel. The Hyatt Place Alpharetta property also provides a 750 square foot meeting room.

Hyatt Place Topeka

The Hyatt Place Topeka property is a 126-room, six-story, limited-service hotel located in Topeka, Kansas. The Hyatt Place Topeka property is situated on a 2.8-acre site and has 131 parking spaces, resulting in a parking ratio of approximately 1.0 spaces per room. The Hyatt Place Topeka property opened in 1997 as an AmeriSuites and underwent a comprehensive renovation in 2008 when it was converted to a Hyatt Place. The Hyatt Place Topeka property was further renovated in 2015 including renovations of the guestrooms, bathrooms, and public spaces. Capital expenditures since 2013 total $1,573,925 ($12,491 per room). In connection with the acquisition, Hyatt has required a change of ownership PIP with an estimated cost of $516,750 ($4,101 per room), for which $594,263 was reserved upfront.

The Hyatt Place Topeka property features modified-suite guestrooms with separate living and sleeping areas. The guestroom configuration includes 62 king rooms, 57 standard double rooms, and seven handicapped accessible rooms. The Hyatt Place Topeka property offers a breakfast dining area, lobby bar/Bakery Café and grab-and-go kiosk, collectively known as The Gallery. Additional amenities include complimentary Wi-Fi, a 24/7 e-room with complimentary public computers and remote printing, a fitness center, on-site guest laundry, and an outdoor swimming pool. The Hyatt Place Topeka property also provides a 1,200 square foot meeting room that can be divided into two meeting rooms.

Hyatt Place Roanoke

The Hyatt Place Roanoke property is a 126-room, six-story, limited-service hotel located in Roanoke, Virginia. The Hyatt Place Roanoke property is situated on a 2.5-acre site and has 125 parking spaces, resulting in a parking ratio of approximately 1.0 spaces per room. The Hyatt Place Roanoke property opened in 1997 as an AmeriSuites and underwent a comprehensive renovation in 2008 when it was converted to a Hyatt Place. The Hyatt Place Roanoke property was further renovated in 2015 including renovations of the guestrooms, bathrooms, and public spaces. Capital expenditures since 2013 total $1,488,039 ($11,810 per room). In connection with the acquisition, Hyatt has required a change of ownership PIP with an estimated cost of $492,250 ($3,907 per room), for which $566,088 was reserved upfront.

The Hyatt Place Roanoke property features modified-suite guestrooms with separate living and sleeping areas. The guestroom configuration includes 68 king rooms and 58 queen/queen rooms. The Hyatt Place Roanoke property offers a breakfast dining area, lobby bar, and grab-and-go kiosk, collectively known as The Gallery. Additional amenities include complimentary Wi-Fi, a 24/7 e-

A-3-6

HYATT PLACE PORTFOLIO

room with complimentary public computers and remote printing, a fitness center, an indoor swimming pool, and complimentary shuttle transportation within a five-mile radius of the hotel. The Hyatt Place Roanoke property also provides a 1,104 square foot meeting room that can be divided into two meeting rooms.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Hyatt Place Portfolio Properties:

Cash Flow Analysis

	2013	2014(1)	2015(1)	TTM 11/30/2016(1)	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	74.5%	73.6%	68.5%	73.6%	71.6%
ADR	$91.80	$97.26	$105.68	$110.38	$110.28
RevPAR	$68.42	$71.58	$72.34	$81.20	$79.00

Total Revenue	$18,828,775	$19,698,292	$19,907,714	$22,409,257	$21,802,225	95.1%	$28,915
F&B Revenue	1,082,798	1,054,996	982,373	1,028,222	1,000,653	4.4	1,327
Other Revenue(2)	190,636	155,212	133,785	133,040	130,421	0.6	173
Total Department Expenses	6,464,589	6,344,421	6,130,658	6,479,298	6,306,500	27.5	8,364
Gross Operating Profit	$13,637,620	$14,564,079	$14,893,214	$17,091,221	$16,626,798	72.5%	$22,051

Total Undistributed Expenses	7,018,012	7,438,925	7,566,430	8,031,706	7,972,152	34.8	10,573
Profit Before Fixed Charges	$6,619,608	$7,125,154	$7,326,784	$9,059,515	$8,654,646	37.7%	$11,478

Total Fixed Charges	1,015,228	994,286	1,023,789	1,076,300	1,116,347	4.9	1,481

Net Operating Income	$5,604,380	$6,130,868	$6,302,995	$7,983,215	$7,538,300	32.9%	$9,998
FF&E	804,088	836,339	840,937	942,002	917,332	4.0	1,217
Net Cash Flow	$4,800,292	$5,294,529	$5,462,058	$7,041,213	$6,620,968	28.9%	$8,781

NOI DSCR	1.51x	1.65x	1.69x	2.14x	2.03x
NCF DSCR	1.29x	1.42x	1.47x	1.89x	1.78x
NOI DY	10.2%	11.1%	11.5%	14.5%	13.7%
NCF DY	8.7%	9.6%	9.9%	12.8%	12.0%

(1)	The Hyatt Place Portfolio Properties underwent PIP renovations in 2014 and 2015. An aggregate 28,434 room nights were offline from December 2014 through July 2015 due to the renovations.

(2)	Other Revenue includes rooftop lease with T-Mobile at Hyatt Place Greenville, guest laundry and valet, gift shop, movies and videos, and telephone charges.

Appraisal. As of the appraisal valuation date of November 30, 2016, the Hyatt Place Portfolio Properties had a portfolio aggregate “as-is” appraised value of $85,100,000. The appraiser also concluded a portfolio aggregate “when complete” appraised value of $87,300,000 as of December 1, 2017.

Environmental Matters. According to Phase I environmental assessments with dates ranging from December 9, 2016 to December 13, 2016, there was no evidence of any recognized environmental conditions at the Hyatt Place Portfolio Properties.

Market Overview and Competition. The Hyatt Place Portfolio Properties are located in six diverse markets.

Hyatt Place Greenville

The Hyatt Place Greenville property is located in Greenville, Greenville County, South Carolina, within the Greenville-Anderson-Mauldin metropolitan statistical area (the “Greenville MSA”). The Greenville County economy is anchored by the health services, education, and automotive sectors. Major employers include Greenville Health System, School District of Greenville County, Bon Secours St. Francis Health System and Michelin North America Inc. Greenville is also home to the Naval Reserve Center, which is a major training center for all branches of the military. According to the appraisal, the 2016 population within a one-, three-, and five-mile radius of the Hyatt Place Greenville property was 8,375, 63,936 and 162,919, respectively. The average household income within the same radii was $55,282, $67,573 and $71,689, respectively.

Primary regional access through the area is provided by southwest/northeast Interstate 85, which extends to Montgomery, Alabama, to the southwest and Greensboro, North Carolina, to the northeast. Interstate 385 is another major highway, which has its northwest terminus in Downtown Greenville and provides access to Laurens and Clinton to the southeast. Primary access to the Hyatt Place Greenville property is provided by West Orchard Park Drive. The Hyatt Place Greenville property is served by the Greenville-Spartanburg International Airport, which is located approximately seven miles to the northeast of the hotel. The neighborhood is characterized by restaurants, office buildings, Haywood Mall, and retail shopping centers along the primary thoroughfares, with residential areas located along the secondary roadways. The city of Greenville offers four venues for meeting and conventions. The Bi-Lo Center is a sports and entertainment complex that seats 15,000 spectators; the TD Convention Center features 280,000 square feet of exhibit space and 60,000 square feet of meeting and conference space; the Peace Center for the Performing Arts contains a 2,100-seat concert hall, a 400-seat theater, a 200-seat cabaret, a 1,500-seat amphitheater, and a full-service restaurant; and the Timmons Arena provides 5,500 seats for sporting events and concerts. Other businesses and entities in the area include, the Bank of America Financial Center, Patewood Memorial Hospital, Fluor Field, Downtown Greenville and Paris Mountain State Park. Restaurants located near the Hyatt Place Greenville property include Portofino’s Italian Restaurant, Tony’s New York Style Pizzeria, and Outback

A-3-7

HYATT PLACE PORTFOLIO

Steakhouse. Hotels near the Hyatt Place Greenville property include Hilton, La Quinta Inn & Suites, Courtyard by Marriott, and Clarion Inn & Suites.

Hyatt Place Charlotte

The Hyatt Place Charlotte property is located in Charlotte, Mecklenburg County, North Carolina, within the Charlotte-Concord-Gastonia, NC-SC Metropolitan Statistical Area (the “Charlotte MSA”). The Charlotte market is well known for its banking sector and is the second-largest financial center in the nation. The area is also home to manufacturing, retail and wholesale trade, information technology, and an increasing number of international companies. Sports and recreation also facilitate Charlotte’s growing economy, as Charlotte is home to the Carolina Panthers of the National Football League and the Charlotte Hornets of the National Basketball Association; and numerous semi-professional, minor league, and amateur sports teams. Major employers in the Charlotte MSA include Carolinas HealthCare System, Wells Fargo, Charlotte-Mecklenburg Schools, Wal-Mart Stores, Inc., and Bank of America. According to the appraisal, the 2016 population within a one-, three-, and five-mile radius of the Hyatt Place Charlotte property was 6,375, 61,124 and 166,516, respectively. The average household income within the same radii was $46,530, $65,158 and $82,203, respectively.

Primary regional access through the area is provided by Interstate 85, which extends to Winston-Salem to the north and Greenville, South Carolina, to the south. Interstate 485 is a western, southern, and eastern beltway around the greater Charlotte area. Interstate 77 is another major highway, which provides access to Charleston, West Virginia, to the north and Columbia, South Carolina, to the south. Primary access to the Hyatt Place Charlotte property is provided by Forest Pine Drive. The Hyatt Place Charlotte property is served by the Charlotte Douglas International Airport, which is located approximately six miles to the northwest of the hotel. The Hyatt Place Charlotte property’s submarket is defined as the West Arrowood Road/State Road 1138 corridor between Nations Ford Road/State Road 1164 to the east and South Tryon Street/State Highway 49 to the west. The neighborhood is characterized by restaurants, office buildings, and residential areas. Other businesses and entities in the area include the American Red Cross, the Time Warner Cable corporate office, and the Federal Bureau of Investigation. Hotels near the Hyatt Place Charlotte property include the Courtyard by Marriott, Sonesta ES Suites, MainStay Suites, Holiday Inn Express Hotel & Suites, and Hampton Inn & Suites.

Hyatt Place Dallas

The Hyatt Place Dallas/Park Central property is located in Dallas, Dallas County, Texas, within the Dallas-Fort Worth-Arlington metropolitan statistical area (the “Dallas MSA”). The Dallas economy is diversified, and the city is a leading commercial, marketing, and industrial center of the southwest. Major industries include defense, financial services, information technology and data, life sciences, telecommunications, and transportation. Major companies such as AT&T, JP Morgan Chase, American Airlines, and Texas Instruments maintain a presence in the Dallas/Fort Worth Metroplex. The healthcare sector is flourishing with new development, and new attractions have opened in Dallas in recent years, increasing the appeal of the Downtown market. Area universities continue to support the market by providing an educated workforce. Other major employers within the Dallas MSA include Walmart Stores, Baylor Health Care System, Texas Health Resources and Bank of America. According to the appraisal, the 2016 population within a one-, three-, and five-mile radius of the Hyatt Place Dallas property was 12,307, 148,823 and 389,306, respectively. The average household income within the same radii was $82,864, $84,742 and $91,643, respectively.

Primary regional access routes serving the Dallas/Fort Worth Metroplex include Interstates 20, 30, 35, and 45, as well as U.S. Highways 67, 75, and 287. Interstate 20 traverses the southern sector of the metro area and extends to Abilene and Midland to the west and Shreveport, Louisiana, to the east. Interstate 30 commences in west Fort Worth and, after serving as a major east/west route through the metro area, extends in a northeasterly direction to Greenville and Texarkana. Interstate 35 divides into eastern and western sections when passing through the Dallas and Fort Worth metro area. Interstate 45 commences near Downtown Dallas and extends in a southeasterly direction, providing access to the Houston metropolitan area. Primary access to the Hyatt Place Dallas property is provided by Churchill Way. The Hyatt Place Dallas property is served by the Dallas-Fort Worth International Airport and the Dallas Love Field airport, which is located approximately 15 miles west and approximately seven miles southwest of the hotel, respectively. The Hyatt Place Dallas property’s neighborhood is generally defined by Spring Valley Road to the north, Hillcrest Road to the west, Forest Lane to the south, and Greenville Avenue to the east. The neighborhood is characterized by office buildings, hotels, gas stations, retail shopping centers, and restaurants along the primary thoroughfares, with residential areas located along the secondary roadways. Other businesses and entities in the area include Texas Instruments, Credit Union of Texas, and Chase Bank. Restaurants located near the subject property include Jack in the Box, In-N-Out Burger, and Benihana. Hotels near the Hyatt Place Dallas property include Wyndham Dallas Suites Park Central, Best Western Plus Dallas Hotel & Conference Center, and Westin Dallas Park Central.

Hyatt Place Alpharetta

The Hyatt Place Alpharetta property is located in Alpharetta, Fulton County, Georgia, within the Atlanta-Sandy Springs-Roswell metropolitan statistical area (the “Atlanta MSA”). Alpharetta is located in Fulton and Forsyth Counties, less than 25 miles north of Atlanta, Georgia. The Atlanta MSA is home to several headquarter offices of Fortune 100, 500 and 1,000 companies, including United Parcel Service, Coca-Cola Company, Georgia-Pacific, The Home Depot, Delta Air Lines, The Southern Company, Equifax, and AT&T Mobility. The Alpharetta economy has enjoyed economic expansion in recent years, which stems from the diversity of key industries. Technology-related commerce continues to be an economic driver, as companies such as Hewlett-Packard, Verizon Wireless, ADP Inc., and McKesson Corporation maintain a presence in the market. According to the appraisal, the 2016 population within a one-, three-, and five-mile radius of the Hyatt Place Alpharetta property was 5,226, 74,856 and 193,094, respectively. The average household income within the same radii was $80,815, $97,401 and $114,471, respectively.

A-3-8

HYATT PLACE PORTFOLIO

Primary regional access through the area is provided by Interstate 285, which is a beltway around the city of Atlanta and provides access to Tucker to the east and Smyrna to the west. U.S. Highway 19, also known as State Route 400, is another major highway, extending to Gainesville to the north and Atlanta to the south. Primary access to the Hyatt Place Alpharetta property is provided by a public access road that is accessible via North Point Parkway. The Hyatt Place Alpharetta property is served by the Hartsfield-Jackson Atlanta International Airport, which is located approximately 26 miles to the southwest of the hotel. The Hyatt Place Alpharetta property’s neighborhood is defined as the commercial corridor along North Point Parkway between Mansell Road to the southwest and Haynes Bridge Road to the northeast. The neighborhood is characterized by retail shopping centers, North Point regional mall, restaurants, and office buildings. Other businesses and entities in the area include the Verizon Wireless Corporate Office, The Hartford Group, and Rolta. Restaurants located near the Hyatt Place Alpharetta property include Jason’s Deli, P.F. Chang’s, Atlantic Seafood, and Chili’s Bar & Grill. Hotels near the Hyatt Place Alpharetta property include Hilton Garden Inn, Hampton by Hilton, and Holiday Inn Express Hotel & Suites.

Hyatt Place Topeka

The Hyatt Place Topeka property is located in Topeka, Shawnee County, Kansas, within the Topeka metropolitan statistical area (the “Topeka MSA”). Topeka is the capital city of Kansas and the county seat of Shawnee County. The market benefits from a well-established and diverse economy, which is anchored by healthcare, education, government, manufacturing, insurance, and financial-services sectors. As the home of three major hospitals, Topeka currently serves as a regional healthcare center for northeastern Kansas. Additionally, Topeka is home to the nationally ranked Washburn University, as well as several technical programs at the high school and collegiate level, which contribute to the workforce and support manufacturing growth. Major employers in the Topeka MSA include the State of Kansas, Stormont-Vail Healthcare, Topeka USD, St. Francis Health Center and Goodyear Tire & Rubber Company. According to the appraisal, the 2016 population within a one-, three- and five-mile radius of the Hyatt Place Topeka property was 2,166, 32,178 and 90,694, respectively. Average household income within the same radii was $58,304, $65,515 and $65,361, respectively.

Primary regional access through the area is provided by Interstate 70, which extends to Salina to the west and Kansas City to the east. Interstate 335/Kansas Turnpike connects Topeka to cities to the southwest such as Emporia and Wichita. U.S. Highway 75 is another major highway, which provides access to such cities as Independence to the south and Omaha, Nebraska, to the north. Primary access to the Hyatt Place Topeka property is provided by Tallgrass Lane. The Hyatt Place Topeka property is served by the Kansas City International Airport, which is located approximately 50 miles to the northeast of the hotel. The neighborhood is characterized by a state park, a museum, office buildings, restaurants, retail shops and single-family residences. Some specific businesses and entities in the area include the Kansas Museum of History, the Pioneer Mother Memorial, Saint Francis Medical Clinic, Kansas Electric Power Cooperative Inc., and Security Benefit. Restaurants located near the Hyatt Place Topeka property include Red Robin Gourmet Burgers, Hooters, and Burger King. Hotels near the Hyatt Place Topeka property include the Holiday Inn Express Hotel & Suites Topeka West I-70 Wanamaker, Comfort Suites and Sleep Inn & Suites I-70 at Wanamaker.

Hyatt Place Roanoke

The Hyatt Place Roanoke property is located in Roanoke, Roanoke County, Virginia, within the Roanoke metropolitan statistical area (the “Roanoke MSA”). Roanoke is the largest municipality in Southwest Virginia and represents a major center for transportation, distribution, trade, manufacturing, health care, entertainment, recreation, attractions, and conventions. Major companies such as Advanced Auto Parts, Wells Fargo, and All State maintain a presence in Roanoke, while multiple universities and hospitals further support the local economy. Other major employers include Carilion Clinic, Volvo Trucks North American, HCA Virginia Health System and Norfolk Southern Corporation. The 2016 population within a one-, three-, and five-mile radius of the Hyatt Place Roanoke property was 6,522, 68,758 and 137,086, respectively. The average household income within the same radii was $46,872, $49,847 and $56,913, respectively.

Primary regional access through the area is provided by Interstate 81, which extends to Cloverdale to the east and Christiansburg to the west. Interstate 581 is another major highway, which traverses the city and terminates at its intersection with Interstate 81. Interstate 581 becomes U.S. Highway 220 south of the downtown Roanoke area and provides access to Martinsville, Virginia, and Greensboro, North Carolina. Primary access to the Hyatt Place Roanoke property is provided by Valley View Boulevard. The Hyatt Place Roanoke property is served by the Roanoke-Blacksburg Regional Airport, which is located less than one-mile north of the hotel. Roanoke is known for its many festivals, including its Chili Cook-Off, Local Colors Festival, Henry Street Festival, and Strawberry Festival. The neighborhood is characterized by restaurants, office buildings, and retail shopping centers along the primary thoroughfares, with residential areas located along the secondary roadways. Some specific businesses and entities in the area include Valley View Mall, Sam’s Club, and Ashley Furniture. Restaurants located near the Hyatt Place Roanoke property include Red Palace, Applebee’s, and T.G.I. Friday’s. Hotels near the Hyatt Place Roanoke property include the Hampton Inn & Suites, Best Western Plus, and Comfort Inn.

A-3-9

HYATT PLACE PORTFOLIO

The following table presents certain information relating to the Hyatt Place Portfolio Properties historical penetration rates, occupancy, ADR and RevPAR:

Historical Penetration Rates(1)

	TTM November 2014			TTM November 2015			TTM November 2016
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Hyatt Place Greenville	117.7%	95.1%	112.0%	94.8%	99.8%	94.6%	105.3%	100.9%	106.3%
Hyatt Place Charlotte	111.2%	103.7%	115.3%	98.8%	104.8%	103.6%	100.4%	104.7%	105.1%
Hyatt Place Dallas	120.4%	108.6%	130.7%	111.7%	100.1%	111.8%	113.9%	100.8%	114.9%
Hyatt Place Alpharetta	93.3%	95.4%	89.0%	88.2%	96.6%	85.3%	95.6%	99.0%	94.6%
Hyatt Place Topeka	101.0%	99.9%	100.9%	88.7%	102.7%	91.1%	98.7%	103.5%	102.2%
Hyatt Place Roanoke	113.1%	101.0%	114.2%	98.3%	103.7%	101.9%	103.4%	102.1%	105.6%

(1)	Information obtained from a third party hospitality research report dated December 19, 2016.

Historical Occupancy, ADR and RevPAR(1)

	TTM November 2014			TTM November 2015			TTM November 2016
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Hyatt Place Greenville	80.2%	$91.31	$73.22	68.3%	$106.78	$72.89	76.1%	$112.46	$85.54
Hyatt Place Charlotte	78.9%	$100.70	$79.49	74.7%	$108.87	$81.35	78.3%	$113.10	$88.51
Hyatt Place Dallas	75.7%	$94.14	$71.27	71.5%	$98.97	$70.73	78.1%	$107.66	$84.11
Hyatt Place Alpharetta	69.6%	$103.03	$71.66	66.3%	$115.03	$76.25	71.8%	$125.21	$89.94
Hyatt Place Topeka	69.6%	$94.88	$65.99	61.4%	$102.46	$62.87	70.1%	$106.28	$74.54
Hyatt Place Roanoke	72.7%	$97.08	$70.61	65.4%	$99.46	$65.04	67.0%	$96.63	$64.71
Total/ Weighted Average	74.5%	$96.84	$72.04	67.9%	$105.24	$71.51	73.6%	$110.18	$81.20

(1)	Information obtained from a third party hospitality research report dated December 19, 2016.

The Borrowers. The borrowers comprise six individual single purpose Delaware limited liability companies, each with two independent directors in its organizational structure: AHP H6 Alpharetta, LLC, AHP H6 Topeka, LLC, AHP H6 Dallas, LLC, AHP H6 Roanoke, LLC, AHP H6 Greenville, LLC, and AHP H6 Charlotte, LLC. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Hyatt Place Portfolio Mortgage Loan. William Lee Nelson, American Hospitality Properties Fund I, LLC and American Hospitality Properties Fund III, LLC, the indirect owners of the borrower, are the guarantors of certain nonrecourse carveouts under the Hyatt Place Portfolio Mortgage Loan. William Lee Nelson has prior bankruptcy history. See “Description of the Mortgage Pool-Loan Purpose, Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Borrower Sponsors. The borrower sponsors of the Hyatt Place Portfolio Mortgage Loan are American Hospitality Properties Fund I, LLC, American Hospitality Properties Fund III, LLC (collectively, the “American Hospitality Funds”) and William Lee Nelson. Mr. Nelson manages Phoenix American Hospitality, LLC (“PAH”), which manages the borrowers and the American Hospitality Funds. Mr. Nelson has over 30 years of real estate experience specializing in the acquisition, development and asset management of commercial properties. PAH is an opportunistic hotel fund manager focused on executing a value enhancement strategy and, in addition to its interest in the Hyatt Place Portfolio Properties, currently has ownership interests in three hotels totaling 368 rooms with a market value of approximately $48.0 million.

Escrows. The loan documents provide for upfront escrows in the amount of $378,415 for real estate taxes, $39,553 for deferred maintenance, and $3,557,583 for a PIP reserve. The loan documents also provide for monthly escrows in the amount of $75,683 for real estate taxes. The loan documents do not require monthly escrows for insurance provided that the Hyatt Place Portfolio Properties are insured under an acceptable blanket insurance policy and the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of the insurance premiums when due.

The borrower is required to pay monthly FF&E reserves (A) from the date of origination through the earlier of (i) February 5, 2019 and (ii) the date that the PIP requirements are completed, in an amount equal to the greater of (a) one-twelfth of 2% of gross income and (b) the aggregate amount, if any, required to be reserved under the property management agreement and the franchise agreement and (B) from the earlier of (i) February 6, 2019 and (ii) the date that the PIP requirements are completed and continuing until the stated maturity date, in an amount equal to the greater of (a) one-twelfth of 4% of gross income and (b) the aggregate amount, if any, required to be reserved under the property management agreement and the franchise agreement.

After the occurrence of a Franchise Renewal Trigger Event (see “Lockbox and Cash Management” section), all available excess cash flow will be deposited into a franchise escrow account and the amounts deposited will be held as additional collateral for the Hyatt Place Portfolio Mortgage Loan.

Lockbox and Cash Management. The Hyatt Place Portfolio Mortgage Loan requires a lender-controlled hard lockbox account, which is already in place. The borrower has directed all tenants to pay their rents and all credit card companies under merchant agreements to pay receipts directly into such lockbox account. Prior to a Cash Management Trigger Event (as defined below), all

A-3-10

HYATT PLACE PORTFOLIO

funds on deposit in the lockbox account are disbursed to the borrower. During the occurrence and continuance of a Cash Management Trigger Event, funds in the lockbox are transferred daily into the cash management account, where such amounts are applied in accordance with the loan documents. All excess cash flow will be applied as follows: (i) to the franchise renewal reserve account following the occurrence and continuance of a Franchise Renewal Trigger Event (as defined below); (ii) to the excess cash flow subaccount during a Cash Sweep Event (as defined below) if no Franchise Renewal Trigger Event is in effect; and/or (iii) to the borrower if no Cash Sweep Event or Franchise Renewal Trigger Event is continuing.

A “Cash Management Trigger Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action of the borrower, the guarantor or the property manager; (iii) a Cash Management DSCR Trigger Event (as defined below); or (iv) the occurrence of a Franchise Renewal Trigger Event (as defined below). A Cash Management Trigger Event will expire, with respect to clause (i) when such event of default has been cured or waived; and with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 90 days of such filing for the borrower or guarantor and within 120 days for the property manager and certain other conditions have been satisfied. Clause (ii) may also be cured when the borrower has replaced the property manager with a qualified property manager acceptable to the lender. Clause (iii) may be cured once the trailing 12-month amortizing net operating income debt service coverage ratio (based on the current amortization schedule) is greater than 1.30x for two consecutive calendar quarters. Clause (iv) may be cured if the Cash Management Trigger Event is caused solely by the occurrence of a Franchise Renewal Trigger Event and such event has been cured.

A “Cash Management DSCR Trigger Event” occurs on any date that the amortizing net operating income debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.30x.

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action of the borrower, the guarantor or the property manager; (iii) a Cash Sweep DSCR Trigger Event (as defined below); or (iv) the occurrence of a Franchise Renewal Trigger Event. A Cash Sweep Event will expire, with respect to clause (i) when such event of default has been cured or waived; and with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 90 days of such filing for the borrower or guarantor and within 120 days for the property manager and certain other conditions have been satisfied. Clause (ii) may also be cured when the borrower has replaced the property manager with a qualified property manager acceptable to the lender. Clause (iii) may be cured, once the trailing 12-month amortizing net operating income debt service coverage ratio (based on the current amortization schedule) is greater than 1.20x for two consecutive calendar quarters. Clause (iv) may be cured if the Cash Management Trigger Event is caused solely by the occurrence by a Franchise Renewal Trigger Event (as defined below) and such event has been cured.

A “Cash Sweep DSCR Trigger Event” occurs on any date that the amortizing net operating income debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.20x.

Notwithstanding the foregoing, the borrower may terminate a Cash Sweep Event or a Cash Management Trigger Event caused by the occurrence of a Cash Sweep DSCR Trigger Event or Cash Management DSCR Trigger Event, by (A) depositing cash in an amount necessary to cause the imputed debt service coverage ratio as defined in the loan documents based upon the trailing twelve month period immediately preceding the date of such determination to be greater than (i) 1.20x for two consecutive quarters with respect to a Cash Sweep DSCR Trigger Event and (ii) 1.30x for two consecutive quarters with respect to a Cash Management DSCR Trigger Event or (B), provided no event of default exists, delivering an acceptable letter of credit to the lender in the amount required to reach the necessary debt service coverage ratio, among other conditions, in lieu of cash.

A “Franchise Renewal Trigger Event” will commence (i) twelve months prior to the applicable expiration date under the franchise agreement; (ii) sixty days following an event of default that gives the franchisor the right to terminate under the franchise agreement; (iii) on the date that any franchise agreement expires or is terminated, canceled or modified without the lender’s consent; (iv) on the date that the franchisor or borrower gives notice of its intention to terminate, cancel, or not extend or renew any franchise agreement; or (v) twelve months prior to the Hyatt Place Portfolio Mortgage Loan’s stated maturity date. A Franchise Renewal Trigger Event will expire, with respect to clause (i), (iii) or (iv), when the borrower has entered into an extension of the existing franchise agreement or a Replacement Franchise Agreement has been executed and all related property improvement requirements have been completed and paid in full (or 120% of the associated property improvement costs have been reserved and the lender has approved the future PIP agreement and budget) and a comfort letter has been delivered and certain other conditions have been satisfied. Clause (ii) may be cured when such event of default has been cured. Clause (iv) may also be cured when the franchisor and/or borrower rescinds (in writing) its notice electing to terminate, cancel or not renew the franchise agreement and the obligations under the franchise agreement are reaffirmed and certified to be in full force and effect with no defaults. Clause (v) may be cured with respect to each individual property (1) upon an extension of each existing franchise agreement, or (2) once the borrower has entered into a Replacement Franchise Agreement with a Qualified Franchisor, and certain other conditions have been satisfied; provided that in either event, all related property improvement requirements have been completed and paid in full (or 120% of the associated property improvement costs have been reserved and the lender has approved the future PIP agreement and budget) and a comfort letter has been delivered and certain other conditions have been satisfied.

A “Replacement Franchise Agreement” means (i)(a) a franchise, trademark and license agreement with a Qualified Franchisor (as defined below) substantially in the same form and substance as the franchise agreement currently in effect, or (b) a franchise, trademark and license agreement with a Qualified Franchisor, which franchise, trademark and license agreement is in form and substance reasonably acceptable to the lender and (ii) a “comfort letter” from the Qualified Franchisor in form reasonably accepted by the lender.

A “Qualified Franchisor” means (i) the current franchisor, (ii) Starwood, Hilton, Marriott, Hyatt or International Hotel Group, or affiliates of any of the foregoing entities in (i) or (ii), subject to (i) at the time a new franchise agreement is entered into, the proposed franchise being in the same or higher product class that the current franchisor was in at origination according to Smith

A-3-11

HYATT PLACE PORTFOLIO

Travel Research, provided that the borrower has obtained a rating agency confirmation from the rating agencies; or (iii) any other franchisor acceptable to the lender in its sole discretion, provided that borrower has obtained a rating agency confirmation from the rating agencies.

Property Management. The Hyatt Place Portfolio Properties is managed by Noble-Interstate Management Group, LLC.

Assumption. The borrower has a right to transfer the Hyatt Place Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch, Moody’s and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates.

Partial Release. Following the second anniversary of the origination date and prior to August 6, 2026, the borrowers may obtain the release of an individual property, subject to certain conditions, including (i) no event of default has occurred and is continuing; (ii) payment of the release price in an amount equal to 115% of the released property’s allocated loan amount, together with the applicable yield maintenance or prepayment premium; (iii) the amortizing debt service coverage ratio (based upon the trailing 12-month period immediately preceding the date of such determination) with respect to the remaining properties will be no less than the greater of (a) 1.78x and (b) the amortizing debt service coverage ratio immediately prior to the release; and (iv) the loan to value ratio with respect to the remaining properties, after giving effect to the release and based on current appraisals, will be no greater than the lesser of (a) a loan to value ratio of the individual properties subject to the Hyatt Place Portfolio Mortgage Loan immediately prior to the release (based on a ratio of the outstanding principal balance to the aggregate original appraised values of such properties) and the then outstanding principal balance of the individual properties subject to the Hyatt Place Portfolio Mortgage Loan prior to the release, and (b) the loan to value ratio of the individual properties subject to the Hyatt Place Portfolio Mortgage Loan immediately prior to the release (based on current appraisals and the then outstanding principal balance). The terms “original appraised value” and “allocated loan amount” as used in this paragraph mean the aggregate appraised value as set forth under the chart headings “As-Is Appraised Value” and “Allocated Cut-off Date Balance,” respectively, in “The Properties” section above.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Hyatt Place Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Hyatt Place Portfolio Properties during the loan term. At origination, the Hyatt Place Portfolio Properties had windstorm insurance coverage.

A-3-12

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-13

MCLEAN DATA CENTER PORTFOLIO

495
CAPITAL BELTWAY
OLD MEADOW LANE
PAETEC
COMMUNCATIONS
LEVEL 3
OLD MEADOW ROAD

Level(3)

A-3-14

MCLEAN DATA CENTER PORTFOLIO

McLean Data Center Portfolio
1755-1757 Old Meadow Road; 1764A Old Meadow Lane
McLean, VA 22102
MARYLAND
MONTGOMERY COUNTY
Chesapeake & Ohio Canal Natl. Historic Park
Cabin John Pkwy
MacArthur Blvd
Clara Barton Pkwy
Potomac River
G. Washington Mem. Pkwy
Dranesville District Park
Langley Oaks Park
VIRGINIA
Central Intelligence Agency
Capital Beltway
Balls Hill Rd
Georgetown Pike
Langley
Ingleside
Dolly Madison Blvd
Leesburg Pike
Lewinsville Rd
Wolf Trap Natl. Park for the Performing Arts
Dulles Toll Road
National Counterterrorism Center
Washington Dulles Intl. Airport 10 miles
1st Stage Theater
Freddie Mac
Gannett
Hilton Worldwide Headquarters
Chain Bridge Rd
Old Dominion Dr
SPRING HILL
SILVER LINE METRO
International Dr
Tysons Galleria
MCLEAN
Capital One HQ
McLean
Old Courthouse Rd
TYSONS CORNER
Northrup Grumman Info. Systems
GREENSBORO
Pike 7 Plaza
Tysons Corner Center
Magarity Rd
METRO
Dulles Toll Road
Westmoreland St
Westwood Country Club
Tysons Corner
Chain Bridge Rd
Great Falls St
Kirby Rd
FAIRFAX COUNTY
Leesburg Pike
Gallows Rd
Vienna
Williamsburg Blvd
Haycock Rd
WEST FALLS CHURCH
METRO
ARLINGTON
Park St
Idylwood Rd
Capital Beltway
Custis Mem. Pkwy
Cedar Ln
Dunn Loring
W. Broad St
Great Falls St
ARLINGTON COUNTY
Washington Blvd
DUNN LORING MERRIFIELD
Shreve Rd
West St
Falls Church
EAST FALLS CHURCH
ORANGE LINE METRO
Tower Square Shopping Ctr
Jefferson District Golf Course
Washington DC 7 miles
Lee Hwy
ICF Intl.
Lee Hwy
MOSAIC DISTRICT
Eden Center
Merrifield
Fairfax Plaza
Annandale Rd
Northrop Grumman Corp.
Arlington Blvd
Willston Centre
Pan Am Shopping Center
Seven Corners Center
Arlington Blvd
Arlington Blvd
Annandale Rd
Sleepy Hollow Rd
Leesburg Pike
Aptara
Apex Systems
Acentia
Eakin Community Park
Inova Fairfax Hospital
Mitretek Systems
West Falls Church
Prosperity Ave
Annandale
Damascus
Clarksburg
Columbia
Germantown
Montgomery Village
Olney
Gaithersburg
Poolesville
Darnestown
North Potomac
Rockville
Aspen Hill
Laurel
Lansdowne
MARYLAND
Wheaton
Ashburn
North Bethesda
Beltsville
VIRGINIA
Sterling
Potomac
Great Falls
Silver Spring
Herndon
Bethesda
Takoma Park
Reston
Hyattsville
McLean
Landover
WASHINGTON D.C.
Wolf Trap
Tyson's Corner
Vienna
Falls Church
Chantilly
Oakton
ARLINGTON
Centreville
Fairfax
Suitland
Annandale
ALEXANDRIA
Burke
Springfield
Manassas
Franconia
National Harbor
Mount Vernon

A-3-15

No. 2 – McLean Data Center Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Other
Original Principal Balance:	$51,000,000			Specific Property Type:	Data Center
Cut-off Date Balance:	$51,000,000			Location:	McLean, VA
% of Initial Pool Balance:	8.0%			Size:	127,796 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$399.07
Borrowers:	DCII-1755-1757 Old Meadow Road, LLC; DCII-1764A Old Meadow Road, LLC			Year Built/Renovated:	1966/1998, 1991/1998
Borrower Sponsor:	Carter Validus Mission Critical REIT II, Inc.			Title Vesting:	Fee
Mortgage Rate:	4.570%			Property Manager:	Carter Validus Real Estate Management Services II, LLC
Note Date:	November 23, 2016			4th Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	December 11, 2021			2nd Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	60 months			Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):	60 months			Current Occupancy (As of):	100.0% (11/14/2016)
Seasoning:	3 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$5,493,561 (12/31/2013)
Call Protection:	L(27),D(29),O(4)			3rd Most Recent NOI (As of):	$5,484,223 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$5,700,593 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of):	$5,851,127 (Annualized 9 9/30/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$7,292,181
				U/W Expenses:	$1,524,866
				U/W NOI:	$5,767,315
				U/W NCF:	$5,482,965
Escrows and Reserves(1):				U/W NOI DSCR:	2.44x
				U/W NCF DSCR:	2.32x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	11.3%
Taxes	$70,962	$70,958	NAP	U/W NCF Debt Yield:	10.8%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$85,000,000
Replacement Reserves	$0	Springing	NAP	As-Is Appraisal Valuation Date:	November 2, 2016
Deferred Maintenance	$408,431	$0	NAP	Cut-off Date LTV Ratio:	60.0%
TI/LC Reserve	$0	Springing	NAP	LTV Ratio at Maturity:	60.0%

(1)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “McLean Data Center Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering two adjacent data center buildings located in McLean, Virginia (the “McLean Data Center Portfolio Properties”). The McLean Data Center Portfolio Mortgage Loan was originated on November 23, 2016 by Wells Fargo Bank, National Association. The McLean Data Center Portfolio Mortgage Loan had an original principal balance of $51,000,000, has an outstanding principal balance of $51,000,000 as of the Cut-off Date and accrues interest at an interest rate of 4.570% per annum. The McLean Data Center Portfolio Mortgage Loan had an initial term of 60 months, has a remaining term of 57 months as of the Cut-off Date and requires interest-only payments. The McLean Data Center Portfolio Mortgage Loan matures on December 11, 2021.

Following the lockout period, the borrower has the right to defease the McLean Data Center Portfolio Mortgage Loan in whole, but not in part, on any date before September 11, 2021. In addition, the McLean Data Center Portfolio Mortgage is prepayable without penalty on or after September 11, 2021.

A-3-16

MCLEAN DATA CENTER PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$51,000,000	58.9%	Purchase price	$85,000,000	98.2%
Borrower Sponsor’s new cash contribution	35,552,385	41.1	Reserves	479,393	0.6
			Closing costs	1,072,992	1.2
Total Sources	$86,552,385	100.0%	Total Uses	$86,552,385	100.0%

The Properties. The McLean Data Center Portfolio Properties comprise two, two-story data centers (the Roosevelt building and the Polk Annex building), which total approximately 127,796 square feet and are located across the street from each other in McLean, Virginia.

The Roosevelt building, which was constructed in 1966 and renovated in 1998, contains approximately 65,794 square feet and features 45,450 square feet of raised floor space. The Polk Annex building, which was constructed in 1991 and renovated in 1998, contains approximately 62,002 square feet and features 40,000 square feet of raised floor space. Raised floor space is important for a data center as it promotes energy efficiency, design flexibility, cost-effectiveness and most importantly, creates open space for the mechanical, electrical and cooling infrastructure.

The Roosevelt building is 100.0% occupied by Level 3 Communications (“Level 3”), which has been a tenant since 1998 and has a lease expiration date of April 30, 2033. Level 3 (rated ‘B2’/’BB’ by Moody’s/S&P) also guarantees its lease. Level 3 is an international facilities-based provider of a broad range of integrated communications services. Level 3 has created an international communications network by constructing its own assets and through a combination of purchasing companies and purchasing or leasing facilities. On October 31, 2016, CenturyLink, Inc. (“CenturyLink”) (rated ‘Ba2’/’BB’ by Moody’s/S&P) announced the acquisition of Level 3 in a transaction expected to close in the third quarter of 2017. The acquisition has been approved by boards of both companies, and is expected to increase the CenturyLink network by approximately 200,000 fiber route miles, including 64,000 fiber route miles in more than 350 metropolitan areas and 33,000 subsea fiber route miles, which connect multiple continents. With the acquisition of Level 3, CenturyLink became the second largest wireline telecommunications company in the United States, operating more than 55 data centers throughout North America, Europe and Asia.

The Polk Annex building is 100.0% occupied by PAETEC Communications (“PAETEC”), which has been a tenant since 2012 and has a lease expiration of March 31, 2024. PAETEC’s lease is guaranteed by PAETEC Holding Corp. PAETEC is a wholly owned subsidiary of Windstream Holdings, Inc. (“Windstream”), a leading provider of internet protocol-based voice and data, telecommunications networking, data center, cloud computing and managed hosting services, and is the ninth largest Ethernet provider in the U.S. Windstream also recently announced a $1.1 billion transaction to merge with EarthLink Holdings Corp. (“EarthLink”), which will result in an extensive national footprint spanning approximately 145,000 fiber route miles and provide advanced network connectivity, managed services, voice, internet and other value-added services. The merger is expected to close in the first half of 2017.

The McLean Data Center Portfolio Properties are critically important to Level 3 and PAETEC’s overall network infrastructure. In fact, the largest component of email traffic in the region moves through the Roosevelt building due to Level 3’s tenancy. With over 570 strands of fiber, there are three different trunk lines branching to Baltimore, Philadelphia and Richmond. The McLean Data Center Portfolio Properties benefit from their strategic location near one of the first large network access and internet exchange points, referred to as Metropolitan Area Exchange–East, which was once estimated to have trafficked over half of the world’s internet activity.

Uptime Institute, Inc. (“Uptime Institute”) is an unbiased advisory organization focused on improving the performance, efficiency, and reliability of business critical infrastructure through innovation, collaboration, and independent certifications. Uptime Institute developed a tiered classification approach for data centers to address the need for a common benchmarking standard. According to Uptime Institute, data centers are divided into four tiers, based on the load capacity and redundancy of the facilities. Tier I is the lowest while Tier IV the highest in terms of redundancy and resiliency; and there is a direct correlation between the tier level and the cost to build a data center. The Roosevelt building has Tier II data center qualities with many Tier III attributes, and the Polk Annex building has Tier III data center qualities with many Tier IV attributes.

A-3-17

MCLEAN DATA CENTER PORTFOLIO

The following table presents certain information relating to the tenancy at the McLean Data Center Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
PAETEC Communications(2)	NR/NR/B+	62,002	48.5%	$54.24	$3,362,956	52.8%	3/31/2024(3)
Level 3 Communications	BB-/B2/BB	65,794	51.5%	$45.62	$3,001,337	47.2%	4/30/2033
Total Major Tenant		127,796	100.0%	$49.80	$6,364,293	100.0%

Vacant Space		0	0.0%

Collateral Total		127,796	100.0%

(1)	Annual UW Base Rent and Annual UW Base Rent PSF include contractual rent steps of $90,006 ($1.45 PSF) through May 2017 for PAETEC Communications and contractual rent steps of $73,203 ($1.11 PSF) through April 2017 for Level 3 Communications.

(2)	PAETEC Communications is not currently fully utilizing its space; however, the tenant is currently operating at above breakeven at the facility.

(3)	PAETEC Communications has one 5-year lease extension option remaining, exercisable with 12 months’ written notice.

The following table presents certain information relating to the lease rollover schedule at the McLean Data Center Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	2	127,796	100.0%	127,796	100.0%	$6,364,293	100.0%	$49.80
Vacant	0	0	0.0%	127,796	100.0%	$0	0.0%	$0.00
Total/Weighted Average	2	127,796	100.0%			$6,364,293	100.0%	$49.80

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the McLean Data Center Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	11/14/2016(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

A-3-18

MCLEAN DATA CENTER PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the McLean Data Center Portfolio Properties:

Cash Flow Analysis

	2013	2014	2015	Annualized 9 9/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$5,761,799	$5,827,483	$5,981,729	$6,154,625	$6,364,293(1)	87.3%	$49.80
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Total Reimbursables	983,127	923,776	733,633	687,416	1,246,103	17.1	9.75
Less Vacancy & Credit Loss	0	0	(21,583)	0	(318,215)(2)	(4.4)	(2.49)
Effective Gross Income	$6,744,926	$6,751,259	$6,693,779	$6,842,041	$7,292,181	100.0%	$57.06

Total Operating Expenses	$1,251,365	$1,267,036	$993,186	$990,915	$1,524,866	20.9%	$11.93

Net Operating Income	$5,493,561	$5,484,223	$5,700,593	$5,851,127	$5,767,315	79.1%	$45.13
TI/LC	0	0	0	0	238,200	3.3	1.86
Capital Expenditures	0	0	0	0	46,150	0.6	0.36
Net Cash Flow	$5,493,561	$5,484,223	$5,700,593	$5,851,127	$5,482,965	75.2%	$42.90

NOI DSCR	2.32x	2.32x	2.41x	2.48x	2.44x
NCF DSCR	2.32x	2.32x	2.41x	2.48x	2.32x
NOI DY	10.8%	10.8%	11.2%	11.5%	11.3%
NCF DY	10.8%	10.8%	11.2%	11.5%	10.8%

(1)	U/W Base Rent includes contractual rent steps of $90,006 ($1.45 PSF) through May 2017 for PAETEC Communications and contractual rent steps of $73,203 ($1.11 PSF) through April 2017 for Level 3 Communications.
(2)	The underwritten economic vacancy is 5.0%. The McLean Data Center Portfolio Properties were 100.0% physically occupied as of November 14, 2016.

Appraisal. As of the appraisal valuation date of November 2, 2016, the McLean Data Center Portfolio Properties had an “as-is” appraised value of $85,000,000. The appraiser also concluded to a land value of $49,000,000 and a dark value of $68,000,000, both as of November 2, 2016.

Environmental Matters. According to the Phase I environmental site assessment (“ESA”) dated July 27, 2016 the Phase I environmental consultant noted a prior 1997 ESA, which identified paint and solvent storage at the Roosevelt Building. Although no further action was conducted in 1997, a soil and groundwater investigation was conducted at the Roosevelt building based on these former concerns, which identified trichloroethene concentrations in groundwater. A limited Phase II ESA dated September 22, 2016 recommended no further action.

According to the Phase I environmental site assessment dated July 29, 2016, two underground storage tanks (“USTs”) were identified at the Polk Annex building and a Phase II was recommended. In lieu of a Phase II, the borrower purchased a $2.0 million environmental insurance policy with an eight-year term, three years beyond the McLean Data Center Portfolio Mortgage Loan maturity date, to mitigate the risk associated with the USTs. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The McLean Data Center Portfolio Properties are located in Tysons Corner, Virginia, approximately 11.4 miles west of Washington, D.C. and 15.0 miles east of Washington Dulles International Airport. Tysons Corner is the central business district of Fairfax County and contains the second largest concentration of office and retail space in Northern Virginia at over 46.0 million square feet. Tysons Corner is home to the headquarters of multiple Fortune 500 firms including Hilton Worldwide, Freddie Mac, Capital One, and Booz Allen Hamilton. Additionally, a number of technology companies have been attracted to Tysons Corner due to the fact that Northern Virginia accounts for approximately 70% of the world’s internet traffic. Furthermore, Tysons Corner has two super regional malls, Tysons Corner Center and Tysons Galleria, both of which are approximately 1.5 miles west of the McLean Data Center Portfolio Properties. As of 2015, the population within a three- and five-mile radius of the McLean Data Center Portfolio Properties was 106,682 and 269,932, respectively. The estimated average household income within the same three- and five-mile radii was $177,077 and $176,908, respectively.

According to a third party market research firm, the top five data center markets in the United States are (1) Northern Virginia/Washington D.C., (2) Silicon Valley/San Francisco Bay Area, (3) Greater New York/Northern New Jersey, (4) Chicago, and (5) Dallas/Fort Worth. There are primarily three types of telecommunications infrastructure buildings: (a) data centers, such as the Bloomberg Data Center in Orangeburg, New York, which are physical locations designed to store redundant copies of data that can be continuously updated, (b) telecommunications facilities, such as One Wilshire in Los Angeles, which are used primarily for switching and connecting two or more parties, but can support data storage and (c) carrier-neutral hotels, such as the McLean Data Center Portfolio Properties, which provide both of these services, typically on a multi-tenant basis – carrier-neutral hotels allow any fiber carrier to connect into the facility and to connect to other third parties in the facility.

According to the appraiser, the competitive “data center” (used generically to refer to all three types of buildings) market is more national in scale, as users are more interested in the available infrastructure and layout of a data center asset rather than its specific location. The lease rates for this type of space vary based on the infrastructure of the building, the availability of power in the building and the cost of power in the market (power is one of the key occupancy expense drivers for data center tenants), and the connectivity available in the building. Rental rates for turnkey space are well in excess of typical rents for other types of real estate.

A-3-19

MCLEAN DATA CENTER PORTFOLIO

The appraiser analyzed recent leases negotiated in competitive turnkey data centers, which averaged approximately $54.38 per square foot, triple-net.

The Borrowers. The borrowers are DCII-1755-1757 Old Meadow Road, LLC and DCII-1764A Old Meadow Road, LLC, each of which is a Delaware limited liability company with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the McLean Data Center Portfolio Mortgage Loan. Carter Validus Operating Partnership II, LP is the guarantor of certain nonrecourse carveouts under the McLean Data Center Portfolio Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Carter Validus Mission Critical REIT II, Inc. (“Carter Validus”), a publicly registered, non-traded REIT which employs a unique mission critical investment strategy with a focus on data centers and healthcare properties, preferably with long-term net leases to investment grade and other creditworthy tenants. Carter Validus’ portfolio currently comprises 20 data centers and 66 healthcare properties.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $70,962 for real estate taxes and $408,431 for deferred maintenance.

The loan documents provide for ongoing monthly escrows of $70,958 for real estate taxes. The loan documents do not require ongoing monthly escrows for replacement reserves or tenant improvements and leasing commissions as long as (i) no event of default has occurred or is continuing and (ii) the debt service coverage ratio is at least 1.25x based on a 30-year amortization schedule. The loan documents do not require ongoing monthly escrows for insurance premiums as long as the borrower provides the lender with evidence that the McLean Data Center Portfolio Properties are insured via an acceptable blanket insurance policy and such policy is in full force and effect.

Lockbox and Cash Management. The McLean Data Center Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the tenants to pay their rents directly to such lockbox account. The McLean Data Center Portfolio Mortgage Loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds are required to be distributed to the borrower. During a Cash Trap Event Period, all excess funds are required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.25x, and (iii) either Level 3 or PAETEC failing to occupy its respective space, failing to be open for business, filing for bankruptcy or similar insolvency, terminating or canceling its lease. A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the debt service coverage ratio being at least 1.25x for two consecutive calendar quarters; or, with respect to clause (iii), upon such time as Level 3 or PAETEC, as applicable, resumes its normal business operations in its entire space for two consecutive calendar quarters, or the lender has received one or more satisfactory replacement tenants who are in occupancy and paying full unabated rent and all tenant improvement costs and leasing commissions provided have been paid.

Property Management. The McLean Data Center Portfolio Properties is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the McLean Data Center Portfolio Properties provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, Fitch, Moody’s and S&P that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The McLean Data Center Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the McLean Data Center Portfolio Properties, as well as loss of rents and/or business interruption insurance for a period no less than 24 months following the occurrence of a casualty event together with a six-month extended period of indemnity.

A-3-20

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-21

INTERNATIONAL PAPER GLOBAL HQ

INTERNATIONAL
PLACE IV
INTERNATIONAL
PLACE II
INTERNATIONAL PLACE III
INTERNATIONAL
PLACE I

A-3-22

INTERNATIONAL PAPER GLOBAL HQ

International Paper Global HQ
6420 Poplar Avenue
Memphis, TN 38119
MEMPHIS
Bartlett
Germantown
Raleigh
Cordova
Richland Acres
East Memphis
Evergreen
University of Memphis
White Station
Poplar Estates
Colonial Acres
Orange Mound
Parkway Village
Hickory Hill
Southeast Memphis
Memphis International Airport
Shelby Farms Park
SHELBY COUNTY
TENNESSEE
MISSISSIPPI
Bartlett Park
Yale Rd.
Stage Rd.
Raleigh LaGrange Rd.
Pleasant View Rd.
Covington Pike
Summer Ave.
Isaac Hayes Mem. Hwy
Dexter Rd.
Shelby Crossing Shopping Ctr.
SW Tennessee Community College
Mullins Station Rd.
Macon Rd.
Farm Rd.
Shelby Farms Dog and Equestrian Area
Walnut Grove Rd.
Sam Cooper Blvd.
Rhodes College
Overton Park
Chickasaw Country Club
Downtown 8 miles
Poplar Ave.
Poplar Plaza Shopping Center
Christian Brothers University
Memphis Fairgrounds
Liberty Bowl Stadium
Mid-South Coliseum
Southern Ave.
Highland St.
Laurelwood Shopping Ctr.
Old Court Mall
Malco Paradiso Theatre
Audubon Park
Memphis Botanic Garden
Park Ave.
Univ. of Memphis Park Avenue Campus
Rhodes Ave.
FedEx Park, Billy J. Murphy Athletic Complex
Getwell Rd.
Prescott St.
Mount Moriah Rd.
Eastgate Shopping Center
Ridgeway Trace
Ridgeway Rd.
Baptist Mem. Hospital Memphis
Baptist Women's Health Center
AgriCenter International
University of Phoenix Memphis Campus
Wolf River Blvd.
Germantown Rd.
Market of Wolfcreek
Wolfchase Galleria
The Commons
Colonial Country Club
Market Place Galleria
Commons at Dexter Lakes
Germantown Square
Cordova Country Club
Cordova Park
Germantown Performing Arts Center
Poplar Pike
Shops of Saddle Creek
Exeter Village Shopping Center
Methodist le Bonheur Germantown Hosp.
St. Francis Hospital
Memphis University School
Kirby Pkwy.
Quince Rd.
Memphis Defense Depot
Avron B. Fogelman Expwy
American Way
Lamar Ave.
Halle Park
Bill Morris Pkwy
Unified Health Services
Pfizer
Fox Meadows GC
Hickory Hill Rd.
Knight Arnold Rd.
Perkins Rd.
Delta Medical Center
Plough Blvd.
Winchester Rd.
Mendenhall Square Mall
Hickory Ridge Mall
Hickory Ridge Commons
Cross Creek Mall
Centennial Commons
Hacks Cross
Windyke Country Club
Raines Rd.
Sycso Memphis
Staples Fulfillment Center
BNSF Railway Memphis Intermodal Facility
Airways Blvd.
E. Shelby Dr.
Nike Distribution
Tchulahoma Rd.
Riverdale Rd.
Irene Golf and Country Club
Hacks Cross Rd.
McKeller Park
Holmes Rd.
Memphis Oaks Golf Club
State Line Rd.
Millington
Lakeland
Arlington
Hickory Withe
ARKANSAS
West Memphis
Downtown
Collierville
South Haven
Olive Branch

A-3-23

No. 3 – International Paper Global HQ

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance:	$38,350,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$38,350,000			Location:	Memphis, TN
% of Initial Pool Balance:	6.0%			Size:	214,060 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$179.16
Borrower:	AGNL Pulp, L.L.C.			Year Built/Renovated:	2002/NAP
Borrower Sponsors:	AG Net Lease III Corp.; AG Net Lease III (SO) Corp.			Title Vesting(3):	Fee
Mortgage Rate:	4.740%			Property Manager:	Highwoods Realty Limited Partnership
Note Date:	December 12, 2016			4th Most Recent Occupancy (As of):	100.0% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2014)
Maturity Date:	January 11, 2027			2nd Most Recent Occupancy (As of):	100.0% (12/31/2015)
IO Period:	60 months			Most Recent Occupancy (As of):	100.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (3/1/2017)
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(4):	NAV
Call Protection:	L(26),GRTR 1% or YM(90),O(4)			3rd Most Recent NOI(4):	NAV
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI(4):	NAV
Additional Debt(1):	Yes			Most Recent NOI(4):	NAV
Additional Debt Type(1):	Unsecured Debt; Future Mezzanine
				U/W Revenues:	$5,849,219
				U/W Expenses:	$1,675,412
				U/W NOI:	$4,173,807
				U/W NCF:	$3,643,261
Escrows and Reserves(2):				U/W NOI DSCR:	1.74x
				U/W NCF DSCR:	1.52x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.9%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	9.5%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$58,270,000
Replacement Reserves	$0	Springing	$64,218	As-Is Appraisal Valuation Date:	October 20, 2016
Outstanding TI/LC Reserve	$3,662,738	$0	NAP	Cut-off Date LTV Ratio:	65.8%
General TI/LC Reserve	$0	$53,515(2)	$3,210,900	LTV Ratio at Maturity:	60.5%

(1)	See “Subordinate and Mezzanine Indebtedness” and “Additional Indebtedness” sections.
(2)	See “Escrows” section.
(3)	See “PILOT” section.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “International Paper Global HQ Mortgage Loan”) is evidenced by a single promissory note secured by the fee interest in a suburban office building located in Memphis, Tennessee (the “International Paper Global HQ Property”). The International Paper Global HQ Mortgage Loan was originated on December 12, 2016 by Wells Fargo Bank, National Association. The International Paper Global HQ Mortgage Loan had an original principal balance of $38,350,000, has an outstanding principal balance of $38,350,000 as of the Cut-off Date and accrues interest at an interest rate of 4.740% per annum. The International Paper Global HQ Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments during the first 60 payment periods, followed by payments of principal and interest based on a 30-year amortization schedule. The International Paper Global HQ Mortgage Loan matures on January 11, 2027.

Following the lockout period, the borrower has the right to prepay the International Paper Global HQ Mortgage Loan in whole, but not in part, on any date before October 11, 2026 provided the borrower pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the International Paper Global HQ Mortgage Loan is prepayable without penalty on or after October 11, 2026.

A-3-24

INTERNATIONAL PAPER GLOBAL HQ

Sources and Uses

Sources			Uses
Original loan amount	$38,350,000	61.5%	Purchase price	$58,250,000	93.5%
Borrower Sponsor’s new cash contribution	23,957,766	38.5	Reserves	3,662,738	5.9
			Closing costs	395,028	0.6
Total Sources	$62,307,766	100.0%	Total Uses	$62,307,766	100.0%

The Property. The International Paper Global HQ Property consists of the fee interest in a 10-story, class A office building totaling approximately 214,060 square feet and located in Memphis, Tennessee. The International Paper Global HQ Property was constructed as a built-to-suit in 2002 for International Paper Company (“International Paper”) and serves as a portion of the company’s global headquarters campus. Founded in 1898, International Paper is a leading global producer of renewable fiber-based packaging, pulp and paper products. International Paper employs approximately 53,000 people throughout 24 countries and is headquartered in Memphis. International Paper is the largest paper company in the world, with manufacturing operations in North America, Europe, Latin America, Russia, Asia, and North Africa.

International Paper has been a major tenant in the Memphis market since 1986, when the company moved its operational headquarters from Manhattan to Memphis. In 2005, International Paper relocated its global headquarters from Stamford, Connecticut to Memphis. The International Paper Global HQ Property is part of International Place, a four-building office campus that serves as International Paper’s global headquarters. Within International Place, International Paper occupies all of Tower I, Tower III (the International Paper Global HQ Property) and Tower IV and occupies 29,746 square feet at Tower II. The International Paper Global HQ Property houses amenities used by International Paper employees in Towers I, II and IV, including a cafeteria, gym and boardrooms, and is also where the company’s executive offices are located.

In 2013, International Paper executed an early lease extension for the International Paper Global HQ Property, committing to an additional 10 years beyond its then-current lease term, with the extension commencing in 2017 and expiring April 30, 2027. Over the last 10 years, International Paper has spent approximately $7.3 million ($34 per square foot) improving the International Paper Global HQ Property, including approximately $5.3 million in 2006 to remodel the entire second floor and part of the third floor for executive offices, and $900,000 in 2015 to upgrade the building restaurant, Tree Top Café.

The International Paper Global HQ Property contains 630 surface and garage parking spaces, equating to a parking ratio of 2.9 spaces per 1,000 square feet of rentable area. The International Paper Global HQ Property has been 100.0% occupied by International Paper since 2002. As of March 1, 2017, the International Paper Global HQ Property was 100.0% occupied.

The following table presents certain information relating to the tenancy at the International Paper Global HQ Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
International Paper	NR/Baa2/BBB(2)	214,060	100.0%	$20.94	$4,481,661	100.0%	4/30/2027(3)
Total Major Tenant		214,060	100.0%	$20.94	$4,481,661	100.0%

Vacant Space		0	0.0%

Collateral Total		214,060	100.0%

(1)	Annual UW Base Rent and Annual UW Base Rent PSF represent International Paper’s average rent over the term of the International Paper Global HQ Mortgage Loan. As of March 1, 2017, International Paper’s current rental rate is $19.21 per square foot.
(2)	The entity on the lease is International Paper Company, which is the rated entity.
(3)	International Paper has three, five-year lease extension options.

A-3-25

INTERNATIONAL PAPER GLOBAL HQ

The following table presents certain information relating to the lease rollover schedule at the International Paper Global HQ Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	1	214,060	100.0%	214,060	100.0%	$4,481,661	100.0%	$20.94
Thereafter	0	0	0.0%	214,060	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	214,060	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	214,060	100.0%			$4,481,661	100.0%	$20.94

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the International Paper Global HQ Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	3/1/2017(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from a third party market research firm.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the International Paper Global HQ Property:

Cash Flow Analysis(1)

	U/W(2)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$4,481,661	76.6%	$20.94
Grossed Up Vacant Space	0	0.0	0.00
Total Reimbursables	1,591,642	27.2	7.44
Less Vacancy & Credit Loss	(224,083)(3)	(3.8)	(1.05)
Effective Gross Income	$5,849,219	100.0%	$27.33

Total Operating Expenses	$1,675,412	28.6%	$7.83

Net Operating Income	$4,173,807	71.4%	$19.50
TI/LC	487,734	8.3	2.28
Capital Expenditures	42,812	0.7	0.20
Net Cash Flow	$3,643,261	62.3%	$17.02

NOI DSCR	1.74x
NCF DSCR	1.52x
NOI DY	10.9%
NCF DY	9.5%

(1)	Historical cash flows are not available for the International Paper Global HQ Property, as it is a single-tenanted building and financials were not provided by the seller.
(2)	Underwritten cash flow assumes the abated tax from the PILOT program (see “PILOT” section). The International Paper lease is triple net, therefore, the taxes following the PILOT period will be paid by International Paper. The unabated taxes are estimated to be approximately $1,383,668 once the PILOT program ends in 2030.
(3)	The underwritten economic vacancy is 5.0%. The International Paper Global HQ Property was 100.0% physically occupied as of March 1, 2017.

A-3-26

INTERNATIONAL PAPER GLOBAL HQ

Appraisal. As of the appraisal valuation date of October 20, 2016, the International Paper Global HQ Property had an “as-is” appraised value of $58,270,000. The appraiser also concluded to a dark value of $34,480,000 as of October 20, 2016.

Environmental Matters. According to the Phase I environmental site assessment dated August 31, 2016, there are no recognized environmental conditions at the International Paper Global HQ Property.

Market Overview and Competition. The International Paper Global HQ Property is located in Memphis, Tennessee, approximately 11.9 miles east of the Memphis central business district, 11.9 miles northeast of Memphis International Airport, and 1.2 miles east of Interstate 240, a major six-lane thoroughfare that encompasses Memphis. The International Paper Global HQ Property benefits from its proximity to retail amenities within the area, including Ridgeway Trace (approximately 0.8 miles west of the International Paper Global HQ Property), which includes national tenants Target, PetSmart, Best Buy and Capital Grille. Additionally, there are several nearby hotels including Marriott, Homewood Suites, Residence Inn, Courtyard, Hyatt Place, La Quinta Inn, and Four Points. The estimated 2016 population within a three-, and five-mile radius of the International Paper Global HQ Property was 66,930, and 227,496, respectively. The estimated 2016 average household income within the same radii was $93,594, and $81,173, respectively.

The International Paper Global HQ Property is located in the East submarket of Memphis. Several major Fortune 500 companies occupy office space within the submarket, including ServiceMaster, SunTrust Bank, Regions, Kroger (Delta Division Headquarters), UBS Financials, Marsh USA, and FedEx. FedEx is the largest employer in Memphis, employing approximately 32,000 employees, and the city is home to its global headquarters. In May 2016, FedEx opened a new state-of-the-art temperature-controlled facility and heavyweight pickup and delivery operation at its world hub at the Memphis International Airport. The 82,990 square foot facility was designed to protect the integrity of temperature-sensitive goods, which is heavily influenced by the biopharma industrial sector as well as the life sciences sector and other perishable industries. The Memphis International Airport is the largest air-cargo airport in the world, and cargo volume has consistently increased year-over-year nearly every year since 2009. Overall, cargo volume increased approximately 18.0% from 2004 through 2014.

According to a third party market research report, as of the fourth quarter of 2016 the Memphis office market contained approximately 52.0 million square feet of inventory across 2,865 buildings with a reported vacancy rate of 10.5%. The Memphis class A office market contained approximately 11.9 million square feet across 91 buildings with a reported vacancy rate of 7.9%. The International Paper Global HQ Property is located in the East office submarket of Memphis, which accounts for approximately one-third of the overall MSA’s class A office space and benefits from access to major roadways and a well-educated workforce. As of the fourth quarter of 2016, the East office submarket comprised 544 buildings totaling 13.6 million square feet with a reported vacancy rate of 8.8%. For the same period, the East class A office submarket comprised 31 buildings totaling 3.9 million square feet with a reported vacancy rate of 3.1%. The appraiser concluded to a market rent of $19.06 per square foot, triple net, which is in-line with International Paper’s current rental rate (as of March 1, 2017) of $19.21 per square foot, triple net.

The following table presents certain information relating to comparable office leases for the International Paper Global HQ Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Crescent Center Memphis, TN	1986/2001	9	335,811	98%	0.7 miles	Deloitte	February 2015 / 7.0 Yrs	10,928	$28.75	FSG
Renaissance Center Memphis, TN	2000/NAP	8	191,000	100%	0.5 miles	FedEx	July 2015 / 10.0 Yrs	10,490	$25.82	FSG
Triad Centre III Memphis, TN	2009/NAP	7	147,982	97%	0.6 miles	KPMG	January 2015 / 10.0 Yrs	7,296	$27.50	FSG
999 S Shady Grove Rd. Memphis, TN	2008/NAP	6	150,571	100%	0.7 miles	Jackson Lewis	March 2015 / 5.0 Yrs	6,738	$30.50	FSG
International Place II Memphis, TN	1988/NAP	10	208,000	90%	0.1 miles	Confidential	March 2016 / 5.0 Yrs	3,082	$28.50	FSG
Forum I Memphis, TN	2003/NAP	8	16,831	95%	0.6 miles	Adams Keegan	July 2015 / 7.0 Yrs	18,965	$23.50	FSG

(1)	Information obtained from the appraisal.

The Borrower. The borrower is AGNL Pulp, L.L.C., a Delaware limited liability company structured to be bankruptcy-remote, with at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the International Paper Global HQ Mortgage Loan. AG Net Lease III Corp. and AG Net Lease III (SO) Corp. are the guarantors of certain nonrecourse carveouts under the International Paper Global HQ Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are AG Net Lease III Corp. and AG Net Lease III (SO) Corp., subsidiaries of Angelo, Gordon & Co., L.P. (“Angelo Gordon”). Founded in 1988, Angelo Gordon is a privately-held registered investment advisor dedicated to alternative investing that currently has over $26.0 billion in assets under management. The borrower sponsors are entities of Angelo Gordon’s third net lease fund, which focuses on sale-leaseback transactions for single-tenant properties pursuant to leases covering at least 15-20 years located primarily throughout the United States.

Escrows. The loan documents provide for an upfront escrow at closing in the amount of $3,662,738 for outstanding tenant improvements and leasing commissions (“TI/LCs”). Commencing in February 2022, the loan documents require monthly escrows of

A-3-27

INTERNATIONAL PAPER GLOBAL HQ

$53,515 for general TI/LCs (subject to a cap of $3,210,900). The loan documents require springing monthly escrows of $3,568 for replacement reserves (subject to a cap of $64,218), which will recommence upon the replacement reserve being less than $42,812. Monthly replacement reserve escrows will commence upon the earlier of (i) Cash Trap Event Period (as defined below) (ii) the International Paper lease not being in full force and effect, or (iii) any maintenance obligation identified in the property condition report not being repaired.

The loan documents do not require ongoing monthly escrows for real estate taxes if (I) the Ground Lease (see “PILOT” section) is in full force and effect, so long as (i) no event of default has occurred or is continuing; (ii) there is no default under the Ground Lease; (iii) the borrower or International Paper makes all PILOT payments as required by the Ground Lease and borrower provides lender with proof of payment; (iv) the borrower has not received notice that it is required to pay taxes; and (v) the borrower or International Paper makes any additional ground rent payments as required by the Ground Lease and provides lender with proof of payments; or (II) if the Ground Lease is no longer in full force and effect, then so long as (A)(i) no event of default has occurred or is continuing; (ii) the International Paper lease is in full force and effect; (iii) International Paper pays all taxes; and (iv) International Paper pays all taxes and the borrower provides lender with proof of payment; or (B)(i) no event of default has occurred or is continuing and (ii) the borrower has paid all taxes and provides lender with proof of payment.

The loan documents do not require ongoing monthly escrows for insurance premiums so long as (A)(i) no event of default has occurred or is continuing, (ii) the International Paper Global HQ Property is insured via an acceptable blanket insurance policy, (iii) the borrower maintains all other insurance required under Ground Lease and tenant lease, and (iv) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums , or (B) if the tenant is required to obtain and maintain the insurance, (i) no event of default has occurred or is continuing, (ii) the International Paper lease is in full force and effect, (iii) the policies maintained by International Paper are approved by the lender and the policies are in full force and effect, and (iv) International Paper provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums.

Lockbox and Cash Management. The International Paper Global HQ Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs the tenant to pay its rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period, all excess cash flow is required to be distributed to the borrower. During a Cash Trap Event Period, all excess funds are required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio being less than 1.20x for one calendar quarter; (iii) the earliest to occur of International Paper either (x) going dark in 20% or more of its leasable area, (y) vacating 20% or more of its leasable area, or (z) failing to occupy at least 80% of its leasable area; (iv) International Paper filing for or becoming a debtor in bankruptcy, (v) International Paper terminating or canceling its lease beyond applicable cure notice or cure period; or (vi) the date that is 12 months prior to the expiration of the International Paper Global HQ Mortgage Loan maturity date.

A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the debt service coverage ratio being at least 1.25x for one calendar quarter; with respect to clause (iii) upon such time the borrower has satisfied any of the following conditions: (I) the date that International Paper resumes its normal business operations in its entire space, or the lender has received a satisfactory replacement lease from a satisfactory replacement tenant for a term not less than the term remaining under the International Paper lease, such replacement tenant is in occupancy and paying full unabated rent, and all TI/LCs provided have been paid and accepted; (II) the date that the balance of funds on deposit in the excess cash flow subaccount tied solely to the result of clause (iii) is equal to two years of the underwritten base rent and recoveries under the International Paper lease; and (III) the date the borrower deposits a letter of credit (“LOC”) with the lender in an amount equal to 24 months of forward looking rent and reimbursements, which (a) will increase to coincide with any contractual rent increases and corresponding reimbursements, and (b) will be subject to the LOC provisions of the loan agreement; with respect to clauses, (iv) and (v), upon such time that International Paper resumes its normal business operations in its entire space, or the lender has received a satisfactory replacement tenant for a term not less than the term remaining under the International Paper lease, such replacement tenant is paying full unabated rent, and all TI/LCs provided have been paid and accepted; and with respect to clause (vi), provided no other Cash Trap Event Period has occurred, upon International Paper renewing or extending its lease for its entire space for a term of not less than five years at a net effective rental rate of not less than its current net effective rental rate, or upon one or more satisfactory replacement tenants occupying the entire International Paper space for a lease term of not less than 10 years at a net effective rental rate of not less than International Paper’s current net effective rental rate.

Property Management. The International Paper Global HQ Property is managed by Highwoods Realty Limited Partnership.

Assumption. The borrower has a four-time right to transfer the International Paper Global HQ Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, Fitch, Moody’s and S&P that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

A-3-28

INTERNATIONAL PAPER GLOBAL HQ

Subordinate and Mezzanine Indebtedness. The borrower is permitted to incur future mezzanine debt, provided the following conditions are satisfied: (i) a maximum combined loan-to-value ratio of 65.0%; (ii) a minimum combined debt service coverage ratio of 1.20x; (iii) a minimum combined net cash flow debt yield of 8.5%; (iv) the receipt of rating agency confirmation from DBRS, Fitch, Moody’s and S&P that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates; and (v) the execution of an intercreditor agreement acceptable to the lender.

Additional Indebtedness. The International Paper Global HQ Mortgage Loan has unsecured subordinate debt with an original principal balance of $11,650,000 that is not contributed to the WFCM 2017-RC1 transaction. The unsecured subordinate debt was provided by the borrower’s sole member, AGNL Pulp Holdco, L.L.C. (“Subordinate Lender”). There is a subordination and standstill agreement in place between the lender and the Subordinate Lender. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus.

PILOT. The International Paper Global HQ Property benefits from a real estate tax abatement in the form of a payment in lieu of taxes (“PILOT”) program pursuant to the terms of a 15-year ground lease (the “Ground Lease”) with the Economic Development Growth Engine Industrial Development Board of the City of Memphis (“EDGE”) and County of Shelby, Tennessee through 2030. Upon expiration or termination of the Ground Lease, the real estate taxes will revert to fully unabated real estate taxes. As a condition to receipt of the benefits of the PILOT, International Paper is required to (i) retain at least 2,274 employees in Memphis and add 101 new jobs by February 2017, as well as (ii) invest (or cause to be invested) approximately $115.0 million of capital into the International Paper campus. The investment and new job generation requirements have been fully satisfied, and the employee retention requirement is currently satisfied. In the event International Paper Company defaults in fulfilling such job or investment requirements, EDGE may terminate the Ground Lease and PILOT program or reduce the amount of the real estate tax abatement.

The Ground Lease is fully subordinate to the International Paper Global HQ Mortgage Loan and the fee interest in the International Paper Global HQ Property has been pledged by EDGE as security for the International Paper Global HQ Mortgage Loan. Further, the borrower has prepaid a $1,000 purchase option under the Ground Lease, whereby the borrower has the option to purchase the fee interest in the International Paper Global HQ Property at any time during the term of the Ground Lease, subject to certain limitations set forth in the Ground Lease.

Ground Lease. See “PILOT” section.

Terrorism Insurance. The International Paper Global HQ Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the International Paper Global HQ Property, subject to a premium cap of two times the insurance premium payable for “all risk” insurance on a stand-alone basis the time any terrorism coverage is excluded from the policy, as well as loss of rents and/or business interruption insurance for a period no less than 18 months following the occurrence of a casualty event together with a six-month extended period of indemnity.

Earthquake Insurance.  The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 9%.

A-3-29

PREFERRED FREEZER VERNON

A-3-30

PREFERRED FREEZER VERNON

Preferred Freezer Vernon
4901 Bandini Boulevard
Vernon, CA 90058
Dodger Stadium
Chinatown
Cal State University Los Angeles
Alhambra
Rosemead
San Bernardino Fwy
METROLINK
Hellman Ave.
Garfield Medical Ctr.
Garvey Ave.
Monterey Park
South San Gabriel
Monterey Park Hospital
East Los Angeles Comm. College
Boyle Heights
East Los Angeles
Downtown
LOS ANGELES
LA County/ USC Medical Center
Union Station
Mission Rd.
Valley Blvd.
Soto St.
Wabash Ave.
Monterey Pass Rd.
Cesar Chavez Ave.
Riggin St.
Potrero Grande Dr.
Garfield Ave.
Pomona Fwy
GOLD LINE METRO
4th St.
Whittier Blvd.
Santa Ana Fwy
Olympic Blvd.
Calvary Cemetery
Atlantic Blvd.
Montebello Country Club
Montebello City Hall
Beverly Blvd.
Montebello Blvd.
Montebello
Whittier Blvd.
Beverly Hospital
Union Pacific Railroad
Exxon Mobil
UPS
BNSF Railway
Farmer John Meat Packing
Washington Blvd.
METROLINK RIVERSIDE LINE
MONTEBELLO/ COMMERCE
Citadel Outlets
Vernon Ave.
Vernon
Bandini Blvd.
Los Angeles River
Leonis Ave.
FedEx Freight
Commerce
Commerce Casino
91 LINE
ORANGE COUNTY LINE
Washington Blvd.
Rio Hondo
Santa Fe Ave.
Community Hospital of Huntington Park
Slauson Ave.
Maywood
Navy Operational Support Center
COMMERCE
Greenwood Ave.
Paramount Blvd.
Huntington Park
Gage Ave.
Bell Palm Plaza Shopping Center
Exide Technologies
Pico Rivera
Florence Ave.
Eastern Ave.
Bell Gardens
LOS ANGELES COUNTY
The Bicycle Hotel & Casino
John Anson Ford Park
Rio Hondo Golf Club
Firestone Blvd.
California Ave.
South Gate Towne Center
South Gate
South Gate Park
Tweedy Blvd.
Downey
Long Beach Fwy
Alameda St.
Long Beach Blvd.
Abbott Rd.
Los Amigos Country Club
Los Angeles Intl. Airport 12 miles
Lynwood
Imperial Hwy.
Rancho Los Amigos Natl. Rehabilitation Center
Plaza Mexico
St. Francis Medical Center
MLK Jr. Blvd.
Atlantic Ave.
GREEN LINE METRO
Century Fwy
Willowbrook
Long Beach 11 miles
SAN GABRIEL MTS.
Burbank
Glendale
Pasadena
Rancho Cucamonga
Santa Monica
LOS ANGELES
Pomona
Ontario
Downey
Fullerton
Torrance
ANAHEIM
LONG BEACH
SANTA ANA
Orange
Corona
Huntington Beach
Irvine
Pacific Ocean

A-3-31

No. 4 – Preferred Freezer Vernon

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Industrial
Original Principal Balance:	$33,000,000			Specific Property Type:	Cold Storage
Cut-off Date Principal Balance:	$33,000,000			Location:	Vernon, CA
% of Initial Pool Balance:	5.2%			Size:	184,273 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$179.08
Borrowers(1):	Various			Year Built/Renovated:	2007/NAP
Borrower Sponsor:	Sherwin Jarol			Title Vesting:	Fee
Mortgage Rate:	4.890%			Property Manager:	Self-managed
Note Date:	December 14, 2016			4th Most Recent Occupancy (As of):	100.0% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2014)
Maturity Date:	January 11, 2027			2nd Most Recent Occupancy (As of):	100.0% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of):	100.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (3/1/2017)
Seasoning:	2 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$3,199,723 (12/31/2013)
Call Protection:	L(26),D(90),O(4)			3rd Most Recent NOI (As of):	$3,200,043 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$3,196,261 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of):	$3,195,203 (12/31/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$4,188,461
				U/W Expenses:	$883,218
				U/W NOI:	$3,305,243
				U/W NCF:	$3,178,084
				U/W NOI DSCR:	2.02x
Escrows and Reserves(2):				U/W NCF DSCR:	1.94x
				U/W NOI Debt Yield:	10.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.6%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$58,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	October 12, 2016
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio:	56.9%
TI/LC Reserve	$0	$0	NAP	LTV Ratio at Maturity:	56.9%

(1)	See “The Borrowers” section.
(2)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Preferred Freezer Vernon Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a cold storage facility located in Vernon, California (the “Preferred Freezer Vernon Property”). The Preferred Freezer Vernon Mortgage Loan was originated on December 14, 2016 by Wells Fargo Bank, National Association. The Preferred Freezer Vernon Mortgage Loan had an original principal balance of $33,000,000, has an outstanding principal balance as of the Cut-off Date of $33,000,000 and accrues interest at an interest rate of 4.890% per annum. The Preferred Freezer Vernon Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the term of the Preferred Freezer Vernon Mortgage Loan. The Preferred Freezer Vernon Mortgage Loan matures on January 11, 2027.

Following the lockout period, the borrower has the right to defease the Preferred Freezer Vernon Mortgage Loan in whole, but not in part, on any date before October 11, 2026. In addition, the Preferred Freezer Vernon Mortgage Loan is prepayable without penalty on or after October 11, 2026.

A-3-32

PREFERRED FREEZER VERNON

Sources and Uses

Sources			Uses
Original loan amount	$33,000,000	100.0%	Loan payoff(1)	$31,191,720	94.5%
			Closing costs	729,028	2.2
			Return of equity	1,079,252	3.3
Total Sources	$33,000,000	100.0%	Total Uses	$33,000,000	100.0%

(1)	The Preferred Freezer Vernon Property was previously securitized in the CWCI 2007-C2 transaction.

The Property. The Preferred Freezer Vernon Property is a one-story, refrigerated/freezer warehouse comprising 184,273 square feet located in Vernon, California on an 8.2-acre site. The Preferred Freezer Vernon Property has been 100.0% occupied by Preferred Freezer Services (“Preferred Freezer”) since 2007. The Preferred Freezer Vernon Property was built in 2007 and comprises approximately 141,667 square feet of freezer space, 31,102 square feet of refrigerated dock area, 7,371 square feet of office space and 4,133 square feet of mechanical space. The Preferred Freezer Vernon Property features 52 feet of clear height in the dock area, 60 feet of clear height in the freezer area and 23 dock-high loading doors. Founded in 1989, Preferred Freezer operates 35 full-service refrigerated warehouse facilities located across the United States totaling in excess of 270.0 million cubic feet, ranking the fourth largest of North American refrigerated warehouse companies in the United States as of April 2015, according to an industry organization. Preferred Freezer’s headquarters is located in Chatham, New Jersey and has more than 1,300 employees with approximately $300.0 million in sales and has expanded internationally with facilities in China and Vietnam. The Preferred Freezer Vernon Property features 99 surface parking spaces, resulting in a parking ratio of 0.5 spaces per 1,000 square feet of rentable area. As of March 1, 2017, the Preferred Freezer Vernon Property is 100.0% occupied.

The following table presents certain information relating to the tenancy at the Preferred Freezer Vernon Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Preferred Freezer	NR/NR/NR	184,273	100.0%	$18.99	$3,499,200	100.0%	2/28/2042(1)
Occupied Collateral Total		184,273	100.0%	$18.99	$3,499,200	100.0%

Vacant Space		0	0.0%

Collateral Total		184,273	100.0%

(1)	Preferred Freezer has two, five-year lease renewal options.

The following table presents certain information relating to the lease rollover schedule at the Preferred Freezer Vernon Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	184,273	100.0%	184,273	100.0%	$3,499,200	100.0%	$18.99
Vacant	0	0	0.0%	184,273	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	184,273	100.0%			$3,499,200	100.0%	$18.99

(1)	Information obtained from the underwritten rent roll.

A-3-33

PREFERRED FREEZER VERNON

The following table presents historical occupancy percentages at the Preferred Freezer Vernon Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	3/1/2017(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the Preferred Freezer lease.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Preferred Freezer Vernon Property:

Cash Flow Analysis

	2013	2014	2015	2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,240,000	$3,240,000	$3,240,000	$3,240,000	$3,499,200	83.5%	$18.99
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Total Reimbursables	0	0	0	0	864,221	20.6	4.69
Less Vacancy & Credit Loss	0	0	0	0	(174,960)(1)	(4.2)	(0.95)
Effective Gross Income	$3,240,000	$3,240,000	$3,240,000	$3,240,000(2)	$4,188,461(2)	100.0%	$22.73

Total Operating Expenses	$40,277	$39,957	$43,739	$44,797	$883,218	21.1%	$4.79

Net Operating Income	$3,199,723	$3,200,043	$3,196,261	$3,195,203	$3,305,243	78.9%	$17.94
TI/LC	0	0	0	0	99,518	2.4	0.54
Capital Expenditures	0	0	0	0	27,641	0.7	0.15
Net Cash Flow	$3,199,723	$3,200,043	$3,196,261	$3,195,203	$3,178,084	75.9%	$17.25

NOI DSCR	1.96x	1.96x	1.95x	1.95x	2.02x
NCF DSCR	1.96x	1.96x	1.95x	1.95x	1.94x
NOI DY	9.7%	9.7%	9.7%	9.7%	10.0%
NCF DY	9.7%	9.7%	9.7%	9.7%	9.6%

(1)	The underwritten economic vacancy is 5.0%. The Preferred Freezer Vernon Property was 100.0% physically occupied as of March 1, 2017.
(2)	The increase in Effective Gross Income from 2016 to U/W is due to the fact that 2016 does not include Total Reimbursables.

Appraisal. As of the appraisal valuation date of October 12, 2016, the Preferred Freezer Vernon Property had an “as-is” appraised value of $58,000,000. Additionally, the appraisal concluded to a hypothetical “dark value” of $36,200,000.

Environmental Matters. According to a Phase I environmental site assessment dated October 20, 2016, there was no evidence of any recognized environmental conditions at the Preferred Freezer Vernon Property.

Market Overview and Competition. The Preferred Freezer Vernon Property is located in Vernon, California, approximately 6.3 miles southeast of downtown Los Angeles. The Preferred Freezer Vernon Property benefits from its location within an industrialized area 1.4 miles south of Interstate 710 and Interstate 5. The estimated 2015 population within a three- and five-mile radius of the Preferred Freezer Vernon Property was 312,137 and 868,251, respectively, while the estimated 2015 average household income within the same radii was $50,315 and $55,929, respectively.

Additionally, the Preferred Freezer Vernon Property is located 21.2 miles northeast of the Los Angeles International Airport and 21.7 miles north of the Port of Los Angeles. As North America’s leading seaport in terms of container volume and cargo value, the Port of Los Angeles facilitated approximately $270.0 billion in trade during 2015. Port operations and commerce facilitate more than 133,000 jobs in the City of Los Angeles and 479,000 jobs in the five-county Southern California region. In California alone, approximately one million jobs are related to trade through the Port of Los Angeles, which is undergoing a 10-year, $2.6 billion infrastructure investment program to modernize the facilities and increase efficiency.

According to a third-party market research report, the Preferred Freezer Vernon Property is located within the Commerce Area submarket of the Los Angeles industrial market. As of the fourth quarter of 2016, the submarket reported an inventory of 1,690 industrial properties totaling approximately 76.2 million square feet with a 1.9% vacancy rate. According to the appraiser, the market rent estimate for the Preferred Freezer Vernon Property is $17.58 per square foot, triple net, with 3% annual contractual rent increases. At the time of the appraisal, in October 2016, Preferred Freezer had an in-place rent of $17.58 per square foot, triple net; and the tenant’s rent increased to $18.99 per square foot in February 2017. Preferred Freezer’s next contractual rent increase is in 2022.

A-3-34

PREFERRED FREEZER VERNON

The following table presents certain information relating to comparable cold storage leases for the Preferred Freezer Vernon Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Tenant Name	Total SF	Distance to Subject	Clear Height (ft)	Dock Doors	Rent PSF	Lease Type
Preferred Freezer Vernon (Subject) Vernon, CA	2007/NAP	Preferred Freezer	184,273	--	60	23	$18.99	NNN
2307 East 49th Street Vernon, CA	2000/NAP	Sunrise Dairy	57,631	3.7 miles	32	11	$10.92	NNN
4000 Noakes Street Commerce, CA	2007/NAP	Juicero, Inc.	111,260	3.0 miles	30	7	$13.80	NNN
6020 Sheila Street Commerce, CA	2000/NAP	32 Cold Storage Solutions	70,877	1.7 miles	36	12	$14.28	NNN
5563 Alcoa Avenue Vernon, CA	2000/NAP	Mikayawa	106,634	2.8 miles	30	5	$15.60	NNN
6700 Alameda Street Huntington Park, CA	2008/NAP	32 Cold, LLC	78,850	4.8 miles	43	9	$13.80	NNN

(1)	Information obtained from the appraisal and the underwritten rent roll.

The Borrowers. The borrower structure is comprised of six tenants-in-common: PF Vernon Investment Holding, LLC; PFV Bradley Holding, LLC; Kinross Holding Two, LLC; Judith Preferred Freezer HLD, LLC; Robert Preferred Freezer HLD, LLC and Marshall Preferred Freezer HLD, LLC, each a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Preferred Freezer Vernon Mortgage Loan. Sherwin Jarol is the guarantor of certain nonrecourse carveouts under the Preferred Freezer Vernon Mortgage Loan. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Tenancies-in-Common” in the Preliminary Prospectus.

The Borrower Sponsor. The borrower sponsor is Sherwin Jarol, the chief executive officer of SMB Equity, LLC (“SMB Equity”). SMB Equity is a leading investment company, with a focus on residential, hospitality, medical office, and industrial, and has interests in over $2.0 billion of real estate throughout the United States.

Escrows. The loan documents do not require monthly escrows for real estate taxes provided that (i) no event of default has occurred and is continuing; (ii) the real estate taxes are paid current; and (iii) the borrower has provided the lender with timely proof of payment. The loan documents do not require monthly escrows for insurance provided that (i) no event of default has occurred and is continuing; (ii) the Preferred Freezer Vernon Property is insured under an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of such policy and timely proof of payment of the insurance premiums. The loan documents require monthly escrows in an amount of $6,910 for replacement reserves upon the occurrence of an event of default or the lender determining that the borrower is not adequately maintaining the Preferred Freezer Vernon Property.

Lockbox and Cash Management. The Preferred Freezer Vernon Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the tenant to pay its rent directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess cash flow on deposit in the lockbox account will be disbursed to the borrower. During a Cash Trap Event Period, all excess cash flow is required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence of an event of default; (ii) the net cash flow debt service coverage ratio (based on a hypothetical 30-year amortization schedule) being less than 1.30x at the end of any calendar month; and (iii) the occurrence of a Tenant Trigger Event (as defined below). A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.50x for two consecutive calendar quarters; and with regard to clause (iii), upon the cure of a Tenant Trigger Event.

A “Tenant Trigger Event” will occur upon the earlier of (a) (i) 15 days following Preferred Freezer defaulting under its lease beyond available notice and cure periods, entering into any material lease modification with the borrower, (ii) Preferred Freezer exercising any right to terminate its lease, or ceasing to operate or going dark for more than ten business days in 100.0% of the Preferred Freezer Vernon Property; or (b) Preferred Freezer or its parent company filing or becoming subject to bankruptcy or similar insolvency proceeding (or other similar actions, including but not limited to appointment of a receiver or trustee or filing a petition under bankruptcy laws).

A Tenant Trigger Event may be cured, with regard to clause (a), upon (i) 60 days following the lender receiving acceptable evidence that Preferred Freezer has resumed operations in at least 50.0% of the Preferred Freezer Vernon Property in accordance with its lease, or (ii) the date the lender receives an acceptable estoppel from one or more replacement tenants reasonably acceptable to lender certifying that the replacement tenant is not in default under its lease, is in occupancy and paying full unabated rent and all tenant improvements have been completed per the lease; with regard to clause (b), upon a plan of reorganization being provided and Preferred Freezer’s lease being affirmed, Preferred Freezer commencing rent payments and an order by the bankruptcy court approving the affirmation of the lease; and, with regard to both clause (a) and (b), upon a new lease on terms acceptable to the lender with an acceptable replacement tenant being delivered.

Property Management. The Preferred Freezer Vernon Property is managed by an affiliate of the borrower.

A-3-35

PREFERRED FREEZER VERNON

Assumption. The borrower has a two-time right to transfer the Preferred Freezer Vernon Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the transferee satisfies certain specified criteria including value of real estate owned or under management and experience, or the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, Fitch, Moody’s and S&P that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates.

Right of First Offer. Preferred Freezer has a right of first offer (“ROFO”) to purchase the Preferred Freezer Vernon Property. The ROFO is not extinguished by a foreclosure of the Preferred Freezer Vernon Property; however the ROFO does not apply to a foreclosure or deed-in-lieu thereof.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Preferred Freezer Vernon Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Preferred Freezer Vernon Property during the loan term. At origination, the Preferred Freezer Vernon Property had windstorm insurance coverage.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 11%.

A-3-36

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-37

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-38

PROMENADE AT TUTWILER FARM

Michaels

BED BATH &
BEYOND

BOOKS-A-MILLION

Academy
SPORTS & OUTDOORS

T·J·maxx

at&t

LifeWay

Chili's

A-3-39

PROMENADE AT TUTWILER FARM

A-3-40

PROMENADE AT TUTWILER FARM

CHATTANOOGA
HUNTSVILLE
Decatur
Dalton
Tupelo
Hamilton
Attalla
Rome
Jasper
Gadsden
Roswell
MISSISSIPPI
Marietta
Anniston
Decatur
Winona
Columbus
BIRMINGHAM
Trussville
ATLANTA
Bessemer
Louisville
Tuscaloosa
Hoover
Sylacauga
LaGrange
Macon
Demopolis
Auburn
Meridian
MONTGOMERY
COLUMBUS
ALABAMA
GEORGIA
Laurel
Waynesboro
Greenville
Troy
Eufaula
Monroeville
Albany
Hattiesburg
Ozark
Enterprise
Atmore
Dothan
Crestview
MOBILE
Milton
Biloxi
Pensacola
FLORIDA
Gulfport
Pascagoula
Destin
Panama City
TALLAHASSEE
Gulf of Mexico
Pinson
Clay
Old Springville Rd
Deerfoot Pkwy
Center Point Pkwy
Pinson Valley Pkwy
Jefferson State Community College
Center Point Plaza
25th Ave
Grayson Valley
Trussville Promenade II
Center Point Shopping Ctr.
Colonial Promenade Trussville
Trussville Shopping Center
Center Point
Old Springville Rd
Trussville
13th Ave
Gardens Hwy
Parkway East
East Town Plaza
Pinnacle at Tutwiler Farm
Fultondale
JEFFERSON COUNTY
Edwards Lake Rd
Colonial Promenade Fultondale
Tarrant Shopping Center
St. Vincent's East Hospital
Lawson Rd
Tarrant
Promenade at Tutwiler Farm
1612 Gadsden Highway
Trussville, AL 35235
Roebuck Shopping Center
96th St
Donna Hawkins Park
Vanderbilt Rd
BIRMINGHAM
5th Ave
Birmingham-Shuttlesworth Intl. Airport
77th St
Ruffner Rd
Lake Blvd
AMTRAK
27th Ave N.
The Outlet Shops of Grand River
Crestwood Blvd
East Birmingham
AMTRAK
Leeds
Birmingham-Jefferson Conv. Ctr.
Festival Shopping Center
Crestwood Blvd
Irondale
Barber Vintage Motorsports Museum
1st Ave
Barber Motorsports Park
3rd Ave
Village East Shopping Center
Eastwood Shopping Plaza
Wells Fargo Tower
Trinity Medical Ctr.
Downtown
St. Vincent's Hospital
BIRMINGHAM AMTRAK
Montclair Rd
Old Leeds Rd
University of Alabama - Birmingham
Montevallo Rd
Montevallo Rd
Botanical Gardens & Zoo
Mountain Brook Club
Vulcan Park & Museum
Birmingham Zoo
Mountain Brook
Old Overton Country Club
Dunnavant
Homewood
Sicard Hollow Rd
Samford University
Lakeshore Pkwy
Brookwood Village
Lake Purdy
Brookwood Medical Ctr.
Green Valley Rd
Cahaba Valley Rd
SHELBY COUNTY
Vestavia Hills
The Summit Birmingham
The Vestavia Hills City Center
Dunnavant Valley Rd
Hoover
Shoal Creek
Lakeshore Pkwy

A-3-41

No. 5 – Promenade at Tutwiler Farm

Loan Information				Property Information
Mortgage Loan Seller:		Rialto Mortgage Finance, LLC		Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance:		$27,700,000		Specific Property Type:	Anchored
Cut-off Date Balance:		$27,700,000		Location:	Trussville, AL
% of Initial Pool Balance:		4.4%		Size:	223,153 SF
Loan Purpose:		Refinance		Cut-off Date Balance Per SF:	$124.13
Borrower:		TKG - The Promenade at Tutwiler Farm, LLC		Year Built/Renovated:	2000/NAP
Borrower Sponsor:		E. Stanley Kroenke		Title Vesting:	Fee
Mortgage Rate:		4.950%		Property Manager:	Self-managed
				4th Most Recent Occupancy:	NAV
Note Date:		December 8, 2016		3rd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Anticipated Repayment Date:		NAP		2nd Most Recent Occupancy (As of):	100.0% (12/31/2014)
Maturity Date:		December 6, 2026		Most Recent Occupancy (As of):	95.0% (12/31/2015)
IO Period:		120 months		Current Occupancy (As of):	96.8% (11/1/2016)
Loan Term (Original):		120 months
Seasoning:		3 months		Underwriting and Financial Information:
Amortization Term (Original):		NAP		4th Most Recent NOI (As of)(2):	$2,308,338 (12/31/2013)
Loan Amortization Type:		Interest-only, Balloon		3rd Most Recent NOI (As of)(2):	$2,123,621 (12/31/2014)
Interest Accrual Method:		Actual/360		2nd Most Recent NOI (As of) (2):	$3,009,694 (12/31/2015)
Call Protection:		L(24),GRTR 1% or YM(92),O(4)		Most Recent NOI (As of)(2):	$2,844,100 (TTM 10/31/2016)
Lockbox Type:		Springing
Additional Debt:		None		U/W Revenues:	$3,528,097
Additional Debt Type:		NAP		U/W Expenses:	$880,094
				U/W NOI:	$2,648,003
				U/W NCF:	$2,445,254
				U/W NOI DSCR:	1.90x
Escrows and Reserves(1):				U/W NCF DSCR:	1.76x
				U/W NOI Debt Yield:	9.6%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.8%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$43,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	November 2, 2016
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio:	64.4%
TI/LC Reserve	$0	Springing	$836,824	LTV Ratio at Maturity:	64.4%

(1)	See “Escrows” section.

(2)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Promenade at Tutwiler Farm Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an anchored retail property located in Trussville, Alabama (the “Promenade at Tutwiler Farm Property”). The Promenade at Tutwiler Farm Mortgage Loan was originated on December 8, 2016 by Rialto Mortgage Finance, LLC. The Promenade at Tutwiler Farm Mortgage Loan had an original principal balance of $27,700,000, has an outstanding principal balance as of the Cut-off Date of $27,700,000 and accrues interest at an interest rate of 4.950% per annum. The Promenade at Tutwiler Farm Mortgage Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires interest only payments through the term of the Promenade at Tutwiler Farm Mortgage Loan. The Promenade at Tutwiler Farm Mortgage Loan matures on December 6, 2026.

Following the lockout period, the borrower has the right to voluntarily prepay the Promenade at Tutwiler Farm Mortgage Loan in whole, but not in part, on any date before September 6, 2026 provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the then outstanding principal balance. In addition, the Promenade at Tutwiler Farm Mortgage Loan is prepayable without penalty on or after September 6, 2026.

A-3-42

PROMENADE AT TUTWILER FARM

Sources and Uses

Sources			Uses
Original loan amount	$27,700,000	90.5%	Loan payoff(1)	$30,236,229	98.8%
Borrower Sponsor’s new cash contribution	2,904,845	9.5	Closing costs	368,616	1.2
Total Sources	$30,604,845	100.0%	Total Uses	$30,604,845	100.0%

(1)	The Promenade at Tutwiler Farm Property was previously securitized in the CSMC 2007-C1 transaction.

The Property. The Promenade at Tutwiler Farm Property is an anchored retail center containing approximately 223,153 square feet of net rentable area located in Trussville, Alabama. Built in 2000, the Promenade at Tutwiler Farm Property consists of four, one-story buildings situated on a 29.6-acre site. The Promenade at Tutwiler Farm Property is anchored by Academy Sports, Bed Bath & Beyond, TJ Maxx, Michaels and Royal Furniture Company and junior anchored by Books-A-Million and Lifeway Christian Store. There is a pad that is ground leased to Chili’s and is not accounted for in the overall square footage of the Promenade at Tutwiler Farm Property. Additionally, the Promenade at Tutwiler Farm Property is shadow anchored by Target on the north end cap (not part of the collateral) and Home Depot on the south end cap (not part of the collateral). The Promenade at Tutwiler Farm Property contains 1,227 surface parking spaces, resulting in a parking ratio of 5.5 spaces per 1,000 square feet of rentable area. As of November 1, 2016, the Promenade at Tutwiler Farm Property was 96.8% occupied by 17 tenants.

The following table presents certain information relating to the tenancies at the Promenade at Tutwiler Farm Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenant – Collateral
Academy Sports	NR/B2/NR	52,500	23.5%	$9.00	$472,500	17.0%	NAV	NAV	2/28/2021
Royal Furniture Company	NR/NR/NR	22,250	10.0%	$12.75	$283,688	10.2%	NAV	NAV	5/31/2019(4)
TJ Maxx	NR/A2/A+	30,000	13.4%	$9.00	$270,000	9.7%	$258	4.8%	10/31/2020(5)
Bed Bath & Beyond	NR/Baa1/BBB+	30,525	13.7%	$7.75	$236,569	8.5%	NAV	NAV	1/31/2021(6)
Michaels	NR/Ba2/B+	23,916	10.7%	$8.75	$209,265	7.5%	$161	7.5%	2/29/2020(7)
Total Anchor Tenant – Collateral		159,191	71.3%	$9.25	$1,472,021	53.0%

Major Tenants – Collateral
Lifeway Christian Store	NR/NR/NR	10,000	4.5%	$20.06	$200,556	7.2%	$148	16.0%	2/28/2021
Books-A-Million	NR/NR/NR	12,500	5.6%	$15.21	$190,125	6.8%	$136	14.0%	10/31/2020
Total Major Tenants – Collateral		22,500	10.1%	$17.36	$390,681	14.1%

Outparcel / Non-Major Tenants – Collateral(8)		34,274	15.4%	$26.74	$916,485	33.0%

Occupied Collateral Total		215,965	96.8%	$12.87	$2,779,187	100.0%

Vacant Space(9)		7,188	3.2%

Collateral Total		223,153	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent escalations of $7,655 through December 1, 2017.

(3)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending December 31, 2015, with the exception of TJ Maxx, which are for the trailing 12-month period ending December 31, 2016.

(4)	Royal Furniture Company has one, 5-year renewal option remaining.

(5)	TJ Maxx has one, 5-year renewal option remaining.

(6)	Bed Bath & Beyond has three, 5-year renewal options remaining.

(7)	Michaels has two, 5-year renewal options remaining.

(8)	Chili’s operates under a 20-year ground lease with a lease expiration of October 31, 2021. Chili’s square footage is not attributed to the total square footage of the Promenade at Tutwiler Farm Property and is not included in Tenant NRSF and % of NRSF, but the Annual U/W Base Rent of $85,000 is included. The % of Total Annual U/W Base Rent, Annual U/W Base Rent and Annual U/W Base Rent PSF for Outparcel / Non-Major Tenants-Collateral and Occupied Collateral Total include the Annual U/W Base Rent associated with the Chili’s pad site.

(9)	Vacant Space includes Lynn’s Hallmark, which occupies 2,000 square feet at $24.00 per square foot on a month-to-month basis and was underwritten as vacant.

A-3-43

PROMENADE AT TUTWILER FARM

The following table presents certain information relating to the historical sales at the Promenade at Tutwiler Farm Property:

Historical Sales (PSF)(1)

Tenant Name	2014	2015	Average National Sales (PSF)	Current Occupancy Cost(2)
TJ Maxx	$232	$258(3)	$313	4.8%(3)
Michaels	$151	$161	$223	7.5%
Books-A-Million	$140	$136	$112	14.0%
Lifeway Christian Store	$138	$148	NAV	16.0%

Weighted Average In-line (<10,000 square feet)(4)	$231	$253		11.0%

(1)	Historical Sales (PSF) are based on historical statements provided by the borrower.

(2)	Current Occupancy Cost based on trailing twelve-month period ending December 31, 2015.

(3)	Represents sales based on trailing twelve-month period ending December 31, 2016. Current Occupancy Cost based on trailing twelve-month period ending December 31, 2016.

(4)	2014 Total In-line (<10,000 square feet) Historical Sales (PSF) represent Rack Room Shoes, Rue 21 and Bath & Body Works. 2015 Total In-line (<10,000 square feet) Historical Sales (PSF) includes Rack Room Shoes, Rue 21, Cato and Bath & Body Works.

The following table presents certain information relating to the lease rollover schedule at the Promenade at Tutwiler Farm Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	3	13,995	6.3%	13,995	6.3%	$303,763	10.9%	$21.71
2018	1	4,770	2.1%	18,765	8.4%	$114,480	4.1%	$24.00
2019	1	22,250	10.0%	41,015	18.4%	$283,688	10.2%	$12.75
2020	5	72,172	32.3%	113,187	50.7%	$892,590	32.1%	$12.37
2021(4)	7	102,778	46.1%	215,965	96.8%	$1,184,666	42.6%	$11.53
2022	0	0	0.0%	215,965	96.8%	$0	0.0%	$0.00
2023	0	0	0.0%	215,965	96.8%	$0	0.0%	$0.00
2024	0	0	0.0%	215,965	96.8%	$0	0.0%	$0.00
2025	0	0	0.0%	215,965	96.8%	$0	0.0%	$0.00
2026	0	0	0.0%	215,965	96.8%	$0	0.0%	$0.00
2027	0	0	0.0%	215,965	96.8%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	215,965	96.8%	$0	0.0%	$0.00
Vacant(5)	0	7,188	3.2%	223,153	100.0%	$0	0.0%	$0.00
Total/Weighted Average	17	223,153	100.0%			$2,779,187	100.0%	$12.87

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	Chili’s operates under a 20-year ground lease with a lease expiration of October 31, 2021. Chili’s square footage is not attributed to square footage for the Promenade at Tutwiler Farm Property and is not included in Expiring NRSF and % of Total NRSF, but the Annual U/W Base Rent of $85,000 is included. The Annual U/W Base Rent PSF, % of Total Annual U/W Base Rent and Annual U/W Base Rent included the Annual U/W Base Rent associated with the Chili’s pad site.

(5)	Vacant includes Lynn’s Hallmark which occupies 2,000 square feet at $24.00 per square foot on a month-to-month basis.

The following table presents historical occupancy percentages at the Promenade at Tutwiler Farm Property:

Historical Occupancy

12/31/2012	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	11/1/2016(2)(3)
NAV	100.0%	100.0%	95.0%	96.8%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	Lynn’s Hallmark, which occupies 2,000 square feet at $24.00 per square foot on a month-to-month basis, was underwritten as vacant and not included in the occupancy.

A-3-44

PROMENADE AT TUTWILER FARM

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Promenade at Tutwiler Farm Property:

Cash Flow Analysis

	2013(1)	2014	2015	TTM 10/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,136,982	$2,617,681	$2,806,166	$2,810,942	$2,771,531	78.6%	$12.42
Rent Steps	0	0	0	0	7,655	0.2	0.03
Grossed Up Vacant Space	0	0	0	0	172,512	4.9	0.77
Total Reimbursables	442,468	540,361	990,038	853,034	785,968	22.3	3.52
Less Vacancy & Credit Loss	0	0	0	0	(209,570)(2)	(5.9)	(0.94)
Effective Gross Income	$2,579,450	$3,158,042	$3,796,204	$3,663,975	$3,528,097	100.0%	$15.81

Total Operating Expenses	$271,112	$1,034,420	$786,510	$819,875	$880,094	24.9	$3.94

Net Operating Income	$2,308,338	$2,123,621	$3,009,694	$2,844,100	$2,648,003	75.1%	$11.87
TI/LC	0	0	0	0	167,365	4.7	0.75
Capital Expenditures	0	0	0	0	35,384	1.0	0.16
Net Cash Flow	$2,308,338	$2,123,621	$3,009,694	$2,844,100	$2,445,254	69.3%	$10.96

NOI DSCR	1.66x	1.53x	2.16x	2.05x	1.90x
NCF DSCR	1.66x	1.53x	2.16x	2.05x	1.76x
NOI DY	8.3%	7.7%	10.9%	10.3%	9.6%
NCF DY	8.3%	7.7%	10.9%	10.3%	8.8%

(1)	The Promenade at Tutwiler Farm Property was acquired in March 2013; therefore 2013 cash flows only represent nine months of operating income, from April 2013 through December 2013.

(2)	The underwritten economic vacancy is 5.6%. As of November 1, 2016, excluding Lynn’s Hallmark, which occupies 2,000 square feet at $24.00 per square foot on a month-to-month basis, the Promenade at Tutwiler Farm Property was 96.8% physically occupied.

Appraisal. As of the appraisal valuation date of November 2, 2016, the Promenade at Tutwiler Farm Property had an “as-is” appraised value of $43,000,000.

Environmental Matters. According to a Phase I environmental assessment dated November 22, 2016, there was no evidence of any recognized environmental conditions at the Promenade at Tutwiler Farm Property.

Market Overview and Competition. The Promenade at Tutwiler Farm Property is located in Trussville, Alabama, within the Birmingham-Hoover metropolitan statistical area in Jefferson County approximately 13.4 miles northeast of the Birmingham central business district. The 2016 estimated population for the Birmingham-Hoover metropolitan statistical area was 1.2 million.

The metropolitan statistical area has an economy supported by banking, healthcare and transportation. The University of Alabama at Birmingham (“UAB”), located approximately 16.0 miles southwest from the Promenade at Tutwiler Farm Property, is the largest employer in the Birmingham metropolitan statistical area with an employee base of over 20,000. As of fall 2016 UAB had an enrollment of approximately 37,665 undergraduate and graduate students. The public university offers over 80 undergraduate and over 150 graduate degree programs.

Primary access to the Promenade at Tutwiler Farm Property is provided by Interstate 59 and Gadsden Highway (US Highway 11). Interstate 59 is adjacent to the Promenade at Tutwiler Farm Property and provides access southwest to Birmingham and the surrounding suburbs and northeast to Gadsden and Chattanooga. The primary local traffic arteries include Gadsden Highway, Chalkville Mountain Road and Center Point Parkway. The neighborhood surrounding the Promenade at Tutwiler Farm Property includes a mix of commercial and residential uses. Adjacent to the Promenade at Tutwiler Farm Property is the Pinnacle at Tutwiler Farm, a regional shopping center anchored by Belk, JC Penney, and Best Buy, and includes national inline tenants such as Foot Locker, Lane Bryant, American Eagle Outfitters, Finish Line, and Kirkland’s Home. US Highway 11 is a primary retail corridor for the neighborhood. Other retailers situated along US Highway 11 include Lowe’s Home Improvement, Staples, Winn Dixie, CVS Pharmacy, Dollar General, American Freight Furniture and Mattress, and numerous restaurants. Located 8.3 miles southeast of the Promenade at Tutwiler Farm Property is the Outlet Shops of Grand River, an outlet mall with over 70 stores including Nike Factory Store, Coach Outlet, J. Crew Factory, Polo Ralph Lauren Factory Store, and Fossil Outlet Store. Residential development within the Promenade at Tutwiler Farm Property’s neighborhood consists of primarily single-family homes and multifamily properties.

According to the appraisal, the 2016 population within a one-, three-, and five-mile radius of the Promenade at Tutwiler Farm Property is 1,541, 33,443, and 86,635, respectively, and the average household income within the same radii is $80,534, $66,932, and $63,521, respectively.

According to the appraisal, the Promenade at Tutwiler Farm Property is located within the Birmingham retail market, which had an existing inventory of 100.2 million square feet of retail space as of the third quarter of 2016. The Birmingham retail market had an overall vacancy rate of 5.5% as of the third quarter of 2016, with an average rental rate of $8.50 per square foot.

A-3-45

PROMENADE AT TUTWILER FARM

According to the appraisal, the Promenade at Tutwiler Farm Property is located within the Trussville/Center Point retail submarket, which had approximately 10.7 million square feet as of the third quarter of 2016. The Trussville/Center Point retail submarket had an overall vacancy rate of 3.6%, with an average rental rate of $9.11 per square foot, triple net.

The following table presents certain information relating to comparable retail properties for the Promenade at Tutwiler Farm Property:

Competitive Set(1)

Property	Year Built / Renovated	Total GLA (SF)	Occupancy	Distance to Subject	Major / Anchor Tenants
Promenade at Tutwiler Farm (Subject)	2000/NAP	223,153	96.8%	-	Academy Sports, Bed Bath & Beyond, TJ Maxx, Michaels
Pinnacle at Tutwiler Farm	2006/NAP	445,988	100.0%	0.3 miles	Belk for Men, Home and Kids, Belk for Women, JC Penney, Best Buy
Trussville Crescent Shopping Center	2005/NAP	36,450	84.0%	0.4 miles	NAP
Trussville Plaza	2001/NAP	32,101	79.0%	0.5 miles	NAP
Trussville Marketplace	1998/NAP	67,325	98.0%	1.6 miles	Winn-Dixie
Trussville Promenade I	2000/NAP	184,680	96.0%	4.7 miles	Regal Cinemas, Marshall’s, Big Lots

(1)	Information obtained from the appraisal dated November 2, 2016 and underwritten rent roll.
(2)	The $90,000 represents the market rent for the ground lease at the Promenade at Tutwiler Farm Property.

The Borrower. The borrower is TKG - The Promenade at Tutwiler Farm, LLC, a single purpose Missouri limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Promenade at Tutwiler Farm Mortgage Loan. The borrower is owned by E. Stanley Kroenke (99.50%) and TKG Tutwiler Farm Realty, Inc. (0.50%). TKG Tutwiler Farm Realty, Inc. is wholly owned by E. Stanley Kroenke. E. Stanley Kroenke is the guarantor of certain nonrecourse carveouts under the Promenade at Tutwiler Farm Mortgage Loan.

The Borrower Sponsor. The borrower sponsor, E. Stanley Kroenke, is chairman, co-founder, and owner of THF Realty, a real estate development firm. Mr. Kroenke holds real estate interests in shopping centers, office buildings, industrial and warehouse properties, sports stadiums and storage facilities across the United States. Mr. Kroenke owns 247 properties totaling approximately 39.1 million square feet. Mr. Kroenke’s current and former board and trustee memberships include Wal-Mart Stores, Inc., Central Bancompany, Boone County National Bank and Community Investments Partnerships of St. Louis. Mr. Kroenke also owns the Denver Nuggets of the National Basketball Association, the Colorado Avalanche of the National Hockey League, the Los Angeles Rams of the National Football League, and is the largest shareholder in Arsenal of the English Premier League.

Escrows. No ongoing monthly escrows are required for real estate taxes, insurance, replacement reserves or tenant improvement and leasing commissions so long as no Cash Management Trigger Event or Cash Sweep Event (see “Lockbox and Cash Management” section) has occurred and is continuing under the Promenade at Tutwiler Farm Mortgage Loan documents.

In the event a Cash Management Trigger Event or a Cash Sweep Event (as defined below) has occurred and is continuing, the borrower is required to make monthly deposits: (i) for the payment of real estate taxes in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period and for the payment of insurance in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period; (ii) of $2,949 for replacement reserves; and (iii) of $13,947 for tenant improvement and leasing commissions (subject to a cap of $836,824). In addition to the monthly tenant improvement and leasing commission reserve, the borrower is required to deposit an amount equal to all extraordinary lease payment amounts when a Cash Management Trigger Event and a Cash Sweep Event is in effect.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below) the borrower is required to establish a lender-controlled lockbox account and instruct tenants to deposit rents into such lockbox account. The Promenade at Tutwiler Farm Mortgage Loan documents also require that all revenues received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Pursuant to the Promenade at Tutwiler Farm Mortgage Loan documents, all excess funds on deposit will be applied as follows: (a) if a Cash Sweep Event (as defined below) period is not in effect, to the borrower; and (b) if a Cash Sweep Event Period is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event cure has occurred. If a Cash Sweep Event is in effect and a Critical Tenant Trigger Event is not in effect then funds will be applied to the excess cash flow account.

A “Cash Management Trigger Event” will commence (i) if an event of default has occurred or is continuing; (ii) upon the borrower’s second late debt service payment within a 12-month period; (iii) upon the occurrence of a bankruptcy action of the borrower, the guarantor or the property manager; (iv) upon a Cash Management DSCR Trigger Event (as defined below); or (v) upon a Critical Tenant Trigger Event (as defined below). A Cash Management Trigger Event will end with respect to clause (i) when such event of default has been cured; with respect to clause (ii) when the debt service payments have been paid on time for 12 consecutive months; with respect to clause (iii) when such bankruptcy petition has been discharged, stayed, or dismissed within 60 days for the borrower and the guarantor and within 120 days for the property manager, and certain other conditions have been satisfied; with

A-3-46

PROMENADE AT TUTWILER FARM

respect to clause (iv) once the debt service coverage ratio is greater than 1.15x for two consecutive quarters, and certain other conditions have been satisfied; and with respect to clause (v) on the date on which the applicable Critical Tenant Trigger Event has been cured.

A “Cash Management DSCR Trigger Event” will occur on any date the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.15x, unless, within five days of such date, the borrower delivers one or more Master Leases (as defined below) that result in a minimum debt service coverage ratio of 1.25x for the Promenade at Tutwiler Farm Mortgage Loan.

A “Cash Sweep Event” will commence (i) if an event of default has occurred or is continuing; (ii) upon the occurrence of a bankruptcy action of the borrower, the guarantor or the property manager; (iii) upon a Cash Sweep DSCR Trigger Event (as defined below); or (iv) upon a Critical Tenant Trigger Event (as defined below). A Cash Sweep Event will end with respect to clause (i) when such event of default has been cured; with respect to clause (ii) when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days for the borrower and the guarantor and within 120 days for the property manager, and certain other conditions have been satisfied; with respect to clause (iii) once the debt service coverage ratio is greater than 1.10x for two consecutive quarters, and certain other conditions have been satisfied; and with respect to clause (iv) on the date on which the applicable Critical Tenant Trigger Event has been cured.

A “Cash Sweep DSCR Trigger Event” will occur on any date the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.10x, unless within five days of such date, the borrower delivers one or more Master Leases (as defined below) that result in a minimum debt service coverage ratio of 1.25x for the Promenade at Tutwiler Farm Mortgage Loan.

A “Critical Tenant Trigger Event” will occur on the date that (i) Academy Sports, Ltd., Bed Bath & Beyond Inc., Michaels Stores, Inc., The TJX Companies, Inc. or any replacement tenant occupying the space currently occupied by such tenant or tenants (each, a “Critical Tenant” and each related lease, a “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease; (ii) is twelve months prior to the expiration date of a Critical Tenant Lease if the related tenant fails to give notice of its election to renew its lease; (iii) is on or prior to the date on which a Critical Tenant is required under its lease to notify the landlord of its election to renew its lease if such Critical Tenant fails to give such notice; (iv) an event of default under a Critical Tenant Lease exists; (v) a bankruptcy action of a Critical Tenant occurs; or (vi) a Critical Tenant discontinues its normal business operations; provided that a Critical Tenant Trigger Event will not occur so long as E. Stanley Kroenke remains the guarantor. A Critical Tenant Trigger Event will end (a) with respect to clauses (i), (ii) or (iii) on the date that (1) a Critical Tenant Lease extension is executed and delivered by the borrower and the related tenant improvement costs, leasing commissions and other material costs and expenses have been deposited into the Critical Tenant TI/LC account; or (2) a Critical Tenant Space Re-tenanting Event (as defined below) has occurred; (b) with respect to clause (iv) after a cure of the applicable event of default; (c) with respect to clause (v) after an affirmation that the Critical Tenant is actually paying all rents and other amounts under its lease; or (d) with respect to clause (vi) the Critical Tenant re-commences its normal business operations or a Critical Tenant Space Re-tenanting Event (as defined below) has occurred.

A “Critical Tenant Space Re-tenanting Event” will occur on the date on which each of the following conditions have been satisfied: (i) a Critical Tenant space has been leased to one or more replacement tenants for a term of at least ten years and on terms that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space have been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

A “Master Lease” is a lease agreement between the borrower, as landlord, and the guarantor, as tenant, that (i) is for a term of ten or more years, (ii) is subordinate to the loan documents, and (iii) contains terms and conditions reasonably acceptable to the lender. The Master Lease may not be amended without prior consent of the lender and can be terminated only (x) if no event of default exists and (y) if, as of the date of the Master Lease termination, (a) the debt service coverage ratio is not less than 1.25x for two consecutive quarters without including rent from the Master Lease, or (b) the borrower has deposited with the lender an amount equal to the cash flow that would have been swept into the excess cash flow account, among other conditions. There are no Master Leases currently in effect.

Property Management. The Promenade at Tutwiler Farm Property is managed by an affiliate of the borrower sponsor.

Assumption. The borrower has the right to transfer the Promenade at Tutwiler Farm Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch, Moody’s and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

A-3-47

PROMENADE AT TUTWILER FARM

Terrorism Insurance. The Promenade at Tutwiler Farm Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Promenade at Tutwiler Farm Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

A-3-48

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-49

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-50

JAMBOREE BUSINESS CENTER

A-3-51

JAMBOREE BUSINESS CENTER

A-3-52

JAMBOREE BUSINESS CENTER

Jamboree Business Center
5 Peters Canyon Road
Irvine, CA 92606
Orange
Main Place Mall
Los Angeles 30 miles
METROLINK
Tustin Ave.
Costa Mesa Fwy
Hewes Ave.
17th St.
17th St.
North Tustin
Newport Ave.
Old Courthouse Museum
Santa Ana
Downtown Santa Ana
Irvine Blvd.
1st St.
Larwin Square
Irvine Blvd.
Fiesta Marketplace
Santa Ana Zoo
El Camino Plaza
Red Hill Ave.
Tustin Ranch Rd.
SANTA ANA
Tustin
Santa Ana Fwy
Tustin Auto Center
Edinger Ave.
Walnut Ave.
Toshiba America Medical Systems
The Market Place
O'Neil Clothing USA
Kia Motors America
Grand Ave.
Costa Mesa Fwy
Red Hill Ave.
Warner Ave.
Dyer Rd.
ORANGE COUNTY
Tustin
GE Aviation
Barranca Pkwy
The District at Tustin Legacy
Mazda N. American Operation
Corona del Mar Fwy
Alton Pkwy
KOLL AIRPORT BUSINESS CENTER
IRVINE BUSINESS COMPLEX
B. Braun Medical Inc.
Jamboree Rd.
Main Plaza
Main St.
John Wayne Orange County Airport
Harvard Ave.
Harvard Place
Park Place
Western Digital
San Diego Fwy
Campus Dr.
Michelson Dr.
Los Angeles Intl. Airport 40 miles
Google
Crossroads
Westpark Plaza
Culver Dr.
West Yale Loop
IRVINE
Warner Ave.
Irvine Center Dr.
METROLINK IE-OC LINE
Culver Dr.
Walnut Ave.
Santa Ana Fwy
Northpark Plaza
Culver Dr.
Portola Pkwy.
Irvine Blvd.
Yale Ave.
Jeffrey Rd.
Woodbury Town Center
Cypress Village Shopping Center
Trabuco Rd.
Sand Canyon Ave.
Oak Creek Golf Course
Irvine Center Dr.
E. Yale Loop
Jeffrey Rd.
Irvine Valley College
Barranca Pkwy
Alton Pkwy
Sand Canyon Ave.
DISCOVERY BUSINESS CENTER
Orange County Great Park
METROLINK
Irvine Regional Hospital
Irvine
Bio-Rad Labs
IRVINE SPECTRUM
San Diego Fwy
Rancho San Joaquin Golf Course
University Dr.
William R Mason Regional Park
Strawberry Farms Golf Course
Shady Canyon Dr.
University Center
Anteater Ballpark
Irvine Barclay Theatre
The Chicago School of Professional Psychology
Anteater Stadium
Biomedical Research Center
Bren Events Center
Langson Library
The Paul Merage School of Business
University Research Park
University of California - Irvine
Newport Beach
Culver Dr.
Bonita Cyn. Dr.
Turtle Rock Dr.
SAN JOAQUIN HILLS
Lake Forest Dr.
Irvine Center Dr.
5
22
55
261
405
133
73
LOS ANGELES
Whittier
Chino Hills
RIVERSIDE
Banning
Moreno Valley
ANAHEIM
LONG BEACH
SANTA ANA
Irvine
Lake Elsinore
Hemet
Huntington Beach
John Wayne Airport
Mission Viejo
Temecula
SANTA ROSA MTS.
Laguna Niguel
San Clemente
Santa Catalina Island
Camp Pendleton Marine Corps Base
CLEVELAND NATIONAL FOREST
Pacific Ocean
Oceanside
Vista
Carlsbad
Escondido
Encinitas
Poway
San Clemente Island
La Jolla
Santee
SAN DIEGO
San Diego Intl. Airport
El Cajon
Chula Vista

A-3-53

No. 6 – Jamboree Business Center

Loan Information				Property Information
Mortgage Loan Seller:	Argentic Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance:	$25,800,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$25,800,000			Location:	Irvine, CA
% of Initial Pool Balance:	4.1%			Size:	156,305 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$165.06
Borrower:	GRE-Pendulum JBC Owner, LLC			Year Built/Renovated:	2000/NAP
Borrower Sponsors:	GEM Realty Evergreen Fund, L.P.; Pendulum Property Partners, LLC			Title Vesting:	Fee
Mortgage Rate:	4.605%			Property Manager:	Self-managed
Note Date:	February 14, 2017			4th Most Recent Occupancy (As of):	95.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	96.7% (12/31/2013)
Maturity Date:	March 6, 2027			2nd Most Recent Occupancy (As of)(3):	26.1% (12/31/2014)
IO Period:	120 months			Most Recent Occupancy (As of)(3):	53.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	89.8% (11/8/2016)
Seasoning:	0 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$1,964,887 (12/31/2013)
Call Protection:	L(24),D(91),O(5)			3rd Most Recent NOI (As of)(4):	$734,725 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(4):	$46,221 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of)(4):	$156,274 (TTM 10/31/2016)
Additional Debt Type(1):	Future Mezzanine
				U/W Revenues:	$4,273,362
				U/W Expenses:	$1,603,543
				U/W NOI:	$2,669,819
Escrows and Reserves(2):				U/W NCF:	$2,482,253
				U/W NOI DSCR:	2.22x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	2.06x
Taxes	$36,256	$36,256	NAP	U/W NOI Debt Yield:	10.3%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	9.6%
Replacement Reserves	$0	$2,605	NAP	As-Is Appraised Value:	$42,300,000
TI/LC Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	January 27, 2017
Working Capital Reserve	$900,000	$0	NAP	Cut-off Date LTV Ratio:	61.0%
				LTV Ratio at Maturity:	61.0%

(1)	See “Subordinate and Mezzanine Indebtedness” section.

(2)	See “Escrows” section.

(3)	See “Historical Occupancy” section.

(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Jamboree Business Center Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a Class A office building location in Irvine, California (the “Jamboree Business Center Property”). The Jamboree Business Center Mortgage Loan was originated on February 14, 2017 by Argentic Real Estate Finance LLC (formerly known as Silverpeak Real Estate Finance LLC). The Jamboree Business Center Mortgage Loan had an original principal balance of $25,800,000, has an outstanding principal balance as of the Cut-off Date of $25,800,000 and accrues interest at an interest rate of 4.605% per annum. The Jamboree Business Center Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest-only through the term of the Jamboree Business Center Mortgage Loan. The Jamboree Business Center Mortgage Loan matures on March 6, 2027.

Following the lockout period, the borrower has the right to defease the Jamboree Business Center Mortgage Loan in whole, but not in part, on any date before November 6, 2026. In addition, the Jamboree Business Center Mortgage Loan is prepayable without penalty on or after November 6, 2026.

A-3-54

JAMBOREE BUSINESS CENTER

Sources and Uses

Sources			Uses
Original loan amount	$25,800,000	59.4%	Purchase price	$41,675,000	95.9%
Borrower Sponsor’s new cash contribution	17,665,096	40.6	Reserves	936,256	2.2
			Closing costs	853,839	2.0

Total Sources	$43,465,096	100.0%	Total Uses	$43,465,096	100.0%

The Property. The Jamboree Business Center Property is a 156,305 square foot, three story, Class A office building located in the northern section of Irvine, California. The Jamboree Business Center Property is located southeast of the Jamboree Road/261 Toll Road, approximately one mile south of Interstate 5 and proximate to Interstate 405 to the south. Built in 2000, the Jamboree Business Center Property is situated on approximately 9.6 acres and features a total of 721 parking spaces, reflecting an overall parking ratio of 4.6 spaces per 1,000 square feet of rentable area. Building amenities include a cafeteria with dining and coffee service, and an outdoor patio with shade sails, dining tables and oversized sofas and chairs. On-site security is provided weekdays between 4pm and midnight and a card-key access system is required on all exterior doors for after-hours lobby access. As of November 8, 2016, the Jamboree Business Center Property was 89.8% occupied by 11 tenants.

The three largest tenants at the Jamboree Business Center Property (Medata, Inc. (“Medata”), Black & Veatch Corporation and TRI Pointe Homes, Inc. (“Tri Pointe Homes”) account for approximately 54.2% of the net rentable area, and no other tenant represents more than 11.7% of the net rentable area.

Medata leases 38,079 square feet (24.4% of net rentable area) at the Jamboree Business Center Property and utilizes this space as its headquarters. Founded in 1975, Medata provides medical bill review software solutions in the workers’ compensation, auto liability, and general health community. Medata originally took occupancy at the Jamboree Business Center Property in August 2015 with 27,488 square feet and expanded its space by 10,591 square feet in 2016.

Black & Veatch Corporation leases 26,582 square feet (17.0% net rentable area) at the Jamboree Business Center Property and is a global engineering, consulting, construction, and operations company specializing in infrastructure development in energy, water, telecommunications, federal, and environmental markets with more than 100 offices worldwide.

TRI Pointe Homes leases 20,132 square feet (12.9% net rentable area) at the Jamboree Business Center Property. TRI Pointe Homes is a subsidiary of TRI Pointe Group (NYSE: TPH), a home-builder that designs, builds and sell homes in major U.S. markets with a market cap of approximately $1.9 billion as of February 9, 2017.

A-3-55

JAMBOREE BUSINESS CENTER

The following table presents certain information relating to the tenancy at the Jamboree Business Center Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Lease Expiration Date

Major Tenant
Medata	NR/NR/NR	38,079	24.4%	$28.51	$1,085,773(3)	26.4%	8/31/2025 (4)
Black & Veatch Corporation	NR/NR/NR	26,582(5)	17.0%	$32.68	$868,753	21.2%	12/31/2022(6)
TRI Pointe Homes	NR/B1/BB-	20,132	12.9%	$32.14	$646,962(7)	15.8%	2/28/2022(8)(9)
Bankruptcy Management Solutions, Inc.	NR/NR/NR	18,270	11.7%	$25.32	$462,596	11.3%	6/30/2025(10)(11)
Starwood Hotels & Resorts Worldwide, Inc.	BBB/Baa2/BBB	11,259	7.2%	$28.64	$322,506	7.9%	11/30/2025(12)
Total Major Tenant		114,322	73.1%	$29.62	$3,386,590	82.5%

Occupied Collateral Total		140,317	89.8%	$29.26	$4,105,995	100.0%

Vacant Space		15,988	10.2%

Collateral Total		156,305	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through March 2018, totaling $108,855.

(3)	Medata is in a free rent period associated with 2,063 square feet of newly expanded space through April 2017.

(4)	Medata has one five-year lease renewal option.

(5)	Black & Veatch Corporation has the right to reduce its space by 6,635 square feet on December 31, 2019 by providing nine months’ written notice. If this option is not exercised, the borrower is required to pay the tenant an amount equal to $217,972 by January 31, 2020.

(6)	Black & Veatch Corporation has two five-year lease renewal options.

(7)	TRI Pointe Homes is in a free rent period through March 2017.

(8)	TRI Pointe Homes has one five-year lease renewal option.

(9)	TRI Pointe Homes may terminate its lease on February 29, 2020, with 270 days’ written notice and a termination payment equal to the sum of (i) $114,394 and (ii) the sum of the first four months’ rent, and unamortized tenant improvements and leasing costs amortized using an annual interest rate of 7%.

(10)	Bankruptcy Management Solutions, Inc. has one five-year lease renewal option.

(11)	Bankruptcy Management Solutions, Inc. may terminate its lease on June 30, 2021, with 365 days’ written notice and a termination payment equal to the sum of (i) $83,677 and (ii) the sum of eight months’ rent, and unamortized tenant improvements and leasing costs, calculated on a straight-line basis.

(12)	Starwood Hotels & Resorts Worldwide, Inc. has one five-year lease renewal option.

The following table presents certain information relating to the lease rollover schedule at the Jamboree Business Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Total % of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	1	2,391	1.5%	2,391	1.5%	$17,215	0.4%	$7.20
2019	1	2,119	1.4%	4,510	2.9%	$62,046	1.5%	$29.28
2020	1	5,158	3.3%	9,668	6.2%	$148,356	3.6%	$28.76
2021	3	16,327	10.4%	25,995	16.6%	$491,787	12.0%	$30.12
2022	2	46,714	29.9%	72,709	46.5%	$1,515,715	36.9%	$32.45
2023	0	0	0.0%	72,709	46.5%	$0	0.0%	$0.00
2024	0	0	0.0%	72,709	46.5%	$0	0.0%	$0.00
2025	5	67,608	43.3%	140,317	89.8%	$1,870,875	45.6%	$27.67
2026	0	0	0.0%	140,317	89.8%	$0	0.0%	$0.00
2027	0	0	0.0%	140,317	89.8%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	140,317	89.8%	$0	0.0%	$0.00
Vacant	0	15,988	10.2%	156,305	100.0%	$0	0.0%	$0.00
Total/Weighted Average	13	156,305	100.0%			$4,105,995	100.0%	$29.26

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

A-3-56

JAMBOREE BUSINESS CENTER

The following table presents historical occupancy percentages at the Jamboree Business Center Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)(2)	12/31/2015(1)(2)	11/8/2016(2)(3)
95.0%	96.7%	26.1%	53.0%	89.8%

(1)	Information obtained from the borrower.

(2)	A tenant that previously occupied approximately 107,152 square feet (68.6% of net rentable area) vacated the Jamboree Business Center Property in June 2014 due to struggling business operations. The increase in occupancy after 2014 was due to the commencement of seven new leases totaling 122,265 square feet (78.2% of net rentable area) commencing between February 2015 and November 2016.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Jamboree Business Center Property:

Cash Flow Analysis

	2013	2014	2015	TTM 10/31/2016	U/W		% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)	$3,407,535	$2,005,354	$1,178,637	$1,402,168	$4,105,995		96.1%	$26.27
Grossed Up Vacant Space	0	0	0	0	508,418		11.9	3.25
Total Reimbursables	85,655	32,289	47,609	23,585	89,319		2.1	0.57
Other Income	64,704	27,035	39,810	78,049	78,049		1.8	0.50
Less Vacancy & Credit Loss	0	0	0	0	(508,418)(2)		(11.9)	(3.25)
Effective Gross Income	$3,557,894	$2,064,679	$1,266,055	$1,503,802	$4,273,362		100.0%	$27.34

Total Operating Expenses(3)	$1,593,008	$1,329,953	$1,219,834	$1,347,529	$1,603,543		37.5%	$10.26

Net Operating Income	$1,964,887	$734,725	$46,221	$156,274	$2,669,819		62.5%	$17.08
TI/LC	0	0	0	0	156,305		3.7	1.00
Capital Expenditures	0	0	0	0	31,261		0.7	0.20
Net Cash Flow	$1,964,887	$734,725	$46,221	$156,274	$2,482,253		58.1%	$15.88

NOI DSCR	1.63x	0.61x	0.04x	0.13x	2.22	x
NCF DSCR	1.63x	0.61x	0.04x	0.13x	2.06	x
NOI DY	7.6%	2.8%	0.2%	0.6%	10.3%
NCF DY	7.6%	2.8%	0.2%	0.6%	9.6%

(1)	Base Rent includes contractual rent steps through February 2018, totaling $108,855.

(2)	The underwritten economic vacancy is 10.8%. The Jamboree Business Center Property was 89.8% occupied as of November 8, 2016.

(3)	A tenant that previously occupied 107,152 square feet (68.6% of net rentable area) vacated in June 2014 as a result of struggling business operations. The increase in U/W Net Operating Income is due to the commencement of seven new leases totaling 122,265 square feet (78.2% net rentable area) commencing between February 2015 and November 2016.

Appraisal. As of the appraisal valuation date of January 27, 2017, the Jamboree Business Center Property had an “as-is” appraised value of $42,300,000.

Environmental Matters. According to the Phase I environmental site assessment dated December 8, 2016, there was no evidence of any recognized environmental conditions at the Jamboree Business Center Property.

Market Overview and Competition. The Jamboree Business Center Property is located in Irvine, California, which is home to more than 100 company headquarters across a diverse base of industries such as technology, healthcare and finance. The Jamboree Business Center Property is within a four-mile radius of the Santa Ana (I-5) Freeway, Highway 261, the San Diego (I-405) Freeway and the Costa Mesa (55) Freeway. The Jamboree Business Center Property is located approximately 0.2 miles from the Orange Transit Authority Walnut-Harvard bus stop, 1.0 miles east of the Metrolink Tustin station, 5.7 miles northeast of the John Wayne Airport and 5.6 miles northeast of the University of California Irvine.

Additionally, the Jamboree Business Center Property is located less than two miles from The District (a one million square foot lifestyle center featuring approximately 30 restaurants and over 60 retail stores) and The Market Place (a 165-acre regional lifestyle shopping center featuring approximately 50 restaurants and over 80 retail stores). According to the appraisal, the 2016 population within a three- and five-mile radius of the Jamboree Business Center Property was 201,442 and 472,769, respectively; and the 2016 average household income within the same radii was $119,103 and $110,103, respectively.

According to the appraisal, the Jamboree Business Center Property is located within the Airport Area office submarket of the Orange County office market. As of the fourth quarter of 2016, the Airport Area office submarket had a total inventory of approximately 36.9 million square feet of office space with a vacancy rate of 11.3% and average asking rents of $31.71 per square foot on a gross basis. The appraiser concluded to market rents for the Jamboree Business Center Property of $31.80 per square foot on a gross basis.

A-3-57

JAMBOREE BUSINESS CENTER

The following table presents certain information relating to comparable office properties for the Jamboree Business Center Property:

Comparable Leases(1)

Property Name/Location	Year Built	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
18401 Von Karman Ave. Irvine, CA	1985	5	114,296	78.0%	4.7 miles	Fragomen, Del Rey, Bernsen & Loewy, LLP	Feb 2017/ 6.6 Yrs	10,657	$34.80	FSG
2860 Michelle Dr. Irvine, CA	2004	NAV	41,069	100.0%	1.1 miles	Healthcare Success	Feb 2016/ 5 Yrs	6,342	$25.80	NNN
96 Corporate Park Irvine, CA	1988	3	41,545	100.0%	2.6 miles	Media Tek	Jul 2016/ 5.3 Yrs	7,686	$27.00	NNN
7585 Irvine Center Dr. Irvine, CA	1999	2	34,612	100.0%	5.3 miles	Clariphy Communications	Aug 2016/ 3.0 Yrs	17,305	$21.00	NNN
3 Ada Irvine, CA 3230 El Camino Real Irvine, CA	1998 2006	NAV 2	48,720 53,360	100.0% 100.0%	7.0 miles 1.0 miles	Montage Hotels & Resorts LLC HDR	Jan 2017/ 8.1 Yrs Sep 2016/ 6.9 Yrs	24,360 42,188	$22.20 $18.12	NNN NNN

(1)	Information obtained from the appraisal and third party research report.

The Borrower. The borrower is GRE-Pendulum JBC Owner, LLC, a Delaware limited liability company and single-purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Jamboree Business Center Mortgage Loan. GEM Evergreen Realty Fund, L.P., a Delaware limited partnership, is the guarantor of certain non-recourse carveouts under the Jamboree Business Center Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are GEM Realty Evergreen Fund, L.P. and Pendulum Property Partners, LLC. GEM Realty Evergreen Fund, L.P. was founded in 1994 and is an integrated real estate investment company with approximately $3.5 billion of assets under management. Pendulum Property Partners, LLC is a fully-integrated owner, operator, developer and management firm of commercial and multi-family real estate. Pendulum Property Partners, LLC operates approximately 2.8 million square feet of office, retail and industrial spaces, and over 800 apartment units on the west coast of the United States and Hawaii.

Escrows. The loan documents provide for upfront reserves in the amount of $36,256 for real estate taxes and $900,000 for general working capital. The loan documents also provide for ongoing monthly deposits of $36,256 real estate taxes and $2,605 for replacement reserves. Following the occurrence and continuance of a Cash Management Period (as defined below), the loan documents require ongoing monthly escrows in the amount of $13,025 for tenant improvements and leasing commissions.

Monthly deposits for insurance premiums are not required as long as: (i) no event of default has occurred and is continuing, (ii) the borrower delivers to the lender an acceptable blanket insurance policy which satisfies the requirements of the loan documents and such blanket insurance policy is in full force and effect, and (iii) the borrower delivers to the lender periodic evidence in form and substance reasonably acceptable to the lender of acceptable renewals and timely-paid insurance premiums, which delivery shall be made not less than 30 days prior to the expiration date of such policy.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence of an event of default; or (ii) the interest only debt service coverage ratio being less than 1.20x at the end of any calendar quarter. A Cash Management Period will end, with regard to clause (i), upon the cure of such event of default, provided no other event of default has occurred and is continuing; and with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.20x for one calendar quarter.

Lockbox and Cash Management. The Jamboree Business Center Mortgage Loan requires a lender-controlled hard lockbox account, which is already in place, with springing cash management. The Jamboree Business Center Mortgage Loan requires all rents to be directly deposited by tenants of the Jamboree Business Center Property into such lockbox account. Prior to the occurrence of a Cash Management Period, all funds in the lockbox account are swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

Property Management. The Jamboree Business Center Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Jamboree Business Center Property, provided that certain conditions are satisfied, including (i) no default or event of default has occurred and is continuing; (ii) the identity, experience, financial condition and creditworthiness of the proposed transferee and guarantor are satisfactory to lender; and (iii) the lender has received confirmation from DBRS, Fitch, Moody’s and S&P that such transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates. In the event that (a) the debt service coverage ratio is not less than 1.40x and (b) the loan-to-value ratio is not greater than 70%, then the lender shall not withhold its consent to the transfer and assumption, provided that the other requirements in the loan documents have been satisfied.

Right of First Offer. Pursuant to the terms of a declaration (the “Declaration”) affecting the Jamboree Business Center Property, The Irvine Community Development Company (“Declarant”) and The Irvine Company (together with Declarant, “Irvine”) have a right of first offer to purchase the Jamboree Business Center Property in the event that the borrower determines to sell or otherwise transfer all or any part of the Jamboree Business Center Property or any interest therein.  In such event, the borrower is required to

A-3-58

JAMBOREE BUSINESS CENTER

notify Irvine of the price and the other material monetary terms on which borrower is willing to sell and Irvine has a period of thirty (30) days to elect to exercise such right. By its terms, the Declaration provides that the right of first offer is not applicable to a foreclosure sale or trustee’s sale, or the initial transfer by a purchaser at such sale. The lender obtained coverage from the title company that insures against loss or damage sustained if the right of first offer prevents the lender’s right to foreclose or if the exercise of the right of first offer divests, subordinates or extinguishes the lien of the Jamboree Business Center Mortgage Loan.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The borrower is permitted to incur future mezzanine debt provided that certain conditions are satisfied, including (i) a maximum combined loan-to-value ratio of 70.0%; (ii) a minimum combined debt service coverage ratio of 1.50x; (iii) receipt of a rating agency confirmation from DBRS, Fitch, Moody’s and S&P that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates; (iv) the execution of an intercreditor agreement acceptable to the lender; (v) the mezzanine lender satisfying the criteria set forth in the loan documents; (vi) the mezzanine loan is otherwise on terms and conditions and subject to documentation reasonably acceptable to the lender; and (vii) no event of default exists with respect to the Jamboree Business Center Mortgage Loan.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Jamboree Business Center Property; provided, however, that if the Terrorism Risk Insurance Program Reauthorization Act is discontinued or not renewed, the borrower will not be required to pay annual premiums in excess of the lesser of (i) 200% of the aggregate insurance premiums payable with respect to all the insurance coverage required in connection with the Jamboree Business Center Mortgage Loan for the last policy year in which coverage for terrorism was included as part of the “all risk” property insurance policy required for the Jamboree Business Center Mortgage Loan, adjusted annually by a percentage equal to the increase in the CPI, (ii) the amount of terrorism coverage that the borrower can purchase to provide terrorism coverage for the outstanding principal balance of the Jamboree Business Center Mortgage Loan, or (iii) the amount of terrorism coverage that the borrower can purchase for an amount equal to one-half (1/2) of the premium that the borrower is currently paying for the all-risk or special causes of loss property insurance required by the loan documents with a terrorism exclusion. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Jamboree Business Center Property during the loan term. At origination, the Jamboree Business Center Property had windstorm insurance coverage.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 7%.

A-3-59

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-60

CLEVELAND TECHNOLOGY CENTER

A-3-61

CLEVELAND TECHNOLOGY CENTER

A-3-62

CLEVELAND TECHNOLOGY CENTER

Lake Erie
Burke Lakefront Airport
Cleveland Mem. Shoreway
Lakeland Frwy
Kirtland Park
Marginal Rd.
Rock and Roll Hall of Fame
Great Lakes Science Center
FirstEnergy Stadium
RTA GREEN, BLUE LINES
South Harbor
North Coast
West 3rd
North Point Tower
Galleria at Erieview
One Cleveland Center
Civic Center
Downtown
The Mall
Money Museum
Cleveland Play House
Playhouse Square
Plain Dealer Plaza
Campus District
Cleveland State University
St. Clair-Superior
Asian Town Center
AsiaTown
Asia Plaza
Cleveland Masonic Performance Arts Ctr.
The Children's Museum of Cleveland
University Circle 3 miles
Cleveland Technology Center
1425, 1555 & 1625 Rockwell Avenue
Cleveland, OH 44114
Bonfoey Gallery
Wolstein Center
Public Square
Soldiers' & Sailors' Monument
Warehouse District
Flats East Bank
Greater Cleveland Aquarium
Settlers Landing
Cleveland Horseshoe Casino
Quicken Loans Arena
Progressive Field
Gateway District
Tower City
St. Vincent Charity Medical Ctr.
Cuyahoga Comm. College-Metro Campus
Rock and Roll Hall of Fame and Museum Library & Archives
Jacobs Pavilion at Nautica
The Flats East Bank
The Flats West Bank
Scranton Peninsula
Willow Frwy
RTA RED, GREEN, BLUE LINES
Innerbelt Frwy
Cuyahoga River
Proposed Park
RTA RED LINE
Lutheran Hospital
Ohio City
West Side Market
W. 25th-Ohio City
Cuyahoga County
CLEVELAND
E. 34th-Campus
Industrial Valley
Tremont
Cleveland Hopkins Intl. Airport 10 miles
Lakeside Ave.
Hamilton Ave.
St. Clair Ave.
Rockwell Ave.
Superior Ave.
Payne Ave.
Chester Ave.
Euclid Ave.
Prospect Ave.
Carnegie Ave.
Central Ave.
Comm. College Ave.
Broadway Ave.
Woodland Ave.
Ontario St.
E. 9th St.
E. 14th St.
E. 17th St.
E. 18th St.
W. 3rd St.
W. 6th St.
W. 9th St.
W. 13th St.
E. 30th St.
E. 33rd St.
King Ave.
Perkins Ave.
Carter Rd.
Scranton Rd.
Train Ave.
Monroe Ave.
W. 25th St.
W. 7th St.
W. 5th St.
Jefferson Ave.
Rockefeller Ave.
Lake Erie
Mentor
Euclid
Lakewood
CLEVELAND
Cleveland Heights
Fairview Park
North Olmsted
Parma
Garfield Heights
North Royalton
Strongsville
Brunswick
Hudson
Macedonia
Twinsburg
Aurora
Solon
Bedford
Independence
Middleburg Heights
Brook Park

A-3-63

No. 7 – Cleveland Technology Center

Loan Information				Property Information
Mortgage Loan Seller:	Argentic Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Other
Original Principal Balance:	$25,300,000			Specific Property Type:	Data Center
Cut-off Date Balance:	$25,300,000			Location:	Cleveland, OH
% of Initial Pool Balance:	4.0%			Size:	270,185 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$93.64
Borrower:	H5 Cleveland LLC; H5 Cleveland #2 LLC			Year Built/Renovated:	1920/2015
Borrower Sponsor:	H5 Data Centers and Joshua Simms			Title Vesting:	Fee
Mortgage Rate:	4.560%			Property Manager:	Self-managed
Note Date:	January 25, 2017			4th Most Recent Occupancy (As of):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	70.6% (12/31/2013)
Maturity Date:	February 6, 2022			2nd Most Recent Occupancy (As of):	70.6% (12/31/2014)
IO Period:	60 months			Most Recent Occupancy (As of):	75.0% (12/31/2015)
Loan Term (Original):	60 months			Current Occupancy (As of)(3):	75.4% (12/30/2016)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(4):	NAV
Call Protection:	L(25),D(31),O(4)			3rd Most Recent NOI (As of):	$2,279,094 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$2,549,360 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$3,632,318 (TTM 11/30/2016)
Additional Debt Type(1):	Future Mezzanine
				U/W Revenues(4):	$7,621,844
				U/W Expenses(4):	$3,254,593
				U/W NOI(4):	$4,367,251
				U/W NCF(4):	$4,043,029
Escrows and Reserves(2):				U/W NOI DSCR:	3.73x
				U/W NCF DSCR:	3.46x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	17.3%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	16.0%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$61,000,000
Replacement Reserves	$0	$4,504	NAP	As-Is Appraisal Valuation Date:	December 20, 2016
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	41.5%
Deferred Maintenance	$82,000	$0	NAP	LTV Ratio at Maturity:	41.5%

(1)	See “Subordinate and Mezzanine Indebtedness” section.

(2)	See “Escrows” section.

(3)	See “Historical Occupancy” section.

(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Cleveland Technology Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a data center property that includes, colocation, warehouse and office space in Cleveland, Ohio (the “Cleveland Technology Center Property”). The Cleveland Technology Center Mortgage Loan was originated on January 25, 2017 by Argentic Real Estate Finance LLC. The Cleveland Technology Center Mortgage Loan had an original principal balance of $25,300,000, has an outstanding principal balance as of the Cut-off Date of $25,300,000 and accrues interest at an interest rate of 4.560% per annum. The Cleveland Technology Center Mortgage Loan had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and requires payments of interest-only through the term of the Cleveland Technology Center Mortgage Loan. The Cleveland Technology Center Mortgage Loan matures on February 6, 2022.

Following the lockout period, the borrower has the right to defease the Cleveland Technology Center Mortgage Loan in whole, but not in part, on any date before November 6, 2021. In addition, the Cleveland Technology Center Mortgage Loan is prepayable in whole, but not in part, without penalty on or after November 6, 2021.

A-3-64

CLEVELAND TECHNOLOGY CENTER

Sources and Uses

Sources			Uses
Original loan amount	$25,300,000	40.9%	Purchase price	$60,675,000	98.2%
Borrower Sponsor’s new cash contribution	36,482,786	59.1	Reserves	82,000	0.1
			Closing costs	1,025,786	1.7

Total Sources	$61,782,786	100.0%	Total Uses	$61,782,786	100.0%

The Property. The Cleveland Technology Center Property is a 270,185 square foot data center facility located in downtown Cleveland, Ohio. The Cleveland Technology Center Property was built in 1920, most recently renovated in 2015, and consists of three five-story connected buildings situated on a 3.7-acre site. The Cleveland Technology Center Property features 148 parking spaces, resulting in a parking ratio of approximately 0.5 spaces per 1,000 feet of rentable area. The seller acquired the Cleveland Technology Center Property in 2013 and invested approximately $15.5 million to expand and build out additional data center and colocation space.

The Cleveland Technology Center Property features data center (41.8% of net rentable area), colocation (9.5%), office (2.2%), warehouse (22.6%), connectivity (1.5%) and raw vacant space (22.4%) and was 75.4% leased to 16 tenants as of December 30, 2016. The warehouse component of the Cleveland Technology Center Property is occupied by Defense Finance and Accounting Services (“DFAS”), a sector within the General Services Administration. The DFAS space is currently being utilized as storage space; however, it was initially built to be data center space and thus can easily be re-converted to data center use.

The three largest tenants at the Cleveland Technology Center Property account for approximately 62.8% of annual underwritten base rent and 34.5% of the net rentable area. Qwest/Century Link (NYSE: CTL) leases 68,045 square feet (25.2% of net rentable area) of data center space and has been in occupancy since 2000. Secure Data leases 10,775 square feet (4.0% of net rentable area) of colocation and office space and has invested approximately $2.0 million since taking occupancy in 2015. Sherwin Williams (NYSE: SHW) leases 14,399 square feet (5.3% of net rentable area) of colocation and office space and has invested approximately $6.7 million since taking occupancy in 2015.

According to the borrower sponsor, the Cleveland Technology Center Property occupies a strategic location along the Ohio corridor, serving as a midpoint between Chicago and New York and is situated on top of a fiber point of presence (POP), which provides access to most major fiber networks across the country. According to the appraiser, the Cleveland Technology Center Property provides 20 MVA of total facility IT capacity and 1,800 kilowatts of critical IT load to its tenants. Redundant power is supplied to the building from two separate grids through underground lines from the Lakeshore and Hamilton substations. Emergency power is provided through two sets of three 1.5 MW Volvo generators and four 825 kVA Eaton 9395 UPS systems. The Cleveland Technology Center Property has redundant fiber feeds supplied from more than ten carriers including CenturyLink, XO Communications, Windstream, and Zayo.

A-3-65

CLEVELAND TECHNOLOGY CENTER

The following table presents certain information relating to the tenancy at the Cleveland Technology Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Lease Expiration Date
Major Tenant
Qwest/Century Link(3)	BB+/Ba2/BB	68,045	25.2%	$27.89	$1,897,775	32.4%	2/28/2021(4)(5)
Secure Data	NR/NR/NR	10,775	4.0%	$83.37(6)	$898,345(6)	15.4%	7/31/2025(7)
Sherwin-Williams	A-/A3/A	14,399	5.3%	$61.02(8)	$878,682(8)	15.0%	6/1/2025(9)(10)
DFAS	AAA/Aaa/AA+	61,114	22.6%	$9.57	$585,127	10.0%	2/28/2020(5)
XO Communications	NR/NR/NR	16,800	6.2%	$30.06(11)	$504,936(11)	8.6%	5/31/2020(12)
Total Major Tenants		171,133	63.3%	$27.84	$4,764,865	81.5%

Non-Major Tenants		32,560	12.1%	$33.31	$1,084,486	18.5%

Occupied Collateral Total		203,693	75.4%	$28.72	$5,849,351	100.0%

Vacant Space		66,492	24.6%

Collateral Total		270,185	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through December 2017 totaling $585,597 and forward starting rent totaling $51,000 associated with an existing tenant’s new antenna lease that commences in April 2017.

(3)	Qwest/Century Link is currently only utilizing approximately 40% of its square footage.

(4)	Qwest/Century Link has four five-year lease renewal options.

(5)	See “Re-Capture Options” section.

(6)	Secure Data occupies 6,875 square feet of colocation space, for which they pay an Annual U/W Base Rent PSF of $122.22 ($140.04/kW/month) and 3,900 square feet of office space, for which they pay an Annual U/W Base Rent PSF of $14.90.

(7)	Secure Data has two five-year lease extension options.

(8)	Sherwin-Williams occupies 12,376 square feet of colocation space, for which they pay an Annual U/W Base Rent PSF of $67.41 ($139.05/kW/month) and 2,023 square feet of office space, for which they pay an Annual U/W Base Rent PSF of $21.94.

(9)	Sherwin-Williams has three five-year lease extension options.

(10)	Sherwin-Williams may terminate its lease if, in four or more calendar months during a rolling nine calendar month period, there is (i) continuous power unavailability or (ii) continuous allowable temperature instability lasting longer than eight consecutive hours by providing 15 days written notice after the end of such nine-month period.

(11)	XO Communications occupies 16,800 square feet of data center space, for which they pay an Annual U/W Base Rent PSF of $26.77. Additionally, included in Annual U/W Base Rent is $4,200 of annual rent from a license lease and $51,000 of annual rent from an antennae lease, both of which have no associated square footage.

(12)	XO Communications may terminate its license lease (0.1% of Annual U/W Base Rent) at any time by providing 30 days’ written notice.

Re-Capture Options. The borrower has a one-time right to re-capture a portion of the DFAS space and a one- time right to re-capture a portion of the Qwest/Century Link space (each such space, a “Re-Captured Space”) provided that, (i) the Re-Capture Space with respect to each lease is contiguous; (ii) no Re-Capture Space exceeds 35,000 square feet; (iii) the borrower enters into a master lease for the Re-Capture Space; (iv) the net cash flow debt yield prior to such termination and after giving effect to the master lease is not less than 15.5%; (v) there is no other master lease then in effect at the Cleveland Technology Center Property; and (vi) in connection with any re-capture of the Qwest/Century Link space, the borrower enters into a new lease or an amendment with Qwest/Century Link with (a) a gross per square foot rental rate equal to or greater than before such re-capture, (b) for at least 30,000 square feet and (c) for a term that expires at least four years after maturity of the Cleveland Technology Center Mortgage Loan.

If the borrower enters into a Master Lease Replacement Lease (defined below), the borrower may partially release or modify the master lease to release such space and reduce the master lease rent by up to 80% of the rent under the master lease Replacement Lease. The borrower may terminate the master lease once the master lease rent has been reduced to $0.00.

“Master Lease Replacement Lease” means any lease entered into for all or a portion of the space demised under a master lease where the tenant has taken occupancy and commenced the full payment of rent, with a term equal to three years or longer, with no termination right by tenant and for which the lender has received an estoppel.

A-3-66

CLEVELAND TECHNOLOGY CENTER

The following table presents certain information relating to the lease rollover schedule at the Cleveland Technology Center Property:

Lease Expiration Schedule (1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	1	20,000	7.4%	20,000	7.4%	$360,000	6.2%	$18.00
2018	2	33	0.0%	20,033	7.4%	$14,530	0.2%	$440.29
2019	3	1,154	0.4%	21,187	7.8%	$111,933	1.9%	$97.00
2020	6	78,053	28.9%	99,240	36.7%	$1,102,794	18.9%	$14.13
2021	4	76,185	28.2%	175,425	64.9%	$2,181,181	37.3%	$28.63
2022	1	1,719	0.6%	177,144	65.6%	$254,610	4.4%	$148.12
Thereafter	5	26,549	9.8%	203,693	75.4%	$1,824,304	31.2%	$68.71
Vacant	0	66,492	24.6%	270,185	100.0%	$0	0.0%	$0.00
Total/Weighted	22	270,185	100.0%			$5,849,351	100.0%	$28.72

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Cleveland Technology Center Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(2)	12/31/2014(2)	12/31/2015(2)	12/30/2016(3)(4)
NAV	70.6%	70.6%	75.0%	75.4%

(1)	Historical Occupancy prior to 2013 is not available as the Cleveland Technology Center Property was acquired by the seller in 2013.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll.

(4)	Qwest/Century Link is currently only utilizing approximately 40% of its 68,045 square feet (25.2% of net rentable area) of space.

A-3-67

CLEVELAND TECHNOLOGY CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Cleveland Technology Center Property:

Cash Flow Analysis(1)

	2014	2015	TTM 11/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(2)	$3,162,522	$3,830,931	$5,056,679	$5,849,351(3)	76.7%	$21.65(3)
Grossed Up Vacant Space	0	0	0	1,701,681	22.3	6.30
Total Reimbursables	1,126,151	1,439,998	1,637,643	1,673,312	22.0	6.19
Other Income	132,833	94,311	99,181	99,181	1.3	0.37
Less Vacancy & Credit Loss	0	0	0	(1,701,681)(4)	(22.3)	(6.30)
Effective Gross Income	$4,421,505	$5,365,240	$6,793,503	$7,621,844	100.0%	$28.21

Total Operating Expenses	$2,142,412	$2,815,880	$3,161,185	$3,254,593	42.7%	$12.05

Net Operating Income	$2,279,094	$2,549,360	$3,632,318(3)	$4,367,251(3)	57.3%	$16.16
TI/LC	0	0	0	270,185	3.5	1.00
Capital Expenditures	0	0	0	54,037	0.7	0.20
Net Cash Flow	$2,279,094	$2,549,360	$3,632,318	$4,043,029	53.0%	$14.96

NOI DSCR	1.95x	2.18x	3.11x	3.73x
NCF DSCR	1.95x	2.18x	3.11x	3.46x
NOI DY	9.0%	10.1%	14.4%	17.3%
NCF DY	9.0%	10.1%	14.4%	16.0%

(1)	Historical financial information prior to 2014 is not available as the Cleveland Technology Center Property was acquired by the seller in 2013.
(2)	Historical Base Rent is reflective of any rent abatements that were provided to tenants.

(3)	Base Rent includes forward starting rent totaling $51,000 associated with an existing tenant’s new antenna lease that commences in April 2017 and contractual rent steps through December 2017 totaling $585,597, which collectively account for the main increase in U/W Net Operating Income.

(4)	The underwritten economic vacancy is 18.4%. The Cleveland Technology Center Property was 75.4% physically occupied as of December 30, 2016.

Appraisal. As of the appraisal valuation date of December 20, 2016, the Cleveland Technology Center Property had an “as-is” appraised value of $61,000,000.

Environmental Matters. According to the Phase I environmental assessment dated December 21, 2016, there was evidence of a recognized environmental condition (“REC”) related to the historical use of the Cleveland Technology Center Property for industrial and auto repair purposes since at least the 1930s until the mid-1980s. Historical RECs related to a leaking underground storage tank (“LUST”) case that achieved “no further action” status but for which closure documents were unavailable were also identified in the Phase I environmental assessment. The Phase I environmental assessment recommended further investigation of the property to determine if the RECs resulted in any subsurface impact or vapor concern. In lieu of subsurface investigation, the borrower obtained a Lender Environmental Collateral Protection and Liability Insurance policy (“Policy”) that provides $5,000,000 in coverage (with a $25,000 self-insured retention) for third party claims and for cleanup costs if a governmental agency requires cleanup. The Policy has an eight-year term with an option to acquire an additional three-year extended reporting period. The Policy was issued by Zurich Insurance Company, which has an AM Best rating of A+ (XV) and an S&P rating of AA-. See “Description of the Mortgage Pool–Mortgage Pool Characteristics–Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Cleveland Technology Center Property is located in the central business district of Cleveland, Ohio, one mile west of Interstate 90 and two miles north of Interstate 77. The Cleveland Technology Center Property benefits from access to most major metropolitan fiber networks and long haul national networks due to its location directly on top of a fiber point of presence (POP).

According to the appraisal, the Ohio data center market benefits from tax incentives and lower energy costs in an environment with a low risk of natural disasters. A state tax incentive program was initiated in Ohio in 2011 and has since been updated to allow tenants of colocation data center facilities to be eligible as well.

According to the appraisal, many of the data centers located in the Ohio data center market have historically been comprised of owner-user/enterprise data centers or smaller colocation companies. However, recently a number of cloud companies have expressed interest or have invested in the construction of projects in the data center market. For example, Amazon recently completed an approximately $1.1 billion web services data center that spans three townships in Central Ohio, approximately 150 miles southwest of the Cleveland Technology Center Property. Additionally, the Ohio Board of Regents and Ohio Academic Resources Network recently invested $13 million in broadband network equipment to increase bandwidth to 100 Gbps, resulting in faster and stronger connections.

Data center rents at the Cleveland Technology Center Property range from $18.00 to $28.08 per square foot, with an average of $25.98 per square foot, all on a triple net basis. The appraiser concluded to market rents for the Cleveland Technology Center Property of $16.00 per square foot, on a triple net basis, for data center space. However, the appraiser noted that higher rents on renewals can be achieved due to the amount of tenant capital expenditures invested into a space, high costs associated with

A-3-68

CLEVELAND TECHNOLOGY CENTER

mirroring all systems while migrating to another location and significant effort required for design, engineering and implementation planning. Such planning and migration can take up to 1.5 to 2.0 years, depending on scale. Based on new and renewal comparable leases provided by the appraiser, market rents on average are approximately 31% higher for lease renewals versus new leases. All data center tenants at the Cleveland Technology Center Property (41.8% of net rentable area) have been in occupancy for at least 16 years.

Colocation rents at the Cleveland Technology Center Property range from $100.00/kW/Month to $169.74/kW/Month, with an average of $140.57/kW/Month, on a modified gross basis. The appraiser concluded to market rents for the Cleveland Technology Center Property of $140.00/kW/Month on a modified gross basis for colocation space. The following table presents certain information relating to comparable colocation leases:

Comparable Leases(1)

U.S. Market	Date	Power (kW)	Term	Rent/kW/ Month	Lease Type
Healthcare	3Q2016	1,000	12 Years	$136.00	Modified Gross
Cloud Services Provider	1Q2016	1,200	6 Years	$132.61	Modified Gross
Cloud Services Provider	1Q2016	1,200	7 Years	$128.75	Modified Gross
Oil & Gas	4Q2015	450	6 Years	$125.00	Modified Gross
Confidential	3Q2015	360	5 Years	$144.00	Modified Gross
Confidential	2Q2015	150	5 Years	$166.13	Modified Gross
Confidential	2Q2015	200	5 Years	$156.20	Modified Gross
Healthcare	2Q2015	1,000	7 Years	$155.00	Modified Gross
Software	2Q2015	250	5 Years	$145.00	Modified Gross
Technology	1Q2015	500	5 Years	$135.00	Modified Gross
Confidential	1Q2015	400	10 Years	$142.34	Modified Gross
Healthcare	1Q2015	1,000	7 Years	$155.00	Modified Gross
Information Protection	2Q2014	1,200	5 Years	$128.00	Modified Gross
Web Retailer	2Q2014	410	4 Years	$131.33	Modified Gross
Cloud Services Provider	1Q2014	1,200	5 Years	$130.00	Modified Gross
Enterprise Software & Hardware	1Q2014	500	3 Years	$135.00	Modified Gross

(1)	Information obtained from the appraisal.

The Borrower. The borrower comprises two tenants-in-common: H5 Cleveland LLC and H5 Cleveland #2 LLC, which hold a 65.0% and 35.0% interest, respectively, in the Cleveland Technology Center Property. Each of the borrower entities is a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Cleveland Technology Center Mortgage Loan. Joshua Simms, an indirect owner of the borrower, is the guarantor of certain nonrecourse carve-outs under the Cleveland Technology Center Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are H5 Data Centers, LLC (“H5”) and Joshua Simms. Joshua Simms is the chief executive officer and founder of H5, a privately-owned national colocation and wholesale data center provider with over 1.0 million square feet under management in nine US markets.

Escrows. The loan documents provide for an upfront reserve in the amount of $82,000 for deferred maintenance and ongoing monthly escrows of $4,504 for replacement reserves. Following the occurrence and during the continuance of a Cash Management Period (as defined below), the loan documents require ongoing monthly escrows in the amount of one-twelfth of the annual real estate taxes and insurance premium, as estimated by the lender and $22,515 for tenant improvements and leasing commissions.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence of an event of default; (ii) the debt service coverage ratio being less than 1.75x at the end of any calendar quarter; or (iii) the equity owner of the borrowers entering into an approved mezzanine loan (see “Subordinate and Mezzanine Indebtedness” section). A Cash Management Period will end, with regard to clause (i), upon the cure of such event of default, provided no other event of default has occurred and is continuing; and with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.75x for two consecutive calendar quarters. There is no end to a Cash Management Period that commences pursuant to clause (iii), and such Cash Management Period will exist for the duration of the Cleveland Technology Center Mortgage Loan thereafter.

Lockbox and Cash Management. The Cleveland Technology Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager direct all tenants to pay rent directly into such lockbox account. Prior to the occurrence of a Cash Management Period, all funds on deposit in the lockbox account are disbursed to the borrower. During a Cash Management Period (other than a Cash Management Period triggered solely due to the existence of an approved mezzanine loan, unless such approved mezzanine loan is currently in default), all funds are swept to a lender-controlled cash management account. If the Cash Management Period was triggered solely due to the existence of an approved mezzanine loan, all funds remaining after payment of reserves, approved operating expenses and debt service will be (x) if there is no default under such approved mezzanine loan, disbursed to borrower and (y) if there is a default under such approved mezzanine loan, swept to a lender-controlled cash management account.

A-3-69

CLEVELAND TECHNOLOGY CENTER

Property Management. The Cleveland Technology Center Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Cleveland Technology Center Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the identity, experience, financial condition and creditworthiness of the proposed transferee and guarantor are satisfactory to lender; (iii) execution of a recourse guaranty by a replacement guarantor acceptable to the lender; and (iv) the lender has received confirmation from DBRS, Fitch, Moody’s and S&P that such transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates.

Partial Release. Not Permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The borrower is permitted to incur future mezzanine debt provided that certain conditions are satisfied, including (i) a maximum combined loan-to-value ratio of 65.0%; (ii) a minimum combined debt service coverage ratio of 1.55x; (iii) a minimum combined net cash flow debt yield of no less than 10.25%; (iv) receipt of a rating agency confirmation that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates; (v) the execution of an intercreditor agreement acceptable to the lender; and (vi) no event of default exists with respect to the Cleveland Technology Center Mortgage Loan.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Cleveland Technology Center Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

A-3-70

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-71

FIVE STAR SELF-STORAGE PORTFOLIO

A-3-72

FIVE STAR SELF-STORAGE PORTFOLIO

ANN ARBOR
Kerrytown
Downtown
Pittsfield Township
LANSING
East Lansing
Waverly
Haslett
Okemos
Williamston
Dimondale
Holt
De Witt
Bath
Lansing
Ann Arbor
Detroit
Cleveland
Columbus
Dayton
Cincinnati
Highland Township
Waterford
Pontiac
Rochester Hills
Rochester
Shelby
Troy
Clinton
Mount Clemens
Harrison
West Bloomfield
Sterling Heights
Farmington Hills
Warren
St. Clair Shores
Novi
Southfield
Oak Park
Ferndale
Royal Oak
Eastpointe
Grosse Pointe Woods
MICHIGAN
Livonia
Redford
Highland Park
Lake St. Clair
Plymouth
DETROIT
U.S.
CANADA
Canton
Garden City
Dearborn
Westland
WINDSOR
Wayne
Inkster
River Rouge
Romulus
Allen Park
Lincoln Park
Ypsilanti
Taylor
LaSalle
ONTARIO
Belleville
Southgate
Grosse Isle
Woodhaven
Trenton
Amherstburg
Lake Erie
Mentor
Painesville
Eastlake
Willoughby
Euclid
Wickliffe
Kirtland
Chardon
Willoughby Hills
Mayfield
Richmond Heights
Cleveland Heights
Chesterland
Gates Mills
CLEVELAND
Lyndhurst
South Euclid
Shaker Heights
Pepper Pike
Hunting Valley
Russell Center
Moreland Hills
Garfield Heights
Warrensville Heights
Chagrin Falls
South Russell
Maple Heights
Bedford Heights
Bainbridge
Auburn Corners
Parma
Bedford
Solon
Independence
North Royalton
Brecksville
Macedonia
Twinsburg
Aurora
West Milton
Tipp City
New Carlisle
Union
Vandalia
Clayton
Englewood
Huber Heights
Brookville
Shiloh
Northridge
Fairborn
Trotwood
Riverside
DAYTON
Downtown
New Lebanon
Beavercreek
Oakwood
Kettering
Moraine
West Carrollton
Woodbourne
Miamisburg
Germantown
Bellbrook
Centerville
Spring Valley

Five Star Self-Storage Portfolio

1	Lohr Circle	Ann Arbor, MI
2	Ferndale	Ferndale, MI
3	Airey Court	Ann Arbor, MI
4	Highland	Highland Township, MI
5	Chesterland	Chesterland, OH
6	Englewood	Clayton, OH
7	Lansing	Lansing, MI

A-3-73

No. 8 – Five Star Self-Storage Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Portfolio
				Property Type:	Self Storage
Original Principal Balance(1):	$24,500,000			Specific Property Type:	Self Storage
Cut-off Date Balance(1):	$24,466,524			Location:	Various – See Table
% of Initial Pool Balance:	3.9%			Size:	392,102 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$62.40
Borrower:	Five Star Store It Michigan 1 SPE, LLC			Year Built/Renovated:	Various – See Table
Borrower Sponsors:	Fred Phillip Schwartz; Susan Hoffman; Baruch Chaim Manies			Title Vesting:	Fee
Mortgage Rate:	5.730%			Property Manager:	Self-managed
Note Date:	February 2, 2017			4th Most Recent Occupancy (As of)(3):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(3):	79.4% (12/31/2013)
Maturity Date:	February 6, 2027			2nd Most Recent Occupancy (As of)(3):	84.9% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of)(3):	83.1% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	90.6% (12/31/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon			4th Most Recent NOI (As of)(4):	NAV
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(4):	$1,193,990 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			2nd Most Recent NOI (As of)(4):	$1,874,551 (12/31/2015)
Lockbox Type:	Hard/Upfront Cash Management			Most Recent NOI (As of)(4):	$2,392,927 (12/31/2016)
Additional Debt(1):	Yes
Additional Debt Type(1):	Mezzanine			U/W Revenues:	$3,676,086
				U/W Expenses:	$1,301,534
				U/W NOI:	$2,374,552
				U/W NCF:	$2,351,259
Escrows and Reserves(2):				U/W NOI DSCR(1):	1.39x
				U/W NCF DSCR(1):	1.37x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	9.7%
Taxes	$182,742	$29,007	NAP	U/W NCF Debt Yield(1):	9.6%
Insurance	$24,956	Springing	NAP	As-Is Appraised Value:	$38,100,000
Replacement Reserves	$0	$1,941	NAP	As-Is Appraisal Valuation Date:	Various
Deferred Maintenance	$506,563	$0	NAP	Cut-off Date LTV Ratio(1):	64.2%
Environmental Reserve	$719,000	$0	NAP	LTV Ratio at Maturity(1):	54.1%

(1)	See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the Five Star Self-Storage Portfolio Mortgage Loan borrower has been pledged to secure mezzanine indebtedness with an original principal balance of $1,500,000. The Cut-off Date Balance, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield, U/W NCF Debt Yield, Cut-of Date LTV Ratio and LTV Ratio at Maturity shown in the chart above are based solely on the Five Star Self-Storage Portfolio Mortgage Loan. As of the Cut-off Date, the combined U/W NCF DSCR, Cut-off Date LTV Ratio and the U/W NCF Debt Yield were 1.24x, 68.2% and 9.1%, respectively.

(2)	See “Escrows” section.

(3)	See “Historical Occupancy” section.

(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Five Star Self-Storage Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering seven self-storage properties located in Michigan and Ohio (the “Five Star Self-Storage Portfolio Properties”). The Five Star Self-Storage Portfolio Mortgage Loan was originated on February 2, 2017 by Rialto Mortgage Finance, LLC. The Five Star Self-Storage Portfolio Mortgage Loan had an original principal balance of $24,500,000, has an outstanding principal balance as of the Cut-off Date of $24,466,524 and accrues interest at an interest rate of 5.730% per annum. The Five Star Self-Storage Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Five Star Self-Storage Portfolio Mortgage Loan matures on February 6, 2027.

Following the lockout period, the borrower has the right to defease the Five Star Self-Storage Portfolio Mortgage Loan in whole, but not in part, on any date before November 6, 2026. In addition, the Five Star Self-Storage Portfolio Mortgage Loan is prepayable without penalty on or after November 6, 2026.

A-3-74

FIVE STAR SELF-STORAGE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$24,500,000	94.2%	Loan payoff	$15,305,340	58.9%
Mezzanine loan	1,500,000	5.8	Closing costs	847,359	3.3
			Reserves	1,433,260	5.5
			Return of equity	8,414,041	32.4
Total Sources	$26,000,000	100.0%	Total Uses	$26,000,000	100.0%

The Properties. The Five Star Self-Storage Portfolio Properties comprise seven self-storage properties totaling 392,102 square feet located in Michigan and Ohio. The Five Star Self-Storage Portfolio Properties contain a mix of 469 climate controlled units (10.6% net rentable square feet; 15.0% of units) and 2,472 non-climate controlled units (87.0% of net rentable square feet; 79.1% of units). The Five Star Self-Storage Portfolio Properties also contain 174 RV storage and parking units, two office units and eight light industrial units. Since the acquisition, the borrower sponsors have invested approximately $2.6 million in general capital improvements, roof replacements, new signage, asphalt work, security upgrades and the construction of new buildings with additional units at the Five Star Self-Storage Portfolio Properties. As of December 31, 2016, the Five Star Self-Storage Portfolio Properties were 90.6% occupied.

The following table presents certain information relating to the unit mix of the Five Star Self-Storage Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)	Year Built/ Renovated	Net Rentable Area (SF)	As-Is Appraised Value	Allocated Cut-off Date LTV
Lohr Circle – Ann Arbor, MI	$5,264,797	21.5%	91.5%	1984/NAP	70,300	$8,300,000	63.4%
Ferndale – Ferndale, MI	$5,198,987	21.2%	93.1%	2001/NAP	59,163	$8,050,000	64.6%
Airey Court – Ann Arbor, MI	$4,098,343	16.8%	87.9%	1995/2014	63,675	$6,450,000	63.5%
Highland – Highland Township, MI	$3,619,548	14.8%	94.9%	1999/2015	70,864	$5,700,000	63.5%
Chesterland – Chesterland, OH	$2,961,448	12.1%	83.1%	1999/2016	54,205	$4,500,000	65.8%
Englewood – Clayton, OH	$1,974,299	8.1%	88.6%	1987/2015	44,425	$3,000,000	65.8%
Lansing – Lansing, MI	$1,349,104	5.5%	95.2%	1985/NAP	29,470	$2,100,000	64.2%
Total/Weighted Average	$24,466,524	100.0%	90.6%		392,102	$38,100,000	64.2%

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Five Star Self-Storage Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)(2)	12/31/2014(1)(3)(5)	12/31/2015(1)(3)(4)(5)	12/31/2016(5)(6)
NAV	79.4%	84.9%	83.1%	90.6%

(1)	Information obtained from the borrower.

(2)	2013 Historical Occupancy only includes occupancy for the Lohr Circle and Airey Court properties.

(3)	2014 Historical Occupancy includes occupancy for the Lohr Circle, Ferndale (September 2014-December 2014), Airey Court and Highland (February 2014 – December 2014) properties.

(4)	2015 Historical Occupancy includes occupancy for all properties. The Lansing property was purchased in September 2015 and includes (September 2015 – December 2015) occupancy.

(5)	The Airey Court property (16.8% of the portfolio Cut-off Date Balance) added 96 units in 2014. The Highland property (14.8% of the portfolio Cut-off Date Balance) added 112 units in early 2015 and the Chesterland property (12.1% of the portfolio Cut-off Date Balance) added 99 units in early 2016.

(6)	Information obtained from the underwritten rent roll.

A-3-75

FIVE STAR SELF-STORAGE PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Five Star Self-Storage Portfolio Properties:

Cash Flow Analysis

	2014(1)	2015(2)(3)	2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,056,145	$2,712,910	$3,294,093	$3,508,067	95.4%	$8.95
Grossed Up Vacant Space	0	0	0	402,759	11.0	1.03
Concessions	0	0	0	0	0.0	0.00
Other Income(4)	44,973	176,567	222,832	222,832	6.1	0.57
Less Vacancy & Credit Loss	0	0	0	(457,572)(5)	(12.4)	(1.17)

Effective Gross Income	$2,101,118	$2,889,477	$3,516,925	$3,676,086	100.0%	$9.38

Total Operating Expenses	$907,128	$1,014,926	$1,123,999	$1,301,534	35.4%	$3.32

Net Operating Income	$1,193,990	$1,874,551	$2,392,927	$2,374,552	64.6%	$6.06
Capital Expenditures	0	0	0	23,294	0.6	0.06
Net Cash Flow	$1,193,990	$1,874,551	$2,392,927	$2,351,259	64.0%	$6.00

NOI DSCR	0.70x	1.09x	1.40x	1.39x
NCF DSCR	0.70x	1.09x	1.40x	1.37x
NOI DY	4.9%	7.7%	9.8%	9.7%
NCF DY	4.9%	7.7%	9.8%	9.6%
(1)	2014 cash flows include cash flows from the Lohr Circle, Ferndale, Airey Court and Highland properties. The borrower sponsor acquired the Ferndale and Highland properties in 2014. The Chesterland, Englewood and Lansing properties were acquired in 2015.

(2)	The Airey Court property (16.8% of the portfolio Cut-off Date Balance) added 96 self-storage units in 2014. The Highland property (14.8% of the portfolio Cut-Off Date Balance) added 112 self-storage units in early 2015 and the Chesterland property (12.1% of the portfolio Cut-off Date Balance) added 99 self-storage units in early 2016, which resulted in increasing revenues from 2014 through 2016.

(3)	The Lansing property was acquired in September 2015; therefore, the 2015 cash flow does not include a full year of operations for the Lansing property.

(4)	Other Income includes product sales, late fees, insurance income, U-Haul truck rental income and miscellaneous fees.

(5)	The underwritten economic vacancy is 11.7%. The Five Star Self-Storage Portfolio Properties were 90.6% physically occupied as of December 31, 2016.

Appraisal. As of the appraisal valuation dates of November 15, 2016 through November 23, 2016, the Five Star Self-Storage Portfolio Properties had an “as-is” appraised value of $38,100,000.

Environmental Matters. According to Phase I environmental assessments dated December 6, 2016 through December 12, 2016, there was no evidence of any recognized environmental conditions at five of the seven Five Star Self-Storage Portfolio Properties.

According to the Phase I environmental assessment for the Ferndale property, a former occupant, Reichhold Chemical Company (“Reichhold”), used or generated certain compounds from early 1920 through 1997. Pursuant to a consent order between Reichhold and the State of Michigan Department of Environmental Quality (“MDEQ”) in 1994, the site has undergone extensive groundwater remediation activities and is currently under an ongoing groundwater monitoring program. The site is listed on various state and federal databases, and the MDEQ required Reichhold to implement a work plan and to post a $719,000 financial assurance related to the continued remediation of the Ferndale property. The borrower has proposed a Corrective Action Long Term Agreement (“CALTA”), which includes a form of work plan for ongoing monitoring, operations and maintenance of engineering controls and implementation of institutional controls. Pending approval by MDEQ of the CALTA, the borrower has posted a mirror financial assurance with the lender in the amount of $719,000 (environmental reserve). Additionally, the Phase I environmental assessment for the Lansing property noted a controlled recognized environmental condition (“CREC”) due to contamination from an offsite source. The Phase I ESA recommended no further action with regard to the CREC. The borrower obtained an environmental impairment liability insurance policy from Beazley (Lloyd’s of London 623/2623) with a policy limit of $2.0 million per incident and in the aggregate, a deductible of $100,000 and a 121 month term with a 36-month extended reporting period listing both the Ferndale and Lansing properties as covered locations. The lender with its successors, assigns and /or affiliates is named as an additional named insured under the policy. The policy premium was paid in full at closing. Lloyds Syndicates 623/2623 has an A.M. Best rating of “A”. See “Description of the Mortgage Pool-Mortgage Pool Characteristics-Environmental Considerations” in the Preliminary Prospectus.

The Borrower. The borrower is Five Star Store It Michigan 1 SPE, LLC, a single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Five Star Self-Storage Portfolio Mortgage Loan. Fred Phillip Schwartz, Susan Hoffman and Baruch Chaim Manies, the indirect owners of the borrower, are the joint and several guarantors of certain nonrecourse carveouts under the Five Star Self-Storage Portfolio Mortgage Loan.

The Borrower Sponsors. The borrower sponsors, Fred Phillip Schwartz, Susan Hoffman and Baruch Chaim Manies created The Five Star Store It Group (“Five Star”) brand. The company has an investment strategy that acquires underperforming self-storage properties in the eastern United States. According to the borrower sponsors, Five Star creates value at the properties they acquire through property management, marketing, disciplined expense controls, and by renovating or expanding properties to maximize revenues. Five Star currently owns and operates 17 storage properties in Ohio and Michigan totaling over 6,400 units or 898,400 square feet.

A-3-76

FIVE STAR SELF-STORAGE PORTFOLIO

Escrows. The loan documents provide for upfront reserves in the amount of $182,742 for real estate taxes, $24,956 for insurance, $506,563 for deferred maintenance and $719,000 for an environmental reserve. The loan documents require ongoing monthly deposits of $29,007 for real estate taxes and $1,941 for replacement reserves. The loan documents do not require monthly escrows for insurance premiums provided that the Five Star Self-Storage Portfolio Properties are: (i) insured via an acceptable blanket insurance policy and the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of the insurance premiums when due and (ii) the borrower maintains an amount equal to the required insurance premium deposit.

Lockbox and Cash Management. The Five Star Self-Storage Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place and requires the borrower and the property manager to require all credit card companies under merchant agreements to pay receipts directly into such lockbox account. The borrower and the property managers are required to deposit all rents and any other income of the Five Star Self-Storage Portfolio Properties directly into such lockbox account once per calendar week. Prior to the occurrence of a Cash Sweep Event (as defined below) or a Mezzanine Cash Trap Event (as defined below), all funds on receipt in the lockbox account will be transferred into a cash management account and such amounts will be applied in accordance with the loan documents and any excess cash flow will be disbursed to the borrower. During a Cash Sweep Event or a Mezzanine Cash Trap Event, all excess cash flow will be swept to a lender-controlled subaccount.

A “Cash Sweep Event” will commence upon the earlier of (i) an event of default; (ii) any bankruptcy action of the borrower or any guarantor; or (iii) the amortizing debt service coverage ratio being less than 1.10x at the end of any trailing 12-month period. A Cash Sweep Event will end with respect to clause (i), when such event of default has been cured; with respect to clause (ii), when such bankruptcy action has been discharged, stayed, or dismissed, within 30 days for the borrowers and 60 days for the guarantors; and, with respect to clause (iii), when the amortizing debt service coverage ratio based upon the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters.

A “Mezzanine Cash Trap Event” means an event of default under the Mezzanine Loan Documents and shall end when the event of default has been cured.

Property Management. The Five Star Self-Storage Portfolio Properties are managed by an affiliate of the borrower.

Assumption. The borrower has a right to transfer the Five Star Self-Storage Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch, Moody’s and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates.

Partial Release. Partial release of an individual Five Star Self-Storage Portfolio Property is not permitted; however, the borrower may obtain the release of two unimproved outparcels (as described in the Five Star Self-Storage Portfolio Mortgage Loan documents), provided, among other things, the loan-to-value ratio of the Five Star Self-Storage Portfolio Properties at the time of the release (as determined by lender) is not greater than 125% (provided further that the Five Star Self-Storage Portfolio Loan Documents permit the borrower to prepay an amount equal to either (a) the amount necessary to cause the loan-to-value ratio to be 125% or less or (b) a lesser amount, provided that an opinion of counsel opines that the release does not cause any portion of the Five Star Self-Storage Mortgage Loan to cease being a qualified mortgage of the securitization for tax purposes).

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. As of February 2, 2017, Quadrant Mezzanine Partners, LLC, is the holder of a mezzanine loan in the original amount of $1,500,000 from Five Star Store It Michigan 1, LLC, a Delaware limited liability company that directly owns 100.0% of the Five Star Self-Storage Portfolio Mortgage Loan borrower. The mezzanine loan accrues interest at an interest rate of 12.000% per annum, requires payments of interest only and matures on February 6, 2027. Certain of the rights of the Five Star Self-Storage Portfolio Mezzanine Loan Lender are further described under “Description of the Mortgage Pool-Additional Indebtedness (Mezzanine Indebtedness)” in the Preliminary Prospectus.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Five Star Self-Storage Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

A-3-77

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-78

Carrollton Avenue Shopping Center

A-3-79

Carrollton Avenue Shopping Center

A-3-80

Carrollton Avenue Shopping Center

Carrollton Avenue Shopping Center
3600, 3700 & 3800 South Carrollton Avenue;
8100 Palm Street; 2 & 3900 Dublin Street
New Orleans, LA 70118
Lake Pontchartrain
LAKE PONTCHARTRAIN CAUSEWAY
Breakwater Park
New Canal Lighthouse
Lakeshore Dr
University of New Orleans
Elysian Fields Ave
Robert E. Lee Blvd
West End
Gentilly
Live Oak St
Lakeway Center
Esplanade Ave
Lake Ave
Bellaire Dr
Pontchartrain Blvd
Bonnabel Blvd
Filmore Ave
Marconi Dr
North Course at City Park
St. Bernard Ave
Paris Ave
Mirabeau Ave
The Place Plaza
Lakeside Shopping Center
Louis Armstrong New Orleans Intl. Airport 8 miles
Harrison Ave
Lakeview
LaBorde Lookout
Wisner Blvd
ORLEANS PARISH
Canal Blvd
City Park
Dillard University
Gentilly Blvd
10
610
90
W. Napoleon Ave
METAIRIE
Ted Gormley Stadium
New Orleans Museum of Art
Metairie Rd
Delgado Community College
Fairgrounds Racetrack
City Park Ave
Esplanade Ave
Broad Ave
St. Bernard Ave
JEFFERSON PARISH
Severn Ave
Causeway Blvd
Metairie Country Club
New Orleans Country Club
STREETCAR
Mid City
Orleans Ave
61
Airline Dr
Canal St
Banks St
Earhart Expwy
LA 3139
John Ryan Stadium
Treme-Lafitte
Tulane Ave
Mahalia Jackson Theater
Jefferson
Earhart Blvd
Xavier University of Louisiana
Tulane-Gravier
Jefferson Hwy
Ochsner Medical Center
Claiborne Ave
Carrollton Ave
Broad St
LSU MEDICAL CENTER
French Market
Jackson Sq.
FRENCH QUARTER
Tulane Med. Ctr.
NEW ORLEANS
Carrollton
Mississippi River
River Rd
Willow St
Leake Ave
Place St. Charles
Audubon Aquarium
Champion Square
One Shell Plaza
Mercedes-Benz Superdome
CBD
Riverwalk Marketplace
Smoothie King Ctr.
National WWII Museum
HUEY P. LONG BRIDGE
Bridge City
Yulman Stadium
Broadmoor
Nashville Ave
New Orleans E. N. Morial Convention Center
Claiborne Ave
Central City
Magazine St
Tulane University
Ochsner Baptist Medical Ctr.
Freret
Freret St
Loyola University
Lower Garden District
St. Charles Ave
Louisiana Ave
Felicity St
Jackson Ave
Audubon Park Golf Course
Napoleon Ave
Garden District
Audubon
Uptown
Irish Channel
Magazine St
Children's Hospital New Orleans
Tchoupitoulas St
Gretna
West Riverside
Harvey
8th St
Marrero
Lake Pontchartrain
NEW ORLEANS
Kenner
Gentilly
Metairie
River Ridge
Shrewsbury
Elmwood
Harahan
Bridge City
Waggaman
Avondale
Westwego
Marrero
Gretna
Terrytown
Harvey
Algiers
Timberlane
Belle Chasse
Estelle
Woodmere
Lake Cataouatche

A-3-81

No. 9 – Carrollton Avenue Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance:	$22,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$22,000,000			Location:	New Orleans, LA
% of Initial Pool Balance:	3.5%			Size:	206,069 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$106.76
Borrower:	Carrollton Central Plaza Associates Fee Owner, LLC			Year Built/Renovated:	2002/NAP
Borrower Sponsor:	Jeffrey J. Feil			Title Vesting:	Fee
Mortgage Rate:	4.990%			Property Manager:	Self-managed
Note Date:	December 22, 2016			4th Most Recent Occupancy (As of):	100.0% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2014)
Maturity Date:	January 11, 2027			2nd Most Recent Occupancy (As of):	93.0% (12/31/2015)
IO Period:	60 months			Most Recent Occupancy (As of):	100.0% (10/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (1/1/2017)
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$1,460,706 (12/31/2013)
Call Protection:	L(26),D(90),O(4)			3rd Most Recent NOI (As of):	$2,007,655 (12/31/2014)
Lockbox Type:	Soft/Springing Cash Management			2nd Most Recent NOI (As of):	$1,930,357 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of):	$1,971,259 (TTM 9/30/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$2,506,876
				U/W Expenses:	$503,560
				U/W NOI:	$2,003,315
				U/W NCF:	$1,952,304
				U/W NOI DSCR:	1.42x
Escrows and Reserves(1):				U/W NCF DSCR:	1.38x
				U/W NOI Debt Yield:	9.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.9%
Taxes	$0	$7,934	NAP	As-Is Appraised Value:	$38,320,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	November 25, 2016
Replacement Reserves	$0	$859	NAP	Cut-off Date LTV Ratio:	57.4%
TI/LC Reserve	$0	$6,010	$216,372	LTV Ratio at Maturity:	52.9%

(1)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Carrollton Avenue Shopping Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in New Orleans, Louisiana (the “Carrollton Avenue Shopping Center Property”). The Carrollton Avenue Shopping Center Mortgage Loan was originated on December 22, 2016 by Wells Fargo Bank, National Association. The Carrollton Avenue Shopping Center Mortgage Loan had an original principal balance of $22,000,000, has an outstanding principal balance as of the Cut-off Date of $22,000,000 and accrues interest at an interest rate of 4.990% per annum. The Carrollton Avenue Shopping Center Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments during the first 60 payment periods, followed by payments of principal and interest based on a 30-year amortization schedule. The Carrollton Avenue Shopping Center Mortgage Loan matures on January 11, 2027.

Following the lockout period, the borrower has the right to defease the Carrollton Avenue Shopping Center Mortgage Loan in whole, but not in part, on any date before October 11, 2026. In addition, the Carrollton Avenue Shopping Center Mortgage Loan is prepayable without penalty on or after October 11, 2026.

A-3-82

Carrollton Avenue Shopping Center

Sources and Uses

Sources			Uses
Original loan amount	$22,000,000	100.0%	Loan payoff(1)	$0	0.0%
			Closing costs	369,953	1.7
			Return of equity(1)	21,630,047	98.3
Total Sources	$22,000,000	100.0%	Total Uses	$22,000,000	100.0%

(1)	The Carrollton Avenue Shopping Center Property was previously unencumbered.

The Property. The Carrollton Avenue Shopping Center Property is an anchored retail property containing 206,069 square feet and located in New Orleans, Louisiana, approximately 2.8 miles northwest of the New Orleans central business district. Built in 2002 and situated on a 5.5-acre site, the Carrollton Avenue Shopping Center Property is anchored by Costco Wholesale Corporation (“Costco”) (subject to a ground lease; 72.8% of the net rentable area, 52.0% of underwritten base rent)(rated A+/A1/A+ by Fitch/Moody’s/S&P). Costco invested $42.0 million into the construction of their store in 2013, alongside a $2.0 million investment by the City of New Orleans into the roads and infrastructure surrounding the Carrollton Avenue Shopping Center Property. The remaining portion of the Carrollton Avenue Shopping Center Property is occupied by 12 tenants, which account for an average of 2.3% of the net rentable area. According to the borrower sponsor, Costco executed a 20-year triple net lease expiring May 31, 2033 with seven, five-year renewal options. The Carrollton Avenue Shopping Center Property’s tenancy has a weighted average remaining lease term of 13.8 years, and approximately 83.7% of the net rentable area and 68.3% of the underwritten base rent is accounted for by investment grade credit tenants. The Carrollton Avenue Shopping Center Property contains 942 surface parking spaces, accounting for a parking ratio of 4.6 spaces per 1,000 square feet of rentable area. As of January 1, 2017, the Carrollton Avenue Shopping Center Property was 100.0% occupied by 13 tenants.

The following table presents certain information relating to the tenancies at the Carrollton Avenue Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Anchor Tenants
Costco(3)	A+/A1/A+(4)	150,000	72.8%	$8.00(3)	$1,200,000(3)	52.0%	NAV	NAV	5/31/2033(5)(6)
Total Anchor Tenants		150,000	72.8%	$8.00	$1,200,000	52.0%

Major Tenants
CVS(7)	NR/Baa1/BBB+(8)	13,225	6.4%	$17.39(7)	$229,983(7)	10.0%	NAV	NAV	1/31/2036(9)
Family Dollar Store	NR/Ba2/BB+	11,880	5.8%	$18.15	$215,622	9.4%	$171	14.8%	10/15/2019(10)
Total Major Tenants		25,105	12.2%	$17.75	$445,605	19.3%

Other Tenants		30,964	15.0%	$21.32	$660,116	28.6%

Occupied Collateral Total		206,069	100.0%	$11.19	$2,305,721	100.0%

Vacant Space		0	0.0%

Collateral Total		206,069	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales and occupancy cost are for the trailing 12-month period ending December 31, 2015.

(3)	Costco owns its own improvements; Annual U/W Base Rent PSF and Annual U/W Base Rent are reflective of ground rent.

(4)	The entity on the Costco lease is Costco Wholesale Corporation, which is the rated entity.

(5)	Costco has the right to require the borrower to recapture a portion of the tenant’s ground leased space should Costco cease operations of its fuel station at the Carrollton Avenue Shopping Center Property.

(6)	Costco has seven, five-year renewal options.

(7)	CVS owns its own improvements; Annual U/W Base Rent PSF and Annual U/W Base Rent are reflective of ground rent.

(8)	The CVS lease is guaranteed by CVS Caremark Corporation.

(9)	CVS has five, five-year renewal options.

(10)	Family Dollar Store has four, five-year renewal options.

A-3-83

Carrollton Avenue Shopping Center

The following table presents certain information relating to the lease rollover schedule at the Carrollton Avenue Shopping Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	1	1,619	0.8%	1,619	0.8%	$35,618	1.5%	$22.00
2017	2	5,427	2.6%	7,046	3.4%	$104,340	4.5%	$19.23
2018	2	7,600	3.7%	14,646	7.1%	$153,500	6.7%	$20.20
2019	2	19,563	9.5%	34,209	16.6%	$317,428	13.8%	$16.23
2020	1	1,420	0.7%	35,629	17.3%	$35,500	1.5%	$25.00
2021	1	1,130	0.5%	36,759	17.8%	$31,640	1.4%	$28.00
2022	0	0	0.0%	36,759	17.8%	$0	0.0%	$0.00
2023	1	2,035	1.0%	38,794	18.8%	$55,962	2.4%	$27.50
2024	0	0	0.0%	38,794	18.8%	$0	0.0%	$0.00
2025	0	0	0.0%	38,794	18.8%	$0	0.0%	$0.00
2026	1	4,050	2.0%	42,844	20.8%	$141,750	6.1%	$35.00
2027	0	0	0.0%	42,844	20.8%	$0	0.0%	$0.00
Thereafter	2	163,225	79.2%	206,069	100.0%	$1,429,983	62.0%	$8.76
Vacant	0	0	0.0%	206,069	100.0%	$0	0.0%	$0.00
Total/Weighted Average	13	206,069	100.0%			$2,305,721	100.0%	$11.19

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Carrollton Avenue Shopping Center Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	10/31/2016(1)	1/1/2017(2)
100.0%	100.0%	93.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Carrollton Avenue Shopping Center Property:

Cash Flow Analysis

	2013(1)	2014(1)	2015	TTM 9/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,691,480	$2,199,707	$2,162,561	$2,216,797	$2,305,721	92.0%	$11.19
Grossed Up Vacant Space	0	0	0	0	0	0	0.0
Percentage Rent	0	22,491	16,774	5,003	5,003	0.2	0.02
Total Reimbursables	209,158	275,129	227,606	214,333	253,795	10.1	1.23
Less Vacancy & Credit Loss	0	0	0	0	(57,643)(2)	(2.3)	(0.28)
Effective Gross Income	$1,900,638	$2,497,327	$2,406,941	$2,436,133	$2,506,876	100.0%	$12.17

Total Operating Expenses	$439,932	$489,672	$476,584	$464,874	$503,560	20.1%	$2.44

Net Operating Income	$1,460,706	$2,007,655	$1,930,357	$1,971,259	$2,003,315	79.9%	$9.72
TI/LC	0	0	0	0	40,708	1.6	0.20
Capital Expenditures	0	0	0	0	10,303	0.4	0.05
Net Cash Flow	$1,460,706	$2,007,655	$1,930,357	$1,971,259	$1,952,304	77.9%	$9.47

NOI DSCR	1.03x	1.42x	1.36x	1.39x	1.42x
NCF DSCR	1.03x	1.42x	1.36x	1.39x	1.38x
NOI DY	6.6%	9.1%	8.8%	9.0%	9.1%
NCF DY	6.6%	9.1%	8.8%	9.0%	8.9%

(1)	The increase in Base Rent, Effective Gross Income and Net Operating Income from 2013 to 2014 was a result of Costco’s rent commencement date of May 3, 2013; as such, base rent in 2013 only includes eight months of Costco’s rent.

(2)	The underwritten economic vacancy is 2.5%. As of January 1, 2017, the Carrollton Avenue Shopping Center Property was 100.0% physically occupied by 13 tenants.

Appraisal. As of the appraisal valuation date of November 25, 2016, the Carrollton Avenue Shopping Center Property had an “as-is” appraised value of $38,320,000.

Environmental Matters. The Phase I environmental assessment dated December 1, 2016 identified two recognized environmental conditions (“RECs”) at the Carrollton Avenue Shopping Center Property. The RECs relate to (i) the current Firestone Auto Center

A-3-84

Carrollton Avenue Shopping Center

which is a replacement facility for an older Firestone Auto Center that operated from the 1950s until circa 2005 and utilized gasoline and waste oil underground storage tanks (“USTs”) that were installed in 1980 and then removed in 1991; and (ii) the portion of the Carrollton Avenue Shopping Center was formerly occupied by onsite dry cleaner businesses operated that from at least 1973 until 2006 and used the chlorinated solvent perchloroethylene (“PCE”) from 1990 until 2006. The aforementioned conditions were determined to be RECs, with respect to clause (i), due to the potential unknown/undocumented USTs installed in 1980; the lack of groundwater testing during the 1991 UST removal/closure; and long-term automotive repair/service by Firestone; and with respect to clause (ii), due to the unknown impacts from long-term PCE-based dry cleaning. As a result of the two RECs, the borrower sponsor obtained a $2.0 million Environmental Liability Insurance Policy from Great American Insurance Group with a 13-year term. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Carrollton Avenue Shopping Center Property is located in the Uptown neighborhood of New Orleans, Louisiana, at the intersection of South Carrollton Avenue and Interstate 10, a highly trafficked intersection within a heavily infilled area of New Orleans. According to the appraisal, the estimated 2016 population within a three- and five-mile radius of the Carrollton Avenue Shopping Center Property was 177,701 and 375,846, respectively, and average household income within the same radii was $70,123 and $67,558, respectively. The average daily traffic count along South Carrollton Avenue at the Carrollton Avenue Shopping Center Property is 57,861 vehicles per day. South Carrollton Avenue is Uptown New Orleans’ main north-south thoroughfare, and Interstate 10 is the main interstate highway traversing New Orleans in an east-west direction. The Uptown area is home to some of the most affluent neighborhoods and prestigious universities in New Orleans. Tulane University (10,737 students), Loyola University (4,474 students), and Xavier University (3,399 students) are all within 2.5 miles of the Carrollton Avenue Shopping Center Property.

According to a third party market research report, the Carrollton Avenue Shopping Center Property is located within the Greater New Orleans submarket of the New Orleans retail market. As of the fourth quarter of 2016, the submarket reported a total inventory of 1,038 properties totaling approximately 6.6 million square feet with a 2.4% vacancy rate and year to date net absorption of 157,099 square feet. The appraiser concluded to market rents for the Carrollton Avenue Shopping Center Property of $28.00 per square foot for the retail space, $20.00 per square foot for large inline space and $25.00 per square foot for the outparcel tire shop space, all on a triple net basis.

The following table presents certain information relating to comparable properties to the Carrollton Avenue Shopping Center Property:

Comparable Properties(1)

	Carrollton Avenue Shopping Center (Subject)	Magnolia Marketplace	Mid-City Market	Mid-City Retail	University Retail Center	Riverbend Center	Riverside Market
Location	New Orleans, LA	New Orleans, LA	New Orleans, LA	New Orleans, LA	New Orleans, LA	New Orleans, LA	New Orleans, LA
Distance from Subject	--	0.7 miles	1.2 miles	1.4 miles	2.1 miles	2.2 miles	4.1 miles
Year Built/Renovated	2002/NAP	2014/NAP	2013/NAP	2016/NAP	1958/2008	1965/2007	1986/NAP
Anchors	Costco	TJ Maxx, Ross Dress for Loss, Michaels	Winn-Dixie Supermarket	Marshall’s, Petco, CVS Pharmacy	Save-A-Lot, Dollar General	Walgreens	Stein Mart, PETCO, Winn-Dixie Supermarket
Total GLA	206,069 SF	97,289 SF	108,964 SF	51,280 SF	56,500 SF	21,514 SF	146,555 SF
Total Occupancy	100%	100%	100%	100%	100%	100%	92%

(1)	Information obtained from the appraisal and the underwritten rent roll.

The Borrower. The borrower is Carrollton Central Plaza Associates Fee Owner, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Carrollton Avenue Shopping Center Mortgage Loan. Jeffrey J. Feil is the guarantor of certain nonrecourse carveouts under the Carrollton Avenue Shopping Center Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Jeffrey J. Feil, CEO of The Feil Organization, a real estate investment, development and management firm based New York City. Founded over 60 years ago, The Feil Organization developed and manages over 26.0 million square feet of retail, commercial and industrial properties, over 5,000 residential rental units, as well as hundreds of net leased properties and thousands of acres of undeveloped land across the United States. Mr. Feil is involved in ongoing litigation with various family members and shareholders. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Escrows. The loan documents provide for ongoing monthly escrows of $7,934 for real estate taxes, $859 for replacement reserves and $6,010 for tenant improvements and leasing commissions (“TI/LCs”)(capped at $216,372). The loan documents do not require monthly deposits for insurance premiums as long as (A) for the Carrollton Avenue Shopping Center Property, excluding the Costco space and CVS space (collectively “Ground Lease Premises”), (i) no event of default has occurred and is continuing; (ii) the Carrollton Avenue Shopping Center Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides evidence of renewal and timely proof of payment; and (B) for the Ground Leases Premises (i) no event of default has occurred and is

A-3-85

Carrollton Avenue Shopping Center

continuing; (ii) the Costco and CVS (“ground lease tenants”) ground leases are in full force and effect and the ground lease tenants are obligated to maintain insurance; (iii) ground lease tenants are not in default for obligations to pay insurance under the ground leases; (iv) ground lease tenants are maintaining insurance as required under the loan agreement; and (v) ground lease tenants are not subject to bankruptcy or similar insolvency proceedings.

Additional ongoing real estate tax escrows related to the Ground Lease Premises are not required as long as (i) no event of default has occurred and is continuing; (ii) the ground lease tenants’ leases are in full force and effect; and (iii) the borrower provides the lender with timely proof of ground lease tenants’ payment of such taxes prior to delinquency.

Additional ongoing replacement reserve escrows related to the Costco space are not required as long as (i) no event of default has occurred and is continuing; (ii) the Costco lease is in full force and effect; (iii) Costco is not in default under its lease for not fulfilling its obligation to fund capital replacement items required by the Costco lease; and (iv) Costco has not filed for bankruptcy or been determined to be insolvent.

Lockbox and Cash Management. The Carrollton Avenue Shopping Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager deposit all rents directly into such lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all cash flows on deposit in the lockbox account are required to be disbursed to the borrower. Upon the occurrence of a Cash Trap Event Period, all cash flow in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the occurrence of a Costco Lease Period (as defined below); or (iii) the net cash flow debt yield being less than 7.0% at the end of any calendar month. A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon a Costco Lease Period Cessation Event (as defined below); or with respect to clause (iii), upon the net cash flow debt yield being equal to or greater than 7.5% for two consecutive calendar quarters.

A “Costco Lease Period” will occur upon the earlier of (a) the date required under the Costco lease by which Costco is required to give notice of its exercise of a renewal option and such renewal has not been so exercised; (b) Costco terminating its lease; (c) Costco failing to occupy its entire space or failing to be open for business during customary hours or Costco giving notice that it intends to discontinue its business and the credit rating of Costco at the time of such discontinuation or giving of notice is less than BBB+ by S&P; (d) Costco defaulting on its lease; or (e) Costco filing for bankruptcy or becoming insolvent.

A “Costco Lease Period Cessation Event” will occur, with respect to clauses (a) and (b) above, upon substantially all of the Costco Space being leased to tenants approved by lender or the date on which Costco exercises its renewal option; with respect to clause (c) above, upon (i) substantially all of the Costco Space being released; (ii) the credit rating of Costco being upgraded to BBB+ or better by S&P; or (iii) Costco resuming business at its premises or delivering written notice revoking its previous notice that it intends to discontinue its business; with respect to clause (d) above, upon substantially all of the Costco Space being leased to tenants approved by lender or the applicable default under the Costco Lease by Costco being cured by Costco and accepted by the borrower; or with respect to clause (e) above, upon substantially all of the Costco Space being leased to tenants approved by lender or upon the termination of such bankruptcy or insolvency proceedings along with affirmation of the Costco lease.

Property Management. The Carrollton Avenue Shopping Center Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Carrollton Avenue Shopping Center Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch, Moody’s and S&P that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates.

Right of First Offer. Costco has a right of first offer (“ROFO”) to purchase the entire Carrollton Avenue Shopping Center Property. Additionally, CVS has a ROFO to purchase its ground lease parcel. Neither of the aforementioned ROFOs is extinguished by a foreclosure of the Carrollton Avenue Shopping Center Property; however the ROFOs do not apply to a foreclosure or deed-in-lieu thereof.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism on the Carrollton Avenue Shopping Center Property (excluding the Ground Lease Premises so long as the ground lease tenants comply with the conditions for the insurance reserve waiver above) in an amount equal to the full replacement cost of the Carrollton Avenue Shopping Center Property (provided that the borrower is not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage on a stand-alone basis if the

A-3-86

Carrollton Avenue Shopping Center

Terrorism Risk Insurance Program Reauthorization Act is no longer in effect), as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm and Flood Insurance. The loan documents require windstorm and flood insurance covering the full replacement cost of the Carrollton Avenue Shopping Center Property during the loan term.  At the time of loan closing, the Carrollton Avenue Shopping Center Property had windstorm insurance coverage and flood insurance in the maximum limit available under the National Flood Insurance Program together with excess coverage.

A-3-87

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-88

THE STRAND ON OCEAN DRIVE

A-3-89

THE STRAND ON OCEAN DRIVE

11TH STREET
THE STRAND
ON OCEAN DRIVE
OCEAN DRIVE
FOOD COURT
LA BAGUETTE
AMARILLO
PARKING GARAGE
COLLINS AVENUE
OCEAN DRIVE
ATLANTIC OCEAN
10TH STREET
THE STRAND ON OCEAN DRIVE
Not Part of the Collateral

A-3-90

THE STRAND ON OCEAN DRIVE

Miami Gardens
Aventura
Miami Lakes
Golden Beach
North Miami
Opa-Locka
North Miami
Bal Harbour
Hialeah
North Beach
Little River
Liberty City
Morningside
Mid Beach
MIAMI BEACH
MIAMI
Overtown
City Center
Flagami
Little Havana
South Beach
Atlantic Ocean
Coral Gables
Brickell
Virginia Key
South Miami
Coconut Grove
Key Biscayne
Biscayne Bay
Pinecrest
METRORAIL
Alton Rd.
A1A
La Gorce Golf Course
Pine Tree Dr.
Collins Ave.
907
Miami Beach Resort
Miami Heart Campus of Mt. Sinai
Alton Rd.
Eden Roc Renaissance
Fontainebleau Miami Beach Hotel
Mid Beach
Mt. Sinai Medical Center
W. 41st St.
Julia Tuttle Causeway
195
Talmudic University
A1A
Claridge
MIAMI BEACH
The Palm Hotel & Spa
Biscayne Bay
Bayshore Golf Course
Sunset Islands
Alton Rd.
Prairie Ave.
Bass Museum of Art
W South Beach
Atlantic Ocean
Miami Beach Botanical Garden
Collins Park
Dade Blvd.
Miami Beach Convention Center
The Setai
Venetian Island
New World Symphony
The Richmond
Belle Isle
17th St.
Delano Hotel
Miami Intl. Airport 8 miles
Venetian Causeway
City Center
LINCOLN ROAD MALL
National, Sagamore Hotel
Loews Miami Beach Hotel
15th St.
The James Royal Palm
41
Watson Island
The Strand on Ocean Drive
1052-1060 Ocean Drive
Miami Beach, FL 33139
Collins Ave.
Hotel Clifton
Hibiscus Island
Flamingo Park
11th St.
PORT OF MIAMI TUNNEL
Palm Island
South Beach
Congress Hotel on Ocean Drive, Clevelander
MacArthur Causeway
Star Island
Meridian Ave.
Alton Rd.
Lummus Park
PORT OF MIAMI
Port Blvd.
5th St.
41
Ocean 5
Washington Ave.
Dodge Island
41
The Savoy
Sams Island
Alton Rd.
South Beach Marriott
S. Pointe Dr.
Fisher Island
Fisher Island Club
Virginia Key

A-3-91

No. 10 – The Strand on Ocean Drive

Loan Information				Property Information
Mortgage Loan Seller:	Argentic Real Estate Finance, LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance:	$20,000,000			Specific Property Type:	Unanchored
Cut-off Date Balance:	$20,000,000			Location:	Miami Beach, FL
% of Initial Pool Balance:	3.2%			Size:	12,661 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$1,579.65
Borrower:	Nakash Strand, LLC			Year Built/Renovated:	1934/2011
Borrower Sponsors:	Joseph Nakash; Eli Gindi			Title Vesting:	Fee
Mortgage Rate:	5.170%			Property Manager:	Self-managed
Note Date:	February 10, 2017			4th Most Recent Occupancy (As of):	53.9% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	53.9% (12/31/2013)
Maturity Date:	March 6, 2027			2nd Most Recent Occupancy (As of):	53.9% (12/31/2014)
IO Period:	60 months			Most Recent Occupancy (As of):	53.9% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(2):	100.0% (12/15/2016)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$647,359 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			3rd Most Recent NOI (As of):	$771,450 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$792,647 (12/31/2015)
Additional Debt:	No			Most Recent NOI (As of):	$754,852 (TTM 11/30/2016)
Additional Debt Type:	NAP

				U/W Revenues(3):	$1,887,520
				U/W Expenses(3):	$361,658
				U/W NOI(3):	$1,525,862
Escrows and Reserves(1):				U/W NCF(3):	$1,511,302
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	1.16x
Taxes	$58,217	$11,643	NAP	U/W NCF DSCR:	1.15x
Insurance	$7,107	$592	NAP	U/W NOI Debt Yield:	7.6%
Replacement Reserves	$0	$158	NAP	U/W NCF Debt Yield:	7.6%
TI/LC Reserve	$250,000	$1,055	NAP	As-Is Appraised Value:	$33,000,000
Common Charge Reserve	$0	$14,531	NAP	As-Is Appraisal Valuation Dates:	October 23, 2016
Free Rent Reserve	$566,051	$0	NAP	Cut-off Date LTV Ratio:	60.6%
Food Court Lease Reserve	$3,100,000	$0	NAP	LTV Ratio at Maturity:	56.0%

(1)	See “Escrows” section.

(2)	The Strand on Ocean Drive Property is 100.0% leased to four tenants. However, two of those tenants totaling 5,838 square feet (46.1% of net rentable area), are in the process of building out their spaces, are not yet in physical occupancy and are in a free rent period until the earlier of opening for business or September 1, 2017.

(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Strand on Ocean Drive Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering two commercial condominium units totaling 12,661 square feet located in Miami, Florida (the “Strand on Ocean Drive Property”). The Strand on Ocean Drive Mortgage Loan was originated on February 10, 2017 by Argentic Real Estate Finance LLC. The Strand on Ocean Drive Mortgage Loan had an original principal balance of $20,000,000, has an outstanding principal balance as of the Cut-off Date of $20,000,000 and accrues interest at a rate of 5.170% per annum. The Strand on Ocean Drive Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Strand on Ocean Drive Mortgage Loan matures on March 6, 2027.

Following the lockout period, the borrowers have the right to defease the Strand on Ocean Drive Mortgage Loan in whole, but not in part, on any payment date before December 6, 2026. In addition, the Strand on Ocean Drive Mortgage Loan is prepayable without penalty on or after December 6, 2026.

A-3-92

THE STRAND ON OCEAN DRIVE

Sources and Uses

Sources			Uses
Original loan amount	$20,000,000	100.0%	Loan payoff	$15,241,161	76.2%
			Reserves	3,981,375	19.9
			Closing costs	567,472	2.8
			Return of equity	209,992	1.0
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%

The Property. The Strand on Ocean Drive Property consists of the fee interest in two commercial condominium units located along Ocean Drive in the South Beach neighborhood of Miami, Florida. Situated on a 0.64-acre site, the Strand on Ocean Drive Property comprises 12,661 square feet of retail space and is subdivided into three separate suites. The Strand on Ocean Drive Property is situated on the southwest corner of Ocean Drive and 11th Street, adjacent to the Clevelander Hotel and across the street from Lummus Park and the former Versace mansion, which currently operates as a luxury boutique hotel. Additional hotels within a three-block radius include the Dream South Beach, Hotel Victor, Breakwater, The Tides at South Beach, and the Carlyle.

The borrower sponsors purchased the Strand on Ocean Drive Property in November 2012. Occupancy has remained at 53.9% since the time of purchase, as the borrower sponsors executed a lease with Walgreens in June 2013. After the local municipality did not approve of a national chain at the Strand on Ocean Drive Property, the borrower sponsors executed two new leases in September 2016 with Ocean Drive Food Court LLC “ODFC” (5,634 square feet/44.5% net rentable area) and Ocean 11 Ice Cream LLC “Ocean 11”(204 square feet/1.6% net rentable area). Both tenants are not yet open for business and will commence build out of their spaces once plan approval and permit issuance is received. ODFC is expected to open for business by the summer of 2017 and anticipates featuring multiple eateries. ODFC will be operated by the Sugar Factory Group, which operates brasseries, cafes and candy shops worldwide in locations such as Las Vegas, New York City, Bahrain, Chicago, Miami, Dubai and Manila.

A reserve in the amount of $3.1 million was established at origination of the Strand on Ocean Drive Mortgage Loan, which will be released once ODFC is in occupancy, open for business, paying full unabated rent and has delivered an acceptable estoppel certificate to the lender. Additionally, an affiliate of the borrower executed a five-year master lease on the same rental terms as the ODFC lease. The obligations of the tenant under the master lease are guaranteed by the borrower sponsors of the Strand on Ocean Drive Mortgage Loan. The master lease will terminate once ODFC has completed its build out and either (i) ODFC’s gross sales after two years of operation are at least $4.5 million per annum, or (ii) the ODFC lease is guaranteed by an individual with financial statements acceptable to the lender.

Condominium. The Strand on Ocean Drive Property is subject to a condominium regime. The Strand on Ocean Drive Property consists of two commercial condominium units totaling 12,661 square feet that are located on the ground floor of a development which also includes 87 residential/hotel condo units on the upper levels that are not part of collateral for the Strand on Ocean Drive Mortgage Loan. The Strand on Ocean Drive Property currently comprises a total of 19.63% of the interests in the condominium. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests” in the Preliminary Prospectus.

The following table presents certain information relating to the tenancy at the Strand on Ocean Drive Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

ODFC(3)	NR/NR/NR	5,634	44.5%	$107.56	$606,000	37.6%	NAV	NAV	8/31/2027(4)
Amarillo	NR/NR/NR	5,109	40.4%	$97.62	$498,762	30.9%	$935	13.1%	5/16/2025(5)
La Baguette	NR/NR/NR	1,714	13.5%	$264.99	$454,197	28.2%	NAV	NAV	9/30/2022(6)
Ocean 11(3)	NR/NR/NR	204	1.6%	$264.71	$54,000	3.3%	NAV	NAV	8/31/2026(7)
Occupied Collateral Total		12,661	100.0%	$127.40	$1,612,959	100.0%

Vacant Space		0	0.0%

Collateral Total		12,661	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps totaling $16,277 through November 2017 associated with Amarillo and La Baguette.
(2)	Sales PSF and Occupancy Cost are for the trailing 12 month period ending October 31, 2016.

(3)	ODFC and Ocean 11 are not yet in physical occupancy and are in a free rent period until the earlier of opening for business or September 1, 2017. A reserve in the amount of $566,051 was established at origination, representing the outstanding rent abatements for ODFC and Ocean 11. In addition, a reserve in the amount of $3.1 million was established at origination of the Strand on Ocean Drive Mortgage Loan, which will be released once ODFC is in occupancy, open for business, paying full unabated rent and has delivered an acceptable estoppel certificate to the lender (see “The Property” section).

(4)	ODFC has two five-year lease extension options.

(5)	Amarillo has one ten-year lease extension option.

(6)	La Baguette has two five-year lease extension options.

(7)	Ocean 11 has two five-year lease extension options.

A-3-93

THE STRAND ON OCEAN DRIVE

The following table presents certain information relating to the lease rollover schedule at the Strand on Ocean Drive Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF(2)	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	1	1,714	13.5%	1,714	13.5%	$454,197	28.2%	$264.99
2023	0	0	0.0%	1,714	13.5%	$0	0.0%	$0.00
2024	0	0	0.0%	1,714	13.5%	$0	0.0%	$0.00
2025	1	5,109	40.4%	6,823	53.9%	$498,762	30.9%	$97.62
2026	1	204	1.6%	7,027	55.5%	$54,000	3.3%	$264.71
2027	1	5,634	44.5%	12,661	100.0%	$606,000	37.6%	$107.56
Thereafter	0	0	0.0%	12,661	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	12,661	100.0%	$0	0.0%	$0.00
Total/Weighted Average	4	12,661	100.0%			$1,612,959	100.0%	$127.40

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Strand on Ocean Drive Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/15/2016(2)(3)
53.9%	53.9%	53.9%	53.9%	100.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	The Strand on Ocean Drive Property is 100.0% leased to four tenants. However, two of those tenants totaling 5,838 square feet (46.1% of net rentable area), are not yet in physical occupancy and are in a free rent period until the earlier of opening for business or September 1, 2017.

A-3-94

THE STRAND ON OCEAN DRIVE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Strand on Ocean Drive Property:

Cash Flow Analysis

2013		2014	2015	TTM 11/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$822,789	$894,000	$921,186	$930,326	$1,612,959(1)	85.5%	$127.40
Total Reimbursables	132,366	212,366	217,433	217,433	373,904	19.8	29.53
Overage Rent	37,822	0	0	0	0	0.0	0.00
Other Income	396	2,529	360	360	0	0.0	0.00
Less Vacancy Loss	0	0	0	0	(99,343)(2)	(5.3)	(7.85)
Effective Gross Income	$993,373	$1,108,894	$1,138,979	$1,148,119	$1,887,520	100.0%	$149.08

Total Operating Expenses(3)	$346,014	$337,443	$346,332	$393,268	$361,658	19.2	$28.56

Net Operating Income	$647,359	$771,450	$792,647	$754,852	$1,525,862(4)	80.8%	$120.52

TI/LC	0	0	0	0	12,661	0.7	1.00
Capital Expenditures	0	0	0	0	1,899	0.1	0.15
Net Cash Flow	$647,359	$771,450	$792,647	$754,852	$1,511,302(4)	80.1%	$119.37

NOI DSCR	0.49x	0.59x	0.60x	0.57x	1.16x
NCF DSCR	0.49x	0.59x	0.60x	0.57x	1.15x
NOI DY	3.2%	3.9%	4.0%	3.8%	7.6%
NCF DY	3.2%	3.9%	4.0%	3.8%	7.6%

(1)	U/W Base Rent includes contractual rent steps totaling $16,277 through November 2017 associated with Amarillo and La Baguette and forward starting rent totaling $660,000 associated with ODFC and Ocean 11, which are not yet in physical occupancy and are in a free rent period until the earlier of opening for business or September 1, 2017.

(2)	The underwritten economic vacancy is 5.0%. The Strand on Ocean Drive Property is 53.9% physically occupied and 100.0% leased to four tenants as of December 15, 2016.

(3)	Total Operating Expenses for the 2013, 2014, 2015 and TTM 11/30/2016 periods are shown net of one-time expenses.

(4)	The increase in U/W Net Operating Income is due to the two executed leases mentioned above in footnote (1).

Appraisal. As of the appraisal valuation date of October 23, 2016, the Strand on Ocean Property had an “as-is” appraised value of $33,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated November 2, 2016, there was no evidence of any recognized environmental conditions at the Strand on Ocean Drive Property.

Market Overview and Competition. The Strand on Ocean Drive Property is located in the South Beach neighborhood of Miami, approximately five miles northeast of the Miami central business district. Ocean Drive runs along the coast of the Atlantic Ocean and is one of the area’s main attractions with a variety of al fresco dining establishments and small art deco hotels. Land use in the neighborhood largely consists of hotels, restaurants, nightclubs and retail, which are concentrated along Ocean Drive, Collins Avenue and Washington Avenue and are conducive to the area’s primary demand driver of domestic and international tourism.

Approximately two blocks southwest of the Strand on Ocean Drive Property is the Collins Avenue Shopping District, which runs along Collins Avenue from 9th Street south to 5th Street and is comprised of national retailers as well as local shops. Additionally, located approximately one mile north of the Strand on Ocean Drive Property is Lincoln Road Mall, a pedestrian mall that runs from Washington Avenue on the east to Alton Road on the west, between 16th and 17th Streets. According to the appraisal, the 2016 population within a one- and three-mile radius of the Strand on Ocean Drive Property was 30,393 and 54,109, respectively, with 2016 average household income within the same radii of $68,019 and $82,330, respectively. Other primary influences within one mile of the Strand on Ocean Drive Property include the Miami Beach Convention Center, which features approximately one million square feet of exhibition space and meeting hall facilities, the Jackie Gleason Theater of the Performing Arts and the New World Symphony.

According to the appraisal, the Strand on Ocean Drive Property is located within the Miami Beach submarket of the Miami-Dade County retail market. As of the third quarter of 2016, the submarket reported total inventory of 604 buildings totaling approximately 7.4 million square feet with a 4.6% vacancy rate. The appraiser concluded to market rents for the Strand on Ocean Drive Property of $110.00 per square foot for retail space greater than 2,500 square feet and $260.00 per square foot for retail space less than 2,500 square feet, all on a triple net basis.

A-3-95

THE STRAND ON OCEAN DRIVE

The following table presents certain information relating to comparable retail properties to the Strand on Ocean Drive Property:

Comparable Retail Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/ Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
CVS/pharmacy 728 Ocean Drive, Miami Beach, FL	1953/NAV	9,512	100%	0.3 miles	CVS Pharmacy	Jun 2017 / 15 Yrs	9,512	$152.10	NNN

Former David’s Cafe 1058 Collins Avenue, Miami Beach, FL	1926/NAV	8,850	76%	0.1 miles	Restaurant	Aug 2016/ 10 Yrs	6,769	$97.50	Base Year

Retail/Office Building 919 Collins Avenue, Miami Beach, FL	1924/2014	7,529	100%	0.2 miles	Artisan Coffee Mango’s Tropical Cafe Sunsations	Aug 2014 / 0.4 Yrs 0.8 Yrs 3.9 Yrs	746 3,816 2,967	$103.55 $38.02 $93.40	NNN
Lincoln Road Flagship Block 1001-1045 Lincoln Road, Miami Beach, FL	1929/2014	74,537	90%	1.2 miles	Capital One Nike Gap/Athleta/Intermix Apple	Apr 2015 / 10.0 Yrs 14.0 Yrs 15.0 Yrs 10.0 Yrs	7,500 25,000 28,542 13,845	$425.00 $172.00 $98.50 $134.40	Abs. Net

(1)	Information obtained from the appraisal and a third party report.

The Borrower. The borrower is Nakash Strand, LLC, a Florida limited liability company. The Strand on Ocean Drive borrower’s sole managing member is Nakash Strand SPE, LLC, a Delaware limited liability company and single purpose entity with one independent director. Joseph Nakash and Eli Gindi are the guarantors of certain nonrecourse carveouts under the Strand on Ocean Drive Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are Joseph Nakash and Eli Gindi. Mr. Nakash is the founder of Jordache Enterprises, which has Nakash Holdings as an investment arm. Jordache Enterprises is a privately held conglomerate that designs and manufactures a wide variety of denim, apparel and accessories. Nakash Holdings manages a multi-billion dollar real estate portfolio comprised of retail, office, hospitality, and multifamily properties. Mr. Gindi currently has ownership interests in 25 retail properties (located in New York, Florida, and Nevada), totaling over 1.1 million square feet. As of June 2016 and December 2015, the borrower sponsors have reported a combined net worth and liquidity in excess of approximately $590 million and $27 million, respectively.

Escrows. The loan documents provide for upfront reserves in the amount of $58,217 for real estate taxes, $7,107 for insurance, $250,000 for tenant allowances with respect to the ODFC lease and $566,051 with respect to a free rent period associated with the ODFC and Ocean 11 leases. The borrower also deposited an upfront reserve in the amount of $3,100,000, which will be released once certain conditions related to the opening of the space demised under the ODFC lease have been satisfied (see “The Property” section). The loan documents also provide for ongoing monthly deposits of $11,643 for real estate taxes, $592 for insurance premiums, $14,531 for common charge reserves, $158 for replacement reserves, $1,055 for tenant improvements and leasing commissions and one-twelfth of the annual budgeted amount of condominium common charges.

Lockbox and Cash Management. The Strand on Ocean Drive Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and springing cash management. The Strand on Ocean Drive Mortgage Loan requires all rents to be directly deposited by tenants into such lockbox account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default; (ii) the amortizing debt service coverage ratio being less than 1.10x at the end of any calendar quarter; (iii) the commencement of a Lease Sweep Period (as defined below), or (iv) certain municipal violations not being cured and removed of record by March 6, 2018, subject to extension. A Cash Management Period will end, with regard to clause (i), upon the cure of such event of default and no other event of default has occurred or is continuing; with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.20x for six consecutive months; with regard to clause (iii), once the Lease Sweep Period has ended; and, with regard to clause (iv) upon the cure and removal of record of all scheduled municipal violations.

A “Lease Sweep Period” commenced upon the origination of the Strand on Ocean Drive Mortgage Loan and will continue until such time as the tenant under the ODFC Lease, or an approved replacement lease, as applicable, (A) is in occupancy, open for business and paying unabated rent, and (B) has delivered an acceptable tenant estoppel certificate. Thereafter, a Lease Sweep Period will commence upon the occurrence of any of the following: (i) the earlier of (x) the date that is six months prior to the end of the term of the La Baguette Lease (inclusive of renewal terms) or (y) the date that is twelve months prior to the end of the term of any lease (inclusive of renewal terms) that represents at least 5,000 square feet (a “Major Lease”); (ii) the date under a Major Lease by which the applicable tenant (a “Major Tenant”) is required to give notice of its exercise of a renewal option thereunder and if such renewal has not been so exercised; (iii) the date any Major Lease (or any material portion thereof) is surrendered, cancelled or terminated

A-3-96

THE STRAND ON OCEAN DRIVE

prior to its then current expiration date; (iv) the date any Major Tenant goes dark, discontinues its business or gives notice of its intent to discontinue its business; (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Major Lease by the applicable Major Tenant thereunder; or (vi) an insolvency proceeding with respect to a Major Tenant.

A Lease Sweep Period arising after the termination of the initial Lease Sweep Period will end, with regard to clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which the applicable Major Tenant exercises its renewal or extension option on a lease acceptable to the lender with respect to all of the space demised under its lease and the lender determines that funds accumulated in the special rollover reserve subaccount are sufficient to cover all leasing expenses and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which all of the space demised under the applicable Major Lease (or portion thereof) that gave rise to the applicable Lease Sweep Period has been fully leased to one or more replacement tenants acceptable to the lender and all leasing expenses under such acceptable lease(s) have been paid in full; with regard to clause (v) above, the applicable default has been cured, and no other Major Tenant default has occurred for a period of six consecutive months following such cure; or with regard to clause (vi) above, the applicable insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

Property Management. The Strand on Ocean Drive Property is self-managed.

Assumption. The borrower has the right to transfer the Strand on Ocean Drive Property provided that certain conditions are satisfied including (i) no event of default has occurred and is continuing; (ii) the identity, experience, financial condition and creditworthiness of the transferee and the replacement guarantors and indemnitors are satisfactory to lender; (iii) the proposed property manager and proposed management agreement are satisfactory to the lender and (iv) the lender has received confirmation from DBRS, Fitch, Moody’s and S&P that such transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Strand on Ocean Drive Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Strand on Ocean Drive Property during the loan term. At origination, the Strand on Ocean Drive Property had windstorm insurance coverage.

A-3-97

No. 11 – Palms of Carrollwood

Loan Information				Property Information
Mortgage Loan Seller:	Argentic Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance:	$18,720,000			Specific Property Type:	Anchored
Cut-off Date Balance:	$18,720,000			Location:	Tampa, FL
% of Initial Pool Balance:	2.9%			Size:	167,887 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$111.50
Borrowers(1):	Magnolia Palms Daphne, LLC; Magnolia at Palms, LLC; Carrollwood TALZ, LLC; JWS Carrollwood, LLC			Year Built/Renovated:	1984/1993
Borrower Sponsors(2):	Wallace Enterprises Inc.; Nina W. Broach; John White-Spunner			Title Vesting:	Fee
Mortgage Rate:	4.730%			Property Manager:`	Self-managed
Note Date:	February 14, 2017			4th Most Recent Occupancy (As of):	83.8% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	82.7% (12/31/2014)
Maturity Date:	March 6, 2027			2nd Most Recent Occupancy (As of):	82.7% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of):	85.7% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	87.9% (1/13/2017)
Seasoning:	0 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI:	$1,579,070 (12/31/2013)
Call Protection:	L(24),D(93),O(3)			3rd Most Recent NOI:	$1,682,140 (12/31/2014)
Lockbox Type:	Springing			2nd Most Recent NOI:	$1,812,979 (12/31/2015)
Additional Debt:	None			Most Recent NOI:	$1,885,778 (12/31/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$2,968,758
				U/W Expenses:	$933,165
				U/W NOI:	$2,035,593
				U/W NCF:	$1,841,942
Escrows and Reserves:				U/W NOI DSCR:	2.27x
				U/W NCF DSCR:	2.05x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.9%
Taxes	$173,328	$34,666	NAP	U/W NCF Debt Yield:	9.8%
Insurance	$9,043	$9,043	NAP	As-Is Appraised Value:	$33,000,000
Replacement Reserves	$0	$3,638	NAP	As-Is Appraisal Valuation Dates:	December 12, 2016
TI/LC Reserve	$0	$12,500	$600,000	Cut-off Date LTV Ratio:	56.7%
Deferred Maintenance	$49,375	$0	NAP	LTV Ratio at Maturity:	56.7%

(1)	The borrowers are Magnolia Palms Daphne, LLC (“Borrower 1”), Magnolia at Palms, LLC (“Borrower 2”), Carrollwood TALZ, LLC (“Borrower 3”) and JWS Carrollwood, LLC (“Borrower 4”), each of which is a Georgia limited liability company and who collectively own the Palms of Carrollwood Property as tenants in common in the following percentages: Borrower 1 - 42.554% , Borrower 2 – 8.654%, Borrower 3 – 30.902% and Borrower 4 – 17.890%.

(2)	John C. Wallace, Jr., a principal of Wallace Enterprises Inc. and one of the guarantors for the mortgage loan, provided guaranties on two loans that resulted in foreclosure and was involved in another loan that resulted in a discounted pay-off. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

(3)	See “Historical Occupancy” section.

The mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 167,887 square foot anchored retail shopping center located in Tampa, Florida (the “Palms of Carrollwood Property”). The Palms of Carrollwood Property is situated on a 15.6-acre site with 701 surface parking spaces resulting in a parking ratio of 4.2 spaces per 1,000 square feet of net rentable area.

The Palms of Carrollwood Property is anchored by Bed Bath & Beyond (21.4% net rentable area), Sam Ash Music (14.3% net rentable area), The Fresh Market (12.5% net rentable area), and PetCo (8.0% net rentable area). These four tenants account for approximately 56.2% of the net rentable area and have all been in occupancy since at least 2002. No other tenant accounts for more than 5.1% of the net rentable area at the Palms of Carrollwood Property. As of January 13, 2017, the Palms of Carrollwood Property was 87.9% leased by 22 tenants.

The Palms of Carrollwood Property is located approximately eleven miles north of Downtown Tampa at the intersection of North Dale Mabry Highway and West Fletcher Avenue, which have combined daily traffic counts of 87,500 vehicles per day. Located within 8 miles of the Palms of Carrollwood Property are the University of Florida, Florida Hospital Tampa and Busch Gardens Tampa.

A-3-98

PALMS OF CARROLLWOOD

According to the appraisal, the 2016 population within a three-, and five- mile radius of the Palms of Carrollwood Property was 106,380, and 272,292, respectively, while the 2016 estimated average household income within the same radii was $77,726, and $65,079, respectively. According to the appraisal, the Palms of Carrollwood Property is located within the Northwest Tampa retail submarket. As of the fourth quarter of 2016, the submarket reported total inventory of approximately 18.7 million square feet with a 4.3% vacancy rate.

Sources and Uses

Sources			Uses
Original loan amount	$18,720,000	58.6%	Purchase Price	$31,125,000	97.4%
Borrower Sponsor’s new cash contribution	13,235,135	41.4	Reserves	231,746	0.7
			Closing costs	598,389	1.9

Total Sources	$31,955,135	100.0%	Total Uses	$31,955,135	100.0%

The following table presents certain information relating to the tenancy at the Palms of Carrollwood Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
Bed Bath & Beyond	NR/Baa1/BBB+	35,931	21.4%	$11.25	$404,224	18.3%	NAV	NAV	1/31/2021(4)(5)
Sam Ash Music	NR/NR/NR	24,000	14.3%	$9.50	$228,000	10.3%	$230	6.6%	9/30/2018(6)
The Fresh Market	NR/B2/B	21,000	12.5%	$10.75	$225,750	10.2%	$487	3.2%	5/31/2021(7)
PetCo	NR/B2/B	13,393	8.0%	$17.74	$237,632	10.7%	NAV	NAV	9/19/2017(8)
Total Anchor Tenants		94,324	56.2%	$11.62	$1,095,606	49.6%

Non-Anchor Tenants		53,187	31.7%	$20.96	$1,115,054	50.4%

Occupied Collateral Total		147,511	87.9%	$14.99	$2,210,659	100.0%

Vacant Space		20,376	12.1%

Collateral Total		167,887	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps totaling $40,428 through February 2018.

(3)	Sales PSF and Occupancy Cost are for the trailing twelve month period ending September 2016 for The Fresh Market and the trailing twelve month period ending August 2016 for Sam Ash Music.

(4)	Bed Bath & Beyond has two, five-year lease extension options.

(5)	Bed Bath & Beyond may terminate its lease if the borrower fails to maintain a minimum number of parking spaces in certain designated areas by providing 120 days’ written notice of such failure. No such notice has been received; however, the number of parking spaces in the required designated areas currently does not meet the minimum threshold by seven total parking spaces. The borrower is required to add the additional seven parking spaces (four in the parking area to the west and three in the parking area to the east) within 45 days of origination of the mortgage loan and has deposited $10,000 in an escrow account in order to do so. Additionally, non-recourse carveouts were expanded to include a failure to be in compliance with the parking requirements of the Bed Bath & Beyond lease.

(6)	Sam Ash Music has two five-year lease extension options.

(7)	The Fresh Market has five five-year lease extension options.

(8)	PetCo has one five-year lease extension option.

A-3-99

PALMS OF CARROLLWOOD

The following table presents certain information relating to the lease rollover schedule at the Palms of Carrollwood Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	1	13,393	8.0%	13,393	8.0%	$237,632	10.7%	$17.74
2018	2	25,050	14.9%	38,443	22.9%	$267,323	12.1%	$10.67
2019	3	9,139	5.4%	47,582	28.3%	$180,070	8.1%	$19.70
2020	1	1,500	0.9%	49,082	29.2%	$47,535	2.2%	$31.69
2021	4	58,981	35.1%	108,063	64.4%	$698,594	31.6%	$11.84
2022	5	13,265	7.9%	121,328	72.3%	$221,738	10.0%	$16.72
2023	3	11,183	6.7%	132,511	78.9%	$252,924	11.4%	$22.62
2024	1	4,500	2.7%	137,011	81.6%	$127,845	5.8%	$28.41
2025	0	0	0.0%	137,011	81.6%	$0	0.0%	$0.00
2026	1	5,500	3.3%	142,511	84.9%	$132,000	6.0%	$24.00
2027	2	5,000	3.0%	147,511	87.9%	$45,000	2.0%	$9.00
Thereafter	0	0	0.0%	147,511	87.9%	$0	0.0%	$0.00
Vacant	0	20,376	12.1%	167,887	100.0%	$0	0.0%	$0.00
Total/Weighted Average	23	167,887	100.0%			$2,210,659	100.0%	$14.99

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Palms of Carrollwood Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	1/13/2017(2)(3)
83.8%	82.7%	82.7%	85.7%	87.9%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	Includes 5,000 square feet (3.0% of net rentable area) associated with a tenant who has not yet take occupancy and is expected to be open for business in the summer of 2017.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Palms of Carrollwood Property:

Cash Flow Analysis

	2013	2014	2015	2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,748,416	$1,814,502	$1,933,651	$1,999,757	$2,210,659(1)	74.5%	$13.17
Grossed Up Vacant Space	0	0	0	0	194,393	6.5	1.16
Total Reimbursables	616,700	684,859	756,427	770,699	747,455	25.2	4.45
Other Income	22,438	25,315	10,390	10,643	10,643	0.4	0.06
Less Vacancy & Credit Loss	0	0	0	0	(194,393)(2)	(6.5)	(1.16)
Effective Gross Income	$2,387,554	$2,524,676	$2,700,468	$2,781,099	$2,968,758	100.0%	$17.68

Total Operating Expenses	$808,484	$842,536	$887,489	$895,321	$933,165	31.4	$5.56

Net Operating Income	$1,579,070	$1,682,140	$1,812,979	$1,885,778	$2,035,593	68.6%	$12.12

TI/LC	0	0	0	0	150,000	5.1	0.89
Capital Expenditures	0	0	0	0	43,651	1.5	0.26
Net Cash Flow	$1,579,070	$1,682,140	$1,812,979	$1,885,778	$1,841,942	62.0%	$10.97

NOI DSCR	1.76x	1.87x	2.02x	2.10x	2.27x
NCF DSCR	1.76x	1.87x	2.02x	2.10x	2.05x
NOI DY	8.4%	9.0%	9.7%	10.1%	10.9%
NCF DY	8.4%	9.0%	9.7%	10.1%	9.8%
(1)	U/W Base Rent includes contractual rent steps through February 2018 totaling $40,428 and $45,000 of forward starting rent associated with a tenant who has not yet take occupancy and is expected to be open for business in the summer of 2017. Such tenant is required to commence paying rent 90 days after opening for business or June 26, 2017, whichever is earlier.

(2)	The underwritten economic vacancy is 6.2%. The Palms of Carrollwood Property was 87.9% leased as of January 13, 2017.

A-3-100

PALMS OF CARROLLWOOD

The following table presents certain information relating to comparable retail properties to Palms of Carrollwood Property:

Comparable Retail Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Market Place North Tampa, FL	1983/1990	97,832	97%	1.7 miles	Actual LOI	Jan 2017/ 5 Yrs	1,750	$20.00	NNN
Grand Plaza Tampa, FL	1985/NAV	105,316	94%	1.3 miles	Quoted	Dec 2016/ 5 Yrs	1,500	$18.00	NNN
Village Center Tampa, FL	1980/1993	188,511	100%	0.4 miles	Actual	Jun 2016/ 5 Yrs	2,075	$35.00	NNN
Carrollwood Commons Tampa, FL	1991/NAV	184,645	99%	1.6 miles	Actual	Apr 2016/ 5 Yrs	2,500	$30.00	NNN
Mission Bell Shopping Center II Tampa, FL	2007/NAV	12,381	99%	0.3 miles	uBreak iFix	Nov 2015/ 5 Yrs	1,600	$30.50	NNN
(1)	Information obtained from the appraisal and a third party report.

A-3-101

No. 12 – Whitehall Corporate Center VI

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance(1):	$14,400,000			Specific Property Type:	Suburban
Cut-off Date Balance(1):	$14,364,342			Location:	Charlotte, NC
% of Initial Pool Balance:	2.3%			Size:	116,855 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$122.92
Borrower:	WH Office 6, LLC			Year Built/Renovated:	2008/NAP
Borrower Sponsor:	Riprand Count Arco			Title Vesting:	Fee
Mortgage Rate:	5.170%			Property Manager:	Self-managed
Note Date:	December 19, 2016			4th Most Recent Occupancy (As of)(4):	33.7% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(4):	49.9% (12/31/2013)
Maturity Date:	January 11, 2027			2nd Most Recent Occupancy (As of)(4):	49.9% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of)(4)(5):	57.3% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(4)(5):	90.7% (11/30/2016)
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(5):	$99,594 (12/31/2013)
Call Protection:	L(26),D(90),O(4)			3rd Most Recent NOI (As of)(5):	$350,210 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of)(5):	$420,462 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of)(5):	$657,724 (Annualized 9 9/30/2016)
Additional Debt Type(1):	Mezzanine Debt
				U/W Revenues(5):	$2,236,437
				U/W Expenses(5):	$880,145
				U/W NOI(5):	$1,356,293
				U/W NCF(5):	$1,198,735
				U/W NOI DSCR(1)(5):	1.43x
Escrows and Reserves:				U/W NCF DSCR(1)(5):	1.27x
				U/W NOI Debt Yield(1)(5):	9.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1)(5):	8.3%
Taxes	$14,329	$14,330	NAP	As-Stabilized Appraised Value(6):	$20,500,000
Insurance(2)	$0	Springing	NAP	As-Stabilized Appraisal Valuation Date(6):	September 1, 2017
Replacement Reserves	$0	$1,948	NAP	Cut-off Date LTV Ratio(1)(6):	70.1%
Tenant Specific TI/LC Reserve(3)	$0	$9,738	$725,000(3)	LTV Ratio at Maturity(1)(6):	58.1%

(1)	The equity interest in the borrower has been pledged to secure mezzanine indebtedness with an original principal balance of $850,000. All statistical information related to the balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based solely on the Whitehall Corporate Center VI mortgage loan. As of the Cut-off Date, the combined U/W NCF DSCR, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity were 1.13x, 7.9%, 74.2% and 62.2%, respectively.

(2)	Ongoing monthly reserves for insurance are not required as long as (i) the Whitehall Corporate Center VI Property is insured by an acceptable blanket insurance policy; (ii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums; and (iii) no event of default has occurred and is continuing.

(3)	The Tenant Specific TI/LC Reserve shall be available only for renewing or replacing the Advantage Sales & Marketing, Direct ChassisLink and/or Home Point Financial tenants. Provided (i) no event of default is continuing; (ii) the net cash flow debt yield being at least 7.25%; and (iii) the Whitehall Corporate Center VI Property maintaining a minimum occupancy of at least 80.0%; then the Whitehall Corporate Center VI borrower shall not be required to make deposits into the Tenant Specific TI/LC Reserve in excess of $725,000.

(4)	See “Historical Occupancy” section.

(5)	See “Cash Flow Analysis” section.

(6)	The As-Stabilized Appraised Value represents the value given that all tenant improvement and leasing commissions have been paid and the Whitehall Corporate Center VI property is stabilized at full market rents as of September 1, 2017. The As-Is Appraised Value of $20,000,000 assumes the outstanding tenant improvements and leasing commissions have been paid but the property is not stabilized. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the $20,000,000 As-Is Appraised Value are 71.8% and 59.5%, respectively.

The Whitehall Corporate Center VI mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrower’s fee interest in a five-story, class A office building totaling 116,855 square feet and located in Charlotte, North Carolina (the “Whitehall Corporate Center VI Property”), approximately 12.4 miles southwest of the Charlotte central business district. Constructed in 2008, the Whitehall Corporate Center VI Property is situated on a 6.0-acre site and contains 446 surface parking spaces, resulting in a parking ratio of 3.8 spaces per 1,000 square feet of rentable area. According to a third party market research report, the 2016 estimated population within a one-, three- and five-mile radius of the Whitehall Corporate Center VI Property was 6,157, 39,543 and 110,977, respectively; while the 2016 estimated median household income within the same radii was $61,143, $61,051 and $53,045, respectively. As of November 30, 2016 the Whitehall Corporate Center VI Property was 90.7% occupied by 9 tenants. According to a third party market research report, the Whitehall Corporate Center VI Property is located in the Airport submarket of the Charlotte office market, which, as of the fourth quarter of 2016, contained a total inventory of 349

A-3-102

WHITEHALL CORPORATE CENTER VI

buildings totaling approximately 13.6 million square feet with a 12.8% vacancy rate. As of the fourth quarter of 2016 the Airport class A office submarket reported a vacancy rate of 14.6% and an average asking rental rate of $22.24 per square foot, full service gross.

Sources and Uses

Sources			Uses
Original loan amount	$14,400,000	94.4%	Loan payoff	$14,610,990	95.8%
Mezzanine loan amount	850,000	5.6	Closing costs	505,285	3.3
			Reserves	14,329	0.1
			Return of equity	119,396	0.8
Total Sources	$15,250,000	100.0%	Total Uses	$15,250,000	100.0%

The following table presents certain information relating to the tenancies at the Whitehall Corporate Center VI Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Advantage Sales & Marketing	NR/NR/NR	25,003	21.4%	$21.27	$531,814	23.8%	5/31/2021(2)(3)
Home Point Financial	NR/NR/NR	23,517	20.1%	$21.37	$502,558	22.5%	12/31/2021(4)
Direct ChassisLink	NR/NR/NR	23,654	20.2%	$20.34	$481,220	21.6%	5/31/2022(5)
Oxner & Permar, PLLC	NR/NR/NR	7,919	6.8%	$22.00	$174,218	7.8%	12/31/2023(6)
Talbert, Bright & Ellington	NR/NR/NR	7,124	6.1%	$19.48	$138,740	6.2%	5/31/2023(7)
Total Major Tenants		87,217	74.6%	$20.97	$1,828,550	81.9%

Non-Major Tenants		18,744	16.0%	$21.51	$403,162	18.1%

Occupied Collateral Total		105,961	90.7%	$21.06	$2,231,712	100.0%

Vacant Space		10,894	9.3%

Collateral Total		116,855	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2018 totaling $50,041.

(2)	Advantage Sales & Marketing has (i) a one-time option, any time after April 30, 2019, to return up to 25% (approximately 5,914 square feet) of its leased space on the third floor with 6-months’ written notice and (ii) a one-time option, on November 1, 2019 to terminate its lease with 9-months written notice and payment of a termination fee in an amount equal to the unamortized amount of tenant improvements, leasing commissions and free rent calculated at 7% interest.

(3)	Advantage Sales & Marketing has two 5-year lease renewal options.

(4)	Home Point Financial has one 5-year lease renewal option.

(5)	Direct ChassisLink has two 5-year lease renewal options.

(6)	Oxner & Permar, PLLC has two 3-year lease renewal options.

(7)	Talbert, Bright & Ellington has one 5-year lease renewal option.

A-3-103

WHITEHALL CORPORATE CENTER VI

The following table presents certain information relating to the lease rollover schedule at the Whitehall Corporate Center VI Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	1	6,035	5.2%	6,035	5.2%	$128,847	5.8%	$21.35
2021	5	61,229	52.4%	67,264	57.6%	$1,308,687	58.6%	$21.37
2022	1	23,654	20.2%	90,918	77.8%	$481,220	21.6%	$20.34
2023	2	15,043	12.9%	105,961	90.7%	$312,958	14.0%	$20.80
2024	0	0	0.0%	105,961	90.7%	$0	0.0%	$0.00
2025	0	0	0.0%	105,961	90.7%	$0	0.0%	$0.00
2026	0	0	0.0%	105,961	90.7%	$0	0.0%	$0.00
2027	0	0	0.0%	105,961	90.7%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	105,961	90.7%	$0	0.0%	$0.00
Vacant	0	10,894	9.3%	116,855	100.0%	$0	0.0%	$0.00
Total/Weighted Average	9	116,855	100.0%			$2,231,712	100.0%	$21.06
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Table.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Whitehall Corporate Center VI Property:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(1)(2)	12/31/2014(1)(2)	12/31/2015(1)(2)	11/30/2016(3)
33.7%	49.9%	49.9%	57.3%	90.7%

(1)	Information obtained from the borrower.

(2)	The Whitehall Corporate Center VI Property is part of the larger approximately 864,717 square foot Whitehall Corporate Park, which had approximately 442,620 square feet of space delivered to the market between the third quarter of 2007 and the second quarter of 2008. Given the sudden increase in available space, the borrower sponsor focused on leasing up one building at a time with the Whitehall Corporate Center VI Property being the final building.

(3)	Information obtained from the underwritten rent roll.

A-3-104

WHITEHALL CORPORATE CENTER VI

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Whitehall Corporate Center VI Property:

Cash Flow Analysis

	2013(1)	2014(1)	2015(1)	Annualized 9 9/30/2016(1)	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$730,541	$1,053,510	$1,133,430	$1,395,039	$2,231,712(2)	99.8%	$19.10
Grossed Up Vacant Space	0	0	0	0	239,668	10.7	2.05
Total Reimbursables	(5,871)	23,413	24,572	4,687	4,725	0.2	0.04
Less Vacancy & Credit Loss	0	0	0	0	(239,668)(3)	(10.7)	(2.05)
Effective Gross Income	$724,670	$1,076,923	$1,158,002	$1,399,725	$2,236,437	100.0%	$19.14

Total Operating Expenses	$625,076	$726,713	$737,540	$742,001	$880,145	39.4%	$7.53

Net Operating Income	$99,594	$350,210	$420,462	$657,724	$1,356,293	60.6%	$11.61
TI/LC	0	0	0	0	134,186	6.0	1.15
Capital Expenditures	0	0	0	0	23,371	1.0	0.20
Net Cash Flow	$99,594	$350,210	$420,462	$657,724	$1,198,735	53.6%	$10.26

NOI DSCR	0.11x	0.37x	0.44x	0.70x	1.43x
NCF DSCR	0.11x	0.37x	0.44x	0.70x	1.27x
NOI DY	0.7%	2.4%	2.9%	4.6%	9.4%
NCF DY	0.7%	2.4%	2.9%	4.6%	8.3%

(1)	The increase in Net Operating Income from 2013 to U/W is due to the fact that the Whitehall Corporate Center VI Property’s occupancy was 49.9% as of December 31, 2013, 49.9% as of December 31, 2014, and 57.3% as of December 31, 2015. Since February 1, 2016, the borrower sponsor has leased 55.4% of the net rentable area to 5 tenants, representing 62.3% of the Annual U/W Base Rent.

(2)	U/W Base Rent include contractual rent steps through February 2018 totaling $50,041.

(3)	The underwritten economic vacancy is 9.7%. The Whitehall Corporate Center VI Property is 90.7% physically occupied as of November 30, 2016.

The following table presents certain information relating to comparable office leases for the Whitehall Corporate Center VI Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Whitehall Corporate Center VI Property Charlotte, NC	2008/NAP	5	116,855	91%	--	Advantage Sales & Marketing	April 2016 / 5.1 Yrs	25,003	$21.27	FSG
Two Water Ridge Charlotte, NC	1997/NAP	6	146,016	85%	5.8 miles	National Service Alliance	April 2016 / 5.4 Yrs	1,739	$21.00	FSG
Linville Building Charlotte, NC	2008/NAP	5	125,000	96%	19.1 miles	Smucker`s Retail Foods, Inc.	December 2015 / 5.7 Yrs	6,129	$22.24	FSG
Coliseum Center VI Charlotte, NC	1998/NAP	6	153,272	87%	6.1 miles	Superior Talent Resources	March 2016 / 3.0 Yrs	1,600	$20.00	FSG
One Water Ridge Charlotte, NC	1995/NAP	5	112,509	100%	5.7 miles	CoreSource	December 2015 / 5.5 Yrs	17,156	$20.50	FSG
White Hall Corporate Center V Charlotte, NC	2008/NAP	5	116,108	65%	0.2 miles	Pilz Automation Safety	May 2016 / 5.0 Yrs	1,637	$21.00	FSG
White Hall Corporate Center III Charlotte, NC	2006/NAP	6	178,803	92%	0.2 miles	Abeo	January 2016 / 2.0 Yrs	1,289	$22.00	FSG
White Hall Corporate Center V Charlotte, NC	2008/NAP	5	116,108	65%	0.2 miles	Pilz USA	April 2016 / 5.0 Yrs	1,637	$21.00	FSG
White Hall Corporate Center IV Charlotte, NC	2007/NAP	7	221,818	94%	0.3 miles	HomeBridge Financial	April 2016 / 3.0 Yrs	1,990	$22.00	FSG

(1)	Information obtained from the appraisal and a third party research report.

A-3-105

No. 13 – Britt Lakes

Loan Information				Property Information
Mortgage Loan Seller:	Argentic Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Multifamily
Original Principal Balance:	$13,600,000			Specific Property Type:	Garden
Cut-off Date Balance:	$13,600,000			Location:	Fayetteville, NC
% of Initial Pool Balance:	2.1%			Size:	216 Units
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit:	$62,963
Borrower:	III Promises, LLC			Year Built/Renovated:	2006/NAP
Borrower Sponsors:	William O. Richardson; Horace William Miller IV			Title Vesting:	Fee
Mortgage Rate:	4.390%			Property Manager:	Self-managed
Note Date:	October 31, 2016			4th Most Recent Occupancy:	88.2% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy:	88.6% (12/31/2014)
Maturity Date:	November 6, 2026			2nd Most Recent Occupancy:	87.3% (12/31/2015)
IO Period:	24 months			Most Recent Occupancy:	99.5% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	98.1% (1/25/2017)
Seasoning:	4 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI:	$1,093,348 (12/31/2013)
Call Protection:	L(28),D(87),O(5)			3rd Most Recent NOI:	$1,037,872 (12/31/2014)
Lockbox Type:	None			2nd Most Recent NOI:	$1,002,607 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of):	$1,145,694 (TTM 1/31/2017)
Additional Debt Type:	NAP
				U/W Revenues:	$1,812,263
				U/W Expenses:	$659,450
				U/W NOI:	$1,152,814
				U/W NCF:	$1,098,814
				U/W NOI DSCR:	1.41x
Escrows and Reserves:				U/W NCF DSCR:	1.35x
				U/W NOI Debt Yield:	8.5%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.1%
Taxes	$0	$14,729	NAP	As-Is Appraised Value:	$18,435,000
Insurance	$37,541	$3,128	NAP	As-Is Appraisal Valuation Date:	September 28, 2016
Replacement Reserves	$0	$4,500	$162,000	Cut-off Date LTV Ratio:	73.8%
Deferred Maintenance	$13,570	$0	NAP	LTV Ratio at Maturity:	62.8%

The mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a garden-style multifamily property totaling 216 units located in Fayetteville, North Carolina (the “Britt Lakes Property”). Built by the borrower sponsor in 2006, the Britt Lakes Property is comprised of 216 units across 16 two-story garden-style buildings and is situated on a 38.0-acre site. Each unit features a range/oven with vent hood, a dishwasher, a refrigerator, washer/dryer connections, walk-in closets, vaulted ceilings and a private patio or balcony. Community amenities include an outdoor swimming pool, a 20-acre lake, a 24-hour fitness facility, a resident business center, a clubhouse, a car wash bay, and a 24-hour common laundry facility. The Britt Lakes Property features 435 open surface parking spaces and twelve detached garages, reflecting an overall parking ratio of 2.0 spaces per unit. As of January 25, 2017, the Britt Lakes Property was 98.1% occupied.

The Britt Lakes Property is situated approximately 8.4 miles from downtown Fayetteville. Access to the Britt Lakes Property is provided by Fisher Road and secondary roads, including NC Highway 162, NC Highway 59, and US Highway 401. Regional access is provided through Interstate-95 located roughly eight miles to the southeast of the Britt Lakes Property. Local retailers in proximity to the Britt Lakes Property include Harris Teeter, Food Lion, Millstone Theatres, Family Dollar, Dollar General, Aaron’s, Target, and Marshall’s. A Walmart Supercenter is located approximately 2.5 miles to the southeast of the Britt Lakes Property along NC Highway 59. The Britt Lakes Property is approximately seven miles from the Fayetteville Regional Airport (a public use airport with two runways and five airlines in service), approximately eleven miles from Fayetteville State University (a public university with an enrollment of 5,930 students) and approximately 5.5 miles from the Fayetteville-based Cape Fear Valley’s Hoke Hospital. Additionally, Fort Bragg, the largest military base in the world, with more than 50,000 active duty personnel, is located approximately 13 miles from the Britt Lakes Property.

A-3-106

BRITT LAKES

Sources and Uses

Sources			Uses
Original loan amount	$13,600,000	100.0%	Loan payoff	$12,954,539	95.3%
			Reserves	51,111	0.4
			Closing costs	368,010	2.7
			Return of equity	226,340	1.7

Total Sources	$13,600,000	100.0%	Total Uses	$13,600,000	100.0%

The following table presents certain information relating to the unit mix of the Britt Lakes Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Unit
1 BR, 1 BA	64	29.6%	622	$597
2 BR, 2 BA	96	44.4%	963	$704
3 BR, 2 BA	56	25.9%	1,214	$851
Total/Weighted Average	216	100.0%	927	$710

(1)	Information obtained from the appraisal and underwritten rent roll.

The following table presents historical occupancy percentages at the Britt Lakes Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	1/25/2017(2)
88.2%	88.6%	87.3%	99.5%	98.1%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Britt Lakes Property:

Cash Flow Analysis

	2013	2014	2015	TTM 1/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$1,751,206	$1,593,156	$1,592,124	$1,727,507	$1,851,772	102.2%	$8,573
Model/Employee	(8,164)	(6,571)	0	0	(9,000)	(0.5)	(42)
Concessions	(51,985)	(37,050)	(21,828)	(18,813)	(18,813)	(1.0)	(87)
Other Income (1)	112,205	164,910	103,944	86,427	81,253	4.5	376
Less Vacancy & Credit Loss (2)	(1,798)	(2,382)	(50)	(360)	(92,949)(2)	(5.1)	(430)

Effective Gross Income	$1,801,464	$1,712,062	$1,674,190	$1,794,761	$1,812,263	100.0%	$8,390

Total Operating Expenses	$708,116	$674,190	$671,582	$649,067	$659,450	36.4%	$3,053

Net Operating Income	$1,093,348	$1,037,872	$1,002,607	$1,145,694	$1,152,814	63.6%	$5,337
Capital Expenditures	0	0	0	0	54,000	3.0	250
Net Cash Flow	$1,093,348	$1,037,872	$1,002,607	$1,145,694	$1,098,814	60.6%	$5,087

NOI DSCR	1.34x	1.27x	1.23x	1.40x	1.41x
NCF DSCR	1.34x	1.27x	1.23x	1.40x	1.35x
NOI DY	8.0%	7.6%	7.4%	8.4%	8.5%
NCF DY	8.0%	7.6%	7.4%	8.4%	8.1%

(1)	Other Income consists of garage rent, pet fees, application fees, late fees, and other miscellaneous income.

(2)	The underwritten economic vacancy is 5.0%. The Britt Lakes Property was 98.1% physically occupied as of January 25, 2017.

A-3-107

BRITT LAKES

The following table presents certain information relating to comparable multifamily properties for the Britt Lakes Property:

Competitive Set(1)

	Hidden Lake	Cumberland Towers	The Grove at Park Place	Stone Ridge	Kings Quarters at Jack Britt
Location	Fayetteville, NC	Fayetteville, NC	Fayetteville, NC	Fayetteville, NC	Fayetteville, NC
Distance to Subject	3.5 miles	1.4 miles	1.7 miles	2.7 miles	3.4 miles
Property Type	Low-Rise	Low-Rise	Low-Rise	Low-Rise	Low-Rise
Number of Stories	3	2	3	3	3
Number of Units	216	428	216	236	216
Average Rent (monthly per unit)
1 Bedroom	$718	$600	$870	$821	NAV
2 Bedroom	$813	$700	$1,003	$975	$907
3 Bedroom	$900	$800	$1,130	$1,021	$1,088
Utilities	NAV	NAV	NAV	NAV	NAV
Total Occupancy	96.0%	98.0%	87.0%	NAV	96.0%

(1)	Information obtained from the appraisal.

A-3-108

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-109

No. 14 – Peachtree Mall

Loan Information				Property Information
Mortgage Loan Seller:		Argentic Real Estate Finance		Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):		$11,555,560		Specific Property Type:	Regional Mall
Cut-off Date Balance(1):		$11,352,804		Location:	Columbus, GA
% of Initial Pool Balance:		1.8%		Size:	536,202 SF
Loan Purpose:		Refinance		Cut-off Date Balance Per SF(1):	$147.14
Borrower(2):		Peachtree Mall L.L.C.		Year Built/Renovated:	1975/1994
Borrower Sponsor(2):		General Growth Partners		Title Vesting:	Fee
Mortgage Rate:		3.944%		Property Manager:	Self-managed
Note Date:		June 17, 2016		4th Most Recent Occupancy (As of)(4):	90.1% (12/31/2012)
Anticipated Repayment Date:		NAP		3rd Most Recent Occupancy (As of)(4):	85.1% (12/31/2013)
Maturity Date:		December 6, 2025		2nd Most Recent Occupancy (As of)(4):	88.3% (12/31/2014)
IO Period:		NAP		Most Recent Occupancy (As of)(4):	89.9% (12/31/2015)
Loan Term (Original):		114 months		Current Occupancy (As of)(4)(5):	90.7% (11/30/2016)
Seasoning:		9 months
Amortization Term (Original):		300 months		Underwriting and Financial Information:
Loan Amortization Type:		Amortizing Balloon		4th Most Recent NOI (As of):	$9,271,056 (12/31/2013)
Interest Accrual Method:		Actual/360		3rd Most Recent NOI (As of):	$9,787,129 (12/31/2014)
Call Protection:		L(33),D(77),O(4)		2nd Most Recent NOI (As of):	$9,307,906 (12/31/2015)
Lockbox Type:		Hard/Springing Cash Management		Most Recent NOI (As of):	$9,831,560 (TTM 11/30/2016)
Additional Debt(1)(3):		Yes
Additional Debt Type(1)(3):		Pari Passu and Future Mezzanine		U/W Revenues:	$14,016,078
				U/W Expenses:	$3,916,454
				U/W NOI:	$10,099,623
				U/W NCF:	$9,348,941
				U/W NOI DSCR(1):	2.00x
Escrows and Reserves:				U/W NCF DSCR(1):	1.85x
				U/W NOI Debt Yield(1):	12.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	11.8%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$140,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	September 1, 2016
Replacement Reserves	$0	Springing	$78,266	Cut-off Date LTV Ratio(1):	56.4%
TI/LC Reserve	$0	Springing	$313,065	LTV Ratio at Maturity(1):	42.2%

(1)	The Peachtree Mall whole loan with an aggregate original principal balance of $80,305,560, and an outstanding balance as of the Cut-Off Date of $78,896,500, is comprised of four pari passu notes (Note A-1, Note A-2, Note A-3, and Note A-4). The non-controlling Note A-4 has an original balance of $11,555,560, has an outstanding principal balance as of the Cut-Off Date of $11,352,804 and will be contributed to the WFCM 2017-RC1 Trust. The non-controlling Note A-1 had an original principal balance of $23,750,000 and was contributed to SGCMS 2016-C5 Trust. The non-controlling Note A-2 had an original principal balance of $20,000,000 and was contributed to the WFCM 2016-NXS6 Trust. The controlling Note A-3 had an original balance of $25,000,000 and was contributed to the CSAIL 2016-C7 Trust. All statistical financial information related to the balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Peachtree Mall whole loan.

(2)	The borrower and borrower sponsor previously filed for Chapter 11 bankruptcy. The borrower emerged from bankruptcy in December 2009, and the borrower sponsor emerged from bankruptcy on November 8, 2010. The borrower sponsor has also been involved in several foreclosures within the past seven years. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

(3)	The borrower may enter into a mezzanine loan secured by direct or indirect ownership interests in the borrower subject to the satisfaction of certain conditions, including: (i) a combined loan-to-value ratio not greater than 63.8%; (ii) a combined debt service coverage ratio not less than 1.86x; (iii) is secured by collateral that is not collateral for the Peachtree Mall whole loan; (iv) the execution of an intercreditor agreement acceptable to the lender; and (v) receipt of a rating agency confirmation from DBRS, Fitch, Moody’s S&P that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the WFCM Series 2017-RC1 Certificates and similar rating confirmations from each rating agency rating any securities backed by the Note A-1, Note A-2 or Note A-3 with respect to the ratings of such securities.

(4)	Occupancy statistics exclude the At Home Anchor Space (as defined below), which is not currently part of the collateral. At Home has the right to terminate its lease on the 25th month following their opening date if its sales do not exceed $6,000,000 for the prior twelve months.

(5)	See “Historical Occupancy”.

The Peachtree Mall mortgage loan is part of a whole loan evidenced by four pari passu promissory notes secured by a first mortgage encumbering the fee interest in an enclosed regional mall consisting of four one-story buildings located in Columbus, Georgia (the “Peachtree Mall Property”). The Peachtree Mall Property was built in 1975 and most recently expanded in 1994. The borrower sponsor has owned the Peachtree Mall Property since 2003. The Peachtree Mall Property is adjacent to the Interstate-185 and Manchester Expressway intersection. The Peachtree Mall Property contains 821,687 square feet of retail space, of which 536,202 square feet serve as collateral for the Peachtree Mall whole loan, and is situated on a 66.6-acre parcel of land, of which 53.4-acres serve as collateral (the “Peachtree Mall Collateral Property”). The Peachtree Mall Property is anchored by Dillard’s (not part of collateral), Macy’s and JC Penney. Other major tenants include H&M and Forever 21. A new lease with At Home, a home décor retailer, was executed on June 2, 2016 for 86,000 square feet of a currently unoccupied anchor space (the “At Home Anchor Space”; currently not part of collateral) that was purchased from Dillard’s by the borrower sponsor for approximately $2.2 million in

A-3-110

Peachtree Mall

conjunction with the origination of the Peachtree Mall whole loan. At Home executed a five-year lease with three five-year renewal options and recently opened for business in February 2017. The At Home Anchor Space is expected to be contributed as part of the Peachtree Mall Collateral Property collateral within 36 months of the origination of the Peachtree Mall whole loan. The borrower is required, on or before November 23, 2018, to acquire the At Home Anchor Space from its affiliate, subject to the satisfaction of certain conditions, including, inter alia, the delivery of (i) an amendment to the mortgage adding the At Home Anchor Space as collateral for the Peachtree Mall whole loan, (ii) representations and warranties with respect to the At Home Anchor Space, (iii) an updated phase I environmental report with respect to the At Home Anchor Space (and if such report discloses hazardous substances, the lender’s consent to such acquisition and a deposit with the lender of an amount equal to 125% of estimated costs of any related remediation), (iv) an updated engineering report with respect to the At Home Anchor Space (and if such report recommends any repairs, a deposit with the lender of an amount equal to 125% of estimated costs of such repair), (v) an updated title insurance policy with respect to the At Home Anchor Space, and (vi) payment of all of the lender’s reasonable costs and expenses.

According to the borrower sponsor, approximately 10 million customers visit the Peachtree Mall Property each year. The Peachtree Mall Property contains 3,805 parking spaces, resulting in a parking ratio of 4.6 spaces per 1,000 square feet of rentable area. As of October 2016, tenants occupying 10,000 square feet or less had average trailing 12-month in-line sales of $391 per square foot with an average occupancy cost of 14.4%. As of November 30, 2016, the Peachtree Mall Property was 90.7% occupied (excluding temporary tenants) by 82 tenants.

Sources and Uses

Sources			Uses
Original loan amount(1)	$80,305,560	100.0%	Loan Payoff(2)	$0	0.0%
			Closing costs	581,647	0.7
			Return of equity(2)	79,723,913	99.3
Total Sources	$80,305,560	100.0%	Total Uses	$80,305,560	100.0%

(1)	Represents the Peachtree Mall whole loan.

(2)	The Peachtree Mall Property was previously securitized in the BACM 2005-4 transaction. The previous loan was paid off in February 2015, and the Peachtree Mall Collateral Property remained unencumbered until the origination of the Peachtree Mall whole loan. The outstanding loan balance of the previous loan in BACM 2005-4 was $77.8 million at maturity.

A-3-111

Peachtree Mall

The following table presents certain information relating to the tenancies at the Peachtree Mall Collateral Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF(2)	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants – Not Part of Collateral
Dillard’s	BBB-/Baa3/BBB-	201,076	ANCHOR OWNED – NOT PART OF THE COLLATERAL

Anchor Tenants – Collateral
Macy’s	BBB/Baa2/BBB	139,219	26.0%	$2.66	$370,634	4.0%	$131	2.2%	9/1/2022(4)
JC Penney	B+/B1/B	82,320	15.4%	$4.25	$349,860	3.8%	$149	3.3%	11/30/2019(5)
Total Anchor Tenants - Collateral		221,539	41.3%	$3.25	$720,494	7.9%

Other Major Tenants - Collateral
H&M	NR/NR/NR	21,210	4.0%	$17.17	$364,104	4.0%	$124	13.4%	1/31/2026(6)
Forever 21	NR/NR/NR	10,979	2.0%	$27.82	$305,490	3.3%	$197	16.6%	5/31/2025(7)
Encore	NR/NR/NR	13,159	2.5%	$14.63	$192,516	2.1%	$130	15.6%	7/31/2025(8)
Peachtree 8	NR/B2/B+	25,439	4.7%	$1.97	$50,115	0.5%	$127,567(9)	10.5%	12/31/2018
Total Other Major Tenants - Collateral		70,787	13.2%	$12.89	$912,225	10.0%

Non-Major Tenants – Collateral		194,234	36.2%	$38.73	$7,523,515	82.2%

Occupied Total – Collateral		486,560	90.7%	$18.82	$9,156,233	100.0%

Vacant Space		49,642	9.3%

Collateral Total		536,202	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent includes contractual rent increases through March 2018 totaling $215,107, forward starting rent totaling $314,634 associated with an existing tenant that is relocating and expanding in February 2017. Tenant NRSF includes 994 square feet and Annual U/W Base Rent includes $27,213 associated with a tenant that was in occupancy as of November 30, 2016, but recently vacated.

(3)	Sales PSF and Occupancy Cost are for the trailing 12 month period ending October 31, 2016.

(4)	Macy’s has six, five-year renewal options.

(5)	JC Penney has three, five-year renewal options.

(6)	H&M has two, five-year renewal options. H&M has the right to terminate its lease if its 2019 sales do not exceed $2,800,000. To exercise such termination option, H&M must provide 365 days’ written notice by June 30, 2020 and pay a termination fee equal to 50% of all unamortized tenant improvements and leasing commissions. As of October 31, 2016, H&M sales were $2,619,732. H&M opened at the Peachtree Mall Property in July 2015.

(7)	Forever 21 has the right to terminate its lease if its sales for the period from June 1, 2018 through May 31, 2019 do not exceed $2,500,000. To exercise such termination option, Forever 21 must provide 180 days’ written notice by July 31, 2020 and pay a termination fee equal to 55% of all unamortized tenant improvements and leasing commissions. As of October 31, 2016, Forever 21 sales were $2,158,538. Forever 21 opened at the Peachtree Mall Property in May 2015.

(8)	Encore has the right to terminate its lease if its sales for the period from July 31, 2019 through June 30, 2020 do not exceed $1,500,000. To exercise such termination option, Encore must provide 90 days’ written notice within 60 days after June 30, 2020 and pay a termination fee equal to 50% of all unamortized tenant improvements and leasing commissions. As of October 31, 2016, Encore sales were $1,704,337 at its current space, which they expanded into in October 2015.

(9)	Represents sales per screen. Peachtree 8 is a movie theater with eight screens.

A-3-112

Peachtree Mall

The following table presents certain information relating to the lease rollover schedule at the Peachtree Mall Collateral Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF(3)	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	8	20,905	3.9%	20,905	3.9%	$479,484	5.2%	$22.94
2018	19	66,256	12.4%	87,161	16.3%	$1,610,357	17.6%	$24.31
2019	17	129,972	24.2%	217,133	40.5%	$1,655,524	18.1%	$12.74
2020	7	19,540	3.6%	236,673	44.1%	$540,430	5.9%	$27.66
2021	7	19,963	3.7%	256,636	47.9%	$831,797	9.1%	$41.67
2022	3	141,863	26.5%	398,499	74.3%	$724,868	7.9%	$5.11
2023	7	11,783	2.2%	410,282	76.5%	$780,772	8.5%	$66.26
2024	1	1,516	0.3%	411,798	76.8%	$40,950	0.4%	$27.01
2025	8	43,623	8.1%	455,421	84.9%	$1,507,283	16.5%	$34.55
2026	3	24,264	4.5%	479,685	89.5%	$642,921	7.0%	$26.50
2027	1	5,881	1.1%	485,566	90.6%	$314,634	3.4%	$53.50
Thereafter	0	0	0.0%	485,566	90.6%	$0	0.0%	$0.00
Vacant(5)	0	49,642	9.3%	536,202	100.0%	$0	0.0%	$0.00
Total/Weighted Average	81	536,202	100.0%			$9,156,233	100.0%	$18.82

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Expiring NRSF includes 994 square feet and Annual U/W Base Rent includes $27,213 attributed to a tenant that was in occupancy as of November 30, 2016, but recently vacated.

(4)	Annual U/W Base Rent PSF excludes vacant space.

(5)	Includes 25,145 square feet (4.7% of net rentable area) attributed to temporary tenants that were not included in Annual U/W Base Rent.

The following table presents historical occupancy percentages at the Peachtree Mall Collateral Property:

Historical Occupancy(1)

12/31/2012(2)	12/31/2013(2)	12/31/2014(2)	12/31/2015(2)	11/30/2016(3)(4)(5)
90.1%	85.1%	88.3%	89.9%	90.7%

(1)	Includes collateral tenants only and excludes temporary tenants. Occupancy statistics shown exclude the At Home Anchor Space.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll.

(4)	Excludes 25,145 square feet (4.7% of net rentable area) attributed to temporary tenants that were not included in Annual U/W Base Rent.

(5)	Includes 994 square feet (0.2% net rentable area) attributed to a tenant that was in occupancy as of November 30, 2016, but recently vacated.

A-3-113

Peachtree Mall

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Peachtree Mall Collateral Property:

Cash Flow Analysis

	2013	2014	2015	TTM 11/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$8,037,244	$8,183,664	$8,106,017	$8,761,161	$9,156,233(1)	65.3%	$17.08
Grossed Up Vacant Space	0	0	0	0	1,043,997	7.4	1.95
Percentage Rent	205,469	168,227	281,693	247,608	338,546	2.4	0.63
Total Reimbursables	3,641,827	3,815,809	3,409,397	3,310,555	3,175,236	22.7	5.92
Other Income	1,464,595	1,576,856	1,369,127	1,323,211	1,346,063	9.6	2.51
Less Vacancy & Credit Loss	(117,546)	62,563	(4,851)	126,568	(1,043,997)(2)	(7.4)	(1.95)
Effective Gross Income	$13,231,589	$13,807,120	$13,161,383	$13,769,103	$14,016,078	100%	$26.14

Total Operating Expenses	$3,960,533	$4,019,990	$3,853,477	$3,937,543	$3,916,454	27.9%	$7.30

Net Operating Income	$9,271,056	$9,787,129	$9,307,906	$9,831,560	$10,099,623	72.1%	$18.84
TI/LC	0	0	0	0	670,253	4.8	1.25
Capital Expenditures	0	0	0	0	80,430	0.6	0.15
Net Cash Flow	$9,271,056	$9,787,129	$9,307,906	$9,831,560	$9,348,941	66.7%	$17.44

NOI DSCR(3)	1.83x	1.94x	1.84x	1.94x	2.00x
NCF DSCR(3)	1.83x	1.94x	1.84x	1.94x	1.85x
NOI DY(3)	11.8%	12.4%	11.8%	12.5%	12.8%
NCF DY(3)	11.8%	12.4%	11.8%	12.5%	11.8%

(1)	U/W Base Rent includes contractual rent increases through March 2018 totaling $215,107, forward starting rent totaling $314,634 associated with an existing tenant that is relocating and expanding in February 2017 and $27,213 associated with a tenant that was in occupancy as of November 30, 2016 but recently vacated.

(2)	The underwritten economic vacancy is 7.5%. The Peachtree Mall Collateral Property was 90.7% physically occupied (excluding temporary tenants) as of November 30, 2016.

(3)	The debt service coverage ratios and debt yields are based on the Peachtree Mall whole loan.

The following table presents certain information relating to some comparable retail properties for the Peachtree Mall Property:

Competitive Properties(1)

Property	Year Built / Renovated	Total GLA (SF)	Occupancy	Distance to Subject	Major / Anchor Tenants
Peachtree Mall (Subject)	1975/1994	536,202	90.7%	--	Macy’s, J.C. Penney, Dillard’s, At Home
Columbus Park Crossing	2002/2006	909,133	99%	2.5 miles	Sears, Kohl’s, Toys R Us, Dick’s, Haverty’s, Ross, Marshalls, TJ Maxx, Bed Bath & Beyond, Carmike Cinemas, JoAnn, Barnes & Noble, Old Navy, PetCo, Staples
Tiger Town	2004/NAP	901,880	100%	28.0 miles	Target, Home Depot, Kroger, Kohl’s, Hobby Lobby, Dick’s, Ross, TJ Maxx, Bed Bath & Beyond, Best Buy, World Market, Office Depot, PetCo, Books-A-Million, Old Navy
Auburn Mall	1973/2005	447,796	88%	30.0 miles	Dillard’s, Belk, JC Penney
LaGrange Mall	1979/2001	240,107	70%	34.0 miles	Belk, TJ Maxx, Sock Shoppe
The Shoppes at EastChase	2002/NAP	431,428	91%	72.0 miles	Dillard’s, Earth Fare
Eastdale Mall	1977/2005	757,411	77%	74.0 miles	Dillard’s, Sears, JC Penney, Belk Women’s Belk Men / Children

(1)	Information obtained from the appraisal and underwritten rent roll.

A-3-114

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-115

No. 15 – Summercrest Apartments

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Multifamily
Original Principal Balance:	$11,350,000			Specific Property Type:	Garden
Cut-off Date Balance:	$11,350,000			Location:	Houston, TX
% of Initial Pool Balance:	1.8%			Size:	355 Units
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit:	$31,972
Borrower:	New Radha Krishna Properties of Houston, LLC			Year Built/Renovated:	1970/2016
Borrower Sponsor:	Arun Verma			Title Vesting:	Fee
Mortgage Rate:	5.3300%			Property Manager:	Self-managed
Note Date:	December 23, 2016			4th Most Recent Occupancy (As of):	95.0% (11/30/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	94.0% (11/30/2013)
Maturity Date:	January 6, 2027			2nd Most Recent Occupancy (As of):	92.0% (12/31/2014)
IO Period:	12 months			Most Recent Occupancy (As of):	94.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	95.2% (12/8/2016)
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon			4th Most Recent NOI (As of):	$906,283 (12/31/2013)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of):	$986,674 (12/31/2014)
Call Protection:	L(26),D(90),O(4)			2nd Most Recent NOI (As of):	$1,205,274 (12/31/2015)
Lockbox Type:	Springing			Most Recent NOI (As of):	$1,615,990 (TTM 11/30/2016)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$2,831,436
				U/W Expenses:	$1,520,516
				U/W NOI:	$1,310,920
				U/W NCF:	$1,204,420
				U/W NOI DSCR:	1.73x
Escrows and Reserves:				U/W NCF DSCR:	1.59x
				U/W NOI Debt Yield:	11.5%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.6%
Taxes	$35,755	$17,026	NAP	As-Is Appraised Value:	$17,130,000
Insurance	$118,044	$10,220	NAP	As-Is Appraisal Valuation Date:	November 2, 2016
Replacement Reserves	$300,000	$8,875	$500,000	Cut-off Date LTV Ratio:	66.3%
Deferred Maintenance	$231,011	$0	NAP	LTV Ratio at Maturity:	56.5%

The Mortgage Loan. The Summercrest Apartments mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 355-unit garden-style multifamily property located in Houston, Texas (the “Summercrest Apartments Property”), approximately 10 miles northwest from the Houston central business district. The Summercrest Apartments Property was constructed in 1970, is situated on a 12.3 acre site and is comprised of 24 two-story buildings. Community amenities include gated access to the Summercrest Apartments Property, a playground and two laundry facilities. Unit amenities include fully equipped kitchens, ceiling fans, and walk-in closets. Since acquisition in 2005, the borrower has invested $2.9 million ($8,172 per unit) in capital improvements including exterior and common area renovations, roof repairs, exterior improvements, HVAC repairs, asphalt repairs, landscaping, balcony repairs, fence installation, security cameras and interior renovations. The Summercrest Apartments Property features 568 parking spaces, resulting in a parking ratio of 1.6 spaces per unit.

The Summercrest Apartments Property is situated along Hollister Road south of the intersection of Clay Road. Primary access to the subject neighborhood is provided by taking IH-10, the Sam Houston Tollway/Beltway 8, U.S. 290, Hempstead Highway, and Loop 610. The neighborhood surrounding the Summercrest Apartments Property consists of a mixture of commercial and residential development. Commercial development is concentrated along major thoroughfares such as IH-10, U.S. 290 and the Sam Houston Tollway (Beltway 8). Typical commercial developments within the area include multifamily projects, industrial warehouses, retail and sports recreational facilities. Retailers in the area include Walmart Supercenter, Target, Best Buy, Marshalls, Dollar Tree, LA Fitness, Old Navy, Office Depot, Cinemark Tinseltown Theater, as well as several smaller national and regional retailers. According to a third party market research report, the 2016 estimated population within a one-, three- and five-mile radius of the Summercrest Apartments Property was 18,601, 145,265 and 310,806, respectively; the 2016 estimated average household income within the same radii was $50,049, $61,875 and $82,336, respectively.

A-3-116

SUMMERCREST APARTMENTS

Sources and Uses

Sources			Uses
Original loan amount	$11,350,000	100.0%	Loan Payoff	$9,277,351	81.7%
			Closing Costs	284,123	2.5
			Reserves	684,811	6.0
			Return of Equity	1,103,715	9.7
Total Sources	$11,350,000	100.0%	Total Uses	$11,350,000	100.0%

The following table presents certain information relating to the unit mix of the Summercrest Apartments Property:

Apartment Unit Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Rent per Unit
Studio	23	6.5%	450	$425
Studio Student	1	0.3%	800	$450
One Bedroom / One Bath - Small	32	9.0%	600	$532
One Bedroom / One Bath - Large	32	9.0%	700	$558
Two Bedroom / One Bath	184	51.8%	906	$615
Two Bedroom / Two Bath	24	6.8%	1,023	$669
Three Bedroom / Two Bath	58	16.3%	1,344	$795
Four Bedroom / Four Bath	1	0.3%	1,500	$1,000
Total/Weighted Average	355	100.0%	911	$624

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Summercrest Apartments Property:

Historical Occupancy

11/30/2012(1)	11/30/2013(1)	12/31/2014(1)	12/31/2015(1)	12/8/2016(2)
95.0%	94.0%	92.0%	94.0%	95.2%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Summercrest Apartments Property:

Cash Flow Analysis

	2013		2014	2015	TTM 11/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per Room
Base Rent	$1,982,745		$2,071,373	$2,506,422	$2,723,687	$2,532,984	89.5%	$7,135
Grossed Up Vacant Space	0		0	0	0	146,136	5.2	412
Concessions	0		0	(48,357)	(49,765)	(28,260)	(1.0)	(80)
Other Income(1)	229,158		224,432	310,569	349,092	349,092	12.3	983
Less Vacancy & Credit Loss	0		0	(222,817)	(243,992)	(168,516)(2)	(6.0)	(475)

Effective Gross Income	$2,211,903		$2,295,805	$2,545,817	$2,779,022	$2,831,436	100.0%	$7,976

Total Operating Expenses	$1,305,620		$1,309,131	$1,340,543	$1,163,032	$1,520,516	53.7%	$4,283

Net Operating Income	$906,283		$986,674	$1,205,274	$1,615,990	$1,310,920	46.3%	$3,693
Capital Expenditures	0		0	0	0	106,500	3.8	300
Net Cash Flow	906,283		$986,674	$1,205,274	$1,615,990	$1,204,420	42.5%	$3,393

NOI DSCR	1.19	x	1.30x	1.59x	2.13x	1.73x
NCF DSCR	1.19	x	1.30x	1.59x	2.13x	1.59x
NOI DY	8.0%		8.7%	10.6%	14.2%	11.5%
NCF DY	8.0%		8.7%	10.6%	14.2%	10.6%

(1)	Other Income consists of application fees, late fees, pet fees, parking fees, forfeited deposits and commission income.

(2)	The underwritten economic vacancy is 7.3%. The Summercrest Apartments Property was 95.2% occupied as of December 8, 2016.

A-3-117

SUMMERCREST APARTMENTS

The following table presents certain information relating to some comparable multifamily properties for the Summercrest Apartments Property:

Competitive Set(1)

	Park West Apartments	Northwest Corners	Gentry House	Aspenwood	Vintage	Laguna Vista
Location	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX
Distance to Subject	2.0 miles	0.3 miles	1.1 miles	2.0 miles	1.8 miles	1.8 miles
Property Type	Garden	Garden	Garden	Garden	Garden	Garden
Number of Stories	NAV	NAV	NAV	NAV	NAV	NAV
Number of Units	329	466	278	206	328	176
Average Rent (monthly per unit)
1 Bedroom	$630-$760	$605-$695	$800	$740-$920	$705-$730	$689-$789
2 Bedroom	$785-$934	$820-$950	$795-$855	$970-$1,200	$850-$1,200	$900
3 Bedroom	$990	$1,100	$1,141	NAP	$1,125-$1,225	NAP
Utilities	NAV	NAV	NAV	NAV	NAV	NAV
Total Occupancy	98.0%	94.0%	91.0%	97.0%	96.0%	91.0%

(1)	Information obtained from the appraisal.

A-3-118

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

	Wells Fargo Commercial Mortgage Trust 2017-RC1 Commercial Mortgage Pass-Through Certificates Series 2017-RC1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	4/17/17
8480 Stagecoach Circle		Record Date:	3/31/17
Frederick, MD 21701-4747		Determination Date:	4/11/17

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7-9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15-16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation Detail	20
Interest Shortfall Reconciliation Detail	21-22
Defeased Loan Detail	23
Supplemental Reporting	24

Depositor	General Master Servicer	NCB Master Servicer and NCB Special Servicer	General Special Servicer	Operating Advisor/ Asset Representations Reviewer
Wells Fargo Commercial Mortgage Securities, Inc.	Wells Fargo Bank, National Association	National Cooperative Bank, N.A. 2011 Crystal Drive	LNR Partners, LLC 1601 Washington Avenue	Pentalpha Surveillance LLC 375 North French Road
301 South College St	Three Wells Fargo, MAC D1050-084	Suite 800	Suite 700	Suite 100
Charlotte, NC 28288-0166	401 S. Tryon Street, 8th Floor	Arlington, VA 22202	Miami Beach, FL 33139
	Charlotte, NC 28202			Amherst, NY 14228

Contact: ream_investorrelations@wellsfargo.com	Contact: REAM_InvestorRelations@wellsfargo.com	Contact: Kathleen Luzik	Contact: www.lnrpartners.com	Contact: Don Simon
Phone Number: (704) 374?6161		Phone Number: (703) 302-1902	Phone Number: (305) 695?5600	Phone Number: (203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866?846?4526.

	Wells Fargo Commercial Mortgage Trust 2017-RC1 Commercial Mortgage Pass-Through Certificates Series 2017-RC1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	4/17/17
8480 Stagecoach Circle		Record Date:	3/31/17
Frederick, MD 21701-4747		Determination Date:	4/11/17

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	Wells Fargo Commercial Mortgage Trust 2017-RC1 Commercial Mortgage Pass-Through Certificates Series 2017-RC1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	4/17/17
8480 Stagecoach Circle		Record Date:	3/31/17
Frederick, MD 21701-4747		Determination Date:	4/11/17

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-E		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000

	Wells Fargo Commercial Mortgage Trust 2017-RC1 Commercial Mortgage Pass-Through Certificates Series 2017-RC1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	4/17/17
8480 Stagecoach Circle		Record Date:	3/31/17
Frederick, MD 21701-4747		Determination Date:	4/11/17

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	Wells Fargo Commercial Mortgage Trust 2017-RC1 Commercial Mortgage Pass-Through Certificates Series 2017-RC1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	4/17/17
8480 Stagecoach Circle		Record Date:	3/31/17
Frederick, MD 21701-4747		Determination Date:	4/11/17

Other Required Information

Available Distribution Amount (1)	0.00

Retained Certificate Availabe Funds	0.00
		Appraisal Reduction Amount
		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

Controlling Class Information

Controlling Class:
Effective as of: mm/dd/yyyy

		Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

	Wells Fargo Commercial Mortgage Trust 2017-RC1 Commercial Mortgage Pass-Through Certificates Series 2017-RC1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	4/17/17
8480 Stagecoach Circle		Record Date:	3/31/17
Frederick, MD 21701-4747		Determination Date:	4/11/17

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Wells Fargo Bank, N.A. and National Cooperative Bank, N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wilmington Trust National Association	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Excess	0.00		Asset Representations Reviewer Fee - Pentalpha Surveillance LLC	0.00
Extension Interest	0.00		Total Fees		0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	Wells Fargo Commercial Mortgage Trust 2017-RC1 Commercial Mortgage Pass-Through Certificates Series 2017-RC1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	4/17/17
8480 Stagecoach Circle		Record Date:	3/31/17
Frederick, MD 21701-4747		Determination Date:	4/11/17

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

	Wells Fargo Commercial Mortgage Trust 2017-RC1 Commercial Mortgage Pass-Through Certificates Series 2017-RC1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	4/17/17
8480 Stagecoach Circle		Record Date:	3/31/17
Frederick, MD 21701-4747		Determination Date:	4/11/17

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	Wells Fargo Commercial Mortgage Trust 2017-RC1 Commercial Mortgage Pass-Through Certificates Series 2017-RC1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	4/17/17
8480 Stagecoach Circle		Record Date:	3/31/17
Frederick, MD 21701-4747		Determination Date:	4/11/17

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

	Wells Fargo Commercial Mortgage Trust 2017-RC1 Commercial Mortgage Pass-Through Certificates Series 2017-RC1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	4/17/17
8480 Stagecoach Circle		Record Date:	3/31/17
Frederick, MD 21701-4747		Determination Date:	4/11/17

Mortgage Loan Detail
Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

	Wells Fargo Commercial Mortgage Trust 2017-RC1 Commercial Mortgage Pass-Through Certificates Series 2017-RC1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	4/17/17
8480 Stagecoach Circle		Record Date:	3/31/17
Frederick, MD 21701-4747		Determination Date:	4/11/17

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

	Wells Fargo Commercial Mortgage Trust 2017-RC1 Commercial Mortgage Pass-Through Certificates Series 2017-RC1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	4/17/17
8480 Stagecoach Circle		Record Date:	3/31/17
Frederick, MD 21701-4747		Determination Date:	4/11/17

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

	Wells Fargo Commercial Mortgage Trust 2017-RC1 Commercial Mortgage Pass-Through Certificates Series 2017-RC1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	4/17/17
8480 Stagecoach Circle		Record Date:	3/31/17
Frederick, MD 21701-4747		Determination Date:	4/11/17

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	Wells Fargo Commercial Mortgage Trust 2017-RC1 Commercial Mortgage Pass-Through Certificates Series 2017-RC1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	4/17/17
8480 Stagecoach Circle		Record Date:	3/31/17
Frederick, MD 21701-4747		Determination Date:	4/11/17

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	- One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	- Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	- Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent						5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

	Wells Fargo Commercial Mortgage Trust 2017-RC1 Commercial Mortgage Pass-Through Certificates Series 2017-RC1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	4/17/17
8480 Stagecoach Circle		Record Date:	3/31/17
Frederick, MD 21701-4747		Determination Date:	4/11/17

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	- Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	- Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	- Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	- Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
								MH	-	Mobile Home Park

	Wells Fargo Commercial Mortgage Trust 2017-RC1 Commercial Mortgage Pass-Through Certificates Series 2017-RC1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	4/17/17
8480 Stagecoach Circle		Record Date:	3/31/17
Frederick, MD 21701-4747		Determination Date:	4/11/17

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

	Wells Fargo Commercial Mortgage Trust 2017-RC1 Commercial Mortgage Pass-Through Certificates Series 2017-RC1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	4/17/17
8480 Stagecoach Circle		Record Date:	3/31/17
Frederick, MD 21701-4747		Determination Date:	4/11/17

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	Wells Fargo Commercial Mortgage Trust 2017-RC1 Commercial Mortgage Pass-Through Certificates Series 2017-RC1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	4/17/17
8480 Stagecoach Circle		Record Date:	3/31/17
Frederick, MD 21701-4747		Determination Date:	4/11/17

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	Wells Fargo Commercial Mortgage Trust 2017-RC1 Commercial Mortgage Pass-Through Certificates Series 2017-RC1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	4/17/17
8480 Stagecoach Circle		Record Date:	3/31/17
Frederick, MD 21701-4747		Determination Date:	4/11/17

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	Wells Fargo Commercial Mortgage Trust 2017-RC1 Commercial Mortgage Pass-Through Certificates Series 2017-RC1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	4/17/17
8480 Stagecoach Circle		Record Date:	3/31/17
Frederick, MD 21701-4747		Determination Date:	4/11/17

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	Wells Fargo Commercial Mortgage Trust 2017-RC1 Commercial Mortgage Pass-Through Certificates Series 2017-RC1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	4/17/17
8480 Stagecoach Circle		Record Date:	3/31/17
Frederick, MD 21701-4747		Determination Date:	4/11/17

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	Wells Fargo Commercial Mortgage Trust 2017-RC1 Commercial Mortgage Pass-Through Certificates Series 2017-RC1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	4/17/17
8480 Stagecoach Circle		Record Date:	3/31/17
Frederick, MD 21701-4747		Determination Date:	4/11/17

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	Wells Fargo Commercial Mortgage Trust 2017-RC1 Commercial Mortgage Pass-Through Certificates Series 2017-RC1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	4/17/17
8480 Stagecoach Circle		Record Date:	3/31/17
Frederick, MD 21701-4747		Determination Date:	4/11/17

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	Wells Fargo Commercial Mortgage Trust 2017-RC1 Commercial Mortgage Pass-Through Certificates Series 2017-RC1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	4/17/17
8480 Stagecoach Circle		Record Date:	3/31/17
Frederick, MD 21701-4747		Determination Date:	4/11/17

Supplemental Reporting

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of March 1, 2017 (the “Pooling and Servicing Agreement”).

Transaction: Wells Fargo Commercial Mortgage Trust 2017-RC1,

Commercial Mortgage Pass-Through Certificates

Series 2017-RC1

Operating Advisor: Pentalpha Surveillance LLC

Special Servicer: [LNR Partners, LLC][National Cooperative Bank, N.A.]

Directing Certificateholder: Argentic Investment Management, LLC

I.           Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.          Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Loans in accordance with the Servicing Standard. Based on such limited review, the Operating Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

[1]	This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.       Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Operating Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction Amount calculations and net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.       Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.	The Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report.

2.	The Special Servicer has the legal authority and responsibility to service the Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein.

3.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of the discussions held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

4.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.       Intentionally Omitted.

2.       Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation (other than a Mortgage Loan that is part of a Whole Loan) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and

D-1-1

(ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.       Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.       Intentionally Omitted.

6.       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.       Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each

D-1-2

such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.       Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion

D-1-3

may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.       Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on the table relating to existing mezzanine indebtedness under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in this prospectus.

10.     Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11.     Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12.     Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off

D-1-4

Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13.     Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14.     Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15.     Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents; or (f) the current principal use of the Mortgaged Property.

16.     Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer.

17.     No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property,

D-1-5

the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18.     Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

D-1-6

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19.     Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

D-1-7

20.     No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21.     No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

22.     REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.     Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

D-1-8

24.     Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25.     Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee, and, except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid or such fees as required by the applicable jurisdiction which are to be paid by the Mortgagor in accordance with the Mortgage Loan Documents.

26.     Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property.

27.     Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan

D-1-9

requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and requires the Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28.     Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property.

29.     Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release,

D-1-10

the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30.     Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31.     Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor

D-1-11

is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32.     Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt, in any event as set forth on the applicable tables under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in this prospectus or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on an exhibit to the related MLPA or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.     Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the

D-1-12

related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.     Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.     Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of situations where default interest is imposed.

36.     Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)      The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

D-1-13

(b)      The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)      The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)      The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)      Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)       The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)      The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)      A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

D-1-14

(j)       Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)      In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)       Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37.     Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38.     Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39.     Intentionally Omitted.

40.     No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event

D-1-15

of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.     Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42.     Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43.     Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no

D-1-16

Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

44.     Intentionally Omitted.

45.     Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) was engaged directly by the originator of the Mortgage Loan or the Mortgage Loan Seller, or a correspondent or agent of the originator of the Mortgage Loan or the Mortgage Loan Seller, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.     Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.     Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48.     Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49.     Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly

D-1-17

set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

D-1-18

ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Rialto Mortgage Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
8	Lithia Square (Loan No. 43)	The largest tenant, Wal-Mart Stores East, LP, has a right of first refusal to purchase its leased premises at the Mortgaged Property if at any time during the term of the lease, the Mortgagor elects to sell all or any portion of Wal-Mart’s leased premises to a bona fide third party. Such right of first refusal has been subordinated to the lien of the Mortgage and will not apply to a successor mortgagor or any other party acquiring an interest in the Mortgaged Property through a foreclosure, deed in lieu of foreclosure, or any other enforcement action under the Mortgage and, following such transfer, such right of first refusal will apply to subsequent purchasers of the leased premises.
26	Five Star Self-Storage Portfolio (Loan No. 8)	Lohr Circle – The use of the Mortgaged Property as a self-storage facility is not a permitted use under the current zoning laws without prior review by and approval of the applicable planning commission. Following a casualty of more than 50% of the replacement cost at the time of the casualty, the Mortgaged Property can only be rebuilt in compliance with the then-current zoning code and all applicable legal requirements.
26	Indiana MHC Portfolio (Loan No. 41)	Berkshire Pointe – The use of the Mortgaged Property as a mobile home park is not a permitted use under the current zoning laws without a special use permit. In the event mobile home park use at the Mortgaged Property is discontinued for a period of one (1) year, the zoning laws require that use must conform with the then-current zoning code and all applicable legal requirements.
42	Summercrest Apartments (Loan No. 15); Raghu Apartments (Loan No. 25)	The Mortgagors are affiliated with each other.
42	Biltmore Apartments (Loan No. 24); The Rochester Apartments (Loan No. 28)	The Mortgagors are affiliated with each other.

D-2-1

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
8	International Paper Global HQ (Loan No. 3)	The International Paper Global HQ Property is subject to a 15-year ground lease (the “Ground Lease”) with the Economic Development Growth Engine Industrial Development Board of Memphis (“EDGE”) through 2030. The Ground Lease was created to provide a real estate tax abatement in the form of a payment in lieu of taxes (“PILOT”) program. Pursuant to the Ground Lease, International Paper must fulfill job and investment requirements: retaining at least 2,274 employees in Memphis and adding 101 new jobs by February 2017. There are currently approximately 2,300 employees at the International Paper campus and an additional 700 employees at International Paper’s other Memphis facilities (recycling plant, box design facility, data center, and aircraft hangar). While currently satisfied, if employment were to fall below the required levels, the tax abatement is subject to adjustment on a going forward-basis (but without claw-back for prior abatements). In addition, the PILOT program requires International Paper to invest (or cause to be invested) approximately $115.0 million of capital into the International Paper campus, which has also been satisfied. The PILOT program is co-terminous with the Ground Lease, and real estate taxes will revert to fully unabated real estate taxes when the Ground Lease expires. The Ground Lease is fully subordinate to the International Paper Global HQ Mortgage Loan and the fee interest in the International Paper Global HQ Property has been pledged by EDGE as security for the International Paper Global HQ Mortgage Loan. The borrower has prepaid a $1,000 purchase option under the Ground Lease, whereby the Borrower has the option to purchase the fee interest in the International Paper Global HQ Property at any time during the term of the Ground Lease, subject to certain limitations set forth in the Ground Lease. If the purchase option were to be exercised, fully unabated real estate taxes would resume. The loan was underwritten on the basis of the PILOT-abated taxes.
8	Preferred Freezer Vernon (Loan No. 4)	Single tenant (Preferred Freezer Services) has Right of First Offer (ROFO) to purchase the subject property if borrower decides to market the property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.
8	Carrollton Avenue Shopping Center (Loan No. 9)	(i) Costco ROFO. Costco (leased fee site tenant) has Right of First Offer (ROFO) to purchase the subject property if borrower decides to market the mortgaged property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof. (ii) CVS ROFO. CVS (leased fee site tenant) has ROFO to purchase its related property if borrower decides to market the CVS leased fee site only for sale. The ROFO is not extinguished by foreclosure, however, the lease expressly provides that the ROFO would not apply to the sale of the CVS leased fee site in conjunction with other property owned by Borrower; as such, the ROFO would not apply to a foreclosure or deed-in-lieu thereof as affecting the entirety of the mortgaged property. The loan documents do not permit the partial release of the related CVS leased fee site and a title endorsement was obtained insuring that the ROFO does not apply to foreclosure of the mortgage and that the exercise of the ROFO would not impair or extinguish the lien of the mortgage.
8	Victoria Place – CA (Loan No. 39)	Carl’s Jr. (pad site tenant) has Right of First Refusal (ROFR) to purchase its building if borrower is otherwise willing to accept

D-2-2

an offer as to that building only. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof as to the entirety of the mortgaged property.
8	The Offices at Johns Creek (Loan No. 50)	(i) Fractional Land Condominium. The mortgaged property is comprised of two freestanding buildings that are part of a six-building land condominium. The borrower has 30.82% of the voting rights in the related owners’ association (70.00% required for major decisions). The association’s responsibilities are limited, and each building owner is responsible for its own maintenance. The loan documents provide for personal liability to the borrower and guarantor for losses related to the termination or amendment of the condominium regime without Lender’s consent. (ii) Tenant Right of First Offer. Vein Innovative Therapies, LLC (#3 tenant) has Right of First Offer (ROFO) to purchase its building (Unit C) if borrower decides to market the building for sale. The ROFO is not extinguished by foreclosure; however, while the exercise of lender remedies may trigger the ROFO, the SNDA with the tenant provides that if the tenant exercises the ROFO, title to the Property may not be transferred to tenant until such time as all obligations secured by the mortgage have been fully satisfied. The mortgage loan has “greater of 1% of outstanding principal balance or yield maintenance”- type call protection.
15	Carrollton Avenue Shopping Center (Loan No. 9)	The loan guarantor (Jeffrey Feil) is named as defendant in a lawsuit initiated by various family members/shareholders alleging mismanagement of certain family businesses and trusts and seeking dissolution and liquidation of the related business assets. Mr. Feil assumed control of the businesses following the death of his parents. Specifically, the plaintiffs’ claims include that Mr. Feil, using his voting control, engaged in a scheme to restrict cash distributions and coerce the family members to sell their interests in the family businesses to Mr. Feil on below-market terms. Additional claims include Mr. Feil’s misappropriation of insurance proceeds following Hurricane Katrina. Certain information concerning the related proceedings is under seal because of existing confidentiality agreements. We cannot assure you that such litigation will not be adversely adjudicated, or that there will not be any material adverse effects on Mr. Feil’s business or on the operation of the Mortgaged Property as a result. The loan documents include requirements for hard/ springing cash management (default, less than 0.70x Assumed DSCR (based on 10% constant), Costco lease events triggers) and minimum guarantor net worth/liquidity requirements, among other things.
18	International Paper Global HQ (Loan No. 3)	The loan documents permit required insurance to be provided by a syndicate, subject to certain conditions, including: (A) 60% (if five or more) or 75% (if four or fewer) of aggregate policy limits must be provided by carriers with minimum S&P financial strength rating of “A”, and (B) each carrier in syndicate must have minimum S&P financial strength rating of “BBB”.
18	Preferred Freezer Vernon (Loan no. 4)	Preferred Freezer Vernon (310937876) ($33,000,000): The loan documents permit a property insurance deductible of up to $100,000. The in-place coverage provides for a $25,000 deductible.
18	Carrollton Avenue Shopping Center (Loan No. 9)	(i) Property Insurance Deductible. The loan documents permit a property insurance deductible of up to $50,000. The in-place coverage provides for a $50,000 deductible. (ii) Permitted Liability Insurance SIR up to $100,000. The loan documents permit a property insurance deductible or self-insured retention up to $100,000. The in-place liability insurance SIR

D-2-3

is $100,000. (iii) Leased Fees. Various stand-alone properties (Costco and CVS) are leased fees, where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee.
28	International Paper Global HQ (Loan No. 3)	No warm body carve-out guarantor (AG Net Lease III Corp. and AG Net Lease III (SO) Corp.). Stated aggregate net worth is $372.1 million as of June 30, 2016. Minimum net worth of $10 million required. Variations: Each guarantor is severally liable (and not jointly) for its allocable share (based on then current ownership percentage) of any claims made. The loan documents permit allocable liability of any one guarantor to be diluted to zero (and release of such guarantor) if an approved replacement guarantor is substituted and guarantors in the aggregate satisfy the minimum net worth requirement above. AG Net Lease III Corp. has a 92.66% indirect ownership in the borrower and a net worth of $347.1 million as of June 30, 2016; and AG Net Lease III (SO) Corp. has a 7.34% indirect ownership interest in borrower and a net worth of $25.0 million as of June 30, 2016.
28	Little York Plaza Shopping Center (Loan No. 35)	No warm body carve-out guarantor (Plaza Fiesta, LLC); Stated net worth/ liquidity of $27,000 / $49,000 as of 09.30.2016. The Washington State Investment Board, with total assets under management of $118.8 billion, holds an 86.6% indirect ownership interest in the borrower. At closing, a $1,168,500 Loan Enhancement Funds letter of credit was required as additional collateral for the loan, subject to release upon guarantor’s satisfying a minimum net worth/ liquidity of $5.58 million/ $250,000 on or before July 24, 2018. If the release condition is not satisfied, borrower has no further right to disbursement of funds and lender may, at its option, either hold funds as additional collateral for the loan or apply to loan balance, including applicable costs, fees and yield maintenance premium. If the release condition is satisfied, then guarantor is thereafter required to satisfy a minimum net worth/ liquidity of $5.58 million/ $250,000.
43	McLean Data Center Portfolio (Loan No. 2)	With respect to the Polk Annex Building only (1764A Old Meadow Lane), the Phase I environmental site assessment obtained at loan origination identified a recognized environmental condition (REC) associated with two 10,000 gallon diesel underground storage tanks (UST’s) installed in 1991 that are currently in use on-site. The UST’s are double-walled fiberglass tanks and utilize fiberglass piping, and are monitored by an automatic inventory/ leak detection system that is ostensibly functioning. Based on the age of the UST’s, the environmental consultant recommended a Phase II ESA for tank tightness testing. In lieu of a Phase II ESA, the lender obtained a $2,000,000 real estate lenders pollution policy from Indian Harbor Insurance Company with an 8-year term (loan term is 5 years) and having a $25,000 deductible. The policy premium was pre-paid at closing. Indian Harbor Insurance Company has an S&P rating of “A+”.
43	Carrollton Avenue Shopping Center (Loan No. 9)	The Phase I environmental site assessment (“Phase I ESA”) obtained at loan origination identified the following recognized environmental conditions related to the following: (i) with respect to the Firestone Auto Center site, (A) an oil spill in September of 2005 caused by flooding at the site as a result of Hurricane Katrina which is reflected as “closed” but for which the details and confirmatory soil sampling were not found in the file, (B) the potential impact of four USTs which were removed in 1991 but for which certain groundwater sampling

D-2-4

was not performed at the time of closure, and (C) the long-term automotive repair/service use (1950s to present), and (ii) with respect to the retail strip site, a prior on-site dry cleaners use. In addition, the Phase I ESA identified a controlled recognized environmental condition with respect to the prior on-site gas station use and prior on-site dry cleaner use at the CVS site was granted regulatory closure subject to maintenance of a containment cap and the requirement that no soils may be removed other than for disposal at a permanent facility without prior approval of the Louisiana Department of Environmental Quality (LDEQ). The Phase I ESA recommended (i) a Phase II ESA to determine the presence or absence of soil and/or groundwater contamination in connection with the prior auto service and dry cleaner use and the USTs at the Firestone/retail sites, and (ii) continued compliance with the controls and restrictions issued by the LDEQ for the CVS site. In lieu of a Phase II ESA, the lender obtained a $2 million lender environmental collateral protection and liability-type environmental insurance policy from Great American Insurance Group with a 13-year term and having a $25,000 deductible. The policy premium was pre-paid at closing. Great American Insurance Group has an S&P rating of “A+”.
43	The Offices at Johns Creek (Loan No. 50)	In lieu of obtaining a Phase I environmental site assessment, the lender obtained a $3,143,118 group lender environmental collateral protection and liability-type environmental insurance policy with $3,143,118 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10 year term (equal to the loan term) and a 3 year policy tail and having no deductible. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-”.

D-2-5

Argentic Real Estate Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
10	Grinnell Water Works (Loan No. 29)	The Mortgage Loan is Shari’ah compliant. The entire Mortgaged Property is leased to a tenant pursuant to a master lease. The master lease is subordinate to the Mortgage Loan documents. The master tenant entered into an Assignment of Leases and Rents with respect to the subtenants (the third party space tenants on the Mortgaged Property), which document collaterally assigns the rights to collect such rents (upon a default under the master lease) to the Mortgagor. The Mortgagor then collaterally assigned this document to the mortgagee as security for the Mortgage Loan.
12	Peachtree Mall (Loan No. 14)	The related property condition assessment is dated October 15, 2015, which is more than 12 months prior to the Cut-off Date.
26	Palms of Carrollwood (Loan No. 11)	The Mortgaged Property is deficient 51 required parking spaces. Within six months of origination, the Mortgagor is required to cure parking nonconformance by undertaking any of the following: (i) adding additional spaces required to bring the Mortgaged Property in conformance with the current specified requirements, (ii) obtaining an amended parking plan from the jurisdiction, or (iii) a combination of items (i) and (ii). In addition, the Mortgagor and the related guarantors are providing recourse protection for any loss incurred by the Mortgagee as a result of the Mortgaged Property failing to be in compliance with applicable legal requirements associated with parking.
26	Crossroads Shopping Center (Loan No. 18)	The current use for each of the tenants d/b/a Rocky Smoke Shop and Check ‘n Go at the Mortgaged Property is nonconforming. The Mortgagor and the guarantor are liable for losses arising out of the failure of either nonconforming tenant to fully resume its tenancy at the Mortgaged Property in the event of an insured casualty as a result of its nonconforming use. Such liability will be capped at $65,952 with respect to Rocky Smoke Shop and $64,090 with respect to Check ‘n Go.
28	Grinnell Water Works (Loan No. 29)	With respect to clause (iv), the Mortgagor’s failure to provide services or repairs or to take other actions regarding the Mortgaged Property where the Mortgagor does not have available to it the necessary funds from the Mortgaged Property’s operations to do so will not constitute waste.
29	Peachtree Mall (Loan No. 14)	The Mortgage Loan documents permit the Mortgagor to release one or more parcels of the Mortgaged Property from the lien of the Mortgage Loan by simultaneously substituting another parcel for the released parcel, subject to certain conditions including: (i) no event of default has occurred and is continuing; (ii) the release parcel is a permitted acquired expansion parcel or vacant, non-income producing and unimproved; (iii) the substitution has no material adverse effect; and (iv) after giving effect to such substitution, the loan-to-value ratio of the unpaid principal balance of the Mortgage Loan is less than or equal to 125%.
31	Jamboree Business Center (Loan No. 6)	The Mortgage Loan documents provide that the premium for terrorism coverage will be capped at the lesser of (x) 200% of the annual insurance premium as of the origination date subject to adjustment as set forth in the Mortgage Loan documents, (y) the amount of terrorism coverage that the Mortgagor can purchase to provide terrorism coverage for the outstanding principal balance of the Mortgage Loan, or (z) the amount of terrorism coverage that the Mortgagor can purchase for an amount equal to one-half (1/2) of the premium that the Mortgagor is currently paying for the all-risk or special causes of loss property insurance required by the Mortgage Loan documents with a terrorism exclusion.
31	Peachtree Mall (Loan No. 14)	With respect to any stand-alone policy required to be obtained by the borrower covering terrorist acts (if terrorism coverage is

D-2-6

Argentic Real Estate Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
not included in an “all risk” policy) the borrower will not be required to pay any insurance premiums solely with respect to such terrorism coverage in excess of an amount equal to 200% of the amount of the insurance premiums (as allocated to the Mortgaged Property) paid for the last policy year in which coverage for terrorism insurance was included as part of the applicable policies required by the related Mortgage Loan documents (as opposed to a stand-alone policy as contemplated).
34	Peachtree Mall (Loan No. 14)	With respect to subclause (iii), defeasance collateral may include, in addition to “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), obligations or securities for which (a) Rating Agency Confirmation is required to have been received and (b) the Mortgagor delivers to the mortgagee an opinion of counsel that the use of such obligations or securities will not cause any REMIC Trust formed pursuant to such securitization to fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code. With respect to subclause (v), the Mortgagor may deliver an accountant’s certification or other reasonably acceptable evidence of items set forth in clause subclause (iii) in connection with a defeasance.

D-2-7

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
9	9 Barrow Owners Corp. (Loan No. 16)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $750,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
9	Rockville Tudor Apt. Corp. (Loan No. 44); Sunset Green Housing Corporation (Loan No. 48); 345 Bronx River Road Owners, Inc. (Loan No. 52); Brigham Shellbank Cooperative Inc. a/k/a Brigham Shellbank Cooperative, Inc. (Loan No. 54); Shore Road Apartment Corporation (Loan No. 55); 323-325-327 West 11th Street Owners Corp. (Loan No. 57); 140 Sullivan Cooperative Corp. (Loan No. 61)	The referenced Mortgaged Properties are encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
9	Westbrook Tenants Corporation (Loan No. 49); Beach 124 Apt. Inc. a/k/a Beach 124 Apt Inc. (Loan No. 51)	The referenced Mortgaged Properties are encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
9	60-104 Owners Corp. (Loan No.45)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00; as of February 10, 2017, $264.10 is outstanding under said subordinate credit line mortgage.
12	140 Sullivan Cooperative Corp. (Loan No. 61)	The referenced Mortgaged Property was not inspected within six months of origination of the related Mortgage Loan. Said Mortgaged Property was inspected approximately 10.9 months prior to origination of the related Mortgage Loan.
18	All National Cooperative Bank, N.A. Mortgage Loans	The Mortgage Loan documents evidencing the Mortgage Loans secured by residential cooperatives require the related Mortgagors, if and to the extent the related Mortgaged Property is identified by the Secretary of Housing and Urban Development as having special flood hazards, to maintain insurance against loss by flood hazards in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan or (ii) the maximum amount available under the National Flood Insurance Program.
28	All National Cooperative Bank, N.A. Mortgage Loans	All of the Mortgage Loans secured by residential cooperative properties are fully recourse to the related Mortgagors. There are no guarantors for any of the Mortgage Loans secured by residential cooperative properties.
30	All National Cooperative Bank, N.A. Mortgage Loans	The Mortgage Loans secured by residential cooperative properties do not require the Mortgagor to provide the owner or holder of such Mortgage Loans with quarterly operating statements.
31	All National Cooperative Bank, N.A. Mortgage Loans	The related Mortgage Loan documents evidencing the Mortgage Loans secured by residential cooperatives do not contain an express requirement indicating that if TRIPRA or a similar or subsequent statute is not in effect, that the Mortgagor under each such Mortgage Loan is required to carry terrorism insurance, but in such event the related Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the related Mortgaged Property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business

D-2-8

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
interruption/rental loss insurance) at the time of the origination of such Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
32	All National Cooperative Bank, N.A. Mortgage Loans	All of the Mortgage Loans secured by residential cooperative properties permit, without the prior written consent of the holder of the related Mortgage, transfers of stock of the related Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant-shareholder of the related Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the related Mortgagor.
33	All National Cooperative Bank, N.A. Mortgage Loans	The Mortgagors under the Mortgage Loans secured by residential cooperative properties are not Single-Purpose Entities.
45	140 Sullivan Cooperative Corp. (Loan No. 61)	The appraisal date for the referenced Mortgaged Property is not within six months of origination of the related Mortgage Loan and is not within 12 months of the Cut-off Date. The appraisal date for said Mortgaged Property is approximately 11.2 months prior to the date of origination of the related Mortgage Loan and approximately 12.2 months prior to the Cut-off Date. The appraisal was supplemented with certain additional information on January 30, 2017.
47	9 Barrow Owners Corp. (Loan No. 16)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $750,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
47	Rockville Tudor Apt. Corp. (Loan No. 44); Sunset Green Housing Corporation (Loan No. 48); 345 Bronx River Road Owners, Inc. (Loan No. 52); Brigham Shellbank Cooperative Inc. a/k/a Brigham Shellbank Cooperative, Inc. (Loan No. 54); Shore Road Apartment Corporation (Loan No. 55); 323-325-327 West 11th Street Owners Corp. (Loan No. 57); 140 Sullivan Cooperative Corp. (Loan No. 61)	The referenced Mortgaged Properties are encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
47	Westbrook Tenants Corporation (Loan No. 49); Beach 124 Apt. Inc. a/k/a Beach 124 Apt Inc. (Loan No. 51)	The referenced Mortgaged Properties are encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
47	60-104 Owners Corp. (Loan No. 45)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00; as of February 10, 2017, $264.10 is outstanding under said subordinate credit line mortgage.

D-2-9

C-III Commercial Mortgage LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
8	Tharp Portfolio III (Loan No. 30)	The fee interest in each of the Tharp Portfolio III – Dunkin Donuts – Land Lease Mortgaged Property and the Tharp Portfolio III – Fifth Third – Land Lease Mortgaged Property is subject to a right of first refusal on the part of the related sole tenant.
8	Airport Landing Apartments (Loan No. 60)	The related title policy does not contain same as survey or contiguity endorsements.
12	Tharp Portfolio III (Loan No. 30)	No material borrower-owned improvements exist at each of the Tharp Portfolio III – Dunkin Donuts – Land Lease Mortgaged Property and the Tharp Portfolio III – Fifth Third – Land Lease Mortgaged Property. Therefore, no engineering reports were prepared for such Mortgaged Properties in connection with the origination of the subject Mortgage Loan.
12	Airport Landing Apartments (Loan No. 60)

The subject Mortgage Loan was originated in 2001 and the related Mortgaged Property was not inspected within six months of origination by C-III Commercial Mortgage LLC; however, it was inspected within twelve months of the Cut-off Date.

In addition, a fire at the related Mortgaged Property rendered four (4) units unusable. The related insurer must investigate the incident before it sends funds for repair. The damage occurred after the origination of the subject Mortgage Loan. No escrow exists for the approximate $4,000 in estimated repairs.

15	Airport Landing Apartments (Loan No. 60)	The subject Mortgage Loan was originated in 2001 by PNC Bank, National Association and was purchased by C-III Commercial Mortgage LLC in November 2016. Any arbitration or governmental investigation regarding the mortgagor, the guarantor, or the mortgagor’s interest in the related Mortgaged Property at the time of origination is unknown.
18	StaxUp Storage Homeland (Loan No. 23); Tharp Portfolio III (Loan No. 30); Your Place Storage (Loan No. 40); American Storage of Rockwall (Loan No. 47); Leopard Mobile Home Park (Loan No. 53); Highland MHP (Loan No. 59)	The related loan documents may provide for a terrorism insurance coverage cap equal to the amount of coverage available at a cost not in excess of two times the all risk insurance premium (without terrorism insurance coverage and without coverage for other catastrophe perils such as flood, windstorm and earthquake).
18	Airport Landing Apartments (Loan No. 60)	The related loan documents do not expressly require, and the related Mortgaged Property may not be covered by, terrorism insurance.
20	Airport Landing Apartments (Loan No. 60)	A survey has not been obtained for the related Mortgaged Property since origination of the subject Mortgage Loan in 2001 by PNC Bank, National Association.
26	Tharp Portfolio III (Loan No. 30); Your Place Storage (Loan No. 40); Leopard Mobile Home Park (Loan No. 53); Highland MHP (Loan No. 59); Airport Landing Apartments (Loan No. 60)	For each of the subject Mortgage Loans, the related Mortgaged Property constitutes (or, if applicable, one or more of the related Mortgaged Properties constitute) a legal nonconforming use and/or structure which, following a casualty or destruction, may not be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property if the replacement cost exceeds a specified threshold and/or the restoration or repair is not completed or the prior use is not resumed (or certain key steps in connection therewith are not taken) within a specified time frame. In each case, law and ordinance insurance coverage was obtained, but such insurance only covers (i) the loss to the subject structure when it must be demolished to comply with code requirements, (ii) the cost to demolish and clear the site of the undamaged portions of the covered structure, where the

D-2-10

C-III Commercial Mortgage LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
law requires its demolition, and (iii) increased cost of construction, to the extent such cost is a consequence of the enforcement of an ordinance or law.
26	Leopard Mobile Home Park (Loan No. 53)	Violations of applicable laws governing the use of the related Mortgaged Property exist in connection with the illegal dumping of garbage at the entrance to the related Mortgaged Property. The dumping of garbage was carried out by a neighboring property and the violation was not resolved at the time of origination of the subject Mortgage Loan. The related borrower agreed that it would correct the violations with the city, clear the record and notify the adjacent property owner. In addition, there exists a non-recourse carveout for losses related to the violations.
27	Airport Landing Apartments (Loan No. 60)	The related loan documents do not contain any requirement regarding the related borrower’s qualification to do business beyond a general covenant to comply with laws having jurisdiction over the related Mortgaged Property or the use thereof.
31	StaxUp Storage Homeland (Loan No. 23); Tharp Portfolio III (Loan No. 30); Your Place Storage (Loan No. 40); American Storage of Rockwall (Loan No. 47); Leopard Mobile Home Park (Loan No. 53); Highland MHP (Loan No. 59)	The related loan documents may provide for a terrorism insurance coverage cap equal to the amount of coverage available at a cost not in excess of two times the all risk insurance premium (without terrorism insurance coverage and without coverage for other catastrophe perils such as flood, windstorm and earthquake).
31	Airport Landing Apartments (Loan No. 60)	The related loan documents do not expressly require, and the related Mortgaged Property may not be covered by, terrorism insurance.
34	StaxUp Storage Homeland (Loan No. 23); Tharp Portfolio III (Loan No. 30); Your Place Storage (Loan No. 40); American Storage of Rockwall (Loan No. 47); Leopard Mobile Home Park (Loan No. 53); Highland MHP (Loan No. 59)	The related loan documents do not require that the defeased note be assumed by, or that the defeasance collateral be transferred to, a Single-Purpose Entity. However, in such cases, the successor borrower must be an entity established or designated by the lender or its designee.
37	Airport Landing Apartments (Loan No. 60)	The subject Mortgage Loan was purchased by C-III Commercial Mortgage LLC in November 2016; the servicing practices of the previous servicer are unknown.
38	Airport Landing Apartments (Loan No. 60)	The subject Mortgage Loan was originated in 2001 by PNC Bank, National Association and was purchased by C-III Commercial Mortgage LLC in November 2016. The origination practices of PNC Bank, National Association are unknown.
45	Tharp Portfolio III (Loan No. 30)	The related appraisal for each of the related Mortgaged Properties in the portfolio is dated a date that is more than 6 months prior to the origination date of the subject Mortgage Loan.
45	Airport Landing Apartments (Loan No. 60)	The subject Mortgage Loan was originated in 2001 by PNC Bank, National Association and was purchased by C-III Commercial Mortgage LLC in November 2016. C-III Commercial Mortgage LLC is not in possession of an appraisal within 6 months of origination; however, a new appraisal was procured within twelve months of the Cut-off Date.

D-2-11

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
April 2017	$27,034,000.00
May 2017	$27,034,000.00
June 2017	$27,034,000.00
July 2017	$27,034,000.00
August 2017	$27,034,000.00
September 2017	$27,034,000.00
October 2017	$27,034,000.00
November 2017	$27,034,000.00
December 2017	$27,034,000.00
January 2018	$27,034,000.00
February 2018	$27,034,000.00
March 2018	$27,034,000.00
April 2018	$27,034,000.00
May 2018	$27,034,000.00
June 2018	$27,034,000.00
July 2018	$27,034,000.00
August 2018	$27,034,000.00
September 2018	$27,034,000.00
October 2018	$27,034,000.00
November 2018	$27,034,000.00
December 2018	$27,034,000.00
January 2019	$27,034,000.00
February 2019	$27,034,000.00
March 2019	$27,034,000.00
April 2019	$27,034,000.00
May 2019	$27,034,000.00
June 2019	$27,034,000.00
July 2019	$27,034,000.00
August 2019	$27,034,000.00
September 2019	$27,034,000.00
October 2019	$27,034,000.00
November 2019	$27,034,000.00
December 2019	$27,034,000.00
January 2020	$27,034,000.00
February 2020	$27,034,000.00
March 2020	$27,034,000.00
April 2020	$27,034,000.00
May 2020	$27,034,000.00
June 2020	$27,034,000.00
July 2020	$27,034,000.00
August 2020	$27,034,000.00
September 2020	$27,034,000.00
October 2020	$27,034,000.00
November 2020	$27,034,000.00
December 2020	$27,034,000.00
January 2021	$27,034,000.00
February 2021	$27,034,000.00
March 2021	$27,034,000.00
April 2021	$27,034,000.00
May 2021	$27,034,000.00
June 2021	$27,034,000.00
July 2021	$27,034,000.00
August 2021	$27,034,000.00

Distribution Date	Class A-SB Planned Principal Balance ($)
September 2021	$27,034,000.00
October 2021	$27,034,000.00
November 2021	$27,034,000.00
December 2021	$27,034,000.00
January 2022	$27,034,000.00
February 2022	$27,033,589.03
March 2022	$26,382,865.65
April 2022	$25,865,280.38
May 2022	$25,291,080.29
June 2022	$24,768,728.62
July 2022	$24,189,895.50
August 2022	$23,662,735.89
September 2022	$23,133,277.28
October 2022	$22,547,536.06
November 2022	$22,013,207.56
December 2022	$21,422,732.72
January 2023	$20,883,491.86
February 2023	$20,341,898.59
March 2023	$19,637,201.72
April 2023	$19,090,153.50
May 2023	$18,487,314.78
June 2023	$17,935,243.22
July 2023	$17,327,521.69
August 2023	$16,770,382.96
September 2023	$16,210,812.62
October 2023	$15,595,802.13
November 2023	$15,031,099.23
December 2023	$14,411,099.76
January 2024	$13,841,219.52
February 2024	$13,268,851.30
March 2024	$12,588,817.84
April 2024	$12,010,970.19
May 2024	$11,378,193.71
June 2024	$10,795,053.99
July 2024	$10,157,133.49
August 2024	$9,568,655.51
September 2024	$8,977,607.25
October 2024	$8,331,999.45
November 2024	$7,735,543.91
December 2024	$7,084,680.10
January 2025	$6,482,770.10
February 2025	$5,878,230.35
March 2025	$5,116,426.99
April 2025	$4,505,900.99
May 2025	$3,841,360.29
June 2025	$3,225,256.90
July 2025	$2,555,294.83
August 2025	$1,933,565.35
September 2025	$1,309,118.34
October 2025	$631,046.04
November 2025	$900.09
December 2025 and thereafter	$0.00

E-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered
Certificates	15
Important Notice About Information
Presented in this Prospectus	16
Summary of Terms	23
Risk Factors	57
Description of the Mortgage Pool	153
Transaction Parties	231
Credit risk retention	306
Description of the Certificates	308
Description of the Mortgage Loan Purchase
Agreements	348
Pooling and Servicing Agreement	358
Certain Legal Aspects of Mortgage Loans	472
Certain Affiliations, Relationships and Related
Transactions Involving Transaction Parties	491
Pending Legal Proceedings Involving
Transaction Parties	494
Use of Proceeds	494
Yield and Maturity Considerations	494
Material Federal Income Tax Considerations	506
Certain State and Local Tax Considerations	521
Method of Distribution (Underwriter)	521
Incorporation of Certain Information by
Reference	523
Where You Can Find More Information	524
Financial Information	524
Certain ERISA Considerations	525
Legal Investment	529
Legal Matters	530
Ratings	530
Index of Defined Terms	533

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$525,510,000
(Approximate)

Wells Fargo
Commercial Mortgage
Securities, Inc.

Depositor

Wells Fargo
Commercial Mortgage

Trust 2017-RC1

Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series 2017-RC1

Class A-1	$20,099,000
Class A-2	$73,875,000
Class A-3	$100,000,000
Class A-4	$201,209,000
Class A-SB	$27,034,000
Class A-S	$46,746,000
Class X-A	$422,217,000
Class X-B	$103,293,000
Class B	$29,404,000
Class C	$27,143,000

PROSPECTUS

Wells Fargo Securities

Lead Manager and Sole Bookrunner

Academy Securities

Co-Manager

Citigroup

Co-Manager

                  , 2017